AMENDED OFFERING MEMORANDUM, DISCLOSURE STATEMENT AND SOLICITATION OF ACCEPTANCES OF A PREPACKAGED PLAN OF REORGANIZATION
CIT Group Inc.
&
CIT Group Funding Company of Delaware LLC
Offers to Exchange Relating to
Any and All of Their Respective Outstanding Notes Listed Below
and Solicitation of Acceptances of a Prepackaged Plan of Reorganization

EACH OF THE OCTOBER 1 OFFERS (AS DEFINED HEREIN) TO EXCHANGE AND SOLICITATION OF ACCEPTANCES OF THE PREPACKAGED PLAN OF REORGANIZATION WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 29, 2009, UNLESS EXTENDED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “ORIGINAL EXPIRATION DATE”). EACH OF THE LONG TERM CIT OFFERS (AS DEFINED HEREIN) TO EXCHANGE AND SOLICITATION OF ACCEPTANCES OF THE PREPACKAGED PLAN OF REORGANIZATION WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON NOVEMBER 13, 2009, UNLESS EXTENDED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “LONG TERM EXPIRATION DATE”). HOLDERS MAY TENDER CIT LONG TERM OLD NOTES BY 11:59 P.M., NEW YORK CITY TIME, ON OR PRIOR TO OCTOBER 29, 2009, UNLESS EXTENDED BY US (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “LONG TERM NOTES EARLY ACCEPTANCE DATE”), FOR EARLY ACCEPTANCE. NO ADDITIONAL CONSIDERATION WILL BE PROVIDED TO HOLDERS OF LONG TERM OLD NOTES WHO TENDER BY THE LONG TERM NOTES EARLY ACCEPTANCE DATE. HOLDERS OF PUBLICLY TRADED NOTES SHOULD REFER TO THE BALLOT ATTACHED HERETO AS APPENDIX E FOR INSTRUCTIONS ON HOW TO TENDER AND/OR VOTE ON THE PLAN OF REORGANIZATION.

Upon the terms and subject to the conditions set forth in this offering memorandum, disclosure statement and solicitation of acceptances of a prepackaged plan of reorganization, attached hereto as Appendix C (the “Plan of Reorganization”) (as it may be supplemented and amended from time to time, collectively the “Offering Memorandum and Disclosure Statement”), and the related letter of transmittal (“Letter of Transmittal”) and/or ballot (“Ballot”) for accepting or rejecting the Plan of Reorganization, (i) CIT Group Inc. is offering, in exchange for any and all of the outstanding notes of CIT Group Inc. listed in the table “CIT Outstanding Notes” beginning on the inside cover page, each of five series of its newly issued Series A secured notes denominated in the stated currency of the outstanding notes (except for outstanding notes denominated in Swiss francs which will be exchanged for new notes denominated in U.S. dollars) which are referred to herein as the “Series A Notes” and/or its newly issued preferred stock (which are referred to herein as the “New Preferred Stock”) (the “Original CIT Offers”), (ii) CIT Group Inc. is offering, in exchange for any and all of the outstanding notes of CIT Group Inc. listed in the table “CIT Outstanding Long Term Notes” beginning on the inside cover page, each of five series of its newly issued Series A Notes denominated in U.S. dollars and New Preferred Stock (the “Long Term CIT Offers”) and (iii)  CIT Group Funding Company of Delaware LLC (“Delaware Funding” also referred to herein as “CIT Funding”) is offering, in exchange for any and all of the outstanding notes listed in the table “Delaware Funding Outstanding Notes” beginning on the inside cover page, each of five series of its newly issued Series B secured notes (which are referred to herein as the “Series B Notes” and together with the Series A Notes, the “New Notes”) (the “Delaware Funding Offers” and together with the Original CIT Offers, the “October 1 Offers”), in each case, as applicable, as specified in the tables below. The Original CIT Offers and the Long Term CIT Offers, are referred to herein collectively as the “CIT Offers,” and the CIT Offers and the Delaware Funding Offers together are referred to herein as the “Offers.” The notes to be tendered in the Original CIT Offers are referred to herein as the “Original CIT Old Notes,” the notes to be tendered into the Long Term CIT Offers are referred to herein as the “CIT Long Term Old Notes” and the Original CIT Old Notes and the CIT Long Term Old Notes together are referred to herein as the “CIT Old Notes.” The notes to be tendered in the Delaware Funding Offers are referred to herein as the “Canadian Senior Unsecured Notes” or the “Delaware Funding Old Notes,” and the CIT Old Notes and the Delaware Funding Old Notes together are referred to herein as the “Old Notes.” The New Notes will be secured by the collateral as described herein. The Series A Notes will be guaranteed by all of CIT Group Inc.’s current and future domestic wholly owned subsidiaries, with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries (the “CIT Guarantees”). The Series B Notes will be guaranteed by CIT Group Inc., on an unsecured basis (except for the Parent Pledge (as defined herein)), and on a secured basis by all current and future domestic wholly owned subsidiaries of CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries, (the “Delaware Funding Guarantees,” and together with the CIT Guarantees, the “Guarantees”).

Consummation of the Offers is subject to a number of conditions, including a liquidity and leverage condition that states that the Offers cannot be consummated if an insufficient number of Old Notes are tendered into the exchange, and/or certain other debt instruments have not been renegotiated so that, after giving effect to the Offers and such renegotiations, the face amount of CIT Group Inc.’s and its direct and indirect subsidiaries’ total debt would not be reduced by at least $5.7 billion (excluding any CIT Long Term Old Notes tendered) and its remaining unsecured debt maturities (excluding foreign vendor facilities) would exceed $500 million in 2009, $2.5 billion during the period from 2009 to 2010, $4.5 billion during the period from 2009 to 2011 and $6.0 billion during the period from 2009 to 2012, in each case on a cumulative basis (the “Liquidity and Leverage Condition”). In addition, consummation of each of the Delaware Funding Offers and the Long Term CIT Offers is subject to the consummation of the Original CIT Offers. The Liquidity and Leverage Condition cannot be waived. In the event that the conditions to the Offers are not satisfied or waived, to the extent waivable, or if we for any reason determine that it would be more advantageous or expeditious, and there is sufficient support for the Plan of Reorganization, CIT Group Inc. and Delaware Funding may seek to file a case under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to consummate the restructuring described in this Offering Memorandum and Disclosure Statement although no decision has been made to pursue a bankruptcy filing. Through the Plan of Reorganization, all holders of Old Notes would receive New Notes and new common stock, as further set forth in the section entitled “The Plan of Reorganization,” provided that sufficient holders of Old Notes (i.e., holders representing at least 66 2/3% in amount and more than 50% in number of those impaired creditors entitled to vote in certain classes who actually vote) vote to accept the Plan of Reorganization and the other conditions to consummation of the Plan of Reorganization are satisfied. Only those parties who actually vote are counted for these purposes and therefore it is important that you provide the appropriate instruction to your broker, dealer, commercial bank, trust company, or other nominee (each, a “Nominee”) to cast the appropriate vote on your behalf. Your election to tender your Old Notes into the Offers will also constitute a vote to accept the Plan of Reorganization, and you may only change that vote by withdrawing, to the extent permitted, the Old Notes you have tendered. If you choose not to tender your Old Notes into the Offers, or if you withdraw Old Notes previously tendered, you may vote separately to accept or reject the Plan of Reorganization by providing the appropriate instruction to your Nominee. By providing an instruction to your Nominee to participate in the Offers or vote to accept or reject the Plan of Reorganization, you are making certain certifications, as contained in the Ballot, and agreeing to certain provisions contained in the Plan of Reorganization including exculpation, injunction and release provisions. The class in which your Old Notes will be classified is set forth in the tables beginning on the inside cover page.

THIS SOLICITATION OF ACCEPTANCES OF THE PLAN OF REORGANIZATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF THE PLAN OF REORGANIZATION PRIOR TO THE FILING OF A VOLUNTARY CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. BECAUSE NO CHAPTER 11 CASE HAS YET BEEN COMMENCED, THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY ANY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE. WE HAVE NOT AT THIS TIME TAKEN ANY ACTION APPROVING A BANKRUPTCY FILING AND, IF THE OFFERS ARE CONSUMMATED, NEITHER CIT GROUP INC. NOR DELAWARE FUNDING WILL COMMENCE A BANKRUPTCY FILING TO CONSUMMATE THE PLAN OF REORGANIZATION ANNEXED HERETO.

October 16, 2009

(continued on next page)

(continued from previous page)

Subject to applicable securities laws and the terms set forth in this Offering Memorandum and Disclosure Statement, we reserve the right to waive, to the extent waivable, any and all conditions to the Offers, to extend or terminate the Offers and voting deadlines with respect to the Plan of Reorganization in our sole and absolute discretion, which may be for any or no reason, and otherwise to amend the Offers or Plan of Reorganization in any respect.

You should consider the risk factors beginning on page 36 of this Offering Memorandum and Disclosure Statement before you decide whether to participate in the Offers or vote on the Plan of Reorganization.

Prior to tendering the Old Notes or voting on the Plan of Reorganization, holders of Old Notes are encouraged to read and consider carefully this entire Offering Memorandum and Disclosure Statement, including the Plan of Reorganization annexed hereto as Appendix C and the matters described in this Offering Memorandum and Disclosure Statement, the Letter of Transmittal and/or the Ballot.

In making a decision in connection with the Offers or the Plan of Reorganization, holders of Old Notes must rely on their own examination of the Company and the terms of the Offers, the restructuring transactions, and the Plan of Reorganization, including the merits and risks involved. Holders of Old Notes should not construe the contents of this Offering Memorandum and Disclosure Statement as providing any legal, business, financial or tax advice. Each holder of Old Notes should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this Offering Memorandum and Disclosure Statement, the Offers, the Plan of Reorganization and the restructuring transactions contemplated thereby.

The Offers are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the exchange of the Old Notes and the New Preferred Stock by virtue of the exemption from such registration contained in Section 3(a)(9) of the Securities Act. The Offers and the solicitation of acceptances of the Plan of Reorganization are exempt from state securities law requirements by virtue of Section 18(b)(4)(C) of the Securities Act.

All of the Old Notes are freely tradeable securities and not subject to restriction on transfer, and, therefore upon consummation of the Offers, holders of the Old Notes who tender Old Notes will receive New Notes and/or New Preferred Stock that are also freely tradeable securities and not subject to restriction on transfer by virtue of our reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The following three tables set forth the series of Old Notes subject to the Offers and indicate the consideration to be received by holders of Old Notes in the Offers. Holders of Old Notes accepted for exchange in the Offers will receive New Notes denominated in the stated currency of the Old Notes (except for Old Notes denominated in Swiss Franc and Japanese Yen which will be exchanged for New Notes denominated in U.S. dollars) and also receive a cash payment (paid in the stated currency of such Old Notes) equal to the accrued and unpaid interest in respect of such Old Notes from the most recent interest payment date to, but not including, the Settlement Date (as defined herein). Interest on each New Note will accrue from the Settlement Date. The principal amount of Series A Notes and Series B Notes offered in exchange for CIT Old Notes and Delaware Funding Old Notes, respectively, as reflected in the tables below will consist of 10% of New Notes due in 2013, 15% of New Notes due 2014, 15% of New Notes due 2015, 25% of New Notes due 2016 and 35% of New Notes due 2017. Approximately $30.2 billion in outstanding principal amount of Old Notes are subject to Offers and approximately $22.2 billion of aggregate principal amount of New Notes and approximately 68.3 million shares of New Preferred Stock will be issued in the event that there is 100% participation in the Offers.

If the Offers are not consummated, the Old Notes will be subject to the Plan of Reorganization, to the extent it is approved and implemented, and placed in the class identified in the following tables. For a complete description of the persons and securities subject to the Plan of Reorganization and their potential treatment thereunder, see “The Plan of Reorganization” and the Plan of Reorganization annexed hereto as Appendix C.

The CIT Old Notes tendered pursuant to the CIT Offers will be exchanged for Series A Notes and New Preferred Stock in the exchange, and the three series of Delaware Funding Old Notes tendered pursuant to the Delaware Funding Offers will be exchanged for Series B Notes in the exchange.

CIT Outstanding Notes

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

6.875% Notes due November 1, 2009	USD 300,000,000	12560PCL3	USD 900	0.35108	Class 9
4.125% Notes due November 3, 2009	USD 500,000,000	125581AM0	USD 900	0.35108	Class 9
3.85% Notes due November 15, 2009	USD 1,959,000	12557WJP7	USD 900	0.35108	Class 9
4.63% Notes due November 15, 2009	USD 1,349,000	12557WLV1	USD 900	0.35108	Class 9
5.05% Notes due November 15, 2009	USD 2,800,000	12557WPC9	USD 900	0.35108	Class 9
5.00% Notes due November 15, 2009	USD 4,217,000	12557WB26	USD 900	0.35108	Class 9
5.00% Notes due November 15, 2009	USD 5,083,000	12557WB59	USD 900	0.35108	Class 9
5.00% Notes due November 15, 2009	USD 6,146,000	12557WB83	USD 900	0.35108	Class 9
3.95% Notes due December 15, 2009	USD 3,314,000	12557WJV4	USD 900	0.35108	Class 9
4.80% Notes due December 15, 2009	USD 2,073,000	12557WMB4	USD 900	0.35108	Class 9
4.70% Notes due December 15, 2009	USD 285,000	12557WPL9	USD 900	0.35108	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

4.85% Notes due December 15, 2009	USD 582,000	12557WPU9	USD 900	0.35108	Class 9
6.25% Notes due December 15, 2009	USD 63,703,000	12557WSJ1	USD 900	0.35108	Class 9
6.50% Notes due December 15, 2009	USD 40,994,000	12557WSM4	USD 900	0.35108	Class 9
Floating Rate Notes due December 21, 2009	USD 113,000,000	12560PDL2	USD 900	0.35108	Class 9
4.25% Notes due February 1, 2010	USD 750,000,000	125581AQ1	USD 850	1.05323	Class 9
4.05% Notes due February 15, 2010	USD 4,172,000	12557WKE0	USD 850	1.05323	Class 9
5.15% Notes due February 15, 2010	USD 1,918,000	12557WQC8	USD 850	1.05323	Class 9
5.05% Notes due February 15, 2010	USD 1,497,000	12557WQL8	USD 850	1.05323	Class 9
6.50% Notes due February 15, 2010	USD 58,219,000	12557WSX0	USD 850	1.05323	Class 9
6.25% Notes due February 15, 2010	USD 44,138,000	12557WTE1	USD 850	1.05323	Class 9
Floating Rate Notes due March 1, 2010	CHF 100,000,000	CH0029382659	CHF 850 (7)	1.05323	Class 9
2.75% Notes due March 1, 2010	CHF 50,000,000	CH0029407191	CHF 850 (7)	1.05323	Class 9
Floating Rate Notes due March 12, 2010	USD 1,000,000,000	125581CX4	USD 850	1.05323	Class 9
4.30% Notes due March 15, 2010	USD 1,822,000	12557WKL4	USD 850	1.05323	Class 9
5.05% Notes due March 15, 2010	USD 4,241,000	12557WMH1	USD 850	1.05323	Class 9
5.15% Notes due March 15, 2010	USD 6,375,000	12557WMP3	USD 850	1.05323	Class 9
4.90% Notes due March 15, 2010	USD 297,000	12557WQU8	USD 850	1.05323	Class 9
4.85% Notes due March 15, 2010	USD 784,000	12557WRC7	USD 850	1.05323	Class 9
6.50% Notes due March 15, 2010	USD 33,677,000	12557WTL5	USD 850	1.05323	Class 9
Floating Rate Notes due March 22, 2010	USD 150,000,000	12560PFN6	USD 850	1.05323	Class 9
4.45% Notes due May 15, 2010	USD 3,980,000	12557WKS9	USD 850	1.05323	Class 9
5.25% Notes due May 15, 2010	USD 2,414,000	12557WMV0	USD 850	1.05323	Class 9
5.38% Notes due June 15, 2017(2)	GBP 300,000,000	XS0276327342	GBP 850	1.05323	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

4.30% Notes due June 15, 2010	USD 1,013,000	12557WKX8	USD 850	1.05323	Class 9
4.35% Notes due June 15, 2010	USD 1,419,000	12557WLE9	USD 850	1.05323	Class 9
5.30% Notes due June 15, 2010	USD 2,622,000	12557WNB3	USD 850	1.05323	Class 9
4.60% Notes due August 15, 2010	USD 1,131,000	12557WLL3	USD 850	1.05323	Class 9
5.45% Notes due August 15, 2010	USD 11,920,000	12557WNH0	USD 850	1.05323	Class 9
5.50% Notes due August 15, 2010	USD 1,511,000	12557WA92	USD 850	1.05323	Class 9
4.25% Notes due September 15, 2010	USD 295,000	12557WLS8	USD 850	1.05323	Class 9
5.25% Notes due September 15, 2010	USD 11,403,000	12557WNR8	USD 850	1.05323	Class 9
5.20% Notes due November 3, 2010	USD 500,000,000	125577AS5	USD 850	1.05323	Class 9
Floating Rate Notes due November 3, 2010	USD 474,000,000	125577AT3	USD 850	1.05323	Class 9
5.05% Notes due November 15, 2010	USD 9,054,000	12557WLY5	USD 850	1.05323	Class 9
5.25% Notes due November 15, 2010	USD 6,349,000	12557WNZ0	USD 850	1.05323	Class 9
5.25% Notes due November 15, 2010	USD 12,292,000	12557WC33	USD 850	1.05323	Class 9
5.25% Notes due November 15, 2010	USD 1,686,000	12557WC74	USD 850	1.05323	Class 9
4.75% Notes due December 15, 2010	USD 750,000,000	12560PDB4	USD 850	1.05323	Class 9
5.00% Notes due December 15, 2010	USD 5,842,000	12557WME8	USD 850	1.05323	Class 9
5.05% Notes due December 15, 2010	USD 5,926,000	12557WPH8	USD 850	1.05323	Class 9
4.90% Notes due December 15, 2010	USD 3,188,000	12557WPR6	USD 850	1.05323	Class 9
5.25% Notes due December 15, 2010	USD 807,000	12557WSE2	USD 850	1.05323	Class 9
6.50% Notes due December 15, 2010	USD 12,177,000	12557WSR3	USD 850	1.05323	Class 9
6.50% Notes due January 15, 2011	USD 17,752,000	12557WSV4	USD 800	1.75539	Class 9
4.72% Notes due February 10, 2011	CAD 400,000,000	125581AU2	CAD 800	1.75539	Class 9
5.15% Notes due February 15, 2011	USD 2,158,000	12557WPZ8	USD 800	1.75539	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

5.15% Notes due February 15, 2011	USD 1,458,000	12557WQH7	USD 800	1.75539	Class 9
6.60% Notes due February 15, 2011	USD 25,229,000	12557WTB7	USD 800	1.75539	Class 9
Floating Rate Notes due February 28, 2011(3)	GBP 70,000,000	XS0245933121	GBP 800	1.75539	Class 9
5.05% Notes due March 15, 2011	USD 1,560,000	12557WML2	USD 800	1.75539	Class 9
5.00% Notes due March 15, 2011	USD 1,001,000	12557WQR5	USD 800	1.75539	Class 9
4.90% Notes due March 15, 2011	USD 806,000	12557WQZ7	USD 800	1.75539	Class 9
5.00% Notes due March 15, 2011	USD 1,589,000	12557WRH6	USD 800	1.75539	Class 9
6.75% Notes due March 15, 2011	USD 7,604,000	12557WTJ0	USD 800	1.75539	Class 9
6.50% Notes due March 15, 2011	USD 6,187,000	12557WTQ4	USD 800	1.75539	Class 9
5.15% Notes due April 15, 2011	USD 957,000	12557WMS7	USD 800	1.75539	Class 9
Floating Rate Notes due April 27, 2011	USD 280,225,000	125581BA5	USD 800	1.75539	Class 9
5.60% Notes due April 27, 2011	USD 750,000,000	125581AZ1	USD 800	1.75539	Class 9
5.40% Notes due May 15, 2011	USD 1,283,000	12557WMY4	USD 800	1.75539	Class 9
5.35% Notes due June 15, 2011	USD 558,000	12557WNE7	USD 800	1.75539	Class 9
Floating Rate Notes due July 28, 2011	USD 669,500,000	125581BE7	USD 800	1.75539	Class 9
5.80% Notes due July 28, 2011	USD 550,000,000	125581BF4	USD 800	1.75539	Class 9
5.35% Notes due August 15, 2011	USD 2,254,000	12557WNM9	USD 800	1.75539	Class 9
5.20% Notes due September 15, 2011	USD 2,685,000	12557WNV9	USD 800	1.75539	Class 9
Floating Rate Notes due September 21, 2011(3)	GBP 40,000,000	XS0268935698	GBP 800	1.75539	Class 9
4.25% Notes due September 22, 2011(4)	EUR 750,000,000	XS0201605192	EUR 800	1.75539	Class 9
5.20% Notes due November 15, 2011	USD 7,392,000	12557WPD7	USD 800	1.75539	Class 9
5.25% Notes due November 15, 2011	USD 4,427,000	12557WB34	USD 800	1.75539	Class 9
5.25% Notes due November 15, 2011	USD 5,175,000	12557WB67	USD 800	1.75539	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

5.25% Notes due November 15, 2011	USD 4,944,000	12557WB91	USD 800	1.75539	Class 9
Floating Rate Notes due November 30, 2011(3)	EUR 500,000,000	XS0275670965	EUR 800	1.75539	Class 9
4.85% Notes due December 15, 2011	USD 482,000	12557WPM7	USD 800	1.75539	Class 9
5.00% Notes due December 15, 2011	USD 1,685,000	12557WPV7	USD 800	1.75539	Class 9
5.40% Notes due February 13, 2012	USD 479,996,000	125581CT3	USD 800	1.75539	Class 9
Floating Rate Notes due February 13, 2012	USD 654,250,000	125581CU0	USD 800	1.75539	Class 9
5.25% Notes due February 15, 2012	USD 2,937,000	12557WQD6	USD 800	1.75539	Class 9
5.15% Notes due February 15, 2012	USD 1,532,000	12557WQM6	USD 800	1.75539	Class 9
7.25% Notes due February 15, 2012	USD 30,577,000	12557WSY8	USD 800	1.75539	Class 9
7.00% Notes due February 15, 2012	USD 17,676,000	12557WTF8	USD 800	1.75539	Class 9
5.00% Notes due March 15, 2012	USD 482,000	12557WQV6	USD 800	1.75539	Class 9
5.00% Notes due March 15, 2012	USD 1,059,000	12557WRD5	USD 800	1.75539	Class 9
7.25% Notes due March 15, 2012	USD 13,609,000	12557WTM3	USD 800	1.75539	Class 9
7.75% Notes due April 2, 2012	USD 259,646,000	125581AB4	USD 800	1.75539	Class 9
5.75% Notes due August 15, 2012	USD 466,000	12557WA68	USD 800	1.75539	Class 9
3.80% Notes due November 14, 2012(3)	EUR 450,000,000	XS0234935434	EUR 800	1.75539	Class 9
5.50% Notes due November 15, 2012	USD 2,711,000	12557WC41	USD 800	1.75539	Class 9
5.50% Notes due November 15, 2012	USD 1,381,000	12557WC82	USD 800	1.75539	Class 9
7.63% Notes due November 30, 2012	USD 1,277,653,000	125577AZ9	USD 800	1.75539	Class 9
5.50% Notes due December 15, 2012	USD 495,000	12557WSF9	USD 800	1.75539	Class 9
7.00% Notes due December 15, 2012	USD 36,343,000	12557WSK8	USD 800	1.75539	Class 9
7.25% Notes due December 15, 2012	USD 19,425,000	12557WSN2	USD 800	1.75539	Class 9
7.30% Notes due December 15, 2012	USD 11,775,000	12557WSS1	USD 800	1.75539	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

Floating Rate Notes due December 21, 2012	USD 290,705,000	12560PEP2	USD 800	1.75539	Class 9
6.15% Notes due January 15, 2013	USD 29,038,000	12557WAZ4	USD 700	2.80862	Class 9
6.25% Notes due January 15, 2013	USD 62,461,000	12557WBC4	USD 700	2.80862	Class 9
6.15% Notes due January 15, 2013	USD 52,560,000	12557WBF7	USD 700	2.80862	Class 9
6.25% Notes due January 15, 2013	USD 53,967,000	12557WBJ9	USD 700	2.80862	Class 9
7.50% Notes due January 15, 2013	USD 27,292,000	12557WSW2	USD 700	2.80862	Class 9
6.25% Notes due February 15, 2013	USD 22,781,000	12557WBM2	USD 700	2.80862	Class 9
6.20% Notes due February 15, 2013	USD 24,387,000	12557WBQ3	USD 700	2.80862	Class 9
6.00% Notes due February 15, 2013	USD 22,368,000	12557WBT7	USD 700	2.80862	Class 9
7.60% Notes due February 15, 2013	USD 23,615,000	12557WTC5	USD 700	2.80862	Class 9
6.15% Notes due February 15, 2013	USD 23,318,000	12557WBW0	USD 700	2.80862	Class 9
5.40% Notes due March 7, 2013	USD 483,516,000	125581AX6	USD 700	2.80862	Class 9
7.75% Notes due March 15, 2013	USD 18,242,000	12557WTK7	USD 700	2.80862	Class 9
7.90% Notes due March 15, 2013	USD 17,591,000	12557WTN1	USD 700	2.80862	Class 9
7.25% Notes due March 15, 2013	USD 5,350,000	12557WTR2	USD 700	2.80862	Class 9
6.00% Notes due March 15, 2013	USD 26,178,000	12557WBZ3	USD 700	2.80862	Class 9
6.00% Notes due March 15, 2013	USD 27,547,000	12557WCC3	USD 700	2.80862	Class 9
6.10% Notes due March 15, 2013	USD 27,499,000	12557WCF6	USD 700	2.80862	Class 9
6.25% Notes due March 15, 2013	USD 26,121,000	12557WCJ8	USD 700	2.80862	Class 9
6.15% Notes due April 15, 2013	USD 24,593,000	12557WCM1	USD 700	2.80862	Class 9
6.15% Notes due April 15, 2013	USD 28,983,000	12557WCQ2	USD 700	2.80862	Class 9
6.05% Notes due April 15, 2013	USD 19,386,000	12557WCT6	USD 700	2.80862	Class 9
6.05% Notes due May 15, 2013	USD 44,494,000	12557WCW9	USD 700	2.80862	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

4.95% Notes due May 15, 2013	USD 9,133,000	12557WCZ2	USD 700	2.80862	Class 9
4.95% Notes due May 15, 2013	USD 11,492,000	12557WDC2	USD 700	2.80862	Class 9
4.88% Notes due June 15, 2013	USD 6,237,000	12557WDF5	USD 700	2.80862	Class 9
4.85% Notes due June 15, 2013	USD 7,956,000	12557WDJ7	USD 700	2.80862	Class 9
4.60% Notes due June 15, 2013	USD 9,421,000	12557WDM0	USD 700	2.80862	Class 9
4.45% Notes due June 15, 2013	USD 5,051,000	12557WDQ1	USD 700	2.80862	Class 9
Floating Rate Notes due June 20, 2013(3)	EUR 500,000,000	XS0258343564	EUR 700	2.80862	Class 9
5.05% Notes due July 15, 2013	USD 5,228,000	12557WEF4	USD 700	2.80862	Class 9
4.65% Notes due July 15, 2013	USD 9,267,000	12557WDT5	USD 700	2.80862	Class 9
4.75% Notes due July 15, 2013	USD 2,318,000	12557WDW8	USD 700	2.80862	Class 9
5.00% Notes due July 15, 2013	USD 15,182,000	12557WDZ1	USD 700	2.80862	Class 9
4.75% Notes due July 15, 2013	USD 5,779,000	12557WEC1	USD 700	2.80862	Class 9
5.30% Notes due August 15, 2013	USD 7,479,000	12557WEJ6	USD 700	2.80862	Class 9
5.50% Notes due August 15, 2013	USD 2,903,000	12557WEM9	USD 700	2.80862	Class 9
5.50% Notes due August 15, 2013	USD 6,810,000	12557WEQ0	USD 700	2.80862	Class 9
5.40% Notes due September 15, 2013	USD 2,445,000	12557WET4	USD 700	2.80862	Class 9
5.50% Notes due September 15, 2013	USD 4,171,000	12557WEW7	USD 700	2.80862	Class 9
5.25% Notes due September 15, 2013	USD 4,374,000	12557WEZ0	USD 700	2.80862	Class 9
5.20% Notes due September 15, 2013	USD 4,378,000	12557WFC0	USD 700	2.80862	Class 9
5.20% Notes due October 15, 2013	USD 5,497,000	12557WFF3	USD 700	2.80862	Class 9
5.20% Notes due October 15, 2013	USD 8,130,000	12557WFJ5	USD 700	2.80862	Class 9
5.25% Notes due October 15, 2013	USD 3,359,000	12557WFM8	USD 700	2.80862	Class 9
5.30% Notes due November 15, 2013	USD 3,146,000	12557WFQ9	USD 700	2.80862	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

5.10% Notes due November 15, 2013	USD 7,480,000	12557WFT3	USD 700	2.80862	Class 9
5.40% Notes due December 15, 2013	USD 5,783,000	12557WFW6	USD 700	2.80862	Class 9
5.20% Notes due December 15, 2013	USD 7,241,000	12557WFZ9	USD 700	2.80862	Class 9
5.10% Notes due January 15, 2014	USD 2,897,000	12557WGC9	USD 700	2.80862	Class 9
4.85% Notes due January 15, 2014	USD 1,333,000	12557WGF2	USD 700	2.80862	Class 9
5.00% Notes due February 13, 2014	USD 671,749,000	125581AH1	USD 700	2.80862	Class 9
5.00% Notes due February 15, 2014	USD 5,957,000	12557WGJ4	USD 700	2.80862	Class 9
4.90% Notes due February 15, 2014	USD 1,958,000	12557WGM7	USD 700	2.80862	Class 9
7.85% Notes due February 15, 2014	USD 23,034,000	12557WSZ5	USD 700	2.80862	Class 9
7.65% Notes due February 15, 2014	USD 10,897,000	12557WTG6	USD 700	2.80862	Class 9
4.80% Notes due March 15, 2014	USD 4,492,000	12557WGQ8	USD 700	2.80862	Class 9
4.60% Notes due March 15, 2014	USD 4,211,000	12557WGT2	USD 700	2.80862	Class 9
7.85% Notes due March 15, 2014	USD 4,573,000	12557WTS0	USD 700	2.80862	Class 9
4.80% Notes due April 15, 2014	USD 2,177,000	12557WGW5	USD 700	2.80862	Class 9
5.10% Notes due April 15, 2014	USD 5,735,000	12557WGZ8	USD 700	2.80862	Class 9
5.00% Notes due May 13, 2014(4)	EUR 463,405,000	XS0192461837	EUR 700	2.80862	Class 9
5.25% Notes due May 15, 2014	USD 4,898,000	12557WHC8	USD 700	2.80862	Class 9
5.80% Notes due May 15, 2014	USD 11,357,000	12557WHF1	USD 700	2.80862	Class 9
5.70% Notes due June 15, 2014	USD 8,890,000	12557WHJ3	USD 700	2.80862	Class 9
5.75% Notes due June 15, 2014	USD 10,815,000	12557WHM6	USD 700	2.80862	Class 9
5.75% Notes due June 15, 2014	USD 1,930,000	12557WRU7	USD 700	2.80862	Class 9
5.85% Notes due June 15, 2014	USD 1,593,000	12557WRX1	USD 700	2.80862	Class 9
6.00% Notes due June 15, 2014	USD 10,892,000	12557WSA0	USD 700	2.80862	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

5.65% Notes due July 15, 2014	USD 8,504,000	12557WHQ7	USD 700	2.80862	Class 9
5.30% Notes due July 15, 2014	USD 10,005,000	12557WHT1	USD 700	2.80862	Class 9
5.20% Notes due August 15, 2014	USD 5,691,000	12557WHW4	USD 700	2.80862	Class 9
5.30% Notes due August 15, 2014	USD 3,915,000	12557WHZ7	USD 700	2.80862	Class 9
6.00% Notes due August 15, 2014	USD 2,555,000	12557WA27	USD 700	2.80862	Class 9
6.00% Notes due August 15, 2014	USD 2,389,000	12557WA76	USD 700	2.80862	Class 9
5.25% Notes due September 15, 2014	USD 16,332,000	12557WJC6	USD 700	2.80862	Class 9
5.05% Notes due September 15, 2014	USD 17,112,000	12557WJF9	USD 700	2.80862	Class 9
5.125% Notes due September 30, 2014	USD 638,267,000	125581AK4	USD 700	2.80862	Class 9
4.90% Notes due October 15, 2014	USD 5,520,000	12557WJJ1	USD 700	2.80862	Class 9
5.10% Notes due October 15, 2014	USD 13,944,000	12557WJM4	USD 700	2.80862	Class 9
5.05% Notes due November 15, 2014	USD 7,238,000	12557WJQ5	USD 700	2.80862	Class 9
5.50% Notes due December 1, 2014(4)	GBP 480,000,000	XS0207079764	GBP 700	2.80862	Class 9
5.125% Notes due December 15, 2014	USD 7,632,000	12557WJT9	USD 700	2.80862	Class 9
5.10% Notes due December 15, 2014	USD 18,101,000	12557WJW2	USD 700	2.80862	Class 9
5.05% Notes due January 15, 2015	USD 6,302,000	12557WJZ5	USD 700	2.80862	Class 9
5.00% Notes due February 1, 2015	USD 671,141,000	125581AR9	USD 700	2.80862	Class 9
4.95% Notes due February 15, 2015	USD 6,678,000	12557WKC4	USD 700	2.80862	Class 9
4.90% Notes due February 15, 2015	USD 6,848,000	12557WKF7	USD 700	2.80862	Class 9
7.90% Notes due February 15, 2015	USD 24,329,000	12557WTD3	USD 700	2.80862	Class 9
5.10% Notes due March 15, 2015	USD 12,247,000	12557WKJ9	USD 700	2.80862	Class 9
5.05% Notes due March 15, 2015	USD 2,575,000	12557WKM2	USD 700	2.80862	Class 9
4.25% Notes due March 17, 2015(4)	EUR 412,500,000	XS0215269670	EUR 700	2.80862	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

5.375% Notes due April 15, 2015	USD 6,369,000	12557WKQ3	USD 700	2.80862	Class 9
5.25% Notes due May 15, 2015	USD 15,954,000	12557WKT7	USD 700	2.80862	Class 9
5.30% Notes due May 15, 2015	USD 27,090,000	12557WKW0	USD 700	2.80862	Class 9
5.10% Notes due June 15, 2015	USD 14,930,000	12557WKZ3	USD 700	2.80862	Class 9
5.05% Notes due June 15, 2015	USD 10,912,000	12557WLA7	USD 700	2.80862	Class 9
5.20% Notes due June 15, 2015	USD 8,322,000	12557WLF6	USD 700	2.80862	Class 9
5.30% Notes due August 15, 2015	USD 10,741,000	12557WLJ8	USD 700	2.80862	Class 9
5.375% Notes due August 15, 2015	USD 15,892,000	12557WLM1	USD 700	2.80862	Class 9
5.25% Notes due September 15, 2015	USD 11,241,000	12557WLQ2	USD 700	2.80862	Class 9
5.10% Notes due September 15, 2015	USD 4,898,000	12557WLT6	USD 700	2.80862	Class 9
5.50% Notes due November 15, 2015	USD 4,016,000	12557WLW9	USD 700	2.80862	Class 9
5.80% Notes due November 15, 2015	USD 7,456,000	12557WLZ2	USD 700	2.80862	Class 9
5.75% Notes due December 15, 2015	USD 8,155,000	12557WMC2	USD 700	2.80862	Class 9
5.80% Notes due December 15, 2015	USD 12,621,000	12557WMF5	USD 700	2.80862	Class 9
5.40% Notes due January 30, 2016	USD 604,263,000	125581AW8	USD 700	2.80862	Class 9
5.85% Notes due March 15, 2016	USD 14,372,000	12557WMJ7	USD 700	2.80862	Class 9
5.80% Notes due March 15, 2016	USD 11,705,000	12557WMM0	USD 700	2.80862	Class 9
6.00% Notes due March 15, 2016	USD 69,046,000	12557WMQ1	USD 700	2.80862	Class 9
5.88% Notes due April 15, 2016	USD 4,888,000	12557WMT5	USD 700	2.80862	Class 9
6.05% Notes due May 15, 2016	USD 14,943,000	12557WMW8	USD 700	2.80862	Class 9
6.15% Notes due May 15, 2016	USD 18,636,000	12557WMZ1	USD 700	2.80862	Class 9
6.10% Notes due June 15, 2016	USD 15,478,000	12557WNC1	USD 700	2.80862	Class 9
6.10% Notes due June 15, 2016	USD 17,660,000	12557WNF4	USD 700	2.80862	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

6.20% Notes due August 15, 2016	USD 37,135,000	12557WNJ6	USD 700	2.80862	Class 9
6.13% Notes due August 15, 2016	USD 36,401,000	12557WNN7	USD 700	2.80862	Class 9
5.85% Notes due September 15, 2016	USD 391,533,000	125581CS5	USD 700	2.80862	Class 9
6.05% Notes due September 15, 2016	USD 31,772,000	12557WNS6	USD 700	2.80862	Class 9
5.95% Notes due September 15, 2016	USD 11,219,000	12557WNW7	USD 700	2.80862	Class 9
4.65% Notes due September 19, 2016	EUR 474,000,000	XS0268133799	EUR 700	2.80862	Class 9
6.00% Notes due November 15, 2016	USD 29,155,000	12557WPA3	USD 700	2.80862	Class 9
5.95% Notes due November 15, 2016	USD 13,264,000	12557WPE5	USD 700	2.80862	Class 9
Floating Rate Notes due December 14, 2016	USD 34,452,000	12560PDK4	USD 700	2.80862	Class 9
5.80% Notes due December 15, 2016	USD 35,842,000	12557WPJ4	USD 700	2.80862	Class 9
5.65% Notes due December 15, 2016	USD 8,701,000	12557WPN5	USD 700	2.80862	Class 9
5.70% Notes due December 15, 2016	USD 9,571,000	12557WPS4	USD 700	2.80862	Class 9
5.70% Notes due December 15, 2016	USD 9,817,000	12557WPW5	USD 700	2.80862	Class 9
5.50% Notes due December 20, 2016	GBP 367,400,000	XS0278525992	GBP 700	2.80862	Class 9
5.65% Notes due February 13, 2017	USD 548,087,000	125577AY2	USD 700	2.80862	Class 9
5.85% Notes due February 15, 2017	USD 7,724,000	12557WQA2	USD 700	2.80862	Class 9
5.95% Notes due February 15, 2017	USD 11,074,000	12557WQE4	USD 700	2.80862	Class 9
5.85% Notes due February 15, 2017	USD 6,471,000	12557WQJ3	USD 700	2.80862	Class 9
5.80% Notes due February 15, 2017	USD 7,792,000	12557WQN4	USD 700	2.80862	Class 9
Floating Rate Notes due March 15, 2017	USD 50,000,000	12560PDR9	USD 700	2.80862	Class 9
5.75% Notes due March 15, 2017	USD 6,741,000	12557WQS3	USD 700	2.80862	Class 9
5.75% Notes due March 15, 2017	USD 13,498,000	12557WQW4	USD 700	2.80862	Class 9
5.70% Notes due March 15, 2017	USD 9,533,000	12557WRA1	USD 700	2.80862	Class 9

			Consideration per
			Principal Amount of
			Old Notes Tendered
				per 1,000
				USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

5.65% Notes due March 15, 2017	USD 5,935,000	12557WRE3	USD 700	2.80862	Class 9
5.75% Notes due March 15, 2017	USD 10,298,000	12557WRJ2	USD 700	2.80862	Class 9
5.75% Notes due May 15, 2017	USD 2,708,000	12557WRL7	USD 700	2.80862	Class 9
5.80% Notes due May 15, 2017	USD 3,779,000	12557WRN3	USD 700	2.80862	Class 9
5.80% Notes due May 15, 2017	USD 5,038,000	12557WRQ6	USD 700	2.80862	Class 9
6.00% Notes due June 15, 2017	USD 23,842,000	12557WRS2	USD 700	2.80862	Class 9
6.00% Notes due June 15, 2017	USD 8,205,000	12557WRV5	USD 700	2.80862	Class 9
6.10% Notes due June 15, 2017	USD 6,648,000	12557WRY9	USD 700	2.80862	Class 9
6.25% Notes due June 15, 2017	USD 10,535,000	12557WSB8	USD 700	2.80862	Class 9
6.25% Notes due August 15, 2017	USD 1,190,000	12557WA35	USD 700	2.80862	Class 9
6.25% Notes due November 15, 2017	USD 8,958,000	12557WB42	USD 700	2.80862	Class 9
6.25% Notes due November 15, 2017	USD 11,778,000	12557WB75	USD 700	2.80862	Class 9
6.25% Notes due November 15, 2017	USD 6,339,000	12557WC25	USD 700	2.80862	Class 9
6.40% Notes due November 15, 2017	USD 3,404,000	12557WC58	USD 700	2.80862	Class 9
6.50% Notes due November 15, 2017	USD 2,197,000	12557WC90	USD 700	2.80862	Class 9
10-Year Forward Rate Bias Notes due December 11, 2017(5)	USD 500,000,000	N/A	USD 700	2.80862	Class 9
6.50% Notes due December 15, 2017	USD 556,000	12557WSG7	USD 700	2.80862	Class 9
7.50% Notes due December 15, 2017	USD 24,275,000	12557WSL6	USD 700	2.80862	Class 9
7.75% Notes due December 15, 2017	USD 14,936,000	12557WSP7	USD 700	2.80862	Class 9
7.80% Notes due December 15, 2017	USD 8,731,000	12557WST9	USD 700	2.80862	Class 9
5.80% Senior Notes due October 1, 2036(6)	USD 316,015,000	12560PFP1	USD 700	2.80862	Class 9
12.00% Subordinated Notes due December 18, 2018	USD 1,117,448,000	125581FS2	USD 0	7.54816	Class 12
12.00% Subordinated Notes due December 18, 2018	USD 31,559,000	U17186AF1	USD 0	7.54816	Class 12

Consideration per
Principal Amount of
Old Notes Tendered
per 1,000
USD
			per 1,000	Equivalent
			Notional	Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

6.10% Junior Subordinated Notes due March 15, 2067	USD 750,000,000	125577AX4	USD 0	1.75539	Class 13

(1)	The New Preferred Stock will have a liquidation preference per share of $1,400 and be entitled to 58.6 votes per share on all matters presented to our stockholders for a vote. See “Description of the New Preferred Stock.” Assuming the exchange of 100% of the Old Notes for the New Notes and/or the New Preferred Stock in the Offers, the New Preferred Stock issued will consist of approximately 68.3 million shares having an aggregate liquidation preference of approximately $95.6 billion and representing approximately 91.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders. If we receive the minimum level of participation in the Offers required to satisfy the Liquidity and Leverage Condition, the New Preferred Stock issued will consist of approximately 45.0 million shares having an aggregate liquidation preference of approximately $63.0 billion and representing approximately 87.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders.

(2)	Holders of the 5.38% Notes due June 15, 2017 have a put right on June 15, 2010.

(3)	Listed on the London Stock Exchange. Following consummation of the Offers, we intend to delist the Old Notes from the London Stock Exchange’s Gilt Edged and Fixed Interest Market.

(4)	Listed on the Luxembourg Stock Exchange. Following consummation of the Offers, we intend to delist the Old Notes from the Luxembourg Stock Exchange.

(5)	These securities are not listed with The Depository Trust Company (“DTC”).

(6)	Holders of the 5.80% Senior Notes due October 1, 2036 have a put right on October 1, 2018.

(7)	Holders will receive the U.S. dollar value of the stated amount.

CIT Outstanding Long Term Notes

			Consideration per
			Principal Amount of
			Long Term Notes Tendered
				per 1,000
			per 1,000	USD
			Notional	Equivalent
				Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Long Term Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

6.25% Notes due August 15, 2021	USD 43,204,000	12557WNP2	USD 700	2.80862	Class 8
6.35% Notes due August 15, 2021	USD 19,139,000	12557WNK3	USD 700	2.80862	Class 8
6.15% Notes due September 15, 2021	USD 27,174,000	12557WNX5	USD 700	2.80862	Class 8
6.25% Notes due September 15, 2021	USD 38,817,000	12557WNT4	USD 700	2.80862	Class 8
6.10% Notes due November 15, 2021	USD 63,647,000	12557WPF2	USD 700	2.80862	Class 8
6.25% Notes due November 15, 2021	USD 35,172,000	12557WPB1	USD 700	2.80862	Class 8

			Consideration per
			Principal Amount of
			Long Term Notes Tendered
				per 1,000
			per 1,000	USD
			Notional	Equivalent
				Number of
			Principal	Shares of
			Amount	New Preferred	Plan of
	Outstanding Principal		of New Notes	Stock	Reorganization
Title of Long Term Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued	to be Issued(1)	Class

5.85% Notes due December 15, 2021	USD 14,529,000	12557WPP0	USD 700	2.80862	Class 8
5.875% Notes due December 15, 2021	USD 18,181,000	12557WPT2	USD 700	2.80862	Class 8
5.90% Notes due December 15, 2021	USD 18,463,000	12557WPX3	USD 700	2.80862	Class 8
6.00% Notes due December 15, 2021	USD 58,477,000	12557WPK1	USD 700	2.80862	Class 8
5.95% Notes due February 15, 2022	USD 12,325,000	12557WQP9	USD 700	2.80862	Class 8
6.00% Notes due February 15, 2022	USD 47,741,000	12557WQB0	USD 700	2.80862	Class 8
6.00% Notes due February 15, 2022	USD 36,570,000	12557WQK0	USD 700	2.80862	Class 8
6.05% Notes due February 15, 2022	USD 24,258,000	12557WQF1	USD 700	2.80862	Class 8
5.85% Notes due March 15, 2022	USD 12,016,000	12557WQX2	USD 700	2.80862	Class 8
5.85% Notes due March 15, 2022	USD 15,025,000	12557WRB9	USD 700	2.80862	Class 8
5.85% Notes due March 15, 2022	USD 19,227,000	12557WRF0	USD 700	2.80862	Class 8
5.90% Notes due March 15, 2022	USD 8,296,000	12557WQT1	USD 700	2.80862	Class 8
5.95% Notes due March 15, 2022	USD 27,181,000	12557WRK9	USD 700	2.80862	Class 8
6.00% Notes due May 15, 2022	USD 13,726,000	12557WRM5	USD 700	2.80862	Class 8
6.00% Notes due May 15, 2022	USD 18,355,000	12557WRP8	USD 700	2.80862	Class 8
6.00% Notes due May 15, 2022	USD 11,441,000	12557WRR4	USD 700	2.80862	Class 8
6.15% Notes due June 15, 2022	USD 30,302,000	12557WRT0	USD 700	2.80862	Class 8
6.20% Notes due June 15, 2022	USD 6,819,000	12557WRW3	USD 700	2.80862	Class 8
6.25% Notes due June 15, 2022	USD 4,611,000	12557WRZ6	USD 700	2.80862	Class 8
6.50% Notes due June 15, 2022	USD 15,028,000	12557WSC6	USD 700	2.80862	Class 8
6.50% Notes due August 15, 2022	USD 1,457,000	12557WA43	USD 700	2.80862	Class 8
6.50% Notes due August 15, 2022	USD 397,000	12557WA84	USD 700	2.80862	Class 8
6.70% Notes due November 15, 2022	USD 1,930,000	12557WC66	USD 700	2.80862	Class 8

			Consideration per
			Principal Amount of
			Long Term Notes Tendered
					per 1,000
			per 1,000		USD
			Notional		Equivalent
					Number of
			Principal		Shares of
			Amount		New Preferred	Plan of
	Outstanding Principal		of New Notes		Stock	Reorganization
Title of Long Term Notes to be Tendered	Amount	CUSIP/ISIN	to be Issued		to be Issued(1)	Class

6.75% Notes due November 15, 2022	USD 2,609,000	12557WSD4	USD 700		2.80862	Class 8
6.75% Notes due December 15, 2022	USD 676,000	12557WSH5	USD 700		2.80862	Class 8
6.00% Notes due April 1, 2036	USD 309,021,000	125581AY4	USD 700		2.80862	Class 8
2.83% Notes due April 2, 2036(2)	JPY 20,000,000	XS0249719534	JPY 700	(3)	2.80862	Class 8

(1)	The New Preferred Stock will have a liquidation preference per share of $1,400 and be entitled to 58.6 votes per share on all matters presented to our stockholders for a vote. See “Description of the New Preferred Stock.” Assuming the exchange of 100% of the Old Notes for the New Notes and/or the New Preferred Stock in the Offers, the New Preferred Stock issued will consist of approximately 68.3 million shares having an aggregate liquidation preference of approximately $95.6 billion and representing approximately 91.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders. If we receive the minimum level of participation in the Offers required to satisfy the Liquidity and Leverage Condition, the New Preferred Stock issued will consist of approximately 45.0 million shares having an aggregate liquidation preference of approximately $63.0 billion and representing approximately 87.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders.

(2)	These securities are not listed with the Depository Trust Company (“DTC”).

(3)	Holders will receive the U.S. dollar value of the stated amount.

Delaware Funding Outstanding Notes

Principal
Amount
of New Notes
to be Issued
per
			USD 1,000 Principal	Plan of
	Outstanding Principal		Amount of	Reorganization
Title of Old Notes to be Tendered	Amount	CUSIP/ISIN	Old Notes Tendered	Class

4.65% Notes due July 1, 2010	USD 1,000,000,000	125568AA3/125568AB1	USD 1,000	Class 7
5.60% Notes due November 2, 2011	USD 487,000,000	125568AE5	USD 1,000	Class 7
5.20% Notes due June 1, 2015	USD 657,408,000	125568AC9/125568AD7	USD 1,000	Class 7

The Equity Units (CUSIP 125581405) issued by CIT Group Inc. have not been included in the Offers but are included in solicitation of acceptances for the Plan of Reorganization. Further, the 6.00% Fixed Rate Notes due 3 March 2011 (CUSIP AU300CGAL010) and the 3 month BBSW plus 34bp Floating Rate Notes due 3 March 2011 (CUSIP AU300CGAL028) issued by CIT Group (Australia) Limited, a subsidiary of the CIT Group Inc., have not been included in the Offers and will be reinstated pursuant to the Plan of Reorganization. As a result, holders of these notes and other debt securities will not be entitled to participate in the Offers and will be treated as indicated in the Plan of Reorganization.

You should rely only on the information contained in this Offering Memorandum and Disclosure Statement or to which this Offering Memorandum and Disclosure Statement refers you. We have not authorized anyone to provide you with different information. We are not making an offer of the New Notes and the New Preferred Stock in any jurisdiction where such offers are not permitted. You should not assume that the information provided in this Offering Memorandum and Disclosure Statement is accurate as of any date other than the date of this Offering Memorandum and Disclosure Statement, or that the information incorporated by reference into this Offering Memorandum and Disclosure Statement is accurate as of any date other than the date of such information.

NOTICE TO INVESTORS

NONE OF CIT OR ANY OF ITS SUBSIDIARIES, OR DELAWARE FUNDING, THEIR RESPECTIVE BOARDS OF DIRECTORS, THE VOTING AGENT, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE SWISS NOTE TENDER AGENT, THE FINANCIAL ADVISORS OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS OF OLD NOTES SHOULD EXCHANGE OLD NOTES FOR NEW NOTES AND/OR SHARES OF NEW PREFERRED STOCK, AS APPLICABLE, IN THE OFFERS AND THE PLAN OF REORGANIZATION.

The information contained in this Offering Memorandum and Disclosure Statement is as of the date of this Offering Memorandum and Disclosure Statement and is subject to change, completion or amendment without notice. Neither the delivery of this Offering Memorandum and Disclosure Statement at any time nor the offer, exchange or delivery of any security hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth in this Offering Memorandum and Disclosure Statement or in our affairs since the date of this Offering Memorandum and Disclosure Statement.

No person is authorized in connection with these Offers to give any information or to make any representation not contained in this Offering Memorandum and Disclosure Statement, and, if given or made, such other information or representation must not be relied upon as having been authorized by us.

Neither the Securities and Exchange Commission (the “SEC”), any other securities commission nor any other regulatory authority, has approved or disapproved the Offers, Plan of Reorganization or the New Notes and New Preferred Stock nor have any of the foregoing authorities passed upon or endorsed the merits of these Offers or the accuracy or adequacy of this Offering Memorandum and Disclosure Statement. Any representation to the contrary is a criminal offense.

The Offers and solicitation of votes in respect of the Plan of Reorganization are being made on the basis of this Offering Memorandum and Disclosure Statement and are subject to the terms described in this Offering Memorandum and Disclosure Statement and the indentures relating to the New Notes. Any decision to participate in the Offers and/or vote to accept or reject the Plan of Reorganization must be based on the information contained in this document. In making an investment decision, prospective investors must rely on their own examination of us and the terms of the Offers and Plan of Reorganization and the New Notes and New Preferred Stock, including the merits and risks involved. Prospective investors should not construe anything in this Offering Memorandum and Disclosure Statement as legal, business or tax advice. Each prospective investor should consult its advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Offers under applicable legal investment or similar laws or regulations.

Each prospective investor must comply with all applicable laws and regulations in force in any jurisdiction in which it participates in the Offers and/or votes to accept or reject the Plan of Reorganization or possesses or distributes this Offering Memorandum and Disclosure Statement and must obtain any consent, approval or permission required by it for participation in the Offers under the laws and regulations in force in any jurisdiction to which it is subject, and neither we nor any of our representatives shall have any responsibility therefor.

We reserve the right to amend, modify or withdraw any of the Offers and Plan of Reorganization at any time and we reserve the right to reject any tender or vote, in whole or in part.

This Offering Memorandum and Disclosure Statement contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All of those summaries are qualified in their entirety by this reference. Copies of documents referred to herein will be made available to prospective investors upon request to the Company.

This Offering Memorandum and Disclosure Statement, including the documents incorporated by reference herein, the related Letter of Transmittal and/or Ballot and the Plan of Reorganization contain important information that should be read before any decision is made with respect to an exchange of Old Notes or acceptance or rejection of the Plan of Reorganization.

The delivery of this Offering Memorandum and Disclosure Statement shall not under any circumstances create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or date thereof or that there has been no change in the information set forth or incorporated herein or in any attachments hereto or in the affairs of CIT Group Inc. or any of its subsidiaries, including Delaware Funding, or affiliates since the date hereof or thereof.

Austria.  No prospectus has been or will be approved and/or published pursuant to the Austrian Capital Markets Act (Kapitalmarktgesetz), as amended. Neither this document nor any other document connected therewith constitutes a prospectus according to the Austrian Capital Markets Act, and neither this document nor any other document connected therewith may be distributed, passed on or disclosed to any other person in Austria. No steps may be taken that would constitute a public offering of New Notes and New Preferred Stock in Austria, and the Offers may not be advertised in Austria. The New Notes and New Preferred Stock will be offered in Austria only in compliance with the provisions of the Austrian Capital Markets Act and all other laws and regulations in Austria applicable to the Offers and sale of New Notes and New Preferred Stock in Austria.

Belgium.  The Offers are exclusively conducted in Belgium under applicable private placement exemptions and have, therefore, not been and will not be notified to, and the Offering Memorandum and Disclosure Statement or any other offering material has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen). Accordingly, the Offers may not be advertised and the Offers will not be extended and no memorandum, information circular, brochure or any similar document has been or will be distributed, directly or indirectly, to any person in Belgium other than “qualified investors” in the sense of Article 10 of the Belgian Law of 16 June 2006 on the public offer of placement instruments and the admission to trading of placement instruments on regulated markets (as amended from time to time). This Offering Memorandum and Disclosure Statement has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Offers. Accordingly, the information contained herein may not be used for any other purpose nor disclosed to any other person in Belgium.

Bermuda.  The Offers are private and not intended for the public. This Offering Memorandum and Disclosure Statement has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, express or implied, is prohibited.

Canada.  This Offering Memorandum and Disclosure Statement constitutes an offering of the New Notes and New Preferred Stock only in those jurisdictions of Canada where they may be lawfully sold and therein only to “accredited investors” (as such term is defined in applicable Canadian securities legislation) and only by persons permitted to sell such securities. This Offering Memorandum and Disclosure Statement is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the New Notes or New Preferred Stock in Canada. No Canadian securities regulatory authority has expressed an opinion about New Notes or New Preferred Stock and it is an offence to claim otherwise. This Offering Memorandum and Disclosure Statement is for the confidential use of only those persons to whom it is transmitted in connection with the Offers. By their acceptance of this Offering Memorandum and Disclosure Statement, investors agree that they will not transmit, reproduce or make available to any person, other than their professional advisers, this Offering Memorandum and Disclosure Statement or any of the information contained herein. No person has been authorized to give any information or to make any representations about CIT Group Inc. or Delaware Funding not contained in this Offering Memorandum and Disclosure Statement. Any such information or representation which is given or received must not be relied upon by any investor.

Cayman Islands.  No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the New Notes and New Preferred Stock as CIT and Delaware Funding are not listed on the Cayman Islands Stock Exchange.

Denmark.  This Offering Memorandum and Disclosure Statement has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other regulatory authority in the Kingdom of Denmark. The New Notes and New Preferred Stock have not been offered or sold and may not be offered, sold or delivered directly or indirectly in Denmark, unless in compliance with Chapters 6 or 12 of the Danish Act on Trading in Securities and executive orders issued pursuant thereto as amended from time to time. Accordingly, this Offering Memorandum and Disclosure Statement may not be made available nor may the

New Notes and New Preferred Stock otherwise be marketed and offered for sale in Denmark other than in circumstances which are deemed not to be a marketing or an offer to the public in Denmark.

European Economic Area.  This Offering Memorandum and Disclosure Statement shall not be distributed to, and no New Notes and New Preferred Stock may be offered or sold to persons in a Member State of the European Economic Area which has implemented Directive 2003/71/EC (the “Prospectus Directive”) (each, a “Relevant Member State”) other than to persons who are qualified investors within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive (each, a “Qualified Investor”).

France.  No prospectus or Offering Memorandum and Disclosure Statement (including any amendment or supplement thereto or replacement thereof) has been prepared in connection with the Offers that have been submitted for clearance to or approved by the Autorité des marchés financiers; no New Notes or New Preferred Stock have been offered or sold nor will any New Notes or New Preferred Stock be offered or sold, directly or indirectly, to the public in France; neither a prospectus, the Offering Memorandum and Disclosure Statement nor any other offering material relating to the New Notes or New Preferred Stock has been distributed or caused to be distributed, and a prospectus, the Offering Memorandum and Disclosure Statement and any other offering material relating to the New Notes and New Preferred Stock will not be distributed or caused to be distributed to the public in France; such offer, sales and distributions have been and shall only be made in France to (i) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portfeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) acting for their own account, all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the Code monétaire et financier.

Germany.  Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz (the “WpPG”)), which implements the Prospectus Directive in Germany, and any other applicable laws in the Federal Republic of Germany. The offer and solicitation of securities to the public in Germany requires the prior publication (with specific requirements for a publication being set out in the WpPG) of a prospectus drawn up in accordance with the Prospectus Directive and the WpPG (a “PD-compliant Prospectus”) approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt fur Finanzdienstleistungsaufsicht (the “BaFin”)) or the notification of a PD-compliant Prospectus approved by another competent authority in the EEA in accordance with Art. 17 and Art. 18 of the Prospectus Directive. This Offering Memorandum and Disclosure Statement does not constitute a PD-compliant Prospectus and has not been and will not be submitted for approval to the BaFin. It may not be supplied to the public in Germany or used in connection with any offer for subscription of New Notes and New Preferred Stock to the public, any public marketing of New Notes and New Preferred Stock or any public solicitation for offer to subscribe for or otherwise acquire New Notes and New Preferred Stock in Germany. This Offering Memorandum and Disclosure Statement is personally addressed only to a limited number of persons in Germany who are qualified investors, as defined in the WpPG, is strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Greece.  No prospectus subject to the approval of the Hellenic Capital Markets Commission or another EU equivalent authority has been prepared in connection with the Offers. The New Notes and New Preferred Stock may not be offered or sold, directly or indirectly, to the public in Greece and neither this Offering Memorandum and Disclosure Statement nor any other offering material or information contained herein relating to the New Notes and New Preferred Stock may be released, issued or distributed to the public in Greece or used in connection with any offering in respect of the New Notes and New Preferred Stock to the public in Greece. The New Notes and New Preferred Stock may exclusively be offered to qualified investors acting for their own account as defined under article 2(1)(στ) of Greek Law 3401/2005 and the Prospectus Directive and/or under circumstances where the Offers of the New Notes and New Preferred Stock is allowed without prior publication of a prospectus and/or where the Offers of the New Notes and New Preferred Stock is exempted from the publication of a prospectus according to Greek Law 3401/005 and/or the Prospectus Directive. The offer does not constitute a solicitation by anyone not authorised to so act and this Offering Memorandum and Disclosure Statement may not be used for or in connection with the Offers to solicit anyone to whom it is unlawful under Greek laws to make such offer in the context of article 10 of Greek law 876/1979.

Hong Kong.  The New Notes and New Preferred Stock may not be offered or sold in Hong Kong, by means of this Offering Memorandum and Disclosure Statement or any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No advertisement, invitation or document relating to New Notes and New Preferred Stock, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) will be issued other than with respect to the New Notes and New Preferred Stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Ireland.  The Offers are not being made, directly or indirectly, to the public in Ireland and no offers or sales of any notes or securities under or in connection with such Offers may be effected except in conformity with the provisions of Irish law including the Irish Companies Acts 1963 to 2006, the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland, the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland and the Market Abuse (Directive 2003/6/EU) Regulations 2005 of Ireland.

Israel.  In the State of Israel this Offering Memorandum and Disclosure Statement shall not be regarded as an offer to the public to purchase the New Notes and New Preferred Stock under the Israeli Securities Law 5728 — 1968 (the “ISL”), which requires a prospectus to be published and authorised by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the ISL, including, among others, if: (i) the Offers are made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) if the Offers are made, distributed or directed to certain qualified investors defined in the First Addendum of the ISL, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in respect of counting the Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the ISL. Addressed Investors may have to submit written evidence in respect to their identities. CIT has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the ISL. CIT has not and will not distribute this Offering Memorandum and Disclosure Statement or make, distribute or direct an offer to subscribe for the New Notes and New Preferred Stock to any person within the State of Israel, other than to Qualified Investors and Addressed Investors.

Italy.  The Offers are not being made in the Republic of Italy and the Offering Memorandum and Disclosure Statement has not been submitted to the clearance procedure of the COMMISSIONE NAZIONALE PER LE SOCIETA E LA BORSA (CONSOB) and/or the Bank of Italy pursuant to Italian laws and regulations. Accordingly, holders of Old Notes are hereby notified that, to the extent such holders are Italian residents or persons located in the Republic of Italy, the Offers are not available to them and they may not submit for exchange the Old Notes in the Offers nor may the New Notes and New Preferred Stock be offered, sold or delivered in the Republic of Italy and, as such, any acceptances received from such persons shall be ineffective and void, and neither the NOTE D’INFORMATION nor any other offering material relating to the Offers, the Old Notes or the New Notes and New Preferred Stock may be distributed or made available in the Republic of Italy.

Japan.  The New Notes and New Preferred Stock have not been registered under the Securities and Exchange Law of Japan. The New Notes and New Preferred Stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Korea.  The New Notes and New Preferred Stock have not been registered under the Securities and Exchange Law and none of the New Notes or New Preferred Stock has been or will be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the Securities and Exchange Law, the Foreign Exchange Transaction Law and any other applicable laws, regulations and ministerial guidelines in Korea. Without prejudice to the foregoing, where the New Notes and New Preferred Stock are sold or re-sold to Korean residents, the New Notes and New Preferred Stock may only be sold or re-sold to those Korean

v

residents that are qualified to purchase them under the relevant laws and regulations without having first to obtain prior governmental approvals under the relevant Korean laws/regulations, including the Foreign Exchange Transaction Law (or that have obtained the required prior governmental approvals to do so).

Kuwait.  No New Notes and New Preferred Stock have been offered or sold or will be offered or sold and no documents will be distributed, no materials will be offered, or no invitation or advertisement will be issued in the State of Kuwait relating thereto, save in strict compliance with the provisions of Law No. 31/1990 and the various Ministerial Orders and Resolutions issued thereunder. No mass-media means of contact are being used to market the New Notes and New Preferred Stock. The New Notes and New Preferred Stock are being offered for sale only to qualified institutional investors. Neither the New Notes or New Preferred Stock nor the private offering have been licensed by the Ministry of Commerce or any other relevant Kuwaiti Government Agency. No party involved in this offering is licensed in the state of Kuwait.

Luxembourg.  No New Notes and New Preferred Stock may be offered or sold in the Grand Duchy of Luxembourg, directly or indirectly, and neither this Offering Memorandum and Disclosure Statement nor any other offering circular, prospectus, form of advertisement, form of communication or other material may be distributed, or otherwise made available in form, or published in, the Grand Duchy of Luxembourg except in circumstances which do not constitute an offer of the New Notes and New Preferred Stock to the public.

Malaysia.  No Offering Memorandum and Disclosure Statement or other offering documents has been or will be registered with the Securities Commission under the Securities Commission Act 1993 in respect of the New Notes and New Preferred Stock. The New Notes and New Preferred Stock will only be offered for sale to non-residents of Malaysia (being persons who are not citizens or permanent residents of Malaysia and who do not engage in a trade or business in Malaysia and includes any offshore company incorporated under the OCA 1990 and any foreign offshore company registered under the OCA 1990) and that this Offering Memorandum and Disclosure Statement or any other offering document or material relating to the New Notes and New Preferred Stock will not be distributed or circulated, whether directly or indirectly, to residents of Malaysia.

The Netherlands.  No New Notes or New Preferred Stock have been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in the Netherlands other than to persons who are qualifying investors (gekwalificeerde beleggers) within the meaning of article 1:1 of the 2006 Act on Financial Supervision (Wet op het financieel toezicht) as amended from time to time unless one of the other exemptions or exceptions to the prohibition contained in Article 5:2 of the 2006 Act on Financial Supervision (Wet op het financieel toezicht) is applicable and the conditions attached to such exemption or exception are complied with.

People’s Republic of China.  This Offering Memorandum and Disclosure Statement has not been and will not be circulated or distributed in the People’s Republic of China (PRC) and no New Notes and New Preferred Stock have been offered or sold, nor will be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Hong Kong, Macau and Taiwan. Neither this Offering Memorandum and Disclosure Statement nor any advertisement or other offering material may be distributed or published and no offer or sale of any New Notes and New Preferred Stock may be made in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Portugal.  This Offering Memorandum and Disclosure Statement has not been nor will it be subject to the approval of the Portuguese Securities Market Commission (the “CMVM”). No approval action has been or will be requested from the CMVM that would permit a public offering of any of the New Notes and New Preferred Stock referred to in this Offering Memorandum and Disclosure Statement; therefore the same cannot be offered to the public in Portugal. Accordingly, no New Notes and New Preferred Stock may be offered, sold or delivered except in circumstances that will result in compliance with any applicable laws and regulations. In particular, this Offering Memorandum and Disclosure Statement and the Offers of New Notes and New Preferred Stock are only intended for qualified investors within the meaning of Article 30 of the Portuguese Securities Code (Código dos Valores Mobiliários).

Singapore.  The offer of New Notes and New Preferred Stock is made only to and directed at, and the New Notes and New Preferred Stock are only available to, persons in Singapore who are existing holders of the Old Notes previously issued by CIT Group Inc. or Delaware Funding. This Offering Memorandum and Disclosure Statement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offering Memorandum and Disclosure Statement and any other document or material in connection with the Offers or sale, or invitation for subscription or purchase, of the New Notes and New Preferred Stock may not be circulated or distributed, nor may the New Notes and New Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) existing holders of Old Notes or (ii) pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of Singapore.

Spain.  The New Notes and New Preferred Stock will not be offered, sold or distributed in Spain, except in circumstances which do not constitute a public offer of securities in Spain within the meaning of the Spanish Securities Market Law (Ley 24/1988, de 28 de Julio, del Mercado de Valores), as amended and restated, or without complying with all legal and regulatory requirements under Spanish securities laws. The New Notes, New Preferred Stock and the Offering Memorandum and Disclosure Statement have not been registered with the Spanish Securities Market Commission (Comision Nacional del Mercado de Valores) and therefore the Offering Memorandum and Disclosure Statement are not intended for any public offer of the New Notes or Preferred Stock in Spain.

Switzerland.  The New Notes and New Preferred Stock may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland. Neither this Offering Memorandum and Disclosure Statement nor any other offering or marketing material relating to CIT or the New Notes or New Preferred Stock constitutes a prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations (Schweizerisches Obligationenrecht), and neither this document nor any other offering material relating to CIT or the New Notes or New Preferred Stock may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom.  This communication is not being made and has not been approved by an authorized person for the purpose of section 21 of the Financial Services and Markets Act 2000 (the “Act”). Accordingly, this communication is not being distributed to, and must not be passed onto, the general public in the United Kingdom save in circumstances where section 21(1) of the Act does not apply. This communication is only directed at persons who (i) are outside the United Kingdom or (ii) are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or (iii) are high net worth entities or other persons to whom it may lawfully be communicated falling within Article 49(2)(a) to (e) of the Financial Promotion Order or (iv) fall within Article 43 of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT, 1955, AS AMENDED, WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The New Notes and New Preferred Stock will initially be available in book-entry form only. We expect that each series of New Notes will be issued in the form of one or more registered global notes. The global notes will be deposited with, or on behalf of, DTC and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global notes will be shown on, and transfers of beneficial interests in the global notes will be effected only through, records maintained by DTC and its participants. After the initial issuance of the global notes, certificated notes will be issued in exchange for global notes only in the limited circumstances set forth in the applicable indenture governing the New Notes. See “Book-Entry, Delivery and Form.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Offering Memorandum and Disclosure Statement are “forward-looking statements” within the meaning of applicable federal securities laws. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” and similar expressions are generally intended to identify forward-looking statements. All statements contained in this Offering Memorandum and Disclosure Statement, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable in the circumstances, these statements are not guarantees of any events or financial results, and our actual results may differ materially. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this Offering Memorandum and Disclosure Statement, including the Projections of Certain Financial Data Following Consummation of Plan of Reorganization and the Liquidation Analysis, are made only as of the date of this Offering Memorandum and Disclosure Statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise, except as required by law. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC. All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. We cannot assure you that projected results or events will be achieved. Factors that could cause our actual results to be materially different from our expectations include those factors described herein under the caption “Risk Factors” and “Risk Related to the Chapter 11 Case and the Plan of Reorganization” and in documents incorporated herein by reference, including, among others, the following:

•	capital markets liquidity;

•	risks of a continuation or worsening of the economic recession;

•	industry cycles and trends;

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks;

•	adequacy of reserves for credit losses;

•	risks inherent in changes in market interest rates and quality spreads;

•	funding opportunities, deposit taking capabilities and borrowing costs;

•	risks that the Senior Credit Facility (as defined below) with Barclays Bank and certain lenders will not provide the liquidity the Company is seeking due to material increases in customer drawdowns on outstanding commitments;

•	risks that the Company will be unsuccessful in its efforts to effectuate a comprehensive restructuring of its capital structure;

•	risks that the Company will be unsuccessful in its efforts to consummate the proposed recapitalization transaction following consummation of the Offers;

•	risks if the Company seeks protection under the Bankruptcy Code;

•	risks that the Company will be unable to comply with the terms of the Written Agreement with the Federal Reserve Bank of New York or the Orders of the Federal Deposit Insurance Corporation and Utah Department of Financial Institutions;

•	risks that banking regulators will not provide approval for the Company to originate certain types of business or products through CIT Bank;

•	risks that the Company will be required to divest CIT Bank if the Company files for bankruptcy or for other reasons;

•	conditions and/or changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets;

•	risks associated with the value and recoverability of leased equipment and lease residual values;

•	application of fair value accounting in volatile markets;

•	application of goodwill accounting in a recessionary economy;

•	changes in laws or regulations governing our business and operations;

•	risks that a bankruptcy filing will harm our customer relationships and cause us to lose revenues;

•	changes in competitive factors;

•	inability to retain management or hire employees through the restructuring, including because of regulatory limits on our ability to pay retention bonuses;

•	demographic trends;

•	future acquisitions or dispositions of businesses or asset portfolios; and

•	regulatory changes and/or developments.

INDUSTRY AND MARKET DATA

In this Offering Memorandum and Disclosure Statement, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we believe that these sources are reliable, we have not independently verified and do not guarantee the accuracy and completeness of this information.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

CIT is “incorporating by reference” the information it files with the SEC into this Offering Memorandum and Disclosure Statement, which means that CIT is disclosing important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Offering Memorandum and Disclosure Statement. Certain information that CIT files after the date of this Offering Memorandum and Disclosure Statement with the SEC will automatically update and supersede the information included or incorporated by reference herein. CIT incorporates by reference into this Offering Memorandum and Disclosure Statement the documents listed below, which were filed with the SEC, and such documents form an integral part of this Offering Memorandum and Disclosure Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the audited consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and the audit report from the independent registered public accounting firm, have been updated with the documents included in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 1, 2009);

•	Definitive Proxy Statement filed with the SEC on April 1, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•	Current Reports on Form 8-K filed on January 5, 2009, January 7, 2009, January 22, 2009, February 24, 2009, April 23, 2009, April 30, 2009, May 7, 2009, May 18, 2009, May 22, 2009, June 18, 2009, July 21, 2009, July 30, 2009, August 7, 2009, August 13, 2009, August 17, 2009 (Item 5.03 only), September 1, 2009, September 4, 2009, October 7, 2009 and October 13, 2009; and

•	Current Report on Form 8-K/A filed on September 11, 2009.

CIT is also incorporating by reference any future filings CIT makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Offering Memorandum and Disclosure Statement and prior to the expiration or termination of the Offers, except that, unless otherwise indicated, CIT is not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any statement contained in this Offering Memorandum and Disclosure Statement or in a document (or part thereof) incorporated or considered to be incorporated by reference in this Offering Memorandum and Disclosure Statement shall be considered to be modified or superseded for purposes of this Offering Memorandum and Disclosure Statement to the extent that a statement contained in this Offering Memorandum and Disclosure Statement or in any other subsequently filed document (or part thereof) which is or is considered to be incorporated by reference in this Offering Memorandum and Disclosure Statement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute part of this Offering Memorandum and Disclosure Statement.

Copies of each of the documents incorporated by reference into this Offering Memorandum and Disclosure Statement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) may be obtained at no cost, by contacting the information agent at its telephone number set forth on the back cover of this Offering Memorandum and Disclosure Statement.

CIT is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and information statements and other information with the SEC. You may read and copy any document CIT files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. CIT’s filings are also electronically available from the SEC’s Electronic Document Gathering, Analysis and Retrieval System, which is commonly known by the acronym “EDGAR,” and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

Anyone who receives this Offering Memorandum and Disclosure Statement may obtain a copy of the indenture for the New Notes without charge by writing to the Company at Investor Relations Department, CIT Group Inc., 505 Fifth Avenue, New York, New York 10017.

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SUMMARY

This summary highlights some basic information contained, or incorporated by reference, in this Offering Memorandum and Disclosure Statement to help you understand our business, the Offers and the Plan of Reorganization. It does not contain all of the information that is important to you. You should carefully read this Offering Memorandum and Disclosure Statement to understand fully the terms of the Offers and the Plan of Reorganization, as well as the information incorporated by reference herein. You should pay special attention to the information in the section entitled “Risk Factors” beginning on page 36 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Unless stated otherwise, the discussion in this Offering Memorandum and Disclosure Statement of our business includes the business of CIT Group Inc. and its direct and indirect consolidated subsidiaries. Unless otherwise indicated or the context otherwise requires, (i) when discussing the CIT Offers, the CIT Old Notes and the Series A Notes, “CIT,” “the Company,” “we,” “us” and “our” refer to CIT Group Inc. and its direct and indirect subsidiaries on a consolidated basis; (ii) when discussing the Delaware Funding Offers, the Delaware Funding Old Notes and the Series B Notes, “the Company,” “we,” “us” and “our” refer to Delaware Funding; and (iii) when discussing the Offers, the Old Notes and the New Notes, “the Company,” “we,” “us” and “our” refer to CIT Group Inc. and its direct and indirect subsidiaries on a consolidated basis, including Delaware Funding.

Overview

Through the consummation of the Offers or Plan of Reorganization, the Company intends to restructure its capital structure, improve its liquidity position, enhance its capital levels, and accelerate its return to profitability, while providing adequate time to execute its business restructuring strategy. Upon the terms and subject to the conditions set forth in this Offering Memorandum and Disclosure Statement and the accompanying Letter of Transmittal and/or Ballot, we are offering to exchange the Old Notes for the New Notes and/or New Preferred Stock in the Offers and soliciting acceptances of the Plan of Reorganization.

In connection with the transactions contemplated by the Offers and the Plan of Reorganization, you may elect to (i) tender your Old Notes in the Offers which will also constitute a vote to accept the Plan of Reorganization, (ii) vote to accept the Plan of Reorganization without tendering your Old Notes, (iii) vote to reject the Plan of Reorganization without tendering your Old Notes or (iv) take no action with respect to the Offers and the Plan of Reorganization. In the event that you choose to take no action with respect to the Offers and the Plan of Reorganization, you will have rejected the Offers and will have no bearing on the approval of the Plan of Reorganization.

If the Company consummates the Offers, tendering holders of Old Notes will receive the consideration described in this Offering Memorandum and Disclosure Statement.

If the Company does not consummate the Offers and elects to proceed with a restructuring under the Plan of Reorganization, all holders of Old Notes will receive the treatment provided in the Plan of Reorganization upon consummation of the Plan of Reorganization (if approved).

If the Offers are not consummated and the Plan of Reorganization is not accepted, the Company expects that it will likely be necessary to file for bankruptcy protection without the benefit of an agreed plan of reorganization, which may require significant and accelerated asset liquidations. No decision has been made by the Company’s board of directors to file petitions for relief under the Bankruptcy Code.

Our Business

CIT Group Inc. is a bank holding company providing commercial financing and leasing products and management advisory services to clients in a wide variety of industries. The Company operates primarily in North America, with locations in Europe, Latin America, Australia and the Asia-Pacific region. CIT Group Inc.’s primary regulator is the Federal Reserve Bank of New York and CIT Bank’s primary regulators are the Federal Deposit Insurance Corporation (“FDIC”) and the Utah Department of Financial Institution (“UDFI”). CIT Group Inc. is a holding company and the ultimate parent of all of CIT’s corporate entities. C.I.T. Leasing

Corporation (“CIT Leasing”) is the direct parent of Delaware Funding, and in turn The CIT Group/Equipment Financing Inc. (“CIT Equipment Financing”) is the direct parent of CIT Leasing. CIT Group Inc. is the direct parent of CIT Equipment Financing. Neither CIT Leasing nor CIT Equipment Financing are participants in the Offers or the Plan of Reorganization.

Delaware Funding is an indirect, wholly owned subsidiary of CIT Group Inc. Delaware Funding was formed for the purpose of acting as CIT’s finance subsidiary in Canada and for issuing debt to fund certain of CIT’s operations, including those in Canada and parts of Europe. All indebtedness of Delaware Funding is guaranteed by CIT, its ultimate parent company.

The Company provides financing and leasing capital to its clients and their customers in over 30 industries and 50 countries. The Company’s businesses focus on commercial clients with a particular emphasis on middle market companies. Through its corporate finance, transportation finance, trade finance and vendor finance segments, the Company serves clients in a wide variety of industries including aerospace and rail, manufacturing, wholesaling, retailing, healthcare, communications, media and entertainment and various service-related industries. The Company is also a leader in small business lending with an emphasis on originating U.S. Small Business Administration (“SBA”) loans. We previously offered student loans through our consumer segment, but we discontinued originations of student loans in 2008 and are running off the remaining portfolio.

The Company has both bank and non-bank subsidiaries. CIT Bank, which amended its charter in December 2008 from an industrial bank to a state-chartered bank in Utah, is the Company’s primary bank subsidiary. CIT Bank, which had historically funded consumer loans, shifted its focus to commercial lending in late 2007/early 2008. In addition, the Company has regulated subsidiaries in a number of other jurisdictions, including but not limited to the United Kingdom, France, Germany, Sweden, and Brazil. The Company’s non-bank subsidiaries, both in the U.S. and abroad, currently house the majority of the Company’s assets and operations. As a bank holding company, CIT Group Inc. is prohibited from engaging in certain business activities including certain of its insurance services and its equity investment activities, and may have to exit these activities within a specified time period.

Background

The global financial market crisis and negative economic conditions materially and adversely affected the Company’s liquidity position and operating results over the past 30 months. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The Company’s business historically relied upon access to both the secured and unsecured debt capital markets for cost-efficient funding. The disruptions in the credit markets coupled with the global economic deterioration that began in 2007, and downgrades in the Company’s credit ratings to well below investment grade in 2008 and 2009, materially worsened the Company’s liquidity situation and left it without access to the unsecured debt market and impaired its access to cost efficient secured financing. Since January 2008, the Company obtained interim financing through secured financings and reduced financing needs through balance sheet contraction.

As part of its overall plan to transition to a bank-centric business model, the Company (i) applied to participate in the FDIC’s Temporary Liquidity Guarantee Program (“TLGP”), which would have enabled the Company to issue government guaranteed debt and (ii) applied for exemptions under Section 23A of the Federal Reserve Act (“Section 23A”) to transfer a significant portion of its U.S. assets to CIT Bank, which would have enabled the Company to generate liquidity by leveraging the deposit-taking capabilities of CIT Bank. In April 2009, the Federal Reserve granted the Company a partial Section 23A waiver to transfer $5.7 billion of government-guaranteed student loans to CIT Bank. In connection with this transaction, CIT Bank assumed $3.5 billion in debt and paid $1.6 billion in cash to CIT Group Inc.

On July 15, 2009, the Company was advised that there was no appreciable likelihood of additional government support being provided in the near term, through either participation in the FDIC’s TLGP or further approvals of asset transfers under its pending Section 23A exemption request. Following the announcement of these developments, the Company experienced higher draws on financing commitments which accelerated the degradation of its liquidity position. This liquidity situation, continued portfolio deterioration and the weak economic and credit environment, all weighed heavily on the Company’s recent financial performance.

In order to meet its near-term liquidity needs, the Company entered into a senior secured term loan facility on July 20, 2009, as amended and restated on July 29, 2009 and as further amended on August 3, 2009, August 31, 2009 and October 1, 2009, for up to $3 billion provided by a syndicate initially comprised of certain holders of the Company’s Old Notes (the “Senior Credit Facility”). As of August 4, 2009, the Company had drawn the entire $3 billion in financing under the Senior Credit Facility. The Company and certain of its subsidiaries are borrowers under the Senior Credit Facility (collectively, the “Borrowers”). The Company and all of its current and future domestic wholly owned subsidiaries, with the exception of CIT Bank and other regulated subsidiaries, special purpose entities, and immaterial subsidiaries, are guarantors of the Senior Credit Facility (the “Credit Facility Guarantors”).

The Senior Credit Facility is secured by a perfected first priority lien on substantially all unencumbered assets of the Borrowers and Credit Facility Guarantors (other than CIT Group Inc.), and with limited exceptions, has priority over all other liens, and also includes 65% of the voting and 100% of the non-voting stock of other first-tier foreign subsidiaries (other than direct subsidiaries of CIT Group Inc.), in each case owned by a Credit Facility Guarantor, 65% of the voting shares and 100% of the nonvoting shares in CIT Financial Ltd., all of the shares in CIT Aerospace International (except one nominee share), 65% of the shares in CIT Vendor Finance (UK) Limited (not to exceed 65% of the voting shares) and 49% of the shares in CIT Group Finance (Ireland).

The Senior Credit Facility requires the Company to adopt and comply with a restructuring plan acceptable to a majority in number of a committee comprised of certain lenders under the Senior Credit Facility (the “Steering Committee”) by October 1, 2009. This requirement is subject to the fiduciary duty of the Company’s board of directors to act in the best interests of the Company and its stakeholders. On October 1, 2009, the Company commenced the Offers and the solicitation of votes to accept or reject the Plan of Reorganization that are described in this Offering Memorandum and Disclosure Statement and which were developed in consultation with the Steering Committee.

Business Restructuring Strategy

The Company and its board of directors, in consultation with its advisors, continue to develop and execute the Company’s business restructuring strategy, which has the following objectives:

Financial Strength

•	targeting a capital structure with significantly less leverage and establishing capital ratios well in excess of our regulatory standards and in line with the most financially sound of our peers;

•	achieving sufficient liquidity and restructuring our debt maturity schedule to reduce reliance on the capital markets; and

•	positioning the Company for a return to profitability and investment grade ratings.

Business Model

•	optimizing our portfolio of businesses and organizational structure, which may include identifying businesses or portfolios to be liquidated or sold over time;

•	identifying the core businesses that, subject to regulatory approvals, would operate in CIT Bank, including certain core small and middle market financing businesses; and

•	aligning the funding model to reflect the changes in our business model and diversifying CIT Bank’s funding to include commercial deposits, retail deposits, asset-backed financings and a reduced proportion of brokered deposits.

By successfully implementing its business restructuring strategy, the Company’s goal is to transition to a smaller company focused on serving small- and mid-sized commercial businesses. The Company’s goal is to create a sustainable and profitable business model by reducing balance sheet exposure through completion of targeted asset sales and net portfolio run-off and through facilitating a return to the capital markets by achieving investment grade ratings. In addition, the Company is seeking to reduce its leverage and carry a manageable interest burden going forward. The Company aims to position itself to execute a transition to a bank-centric business model by seeking to obtain regulatory support for our business restructuring strategy and emerging from the restructuring with our bank holding company status as a source of strength for the Company, including CIT Bank.

The Company commenced execution of its business restructuring strategy by entering into the Senior Credit Facility and consummating the cash tender offer described below for the outstanding August 17 Notes (as defined below) and continues its restructuring efforts with the transactions contemplated by the Offers and the Plan of Reorganization (together, the “Restructuring Plan”). We believe that the successful implementation of our business restructuring strategy, including the Restructuring Plan, will be viewed favorably by our regulators and will position us to request approval to transfer certain business platforms into CIT Bank.

Restructuring Plan

The Company’s principal objective in restructuring its capital structure through the Restructuring Plan is to ensure that maximum franchise value is recognized for its stakeholders. The Restructuring Plan satisfies the applicable requirements of the Senior Credit Facility, and the Company believes the Restructuring Plan, whether implemented through the Offers or through the Plan of Reorganization:

•	significantly reduces leverage by lowering the Company’s aggregate debt balance;

•	increases the total capital ratio to in excess of 15%, which exceeds regulatory requirements and mitigates the risk of future loss to creditors;

•	provides a sufficient period of time (approximately three years) to implement a revised funding plan before the Company faces significant debt maturities;

•	minimizes business disruptions and potential customer defections by limiting uncertainty as to the viability of the Company as a going concern and the period of time during which the Company is subject to such uncertainty;

•	positions the Company for a return to investment grade ratings;

•	provides the Company with sufficient operating flexibility to execute the balance of the Company’s business restructuring strategy;

•	positions the Company to seek approval from regulators for future transfers of business platforms to CIT Bank;

•	offers consideration based on position in the existing capital structure; and

•	preserves significantly higher value for the Company than a liquidation of CIT or a bankruptcy filing without an approved plan of reorganization.

The principal elements of the Restructuring Plan include:

•	conducting the Offers and soliciting acceptances of the Plan of Reorganization so that we may determine based on the participation rate in the Offers and other circumstances at the time, whether it is in the best interests of the Company and its stakeholders to consummate the Offers or to file for bankruptcy and seek confirmation of the Plan of Reorganization;

•	negotiating a new or amended secured credit facility to provide additional liquidity;

•	continuing negotiations with certain other noteholders and lenders to obtain amendments or waivers that would result in an improvement to our liquidity and capital position, including negotiating the restructuring of our revolving bank credit agreements and two other term loan agreements pursuant to which each accepting lender would receive, in satisfaction of all amounts owed to such lender, obligations under a Junior Credit Facility (as defined herein) providing economically equivalent terms to the New Notes (the “Junior Credit Facility”) and New Preferred Stock (see “Description of Material Indebtedness — Junior Credit Facilities); and

•	if the Offers are consummated, taking the steps necessary to effectuate the Recapitalization described below.

Upon successful implementation of the Restructuring Plan — whether through the Offers or the Plan of Reorganization — the Company believes it will be better-positioned to pursue the remainder of its business restructuring strategy including potential significant business line restructurings and/or dispositions.

Recapitalization

If the Company consummates the Offers, tendering holders of CIT Old Notes will receive the consideration described in this Offering Memorandum and Disclosure Statement, including shares of New Preferred Stock. As soon as practicable following the Settlement Date, subject to the affirmative vote of CIT Group Inc.’s stockholders, the Company intends to seek to effectuate certain recapitalization transactions (the “Recapitalization”), including to increase CIT Group Inc.’s authorized common shares and reclassify its outstanding preferred stock, including the New Preferred Stock, into common stock. On a pro forma basis following the Recapitalization, assuming 100% participation in the Offers, holders of the New Preferred Stock will hold approximately 91.1% of the equity and voting power of the Company, the United States Department of the Treasury, as holder of our Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), will hold 5.4% of the equity and voting power of the Company, holders of the Company’s other series of currently outstanding preferred stock will hold approximately 1.0% of the equity and voting power of the Company, and holders of the Company’s currently outstanding common stock will hold 2.5% of the equity and voting power of the Company. If the Company receives the minimum level of participation in the Offers required to satisfy the Liquidity and Leverage Condition, on a pro forma basis following the Recapitalization, holders of the New Preferred Stock will hold approximately 90.6% of the equity and voting power of the Company, the United States Department of the Treasury, as holder of our Series D Preferred Stock, will hold 5.4% of the equity and voting power of the Company, holders of the Company’s other series of currently outstanding preferred stock will hold approximately 1.5% of the equity and voting power of the Company and holders of currently outstanding common stock will hold 2.5% of the equity and voting power of the Company. For more information, see “Recapitalization After the Offers” and “Risk Factors — Risks Related to Consummation of the Offers.”

Summary Comparison of Treatment in the Offers and the Plan of Reorganization

The table below summarizes the treatment of holders of Old Notes and the other noteholders, claimants and interest holders under the Offers and the Plan of Reorganization. Under the Plan of Reorganization, the holders of CIT Old Notes will receive the New Notes as well as shares of newly issued common stock (the “New Common Interests”) and, in certain instances, Contingent Value Rights. Each entry under the “Treatment Under” columns represents the principal amount of New Notes per $1 of existing securities. This summary does not reflect the potential effect of the Recapitalization described above, which we intend to pursue if the Offers are consummated.

Treatment Under
Security	The Offers	The Plan of Reorganization

Senior Unsecured Debt Maturing 2009	90 cents of New Notes, plus New Preferred Stock	70 cents of New Notes, plus New Common Interests
Senior Unsecured Debt Maturing 2010(1)	85 cents of New Notes, plus New Preferred Stock	70 cents of New Notes, plus New Common Interests
Senior Unsecured Debt Maturing 2011 — 2012	80 cents of New Notes, plus New Preferred Stock	70 cents of New Notes, plus New Common Interests
Senior Unsecured Debt Maturing 2013 or later	70 cents of New Notes, plus New Preferred Stock	70 cents of New Notes, plus New Common Interests
Structurally Senior Unsecured Debt(2)	100 cents of New Notes	100 cents of New Notes
Subordinated Debt	New Preferred Stock	New Common Interests and Contingent Value Rights
Junior Subordinated Debt	New Preferred Stock	New Common Interests and Contingent Value Rights
Preferred Stock, Series A, B, C and D	Not Solicited in the Offers(3)	Contingent Value Rights
Common Stock	Not Solicited in the Offers(3)	No Recovery

(1)	Includes 5.38% Notes due June 15, 2017, which notes have a put right on June 15, 2010.

(2)	The structurally senior unsecured debt includes the Delaware Funding Old Notes and the treatment of the Delaware Funding Old Notes under the Plan of Reorganization presented in the table assumes a vote of the class to accept the Plan of Reorganization. Certain other debt securities of our subsidiaries which are structurally senior unsecured debt are not included in the Offers and not affected by the Plan of Reorganization, including notes issued by CIT Group (Australia) Limited.

(3)	The currently outstanding series of preferred stock and currently outstanding common stock have not been included in the Offers or the solicitation of acceptances for the Plan of Reorganization. If the Offers are consummated, the issuance of the New Preferred and the proposed Recapitalization will result in substantial dilution to the Company’s existing equity holders, leaving such holders with little economic or voting interest in the Company.

The Offers

Consummation of the Restructuring Plan through the Offers provides several benefits, including:

•	an immediate solution to the Company’s near term liquidity issues;

•	different, and in some instances, more desirable, consideration for holders of the Old Notes; and

•	ability to effectuate the restructuring in a short period of time.

Consummating the Offers also avoids the potential need to seek bankruptcy protection and the related costs and disruptions. Unless the Company’s mitigation efforts are successful, these costs could be material and may include:

•	direct costs of bankruptcy, including fees paid to a trustee and to attorneys and other professionals;

•	costs of terminations of defaulted borrowing facilities; and

•	costs of unwinding derivative transactions used to hedge interest rate and currency risks.

Additionally, a bankruptcy filing could have other effects on the Company’s business that are more difficult to measure, including indirect costs, such as an adverse impact on:

•	new business originations through referral sources and other intermediaries that are concerned about the Company’s ability to perform;

•	new business originations directly with customers that are concerned about the Company’s ability to perform and its long-term viability;

•	the Company’s existing portfolio of customers seeking new funding sources to replace their existing relationship with the Company, including refinancing revolving credit facilities and developing new factoring relationships; and

•	the Company’s brand equity due to the negative connotations surrounding a bankruptcy filing.

Other considerations related to the Offers include:

•	the possibility that not all holders of Old Notes may tender their Old Notes into the Offers, resulting in less debt being extinguished;

•	the obligation to make principal payments on Old Notes that are not exchanged on a less desirable maturity schedule; and

•	the need to effectuate the Recapitalization if we consummate the Offers in order to streamline our capital structure.

The Plan of Reorganization

Consummation of the Restructuring Plan through the Plan of Reorganization provides several benefits, including:

•	providing for the same treatment of all holders of claims in the same class whether or not they vote to accept the Plan of Reorganization; and

•	eliminating the need to effectuate the Recapitalization following consummation of the Offers in order to streamline the Company’s capital structure and provide holders of Old Notes with shares of the Company’s common stock.

Other considerations with respect to the Plan of Reorganization include:

•	direct and incremental financing costs to the Company related to the termination of defaulted borrowing facilities, unwinding derivative transactions and the payment of additional fees and expenses;

•	disruptions to the Company’s business, employees and customers and a reduction in the Company’s ability to consummate a restructuring on an expedited basis;

•	incremental borrowings to satisfy cash outflows triggered by a bankruptcy filing by CIT Group Inc.; and

•	reputational damage resulting from the filing of a bankruptcy case.

Effects of Bankruptcy Filing without an Approved Plan of Reorganization

It is the Company’s intention to pursue its Restructuring Plan through the Offers or the Plan of Reorganization. If, however, the Offers are not consummated and the Plan of Reorganization is not accepted, the Company expects that it will likely be necessary to file for bankruptcy protection, without the benefit of an agreed plan of reorganization, or liquidate CIT. In the event of a bankruptcy filing without an agreed plan of reorganization, the Company would likely be subject to a lengthy and costly bankruptcy process and such a filing would cause substantial damage to the Company’s business and reputation. Such a bankruptcy filing would present obstacles to conducting the Company’s business, including the inability to insulate the Company’s operating units from the proceedings, additional uncertainty and constraints with respect to the Company’s liquidity and increased risk of seizure of CIT Bank by its regulators. In addition, such a filing would substantially erode our customers’ confidence in our business. Employees could be distracted or more easily attracted to other career opportunities, and it may be more difficult to attract or replace key employees. Furthermore, lenders and other partners could seek to terminate their relationships with us, require financial assurances or enhanced returns, or refuse to provide credit or other services on the same terms as prior to filing. See “Risk Factors — Risks Related to Failure to Consummate the Restructuring Plan.”

Conditions to the Consummation of the Offers and Plan of Reorganization

Consummation of the Offers is subject to a number of conditions, including a Liquidity and Leverage Condition that states that the Offers cannot be consummated unless a sufficient number of Old Notes are tendered into the exchange, and/or certain other debt instruments have been renegotiated so that, after giving effect to the Offers and such renegotiations, the face amount of the Company’s total debt would be reduced by at least $5.7 billion (excluding any CIT Long Term Old Notes tendered) and its remaining unsecured debt maturities (excluding foreign vendor facilities) would not exceed $500 million in 2009, $2.5 billion during the period from 2009 to 2010, $4.5 billion during the period from 2009 to 2011 and $6.0 billion for the period from 2009 to 2012, in each case on a cumulative basis. In addition, the consummation of each of the Delaware Funding Offers and the Long Term CIT Offers is subject to the consummation of the Original CIT Offers. The Liquidity and Leverage Condition cannot be waived. Whether or not the conditions to the Offers are satisfied, the Company may file for bankruptcy and seek to confirm the Plan of Reorganization if the Company concludes that it would be more advantageous or expeditious for it to do so.

Under the Plan of Reorganization a class is deemed to accept their treatment under a plan if 66 2/3% in amount and more than 50% in number of the claims voting on the Plan of Reorganization vote to accept it. The Plan of Reorganization contemplates only CIT Group Inc. and Delaware Funding being plan proponents and commencing bankruptcy cases. It would be the Company’s intention to seek Bankruptcy Court (as defined below) approval to continue to operate the business of all of its non-debtor operating subsidiaries in the ordinary course of business.

Certain Securities Not Addressed in the Offers or Plan of Reorganization

The Equity Units (CUSIP 125581405) issued by CIT Group Inc. have not been included in the Offers but are included in solicitation of acceptances for the Plan of Reorganization. Holders of Equity Units will receive the same treatment under the Plan of Reorganization as holders of Old Notes. Such holders will only be able to select option 2 (vote to accept the Plan of Reorganization) or option 3 (vote to reject the Plan of Reorganization) on the Ballot. Further, the 6.00% Fixed Rate Notes due 3 March 2011 (CUSIP AU300CGAL010) and the 3 month BBSW plus 34bp Floating Rate Notes due 3 March 2011 (CUSIP AU300CGAL028), each issued by CIT Group (Australia) Limited, a subsidiary of CIT Group Inc., have not been included in the Offers and will be reinstated pursuant to the Plan of Reorganization. As a result, holders of these notes and certain other debt securities will not be entitled to participate in the Offers and will be treated as indicated in the Plan of Reorganization.

Board of Directors

CIT Group Inc.’s board of directors (which as of the date of this Offering Memorandum and Disclosure Statement has ten members) has determined that the appropriate size of the board of directors on and after the consummation of the Offers or the Plan of Reorganization would be 13 directors. At the request of and in cooperation with the Steering Committee, CIT Group Inc. has engaged Spencer Stuart, an internationally recognized director search firm, to assist the Nominating and Governance Committee of the board of directors (the “N&GC”) in identifying, interviewing and selecting candidates for the expanded board of directors and/or replacing members of the present board who may decide to step down from the board of directors. Spencer Stuart will identify candidates who are independent of CIT Group Inc., not affiliated with, or representatives of, any of the members of the Steering Committee, and who possess the qualifications, skills and experience specified by the N&GC. The Steering Committee will recommend to the N&GC candidates for the board of directors from among the qualified individuals identified by Spencer Stuart. The candidates recommended by the Steering Committee that are approved by the N&GC will be reviewed with the Federal Reserve Bank of New York and, to the extent approved by the Federal Reserve Bank of New York, will be submitted to the full board of directors for consideration and appointment to the board of directors. Following consummation of the Offers or the Plan of Reorganization, the board of directors will include five directors that were recommended to the N&GC by the Steering Committee. The board of directors will nominate a slate of at least 13 directors for election at the 2010 annual meeting of stockholders which slate will not include more than five of the directors serving as of the date hereof.

Certain Corporate Governance Matters

If the Offers or Plan of Reorganization are consummated, CIT will use its commercially reasonable efforts to hold its next annual meeting no later than May 31, 2010. CIT does not have a staggered or classified board and, accordingly, all directors of CIT will be elected at the annual meeting.

In addition, if requisite holders of Old Notes accept the Plan of Reorganization and CIT files a petition under Chapter 11 to consummate the Plan of Reorganization:

•	CIT will not implement a stockholders’ rights plan during its Chapter 11 proceeding, other than CIT’s August 12, 2009 tax benefits preservation plan or other actions the Company considers appropriate to preserve the benefit of net operating losses;

•	CIT will not amend its certificate of incorporation during the Chapter 11 proceeding to create a staggered or classified board; and

•	the amended certificate of incorporation of CIT, to be effective upon consummation of the Plan of Reorganization, will provide that the chairman of the board or secretary of CIT shall call a special meeting of its stockholders at the request in writing of stockholders holding at least 25% of the voting power of the issued and outstanding common stock of CIT entitled to vote generally for the election of directors.

Our Business Post-Restructuring Plan

Following the consummation of the Offers or the Plan of Reorganization, the Company will continue to pursue its broader business restructuring strategy. The Restructuring Plan — whether implemented through the Offers or the Plan of Reorganization — will significantly enhance CIT’s capital structure and liquidity position. Management’s expectations are that CIT’s capital ratio would be in excess of 15%; however, the ultimate capital ratio will be dependent on market conditions, valuations and other factors. The Company’s financing needs would be significantly reduced over the next three years. Moreover, the resolution of the short term liquidity threat facing CIT will reduce uncertainty surrounding the Company and should allow it to reinforce its leadership position in its core small business and middle-market financing franchises.

A strong capital position and liquidity profile should afford CIT the time and resources required to execute on its broad business restructuring strategy, including refinement of its business model, liquidation or sale of select businesses or portfolios, efficiency enhancements and long term bank-centric funding strategy. CIT will continue to focus on providing financing solutions to small and medium size enterprises, a market segment that remains relatively underserved by both large national banks and smaller regional and local banks. We believe that the opportunities in this segment will be even more compelling in the future as many independent financing companies have not been able to survive the current economic downturn and few banks have the focused sales, underwriting and operational know-how required to serve this niche market.

The Company continues to have regular discussions with its regulators and expects to emerge from the restructuring with the bank holding company as a source of strength for CIT Bank. Our favored, and we believe most likely, scenario is to transfer our most bank-like business lending operations, or platforms, to CIT Bank and to have substantially all future originations occur in the bank. Corporate finance, trade finance, vendor finance and small business lending are the business platforms most suitable to operate in CIT Bank. If these platforms are transferred, the legacy portfolios will remain at their current non-bank subsidiaries and will be managed to maximize returns and we intend to use cash generated from interest and principal to reduce holding company indebtedness. Non-transferred businesses will be evaluated with a view to maximizing long term value. Business originations at non-bank subsidiaries will likely remain curtailed. In the long term, the Company plans to diversify its funding base at CIT Bank by adding commercial and retail deposits through organic growth and potential strategic transactions.

If the Company is unsuccessful in obtaining approval to transfer business platforms into CIT Bank, we would plan to continue to constrain new business volumes and pursue alternative paths to maximize franchise value, including the potential sale or joint venture of businesses and possibly the bank itself and/or portfolio liquidations. These actions would likely be accompanied by a further reduction in business overhead in order to maintain profitability.

At the completion of the restructuring efforts, the Company believes it will be a more streamlined commercial lender focused on serving small and medium-sized enterprises. Subject to regulatory approvals, most of its core platforms would be integrated into CIT Bank, providing an opportunity to access cost-efficient funding through deposits in the short term and expanded deposits (both commercial and retail) and capital markets in the long term. CIT’s streamlined business model combined with stable and competitive funding would position it to seek a return to profitability. Finally, CIT expects the value of the CIT brand to grow again as it continues to provide a unique combination of financial, intellectual and relationship capital to markets it has served for more than 100 years.

Certain Regulatory Considerations

The Company’s Written Agreement (as defined below) with the Federal Reserve Bank of New York requires the prior written approval of the Federal Reserve Bank of New York for the incurrence of debt by the Company other than in the ordinary course of business. The Company has obtained such approval in connection with the issuance of the New Notes contemplated by this Offering Memorandum and Disclosure Statement. In addition, during the implementation of its business restructuring strategy, the Company expects to continue to comply with the cease and desist orders issued to CIT Bank by each of the FDIC and the UDFI on July 16, 2009 in connection with the diminished liquidity of CIT. Further, the Company has met with the United States Department of the Treasury and the Federal Reserve Bank of New York to describe the restructuring transactions contemplated by this Offering Memorandum and Disclosure Statement.

Other Recent Developments

Current Liquidity

The Company’s corporate cash portfolio (cash readily available to cover operating demands from across our business operations and maturing obligations) increased to approximately $2.3 billion at August 31, 2009, from $1.2 billion at June 30, 2009, driven by the $3 billion Senior Credit Facility that closed in July 2009. In total, the Company had approximately $6.8 billion of cash and cash equivalents at August 31, 2009 up from $4.5 billion at June 30, 2009, as proceeds from the Senior Credit Facility and portfolio collections more than offset the paydowns of approximately $1.1 billion of unsecured debt during the two-month period ended August 31, 2009. The August 31, 2009 cash position is comprised of $2.3 billion of corporate cash available to CIT and its non-bank operating subsidiaries, and approximately $4.5 billion of restricted cash, comprised of $2.6 billion of cash and short-term investments at CIT Bank and $1.9 billion of cash balances, related to securitizations and other miscellaneous cash.

The Company has significant maturities of unsecured debt in both the near term and future years. Estimated unsecured debt funding needs for the twelve months ending August 31, 2010 total approximately $7.6 billion. In the four months ended December 31, 2009, the Company has unsecured debt maturities of approximately $1.6 billion, including $0.8 billion of notes maturing in the first week of November. If these debt maturities were paid, the Company’s liquidity is expected to fall below $1 billion, which, in the Company’s experience, is inadequate to conduct normal operations.

Estimated secured facilities maturities (which are generally repaid in tandem with underlying receivables maturities) are $5.3 billion for the twelve months ending August 31, 2010. There were two facilities with approximately $1.6 billion of availability at June 30, 2009 that were subject to renewal during the remainder of 2009. If the facilities are not renewed, the assets already held will remain outstanding and the obligations will be repaid out of the cash flows from the assets. During August, one of the facilities with approximately $1.2 billion of availability expired without being renewed. A replacement facility is currently being negotiated.

In order to satisfy the Company’s funding needs, the Company will need to seek to extend debt maturities or sell assets to generate sufficient cash to retire the debt.

Goldman TRS Facility

On June 6, 2008, a wholly owned subsidiary of CIT executed a long-term, committed financing facility with Goldman Sachs International (“GSI”) that is structured and documented as a total return swap (“TRS”). The TRS is secured and is guaranteed by the Company and CIT Financial (Barbados) Srl. The maximum notional amount of the facility is $3 billion during the first ten years of the contract, and thereafter the maximum notional amount declines by $300 million per year for ten years. The arrangement obligates the CIT subsidiary to pay GSI an annual facility fee equal to 2.85% of the maximum notional amount for that year. The CIT subsidiary has the right to terminate the facility before maturity; however, if it did so, or if the facility was terminated by GSI due to a CIT default, including a bankruptcy of CIT, the governing documents state that the CIT subsidiary would be required to pay GSI a make whole amount equal to the discounted present value of the annual facility fee for its remaining term. The Company and GSI are currently in negotiations concerning an amendment to this facility but no amendment has been agreed to.

Tender Offer for Floating Rate Senior Notes due August 17, 2009

On July 20, 2009 the Company commenced a cash tender offer for its outstanding Floating Rate Senior Notes due August 17, 2009 (the “August 17 Notes”) upon the terms and conditions set forth in its offer dated July 20, 2009. The transaction was completed on August 17, 2009 in accordance with the terms and conditions of the offer.

Federal Reserve Bank of New York Written Agreement

On August 12, 2009, the Company entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of New York. The Written Agreement requires regular reporting to the Federal Reserve Bank of New York, the submission of plans related to corporate governance, credit risk management, capital, liquidity and funds management, the Company’s business plan for the remainder of 2009 and for 2010, and the review and revision, as appropriate, of the Company’s consolidated allowances for loan and lease losses methodology. Prior written approval by the Federal Reserve Bank of New York is required for payment of dividends and distributions, incurrence of debt, other than in the ordinary course of business, and the purchase or redemption of stock. The Written Agreement requires notifying the Federal Reserve Bank of New York prior to the appointment of new directors or senior executive officers, and restrictions on indemnifications and severance payments.

Pursuant to the Written Agreement, the board of directors of the Company appointed a special compliance committee to monitor and coordinate the Company’s compliance with the Written Agreement. The Company submitted a capital plan and a liquidity plan, as well as a draft of the recapitalization plan, on August 27, 2009, and its credit risk management plan on October 8, 2009 as required by the Written Agreement. Further, the Company is preparing its corporate governance plan and its business plan for submission to the Federal Reserve Bank of New York by October 26, 2009. The Company is continuing to provide periodic reports to the Federal Reserve Bank of New York as required by the Written Agreement. The Written Agreement will not be affected by the consummation of the Offers or of the Plan of Reorganization.

Deferral of Junior Subordinated Debt Interest

On August 31, 2009, the Company provided a Notice of Continuance of Trigger Period (the “Notice”) to the holders of the Company’s 6.10% Junior Subordinated Notes due March 15, 2067 (the “Junior Subordinated Notes”) with respect to the continuance of a Trigger Period (as defined in the indenture for the Junior Subordinated Notes). As set forth in the Notice, a Trigger Event (as defined in the indenture for the Junior Subordinated Notes) occurred requiring the Company to use commercially reasonable efforts to execute the Alternative Payment Mechanism (as defined in the indenture for the Junior Subordinated Notes, the “APM”) to satisfy the September 15, 2009 interest payment. The Company was not able to execute the APM and therefore the Company was required to mandatorily defer interest on the Junior Subordinated Notes.

Accordingly, the Company provided notice of deferral for the September 15, 2009 interest payment to the holders of the Junior Subordinated Notes. Subject to the terms of the indenture for the Junior Subordinated Notes, deferred interest will continue to accrue and compound, as applicable, until payment is made.

Business Operations and Financial Performance

The liquidity constraints that CIT has been operating under, including events discussed earlier in this Summary, in addition to a weak economic and credit environment, continue to weigh heavily on the Company’s financial performance. Nevertheless, the Company believes that there still exists significant value in the Company’s commercial franchises. Despite the recent turmoil, CIT continues to hold market leading positions in its business segments including being the largest provider of factoring services, a top 3 aircraft and railcar lessor and one of a select few global vendor finance companies. In the third quarter of 2009, the Company anticipates the trade finance and transportation finance segments to both be profitable on a stand-alone basis, offset by losses in the corporate finance segment, and to a lesser extent the vendor finance unit. The Company will report its complete results for the quarter ended September 30, 2009 when it files its Quarterly Report on Form 10-Q.

Indenture Amendments

On October 1, 2009, CIT Group Inc. and Delaware Funding amended each of the eight indentures under which certain of their respective Original CIT Old Notes and Delaware Funding Old Notes were issued to provide a guarantee of the principal, premium, if any, and interest on the Original CIT Old Notes and Delaware Funding Old Notes issued under each indenture, and other monetary obligations under the indentures, by all of CIT Group Inc.’s current domestic wholly owned subsidiaries, with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries. The guarantee of each indenture relates to all Original CIT Old Notes and Delaware Funding Old Notes issued under that indenture. The maximum aggregate liability of each guarantor under each of these guarantees is limited to an aggregate of $50,000. This guarantee is subordinate to senior indebtedness as defined in the amended indentures.

On October 16, 2009, CIT Group Inc. amended the indenture under which the CIT Long Term Old Notes were issued to provide a guarantee of the principal, premium, if any, and interest on the CIT Long Term Old Notes issued under this indenture, and other monetary obligations under the indenture, by all of CIT Group Inc.’s current domestic wholly owned subsidiaries, with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries. The guarantee of this indenture relates to all of CIT Long Term Old Notes issued under that indenture. The maximum aggregate liability of each guarantor under each of these guarantees is limited to an aggregate of $50,000. This guarantee is subordinate to senior indebtedness as defined in the amended indenture.

The maximum aggregate liability under all of the guarantees described above is $25 million.

Recent Litigation

On September 23, 2009, holders of unsecured notes issued by Delaware Funding, a guarantor under the Senior Credit Facility, filed an action in the United States District Court for the Southern District of New York on behalf of themselves and other noteholders, against Delaware Funding, Barclays Bank PLC, as administrative agent and collateral agent, Barclays Capital, Inc., as sole lead arranger, sole bookrunner and syndication agent, and the lenders under the Senior Credit Facility. The lawsuit alleges, among other things, that Delaware Funding was insolvent at the time that the secured guarantee was incurred in connection with the Senior Credit Facility, or was rendered insolvent thereby, and seeks to annul as a fraudulent conveyance the secured guarantee. In addition, on September 23, 2009, a number of holders of unsecured notes issued by Delaware Funding filed a derivative action in the Court of Chancery of the State of Delaware, on behalf of Delaware Funding, against members of the board of managers of Delaware Funding, and naming Delaware Funding as a nominal defendant. The lawsuit alleges that members of the board of managers of Delaware Funding breached their fiduciary duty by approving the secured guarantee incurred in connection with the Senior Credit Facility and seeks to recover damages.

NYSE Approval

On October 14, 2009, the New York Stock Exchange (the “NYSE”) accepted our application of the financial viability exception to the NYSE’s shareholder approval policy in connection with the issuance of the New Preferred Stock should the Offers be consummated. While the rules of the NYSE would ordinarily require stockholder approval prior to the issuance of the New Preferred Stock, the NYSE’s shareholder approval policy provides an exception in cases where the delay involved in securing stockholder approval would seriously jeopardize the financial viability of the enterprise. In accordance with the NYSE rule providing that exception, on October 13, 2009, the audit committee of CIT Group Inc.’s board of directors expressly approved our reliance on that exception.

Resignation of Chief Executive Officer

On October 9, 2009, Jeffrey M. Peek, chairman and chief executive officer of CIT Group Inc., advised the board of directors that he intends to resign as chairman and chief executive officer, and as a director, effective December 31, 2009. The board of directors has retained Egon Zehnder to lead a search process and is forming a search committee to oversee the recruitment process and ensure a smooth leadership transition at the Company.

Treatment of Series D Preferred Stock in the Recapitalization

On October 15, 2009, the Company and the United States Department of the Treasury, as holder of the Series D Preferred Stock, reached an agreement with respect to the treatment of the Company’s outstanding Series D Preferred Stock in the reclassification following the consummation of the Offers and under the Plan of Reorganization. Under the terms of the agreement, if the Company consummates the Offers on the terms described herein and the Company proposes the Recapitalization thereafter, the United States Department of the Treasury has agreed to vote to approve the reclassification of the Series D Preferred Stock into common stock. After giving effect to the Recapitalization transactions, the United States Department of the Treasury would hold 5.4% of the equity and voting power of the Company, regardless of the level of participation in the Offers. The United States Department of the Treasury, along with all holders of our outstanding preferred stock, would receive contingent value rights if the Company elects to proceed with a restructuring under the Plan of Reorganization. The United States Department of the Treasury reserves its rights to object to the terms of any plan of reorganization, including the Plan of Reorganization.

Summary of the Offers

Offers	On the terms described in this Offering Memorandum and Disclosure Statement (i) CIT Group Inc. is offering, in exchange for any and all of the outstanding notes of CIT Group Inc. listed in the table “CIT Outstanding Notes” beginning on the inside cover page, each of five series of its newly issued Series A Notes denominated in the stated currency of the outstanding notes (except for outstanding notes denominated in Swiss Francs which will be exchanged for New Notes denominated in U.S. dollars) and/or New Preferred Stock, (ii) CIT Group Inc. is offering, in exchange for any and all of the outstanding notes of CIT Group Inc. listed in the table “CIT Outstanding Long Term Notes” beginning on the inside cover page, each of five series of its newly issued Series A Notes denominated in U.S. dollars and New Preferred Stock and (iii) Delaware Funding is offering, in exchange for any and all of the outstanding notes listed in the table “Delaware Funding Outstanding Notes” beginning on the inside cover page, each of five series of its newly issued Series B Notes. Assuming the exchange of 100% of the Old Notes for the New Notes and/or the New Preferred Stock, the New Preferred Stock issued will consist of approximately 68.3 million shares having an aggregate liquidation preference of approximately $95.6 billion and representing approximately 91.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders. If we receive the minimum level of participation in the Offers required to satisfy the Liquidity and Leverage Condition, the New Preferred Stock issued will consist of approximately 45.0 million shares having an aggregate liquidation preference of approximately $63.0 billion and representing approximately 87.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders.

For purposes of determining the principal amount of New Notes to be received in exchange for the Swiss Franc and Japanese Yen denominated Old Notes, an equivalent U.S. dollar principal amount of each tender of such series of Old Notes will be determined by multiplying the principal amount of such tender by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Original Expiration Date, Long Term Notes Early Acceptance Date or Long Term Expiration Date, as applicable. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Offers per 1,000 notional principal amount of Old Notes tendered.

Your election to tender your Old Notes into the Offers will constitute a vote to accept the Plan of Reorganization. If you choose not to tender your Old Notes into the Offers, or if you withdraw Old Notes previously tendered, you may vote separately to accept or reject the Plan of Reorganization on the Ballot (as defined below).

None of CIT or any of its subsidiaries or Delaware Funding, their respective boards of directors, the voting agent, the exchange agent, the information agent, the Swiss tender agent, the financial advisors or any of their respective affiliates makes any recommendation as to whether holders of Old Notes should exchange Old Notes for New Notes and/or New Preferred Stock in the Offers and the Plan of Reorganization.

Consideration	If you tender your Old Notes and we consummate the Offers, you will receive the consideration set forth in the table beginning on the inside cover page of this Offering Memorandum and Disclosure Statement. The principal amount of New Notes offered in exchange for Old Notes as reflected in the table on the inside cover page of this Offering Memorandum and Disclosure Statement will consist of 10% of New Notes due in 2013, 15% of New Notes due 2014, 15% of New Notes due 2015, 25% of New Notes due 2016 and 35% of New Notes due 2017. Upon consummation of the Offers, tendering holders of senior unsecured CIT Old Notes maturing: in 2009 will receive Series A Notes in an aggregate principal amount equal to 90% of the outstanding principal amount of CIT Old Notes and 0.35108 shares of New Preferred Stock; in 2010 will receive Series A Notes in an aggregate principal amount equal to 85% of the outstanding principal amount of CIT Old Notes and 1.05323 shares of New Preferred Stock; in 2011 and 2012 will receive Series A Notes in an aggregate principal amount equal to 80% of the outstanding principal amount of CIT Old Notes and 1.75539 shares of New Preferred Stock; after 2012 will receive Series A Notes in an aggregate principal amount equal to 70% of the outstanding principal amount of CIT Old Notes and 2.80862 shares of New Preferred Stock. Upon consummation of the Offers, tendering holders of subordinated CIT Old Notes maturing in 2018 will receive 7.54816 shares of New Preferred Stock; and in 2067 will receive 1.75539 shares of New Preferred Stock. In addition, upon consummation of the Offers, tendering holders of Delaware Funding Old Notes will receive $1,000 of Series B Notes for each $1,000 principal amount of Delaware Funding Old Notes tendered and no shares of New Preferred Stock.

Accrued and Unpaid Interest on Old Notes Accepted in the Offers	Holders whose Old Notes are accepted in the Offers will receive a cash payment (paid in the currency of such Old Notes) equal to the accrued and unpaid interest in respect of such Old Notes from the most recent interest payment date to, but not including, the Settlement Date. Holders who do not exchange will continue to be paid interest according to the terms of their securities.

Original Expiration Date	The October 1 Offers will expire at 11:59 p.m., New York City time, on October 29, 2009, unless extended by us with respect to any or all series of Original CIT Old Notes and Delaware Funding Old Notes. We, in our absolute discretion, may extend the Original Expiration Date for the October 1 Offers for any purpose, including in order to permit the satisfaction or waiver, to the extent waivable, of any or all conditions to the October 1 Offers.

Long Term Expiration Date	The Long Term CIT Offers will expire at 11:59 p.m., New York City time, on November 13, 2009, unless extended by us with respect to any or all series of CIT Long Term Old Notes. We, in our absolute discretion, may extend the Long Term Expiration Date for the Long Term CIT Offers for any purpose, including in order to permit the satisfaction or waiver, to the extent waivable, of any or all conditions to the Long Term Offers.

Long Term Notes Early Acceptance Date	Holder may tender CIT Long Term Old Notes on or prior to 11:59 p.m., New York City time on October 29, 2009, for early acceptance. No additional consideration will be provided to holders of CIT Long Term Old Notes who tender by the Long Term Notes Early Acceptance Date.

Settlement Date	The “Settlement Date” (i) of the October 1 Offers will be as soon as practicable following the Original Expiration Date and (ii) of the Long Term CIT Offers will be as soon as practicable following either the Long Term Notes Early Acceptance Date or the Long Term Expiration Date, as applicable.

Withdrawal of Tenders	You may withdraw the tender of your Old Notes at any time prior to the Expiration Date by submitting a notice of withdrawal to the voting and exchange agent using The Depository Trust Company’s (“DTC”) ATOP (as defined below) procedures and/or upon compliance with the other procedures described herein. Your election to tender your Old Notes into the Offers will also constitute a vote to accept the Plan of Reorganization, and you may only change that vote by withdrawing, to the extent permitted, the Old Notes you have tendered.

Conditions to the Offers	Consummation of the Offers is subject to a number of conditions, including the satisfaction of the Liquidity and Leverage Condition, which requires that a sufficient number of Old Notes are tendered into the exchange and certain other debt instruments have been successfully renegotiated so that, after giving effect to the Offers and such renegotiations, the face amount of the Company’s total debt would be reduced by at least $5.7 billion (excluding any CIT Long Term Old Notes tendered) and its remaining unsecured debt maturities (excluding foreign vendor facilities) would not exceed $500 million in 2009, $2.5 billion during the period from 2009 to 2010, $4.5 billion during the period from 2009 to 2011 and $6.0 billion during the period from 2009 to 2012, in each case on a cumulative basis. In addition, consummation of each of the Delaware Funding Offers and the Long Term CIT Offers is subject to the consummation of the Original CIT Offers. The Liquidity and Leverage Condition cannot be waived. Consummation of the Offers is subject to certain other conditions described under “Description of the Offers — Conditions to the Offers.”

Procedures for Tendering	If you wish to participate in the Offers and your Old Notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Old Notes on your behalf pursuant to the procedures of that custodial entity. If your Old Notes are registered in your name, you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile of the Letter of Transmittal, according to the instructions contained in this Offering Memorandum and Disclosure Statement and the Letter of Transmittal. See “Description of the Offers — Procedures for Tendering Old Notes.”

Consequences of Failure to Tender	Claims with respect to any Old Notes not tendered in the Offers will be effectively subordinated to claims with respect to any New Notes (to the extent of the value of the collateral securing the New Notes). For a description of the consequences of failing to exchange your Old Notes in this case, see “Risk Factors — Risks to Holders of Non-Tendered Old Notes.”

If the conditions to the Offers, including the Liquidity and Leverage Condition, are not satisfied or waived, to the extent waivable, by the Original Expiration Date or the Long Term Expiration Date, the Company may pursue the prepackaged Plan of Reorganization if approved by holders of claims. Even if such conditions to the Offers are satisfied, the Company may seek to pursue the prepackaged Plan of Reorganization. Although the Company would seek authority from the Bankruptcy Court on the petition date to allow CIT to continue operating in the ordinary course of business there can be no assurance that the bankruptcy case would not disrupt operations or cause the Company to lose revenue. No decision has been made by the board of directors to file petitions for relief under Chapter 11 of the Bankruptcy Code.

Taxation	For a summary of the material U.S. federal income tax consequences of the Offers, see “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent and Voting Agent	Financial Balloting Group LLC (“FBG”) is the exchange agent for the Offers and the voting agent (the “Voting Agent”) for the Plan of Reorganization. The addresses and telephone numbers of FBG are listed on the back cover page of this Offering Memorandum and Disclosure Statement.

Information Agent	D.F. King & Co., Inc. is the information agent for retail investors for the Offers and the Plan of Reorganization. The address and telephone numbers of the information agent are listed on the back cover page of this Offering Memorandum and Disclosure Statement.

Swiss Note Tender Agent	UBS AG is the Swiss note tender agent (the “Swiss Note Tender Agent”).

London Stock Exchange’s Gilt Edged and Fixed Interest Market	Following consummation of the Offers, we intend to delist the Old Notes listed on the London Stock Exchange’s Gilt Edged and Fixed Interest Market.

Summary of the Plan of Reorganization

If we for any reason determine that it would be more advantageous or expeditious, we may seek to effectuate the restructuring transactions by filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, along with Delaware Funding, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and seek Bankruptcy Court approval of the restructuring transactions through confirmation of the Plan of Reorganization.

To facilitate court approval of the in-court alternative, we are soliciting acceptances of the Plan of Reorganization, a copy of which is attached hereto as Appendix C. In the event a Chapter 11 case is commenced and we determine that it is appropriate, we would use the acceptances of the Plan of Reorganization secured through the solicitation of acceptances to obtain Bankruptcy Court approval of the Plan of Reorganization and effectuate the restructuring transactions. The Plan of Reorganization, if approved, would result in noteholders and other claimants and interest holders receiving the treatment set forth below and in the Plan of Reorganization, which treatment differs in certain material respects from the consideration provided by the Offers. For purposes of this Summary of the Plan of Reorganization, all capitalized terms have the meaning described in the Plan of Reorganization which is Appendix C to this Offering Memorandum and Disclosure Statement.

WE HAVE NOT MADE ANY DECISION AT THIS TIME TO COMMENCE ANY CHAPTER 11 CASES AND RESERVE ALL OF OUR RIGHTS TO PURSUE ANY AND ALL OF OUR STRATEGIC ALTERNATIVES IN THE EVENT THE OUT-OF-COURT ALTERNATIVE IS NOT CONSUMMATED.

Overview	The Plan of Reorganization provides for, among other things, the Exchanges, pursuant to which Each Electing Long-Dated Senior Unsecured Note Claims Holder (which Long-Dated Senior Unsecured Notes are equivalent to the CIT Long Term Old Notes), holders of Senior Unsecured Note Claims, including holders of most of the Old Notes, holders of Senior Unsecured Term Loan Claims and holders of Senior Unsecured Credit Agreement Claims would receive their pro rata share of (i) Series A Notes (or indebtedness under credit facilities, as applicable) in the amount of 70% of such holders’ Allowed Claims and (ii) 30% of such Allowed Claims allocated to New Common Interests. If the Class of Canadian Senior Unsecured Notes votes to accept the Plan of Reorganization, holders of Canadian Senior Unsecured Note Claims would receive their pro rata share of Series B Notes in the amount of 100% of the principal amount of such holders’ Allowed Canadian Senior Unsecured Note Claims. If the Class of Canadian Senior Unsecured Notes does not vote to accept the Plan, holders of Canadian Senior Unsecured Notes would receive their pro rata share of (i) Series A Notes in the amount of 70% of such holders’ Allowed Canadian Senior Unsecured Note Claims and (ii) New Common Interests allocated to 30% of such Allowed Canadian Senior Unsecured Note Claims, each on account of CIT’s guarantee of the Canadian Senior Unsecured Notes. Holders of Senior Subordinated Note Claims and Junior Subordinated Note Claims would receive specified percentages of New Common Interests, provided that such Classes vote to accept the Plan of Reorganization and Contingent Value Rights in full satisfaction and settlement of such Claims and debt facilities. The Old Preferred Interests, the Old Common Interests and the Other Equity Interests (if any) would be cancelled, however if all senior Impaired Classes have voted to accept the Plan of Reorganization, each holder of Old Preferred Interests that has not objected to the Plan shall receive Contingent Value Rights. If sufficient holders of Canadian Senior Unsecured Note Claims vote to accept the Plan of Reorganization, Old Delaware Funding Interests will be Reinstated.

Through the Plan of Reorganization, all Claims against and Interests in CIT and Delaware Funding that would exist on the date when we would file our voluntary petitions for reorganization relief under Chapter 11 of the Bankruptcy Code would be divided into classes, exclusive of certain claims, including DIP Facility Claims (if any), Administrative Claims, and Priority Tax Claims, which would not be required to be classified.

Please note the estimated recoveries for Class 7, 8, 9, 10 and 11 Claims do not necessarily reflect the market value of the Series A Notes and Series B Notes.

Unimpaired Classes of Claims Not Entitled to Vote on the Plan of Reorganization	Class 1 Other Priority Claims, Class 2 Other Secured Claims, Class 3 Other Unsecured Debt Claims and Guarantee Claims, Class 4 Intercompany Claims, Class 5 General Unsecured Claims and Class 17 Old Delaware Funding Interests would be Unimpaired by the Plan of Reorganization. Holders of these Claims would be deemed to accept the Plan of Reorganization, would not be entitled to vote on the Plan of Reorganization and all of their legal, equitable and contractual rights would be fully reinstated and retained under the Plan of Reorganization; provided, however, that Class 17 Old Delaware Funding Interest will be reinstated only if Class 7 votes to accept the Plan of Reorganization.

Class 6 (JPM L/C Facility Claims) Estimated Amount: approximately $261 million	Impaired — If Class 6 votes to accept the Plan of Reorganization, (i) on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT shall provide JPM with cash collateral on account of all outstanding undrawn letters of credit issued under the JPM L/C Facility in the percentages specified in the JPM L/C Facility Agreement generally and no less than 103% of the face amount of such outstanding undrawn letters of credit and JPM may apply such cash collateral to any subsequently arising reimbursement obligations under the JPM L/C Facility Agreement (the “Cash Collateralization”) and (ii) in exchange for the Cash Collateralization, JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement. Upon the Effective Date, each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility shall execute a release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

If Class 6 does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, (i) Reorganized CIT shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement.

Estimated Recovery: 100%

Class 7 (Canadian Senior Unsecured Note Claims) Estimated Amount: $2,188 million	Impaired — Class 7 would be impaired by the Plan of Reorganization. Each holder of an allowed Class 7 Canadian Senior Unsecured Note Claim would be entitled to vote on the Plan of Reorganization.

If Class 7 votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes equal to a distribution in the amount of one hundred percent (100%) of the principal amount such holder’s Allowed Canadian Senior Unsecured Note Claim.

If Class 7 does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) (a) 6.2% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (b) 6.3% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (c) 6.8% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (d) 6.8% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitute principal plus accrued but unpaid prepetition interest), each on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc.

If Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, the holders of Allowed Canadian Senior

Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however that: (i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and (ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate the holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Notes Indentures.

Estimated Recovery: 100%

Class 8 (Long-Dated Senior Unsecured Note Claims) Estimated Amount: $1,189 million	Impaired/Unimpaired — The legal, equitable, and contractual rights of holders of Long-Dated Senior Unsecured Note Claims are Impaired by the Plan of Reorganization; provided that such holder(s) votes to accept the Plan of Reorganization. The legal, equitable, and contractual rights of holders of Long-Dated Senior Unsecured Note Claims are Unimpaired by the Plan of Reorganization; provided that such holder(s) do not vote to accept the Plan of Reorganization.

Each Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8A and, on, or as soon as reasonably practicable after, the Effective Date, such holder of an Allowed Long-Dated Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.6% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.6% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.9% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.9% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.4% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.7% of New Common Interests.

Each Non Electing Long-Dated Senior Unsecured Note Claim Holder shall be included in Class 8B and the legal, equitable and contractual rights of the holders of the Non Electing Long-Dated Senior Unsecured Note Claims are Unimpaired by the Plan of Reorganization and such holders shall have their Claims Reinstated.

Only the votes of Early Electing Long-Dated Senior Unsecured Note Claims Holders shall be counted with respect to acceptance or rejection of the Plan of Reorganization.

Only the votes of Electing Long-Dated Senior Unsecured Note Claims Holders shall receive the treatment specified in Article III.G.8.b.A of the Plan of Reorganization.

Estimated Recovery: 94.4%, assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Note Claims and Class 13 Junior Subordinated Note Claims and (ii) New Common Interests valued at mid-point of Common Equity Value (as defined herein) range.

Class 9 (Senior Unsecured Note Claims) Estimated Amount: $25,504 million	Impaired — Class 9 would be impaired by the Plan of Reorganization. Each holder of an allowed Class 9 Senior Unsecured Note Claim (which Class of Claims includes Claims on account of the 2015 Hybrid Convertible/Equity Notes) would be entitled to vote on the Plan of Reorganization.

On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim and (ii) (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.7% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.3% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.7% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 72.5% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 73.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 79.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 79.0% of New Common Interests.

Estimated Recovery: 94.4%, assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Note Claims and Class 13

Junior Subordinated Note Claims and (ii) New Common Interests valued at mid-point of Common Equity Value (as defined herein) range.

Class 10 (Senior Unsecured Term Loan Claims) Estimated Amount: $321 million	Impaired — Class 10 would be impaired by the Plan of Reorganization. Each holder of an allowed Class 10 Senior Unsecured Term Loan Claim would be entitled to vote on the Plan of Reorganization. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Filing Entities reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.

If Class 10 votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests.

If Class 10 does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests,

(2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests.

Estimated Recovery: 94.4%, assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Note Claims and Class 13 Junior Subordinated Note Claims and (ii) New Common Interests valued at mid-point of Common Equity Value (as defined herein) range.

Class 11 (Senior Unsecured Credit Agreement Claims) Estimated Amount: $3,101 million	Impaired — Class 11 would be impaired by the Plan of Reorganization. Each holder of an allowed Class 11 Senior Unsecured Credit Agreement Claim would be entitled to vote on the Plan of Reorganization. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Filing Entities reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.

If Class 11 votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (a) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (b) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the

Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests.

If Class 11 does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests.

Estimated Recovery: 94.4%, assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Note Claims and Class 13 Junior Subordinated Note Claims and (ii) New Common Interests valued at mid-point of Common Equity Value (as defined herein) range.

Class 12 (Senior Subordinated Note Claims) Estimated Amount: $1,200 million	Impaired — Class 12 would be impaired by the Plan of Reorganization. Each holder of an allowed Class 12 Senior Subordinated Note Claim would be entitled to vote on the Plan of Reorganization.

On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i) (A) 7.5% of New Common Interests if Class 7 and Class 13 vote to accept the Plan of Reorganization, (B) 7.6% of New Common Interests if Class 7 votes to accept the Plan of Reorganization and Class 13 does not vote to accept the Plan of Reorganization, (C) 7.5% of New Common Interests of Class 7 does not vote to accept the Plan of Reorganization and Class 13 votes to accept the Plan of Reorganization, and (D) 7.6% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan of Reorganization; provided that Class 12 votes to accept the Plan of Reorganization; provided further however that in the event that Class 12 does not vote to accept the Plan of Reorganization but the Plan of Reorganization is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights. The foregoing Class 12 treatment shall not be adjusted in the event Class 13 receives the treatment described in Article III.G.13.c of the Plan of Reorganization.

Estimated Recovery: 50%, assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Note Claims and Class 13 Junior Subordinated Note Claims and (ii) New Common Interests valued at mid-point of Common Equity Value (as defined herein) range.

Class 13 (Junior Subordinated Note Claims) Estimated Amount: $779 million	Impaired — Class 13 would be impaired by the Plan of Reorganization. Each holder of an allowed Class 13 Junior Subordinated Note Claim would be entitled to vote on the Plan of Reorganization.

On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 0.8% of New Common Interests if Class 7 and Class 12 vote to accept the Plan of Reorganization or (b) 0.7% of New Common Interests if Class 7 does not vote to accept the Plan of Reorganization and Class 12 votes to accept the Plan of Reorganization; provided that Class 12 and 13 vote to accept the Plan of Reorganization; provided further however that if Class 12 and Class 13 do not vote to accept the Plan of Reorganization but the Plan of Reorganization is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights.

Estimated Recovery: 8.1% assuming (i) acceptance of the Plan of Reorganization by Class 7 Canadian Senior Unsecured Note Claims, Class 12 Senior Subordinated Notes Claims and Class 13 Junior Subordinated Note Claims and (ii) New Common Interests valued at mid-point of Common Equity Value (as defined herein) range.

The Company is in discussions with certain holders of Junior Subordinated Note Claims, whereby such holders would agree to execute an agreement to vote their Junior Subordinated Notes in favor of the Plan of Reorganization in exchange for modifying Class 13 treatment to increase to 1.5% the percentage of New Common Interests distributable pro rata to holders of Junior Subordinated Note Claims (which percentage shall be subject to adjustment in accordance with the terms of the Plan of Reorganization) in the event Class 12 and Class 13 accept the Plan of Reorganization. In the event the Company reaches agreement with such holders, the percentage of New Common Interests distributable to other holders under the Plan of Reorganization will be ratably reduced, thereby reflecting the increased distribution to holders of Junior Subordinated Note Claims. The Company anticipates providing supplemental disclosure prior to the Voting Deadline setting forth such adjustments to treatment for classes receiving New Common Interests.

Impaired Classes of Claims Not Entitled to Vote on the Plan of Reorganization	Each of Class 14 (Subordinated 510(b) Claims), Class 15 (Old Preferred Interests), Class 16 (Old Common Interests) and Class 18 (Other Equity Interests (if any)) would be impaired by the Plan of Reorganization. No holder of a Class 14, 16 or 18 Claim or Interest will retain any property or interest in the Debtors under the Plan of Reorganization. Holders of Class 15 Old Preferred Interests shall receive Contingent Value Rights. Each holder of a Class 14, 15, 16 or 18 Claim or Interest would be deemed to reject the Plan of Reorganization and would not be entitled to vote on the Plan of Reorganization.

Unimpaired Class of Interests Not Entitled to Vote on the Plan of Reorganization	Class 17 Old Delaware Funding Interests would be unimpaired by the Plan of Reorganization. In the event that (i) the holders of at least two-thirds in amount of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan of Reorganization and (ii) the holders of more than one-half in number of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan of Reorganization, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code, the Old Delaware Funding Interests shall be Reinstated. Each holder of a Class 17 Interest would be deemed to accept the Plan of Reorganization and would not be entitled to vote on the Plan of Reorganization.

For a more detailed discussion of treatment under the Plan of Reorganization, see the section of this Offering Memorandum and Disclosure Statement entitled “The Plan of Reorganization— Certain Matters Regarding Classification and Treatment of Claims and Interests.”

Voting on the Plan of Reorganization	The “Voting Record Date” for purposes of determining noteholders, claimholders and interest holders that are eligible to vote on the Plan of Reorganization is the Expiration Date/Voting Deadline with respect to the Old Notes. To be counted, an appropriate instruction must be provided to the Nominee prior to the Voting Deadline (in the case of the Old Notes).

Any beneficial holder whose Old Notes are registered or held of record in the name of his broker, dealer, commercial bank, trust company or other Nominee and who wishes to vote on the Plan of Reorganization should provide the appropriate instruction to such Nominee, as instructed by such nominee. Nominees in turn must complete Master Ballots and must return all such Master Ballots to the Voting Agent.

Any beneficial holders whose Old Notes are certificated must complete a Ballot and Letter of Transmittal and return such Ballot and Letter of Transmittal to the Exchange Agent.

The “Voting Deadline” is 11:59 p.m., New York City time, on October 29, 2009, unless extended. All Master Ballots tendered by the Voting Deadline may be utilized by us in connection with determining acceptances and rejections of the Plan of Reorganization at any time. Thus, all votes represented by such Master Ballots shall be deemed continuously effective until such time. Nominees shall have until 8:00 p.m. (New York City time) on October 30, 2009 to transmit their Master Ballots to the Voting Agent provided they provide the contents of their Master Ballots in an electronic format acceptable to the Voting Agent.

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances of the Plan of Reorganization have been received, only holders who vote will be counted. Creditors who do not follow the instructions provided herein for indicating a vote on the Plan of Reorganization will not be counted for purposes of determining whether the Plan of Reorganization has been accepted by the requisite number and amount of votes.

Summary of New Notes

Issuers	CIT Group Inc., as issuer of the Series A Notes. CIT Group Funding Company of Delaware LLC, as issuer of the Series B Notes.

Series A Guarantors	All current and future domestic wholly owned subsidiaries of CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries (the “Series A Guarantors”). See “Collateral — Series A Guarantors, Series B Guarantors and Foreign Grantors.”

Series B Guarantors	CIT Group Inc., on an unsecured basis except for the Parent Pledge, and all of its current and future domestic wholly owned subsidiaries of CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries, on a secured basis (the “Series B Guarantors”). See “Collateral — Series A Guarantors, Series B Guarantors and Foreign Grantors.”

Indenture Trustee	The Bank of New York Mellon, in its capacity as Indenture Trustee under the Series A indenture (in such capacity, the “Series A Indenture Trustee”) for the Series A indenture and as Indenture Trustee under the Series B indenture (in such capacity, the “Series B Indenture Trustee”) The Series A indenture and the Series B indenture are referred to herein collectively as the “New Notes Indentures.”

Series A Collateral Agent	The Bank of New York Mellon, in its capacity as collateral agent (the “Series A Collateral Agent”) for the Series A Indenture Trustee and each of the administrative agents under each of the Junior Credit Facilities (the “Junior Administrative Agents”). The Series A Collateral Agent will be appointed pursuant to the Series A Collateral Agency Agreement. See “Description of Material Indebtedness — Junior Credit Facilities.”

Series B Collateral Agent	The Bank of New York Mellon in its capacity as collateral agent (the “Series B Collateral Agent”) for the Series B Indenture Trustee.

Issuance and Aggregate Principal Amount	The maximum aggregate principal amount of New Notes that may be issued in the Offers and the Plan of Reorganization is set forth below. The aggregate principal amounts shown below include non-U.S. dollar denominated New Notes on a U.S. dollar basis.

	Offers	Plan of Reorganization (1)
New Notes	(in millions)	(in millions)

7.0% Series A Secured Notes due 2013	$2,002	$1,868
7.0% Series A Secured Notes due 2014	3,003	2,803
7.0% Series A Secured Notes due 2015	3,003	2,803
7.0% Series A Secured Notes due 2016	5,005	4,671
7.0% Series A Secured Notes due 2017	7,007	6,539
9.0% Series B Secured Notes due 2013	214	219
9.0% Series B Secured Notes due 2014	322	328
9.0% Series B Secured Notes due 2015	322	328
9.0% Series B Secured Notes due 2016	536	547
9.0% Series B Secured Notes due 2017	751	766

(1)	Includes accrued postpetition interest assuming a filing under the Bankruptcy Code on November 1, 2009.

Any of the three series of Delaware Funding Outstanding Notes tendered pursuant to the Offers will be exchanged for Series B Notes and the CIT Old Notes tendered pursuant to the Offers will be exchanged for Series A Notes and New Preferred Stock.

Maturity	The New Notes will mature as set forth below, unless redeemed earlier by us as described under the heading “Description of New Notes — Optional Redemption.”

7.0% Series A Secured Notes due 2013 mature on May 1, 2013

7.0% Series A Secured Notes due 2014 mature on May 1, 2014

7.0% Series A Secured Notes due 2015 mature on May 1, 2015

7.0% Series A Secured Notes due 2016 mature on May 1, 2016

7.0% Series A Secured Notes due 2017 mature on May 1, 2017

9.0% Series B Secured Notes due 2013 mature on May 1, 2013

9.0% Series B Secured Notes due 2014 mature on May 1, 2014

9.0% Series B Secured Notes due 2015 mature on May 1, 2015

9.0% Series B Secured Notes due 2016 mature on May 1, 2016

9.0% Series B Secured Notes due 2017 mature on May 1, 2017

Interest
Interest on the notes will be payable quarterly in cash on each:

• January 10, April 10, July 10, and October 10, commencing January 10, 2010 with respect to the 2013 Notes and 2014 Notes;

• February 10, May 10, August 10, and November 10, commencing February 10, 2010 with respect to the 2015 Notes and 2016 Notes; and

• March 10, June 10, September 10, and December 10, commencing March 10, 2010 with respect to with respect to the 2017 Notes.

Parent Pledge	CIT may grant a lien on substantially all its personal property (excluding its interest in CIT Bank, certain equity interests in its foreign subsidiaries and certain other regulated subsidiaries) to secure the Old Notes, the Series A Obligations, the Series B Obligations and the Senior Obligations (each as defined in the Description of New Notes) (the ‘‘Parent Pledge”). If the Parent Pledge is effected, the holders of the Old Notes will, by such pledge, be equally and ratably secured with the holders of the Series A Obligations, the Series B Obligations, and the Senior Obligations to the extent of the assets subject to such pledge. There can be no assurance that the Parent Pledge will be available.

Series A Collateral	The Series A Guarantors will grant a lien on substantially all of their personal property and certain foreign subsidiaries will pledge certain equity interests in their foreign subsidiaries to secure the Series A Obligations (together with the Parent Pledge, if granted, the “Series A Collateral”). The Series A Collateral is substantially similar to the collateral securing the Senior Credit Facility but the lien of the Series A Collateral Agent is subordinated to the lien of the Senior Collateral Agent under the Senior Credit Facility. The lien of the Series A Collateral Agent is pari passu with the lien of the Series B Collateral Agent securing the Series B Obligations.

See “Collateral — Assets Securing Senior Obligations, Series A Obligations and Series B Obligations.”

Series B Collateral	The Series B Guarantors, other than CIT Group Inc. unless the Parent Pledge is granted, will grant a lien on substantially all of their personal property and certain foreign subsidiaries will pledge certain equity interests in their foreign subsidiaries to secure the Series B Obligations (together with the Parent Pledge, if granted, the “Series B Collateral”). The Series B Collateral is substantially similar to the collateral securing the Senior Credit Facility but the lien of the Series B Collateral Agent is subordinated to the lien of the Senior Collateral Agent under the Senior Credit Facility. The lien of the Series B Collateral Agent is pari passu with the lien of the Series A Collateral Agent securing the Series A Obligations. See “Collateral — Assets Securing Senior Obligations, Series A Obligations and Series B Obligations.”

Optional Redemption	We may redeem any of the New Notes beginning on January 1, 2010 at a redemption price of 103.5% of their principal amount, plus accrued interest, beginning on January 1, 2011 at a redemption price of 102.0% of their principal amount, plus accrued interest, and beginning on January 1, 2012 at par. See “Description of New Notes — Optional Redemption.”

Guarantees	The Series A Guarantors will guarantee the payment of principal, interest and premium, if any, on the Series A Notes and the Series B Guarantors will guarantee the payment of principal, interest and premium, if any, on the Series B Notes, as described under the heading “Description of New Notes — Note Guarantees.”

Ranking
The Series A Notes will be:

• equal in right of payment with all of our and the Guarantors’ (as defined in the Description of the New Notes) existing and future obligations (other than our and the Guarantors’ respective obligations under the Senior Credit Facility) that are not expressly subordinated to the Series A Notes and the Series A Guarantees;

• effectively subordinated to any permitted liens on assets that are not Series A Collateral and any of our and the Guarantors’ existing and future indebtedness that is secured by a lien on any of our or the Guarantors’ assets under the Senior Credit Facility and certain other obligations that are secured by liens on Series A Collateral that are permitted by the New Notes Indentures to be senior, in each case to the extent of the value of the assets securing such permitted lien, indebtedness or other obligations;

• effectively subordinated to the Series B Notes to the extent of the value of notes receivable from CIT Financial Ltd. to Delaware Funding issued by Delaware Funding;

• subordinated in right of payment to any existing and future indebtedness under the Senior Credit Facility;

• senior in right of payment to all of our and the Guarantors’ existing and future indebtedness that is expressly subordinated to the Series A Notes and Series A Guarantees; and

• effectively subordinated to all liabilities of our subsidiaries that are not Guarantors.

The Series B Notes will be:

• equal in right of payment with all of Delaware Funding’s, our and the Guarantors’ existing and future obligations (other than Delaware Funding’s, our and the Guarantors’ respective obligations under the Credit Agreement) that are not expressly subordinated to the Series B Notes and the Series B Guarantees;

• effectively subordinated to certain permitted liens on assets that are not Series B Collateral and any of Delaware Funding’s, our and the Guarantors’ existing and future indebtedness that is secured by a Lien on any of our or the Guarantors’ assets under the Credit Agreement and certain other obligations that are secured by liens that are permitted by the New Notes Indentures to be senior, in each case to the extent of the value of the assets securing such permitted lien, indebtedness or other obligations;

• subordinated in right of payment to any existing and future indebtedness under the Senior Credit Facility;

• senior in right of payment to all of Delaware Funding’s, our and the Guarantors’ existing and future indebtedness that is expressly subordinated to the Series B Notes and Series B Guarantees; and

• effectively subordinated to all liabilities of our subsidiaries that are not Guarantors.

Covenants	The New Notes Indentures contain covenants that limit, among other things, our ability and the ability of our subsidiaries (other than unrestricted subsidiaries) to:

• incur additional indebtedness;

• pay dividends on our capital stock or repurchase our capital stock or subordinated debt;

• make investments;

• create liens or use assets as security in other transactions;

• merge, consolidate or transfer or dispose of substantially all of our assets;

• engage in transactions with affiliates; and

• sell certain assets or merge with or into other companies.

The covenants also require us to apply amounts on deposit in Sweep Accounts, subject to certain exceptions, to repay amounts outstanding under the Senior Credit Facility, to repurchase, repay or redeem New Notes and to repay amounts outstanding under the Junior Credit Facilities.

These covenants are subject to a number of important exceptions. See “Description of New Notes — Certain Covenants.”

Intercreditor Arrangements	The Senior Collateral Agent, the Series A Collateral Agent and the Series B Collateral Agent will enter into a senior-junior intercreditor agreement (the “Senior-Junior Intercreditor Agreement”) that will govern the relative rights of the holders of Senior Obligations and the holders of Series A Obligations and Series B Obligations (collectively, the “Junior Obligations”) in respect of the collateral securing all such obligations and will include provisions relating to lien subordination, turnover obligations with respect to proceeds of collateral, restrictions on exercise of remedies, releases of collateral, restrictions on amendments to junior lien documentation, bankruptcy related provisions, and other intercreditor matters.

The Series A Collateral Agent and the Series B Collateral Agent will enter into a junior intercreditor agreement (the “Junior Intercreditor Agreement”) that will govern the relative rights among the holders of the Junior Obligations in respect of the collateral securing the Junior Obligations and will include provisions relating to equal and ratable liens, the ratable sharing of the proceeds of collateral, exercise of remedies, releases of collateral and other intercreditor matters.

In addition, the Series A Trustee, each of the Junior Administrative Agents and the Series A Collateral Agent will enter into a collateral agency agreement (the “Series A Collateral Agency Agreement”) that will govern the relative rights of the holders of Series A Obligations, including provisions whereby the benefits of the collateral securing the Series A Obligations will be shared among the Series A Trustee and each of the Junior Administrative Agents, and provisions with respect to voting rights and other intercreditor matters.

Form and Denomination	The New Notes will be represented by one or more global notes, deposited with a trustee as a custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants. Interests in the global notes will be issued in minimum denominations of $1 and integral multiples of $1 for U.S. dollar denominated New Notes. Non-U.S. dollar denominated New Notes may be issued in higher denominations with higher multiples as required by the applicable clearing system.

Use of Proceeds	We will not receive any proceeds from the Offers or the issuance of New Notes.

Governing Law	The indentures for the Old Notes are, and the New Notes Indentures and the New Notes will be, governed by New York law.

For a description of certain considerations that should be taken into account in connection with the Offers and in connection with an investment in the New Notes, see “Risk Factors” beginning on page 36.

Summary of New Preferred Stock

Issuer	CIT Group Inc.

Securities Offered	68,257,435 shares of Series F preferred stock, $0.01 par value per share, with a liquidation preference of $1,400 per share (the “New Preferred Stock”).

CIT Preferred Stock Outstanding After the Offers	97,587,435 shares, assuming 100% participation in the Offers.

Dividends	The New Preferred Stock will have no stated dividend. In addition, we do not intend to declare or pay dividends on the New Preferred Stock.

Redemption	The New Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to the liquidation preference per share. Holders of the New Preferred Stock will have no right to require the redemption or repurchase of the New Preferred Stock and the New Preferred Stock will not be subject to any sinking fund.

Ranking	The New Preferred Stock:

• Will rank senior to our junior stock with respect to distributions of assets upon liquidation, dissolution or winding up of CIT Group Inc. “Junior stock” means any class or series of our stock that ranks junior to the New Preferred Stock as to the distribution of our assets upon any liquidation, dissolution or winding up of CIT Group Inc. Junior stock includes our common stock.

• Will rank at least equally with any other series of parity stock that is currently outstanding or that we may from time to time issue with respect to distributions of assets upon liquidation, dissolution or winding up of CIT Group Inc. “Parity stock” means any other class or series of our preferred stock that ranks equally with the New Preferred Stock in the distribution of our assets on any liquidation, dissolution or winding up of CIT Group Inc. and includes, without limitation, our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding up of CIT Group Inc., holders of the New Preferred Stock and any parity stock are entitled to receive out of the assets of CIT Group Inc., available for distribution to stockholders, before any distribution is made to holders of common stock or any other junior stock, a liquidating distribution in the amount of $1,400 per share of New Preferred Stock. Holders of the New Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the New Preferred Stock and all holders of any parity stock, the amounts paid to the holders of New Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. See “Description of the New Preferred Stock — Liquidation Rights.”

Voting Rights	Holders of the New Preferred Stock will have class voting rights together with holders of parity stock having like voting rights with respect to certain fundamental changes in the terms of the New Preferred Stock. In addition to the foregoing, holders of the New Preferred Stock will be entitled to vote upon all matters upon which holders of common stock have the right to vote, and, in connection with such matters, will be entitled to 58.6 votes per share, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. See “Description of the New Preferred Stock — Voting Rights.”

Maturity	The New Preferred Stock does not have any maturity date, and we are not required to redeem the New Preferred Stock.

Preemptive Rights	Holders of the New Preferred Stock will have no preemptive rights.

Listing	We do not intend to list the New Preferred Stock on any exchange.

Use of Proceeds	We will not receive any proceeds from the Offers or the issuance of shares of New Preferred Stock.

Transfer Agent and Registrar	BNY Mellon Shareowner Services

For a description of certain considerations that should be taken into account in connection with the Offers and in connection with an investment in the New Preferred Stock, see “Risk Factors” beginning on page 36.

RISK FACTORS

The restructuring transactions (whether effectuated under the Offers or the Plan of Reorganization) involve a high degree of risk and uncertainty. You should carefully consider the risks and uncertainties described below as well as the other information appearing elsewhere in this Offering Memorandum and Disclosure Statement before making a decision whether to participate in the Offers and/or vote to accept the Plan of Reorganization.

Risks Related to Failure to Consummate the Restructuring Plan

The Offers may not be consummated and our restructuring efforts may not be successful.

If the conditions to the Offers, including the Liquidity and Leverage Condition, are not satisfied or, to the extent waivable, waived, we will not be obligated to accept any Old Notes tendered in the Offers. These conditions are for our benefit and may be asserted by us or may be, to the extent waivable, waived by us at any time and from time to time, in our sole discretion. See “Description of the Offers — Conditions to the Offers.”

The Offers are being made as part of a larger group of restructuring transactions designed to improve the Company’s consolidated balance sheet and capital structure over time by decreasing the Company’s outstanding consolidated debt and significantly reducing its annual interest expense. See “Summary — Business Restructuring Strategy.” However, these efforts may not be successful. Accordingly, we cannot assure you that we will be able to achieve our objectives with respect to the business restructuring strategy, regardless of whether the Offers are consummated.

If the Offers are not consummated, but we receive sufficient votes to accept the Plan of Reorganization, holders of Old Notes that did not vote to accept the Plan of Reorganization may nevertheless receive New Notes and Common Interests in exchange for their Old Notes.

If we choose to effectuate the restructuring in bankruptcy court through the Plan of Reorganization, all holders of Old Notes will receive the same treatment and will be bound by the terms of the Plan of Reorganization whether or not they vote to accept the Plan of Reorganization. Under the Plan of Reorganization, holders of Old Notes will receive the New Notes as well as shares of newly issued common stock and/or contingent value rights. If the Plan of Reorganization is approved, holders of Old Notes that did not vote to accept the Plan of Reorganization will nevertheless receive New Notes, new common stock and/or contingent value rights in exchange for their Old Notes.

If the Offers are not consummated and the Plan of Reorganization is not approved, we and Delaware Funding will likely need to seek relief under the Bankruptcy Code without the benefit of a plan of reorganization approved by the claimants, unless we are able to obtain alternative financing. If we seek bankruptcy relief under such circumstances, holders of Old Notes may receive consideration that is substantially less than what is being offered in the Offers or the Plan of Reorganization. If we obtain alternative financing, that financing will likely be on a secured basis, and the lenders will have priority over holders of Old Notes in any ensuing bankruptcy.

We believe that restructuring through the Offers or the Plan of Reorganization is critical to our continuing viability. If we do not consummate the Offers or obtain approval of the Plan of Reorganization, we will likely need to seek relief under the Bankruptcy Code without the benefit of a plan of reorganization approved by claimants.

We believe that seeking relief under the Bankruptcy Code other than in connection with the prepackaged Plan of Reorganization could materially adversely affect the relationships between us and our existing and potential customers, employees, partners and other stakeholders. For example:

•	it is likely that such a filing would substantially erode our customers’ confidence in our ability to provide commercial financing and leasing capital and that as a result there would be a significant and precipitous decline in our global revenues, profitability and cash flow;

•	employees could be distracted from performance of their duties, or more easily attracted to other career opportunities;

•	it may be more difficult to attract or replace key employees;

•	lenders and other partners could seek to terminate their relationships with us, require financial assurances or enhanced returns, or refuse to provide credit on the same terms as prior to the reorganization case under Chapter 11 of the Bankruptcy Code;

•	lenders to subsidiaries that are not subject to the bankruptcy proceedings could, in certain cases, terminate financing agreements, accelerate amounts due thereunder or otherwise claim an event of default has occurred thereunder;

•	if the Plan of Reorganization is not approved, we could be forced to operate in bankruptcy for an extended period of time while we tried to develop a reorganization plan that could be confirmed;

•	certain of our non-U.S. subsidiaries may be required to seek bankruptcy or similar relief under proceedings outside the United States, which would adversely affect their businesses;

•	we may not be able to obtain debtor-in-possession financing to sustain us during the reorganization case under Chapter 11 of the Bankruptcy Code which may lead us to liquidate under Chapter 7 of the Bankruptcy Code;

•	if we were not able to confirm and implement a plan of reorganization we may be forced to liquidate under Chapter 7 of the Bankruptcy Code;

•	we may be forced to divest our bank subsidiaries, including CIT Bank, or the FDIC or other applicable regulators could place our regulated entities into either receivership or conservatorship and, in either case, the assets of those subsidiaries would not be available to creditors of the Company or other subsidiaries;

•	any distributions to you that you may receive in respect of your Old Notes under a liquidation or under a protracted reorganization case or cases under Chapter 11 of the Bankruptcy Code would likely be substantially delayed and the value of any potential recovery likely would be adversely impacted by such delay; and

•	if the Offers are not consummated, we believe that alternative financing would only be available on a secured basis. Any lenders providing such alternative financing would likely require that they be granted a first or second lien on substantially all of the assets of the Company, which would give such lenders priority over the holders of Old Notes in any bankruptcy, liquidation, or insolvency proceeding.

Risks to Holders of Non-Tendered Old Notes

The following risks specifically apply to the extent a holder of Old Notes elects not to participate in the Offers. There are additional risks attendant to being an investor in our securities that you should review, whether or not you elect to tender your Old Notes. These risks are described elsewhere in this “Risk Factors” section under the headings “— Risks to Holders of New Notes Issued in the Offers” and “— Risks Related to Our Business.”

If we consummate the Offers, claims with respect to the Old Notes will be effectively and structurally subordinated to claims with respect to the New Notes to the extent of the value of the Collateral securing the Series A Notes and the Series B Notes.

The structural subordination and unsecured nature of the claims of the non-tendered Old Notes could materially and adversely affect the value of a holder’s non-tendered Old Notes and, in the event of a bankruptcy, liquidation or insolvency of the Company, the extent of such holder’s recovery. The New Notes will be secured on a second lien basis by substantially all unencumbered personal property of the Guarantors, but the Old Notes will remain unsecured. See “Collateral — Assets Securing Senior Obligations, Series A Obligations and Series B Obligations.” As a result, the Old Notes will be subordinated to the New Notes to the extent of the value of the assets securing the New Notes. In the event of a bankruptcy, liquidation or insolvency of CIT, it is possible that there would be little or no assets remaining to satisfy the claims of the Old Notes.

The Series A Notes will be guaranteed by all current and future domestic wholly owned subsidiaries of the Company, with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries. The Series B Notes will be guaranteed by CIT Group Inc., on an unsecured basis unless the Parent Pledge is granted, and by all current and future domestic wholly owned subsidiaries of CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries, on a secured basis. We are a holding company and conduct all of our operations and hold substantially all of our assets through such subsidiaries. Holders of the Series A Notes will have claims secured by certain of the assets of the subsidiary guarantors. Holders of Series B Notes will have claims guaranteed by CIT Group Inc. and secured by certain of the assets of CIT Group Inc.’s subsidiaries. As a result, in the event of a bankruptcy, liquidation or insolvency of the Company, the New Notes will be entitled to seek recourse against the subsidiary guarantors before any funds are available to the Company for payment of the obligations under the Old Notes.

Liquidity of the market for unexchanged Old Notes likely will be lessened, and the market prices for non-tendered Old Notes may therefore be reduced.

If the Offers are consummated, the aggregate principal amount of outstanding Old Notes will be reduced, which would likely adversely affect the liquidity of non-tendered Old Notes. An issue of securities with a small outstanding principal amount available for trading, or float, generally commands a lower price than does a comparable issue of securities with a greater float. Therefore, the market price for Old Notes that are not tendered in the Offers may be adversely affected. The reduced float also may tend to make the trading prices of Old Notes that are not exchanged more volatile. The market prices for unexchanged Old Notes may also be negatively affected by their structural subordination to New Notes.

We cannot assure non-tendering holders of Old Notes that, if we consummate the Offers, existing ratings for the Old Notes will be maintained.

We cannot assure you that, as a result of the Offers, the rating agencies, including Standard & Poor’s Ratings Service, Moody’s Investors Service and Fitch Ratings, will not downgrade or negatively comment upon the ratings for unexchanged Old Notes. If this were to occur, the market price for the Old Notes may be adversely affected.

Risks to Holders of New Notes Issued in the Offers

The following risks specifically apply only to holders of New Notes issued in the Offers and should be considered, along with the other risk factors, by eligible holders. There are additional risks attendant to being an investor in our debt securities that you should review, whether or not you elect to tender your Old Notes. These risks are described elsewhere in this “Risk Factors” section under the headings “— Risks Related to Our Business.”

To the extent that a holder of Old Notes is exchanging Old Notes for New Notes with a later maturity, such holder may ultimately find that we are able to repay the non-tendered Old Notes when they mature, but are unable to repay or refinance the New Notes when they mature.

If you are a holder of Old Notes, you may be offered New Notes with a later maturity than the Old Notes that you presently own. It is possible that tendering holders of such Old Notes will be adversely affected by the extension of maturity. Following the maturity date of a given issue of Old Notes, but prior to the maturity date of the corresponding issue of New Notes, we may become subject to a bankruptcy or similar proceeding. If so, holders of that issue of Old Notes who opted not to participate in the Offers may have been paid in full, and there is a risk that the holders of the issue who did opt to participate in the Offers will not be paid in full. If you decide to tender Old Notes, you will be exposed to the risk of nonpayment for a longer period of time.

A court could deem the issuance of the New Notes or the guarantees thereof, as applicable, a fraudulent conveyance and void all or a portion of the obligations represented by the New Notes or the guarantees.

In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws, within the applicable limitation period, which may be longer than two years, even if the debtor is not in bankruptcy. In bankruptcy, a representative of the estate may also assert such state law claims. If a court were to find that CIT Group Inc. issued the New Notes or a Guarantor issued its guarantee under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the New Notes or the guarantees, or the pledge of collateral granted in connection therewith. In addition, under such circumstances, the value of any consideration holders received with respect to the New Notes, including upon foreclosure of the collateral, could also be subject to recovery from such holders and possibly from subsequent transferees, or holders might be returned to the same position they held as holders of the Old Notes. If the pledge of collateral were voided and the issuance of New Notes and/or guarantees were not voided, holders of New Notes would be unsecured creditors with claims that ranked pari passu with all other unsubordinated creditors of the applicable obligor, including trade creditors, except that the claims under the New Notes would be for a lower principal amount than the prior claim under the Old Notes.

A note or guarantee could be voided, or claims in respect of a note or guarantee could be subordinated to all other debts of CIT Group Inc. or the applicable Guarantor, if CIT Group Inc. or the applicable Guarantor at the time it incurred the indebtedness evidenced by the New Notes or its guarantee:

•	received less than reasonably equivalent value or fair consideration for the issuance of the notes or the incurrence of the guarantee and was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which CIT Group Inc.’s or the applicable Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether CIT Group Inc. or a Guarantor would be considered to be insolvent. If a court determined that CIT Group Inc. or a Guarantor was insolvent after giving effect to the issuance of the New Notes or the applicable guarantee, it could void the notes or the applicable guarantees of the notes and require you to return any payments received from CIT Group Inc. or such subsidiaries.

We may purchase or repay any Old Notes not tendered in the Offers on terms that could be more favorable to holders of such Old Notes than the terms of the Offers.

Subject to applicable law and the terms of our outstanding indebtedness, after the Expiration Date, we may purchase Old Notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any other purchases may be made on the same terms or on terms which are more or less favorable to holders of such Old Notes than the terms of the Offers. We also reserve the right to repay any Old Notes not tendered in accordance with their terms. If we decide to repurchase or repay Old Notes that are not tendered in the Offers, those holders who decided not to participate in the Offers could be better off than those who participated in the Offers.

The New Notes are new issues of securities and the trading market for such New Notes may be limited. Even if the New Notes are traded, they may trade at a discount.

The New Notes will be new securities for which there is generally no established trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for quotation in any automated dealer quotation system and we cannot assure you that any liquid market will develop for any series of New Notes. If any of the New Notes are traded after their initial issuance, they may trade at a discount from their initial issue price or principal amount, depending upon many factors, including prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects. Any decline in trading prices, regardless of the cause, may adversely affect the liquidity and trading markets, if any, for the New Notes.

Risks Related to Collateral Securing the New Notes

Except for the Parent Pledge, if granted, CIT Group Inc. and Delaware Funding are not granting any liens on any of their assets or pledging the equity of their direct subsidiaries under the New Notes.

Unless the Parent Pledge is granted, CIT Group Inc. is not itself granting liens on any of its assets. In addition, Delaware Funding is not granting a lien on any of its assets. The New Notes will be secured by liens granted by the Guarantors. See “Collateral — Series A Guarantors, Series B Guarantors and Foreign Grantors.” This may make it more difficult or costly for the Senior Collateral Agent, the Series A Collateral Agent or the Series B Collateral Agent to exercise remedies under their respective liens in the event that there is a default and foreclosure. Likewise, in the event that a third party obtains a lien on the assets of CIT Group Inc., such third party may obtain control or ownership of a Guarantor or Foreign Grantor (as defined herein).

The liens in favor of the Series A Collateral Agent or the Series B Collateral Agent will rank junior in priority to the liens in favor of the Senior Collateral Agent and holders of certain liens permitted under the Series A indenture or the Series B indenture may also obtain interests in the collateral equal or prior to the interest of the Series A Collateral Agent or the Series B Collateral Agent.

The liens securing each of the Series A Notes and the Series B Notes will rank junior in priority to the liens securing the Senior Credit Facility. In the event there is a default and foreclosure on the collateral securing the New Notes, the proceeds from the sale of such collateral may not be sufficient to satisfy the obligations under the New Notes. Proceeds from the sale of any collateral securing the Series A Obligations or Series B Obligations would be distributed first to satisfy in full the outstanding obligations under the Senior Credit Facility, as well as obligations secured by certain liens permitted pursuant to the Series A indenture and the Series B indenture before any remaining proceeds would be available for any distribution to either the Series A Collateral Agent or the Series B Collateral Agent. See “Description of New Notes — Certain Definitions — Permitted Liens.”

The Senior Collateral Agent may exercise remedies against the Senior Collateral in any order or in any manner it determines to be commercially reasonable and need not exercise its rights in a manner or in an order designed to maximize the proceeds ultimately available to either the Series A Collateral Agent or the Series B Collateral Agent. Accordingly when exercising its remedies, the Senior Collateral Agent may choose to apply more liquid collateral to its outstanding obligations, leaving less liquid collateral for the junior secured parties. See “Collateral — Assets Securing Senior Obligations, Series A Obligations and Series B Obligations.”

The lien on the collateral securing the Series A Obligations will secure not only the obligations under the Series A Notes but also the obligations under the Junior Credit Facilities.

The lien on the collateral securing the Series A Obligations will secure the obligations under both the Series A Notes and the Junior Credit Facilities equally and ratably and such lien will be granted in favor of a single Series A Collateral Agent. The holders of the Series A Notes and the lenders under the Junior Credit Facilities will enter into a Series A Collateral Agency Agreement appointing the Series A Collateral Agent. The Series A Collateral Agency Agreement will contain provisions governing the distribution of the proceeds received from the sale of any collateral securing the Series A Obligations and the ability of holders of the Series A Notes and the lenders under the Junior Credit Facilities to direct the Series A Collateral Agent and other provisions governing the exercise of remedies and the foreclosure on the collateral securing the Series A Obligations by the Series A Collateral Agent.

The Series A Collateral Agent will act only upon the direction of the Series A Trustee or Junior Administrative Agents collectively representing the requisite holders or secured parties under one or more series of Series A Notes or Junior Credit Facilities that, individually or in the aggregate, constitutes more than 50% of the aggregate outstanding principal amount of the then outstanding Series A Notes and Junior Credit Facilities. The ability of the holders of the Series A Notes to influence the exercise of rights or remedies will therefore be limited to such holders’ proportionate share of the aggregate amount of Series A Obligations. Accordingly, the exercise of rights and remedies may not be within the control of the Series A Trustee if the Series A Notes are in default.

The Series A Collateral Agency Agreement will specify that proceeds to which the holders of Series A Notes and Junior Credit Facilities are entitled will be applied on a pro rata basis to the holders of Series A Notes and Junior Credit Facilities, subject to the terms of the Junior Intercreditor Agreement and the Senior-Junior Intercreditor Agreement.

The Series A Obligations and the Series B Obligations will be equally and ratably secured by liens on the collateral on a junior lien basis.

The lien on the collateral securing the Series A Obligations will be equal and ratable to the lien on the collateral securing the Series B Obligations. The Series A Collateral Agent and the Series B Collateral Agent will enter into a Junior Intercreditor Agreement which will contain provisions governing the equal and ratable treatment of the liens of the Series A Collateral Agent and the Series B Collateral Agent, the distribution of proceeds received from the sale of any collateral, and other provisions governing the exercise of remedies and the foreclosure on the collateral by the Series A Collateral Agent and the Series B Collateral Agent.

Future restructuring may reduce the value or the amount of the collateral securing the Series A Notes and the Series B Notes.

The Company’s restructuring plan may involve the incurrence of additional debt (including secured debt) by CIT Group Inc. and its affiliates. See “Summary — Business Restructuring Strategy.” Although each of the Guarantors has granted liens on substantially all of its own assets, in many cases valuable assets are owned by entities in our corporate structure which are not, and are not contemplated to be, Guarantors and are not required to grant liens on their assets. With regard to the collateral securing the Series A Notes and the Series B Notes, our restructuring plans may include the sale of substantial portions of such collateral or the businesses that generate such collateral. See “Collateral — Release or Subordination of Collateral.” In addition, although the lien granted by the Guarantors extends to property subsequently to be acquired by the Guarantors, there can be no assurances that new property will be acquired in the future.

The terms of the Series A indenture and Series B indenture will also permit us to incur significant additional debt at non-guarantor subsidiaries and to grant additional senior liens on certain collateral to secure other debt without equally and ratably securing the Series A Notes and the Series B Notes. See “Description of New Notes — Certain Covenants.”

The Senior Credit Facility may be refinanced and the terms and conditions of such refinanced Senior Credit Facility may differ from those of the Senior Credit Facility as of the date hereof. Following any such refinancing, the lien in favor of the Series A Collateral Agent securing the Series A Notes and the Junior Credit Facilities and the lien in favor of the Series B Collateral Agent securing the Series B Notes will continue to be subordinated to any lien securing the refinanced Senior Credit Facility.

As a result of the Senior-Junior Intercreditor Agreement, the rights that would otherwise be available to the holders of Series A Obligations and Series B Obligations as creditors will be substantially limited.

The Senior-Junior Intercreditor Agreement between the Senior Collateral Agent, the Series A Collateral Agent and the Series B Collateral Agent could affect your rights as a creditor in ways that they would not be affected if the Series A Obligations and Series B Obligations were not secured and there was no Senior-Junior Intercreditor Agreement between the holders of the Senior Obligations and the holders of the Junior Obligations. For instance, the new Senior-Junior Intercreditor Agreement will provide, among other things, that:

•	none of the Series A Collateral Agent, the Series B Collateral Agent, any holder of Series A Notes or Series B Notes nor any secured party under the Junior Credit Facilities may challenge the validity or priority of the liens securing the Senior Obligations or the validity or amount of Senior Obligations;

•	if the Series A Collateral Agent, the Series B Collateral Agent, any holder of Series A Notes or Series B Notes and the secured parties under the Junior Credit Facilities receives any payment on account of the Series A Collateral Agent’s or the Series B Collateral Agent’s lien (as applicable) on the collateral prior to the obligations under the Senior Credit Facility being repaid in full in cash, then such agent, holder or secured party will be required to turn over such amount to the Senior Collateral Agent regardless of whether any such Senior Obligations or any lien on the collateral securing such obligations is otherwise found to be unenforceable or subordinated to any other claim or lien or is otherwise recharacterized under applicable law;

•	if for any reason it is determined that any or all of the liens securing the Senior Credit Facility are void or otherwise not entitled to proceeds of the collateral, the aggregate amount of proceeds available to satisfy the liens of the Series A Collateral Agent, the Series B Collateral Agent and the Senior Collateral Agent will be reduced. In such circumstances, each of the Series A Collateral Agent and the Series B Collateral Agent, as applicable, and each other Junior Lien Secured Party receiving such proceeds will be required to turn over all such proceeds to the Senior Collateral Agent and will not realize any benefit from its security interest on the collateral;

•	the Series A Collateral Agent, the Series B Collateral Agent, any holder of Series A Notes or Series B Notes and the secured parties under the Junior Credit Facilities will be prohibited from enforcing the Series A Collateral Agent’s or the Series B Collateral Agent’s (as applicable) liens on the collateral or objecting to any commercially reasonable exercise of remedies by the Senior Collateral Agent on behalf of the holders of the Senior Obligations, provided that the Series A Collateral Agent or the Series B Collateral Agent may exercise its rights and remedies with respect to the collateral after a period of 180 days if the Senior Collateral Agent is not diligently pursuing its rights and remedies with respect to the collateral if an amendment to the Senior Credit Facility to permit such exercise of rights and remedies after 180 days is obtained;

•	even though commercially reasonable, decisions made by the Senior Collateral Agent could nonetheless reduce or delay amounts available for distribution to the Series A Collateral Agent, the Series B Collateral Agent, any holder of Series A Notes or Series B Notes and the secured parties under the Junior Credit Facilities;

•	the Series A Collateral Agent, the Series B Collateral Agent, any holder of Series A Notes or Series B Notes and the secured parties under the Junior Credit Facilities may be prohibited from, or limited in, taking certain significant actions in connection with any bankruptcy or insolvency proceeding including: (i) objecting to the use of cash collateral or to certain “debtor-in-possession” financings secured by liens on the collateral, (ii) objecting to any request for “adequate protection” by the Senior Collateral Agent or the holders of the Senior Obligations and (iii) supporting any plan of reorganization that does not provide for satisfaction of all Senior Obligations before distributions are available for the Series A Obligations and the Series B Obligations; and

•	the liens on the collateral securing the Series A Obligations and the Series B Obligations will be automatically released, and the liens in favor of the Series A Collateral Agent and the Series B Collateral Agent will be automatically subordinated, upon the release of such collateral or the subordination of such liens in favor of the Senior Collateral Agent in connection with certain releases of collateral and subordination of liens under the Senior Credit Facility. See “Collateral — Release or Subordination of Collateral.”

As a result of these provisions and the other terms of the Senior Intercreditor Agreement, the holders of the Series A Notes and the Series B Notes will be prohibited from or limited in taking certain actions and it is possible that the holders of the Series A Notes and the Series B Notes could receive proportionately less in a bankruptcy or liquidation proceeding than our unsecured creditors. See “Collateral — Senior-Junior Intercreditor Agreement among the Senior Collateral Agent, the Series A Collateral Agent and the Series B Collateral Agent.”

The value of the collateral securing the Series A Obligations and the Series B Obligations is highly uncertain.

We have not prepared any appraisals of the collateral securing the Series A Obligations and the Series B Obligations in connection with the issuance of the Series A Notes and the Series B Notes or our entering into of the Junior Credit Facilities. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable value, and the value of the collateral in the event of a liquidation will depend in part on market conditions and other factors beyond our control, including the availability of suitable buyers for the collateral. Although we have provided the carrying value of certain of the collateral securing the Series A Obligations and the Series B Obligations for purposes of this Offering Memorandum and Disclosure Statement, the carrying value of an asset does not necessarily represent its current market value. Carrying value is the amount shown on our accounting records for assets net of reductions for loan premium discounts, allowances for bad debts and accounting pronouncements. Furthermore, carrying value could be reduced in the event “fresh start” accounting principles were to be applied in the future. Recent attempts to sell certain assets on the open market have resulted in offers below the carrying value.

A portion of the collateral consists of assets located outside of the U.S. or governed by laws other than state or U.S. federal laws. Certain of our borrowers, lessees and account debtors are located outside the U.S.  The collateral securing the Series A Obligations and the Series B Obligations includes liens on equity interests in certain affiliates located in Canada, Ireland and England. The ability of the Series A Collateral Agent or the Series B Collateral Agent to exercise remedies may be governed by these foreign laws and there can be no assurance that the exercise of remedies governed by such foreign law will not result in delay or additional risk or cost.

In addition, to the extent any item of collateral securing the Series A Obligations and the Series B Obligations consists of a right of payment from a third party, the amount of any such payment may be reduced if such party exercises a right of set-off. Due to our extensive relationships with many third parties through servicing arrangements and various accounts receivable, rights of set-off may, at any given time, arise as a result of significant amounts that we owe in connection with our relationships. We do not expect to seek and have not obtained waivers of any rights of set-off from third parties which adversely affecting the value of the collateral securing the Series A Obligations and the Series B Obligations.

A significant portion of our business involves the creation, purchase and sale of receivables. There is considerable uncertainty concerning the continuing viability of this business. Our ability to continue to generate after-acquired receivables is dependent on our reputation in the market, our ability to collect upon the receivables, typical default rates and general business conditions which are beyond our ability to control. If we are unable to generate sufficient after-acquired receivables, our ability to repay the Series A Notes and Series B Notes may be negatively impacted.

Although the Series A Guarantors and Series B Guarantors have liens on substantially all after-acquired personal property assets available to be pledged, there might not be any significant value associated with such after-acquired assets other than the primary collateral described herein. See “Collateral — Release or Subordination of Collateral.”

The benefit of the liens of the Series A Collateral Agent and the Series B Collateral Agent on proceeds of collateral securing the Series A Obligations and the Series B Obligations (including collections or receivables and income) may be lost or negatively impacted by our cash management procedures.

Proceeds of collateral securing the Series A Obligations and the Series B Obligations are expected to be credited to deposit accounts over which neither the Series A Collateral Agent nor the Series B Collateral Agent may have a perfected lien. Although we maintain a substantial number of collection accounts into which payments on collateral securing the Series A Obligations and the Series B Obligations may be made, the funds in these accounts are promptly transferred to concentration accounts maintained by the CIT Group Inc. and, except for the Parent Pledge, if granted, such concentration accounts will not be subject to the liens of each of the Series A Collateral Agent and the Series B Collateral Agent. There are limited requirements that cash collateral be segregated for either of the Series A Collateral Agent or the Series B Collateral Agent. There can be no assurance that either of the Series A Collateral Agent or the Series B Collateral Agent will be able to trace the proceeds of the collateral securing the Series A Obligations and the Series B Obligations, nor can there be any assurance that proceeds of such collateral will be identifiable in our current cash management procedures.

We have no present plans to alter any cash management systems to facilitate the identification of property owned by the Series A Guarantors, Series B Guarantors or Foreign Grantors or property consisting of proceeds of collateral securing the Series A Obligations and the Series B Obligations. Neither do we have any obligation or plans to segregate cash collateral for the benefit of either of the Series A Collateral Agent or the Series B Collateral Agent.

Furthermore, the Company has limited obligations to use proceeds of collateral to satisfy Senior Obligations, Series A Obligations, or Series B Obligations. Likewise there are limited instances in which the Company must apply proceeds of asset sales to satisfy Senior Obligations, Series A Obligations or Series B Obligations. See “Description of New Notes.”

Other than the filing of UCC financing statements in appropriate jurisdictions, the Series A Collateral Agent and the Series B Collateral Agent will take only limited additional actions to preserve or protect the liens.

Except for the additional actions with respect to Rail Collateral, Aircraft Collateral, the Pledged Foreign Equity Collateral (as defined herein), certain items of intellectual property and certain deposit accounts and securities accounts, the only action to be taken to perfect the liens securing each of the Series A Notes and the Series B Notes will be the filing of UCC financing statements in appropriate jurisdictions, although it is anticipated that the Series A Collateral Agent and Series B Collateral Agent will take all actions (or action will be taken on their behalf) that the Senior Collateral Agent has taken to perfect liens in collateral that cannot be perfected by filing UCC financing statements.

In the case of the Foreign Pledged Equity Collateral, certain filings will be made pursuant to the laws of Canada, Ireland and Barbados, as applicable, with respect to the Foreign Pledged Equity Collateral. Each of the Series A Collateral Agent and the Series B Collateral Agent may have a limited benefit, or no benefit, from such filings. The pledge by CIT Group Holdings (UK) Limited of 100% of the non-voting shares and 65% of the voting shares in CIT Vendor Finance (UK) Limited will only be perfected by filing UCC financing statements, but will not be pledged or perfected under the laws of England and Wales and may not be enforceable under the laws of England and Wales. The pledge by CIT Holdings Canada ULC of all of the shares in CIT Aerospace International, except one share which is owned by CIT Financial Ltd. as a nominee, will be perfected pursuant to Irish and Canadian law. The pledge by CIT Holdings No. 2 (Ireland) of 49% of the shares in CIT Group Finance (Ireland) will be perfected pursuant to Irish law. The pledge by CIT Financial (Barbados) Srl of 65% of the voting shares and 100% of the non-voting shares in CIT Financial Ltd. will be perfected by filing pursuant to Canadian law and registered in Barbados.

In the case of the Aircraft Collateral, each of the Series A Collateral Agent and the Series B Collateral Agent may have a limited benefit, or no benefit, from Aircraft Collateral that is registered outside of the United States or Canada. There can be no assurance that the liens of the Series A Collateral Agent or the Series B Collateral Agent on Aircraft Collateral will be perfected under the laws of any jurisdiction outside of the United States or Canada, notwithstanding registrations of international interests and assignments of international interests under the Convention on International Interests in Mobile Equipment (Cape Town, 2001) (the “Cape Town Convention”) and The Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment 2001 (collectively, the “Cape Town Filings”). No Surface Transportation Board filings, Federal Aviation Administration (“FAA”) filings, Cape Town Filings, foreign filings or mortgages will be made with respect to any rail or aircraft assets other than the Rail Collateral and the Aircraft Collateral. Therefore there can be no assurance that the Series A Collateral Agent or Series B Collateral Agent will obtain any benefit from such other rail or aircraft assets.

To the extent that the liens of each of the Series A Collateral Agent and the Series B Collateral Agent are not perfected in any item of collateral, such property may not be available to satisfy obligations to the Series A Notes holders and the Series B Note holders in the event of a bankruptcy (or other insolvency proceeding) or the exercise of remedies by a third party creditor whose interest in the asset is perfected. The Series A Collateral Agent and Series B Collateral Agent intend to take all actions (or action will be taken on their behalf) that the Senior Collateral Agent has taken to perfect liens in collateral that cannot be perfected by filing UCC financing statements.

Other creditors in addition to the Senior Collateral Agent may have or obtain liens prior to the liens of the Series A Collateral Agent and the Series B Collateral Agent.

The lien of each of the Series A Collateral Agent and the Series B Collateral Agent may be subordinated not only to the lien of the Senior Collateral Agent but to other liens as well. The security interest of each of the Series A Collateral Agent and the Series B Collateral Agent may be junior or subordinated to liens arising by operation of law (such as landlord liens, warehouse liens, mechanics liens, custom and revenue liens, tax liens); liens and deposits in connection with workers’ compensation; surety and appeal bonds; deposits with derivatives counterparties and purchase money liens. See “Description of New Notes — Certain Covenants — Liens”. In particular, the lien of the each of the Series A Collateral Agent and the Series B Collateral Agent may be subordinated in connection with certain ordinary course of business activities of the Company. Furthermore, certain liens that arise by operation of law (e.g., certain tax and ERISA liens, mechanics liens and other liens perfected by possession or control) may be senior to the lien of each of the Series A Collateral Agent and the Series B Collateral Agent. The lien of each of the Series A Collateral Agent and the Series B Collateral Agent will be perfected only by the filing of UCC financing statements (with the exception of certain limited actions taken with respect to Rail Collateral, Aircraft Collateral and Pledged Foreign Equity Collateral).

Lessees of leased assets, including Aircraft Collateral and Rail Collateral, have the right to quiet enjoyment under their lease agreements. The liens of each of the Series A Collateral Agent and the Series B Collateral Agent on the Rail Collateral, Aircraft Collateral and other assets leased to lessees are subject to the rights of the lessees under such lease agreements.

Collateral securing the Series A Obligations and the Series B Obligations will be released or subordinated in connection with transactions permitted under the Series A indenture and the Series B indenture, including ordinary course business activities.

Very few of the assets securing the Series A Obligations and the Series B Obligations consist of fixed assets over which either of the Series A Collateral Agent or Series B Collateral Agent is expected to have a lien until the maturity of the Series A Notes or Series B Notes. It is anticipated that assets such as receivables and leases will themselves mature and necessarily decrease in value as payments by lessees and account debtors are made on the receivables. Notwithstanding that each of the Series A Collateral Agent and the

Series B Collateral Agent has a security interest in after-acquired property, there can be no assurances that collateral that is released or subordinated will be replaced with collateral of the same type or the same value. In addition, collateral will be released from the liens of each of the Series A Collateral Agent and the Series B Collateral Agent, including in connection with ordinary course of business transactions. See “Collateral — Release or Subordination of Collateral.”

The liens of each of the Series A Collateral Agent and the Series B Collateral Agent on Aircraft Collateral and Rail Collateral must be released when there is a sale or other disposition permitted under the terms of the Series A indenture and Series B indenture or an aircraft mortgage, including upon sales and transfers of the Aircraft Collateral and Rail Collateral in the ordinary course of business or upon a casualty. In addition, if any Aircraft Collateral is re-registered in another jurisdiction, the liens of each of the Series A Collateral Agent and the Series B Collateral Agent must be released in order to permit such re-registration. If the re-registration is into the United States, new FAA filings will be required with respect to that aircraft. Similarly, if the re-registration is into a country that is a party to the Cape Town Convention, Cape Town Filings will be made with respect to the liens of each of the Series A Collateral Agent and the Series B Collateral Agent on such aircraft. The Company expects to require releases of the lien on certain Aircraft Collateral and certain Rail Collateral on a frequent and routine basis.

The ability of each of the Series A Collateral Agent and the Series B Collateral Agent to exercise remedies against the collateral securing the Series A Obligations and the Series B Obligations may be limited by terms of agreements to which we are a party.

We do not expect to notify third parties of the liens of each of the Series A Collateral Agent and the Series B Collateral Agent or to obtain consents from such third parties to pledge their obligations under any agreements constituting collateral. However, some agreements restrict us from transferring our right to receive payments without the consent of such third parties. In these cases, the Series A Notes and Series B Notes will only be secured by such payment rights to the extent that Sections 9-406 or 9-408 of the UCC render such restrictions unenforceable or ineffective. Sections 9-406 and 9-408 of the UCC generally provide that provisions in agreements purporting to restrict or prohibit the right to pledge accounts receivable, promissory notes and payment intangibles are not enforceable. These sections are relatively new provisions and a meaningful body of case law has not yet developed to interpret them. UCC Section 9-408, if applicable, could prevent each of the Series A Collateral Agent and the Series B Collateral Agent from exercising certain rights with respect to these pledged accounts receivable, notes and payment intangibles. If the Series A Collateral Agent or Series B Collateral Agent is unable to exercise these rights under the UCC or obtain consents, the value of the collateral securing the Series A Obligations and the Series B Obligations as well as the ability each of the Series A Collateral Agent and the Series B Collateral Agent to realize or foreclose on such collateral in a timely manner will be adversely affected.

The right of each of the Series A Collateral Agent and the Series B Collateral Agent to repossess and dispose of the leased assets (including Rail Collateral and Aircraft Collateral) upon acceleration is subject to the lessees’ rights under the lease agreements. This limitation may adversely affect the value of the collateral securing the Series A Obligations and the Series B Obligations.

Rights in the collateral securing the Series A Obligations and the Series B Obligations may be adversely affected by bankruptcy proceedings.

The right of each of the Series A Collateral Agent and the Series B Collateral Agent to repossess and dispose of the collateral securing the Series A Obligations and the Series B Obligations upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us. This could be true even if bankruptcy proceedings are commenced after the Series A Collateral Agent or Series B Collateral Agent has repossessed and disposed of the collateral securing the Series A Obligations and the Series B Obligations. Under bankruptcy law, a secured creditor such as the Series A Collateral Agent or Series B Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The meaning of the term “adequate protection” varies according to circumstance, but in general the doctrine of “adequate protection” requires a troubled debtor to protect the value of a secured creditor’s interest in the collateral, through cash payments, the granting of an additional security interest or otherwise, if and at such time as the court in its discretion may determine during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Series A Notes and the Series B Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral, or whether or to what extent holders of the Series A Notes or Series B Notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the Bankruptcy Court determines that the value of the collateral is not sufficient to repay all amounts due on the Series A Notes and the Series B Notes, the holders of the Series A Notes and the Series B Notes would have unsecured “deficiency claims” as to the difference. Federal bankruptcy laws do not generally permit the payment or accrual of interest, costs, or attorneys’ fees for unsecured claims during the debtor’s bankruptcy case.

Risks Related to Consummation of the Offers

The exchange ratios for the Offers do not reflect any independent valuation of the Old Notes, the New Notes or the New Preferred Stock.

We have not obtained or requested a fairness opinion from any banking or other firm as to the fairness of the exchange ratios or the relative values of Old Notes, the New Notes or the New Preferred Stock. If you tender your Old Notes, you may or may not receive as much value than if you choose to keep them.

No trading market for the New Preferred Stock exists, and none is likely to develop.

The shares of New Preferred Stock issued in the Offers have not been listed on the NYSE or any other national or regional securities exchange, and we are not likely to list the shares of New Preferred Stock in the future. As a result, no trading market for the New Preferred Stock will exist upon consummation of the Offers, and none is likely to develop. In addition, the high liquidation preference per share of the New Preferred Stock and the complexity of the Company’s capital structure following consummation of the Offers, which could exist indefinitely if we fail to consummate the Recapitalization, may further limit the liquidity of the New Preferred Stock.

Consummation of the Recapitalization is subject to a number of contingencies, including the affirmative vote of our stockholders. There can be no assurance that the Recapitalization will be consummated.

In the event that the conditions to the Offers are satisfied and the Offers are consummated, following the Settlement Date we intend to effect the Recapitalization, including to increase our authorized common shares and reclassify our outstanding preferred stock, including the New Preferred Stock, into common stock. Assuming 100% participation in the Offers, on a pro forma basis following the Recapitalization, holders of the New Preferred Stock will hold approximately 91.1% of our equity and voting power, the United States Department of the Treasury, as holder of our Series D Preferred Stock, will hold 5.4% of our equity and voting power, holders of our other series of currently outstanding preferred stock will hold approximately 1.0% of our equity and voting power, and holders of our currently outstanding common stock will hold 2.5% of our equity and voting power. If we receive the minimum level of participation in the Offers required to satisfy the Liquidity and Leverage Condition, on a pro forma basis following the Recapitalization, holders of the New Preferred Stock will hold approximately 90.6% of our equity and voting power, the United States Department of the Treasury, as holder of our Series D Preferred Stock, will hold 5.4% of our equity and voting power, holders of our other series of currently outstanding preferred stock will hold approximately 1.5% of our equity and voting power, and holders of our currently outstanding Common Stock will hold 2.5% of our equity and voting power.

In order to effectuate the reclassification of our preferred stock into common stock, we will file a proxy statement with the SEC and solicit votes from our stockholders to amend our certificate of incorporation to increase our authorized common shares and reclassify our preferred stock into common stock. These actions will be subject to the approval by the holders of a majority of our outstanding voting stock (common stock and New Preferred Stock voting together as a single class) and, with respect to the reclassification of our preferred stock into common stock only, by holders of at least two-thirds of the aggregate liquidation preference of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the New Preferred Stock, voting together as a single class. In addition, the reclassification into common stock of the Series D Preferred Stock is subject to the approval of the United States Department of the Treasury, which approval we received on October 15, 2009, as described above under “Summary — Other Recent Developments”.

Even though holders of the New Preferred Stock will hold, collectively, sufficient voting power to approve the increase in authorized common shares and the reclassification of our preferred stock into common stock (other than the reclassification of the Series D Preferred Stock into common stock which requires the approval of the United States Department of the Treasury, which approval we have received as noted above), there can be no assurance that, if the Offers are consummated, our stockholders will vote to approve these actions. In addition, we may seek relief under Chapter 11 of the Bankruptcy Code before the Recapitalization is complete, one or more stakeholders may file an action to prevent us from consummating the Recapitalization, or a stakeholder or third party may otherwise intervene in a manner that prevents us from consummating the Recapitalization.

If the Offers are consummated, existing holders of our preferred stock and our common stock will be subject to substantial dilution of their voting power and ownership interests.

Consummation of the Offers will result in substantial dilution to our existing equity holders, leaving such holders with little economic or voting interest in the Company. Currently, our preferred stock consists of approximately $3.4 billion liquidation preference in the aggregate, and our common stock represents 100% of our voting power and 100% of the equity value of the Company after the preferred stock liquidation preference is paid in full. The aggregate liquidation preference of the New Preferred Stock will be substantially higher than the aggregate combined liquidation preference of our outstanding series of preferred stock and, assuming 100% participation in the Offers, will represent approximately 91.1% of our voting power.

Our Common Stock may be delisted if we are unable to consummate the Recapitalization transactions within a reasonable period of time.

The NYSE’s continued listing requirements provide, among other requirements, that the minimum trading price of our common stock not fall below $1.00 per share over a consecutive 30 day trading period. Upon receipt from the NYSE of notice of non-compliance, we would have a period of 180 days to regain compliance with this requirement. Upon consummation of the Offers, the price per share of our common stock may fall below the $1.00 per share minimum trading price. However, if we are able to complete the Recapitalization within a reasonable period of time, including, if required, the Reverse Stock Split (as defined below), we may be able to regain compliance with the NYSE’s continued listing requirements and thus maintain our listing. There can be no assurance that we will be successful in completing the Recapitalization within the requisite time period following consummation of the Offers, or at all. See “Recapitalization After the Offers.”

Delisting of our common stock would have an adverse effect on the market liquidity of our common stock and, as a result, the market price for our common stock could become more volatile. Further, delisting also could make it more difficult for us to raise additional capital.

Risks Related to the Chapter 11 Case and the Plan of Reorganization

The commencement of a Chapter 11 case for the purpose of implementing the Plan of Reorganization may result in a number of adverse consequences.

The Chapter 11 environment may adversely affect our business model.

We are principally engaged in borrowing and lending activities through our operating subsidiaries. While in Chapter 11 we may not be able to access credit at interest rates lower than the rates at which we extend credit. Although we intend to continue to provide loan commitments, lines of credit, factoring, receivable and collection management products and secured financing to our customers in the normal course, there can be no assurances that counterparties will continue to conduct business with us while we are in Chapter 11. The failure to engage in lending activities will result in material losses.

If we file for bankruptcy under Chapter 11 of the Bankruptcy Code, our derivative contracts may be subject to early termination resulting in significant losses in value and additional unsecured claims and interest rate and currency risk to us.

In a substantial portion of our business, we use derivative contracts that may fall within the “safe harbor” protections set forth in sections 556 and 560 as well as other sections of the Bankruptcy Code. The safe harbor provisions permit non-debtor parties to, among other things, exercise certain contractual rights and remedies notwithstanding the commencement of a Chapter 11 case. Although case law surrounding the scope of the safe harbor provisions under the Bankruptcy Code remains unsettled, we believe that a substantial number of our contracts would qualify for safe harbor protection, resulting in early termination of these contracts by the counterparties. Upon early termination, settlement payments are determined by the non-defaulting counterparty using mark-to-market valuation methodologies. Given the inherent uncertainties in mark-to-market valuation, we may not be able to realize the net current value of any existing derivative trading contracts subject to early termination. Although we cannot accurately predict whether a substantial number of counterparties will exercise early termination rights, early termination by a substantial number of counterparties may result in a significant loss of value.

In addition, many of our counterparties owing settlement payments upon termination may refuse to make such payments absent litigation, further reducing the value of our existing trading positions. Furthermore, early termination will result in an acceleration of settlement payments required to be paid by us in full upon emergence from Chapter 11, absent consent of the counterparty or to the extent not fully secured by cash or letters of credit. Although we cannot accurately predict the number of counterparties that may exercise early termination rights, in the event that a substantial number of parties exercise early termination rights, we anticipate additional unsecured claims in the form of accelerated termination payments. In addition, as a result of termination of these agreements we may be exposed to interest rate and currency risk.

If we file for bankruptcy under Chapter 11 of the Bankruptcy Code, agreements of subsidiaries, including financing transactions, may be subject to termination.

A substantial number of our subsidiaries are parties to contracts that we guaranteed. Accordingly, a Chapter 11 filing by CIT Group Inc. may result in defaults in the underlying obligations. Such defaults may permit counterparties to terminate the underlying contract, repossess collateral and/or terminate servicing rights.

If we file for bankruptcy under Chapter 11 of the Bankruptcy Code, the letters of credit we use to secure the obligations of our subsidiaries may be drawn, increasing our liabilities.

A substantial portion of the obligations of CIT Group Inc.’s subsidiaries are secured with cash or letters of credit issued by CIT Group Inc. Upon a Chapter 11 filing by CIT Group Inc. or other event of default, including a Chapter 11 filing by CIT Group Inc. as credit support provider, CIT Group Inc.’s funded debt exposure would increase if approximately $250 million of letters of credit currently outstanding as of August 31, 2009 (excluding cash collateralized letters of credit) were to be drawn. In the event that such letters of credit are drawn, we will be required to include the satisfaction of such incremental liability in our Plan of Reorganization, including increased interest costs, and replace the extinguished letter of credit capacity. There can be no assurances that we will be able to satisfy such requirements.

There can be no assurances that we will have sufficient excess liquidity within our Plan of Reorganization to satisfy obligations owing under a debtor in possession financing facility upon our emergence from bankruptcy.

If we commence a bankruptcy case, we may need to obtain a debtor in possession financing facility in order to meet liquidity needs, including any need arising out of existing letters of credit being drawn or otherwise terminated by their terms while we are in Chapter 11 to meet future letter of credit demands and other working capital needs. There can be no assurances that we will have sufficient excess liquidity within our Plan of Reorganization to satisfy obligations owing under the debtor in possession financing facility upon our emergence from bankruptcy.

If the Company files for bankruptcy under Chapter 11 of the Bankruptcy Code and the Plan of Reorganization is confirmed, the Company’s existing common stock and preferred stock will no longer have any value.

If the Company files the prepackaged bankruptcy case and the Plan of Reorganization is confirmed, then holders of CIT Group Inc.’s outstanding common and/or preferred stock will have no stake in the reorganized Company. Moreover, holders of equity interests in Delaware Funding will only retain such equity interests if holders of Canadian Senior Note Claims vote to accept the Plan of Reorganization. There can be no assurance that holders of our equity securities would retain a stake in the Company or receive any value as a result of a bankruptcy case.

The automatic stay under Bankruptcy Code section 362 may not prevent creditors from exercising their remedies against non-debtor affiliates.

The “automatic stay” under Bankruptcy Code section 362 prevents creditors from taking or continuing any debt collection enforcement actions against entities that seek bankruptcy court protection. These protections typically extend only to the Chapter 11 debtor and its property and do not typically extend to the property of non-debtor affiliates or related parties. Accordingly, the rights of creditors against non-debtors are not typically impacted by the bankruptcy filing of affiliated entities.

Numerous non-debtor affiliates of CIT are co-obligors with the debtors on certain debt or have guaranteed the debt of CIT. In other instances, CIT has guaranteed the debt of certain of its anticipated non-debtor affiliates. Certain of CIT’s non-debtor affiliates may have also granted their own creditors or the creditors of CIT a security interest in some or all of their property as a form of credit enhancement. In nearly all instances, a bankruptcy filing by CIT will result in an event of default of CIT’s debt or a non-debtor affiliate’s debt if such debt is guaranteed by CIT.

Upon such an event of default, the Company’s lenders would be free to pursue their remedies against their non-debtor affiliates and their property, including foreclosing on property pledged to the Company’s creditors. The Company hopes to negotiate waivers or standstill agreements with their lenders in advance of commencing their bankruptcy cases to avoid or minimize collection efforts against their non-debtor affiliates. There can be no guarantee that the Company will be successful in such efforts. If the Company is not successful in all instances in negotiating waivers of events of default, its non-debtor affiliates and their property may become the subject of collection and debt recovery actions by their creditors.

Risks Relating to Solicitation

If the Bankruptcy Court determines that our solicitation or vote did not comply with the requirements of the Bankruptcy Code, we may need to resolicit acceptances which would delay confirmation of the Plan of Reorganization.

Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or interest in, a debtor who accepts or rejects a plan before the commencement of a Chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable nonbankruptcy law governing the adequacy of disclosure in connection with such solicitations, or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information,” as defined in section 1125 of the Bankruptcy Code.

In addition, Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code).

The Company believes that its solicitation of votes to accept or reject the Plan of Reorganization from Holders of Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13 is proper under applicable nonbankruptcy law, rules, and regulations, and contains adequate information as defined by section 1125(a) of the Bankruptcy Code. The Company also believes that it is not required to solicit any other class under the Bankruptcy Code or applicable nonbankruptcy law, rules, or regulations. The Company cannot be certain, however, that its solicitation of acceptances or rejections will be approved by the Bankruptcy Court. There is also a risk that confirmation of the Plan of Reorganization could be denied by the Bankruptcy Court.

The Company believes that the use of the Offering Memorandum and Disclosure Statement, Ballots, and Master Ballots for the purpose of obtaining acceptances of the Plan of Reorganization and the solicitation complies with the Bankruptcy Code. The Bankruptcy Court may decide, however, that the solicitation failed to meet the requirements of section 1126(b) of the Bankruptcy Code. If the Bankruptcy Court determines that the solicitation did not comply with the requirements of section 1126(b) of the Bankruptcy Code, the Company may seek to resolicit acceptances, and, in that event, confirmation of the Plan of Reorganization could be delayed and possibly jeopardized.

Risks Related to Our Business

Our business activities involve various elements of risk. The risks described below and incorporated herein by reference are not the only ones facing us. Additional risks that are presently unknown to us or that we currently deem immaterial may also impact our business. We consider the following issues to be the most critical risks to the success of our business:

We have determined there is substantial doubt about the Company’s ability to continue as a going concern.

On October 1, 2009, we updated our consolidated financial statements originally filed in our Annual Report on Form 10-K for the year ended December 31, 2008 to summarize significant subsequent events including certain matters regarding the Company that raise substantial doubt as to our ability to continue as a going concern. We filed the updated consolidated financial statements on a Current Report on Form 8-K on October 1, 2009. Our consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. If we are unable to consummate a restructuring transaction such as the transactions contemplated by this Offering Memorandum and Disclosure Statement, we may need to seek bankruptcy protection. We cannot guarantee that we can generate net income, increase revenues or successfully expand our operation in the future, and if we cannot do so, we may not be able to continue as a going concern.

Our debt agreements will contain restrictions that will limit our flexibility in operating our business.

The New Notes Indentures will contain, and the credit agreement governing our Senior Credit Facility contains, various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell, transfer or otherwise convey certain assets;

•	create liens;

•	designate our subsidiaries as unrestricted subsidiaries;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into a new or different line of business; and

•	enter into certain transactions with our affiliates.

A breach of any of these covenants could result in a default under the New Notes Indentures or our Senior Credit Facility. In addition, any debt agreements we enter into in the future may further limit our ability to enter into certain types of transactions.

Risks Related to Liquidity and Capital

If consummation of the transactions contemplated by the Restructuring Plan does not result in sufficient capital to satisfy the Federal Reserve Bank of New York, the FDIC and the UDFI, the Federal Reserve Bank of New York or the FDIC could require the Company to divest CIT Bank or otherwise further limit the ability of CIT Bank to conduct business and/or limit access to CIT Bank by the Company or its creditors.

The Written Agreement requires that, among other things, the Company prepare (i) an acceptable capital plan to maintain sufficient capital at the Company on a consolidated basis and at CIT Bank on a stand-alone basis and (ii) an acceptable liquidity plan with respect to the Company’s liquidity position and funds management practices (see “— Risks Related to Regulatory Actions”). In addition, on July 16, 2009, the FDIC and the UDFI each issued an order to cease and desist (together, the “Cease and Desist Orders”) to CIT Bank in connection with the diminished liquidity of CIT Group Inc. The Cease and Desist Orders restrict CIT Bank from increasing its level of brokered deposits and restricts the ability of CIT Bank to originate new business (see “— Risks Related to Regulatory Actions”). Consummating the transactions contemplated by the Restructuring Plan will be a key component for developing a capital plan and a liquidity plan acceptable to the Federal Reserve Bank of New York and developing sufficient liquidity at the Company to satisfy the FDIC and the UDFI. If the restructuring plan is not acceptable to the Federal Reserve Bank of New York and the FDIC, or if the restructuring plan does not lead to a capital plan and a liquidity plan acceptable to the Federal Reserve Bank of New York or result in adequate liquidity to the satisfaction of the FDIC and UDFI, the Federal Reserve Bank of New York or the FDIC could take action to require the Company to divest its interest in CIT Bank or otherwise limit access to CIT Bank by the Company and its creditors.

Even if we successfully consummate the Offers, inadequate liquidity could materially adversely affect our future business operations.

Even if the Offers are consummated successfully, we will require significant additional funding during the remainder of 2009 and through 2010 and beyond to manage and operate our businesses. Given the current business environment, our liquidity needs could be significantly higher than we currently anticipate. Our ability to maintain adequate liquidity through 2010 and beyond will depend on entering into a new credit facility, successfully consummating the Offers, successfully operating our business, continuing to curtail operating expenses and capital spending, and, potentially, completing various asset sales. Our forecasted liquidity needs are highly sensitive to changes in each of these and other factors.

Even if we successfully consummate the Offers, implement our business restructuring strategy, obtain sufficient financing from third party sources to continue operations, and successfully operate our business, we may be required to execute asset sales or other capital generating actions over and above our normal finance activities and cut back or eliminate other programs that are important to the future success of our business. In addition, our customers and counterparties might respond to further weakening of our liquidity position by requesting quicker payment, requiring additional collateral and increasing draws on our outstanding commitments. If this were to happen, our need for cash would be intensified and we likely would be unable to operate our business successfully.

Even if we successfully consummate the Offers, our indebtedness and other obligations will continue to be significant. If the current economic environment does not improve, we may not be able to generate sufficient cash flow from operations to satisfy our obligations as they come due, and as a result we would need additional funding, which may be difficult to obtain.

Even if we successfully consummate the Offers, and complete the other steps of our business restructuring strategy with respect to our capital structure and our businesses, we will continue to have a significant amount of indebtedness and other obligations, including potential new securities issued at increased interest rates/cost of capital, which are likely to have several important consequences to our business. For example, the amount of indebtedness and other obligations could:

•	require us to dedicate a significant portion of our cash flow from operations to the payment of principal and interest on our indebtedness and other obligations, which will reduce the funds available for other purposes necessary to run our business;

•	make it more difficult for us to satisfy our obligations;

•	limit our ability to withstand competitive pressures;

•	limit our ability to fund working capital, capital expenditures and other general corporate purposes;

•	make us more vulnerable to any continuing downturn in general economic conditions and adverse developments in our industry and business; and

•	reduce our flexibility in responding to changing business and economic conditions.

If we are unable to return to profitability as a result of our restructuring, and/or if current economic conditions do not improve in the foreseeable future, we will not be able to generate sufficient cash flow from operations in the future to allow us to service our debt, pay our other obligations as required and make necessary capital expenditures, in which case we likely would need to dispose of additional assets and/or minimize capital expenditures and/or try to raise additional financing. There is no assurance that any of these alternatives would be available to us, if at all, on satisfactory terms.

Our business will be adversely affected if we do not successfully expand our deposit-taking capabilities at CIT Bank, which is currently restricted from increasing its level of broker deposits pursuant to the Cease and Desist Orders.

The Company currently does not have ready access to the debt capital markets and likely will not be able to obtain such access in the foreseeable future, which will make the Company reliant upon bank deposits to fund its business. CIT Bank currently does not have a retail branch network and obtains all of its deposits through broker accounts. The FDIC and the UDFI, pursuant to the Cease and Desist Orders, have restricted the level of broker accounts that CIT Bank may hold, without the prior written consent of both the FDIC and UDFI. In order to diversify its deposit-taking capabilities beyond broker accounts, the Company may need to establish de novo or acquire a retail branch network, an internet banking operation, or a cash management operation for the existing customers of CIT Bank. Any such alternatives will require significant time and effort to implement and will be subject to regulatory approval, which may not be obtained, particularly if the financial condition of the Company does not improve. In addition, we are likely to face strong competition for deposits from other bank holding companies many of whom are in a stronger financial position than the Company and are similarly seeking larger and more stable pools of funding. If CIT Bank is unable to expand its deposit-taking capability on a timely basis, because of lack of regulatory approval or otherwise, it would have a material adverse effect on our business, results of operations, and financial position.

Even if the Offers are consummated, our liquidity and/or ability to issue unsecured debt in the capital markets may be limited by our capital structure and by the performance of our business, market conditions, credit ratings, or regulatory or contractual restrictions.

Our traditional business model depended upon access to the debt capital markets to provide sources of liquidity and efficient funding for asset growth. These markets have exhibited heightened volatility and dramatically reduced liquidity. Liquidity in the debt capital markets has become significantly more constrained. The unsecured debt markets generally have been unavailable to us since the fourth quarter of 2007, and will likely remain unavailable to us for the foreseeable future, in part because we have not earned a profit since the first quarter of 2007. In addition, while secured borrowing has been available to us, it is more costly and interest rates available to us have increased significantly relative to benchmark rates, such as U.S. treasury securities and LIBOR. Downgrades in our short- and long-term credit ratings in March 2008, April 2009 and June 2009 to below investment grade have worsened these general conditions and had the practical effect of leaving us without current access to the commercial paper market and other unsecured term debt markets, which were historically significant sources of liquidity for us, and necessitated our action to draw down on our bank credit facilities in March 2008.

As a result of these developments, the Company has been forced to reduce its funding sources almost exclusively to secured borrowings, where available. This has resulted in significant additional costs to the Company due to the higher interest rates and restrictions on the types of assets and advance rates as compared to unsecured funding. Further, when the Company entered into the Senior Credit Facility, it granted liens on almost all of its remaining unencumbered assets, and the Company’s ability to continue to access the secured debt markets will be limited by the outstanding secured financings. The Company’s ability to execute asset sales or other capital generating actions and to access other debt markets in the future, including the unsecured debt markets, is likely to be adversely affected by the Company’s outstanding secured financings, which in the aggregate encumber substantially all of the Company’s assets. Also, if the perception of the market is that the existing security holders are adversely affected by the Restructuring Plan, it may adversely affect the Company’s ability to issue new debt in unsecured debt markets in the future. There can be no assurance that we will be able to regain access to the commercial paper and unsecured term debt markets, or more than limited access to the secured debt markets, and if we are unable to do so, it would adversely affect our business, operating results and financial condition unless the Company is able to obtain alternative sources of liquidity.

Our ability to satisfy our cash needs also is constrained by regulatory or contractual restrictions on the manner in which we may use portions of our cash on hand. The cash at CIT Bank is available solely for the Bank’s own funding and investment requirements. The restricted cash related to securitization transactions is available solely for payments to certificate holders. The cash of CIT Bank and the restricted cash related to securitization transactions cannot be transferred to or used for the benefit of any other affiliate of ours. In addition, as part of our business we extend lines of credit, some of which can be drawn by the borrowers at any time. During the second quarter of 2009 and July 2009, we experienced a significant increase in the draws on such commitments, which significantly degraded our liquidity position. If the borrowers on these lines of credit continue to access these lines or increase their rate of borrowing either as a result of their business needs or due to a perception that we may be unable to fund these lines of credit in the future, this could further substantially degrade our liquidity position which could have a material adverse effect on our business unless the Company is able to obtain alternative sources of liquidity.

If we do not maintain sufficient capital to satisfy regulatory capital requirements in the future, there could be an adverse effect on the manner in which we do business, or we could become subject to various enforcement or regulatory actions and will likely need to seek relief under the Bankruptcy Code.

Under regulatory capital adequacy guidelines, the Company and its principal banking subsidiary, CIT Bank, are required to meet requirements that involve both qualitative and quantitative measures of assets, liabilities and certain off-balance sheet items. When we became a bank holding company, we agreed with the Federal Reserve Bank of New York to maintain total capital of 13% for the Company and our regulatory capital exceeded the agreed upon levels. Further, we agreed with the FDIC to maintain a leverage capital ratio of 15% for CIT Bank and CIT Bank’s regulatory capital exceeded the agreed upon levels. Although CIT Bank continues to maintain regulatory capital on a stand-alone basis at or above the levels agreed to with regulators, losses during the first and second quarter of 2009 have reduced the Company’s level of total capital below the 13% threshold that the Company agreed to maintain when it became a bank holding company, and a projected loss in the third quarter of 2009 and continued losses in future quarters may further reduce the Company’s total capital. If either the Offers or the Plan of Reorganization are not successful, we have no assurances that we will be able to raise our regulatory capital to satisfactory levels based on the current level of performance of our businesses. Failure to meet and maintain the appropriate capital levels would adversely affect the Company’s status as a bank holding company, have a material adverse effect on the Company’s financial condition and results of operations, and subject the Company to a variety of enforcement actions, as well as certain restrictions on its business. In addition to the requirement to be well-capitalized, CIT Group Inc. and CIT Bank are subject to regulatory guidelines that involve qualitative judgments by regulators about the entities’ status as well-managed and the entities’ compliance with Community Reinvestment Act obligations, and failure to meet those standards may have a material adverse effect on our business.

If we do not maintain sufficient regulatory capital, the Federal Reserve Bank of New York and the FDIC could take action to require the Company to divest its interest in CIT Bank or otherwise limit access to CIT Bank by the Company and its creditors. The FDIC, in the case of CIT Bank, and the Federal Reserve Bank of New York, in the case of the Company, placed restrictions on the ability of CIT Bank and the Company to take certain actions without the prior approval of the applicable regulators. If we are unable to consummate the Offers, finalize and complete our business restructuring strategy and access the credit markets to meet our capital and liquidity needs in the future, or if we otherwise suffer continued adverse effects on our liquidity, and operating results, we may be subject to formal and informal enforcement actions by the Federal Reserve Bank of New York, we may be forced to divest CIT Bank and/or CIT Bank may be placed in FDIC conservatorship or receivership or suffer other consequences. Such actions would impair our ability to successfully execute any restructuring plan and have a material adverse effect on our business, results of operations, and financial position.

Risks Related to Regulatory Actions

We are currently subject to the Written Agreement, which may adversely affect our business.

Under the terms of the Written Agreement, the Company must provide the Federal Reserve Bank of New York with (i) a corporate governance plan, focusing on strengthening internal audit, risk management, and other control functions, (ii) a credit risk management plan, (iii) a written program to review and revise, as appropriate, its program for determining, documenting and recording the allowance for loan and lease losses, (iv) a capital plan for the Company and CIT Bank, (v) a liquidity plan, including meeting short term funding needs and longer term funding, without relying on government programs or Section 23A waivers, and (vi) a business plan for the remainder of 2009 and 2010. The Written Agreement also prohibits the Company, without the prior approval of the Federal Reserve Bank of New York, from paying dividends, paying interest on subordinated debt, incurring or guaranteeing debt outside of the ordinary course of business, or purchasing or redeeming the Company’s stock. Under the Written Agreement, the Company must comply with certain procedures and restrictions on appointing or changing the responsibilities of any senior officer or director, restricting the provision of indemnification to officers and directors, and restricting the payment of severance to employees.

We are currently subject to the Cease and Desist Orders, which may adversely affect our business.

CIT Bank relies principally on brokered deposits to fund its ongoing business which may require payment of slightly higher yields and may be subject to inherent limits on the aggregate amount available, depending on market conditions. The UDFI and the FDIC have issued, and CIT Bank has consented to (without admitting or denying the allegations), the Cease and Desist Orders. Under the terms of the Cease and Desist Orders, the FDIC and the UDFI have imposed, among other matters, additional restrictions on CIT Bank’s ability to enter into transactions with affiliates and to make dividend payments. Under the Cease and Desist Orders, CIT Bank submitted a contingency plan providing for and ensuring the continuous and satisfactory servicing of all loans held by CIT Bank, which was accepted as satisfactory by the FDIC, and must obtain prior regulatory approval in order to increase the current level of brokered deposits held by CIT Bank. CIT Bank must notify the FDIC in writing at least 30 days prior to any management changes, and must obtain prior approval before entering into any “golden parachute” arrangements or any agreement to make any excess nondiscriminatory severance plan payments. In addition, the FDIC is requiring CIT Bank to submit a liquidity plan for funding any maturing debt and an outline of plans or scenarios for the future operation of CIT Bank.

Many of our regulated subsidiaries could be affected by the Offers or a bankruptcy filing.

In addition to CIT Bank, we have a number of other regulated subsidiaries that may be affected by the Offers or the Plan of Reorganization or a general bankruptcy filing by CIT Group Inc. In particular, the regulators of our banking subsidiaries in the UK, Germany, Sweden, France and Brazil as well as our SBA and insurance subsidiaries, may take action against such entities including seizing such entities and/or prohibiting transactions with CIT Group Inc.

Risks Related to Bank Holding Company Status

Our business, financial condition and results of operations could be adversely affected by regulations which we are subject to as a result of becoming a bank holding company, by new regulations or by changes in other regulations or the application thereof.

On December 22, 2008, the Board of Governors of the Federal Reserve System approved our application to become a bank holding company and the Department of Financial Institutions of the State of Utah approved our application to convert our Utah industrial bank to a Utah state bank.

Most of the activities in which we currently engage are permissible activities for a bank holding company. However, since we are not a financial holding company, certain of our existing businesses are not permissible under regulations applicable to a bank holding company, including certain of our insurance services and our equity investment activities, and we could be required to divest those activities within two years from December 22, 2008. In addition, we are subject to the comprehensive, consolidated supervision of the Federal Reserve, including risk-based and leverage capital requirements and information reporting requirements. We are subject to the Cease and Desist Orders and the Written Agreement (see “ — Risks Related to Regulatory Actions”). This regulatory oversight is established to protect depositors, federal deposit insurance funds and the banking system as a whole, and is not intended to protect security holders. In addition, pursuant to the Written Agreement with the Federal Reserve Bank of New York, we are required to review the adequacy of resources for corporate governance functions, including whether the staffing levels and resources for audit, risk management, and other control functions are adequate, and providing additional resources in those areas will increase our expenses for the foreseeable future. In addition, if the FDIC and UDFI require CIT Bank to separate all of its operations from the Company, which will eliminate the cost advantages of the scale of operations of the Company, it will increase the expenses of CIT Bank for the foreseeable future.

The financial services industry, in general, is heavily regulated. Proposals for legislation further regulating the financial services industry are continually being introduced in the United States Congress and in state legislatures. The agencies regulating the financial services industry also periodically adopt changes to their regulations. In light of current conditions in the U.S. financial markets and economy, regulators have increased the level and scope of their supervision and their regulation of the financial services industry. In addition, in October 2008, Congress passed the Emergency Economic Stabilization Act of 2008 (“EESA”), TARP and the Capital Purchase Program. Under EESA, Congress also established the Special Inspector General for TARP, who is charged with monitoring, investigating and reporting on how the recipients of funds under TARP utilize such funds. Similarly, there is a substantial prospect that Congress will restructure the regulation and supervision of financial institutions in the foreseeable future. We are unable to predict how this increased supervision and regulation will be fully implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future. Any such action, particularly in view of our financial condition, could affect us in substantial and unpredictable ways and could have an adverse effect on our business, financial condition and results of operations.

The financial services industry is also heavily regulated in many jurisdictions outside of the United States. We have subsidiaries in various countries that are licensed as banks, banking corporations, broker-dealers, and insurance companies, all of which are subject to regulation and examination by banking, securities, and insurance regulators in their home jurisdiction. In addition, in several jurisdictions, including the United Kingdom and Germany, the local banking regulators have requested the local regulated entity to develop contingency plans to operate on a stand-alone basis if the Company seeks protection under the Bankruptcy Code. Given the evolving nature of regulations in many of these jurisdictions, it may be difficult for us to meet all of the regulatory requirements even after we establish operations and receive approvals. Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market, on our ability to permanently reinvest our earnings, and on our reputation generally.

We are also affected by the economic and other policies adopted by various governmental authorities and bodies in the United States and other jurisdictions. For example, the actions of the Federal Reserve and international central banking authorities directly impact our cost of funds for lending, capital raising and investment activities and may impact the value of financial instruments we hold. In addition, such changes in monetary policy may affect the credit quality of our customers. Changes in domestic and international monetary policy are beyond our control and difficult to predict.

Our business may be adversely affected if we do not successfully implement our project to transform our compliance, risk management, finance, treasury, operations, and other areas of our business to meet the standards of a bank holding company.

When we became a bank holding company and converted our Utah industrial bank to a Utah state bank, we analyzed our business to identify areas that require improved policies and procedures to meet the regulatory requirements and standards for banks and bank holding companies, including but not limited to compliance, risk management, finance, treasury, and operations. We developed and we are implementing project plans to improve policies, procedures, and systems in the areas identified. Our new business model is based on the assumption that we will be able to make this transition in a reasonable amount of time. We are currently subject to the Written Agreement, which, among other things, requires the development of plans to enhance corporate governance, including increasing resources in audit, risk management and control functions, correct weaknesses in credit risk management, review and revise, as appropriate, the consolidated allowance for loan and lease losses methodology, and develop capital and liquidity plans (see “ — Risks Related to Regulatory Actions”). If we have not identified all of the required improvements, particularly in our control functions, or if we are unsuccessful in implementing the policies, procedures, and systems that have been identified, or if we do not implement the policies, procedures, and systems quickly enough, we could be subject to a variety of formal and informal enforcement actions that could result in the imposition of certain restrictions on our business, or preclude us from making acquisitions, and such actions could impair our ability to execute our business plan and have a material adverse effect on our business, results of operations, or financial position.

Risks Related to Operation of Our Businesses

The Restructuring Plan, which contemplates transactions that will modify our capital structure and the structure and operation of our businesses, is based in large part upon assumptions and analyses developed by us. If these assumptions and analyses prove to be incorrect, our plan may be unsuccessful in its execution and we may be unable to continue as a going concern.

The Restructuring Plan, which contemplates transactions that will affect both our capital structure and the structure and operation of our businesses, and is based upon assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we consider appropriate under the circumstances. Whether actual future results and developments will be consistent with our expectations and assumptions depends on a number of factors, including but not limited to (i) our ability to obtain adequate liquidity and financing sources and establish an appropriate level of debt, including our ability to consummate the Offers and implement the Restructuring Plan; (ii) our ability to restore customers’ confidence in our viability as a continuing entity and to attract and retain sufficient customers; (iii) our ability to retain key employees in those businesses that we intend to continue to emphasize, and (iv) the overall strength and stability of general economic conditions of the financial industry, both in the United States and in global markets. The failure of any of these factors could materially adversely affect the successful execution of the restructuring of our businesses.

In addition, the Restructuring Plan relies upon financial forecasts, including with respect to revenue growth, improved earnings before interest, taxes, depreciation and amortization, improved interest margins, and growth in cash flow. Financial forecasts are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. In our case, the forecasts are even more speculative than normal, because they involve fundamental changes in the nature of our business. Accordingly, we expect that our actual financial condition and results of operations will differ, perhaps materially, from what we have anticipated. Consequently, there can be no assurance that the results or developments contemplated by the Restructuring Plan will occur or, even if they do occur, that they will have the anticipated effects on us and our subsidiaries or our businesses or operations. The failure of any such results or developments to materialize as anticipated could materially adversely affect the successful execution of the transactions contemplated by the Restructuring Plan. In addition, the accounting treatment required for a restructuring through the Offers will result in a different presentation of our financial information than would be required if we restructured in bankruptcy. These differences may have an impact on our results going forward.

We may be additionally negatively affected by credit risk exposures and our reserves for credit losses may prove inadequate.

Our business depends on the creditworthiness of our customers and their ability to fulfill their obligations to us. We maintain a consolidated reserve for credit losses on finance receivables that reflects management’s judgment of losses inherent in the portfolio. We periodically review our consolidated reserve for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans, past due loan migration trends, and non-performing assets. During the first and second quarters of 2009, losses were significantly more severe than in 2008, and more severe than in prior economic downturns, due to an increase in the proportion of unsecured or undersecured cash flow loans versus asset backed loans in our corporate finance segment, the limited ability of borrowers to restructure their liabilities or their business, and reduced values of the collateral for loans.

Our consolidated reserve for credit losses may prove inadequate and we cannot assure that it will be adequate over time to cover credit losses in our portfolio because of adverse changes in the economy or events adversely affecting specific customers, industries or markets. The current economic environment is dynamic and the credit-worthiness of our customers and the value of collateral underlying our receivables has declined significantly and may continue to decline significantly over the near future. Our reserves may not keep pace with changes in the credit-worthiness of our customers or collateral values. If the credit quality of our customer base continues to materially decline, if the risk profile of a market, industry, or group of customers changes significantly, or if the markets for accounts receivable, equipment, real estate, or other collateral deteriorates significantly, any or all of which would adversely affect the adequacy of our reserves for credit losses, it could have a material adverse effect on our business, results of operations, and financial position.

In addition to customer credit risk associated with loans and leases, we are also exposed to other forms of credit risk, including counterparties to our derivative transactions, loan sales, syndications and equipment purchases. These counterparties include other financial institutions, manufacturers and our customers. If our credit underwriting processes or credit risk judgments fail to adequately identify or assess such risks, or if the credit quality of our derivative counterparties, customers, manufacturers, or other parties with which we conduct business materially deteriorates, we may be exposed to credit risk related losses that may negatively impact our financial condition, results of operations or cash flows.

Uncertainties related to our business may result in the loss of or decreased business with customers.

Our business depends upon our customers believing that we will be able to provide a wide range of quality products on a timely basis to our customers. Our ability to provide our products on a reliable and timely basis affects our ability to attract new customers. Many of our customers rely upon our products to provide them with the working capital necessary to operate their business or to fund capital improvements that allow them to maintain or expand their business. In many instances, these funding requirements are time sensitive. If our customers are uncertain as to our ability to continue to provide them with funding on a timely basis or to provide the same breadth and quality of products, we may be unable to attract new customers and we may experience lower business with or a loss of customers.

We may not be able to achieve adequate consideration for the disposition of assets or businesses.

As part of our business restructuring strategy, we are reviewing a number of measures designed to manage our liquidity position, including potential asset sales. There can be no assurance that we will be successful in completing all or any of these transactions, because there may not be a sufficient number of buyers willing to enter into a transaction, we may not receive sufficient consideration for such assets, the process of selling assets may take too long to be a significant component of a restructuring, or the Steering Committee under the Senior Credit Facility may not approve a sale of assets. These transactions, if completed, may reduce the size of our business and it is not currently part of our long-term strategy to replace the volume associated with these businesses. From time to time, we also receive inquiries from third parties regarding our potential interest in disposing of other types of assets, such as student lending and other commercial finance or vendor finance assets, which we may or may not choose to pursue.

Prices for assets were depressed due to market conditions starting in the second half of 2007 and continuing to today. In addition, potential purchasers may be unwilling to pay an amount equal to the face value of a loan or lease if the purchaser is concerned about the quality of the Company’s credit underwriting. Further, some potential purchasers will intentionally submit bids with purchase prices below the face value of a loan or lease if the purchaser suspects that the seller is distressed and cannot afford to negotiate the price. There is no assurance that we will receive adequate consideration for any asset or business dispositions. Certain dispositions in 2008 and 2009 resulted in the Company recognizing significant losses. As a result, our future disposition of businesses or asset portfolios could have a material adverse effect on our business, financial condition and results of operations and could result in the Company seeking relief under the Bankruptcy Code.

We are prohibited from paying dividends on our common or preferred stock or interest on our subordinated debt.

Under the terms of the Written Agreement, we are prohibited from declaring dividends on our preferred stock and from paying interest on our subordinated notes and our junior subordinated notes without prior written approval of the Federal Reserve Bank of New York. In addition, under the terms of certain outstanding securities, we are also prohibited from declaring dividends on our preferred stock and from paying interest on our junior subordinated notes if we do not meet certain financial tests, provided that the limitation does not apply if we pay such dividends and interest out of net proceeds that we have received from the sale of common stock. We have suspended the payment of dividends on our common stock and we have suspended the declaration of dividends on our preferred stock and the declaration of interest on our junior subordinated notes. We cannot determine when, if ever, we will be able to pay dividends on our common or preferred stock or interest on our junior subordinated notes in the future.

Uncertainties related to our business may create a distraction for or cause a loss of employees and may otherwise materially adversely affect our ability to attract new employees.

Our future results of operations will depend in part upon our ability to retain existing highly skilled and qualified employees and to attract new employees. Failure to continue to attract and retain such individuals could materially adversely affect our ability to compete. Uncertainties about the future prospects and viability of our business and the possibility of seeking relief under the Bankruptcy Code is impacting and is likely to continue to impact our ability to attract and retain key management, technical and other personnel, and is creating a distraction for existing employees. If we are significantly limited or unable to attract and retain key personnel, or if we lose a significant number of key employees, or if employees continue to be distracted due to the uncertainties about the future prospects and viability of our business, it could have a material adverse effect on our ability to successfully operate our business or to meet our operations, risk management, compliance, regulatory, and financial reporting requirements.

Executive compensation restrictions on TARP recipients could materially affect our ability to retain and/or recruit employees.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “Act”) was signed into law. The Act includes an amendment and restatement of Section 111 of the EESA that significantly expands and strengthens executive compensation restrictions applicable to entities, including CIT, that participate in TARP. The Act also includes a number of other requirements, including but not limited to implementing a say-on-pay policy that allows for an annual non-binding shareholder vote on executive compensation and a policy related to the approval of excessive or luxury expenditures, as identified by the United States Department of the Treasury, including corporate aircraft, office and facility renovations, entertainment and holiday parties and other activities or events that are not reasonable expenditures for staff development, performance incentives or similar measures in the ordinary course of business. The Act’s executive compensation restrictions generally will continue for so long as any obligation arising from TARP financial assistance remains outstanding, other than government-held warrants, and will likely apply to the Company for the foreseeable future. The provisions of the Act and especially the United States Department of the Treasury regulations that will implement the Act could have a material adverse effect on our ability to recruit and retain individuals with the experience and skill necessary to manage successfully our business through its current difficulties and during the long term.

We may not be able to realize our entire investment in the equipment we lease.

The realization of equipment values (residual values) during the life and at the end of the term of a lease is an important element in the leasing business. At the inception of each lease, we record a residual value for the leased equipment based on our estimate of the future value of the equipment at the expected disposition date. Internal equipment management specialists, as well as external consultants, determine residual values.

A decrease in the market value of leased equipment at a rate greater than the rate we projected, whether due to rapid technological or economic obsolescence, unusual wear and tear on the equipment, excessive use of the equipment, recession or other adverse economic conditions, or other factors, would adversely affect the current or the residual values of such equipment. Further, certain equipment residual values, including commercial aerospace residuals, are dependent on the manufacturer’s or vendor’s warranties, reputation and other factors, including market liquidity. In addition, we may not realize the full market value of equipment if we are required to sell it to meet liquidity needs or for other reasons outside of the ordinary course of business. Consequently, there can be no assurance that we will realize our estimated residual values for equipment. Also, in our current financial condition, many potential purchasers will further discount their offering price to account for the risk that a transaction may be unwound if we seek relief under the Bankruptcy Code.

The degree of residual realization risk varies by transaction type. Capital leases bear the least risk because contractual payments cover approximately 90% of the equipment’s cost at the inception of the lease. Operating leases have a higher degree of risk because a smaller percentage of the equipment’s value is covered by contractual cash flows at lease inception. Leveraged leases bear the highest level of risk as third parties have a priority claim on equipment cash flows. A significant portion of our leasing portfolios are comprised of operating leases, and a portion is comprised of leveraged leases, both of which increases our residual realization risk.

Even if we successfully consummate the Offers, we and our subsidiaries are party to various financing arrangements, commercial contracts and other arrangements that under certain circumstances give, or in some cases may give, the counterparty the ability to exercise rights and remedies under such arrangements which, if exercised, may have material adverse consequences.

We and our subsidiaries are party to various financing arrangements, commercial contracts and other arrangements that give, or in some cases may give, the counterparty the ability to exercise rights and remedies upon the occurrence of a material adverse effect or material adverse change (or similar event), certain insolvency events, a default under certain specified other obligations or a failure to comply with certain financial covenants. Recent deteriorations in our business and that of certain of our subsidiaries may make it more likely that counterparties will seek to exercise rights and remedies under these arrangements. The counterparty could have the ability, depending on the arrangement, to, among other things, require early repayment of amounts owed by us or our subsidiaries and in some cases payment of penalty amounts. In these cases, we intend to enter into discussions with the counterparties where appropriate to seek a waiver under, or amendment of, the arrangements to avoid or minimize any potential adverse consequences. We cannot assure you that we will be successful in avoiding or minimizing the adverse consequences which may, individually or collectively, have a material adverse effect on our ability to successfully implement our Restructuring Plan and on our consolidated financial position and results of operations. If we are unsuccessful in avoiding or minimizing the adverse consequences discussed above, such consequences could have a material adverse effect on our business, results of operations, and financial position and will likely result in the Company seeking relief under the Bankruptcy Code.

The exchange of Old Notes for New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights pursuant to the Offers or the Plan of Reorganization will result in cancellation of indebtedness income to us.

We expect to realize a significant amount of cancellation of indebtedness (“COD”) income as a result of the Offers or the Plan of Reorganization, equal to the excess of the amount of indebtedness discharged over the sum of the issue price of the New Notes and value of the New Preferred Stock, New Common Interests, or Contingent Value Rights issued in satisfaction of the Old Notes. The exact amount of any COD income that will be realized by us will not be determinable until the consummation of the Offers or the Plan of Reorganization, as applicable.

If the Offers are consummated, to the extent we are considered solvent for U.S. federal income tax purposes immediately prior to the consummation of the Offers, the resulting COD income recognized by us may generally be offset by our available net operating losses (“NOL”) and certain other tax attributes. It is possible that the COD income that will be recognized by us pursuant to the Offers will be in excess of our NOLs and other tax attributes available to offset such income and, therefore, we could incur a current tax liability. The American Recovery and Reinvestment Act of 2009 permits us to elect to defer the inclusion of any portion of the COD income resulting from the Offers, with the amount of COD income so deferred becoming includible in our income ratably over a five-taxable year period beginning in 2014, at which time such income may generally be offset by any existing tax attributes to the extent of applicable limitations.

To the extent we are considered insolvent for U.S. federal income tax purposes immediately prior to the consummation of the Offers, or, if the Offers are not completed and we instead consummate the Plan of Reorganization pursuant to a confirmed Chapter 11 bankruptcy case, we will not be required to include COD in income.

If and to the extent any amount attributable to the COD is excluded from income pursuant to the insolvency or the bankruptcy exceptions, we will generally be required to reduce our tax attributes, including, but not limited to, our NOLs and tax basis in certain assets. If our COD income exceeds our available NOLs and other tax attributes, such excess is permanently excluded from income.

As a result, whether or not COD income is included in income or excluded from income by reason of the insolvency or bankruptcy exceptions, we expect that the Offers or the Plan of Reorganization will result in the possible elimination of our NOLs and a significant reduction in our other tax attributes.

Our ability to utilize our NOLs and other tax attributes to offset COD income recognized as a result of the Offers may be limited if we undergo an “ownership change” prior to the consummation of the Offers.

Our ability to utilize our NOLs and other tax attributes to offset COD income recognized as a result of the Offers could be limited if we undergo an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) prior to the consummation of the Offers. An ownership change is generally defined as a greater than 50 percentage point increase in equity ownership by five-percent shareholders in any three-year period. On August 12, 2009, we adopted a tax benefits preservation plan (the “Tax Benefits Preservation Plan”) in order to protect our ability to utilize our NOLs and other tax attributes to offset future income. The Tax Benefits Preservation Plan is designed to reduce the likelihood of an ownership change by, among other things, discouraging any person or group from becoming a five-percent shareholder and dissuading existing five-percent shareholders from acquiring additional shares of our stock. There is no guarantee, however, that the Tax Benefits Preservation Plan will prevent us from experiencing an ownership change.

We will undergo an “ownership change” as a result of the Offers or the Plan of Reorganization, which is likely to limit the benefit of any remaining NOLs and other tax attributes after consummation of the Offers or the Plan of Reorganization to offset our expected future taxable income.

We have consolidated NOL carryforwards for U.S. federal income tax purposes of approximately $3.6 billion as of the end of 2008. In addition, as of September 30, 2009, we estimate that we have incurred additional net operating losses of approximately $2.4 billion and expect to incur additional losses for the current taxable year ending December 31, 2009. The amount of any such losses remains subject to audit and adjustment by the IRS. We believe that all or substantially all of our NOLs and certain other tax attributes could be utilized as a result of COD income realized as a result of the Offers or the Plan of Reorganization. The exact amount of any remaining NOLs and other tax attributes will not be determinable until the consummation of the Offers or the Plan of Reorganization, as applicable. The future benefits to the Company of any such remaining NOLS or other tax attributes is likely to be limited as a result of our undergoing an ownership change within the meaning of Section 382 of the Tax Code. For a more detailed discussion of limitations on or loss of our NOLs and other tax attributes, see “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to the Company — Net Operating Losses-Section 382.”

Holders of New Notes may incur tax liabilities prior to receiving interest payments.

We anticipate that the New Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes, and accordingly, U.S. Holders will be subject to special rules relating to the accrual of such OID and its inclusion in income. U.S. Holders generally must include OID in income for U.S. federal income tax purposes regardless of such holder’s regular accounting method. As a result, U.S. Holders will be required to include OID in income in advance of the receipt of cash attributable to such income. See “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences to U.S. Holders — Ownership and Disposition of New Notes — Original Issue Discount.”

Adverse or volatile market conditions could continue to negatively impact fees and other income.

In 2005, we began pursuing strategies to leverage our expanded asset generation capability and diversify our revenue base in order to generate higher levels of syndication and participation income, advisory fees, servicing fees and other types of fee income to increase other income as a percentage of total revenue. These revenue streams are dependent on market conditions and, therefore, have been more volatile than interest on loans and rentals on leased equipment. Current market conditions, including lower liquidity levels in the syndication market and our strategy to manage our growth due to our own funding constraints, have significantly reduced our syndication activity, and have resulted in significantly lower fee income. In addition, if other lenders become concerned about our ability to meet our obligations on a syndicated transaction, it may become more difficult for us to syndicate transactions that we originate or to participate in syndicated transactions originated by others. If we are unable to sell or syndicate a transaction after it is originated, we will end up holding a larger portion of the transaction and assuming greater underwriting risk than we originally intended, which could increase our capital and liquidity requirements to support our business or expose us to the risk of valuation allowances for assets held for sale. In addition, we also generate significant fee income from our factoring business. If our clients become concerned about our liquidity position and our ability to provide these services going forward and reduce their amount of business with us, this could further negatively impact our fee income and have a material adverse effect on our business. Continued disruption to the capital markets or the failure of our initiatives to result in increased asset and revenue levels could adversely affect our financial position and results of operations.

Investment in and revenues from our foreign operations are subject to various risks and requirements associated with transacting business in foreign countries.

An economic recession or downturn, increased competition, or business disruption associated with the political or regulatory environments in the international markets in which we operate could adversely affect us.

In addition, while we generally hedge our translation and transaction exposures, foreign currency exchange rate fluctuations, or the inability to hedge effectively in the future, could have a material adverse effect on our investment in international operations and the level of international revenues that we generate from international financing and leasing transactions. Reported results from our operations in foreign countries may fluctuate from period to period due to exchange rate movements in relation to the U.S. dollar, particularly exchange rate movements in the Canadian dollar, which is our largest non-U.S. exposure. Recent weakness in the U.S. dollar has negatively impacted the U.S. dollar value of our revenues that are paid in other currencies. A further weakening of the U.S. dollar will further negatively impact the U.S. dollar value of our international operations.

U.S. generally accepted accounting principles (“GAAP”) require that income earned from foreign subsidiaries should be treated as being taxed as if they were distributed to the parent company, unless those funds are permanently reinvested outside the United States. To meet this permanent reinvestment standard, we must demonstrate that there is no foreseeable need for the funds by the parent company and that there is a specific plan for reinvestment of the undistributed earnings of the funds by the subsidiary. As of December 31, 2008, Federal income taxes have not been provided on approximately $1.5 billion of cumulative earnings of foreign subsidiaries that we have determined to be permanently reinvested. If we sell a foreign business or significant foreign assets, which has become more likely in view of our current financial condition and restructuring plan, we may not be able to redeploy some or all of the funds generated from a sale outside the United States and would be required to treat the funds as repatriated currently for purposes of GAAP. While it is not practicable to estimate the amount of tax that we would have to provide for under GAAP in such an event, the impact on us may be material.

Foreign countries have various compliance requirements for financial statement audits and tax filings, which are required to obtain and maintain licenses to transact business. If we are unable to properly complete and file our statutory audit reports or tax filings, regulators or tax authorities in the applicable jurisdiction may restrict our ability to do business.

We may be adversely affected by significant changes in interest rates.

Although we generally employ a matched funding approach to managing our interest rate risk, including matching the repricing characteristics of our assets with our liabilities, significant increases in market interest rates or widening of our credit spreads, or the perception that an increase may occur, could adversely affect both our ability to originate new finance receivables and our profitability. During the second half of 2007 and all of 2008 and 2009, credit spreads for almost all financial institutions, and particularly our credit spreads, widened dramatically and made it highly uneconomical for us to borrow in the unsecured debt markets to fund loans to our customers. Conversely, a decrease in interest rates could result in accelerated prepayments of owned and securitized finance receivables. In addition, the widening of our credit spreads relative to the credit spreads of many of our competitors has placed us at a competitive disadvantage and made it more difficult to maintain our interest margins. If we are unable to obtain funding, either in the capital markets or through bank deposits, at an economical rate that is competitive with other banks and lenders, we will be operating at a competitive disadvantage and it may have a material adverse effect on our business, financial condition, and results of operations.

We may be adversely affected by further deterioration in economic conditions that is general or specific to industries, products or geographic areas.

A further deepening of the current recession, prolonged economic weakness, or other adverse economic or financial developments in the U.S. or global economies or affecting specific industries, geographic locations and/or products, would likely further impact credit quality as borrowers may fail to meet their debt payment obligations, particularly customers with highly leveraged loans. Adverse economic conditions have and could further result in declines in collateral values, which also decreases our ability to fund against collateral. Accordingly, higher credit and collateral related losses could impact our financial position or operating results.

Our business has already been materially weakened by the current credit crisis (See “— Risks Related to Liquidity and Capital — Even if the Offers are consummated, our liquidity and/or ability to issue unsecured debt in the capital markets may be limited by our capital structure and by the performance of our business, market conditions, credit ratings, or regulatory or contractual restrictions”). A continued and prolonged recession also would likely exacerbate our current difficulties in originating new business, given the resultant reduced demand for credit. In addition, a continued downturn in certain industries may result in a reduced demand for the products that we finance in that industry or negatively impact collection and asset recovery efforts. For example, decreased demand for the products of various manufacturing customers due to the current recession may adversely affect their ability to repay their loans and leases with us. Similarly, a decrease in the level of airline passenger traffic due to the current recession or fears of a swine flu epidemic, or a decline in railroad shipping volumes due to a recession in particular industries may adversely affect our aerospace or rail businesses, the value of our aircraft and rail assets and the ability of our lessees to make their lease payments.

Competition from both traditional competitors and new market entrants may adversely affect our returns, volume and credit quality.

Our markets are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. We have a wide variety of competitors that include captive and independent finance companies, commercial banks and thrift institutions, industrial banks, community banks, leasing companies, hedge funds, insurance companies, mortgage companies, manufacturers and vendors.

We compete primarily on the basis of pricing, terms and structure. As a result of our current financial condition or further deterioration thereof, we could lose market share. Should we match competitors’ terms, it is possible that we could experience margin compression and/or increased losses. We also may be unable to match competitors’ terms as a result of our current or future financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the Offers. In consideration for issuing New Notes and/or shares of New Preferred Stock, as applicable, we will receive in exchange the Old Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended		Year Ended
	June 30,		December 31,
	2009	2008	2008

Actual(1)	(2)	(2)	(3)
Pro Forma	(4)

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, minority interest in subsidiary trust holding solely debentures of CIT and one-third of rent expense, which is deemed representative of an interest factor.

(2)	Earnings were insufficient to cover fixed charges by $2,061.9 million and $936.1 million for the six months ended June 30, 2009 and June 30, 2008, respectively.

(3)	Earnings were insufficient to cover fixed charges by $1,142.2 million for the year ended December 31, 2008.

(4)	Due to the significant losses for the six months ended June 30, 2009, earnings would continue to be insufficient after the exchange to cover fixed charges.

CAPITALIZATION

The first table on the following page sets forth as of June 30, 2009 on a consolidated basis:

•	our actual capitalization; and

•	our As Adjusted capitalization to reflect the consummation of the exchange of 100%, which is not an expected result, of the Old Notes for New Notes and shares of New Preferred Stock. The New Series A Notes will be issued in an initial aggregate principal amount of approximately $20.0 billion. However, the estimated fair value of approximately $16.0 billion in the As Adjusted capitalization reflects the recording of the New Series A Notes at fair value (a discount of 20% of the aggregate principal amount), based on management’s estimate of fair value. The New Series B Notes will be issued in an initial aggregate principal amount of approximately $2.1 billion. However, the estimated fair value of approximately $1.9 billion in the As Adjusted capitalization reflects the recording of the New Series B Notes at fair value (a discount of 11% of the aggregate principal amount), based on management’s estimate of fair value. The Junior Credit Facilities will be issued in an initial aggregate principal amount of approximately $2.9 billion. However, the estimated fair value of approximately $2.3 billion in the As Adjusted capitalization reflects the recording of the Junior Credit Facilities at fair value (a discount of 20% of the aggregate principal amount). The New Preferred Stock issued will consist of 68,257,435 shares having an aggregate liquidation preference of approximately $95.6 billion and representing approximately 91.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders.

The As Adjusted capitalization assumes that all exchanged Old Notes meet the requirements for gain recognition. Upon consummation of the Offers, the Company would be required to determine whether the exchanged debt meets the accounting requirements for the recording of debt extinguishment gain. The current assumptions, 100% debt exchange participation and all the debt meets the accounting requirements for gain recognition, equate to approximately $8.5 billion of gain recognition reflected in retained earnings. The actual debt extinguishment gain, and the resulting impact on stockholders’ equity, will be less if the accounting requirements for debt extinguishment gain recognition are not met and/or less than 100% of the debt is exchanged. If extinguishment gains are not recognized at the exchange date, then the exchange would be considered a debt modification and would be reflected as increased margins, prospectively. The Company does not expect that all exchanged Old Notes will meet the criteria to record a debt extinguishment gain and does not expect that all Old Notes will be exchanged and thus the debt extinguishment gain and stockholders’ equity will be less than is reflected in the adjusted capitalization. The value of the Series F preferred stock represents management’s best estimate of the fair value of that security as of the exchange date, and reflects approximately 96.6% of the combined equity value of $5 billion. This equity value has not been validated by any independent third parties.

The second table on the following pages sets forth as of June 30, 2009 on a consolidated basis our actual capitalization and our as adjusted capitalization to reflect the exchange of all Old Notes in the Plan of Reorganization. The As Adjusted capitalization assumes “fresh start reporting,” as defined in American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code, whereby the entity’s reorganization value is allocated to assets and liabilities. The equity value of CIT is assumed to be $8 billion at the emergence date, the midpoint of a range of $5 to $11 billion of estimated values as provided by Morgan Stanley as of September 30, 2009 in connection with its equity valuation analysis. The estimated fair values of debt amounts are based largely on discounted cash flow analysis developed by management. The actual equity value and the allocation of fair value to debt could differ materially from amounts presented in the table.

These tables have been included to provide additional information regarding the anticipated impact of the restructuring transactions, including the Offers, and the Plan of Reorganization on our capitalization. These tables should be read in conjunction with the “Selected Historical Consolidated Financial Data” elsewhere in this Offering Memorandum and Disclosure Statement and the historical consolidated financial statements and related notes that are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, updated with the documents included in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 1, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, each of which is incorporated by reference into this Offering Memorandum and Disclosure Statement.

Pro Forma Capitalization Under the Offers

	As of June 30, 2009
	Actual	As Adjusted(A)
	(In millions, except share data and per share amounts)

Debt:
Bank credit facilities	$3,100.0	$—
Secured borrowings	17,635.3	17,635.3
Senior unsecured notes-variable(C)	7,451.7	1,159.0
Senior unsecured notes-fixed(C)	23,801.7	1,511.3
Junior, subordinated notes and convertible equity units	2,098.9	199.9
Series A Notes	—	16,017.1
Series B Notes	—	1,908.5
Junior Credit Facilities	—	2,281.4

Total Debt	54,087.6	40,712.5
Deposits	5,378.7	5,378.7

Total Debt and Deposits	59,466.3	46,091.2

Equity
Stockholders’ Equity
Preferred stock: $0.01 par value, 100,000,000 authorized
Issued and outstanding:
Series A 14,000,000 with a liquidation preference of $25 per share	350.0	350.0
Series B 1,500,000 with a liquidation preference of $100 per share	150.0	150.0
Series C 11,500,000 with a liquidation preference of $50 per share	575.0	575.0
Series D 2,330,000 with a liquidation preference of $1,000 per share	2,071.7	2,071.7
Series F 68,257,435 Preferred Stock, issued hereby, with a liquidation preference of $1,400 per share	—	4,828.0
Common stock: $0.01 par value, 600,000,000 authorized
Issued: 398,289,150 (as of June 30, 2009)	4.0	4.0
Outstanding: 392,067,503 (as of June 30, 2009)
Paid-in capital, net of deferred compensation of $31.1	11,269.8	11,269.8
(Accumulated deficit) retained earnings	(7,896.6)	650.5
Accumulated other comprehensive loss	(134.7)	(134.7)
Less: treasury stock, 6,221,647 shares, at cost	(310.3)	(310.3)

Total Common Stockholders’ Equity	2,932.2	11,479.3

Total Stockholders’ Equity	6,078.9	19,454.0

Total Capitalization	$65,545.2	$65,545.2

Book Value per Common Share(B)	$7.48	$29.28

(A)	The As Adjusted capitalization under the offers does not reflect certain debt-related transactions that occurred subsequent to June 30, 2009. These primarily include the addition of the $3 billion Senior Credit Facility, which increased the ‘Secured borrowings’, the cash tender offer completed on August 17, 2009 for $1 billion of August 17 Notes, which reduced ‘Senior unsecured notes-variable’ plus other note maturities subsequent to June 30, 2009. It also assumes 100% participation in the Offers, which is not an expected result.

(B)	The “As Adjusted” book value per common share does not reflect the impact of the expected Recapitalization. If the Recapitalization is consummated, all preferred stock is assumed converted to common stock, which would significantly increase the number of common shares issued to approximately 15.7 billion (from 398.3 million shares pre Recapitalization), reducing the book value per common share to an estimated $1.24 per share (from $29.28 per share pre-Recapitalization). The reclassification of the preferred stock would increase ‘common stock’ to approximately $157 million, with the remaining (approximately $7.8 billion) increasing ‘paid-in-capital’.

(C)	The remaining unsecured notes primarily reflect certain debt at non-U.S. subsidiaries not included in the Offers and debt which matured and was repaid subsequent to June 30, 2009.

Pro Forma Capitalization Under the Plan of Reorganization

	As of June 30, 2009
	Actual	As Adjusted(A)(B)
	(In millions, except share data and per share amounts)

Debt:
Bank credit facilities	$3,100.0	$—
Secured borrowings	17,635.3	15,601.3
Senior unsecured notes-variable(C)	7,451.7	1,159.0
Senior unsecured notes-fixed(C)	23,801.7	1,511.3
Junior subordinated notes and convertible equity units	2,098.9	—
Series A Notes	—	14,947.4
Series B Notes	—	1,946.9
Junior Credit Facilities	—	1,916.4

Total Debt	54,087.6	37,082.2
Deposits	5,378.7	5,378.7

Total Debt and Deposits	59,466.3	42,460.9

Equity
Stockholders’ Equity
Preferred stock: $0.01 par value, 100,000,000 authorized
Issued and outstanding:
Series A 14,000,000 with a liquidation preference of $25 per share	350.0	—
Series B 1,500,000 with a liquidation preference of $100 per share	150.0	—
Series C 11,500,000 with a liquidation preference of $50 per share	575.0	—
Series D 2,330,000 with a liquidation preference of $1,000 per share	2,071.7	—
Common stock: $0.01 par value, 600,000,000 authorized Issued: 398,289,150 (as of June 30, 2009)	4.0	—
Outstanding: 392,067,503 (as of June 30, 2009)
New common stock: $0.01 par value, 800,000,000 authorized Issued: 400,000,000
Outstanding: 400,000,000	—	4.0
Paid-in capital, net of deferred compensation of $31.1	11,269.8	7,996.0
Accumulated deficit	(7,896.6)	—
Accumulated other comprehensive loss	(134.7)	—
Less: treasury stock, 6,221,647 shares, at cost	(310.3)	—

Total Common Stockholders’ Equity	2,932.2	8,000.0

Total Stockholders’ Equity	6,078.9	8,000.0

Total Capitalization	$65,545.2	$50,460.9

Book Value per Common Share	$7.48	$20.00

(A)	The As Adjusted capitalization under the Plan of Reorganization does not reflect certain debt-related transactions that occurred subsequent to June 30, 2009. These primarily include the addition of the $3 billion Senior Credit Facility, which increased the ‘Secured borrowings’, the cash tender offer completed on August 17, 2009 for $1 billion of August 17 Notes, which reduced ‘Senior unsecured notes-variable’ plus other note maturities subsequent to June 30, 2009.
(B)	The As Adjusted includes assumed “fresh start reporting.”
(C)	The remaining unsecured notes primarily reflect certain debt at non-U.S. subsidiaries not included in the Plan of Reorganization and debt which matured and was repaid subsequent to June 30, 2009.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical financial information for CIT on a consolidated basis derived from our (i) audited consolidated financial statements for the years ended December 31, 2008, 2007 and 2006 and as of December 31, 2008 and 2007, which are incorporated into this Offering Memorandum and Disclosure Statement by reference to our Current Report on Form 8-K filed on October 1, 2009; (ii) audited consolidated financial statements for the years ended December 31, 2005 and 2004 and as of December 31, 2006, 2005 and 2004, which are not incorporated by reference into this Offering Memorandum and Disclosure Statement; and (iii) unaudited consolidated financial statements for the six months ended June 30, 2009 and 2008 and as of June 30, 2009 and 2008, which are incorporated by reference into this Offering Memorandum and Disclosure Statement. The historical information presented may not be indicative of our future performance. In addition, our results for the six months ended June 30, 2009 are not necessarily indicative of results expected for the full fiscal year ending December 31, 2009.

The selected historical financial information should be read in conjunction with the audited consolidated financial statements incorporated by reference from our Current Report on Form 8-K filed October 1, 2009 with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, and our quarterly consolidated financial statements and the corresponding notes thereto, each of which is incorporated by reference in this Offering Memorandum and Disclosure Statement.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(In millions, except percentages, share data and per share amounts)
	(Unaudited)

Results of Operations
Net interest revenue	$(36.6)	$327.2	$499.1	$821.1	$789.0	$874.1	$960.2
Provision for credit losses	1,123.9	398.9	1,049.2	241.8	159.8	165.3	159.5
Total other income	937.9	1,228.9	2,460.3	3,567.8	2,898.1	2,708.7	2,277.0
Total other expenses	1,717.5	1,425.2	2,986.5	3,051.1	2,319.2	1,939.4	1,889.3
(Loss) income from continuing operations, before preferred stock dividends	(1,960.8)	(192.8)	(633.1)	792.0	925.7	918.5	742.4
(Loss) income from discontinued operation	—	(2,113.8)	(2,166.4)	(873.0)	120.3	30.6	11.2
Net (loss) income (attributable) available to common stockholders	(2,082.6)	(2,341.6)	(2,864.2)	(111.0)	1,015.8	936.4	753.6
Income (loss) per share from continuing operations — diluted	(5.34)	(1.00)	(2.69)	3.93	4.41	4.30	3.45
Income (loss) per share from discontinued operation — diluted	—	(9.28)	(8.37)	(4.50)	0.59	0.14	0.05
Cash dividends per common share, paid	0.02	0.35	0.55	1.00	0.80	0.61	0.52
Balance Sheet Data
Loans including receivables pledged	$48,730.3	$53,223.7	$53,126.6	$53,760.9	$45,203.6	$35,878.5	$29,892.1
Allowance for loan losses	(1,538.4)	(780.8)	(1,096.2)	(574.3)	(577.1)	(540.2)	(553.8)
Operating lease equipment, net	13,380.1	12,342.4	12,706.4	12,610.5	11,017.9	9,635.7	8,290.9
Goodwill and intangible assets, net	—	1,165.6	698.6	1,152.5	1,008.4	1,011.5	596.5
Assets of discontinued operation	—	5,568.2	44.2	9,308.6	10,387.1	8,789.8	5,811.5
Total assets	71,019.2	87,819.4	80,448.9	90,613.4	77,485.7	63,386.6	45,299.8
Total debt and deposits	59,466.3	69,913.5	66,377.5	69,161.0	60,704.8	47,864.5	37,724.8
Total stockholders’ equity	6,078.9	6,154.7	8,124.3	6,960.6	7,751.1	6,962.7	6,055.1
Total owned and securitized financing and leasing assets	$63,841.6	$71,694.4	$67,823.7	$73,428.2	$63,220.2	$53,200.7	$46,154.3

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(In millions, except percentages, share data and per share amounts)
	(Unaudited)

Selected Data and Ratios
Profitability (continuing operations)
Net income (loss) before preferred dividend as a percentage of average common stockholders’ equity	(84.7)%	(6.3)%	(11.0)%	11.6%	13.6%	14.8%	13.0%
Net finance revenue as a percentage of average earning assets(1)	1.11%	2.31%	2.05%	2.71%	3.08%	3.38%	3.97%
Return on average total assets	(5.16)%	0.49%	(0.85)%	1.03%	1.50%	1.81%	1.71%
Dividend payout ratio	N/M(2)	N/M(2)	N/M(2)	25.4%	18.1%	14.2%	15.1%
Total ending equity to total ending assets	8.6%	7.5%	10.1%	7.7%	10.0%	11.0%	13.4%
Credit Quality
Non-accrual loans as a percentage of finance receivables	4.78%	1.83%	2.66%	0.89%	0.69%	0.83%	1.08%
Net credit losses as a percentage of average finance receivables	2.60%	0.67%	0.90%	0.35%	0.33%	0.52%	0.88%
Reserve for credit losses as a percentage of finance receivables	3.16%	1.47%	2.06%	1.07%	1.28%	1.51%	1.85%
Reserve for credit losses, excluding specific reserves as a percentage of finance receivables, excluding guaranteed student loans	2.28%	1.34%	1.48%	1.21%	1.44%	1.53%	1.71%
Capital (period end)
Tier 1 capital	8.8%	N/A (3)	9.4%	N/A (3)	N/A (3)	N/A (3)	N/A (3)
Total risk-based capital	12.8%	N/A (3)	13.1%	N/A (3)	N/A (3)	N/A (3)	N/A (3)
Tangible capital to owned and securitized assets	12.9%	9.0%	14.3%	8.8%	9.4%	9.8%	10.7%

(1)	Net finance revenue is the sum of net interest revenue plus rentals on operating leases less depreciation on operating lease equipment.

(2)	N/M means not meaningful given the net losses in these periods.

(3)	N/A means not applicable to these periods.

DESCRIPTION OF THE OFFERS

Terms of the Offers

On the terms and subject to the conditions set forth in this Offering Memorandum and Disclosure Statement (i) CIT Group Inc. is offering, in exchange for any and all of the outstanding notes of CIT Group Inc. listed in the table “CIT Outstanding Notes” beginning on the inside cover page, each of five series of its newly issued Series A Notes denominated in the stated currency of the outstanding notes (except for outstanding notes denominated in Swiss Francs which will be exchanged for New Notes denominated in U.S. dollars) and/or New Preferred Stock, (ii) CIT Group Inc. is offering, in exchange for any and all of the outstanding notes of CIT Group Inc. listed in the table “CIT Outstanding Long Term Notes” beginning on the inside cover page, each of five series of its newly issued Series A Notes denominated in U.S. dollars and New Preferred Stock and (iii) Delaware Funding is offering, in exchange for any and all of the outstanding notes listed in the table “Delaware Funding Outstanding Notes” beginning on the inside cover page, each of five series of its newly issued Series B Notes. Assuming the exchange of 100% of the Old Notes for the New Notes and/or the New Preferred Stock in the Offers, the New Preferred Stock issued will consist of approximately 68.3 million shares having an aggregate liquidation preference of approximately $95.6 billion and representing approximately 91.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders. If we receive the minimum level of participation in the Offers required to satisfy the Liquidity and Leverage Condition, the New Preferred Stock issued will consist of approximately 45.0 million shares having an aggregate liquidation preference of approximately $63.0 billion and representing approximately 87.1% of the aggregate voting power of our capital stock generally entitled to vote on matters presented to our stockholders.

New Notes will be issued in minimum denominations of $1 and integral multiples of $1. If, under the terms of the Offers, a tendering holder is entitled to receive New Notes in a principal amount that is not an integral multiple of $1, we will round downward such principal amount of New Notes to the nearest integral multiple of $1. This rounded amount will be the principal amount of New Notes you will receive, and no additional cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down. No fractional shares of New Preferred Stock will be issued or distributed, but the number of shares of New Preferred Stock which any holder of record is entitled to receive pursuant to the CIT Offer will be rounded up to the next whole share.

All New Notes issued pursuant to the Offers will be denominated in U.S. dollars except for outstanding notes denominated in Swiss Francs or Japanese Yen which will be exchanged for New Notes denominated in U.S. dollars. For purposes of determining the principal amount of New Notes to be received in exchange for the non-U.S. dollar-denominated, Old Notes, an equivalent U.S.-dollar principal amount of each tender of such series of Old Notes will be determined by multiplying the principal amount of such tender by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Expiration Date. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Offers per $1,000 principal amount of Old Notes tendered.

None of CIT or any of its subsidiaries or Delaware Funding, their respective boards of directors, the voting agent, the exchange agent, the information agent, the Swiss tender agent, the financial advisors or any of their respective affiliates makes any recommendation as to whether holders of Old Notes should exchange Old Notes for New Notes and/or New Preferred Stock in the Offers and the Plan of Reorganization.

Accrued and Unpaid Interest

Holders of Old Notes accepted in the Offers will receive a cash payment (paid in the stated currency of such Old Notes) equal to the accrued and unpaid interest in respect of such Old Notes from the most recent interest payment date to, but not including, the Settlement Date. Holders who do not exchange will be paid interest according to the terms of their securities.

Expiration Date; Long Term Notes Early Acceptance Date; Extensions; Amendments; Settlement Date; Termination

For purposes of each of the October 1 Offers, the term ‘‘Original Expiration Date” means 11:59 p.m., New York City time, on October 29, 2009, subject to our right to extend that time and date with respect to the October 1 Offers in our absolute discretion, in which case the Original Expiration Date means the latest time and date to which the October 1 Offers are extended. The Settlement Date of the October 1 Offers will be as soon as practicable following the Original Expiration Date.

For purposes of each of the Long Term CIT Offers, the term “Long Term Expiration Date” means 11:59 p.m., New York City time, on November 13, 2009, subject to our right to extend that time and date with respect to the Long Term CIT Offers in our absolute discretion, in which case the Long Term Expiration Date means the latest time and date to which the Long Term CIT Offers are extended.

For purposes of each of the Long Term CIT Offers, the term “Long Term Notes Early Acceptance Date” means 11:59 p.m., New York City time, on October 29, 2009, subject to our right to extend that time and date with respect to the Long Term CIT Offers in our absolute discretion, in which case the Long Term Notes Early Acceptance Date means the latest time and date to which the Long Term Notes Early Acceptance Date for the Long Term CIT Offers is extended.

During any extension of an Offer, all Old Notes previously tendered and not accepted for exchange thereunder will remain subject to such Offer and may, subject to the terms and conditions of such Offer, be accepted for exchange by us.

Any waiver, amendment or modification of an Offer will apply to all Old Notes tendered thereunder. If we make a change we determine to be material in any terms of an Offer or, to the extent waivable, waive a condition to an Offer we determine to be material, we will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the exchange agent and will disseminate additional offer documents and extend such Offer as we determine necessary and to the extent required by law.

In addition, we may terminate any Offer if any condition thereto is not satisfied on or after the Expiration Date.

Subject to the applicable regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to any Offer shall have occurred or shall have been determined by us to have occurred, to extend the period during which such Offer is open by giving oral or written notice of such extension to the exchange agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law.

There can be no assurance that we will exercise our right to extend, terminate or amend any Offer. During any extension and irrespective of any amendment to an Offer, all Old Notes previously tendered and not accepted or withdrawn thereunder will remain subject to such Offer and may be accepted thereafter by us, subject to compliance with applicable law. In addition, we may waive conditions, other than the Liquidity and Leverage Condition and the Documentation Condition (as defined below), without extending an Offer in accordance with applicable law.

Announcements

Any extension, termination or amendment of an Offer will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension of an offer to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Original Expiration Date, Long Term Expiration Date or Long Term Notes Early Acceptance Date, as applicable. In the event of such announcement, we will make an equivalent announcement in Luxembourg and the United Kingdom. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that we deem appropriate.

Acceptance of Old Notes for Exchange and Delivery of New Notes and/or Shares of Preferred Stock

On the Settlement Date, New Notes and/or shares of New Preferred Stock, as applicable, as specified in the table beginning on the inside cover page of this Offering Memorandum and Disclosure Statement, will be issued. Payment of any accrued interest or other amounts on the Old Notes will be made by deposit of funds with the applicable Clearing System (as defined herein), which will transmit those payments to the applicable tendering holders.

If the conditions to the Offers are satisfied, or if all of the conditions that have not been satisfied and can be waived are waived, we will accept at the Original Expiration Date, Long Term Expiration Date or Long Term Notes Early Acceptance Date, as applicable and after we receive validly completed and duly executed letters of transmittal and consent or agent’s messages with respect to any and all of the Old Notes tendered for exchange, by notifying the exchange agent of our acceptance. The notice may be oral if we promptly confirm it in writing.

We expressly reserve the right, in our sole discretion, to delay acceptance for exchange, or exchange of, Old Notes tendered under any offer (subject to Rule 14e-1(c) under the Exchange Act, which requires that we issue the offered consideration or return the Old Notes deposited thereunder promptly after termination or withdrawal of such offer), or to terminate such Offer and not accept for exchange any Old Notes not previously accepted, (1) if any of the conditions to such offer shall not have been satisfied or, to the extent waivable, validly waived by us, or (2) in order to comply in whole or in part with any applicable law. In all cases, the Offer consideration for Old Notes tendered pursuant to an offer will be made only after timely receipt by the exchange agent of (1) certificates representing the Old Notes, or timely confirmation of a book-entry transfer (a “book-entry confirmation”) of the Old Notes into the exchange agent’s account at the applicable Clearing System, (2) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or an agent’s message (as defined in “— Procedures for Tendering Old Notes — Tender of U.S. Dollar-Denominated Old Notes Through Applicable Clearing Systems” below) in lieu thereof, and (3) any other documents required by the Letter of Transmittal.

For purposes of each Offer, we will be deemed to have accepted for exchange validly tendered (and not validly withdrawn) Old Notes as provided herein when, and if, we give oral or written notice to the exchange agent of our acceptance of the Old Notes for exchange pursuant to such Offer. In all cases, the exchange of Old Notes pursuant to an Offer will be made by deposit of the New Notes and/or shares of New Preferred Stock, as applicable, with the exchange agent, which will act as your agent for the purposes of receiving New Notes from us, and delivering New Notes and/or shares of New Preferred Stock, as applicable, to you. On and after the Settlement Date, the tendering holders whose Old Notes have been accepted by us will cease to be entitled to receive interest on such Old Notes. Such tendering holders will receive the applicable consideration for the Old Notes accepted for exchange. On the Settlement Date, the exchange agent will pay the applicable consideration for the Old Notes accepted for purchase for cash (i) by wire transfer to the applicable Clearing System, in the case of Old Notes accepted for purchase that were tendered by book-entry transfer as described below or (ii) in all other cases, by check payable to the tendering holders whose Old Notes have been accepted for purchase for cash (unless a different payee is indicated under the Special Payment instructions in the Letter of Transmittal). Also, as soon as practicable after the Settlement Date, the exchange agent will return to any holder who partially tendered a physical Old Note a certificate for the portion of the Old Note that was not tendered. The exchange agent will mail all such non-tendered Old Notes and checks by first-class mail unless such Old Notes and/or checks represent more than $250,000, in which case they will be mailed by registered mail and, in the case of returned Old Notes, insured separately for their replacement value.

If, for any reason whatsoever, acceptance for exchange of any Old Notes tendered pursuant to an offer is delayed (whether before or after our acceptance for exchange of the Old Notes) or we extend an offer or are unable to accept for exchange the Old Notes tendered pursuant to such offer, then, without prejudice to our rights set forth herein, we may instruct the exchange agent to retain tendered Old Notes and those Old Notes may not be withdrawn, subject to the limited circumstances described in “— Withdrawal of Tenders” below.

Tender of Old Notes pursuant to the Offers will be accepted only in principal amounts equal to permitted minimum denominations and integral multiples as specified in the terms of such Old Notes, provided that any holder may tender all Old Notes held by such holder, even if the aggregate principal amount of those Old Notes is not a permitted denomination.

We will pay or cause to be paid all transfer taxes with respect to the acceptance of any Old Notes unless the box entitled “Special Payment or Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal has been completed, as described in the instructions thereto.

Under no circumstances will any interest be payable because of any delay in the transmission of funds to you with respect to accepted Old Notes or otherwise.

We will pay all fees and expenses of the voting and exchange agent, the information agent, the financial advisors and the Swiss Note Tender Agent in connection with the Offers. See “ Voting Agent, Exchange Agent, Information Agent, Swiss Note Tender Agent and Financial Advisors.”

Market and Trading Information

The Old Notes are not listed on any exchange in the United States. Certain of the Old Notes are listed on the Official List of the Luxembourg Stock Exchange and trade on the Luxembourg Stock Exchange’s Euro MTF Market or are admitted to the Official List of the U.K. Listing Authority and to the London Stock Exchange plc and trade on the London Stock Exchange’s Gilt Edged and Fixed Interest Market, each as identified in the table beginning on the inside cover page of this Offering Memorandum and Disclosure Statement. Holders of the Old Notes are urged to contact their brokers or other advisors to obtain the best available information as to current market prices for the Old Notes before deciding whether to tender such Old Notes pursuant to the applicable offer.

Procedures for Tendering Old Notes

General

In order to participate in the Offers, you must validly tender your Old Notes to the exchange agent as described below. It is your responsibility to validly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender. If you do not elect to participate in the Offers but wish to vote on the Plan of Reorganization, see the procedures in “Procedures for Voting on the Plan of Reorganization.”

Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender Old Notes on such beneficial owner’s behalf.

Voting on the Plan of Reorganization by Noteholders

The “Voting Record Date” for purposes of determining noteholders that are eligible to vote on the Plan of Reorganization is the Original Expiration Date or Long Term Expiration Date, as applicable (currently contemplated to be October 29, 2009 for the Original CIT Offers and Delaware Funding Offers and November 13, 2009 for the Long Term CIT Offers). Any beneficial holder (a “Beneficial Holder”) whose Old Notes are registered or held of record in the name of his broker, dealer, commercial bank, trust company or other nominee (each, a “Nominee”) and who wishes to vote on the Plan of Reorganization should provide their instructions with respect to the Offers and/or Plan of Reorganization to their Nominee. The Nominee will need to tender the underlying Old Notes on behalf of the Beneficial Holder, in accordance with the Beneficial Holder’s instructions.

There are three different voting choices in connection with the Offers and Plan of Reorganization, which are outlined in greater detail below. The ballot (the “Ballot”) (which is Appendix F to the Offering Memorandum) was designed to assist Beneficial Holders of Old Notes understand the voting process and provide the correct instruction to their Nominee. Beneficial Holders of Old Notes should not return the Ballot to their Nominee or the Voting Agent to cast their vote. Instead, Beneficial Holders will need to provide their instructions to their Nominee holding their Old Notes in accordance with the directions provided by their

Nominee. By providing instructions to their Nominee holding their Old Notes, Beneficial Holders of Old Notes are requesting that their Nominee (1) tender the underlying Old Notes on their behalf in accordance with the instructions provided, and (2) execute a master ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization. Beneficial Holder instructions to a Nominee will have the same effect as if such holder had completed and returned a physical ballot to indicate their vote with respect to the Plan, provided certain certifications, and consented to any other conditions contained therein, including release, injunction and exculpation provisions.

Beneficial holders have three voting options, as follows:

OPTION 1.  PARTICIPATE in the Offers; vote to ACCEPT the Plan of Reorganization.

OPTION 2.  NOT PARTICIPATE in the Offers; vote to ACCEPT the Plan of Reorganization.

OPTION 3.  NOT PARTICIPATE in the Offers; vote to REJECT the Plan of Reorganization.

Beneficial holders may also instruct with respect to a fourth option, which is the default option for those Beneficial Holders that do not provide any instructions:

OPTION 4.  Take no action; not participate in Offers; not vote on the Plan of Reorganization.

Beneficial Holders that instruct their Nominee to take no action, or fail to provide timely instructions, may nevertheless be bound by the terms of the Plan of Reorganization and have the relevant treatment applied to their Old Notes if the Plan of Reorganization is consummated.

Please note that once a Beneficial Holder’s Old Notes have been tendered, the Old Notes will not be able to be traded. Withdrawals from the Offers and modifications to votes to accept or reject the Plan of Reorganization will not be permitted after the Voting Deadline. If the Offers are not successful and the company does not commence their prepackaged bankruptcy cases, any Old Notes tendered into Option 1, Option 2, or Option 3 will be returned to the broker, dealer, commercial bank, trust company or other nominee that tendered the Old Notes.

Soon after commencement of their prepackaged bankruptcy cases (if the Potential Debtors opt to commence such prepackaged cases), any Old Notes (except for CIT Long Term Old Notes) tendered into Option 1, Option 2, or Option 3 will be returned to the broker, dealer, commercial bank, trust company or other nominee that tendered the Old Notes.

Holders of Old Notes that are held in certificated form should follow the instructions on their Letter of Transmittal/Ballot.

If you have any questions or need help in tendering your Old Notes, please contact the Information Agent at the telephone number listed on the back cover page of this Offering Memorandum and Disclosure Statement.

Tenders of Old Notes held in book-entry form will be accepted at one of DTC, Euroclear, Clearstream, the Canadian Deposit for Securities Limited (“CDS”) or SIS SegaInterSettle AG (“SIS”) (each, a “Clearing System” and collectively, the “Clearing Systems”). Tenders of U.S. dollar-denominated Old Notes will be accepted only at DTC. Tenders of Euro-denominated, British pound-denominated, Swiss franc-denominated and Canadian dollar-denominated Old Notes will be accepted only at Euroclear or Clearstream or in case of Swiss franc-denominated or Canadian dollar-denominated Old Notes will be accepted at SIS or CDS, respectively.

Valid Tender

Except as set forth below with respect to Old Notes held through a clearing system, for a holder to validly tender Old Notes pursuant to an offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Letter of Transmittal must be received by the exchange agent at the address or facsimile number set forth on the Letter of Transmittal prior to the Expiration Date, together with certificates representing the Old Notes specified in such Letter of Transmittal. If you do not elect to participate in the Offers but wish to vote on the Plan of Reorganization, you will still be required to complete and return a Letter of Transmittal.

Tender of U.S. Dollar-Denominated Old Notes Through Applicable Clearing Systems

U.S. dollar-denominated Old Notes in book-entry form must be tendered through DTC. DTC participants must electronically transmit their acceptance of an offer through DTC’s Automated Tender Offers Program (“ATOP”), for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of an offer and send an agent’s message (as hereinafter defined) to the exchange agent for its acceptance. An “agent’s message” is a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from you that you have received this Offering Memorandum and Disclosure Statement and accompanying Ballot and agree to be bound by the terms of the Ballot.

Holders whose U.S. dollar-denominated Old Notes are held through Clearstream or Euroclear must transmit their acceptance in accordance with the requirements of Clearstream and Euroclear in sufficient time for such tenders to be timely made prior to the Expiration Date and for a Master Ballot to be prepared and transmitted to the Voting Agent.

We have not provided guaranteed delivery procedures in conjunction with the Offers or under any of this Offering Memorandum and Disclosure Statement or other offer materials provided therewith. Holders must timely tender their Old Notes in accordance with the procedures set forth in this Offering Memorandum and Disclosure Statement and, if appropriate, accompanying Letter of Transmittal.

Tender of Non-U.S. dollar-denominated Old Notes Through Applicable Clearing Systems

Tenders of Euro-denominated, British pound-denominated, Swiss franc-denominated and Canadian dollar-denominated Old Notes in book-entry form will be accepted only at Euroclear or Clearstream or in the case of Swiss franc-denominated or Canadian dollar-denominated Old Notes in book-entry form will be accepted at SIS or CDS, respectively. The tender of such Old Notes through the applicable Clearing System will be deemed to have occurred upon receipt by the relevant Clearing System of a valid electronic acceptance instruction in accordance with the requirements of such Clearing System. The receipt of such electronic acceptance instruction by the applicable Clearing System will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of such Old Notes in that Clearing System. By blocking such Old Notes in the relevant Clearing System, the holder thereof will be deemed to consent to have the relevant Clearing System provide details concerning such holder’s identity to the exchange agent, including the account number through which the Old Notes are held.

By participating in the offer in this manner, you will be deemed to have acknowledged that you have received this Offering Memorandum and Disclosure Statement and agree to be bound by the terms of the Offers.

Holders must take the appropriate steps to block Old Notes to be tendered in the applicable Clearing System so that no transfers may be effected in relation to such Old Notes at any time after such date in accordance with the requirements of the relevant Clearing System and the deadlines required by the relevant Clearing System.

Tender of Old Notes Held in Physical Form

To validly tender Old Notes held in physical form pursuant to an Offer, a holder should complete and sign the Letter of Transmittal (or a facsimile copy thereof) in accordance with the instructions to the Letter of Transmittal, have the signature thereon guaranteed if required by the instructions to the Letter of Transmittal and deliver the Letter of Transmittal, together with certificates representing such Old Notes and any other documents required by the instructions to the Letter of Transmittal, to the exchange agent at its address set forth on the back page of this Offering Memorandum and Disclosure Statement. The Letter of Transmittal and

any certificates evidencing Old Notes tendered pursuant to an Offer should be sent only to the exchange agent and not to the Swiss Note Tender Agent, CIT or Delaware Funding.

If Old Notes are to be tendered by any person other than the person in whose name the Old Notes are registered, the Old Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the holder or holders appear on the Old Notes, with the signature(s) on the Old Notes or instruments of transfer guaranteed as provided below, and a Letter of Transmittal must be executed and delivered either by the holder or holders, or by the tendering person pursuant to a valid proxy signed by the holder or holders (such person, an “authorized proxy holder”), which signature must, in either case, be guaranteed as provided below.

Effect of Letter of Transmittal

Subject to and effective upon the acceptance for exchange of, and exchange of, Old Notes tendered thereby, by executing and delivering a Letter of Transmittal, you (1) irrevocably sell, assign and transfer to or upon the order of us all right, title and interest in and to all the Old Notes tendered thereby and (2) irrevocably appoint the exchange agent as your true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as our agent with respect to the tendered Old Notes, with full power coupled with an interest) to:

•	deliver certificates representing the Old Notes, or transfer ownership of the Old Notes on the account books maintained by the applicable Clearing System, together with all accompanying evidences of transfer and authenticity, to or upon our order;

•	present the Old Notes for transfer on the relevant security register; and

•	receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes (except that the exchange agent will have no rights to or control over, our funds, except as our agent, for an offer consideration for any tendered Old Notes that are exchanged by us), all in accordance with the terms of the Offers.

Signature Guarantees

Signatures on all letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the Old Notes tendered thereby are tendered (i) by a holder of Old Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Old Notes) who has not completed either the box entitled “Special Delivery Instructions” or “Special Payment or Issuance Instructions” on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Old Notes not tendered are to be returned to a person other than the holder, then the signatures on the letters of transmittal accompanying the tendered Old Notes must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any or all tenders of any Old Notes determined by us not to be in proper form, or if the acceptance of, or exchange of, such Old Notes may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any conditions to any offer that we are legally permitted to waive.

Your tender will not be deemed to have been validly made until all defects or irregularities in your tender have been cured or waived. Neither we, the exchange agent, the voting agent, the information agent, the Swiss Note Tender Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes, or will incur any liability for failure to give any such notification. Please send all materials to the exchange agent and not to any of: the information agent, the Swiss Note Tender Agent, CIT or Delaware Funding.

Withdrawal of Tenders

You may withdraw tenders of Old Notes at any time prior to the Original Expiration Date or Long Term Expiration Date, as applicable. Should CIT determine that it is unable to consummate the Offers, you may withdraw previously tendered Old Notes three business days after CIT makes such an announcement.

A holder who validly withdraws previously tendered Old Notes and does not validly re-tender Old Notes prior to the Original Expiration Date or Long Term Expiration Date, as applicable, will not receive the applicable offer consideration. A holder who validly withdraws previously tendered Old Notes and validly re-tenders Old Notes prior to the Original Expiration Date or Long Term Expiration Date, as applicable will receive the applicable offer consideration.

Subject to applicable regulations of the SEC, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to an offer is delayed (whether before or after our acceptance for exchange of Old Notes) or we extend an offer or are unable to accept for exchange, or exchange, the Old Notes tendered pursuant to an offer, we may instruct the exchange agent to retain tendered Old Notes, and those Old Notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth herein.

If you have tendered Old Notes that are in certificated form, you may withdraw those Old Notes prior to the Expiration Date by delivering a written notice of withdrawal subject to the limitations described herein. To be effective, a written or facsimile transmission notice of withdrawal of a tender must:

•	be received by the exchange agent at one of the addresses specified on the back cover of this Offering Memorandum and Disclosure Statement prior to the Original Expiration Date or Long Term Expiration Date, as applicable;

•	specify the name of the holder of the Old Notes to be withdrawn;

•	contain the description of the Old Notes to be withdrawn, the certificate numbers shown on the particular certificates representing such Old Notes (or, in the case of Old Notes tendered by book-entry transfer), the number of the account at the applicable Clearing System from which the Old Notes were tendered and the aggregate principal amount represented by such Old Notes; and

•	be signed by the holder of the Old Notes in the same manner as the original signature on the Letter of Transmittal or be accompanied by documents of transfer sufficient to have the trustee for the applicable Old Notes register the transfer of the Old Notes into the name of the person withdrawing the Old Notes.

If the Old Notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon receipt by the exchange agent of written or facsimile transmission of the notice of withdrawal (or receipt of a request via the applicable Clearing System) even if physical release is not yet effected. A withdrawal of Old Notes can only be accomplished in accordance with the foregoing procedures. A withdrawal of Old Notes is also a withdrawal of acceptance of the Plan of Reorganization.

We will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective. If we waive our rights to reject a defective tender of Old Notes, subject to the other terms and conditions set forth in this Offering Memorandum and Disclosure Statement, you will be entitled to the applicable offer consideration.

If you withdraw Old Notes, you will have the right to re-tender them prior to the Original Expiration Date or Long Term Expiration Date, as applicable, in accordance with the procedures described above for tendering outstanding Old Notes. A holder who validly withdraws previously tendered CIT Long Term Old Notes and validly re-tenders CIT Long Term Old Notes prior to the Long Term Expiration Date but after the Long Term Notes Early Acceptance Date will not be eligible for early acceptance. If we amend or modify the terms of an Offer or the information concerning an Offer in a manner determined by us to constitute a material change to the holders, we will disseminate additional offer materials and extend the period of such Offers, including any withdrawal rights, to the extent required by law and as we determine necessary. An extension of the Original Expiration Date or Long Term Expiration Date, as applicable will not affect a holder’s withdrawal rights, unless otherwise provided or as required by applicable law.

Conditions to the Offers

Notwithstanding any other provisions of the Offers, we will not be required to accept for exchange, or to exchange, Old Notes validly tendered (and not validly withdrawn) pursuant to any Offer, and may terminate, amend or extend any Offer or delay or refrain from accepting for exchange, or exchanging, the Old Notes or transferring any offer consideration, if any of the following shall occur:

•	there shall not have been a sufficient number of Old Notes tendered into the exchange and certain other debt instruments have been renegotiated so that, after giving effect to the Offers and such renegotiations, the face amount of the Company’s total debt would be reduced by at least $5.7 billion (excluding any CIT Long Term Old Notes tendered) and its remaining unsecured debt maturities (excluding foreign vendor facilities) would not exceed $500 million in 2009, $2.5 billion during the period from 2009 to 2010, $4.5 billion during the period from 2009 to 2011 and $6.0 billion during the period from 2009 to 2012, in each case on a cumulative basis (which we refer to as the “Liquidity and Leverage Condition”);

•	each of the Delaware Funding Offers and the Long Term CIT Offers are subject to the consummation of the Original CIT Offers;

•	the Steering Committee shall not have consented (such consent not to be unreasonably withheld) to the form and substance of the documentation (including, without limitation, any material refinancings, modifications or amendments to any subsidiary level financing, conduits or securitizations) necessary to effectuate the Restructuring Plan (the “Documentation Condition”);

•	there shall have been instituted, threatened or be pending any action, proceeding or investigation (whether formal or informal) (or there shall have been any material adverse development to any action or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Offers that, in our sole judgment, either (a) is, or is reasonably likely to be, materially adverse to our or our affiliates’ business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of any Offer or otherwise adversely affect any Offer in any material manner, or (c) would materially impair the contemplated benefits of any Offer to the Company or be material to holders in deciding whether to accept an Offer;

•	an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, either (a) would or might prohibit, prevent, restrict or delay consummation of any Offer or (b) is, or is reasonably likely to be, materially adverse to our or our affiliates’ business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects;

•	there shall have occurred or be likely to occur any event or condition affecting our or our affiliates’ business or financial affairs and our subsidiaries that, in our sole judgment, would or might result in any of the consequences referred to in the preceding bullet;

•	the applicable trustee shall have objected in any respect to or taken action that could, in our sole judgment, adversely affect the consummation of any Offer or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of any Offer or the acceptance of, or payment for, some or all of the applicable series of Old Notes pursuant to any Offer;

•	there has occurred at any time (a) any general suspension of, or limitation on prices for, trading in securities in the United States or foreign securities or financial markets, including, without limitation, the over-the counter market, (b) any significant adverse change in the price of the Old Notes in the United States or other major securities or financial markets, (c) a material impairment in the trading market for debt or equity securities in the United States or abroad, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or abroad, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (f) a commencement or declaration of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or any country in which either the Company or any of its subsidiaries conducts its business, (g) a material change in United States currency exchange rates or a suspension of, or limitation on, the markets for U.S. dollars, (h) any decline in either the Dow Jones Industrial Average or the Standard & Poor’s Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date of this Offering Memorandum and Disclosure Statement, (i) a significant adverse change in the securities, credit or financial markets in the United States or abroad, (j) any significant adverse change in the United States securities, credit or financial markets generally or (k) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof; or

•	the occurrence of an event or events or the likely occurrence of an event or events that would or might prohibit, restrict or delay the consummation of any offer or materially impair the contemplated benefits of any Offer.

These conditions are for our benefit and may be asserted by or waived by us, including any action or inaction by us giving rise to any condition, or may be waived by us, in whole or in part, at any time and from time to time, in our sole discretion. The Liquidity and Leverage Condition and Documentation Condition cannot be waived. We may additionally terminate any Offer if any condition, other than the Liquidity and Leverage Condition or Documentation Condition, is not satisfied. We may not proceed with the Offers if either the Liquidity and Leverage Condition or the Documentation Condition is not satisfied. We may also choose to proceed with the prepackaged Plan of Reorganization in the event that all conditions to consummation of the Offers have been satisfied or, to the extent waivable, waived. Under each Offer, if any of these events occur, subject to the termination rights described above, we may (i) return Old Notes tendered thereunder to you by either crediting returned Old Notes to the account maintained at the applicable Clearing System from which such Old Notes were delivered, unless other instructions were given by the holder to the book-entry transfer facility, or deliver a certificate representing such returned Old Notes to the holder of record, (ii) extend such Offer and retain all Old Notes tendered thereunder until the expiration of such extended Offer, or (iii) amend such Offer in any respect by giving oral or written notice of such amendment to the exchange agent and making public disclosure of such amendment to the extent required by law.

We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of any Offer. We will give holders notice of such amendments as may be required by applicable law.

Additional Terms of the Offer

•	None of CIT, Delaware Funding, the exchange agent, the information agent or the Swiss Note Tender Agent shall accept any responsibility for failure of delivery of a notice, communication or electronic acceptance instruction.

•	Any rights or claims which a holder may have against the Company in respect of any tendered Old Notes or any offer shall be extinguished or otherwise released upon the payment to such holder of the consideration for the tendered Old Notes and any accrued interest, as determined pursuant to the terms of any offer, for such Old Notes.

DESCRIPTION OF NEW NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the word “CIT” refers only to CIT Group Inc. and not to any of its Subsidiaries.

CIT will issue the 7.0% Series A Second-Priority Secured Notes due 2013 (the “2013 Series A Notes”), the 7.0% Series A Second-Priority Secured Notes due 2014 (the “2014 Series A Notes”), the 7.0% Series A Second-Priority Secured Notes due 2015 (the “2015 Series A Notes”), the 7.0% Series A Second-Priority Secured Notes due 2016 (the “2016 Series A Notes”) and the 7.0% Series A Second-Priority Secured Notes due 2017 (the “2017 Series A Notes”) under an indenture (the “Series A indenture”) among itself, the Guarantors and The Bank of New York Mellon, as trustee (the “Series A notes trustee”).

CIT Funding will issue the 9.0% Series B Second-Priority Secured Notes due 2013 (the “2013 Series B Notes” and, together with the 2013 Series A Notes, the “2013 Notes”), the 9.0% Series B Second-Priority Secured Notes due 2014 (the “2014 Series B Notes” and, together with the 2014 Series A Notes, the “2014 Notes”), the 9.0% Series B Second-Priority Secured Notes due 2015 (the “2015 Series B Notes” and, together with the 2015 Series A Notes, the “2015 Notes”), the 9.0% Series B Second-Priority Secured Notes due 2016 (the “2016 Series B Notes” and, together with the 2016 Series A Notes, the “2016 Notes”) and the 9.0% Series B Second-Priority Secured Notes due 2017 (the “2017 Series B Notes” and, together with the 2017 Series A Notes, the “2017 Notes”) under an indenture (the “Series B indenture” and, together with the Series A indenture, the “indentures”) among itself, CIT, the Guarantors and The Bank of New York Mellon, as trustee (the “Series B notes trustee” and, together with the Series A notes trustee, the “trustee”). The 2013 Series A Notes, the 2014 Series A Notes, the 2015 Series A Notes, the 2016 Series A Notes and the 2017 Series A Notes are referred to collectively in this description of notes as the “Series A notes,” the 2013 Series B Notes, the 2014 Series B Notes, the 2015 Series B Notes, the 2016 Series B Notes and the 2017 Series B Notes are referred to collectively in this description of notes as the “Series B notes” and the Series A notes and the Series B notes are referred to collectively in this description of notes as the “notes.”

The terms of the notes will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Except as otherwise indicated, each of the 2013 Series A Notes, the 2014 Series A Notes, the 2015 Series A Notes, the 2016 Series A Notes and the 2017 Series A Notes is a separate series of notes under the Series A indenture for purposes of, among other things, payments of principal and interest, waiver of certain Events of Default and consenting to certain amendments to the Series A indenture and the Series A notes. Except as otherwise indicated, each of the 2013 Series B Notes, the 2014 Series B Notes, the 2015 Series B Notes, the 2016 Series B Notes and the 2017 Series B Notes is a separate series of notes under the Series B indenture for purposes of, among other things, payments of principal and interest, waiver of certain Events of Default and consenting to certain amendments to the Series B indenture and the Series B notes.

The following description is a summary of the material provisions of the indentures. It does not restate those agreements in their entirety. CIT and CIT Funding urge you to read the indentures because they, and not this description, define your rights as holders of the notes. Copies of the indentures are available as set forth under the caption “Incorporation By Reference; Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indentures.

CIT Bank and CIT’s other domestic and foreign bank, insurance, broker dealer and other regulated Subsidiaries, which CIT refers to as its Regulated Subsidiaries, as well as CIT’s other Unrestricted Subsidiaries, are not subject to the restrictive covenants in the indentures which place limitations on CIT’s, CIT Funding’s, the Guarantors’ and the Restricted Subsidiaries’ actions, and where they are subject to covenants, there are numerous exceptions and limitations. As of June 30, 2009, Regulated Subsidiaries represented 24% of CIT’s total assets and for the twelve months ended June 30, 2009 represented 29% and 7% of CIT’s total net revenues and net income, respectively.

Brief Description of the Notes and the Note Guarantees

The Series A notes and the Series A Guarantees will be secured by a second-priority Lien on the Series A Collateral and the Series B notes and the Series B Guarantees will be secured by a second-priority Lien on the Series B Collateral. See “Collateral” and “— Security for the Notes” for a description of the Collateral.

The Series A notes will be:

•	equal in right of payment with all of CIT’s and the Guarantors’ existing and future Obligations (other than CIT’s and the Guarantors’ respective Obligations under the Credit Agreement) that are not expressly subordinated to the Series A notes and the Note Guarantees;

•	effectively subordinated to Permitted Liens on assets that are not Series A Collateral and any of CIT’s and the Guarantors’ existing and future Indebtedness that is secured by a Lien on any of CIT’s or the Guarantors’ assets under the Credit Agreement and certain other Obligations secured by Liens on Series A Collateral that are permitted to be senior, in each case, to the extent of the value of the assets securing such Permitted Liens, Indebtedness or other Obligations;

•	subordinated in right of payment to CIT’s and the Guarantor’s existing and future Obligations under the Credit Agreement;

•	senior in right of payment to all of CIT’s and the Guarantors’ existing and future Indebtedness that is expressly subordinated to the Series A notes and Note Guarantees; and

•	effectively subordinated to all liabilities of CIT’s Subsidiaries that are not Guarantors, including CIT Funding.

The Series B notes will be:

•	equal in right of payment with all of CIT Funding’s, CIT’s and the Guarantors’ existing and future Obligations (other than CIT Funding’s, CIT’s and the Guarantors’ respective Obligations under the Credit Agreement) that are not expressly subordinated to the Series B notes and the Note Guarantees;

•	effectively subordinated to Permitted Liens on assets that are not Series B Collateral and any of CIT’s and the Guarantors’ existing and future Indebtedness under the Credit Agreement and certain other Obligations secured by Liens on Series B Collateral that are permitted to be senior, in each case, to the extent of the value of the assets securing such Permitted Liens, Indebtedness or other Obligations;

•	subordinated in right of payment to CIT’s and the Guarantor’s existing and future Obligations under the Credit Agreement;

•	senior in right of payment to all of CIT Funding’s, CIT’s and the Guarantors’ existing and future Indebtedness that is expressly subordinated to the Series B notes and Note Guarantees; and

•	effectively subordinated to all liabilities of CIT’s Subsidiaries (other than CIT Funding) that are not Guarantors.

With respect to the Collateral for the notes and Note Guarantees, the notes and Note Guarantees will rank:

•	in the case of each series of notes, effectively senior to all of CIT’s and the Guarantors’ Indebtedness that is not secured by a Lien on the Series A Collateral or Series B Collateral, as applicable, to the extent of the value of such Series A Collateral or Series B Collateral, as applicable; and

•	in the case of each series of notes, effectively junior to all of CIT’s and the Guarantors’ Obligations under its Credit Agreement, to the extent of the value of such Series A Collateral or Series B Collateral, as applicable.

Because CIT is a holding company, the rights of its creditors, including holders of the notes, in respect of claims on the assets of each of its Subsidiaries that do not provide a Note Guarantee (and, in the case of

Series B Notes, that are not CIT Funding), including its Regulated Subsidiaries, upon any liquidation or administration, are structurally subordinated to, and therefore will be subject to the prior claims of, each such Subsidiary’s creditors (including trade creditors of and holders of Indebtedness issued by such Subsidiary). Not all of CIT’s Subsidiaries will Guarantee the notes. In the event of a bankruptcy, liquidation, reorganization or similar insolvency proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to CIT. The non-guarantor Subsidiaries generated 19% of CIT’s consolidated revenues in the twelve-month period ended June 30, 2009 and held 47% of its consolidated assets as of June 30, 2009.

CIT’s ability to pay interest on the Series A notes will be dependent upon its receipt of dividends and other distributions from, or repayment of intercompany Indebtedness by, its direct and indirect Subsidiaries. CIT Funding’s ability to pay interest on the Series B notes will be dependent upon its receipt of dividends and other distributions from, or repayment of intercompany Indebtedness by, its direct and indirect Subsidiaries. The availability of distributions (including repayment of intercompany Indebtedness) from Subsidiaries of CIT may be subject to the satisfaction of any covenants and conditions contained in the applicable Subsidiaries’ financing documents, if any. The indentures will limit CIT’s and CIT Funding’s ability and the ability of the Restricted Subsidiaries to enter into agreements that contain any provisions limiting the ability of their Restricted Subsidiaries to make distributions to CIT or CIT Funding, as applicable. See “— Certain Covenants — Dividend and Other Restrictions Affecting Restricted Subsidiaries.”

As of the Issue Date, all of CIT’s Subsidiaries (including CIT Funding with respect to Series A notes), except its Regulated Subsidiaries, Special Purpose Entities, Joint Ventures and Immaterial Subsidiaries will be “Restricted Subsidiaries.” Under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” CIT will be permitted to designate additional Subsidiaries as “Unrestricted Subsidiaries.” CIT’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indentures. CIT’s Unrestricted Subsidiaries will not Guarantee the notes.

Absence of FDIC Insurance and Guarantees

The notes are not savings accounts or deposits with CIT Bank or any other Subsidiary of CIT nor are they insured by the FDIC or by the United States or any agency or fund of the United States. In addition, the notes are not Obligations of, or Guaranteed by, any of CIT’s Regulated Subsidiaries or its other Unrestricted Subsidiaries.

Principal, Maturity and Interest

Unless earlier redeemed:

•	the 2013 Notes mature on May 1, 2013;

•	the 2014 Notes mature on May 1, 2014;

•	the 2015 Notes mature on May 1, 2015;

•	the 2016 Notes mature on May 1, 2016; and

•	the 2017 Notes mature on May 1, 2017.

Interest on the notes will be payable in the applicable currency of such note at:

•	7.0% per annum with respect to the Series A notes; and

•	9.0% per annum with respect to the Series B notes.

Interest on the notes will be payable quarterly in cash on each:

•	January 10, April 10, July 10 and October 10, commencing January 10, 2010 with respect to the 2013 Notes and 2014 Notes;

•	February 10, May 10, August 10 and November 10, commencing February 10, 2010 with respect to the 2015 Notes and 2016 Notes; and

•	March 10, June 10, September 10 and December 10, commencing March 10, 2010 with respect to the 2017 Notes.

CIT and CIT Funding, as applicable, will make interest payments to the persons who are registered holders at the close of business on the fifteenth day immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date on which interest on the notes was paid or, if no interest has been paid, from and including the date on which the notes were originally issued. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to CIT or CIT Funding, as applicable, CIT or CIT Funding, as applicable, will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless CIT or CIT Funding, as applicable, elects to make interest payments by check mailed to the holders of the notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. CIT or CIT Funding, as applicable, may change the paying agent or registrar without prior notice to the holders of the notes, and CIT or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Neither CIT nor CIT Funding will be required to transfer or exchange any note selected for redemption. Also, neither CIT nor CIT Funding will be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

Note Guarantees

The Series A notes will be Guaranteed by each of CIT’s current and future Wholly Owned Domestic Subsidiaries, other than CIT Funding, Regulated Subsidiaries, Special Purpose Entities, Joint Ventures and Immaterial Subsidiaries. The Series B notes will be issued by CIT Funding and will be Guaranteed by CIT and by each of CIT’s other current and future Wholly Owned Domestic Subsidiaries, other than Regulated Subsidiaries, Special Purpose Entities and Immaterial Subsidiaries. The Note Guarantees will be joint and several Obligations of the Guarantors. The Obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks to Holders of New Notes Issued in the Offers — A court could deem the issuance of the New Notes or the guarantees thereof, as applicable, a fraudulent conveyance and void all or a portion of the obligations represented by the New Notes or the guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists;

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes by contract or operation of law all the Obligations of that Guarantor under the indentures and its Note Guarantees pursuant to supplemental indentures satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indentures; and

(3) at the time of the transaction such Guarantor or the surviving Person will have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the applicable indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this paragraph shall not apply to any Guarantor whose Guarantee of the notes is unconditionally released and discharged in accordance with the applicable indenture.

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) CIT, CIT Funding or a Restricted Subsidiary of CIT, if the sale or other disposition does not violate the applicable indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) CIT, CIT Funding or a Restricted Subsidiary of CIT, if the sale or other disposition does not violate the applicable indenture;

(3) if CIT designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the applicable indenture;

(4) upon legal defeasance or satisfaction and discharge of the applicable indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge;” or

(5) if that Guarantor is released from its guarantee of the Credit Agreement and all other Pari Passu Debt of CIT.

See “— Repurchase at the Option of Holders — Asset Sales.”

Notwithstanding anything to the contrary herein, CIT Funding will not, and CIT will not permit CIT Funding to, consolidate or merge with or into any other Person.

Security for the Notes

The Series A notes and the Series A Guarantees will be secured by second-priority security interests (subject to Permitted Liens) in the Series A Collateral, and Series A notes will share in the benefit of such security interest, together with the holders of Series B notes and the Junior Credit Facilities, based on the respective amounts of the Obligations thereunder. The “Series A Collateral” will consist of substantially the same assets securing the Credit Agreement, which includes a pledge by CIT (if the Parent Pledge is granted) and each Guarantor of substantially all their personal property (but, with respect to Voting Stock held in their respective direct foreign Subsidiaries, limited to 65% of the total Voting Stock of such Subsidiaries) and a pledge of certain rights of the Foreign Grantors (as defined under “Collateral”) in and to the following: 65% of the voting shares and 100% of the nonvoting shares in CIT Financial Ltd. and CIT Vendor Finance (UK) Limited, all of the shares of Aerospace (except one nominee share) and 49% of the shares of CIT Group Finance (Ireland).

The Series B notes and the Series B Guarantees will be secured by second-priority security interests (subject to Permitted Liens) in the Series B Collateral, and Series B notes will share in the benefit of such security interest, together with the holders of Series A notes and the Junior Credit Facilities, based on the respective amounts of the Obligations thereunder. The “Series B Collateral” will consist of substantially the same assets securing the Credit Agreement, which includes a pledge by each Guarantor (with the exception of CIT unless the Parent Pledge is granted) of substantially all their personal property (but, with respect to Voting Stock held in their respective direct foreign Subsidiaries, limited to 65% of the total Voting Stock of such Subsidiaries) and a pledge of certain rights of the Foreign Grantors in and to the following: 65% of the voting shares and 100% of the nonvoting shares in CIT Financial Ltd. and CIT Vendor Finance (UK) Limited, all of the shares of Aerospace (except one nominee share) and 49% of the shares of CIT Group Finance (Ireland).

Parent Pledge by CIT

CIT may grant a Lien on substantially all of its personal property (excluding its interest in CIT Bank, certain equity interests in its foreign Subsidiaries and certain other Regulated Subsidiaries) to secure the Old Notes, the Series A Obligations, the Series B Obligations, the Senior Obligations and the Junior Credit Facilities (the “Parent Pledge”). If the Parent Pledge is granted, the holders of the Old Notes will by such pledge be equally and ratably secured with the holders of the Series A Obligations, the Series B Obligations and the Senior Obligations to the extent of the assets subject to such pledges. There can be no assurance that the Parent Pledge will be available for the benefit of the notes.

The Liens on the Collateral will be released:

(1) in whole with respect to any series, upon repayment of all outstanding notes of such series or a legal defeasance or covenant defeasance of the applicable indenture with respect to such series as set forth below under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge;”

(2) in part, as to any property that is sold, transferred or otherwise disposed of by any Guarantor or Foreign Grantor in a transaction not prohibited by the applicable indenture at the time of such transfer or disposition; and

(3) in whole or in part, to the extent permitted by “— Amendment, Supplement and Waiver” below.

For a description of the Collateral, the Security Documents and Intercreditor Arrangements, see “Collateral.”

Compliance with Trust Indenture Act

The indentures will provide that CIT or CIT Funding, as applicable, will comply with the provisions of Trust Indenture Act Section 314 to the extent applicable. To the extent applicable, CIT or CIT Funding, as applicable, will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) will be made by an officer or legal counsel, as applicable, of CIT or CIT Funding, as applicable, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustee. Notwithstanding anything to the contrary in this paragraph, CIT or CIT Funding, as applicable, will not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it reasonably determines that under the terms of Trust Indenture Act Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to any release or series of releases of Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of Collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Trust Indenture Act Section 314(d).

Subordination

The payment of principal, interest and premium, if any, on the notes will be subordinated to the prior payment in full of all Obligations of CIT under the Credit Agreement, including Obligations incurred after the Issue Date (“Senior Debt”).

The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowable claim) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain payments made from either of the trusts described under “— Legal Defeasance and Covenant Defeasance and “— Satisfaction and Discharge” so long as the trust was created in accordance with all relevant conditions specified in the applicable indenture at the time it was created), in the event of any distribution to creditors of CIT and CIT Funding:

(1) in a liquidation or dissolution of CIT or CIT Funding;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to CIT, CIT Funding or their respective property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of CIT’s or CIT Funding’s assets and liabilities.

CIT and CIT Funding also may not make any payment in respect of the notes (except from the trusts described under “— Legal Defeasance and Covenant Defeasance” so long as the trust was created in accordance with all relevant conditions specified in the applicable indenture at the time it was created) if:

(1) a payment default on Senior Debt occurs (whether at maturity, due to acceleration, or otherwise) and is continuing; or

(2) any other default occurs and is continuing on Senior Debt that permits holders of the Senior Debt to accelerate its maturity and the trustee receives a notice of such default from CIT or CIT Funding or the administrative agent under the Credit Agreement.

Payments on the notes may and will be resumed in the case of a payment default upon the date on which such default is cured or waived.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of CIT or CIT Funding, holders of notes may recover less ratably than creditors of CIT or CIT Funding who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less ratably than trade creditors of CIT or CIT Funding.

Optional Redemption

CIT or CIT Funding, as applicable, may on any one or more occasions redeem all or a part of any series of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on January 1 of the years indicated below, subject to the rights of holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage

2010	103.500%
2011	102.000%
2012 and thereafter	100.000%

In addition to CIT’s or CIT Funding’s, as applicable, right to redeem notes as set forth above, CIT or CIT Funding, as applicable, may at any time and from time to time purchase notes in open-market transactions, tender offers or otherwise.

Mandatory Redemption

Neither CIT nor CIT Funding is required to make mandatory redemption or sinking fund payments with respect to the notes.

Cash Sweep and Required Cash Sweep Payments

Beginning with the first full month following the Issue Date, each Restricted Subsidiary shall deposit or cause to be deposited no less frequently than monthly cash or cash equivalents in an amount equal to the Sweep Cash Amount in one or more Deposit Accounts or Securities Accounts owned by CIT (subject to certain restrictions to be agreed) or one or more Guarantors, each of which will be subject at all times to a control agreement in favor of the Notes Collateral Agent (or, prior to the discharge of the obligations under the Credit Agreement, the Senior Collateral Agent) to secure the obligations of CIT, CIT Funding and the Guarantors under the notes and the Junior Credit Facilities (collectively, “Sweep Accounts”).

Amounts on deposit in the Sweep Accounts shall be released as follows:

(i) (a) to pay obligations under the Credit Agreement, (b) after the discharge of obligations under the Credit Agreement, to repurchase, repay or redeem notes or the Junior Credit Facilities (including purchases of notes in open-market transactions, pursuant to tender offers or otherwise) or any other obligations thereunder or (c) to make Required Bank Investments; provided that Other Available Cash shall have been used first to satisfy Required Bank Investments; or

(ii) so long as (x) no Default or Event of Default has occurred and is continuing and (y) both before and after giving effect thereto, Other Available Cash is less than or equal to $500 million, (a) to make payments with respect to TTF Requirements, (b) to make Permitted Bank Investments, (c) to pay scheduled payments on Qualified Debt Obligations, (d) to fund Other Available Cash or (e) to fund Business Reinvestments.

Amounts released shall be applied by CIT within two (2) Business Days following receipt as set forth above.

CIT shall be required, within the Applicable Repayment Period, to apply an amount equal to the Available Sweep Amount (x) to repay obligations under the Credit Agreement and (y) after the discharge of obligations under the Credit Agreement, to redeem at par or repurchase or repay notes or the Junior Credit Facilities (including purchases of notes in open-market transactions, pursuant to tender offers or otherwise).

Within 45 days after the end of each Fiscal Quarter beginning with the first full Fiscal Quarter following the Issue Date (the “Notice Date”), CIT will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, a report that will specify the amount of:

(a) the Sweep Cash Amount as of the end of such Fiscal Quarter;

(b) Other Available Cash as of the end of such Fiscal Quarter;

(c) payments made during such Fiscal Quarter with respect to TTF Requirements and payments on Qualified Debt Obligations and the projected amounts of such payments for the following 12-month period;

(d) Permitted Bank Investments and Required Bank Investments made during such Fiscal Quarter;

(e) Business Reinvestments made during such Fiscal Quarter; and

(f) payments made or required to be made to repay or repurchase Indebtedness outstanding under Credit Agreement, Junior Credit Facilities or notes, as applicable, during the Fiscal Quarter in which such report is received.

Without limiting the foregoing, CIT shall use commercially reasonable efforts (taking into account other near-term obligations and other liquidity sources) to apply Excess Sweep Amounts at the end of each Applicable Repayment Period to repay obligations under the Credit Agreement and, after the discharge of obligations under the Credit Agreement, to redeem at par or repurchase or repay notes or the Junior Credit Facilities (including purchases of notes in open-market transactions, pursuant to tender offers or otherwise).

Capitalized terms used herein are defined as follows:

“Applicable Percentage” means with respect to the applicable business unit or segment specified below:

(a) Corporate Finance (excluding Small Business Lending) — 100%;

(b) Student Lending — 100%;

(c) Rail — 100%;

(d) Aerospace — 100%;

(e) Trade Finance — 0% prior to a Platform Transfer of Trade Finance and after such Platform Transfer, 100% of any cash proceeds received on assets remaining in CIT or its Restricted Subsidiaries (net of amounts due to clients);

(f) U.S. Vendor Finance — 0% prior to a Platform Transfer of U.S. Vendor Finance and after such Platform Transfer 100% of any cash proceeds received on assets remaining in CIT or its Restricted Subsidiaries; and

(g) Small Business Lending — 0% prior to a Platform Transfer of Small Business Lending and after such Platform Transfer 100% of any cash proceeds received on assets remaining in CIT or its Restricted Subsidiaries.

“Applicable Repayment Period” means: (i) with respect to repayments of obligations under the Credit Agreement, the five business day period following the Notice Date occurring after the end of the applicable Fiscal Quarter and (ii) with respect to repurchase or repayments of notes or the Junior Credit Facilities, the 90-day period following the end of the applicable Fiscal Quarter.

“Available Sweep Amount” means, for any Fiscal Quarter, an amount equal to (a) the sum of (i) the balance on deposit in the Sweep Accounts at the end of such Fiscal Quarter and (ii) Other Available Cash at the end of such Fiscal Quarter in excess of $500 million minus (b) the sum of (i) TTF Requirements, (ii) the amount of Permitted Bank Investments which, at such time, are both allowed and expected to be made, (iii) Required Bank Investments which, at such time, either are or will be required to be made and (iv) the amount of Business Reinvestments permitted to be made in the next twelve months.

“Business Reinvestments” means investments (whether new, modified or amended) in the Corporate Finance (excluding Small Business Lending), Rail and Aerospace business units or segments not to exceed the sum of (i) $500 million in the aggregate in any twelve-month period plus (ii) an amount equal to the aggregate of contractual commitments in existence on October 12, 2009 to purchase or fund such Corporate Finance assets.

“Excess Sweep Amounts” means, for any Fiscal Quarter, an amount equal to (a) the balance on deposit in the Sweep Accounts at the end of such Fiscal Quarter minus (b) the sum of (i) $2.0 billion and (ii) the Available Sweep Amount for such Fiscal Quarter.

“Other Available Cash” means, at any time of determination, available cash of CIT and its Restricted Subsidiaries held in accounts other than the Sweep Accounts (excluding (i) restricted cash balances and (ii) cash held by or for third parties (including securitization entities) or Foreign Subsidiaries).

“Permitted Bank Investments” means Investments to be made pursuant to clauses (15) and (16) of the definition of “Permitted Investments.”

“Platform Transfer” means the contribution of a Platform and related Platform Assets to CIT Bank.

“Qualified Debt Obligations” means Indebtedness of CIT, secured Indebtedness of Subsidiaries of CIT that is recourse to CIT and Indebtedness of CIT Rail Leasing Trust I in excess of funds available in CIT Rail Leasing Trust I to repay such Indebtedness.

“Required Bank Investments” means Investments to be made under clause (12) of the definition of “Permitted Investments.”

“Sweep Cash Amount” means, for all business units and segments described in the definition of “Applicable Percentage,” the product of (x) subject to certain exceptions, freely transferable cash collections identified by CIT or a Restricted Subsidiary in good faith and consistent with past practices as having been generated by owned assets in respect of such business units and segments (excluding cash collections received by Regulated Entities and cash collections received by Subsidiaries operating outside the United States, the repatriation of which to the United States would violate applicable law or result in an adverse tax or regulatory issue, as determined by CIT in good faith), net of (i) aggregate operating and other expenses for each such business unit or segment (including allocation of such expenses by CIT) incurred in the Ordinary Course of Business consistent with past practice, (ii) costs associated with the servicing of assets incurred in the Ordinary Course of Business, (iii) the amount of such collections which are required to be applied to pay debt service (including without limitation in respect of securitizations, conduits or similar financings, total return swaps or secured debt) or payments under operating leases in respect of transportation finance leases and (iv) the amount of such collections which are required to be posted in restricted accounts and cash held by or for third parties (including securitization entities) and (y) the Applicable Percentage.

“TTF Requirements” means the sum of: (1) payments to be made during the twelve-month period following the last day of each Fiscal Quarter (x) pursuant to contractual commitments to purchase aerospace and railcar assets (including related progress payments) in existence on October 12, 2009, net of any related committed financing and (y) in respect of Qualified Debt Obligations; and (2) a reserve of 50% of future obligations under committed and undrawn lines in respect of transactions in which CIT or a Restricted Subsidiary is lead agent.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require CIT or CIT Funding, as applicable, to repurchase all or any part (equal to consideration per 2,000 principal amount of notes and integral multiples of consideration per 1,000 principal amount of notes in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indentures. In the Change of Control Offer, CIT or CIT Funding, as applicable, will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, CIT or CIT Funding, as applicable, will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indentures and described in such notice.

CIT or CIT Funding, as applicable, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indentures, CIT or CIT Funding, as applicable, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indentures by virtue of such compliance.

On the Change of Control Payment Date, CIT or CIT Funding, as applicable, will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by CIT or CIT Funding, as applicable.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. CIT or CIT Funding, as applicable, will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

The provisions described above that require CIT or CIT Funding, as applicable, to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indentures are applicable. Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the holders of the notes to require that CIT or CIT Funding, as applicable, repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

CIT or CIT Funding, as applicable, will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control Offer made by CIT or CIT Funding, as applicable, and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indentures as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of CIT or CIT Funding, as applicable, and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require CIT or CIT Funding, as applicable, to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of CIT or CIT Funding, as applicable, and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

CIT will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) CIT (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (in connection with a Large Asset Sale, as determined in writing by an accounting, appraisal or investment banking firm of national standing); and

(2) at least 75% of the consideration received in the Asset Sale by CIT or such Restricted Subsidiary is in the form of Cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be Cash:

(a) any liabilities, as shown on CIT’s most recent consolidated balance sheet, of CIT or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed or forgiven by the transferee of any such assets pursuant to a customary novation or other agreement that releases CIT or such Restricted Subsidiary from further liability; provided that, if the entity consummating the Asset Sale is a Guarantor, or if the assets to be sold directly or indirectly include Equity Interests of a Guarantor, then only liabilities of a Guarantor that are assumed or forgiven by the transferee shall be included for purposes of this clause (a);

(b) any securities, notes or other obligations received by CIT or any such Restricted Subsidiary from such transferee that are converted by CIT or such Restricted Subsidiary into Cash within 120 days after the consummation of the Asset Sale, to the extent of the Cash received in that conversion;

(c) except in connection with a Large Asset Sale, any stock or assets of the kind referred to in clauses (4) or (6) of the next paragraph of this covenant (including, without limitation, financing and leasing assets and related collateral); and

(d) notes that are redeemed or repurchased (by exchange offer or otherwise) by the purchaser of the assets in connection with the transaction pursuant to which the Asset Sale is consummated,

provided, however, that if such Asset Sale is made by any Subsidiary that is a Guarantor or any of its Subsidiaries, then such Cash, stock or assets referred to in the foregoing clauses (b) through (d) must have been received by a Subsidiary that is a Guarantor or any of its Subsidiaries.

If the assets or Equity Interests issued or sold or otherwise disposed of include assets or Equity Interests of CIT Funding, notwithstanding any provision to the contrary contained herein, the Net Proceeds received by CIT or such Restricted Subsidiary shall be at least equal to the sum of (i) the amount then outstanding under the Credit Agreement plus (ii) an amount sufficient to repurchase all of the Series B notes then outstanding pursuant to an Asset Sale Offer assuming all such outstanding Series B notes were tendered in such an Asset Sale Offer.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale (other than a Large Asset Sale), CIT (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Indebtedness outstanding under Credit Facilities and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to make one or more offers to the holders of the notes (and, at the option of CIT, the holders of Pari Passu Debt) to purchase notes (and such other Pari Passu Debt) pursuant to and subject to the conditions applicable to Asset Sale Offers described below;

(3) to repurchase, repay or redeem Pari Passu Debt and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(4) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of CIT;

(5) to make a capital expenditure;

(6) to acquire (or to provide funding to a Subsidiary to acquire) other assets (including Portfolio Assets) that are used or useful in a Permitted Business or to otherwise fund a Permitted Business; or

(7) to fund new originations of Portfolio Assets (including to fund revolver advances and obligations related to letters of credit provided to or on behalf of customers and borrowers under loan or letter of credit facilities in the Ordinary Course of Business) or to provide funding to Subsidiaries to facilitate the foregoing;

provided that if the Net Proceeds applied to any of the uses set forth in clauses (4) through (7) above arise from a Sale of Collateral, then the assets or stock acquired with such Net Proceeds shall be held by a Guarantor (or a direct or indirect Subsidiary of a Guarantor) and pledged as Collateral.

Within 365 days after the receipt of any Net Proceeds from a Large Asset Sale, CIT (or the applicable Restricted Subsidiary, as the case may be) must apply such Net Proceeds:

(1) First, to repay indebtedness outstanding under the Credit Agreement;

(2) Second, to the extent of the balance of Net Proceeds after application in accordance with the immediately preceding clause (1), to make one or more offers to the holders of the notes and to the holders of Junior Credit Facilities (containing provisions similar to those set forth in the indentures with respect to offers to prepay, purchase or redeem with the proceeds of sales of assets) to purchase the notes and to purchase or prepay such other Junior Credit Facilities, pursuant to and subject to the conditions applicable to Asset Sale Offers described below; provided that if the aggregate principal amount of notes and Junior Credit Facilities tendered into such offer exceeds such balance of Net Proceeds, then the notes and the Junior Credit Facilities will be purchased on a pro rata basis; and

(3) Third, to the extent of the balance of Net Proceeds after application in accordance with the immediately preceding clauses (1) and (2), at its option, any of the uses set forth in clauses (3) through (7) above.

Pending the final application of any Net Proceeds, CIT may temporarily reduce revolving credit borrowings of CIT or its Subsidiaries or otherwise invest the Net Proceeds in any manner that is not prohibited by the indentures. In the case of clauses (4) and (6) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that (x) CIT uses commercially reasonable efforts to so apply such Net Proceeds as soon as practicable after entering into such binding commitment and such investment is consummated within 450 days after receipt by CIT or any Restricted Subsidiary of the Net Proceeds of any Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied will be deemed to be Excess Proceeds.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the third or fourth paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $100.0 million, within 30 days thereof, CIT will make an Asset Sale Offer to all holders of notes and all holders of other Pari Passu Debt containing provisions similar to those set forth in the indentures with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, CIT may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. If the aggregate principal amount of notes and other Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other Pari Passu Debt will be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

CIT and CIT Funding, as applicable, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indentures, CIT and CIT Funding, as applicable, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such compliance.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of consideration per 2,000 principal amount of notes or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the applicable redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the applicable indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the applicable redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

CIT will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of CIT’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving CIT or any of its Restricted Subsidiaries) or to the direct or indirect holders of CIT’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of CIT);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving CIT) any Equity Interests of (x) CIT or (y) any Unrestricted Subsidiary (unless a Permitted Investment);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of CIT or any Guarantor that is subordinated (either contractually in right of payment or in respect of Collateral) to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among CIT and any of its Restricted Subsidiaries), except (x) a payment of interest or principal at the Stated Maturity thereof or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by CIT and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of CIT for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of CIT’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by CIT since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of CIT (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of CIT that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of CIT); plus

(c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d) to the extent that any Unrestricted Subsidiary of CIT designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of CIT’s Investment in such Subsidiary as of the date of such redesignation; plus

(e) 100% of any dividends received by CIT or any Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of CIT, to the extent such dividends were not otherwise included in Consolidated Net Income of CIT for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have been permitted under the applicable indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of CIT) of, Equity Interests of CIT (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to CIT; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (2)(b) of the preceding paragraph;

(3) (x) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of CIT or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness in respect of such Indebtedness and (y) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of CIT or any Restricted Subsidiary that is subordinated in respect of Collateral to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness in respect of such Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of CIT to the holders of its Equity Interests on a pro rata basis; provided that if such Restricted Subsidiary is a Guarantor, such payment must be made to a Guarantor; provided, further, however, that, such payment may be made to CIT if paid in cash;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of CIT or any Restricted Subsidiary of CIT held by any current or former officer, director or employee of CIT or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period, plus the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (5) in the previous calendar year;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) payments of cash by CIT or any of its Restricted Subsidiaries in lieu of the issuance of fractional shares upon the exercise of options or warrants or the conversion or exchange of Capital Stock of any such Person;

(8) any repricing or issuance of employee stock options or the adoption of bonus arrangements, and payments pursuant to such arrangements;

(9) the purchase by CIT of fractional shares arising out of stock dividends, splits or combinations or business combinations; and

(10) other Restricted Payments in an aggregate amount not to exceed $500.0 million since the Issue Date.

Notwithstanding anything to the contrary, CIT Funding shall not be permitted to make any Restricted Payments.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by CIT or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (10) above or is entitled to be made according to the first paragraph of this covenant, CIT may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

CIT will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and CIT will not issue any Disqualified Stock, other than Permitted Debt (as defined below).

For the purposes of the indentures, “Permitted Debt” will be defined as:

(1) Indebtedness of CIT and its Restricted Subsidiaries under the Credit Agreement in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of CIT and its Restricted Subsidiaries thereunder) in an amount not to exceed (A) the lesser of (x) $9.5 billion minus the amount outstanding under the TRS Facility or (y) the amounts committed or outstanding under the Credit Agreement on the Issue Date plus $100.0 million, minus (B) the amount of all permanent repayments and/or permanent commitment reductions under the Credit Agreement;

(2) Indebtedness owed (A) to CIT or any Guarantor or (B) to any Subsidiary; provided that any event which results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than to CIT or another Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3) Indebtedness under the notes and the Note Guarantees issued on the Issue Date;

(4) Indebtedness incurred by CIT or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition or disposition of any business or assets of or by CIT or any Subsidiary or Equity Interests of a Subsidiary;

(5) Indebtedness which may be deemed to exist pursuant to (i) any guaranties of obligations other than Indebtedness, or (ii) performance, surety, statutory, appeal or similar obligations incurred in the Ordinary Course of Business;

(6) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with customary Deposit Accounts maintained by CIT or any Restricted Subsidiary as part of its ordinary cash management program;

(7) performance guaranties in the Ordinary Course of Business of the obligations (other than Indebtedness for money borrowed) of suppliers, customers, franchisees and licensees of CIT and its Subsidiaries;

(8) the Guarantee by CIT or any Restricted Subsidiary of Indebtedness of CIT or any Restricted Subsidiary (other than Guarantees by any Guarantor or any of its Restricted Subsidiaries of Indebtedness of CIT (unless the Parent Pledge has been granted) or any Restricted Subsidiary that is not a Subsidiary of a Guarantor) that was permitted to be incurred by another provision of this covenant;

(9) Indebtedness existing on the Issue Date not otherwise set forth in clauses (1) through (8) or (10) through (22) of this paragraph;

(10) Indebtedness of CIT or any of its Subsidiaries under Rate Management Transactions entered into in the Ordinary Course of Business and not for speculative purposes;

(11) purchase money Indebtedness or Capital Lease Obligations of CIT or any of its Restricted Subsidiaries; provided that such Indebtedness or Capital Lease Obligations (x) may be incurred at the time of purchase of the assets acquired in connection therewith or financed thereunder or within 180 days thereafter, and (y) is or are secured only by (1) assets acquired in connection with such financing or financed thereunder and intangibles and proceeds related thereto (“PMSI Assets”), (2) any other PMSI Assets which may be acquired in connection with or financed under Indebtedness or Capital Lease Obligations which are part of the same transaction or a related series of transactions as such Indebtedness or Capital Lease Obligations, and (3) any other assets which are not prohibited by the terms of the indentures from being pledged to secure such Indebtedness or Capital Lease Obligations;

(12) Permitted Funding Indebtedness;

(13) Permitted Refinancing Indebtedness of Indebtedness described in clause (3), (9) or (11) (including subsequent refinancings of the foregoing that constitute Permitted Refinancing Indebtedness); provided that, any such Indebtedness, to the extent secured, shall not be secured by any collateral other than collateral that secured the Indebtedness being refinanced or collateral substantially similar thereto;

(14) Indebtedness incurred or assumed in connection with or related to Bank Activities;

(15) (i) customary subordinated Indebtedness (whether term or revolving) owed by finance Subsidiaries that are Special Purpose Entities or other subsidiaries in connection with securitizations, conduits or like transactions incurred in the Ordinary Course of Business to enable such Special Purpose Entity or such other subsidiaries to acquire Portfolio Assets to be transferred to such entities under such transactions, and (ii) limited guaranties of obligations of financing subsidiaries that are Special Purpose Entities and other Subsidiaries in connection with securitization, conduit facilities and like transactions related to Ordinary Course of Business activities (including, without limitation, to the extent applicable, performance guaranties (other than payment obligations with respect to the underlying Indebtedness that exceed 10% of the amount of the Indebtedness) and guaranties consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by Company or any Restricted Subsidiary to the applicable financing Special Purpose Entity, Restricted Subsidiary or other Subsidiary);

(16) Guaranties by Aerospace, CIT Leasing Corporation or other Restricted Subsidiaries operating in CIT’s Transportation Finance segment of Indebtedness of Unrestricted Subsidiaries with respect to the financing of newly acquired transportation assets or the lease of transportation assets in the Ordinary Course of Business;

(17) guaranties by CIT or any Restricted Subsidiary of Indebtedness of any Restricted Subsidiary incurred in the Ordinary Course of Business;

(18) performance guaranties by CIT or a Restricted Subsidiary in connection with its incurrence in the Ordinary Course of Business of Indebtedness of Obligations of an Owner-Trustee (other than payment Obligations with respect to such Indebtedness that would exceed 10% of the amount of the Indebtedness);

(19) Indebtedness under, and guaranties of, the TRS Facility;

(20) Indebtedness under, and guaranties of, LC Facilities in an aggregate amount not to exceed $750.0 million;

(21) obligations of Restricted Subsidiaries to pay the deferred purchase price of receivables acquired in the trade finance business in the Ordinary Course of Business; and

(22) other Indebtedness of CIT and its Restricted Subsidiaries in an aggregate amount not to exceed at any time the greater of $500.0 million or 1% of Total Assets.

Notwithstanding anything to the contrary, CIT Funding shall not be permitted to incur any Indebtedness other than Series B notes.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, CIT will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) (or in the case of Credit Facilities other than the Credit Agreement, clause (9)) of the definition of Permitted Debt. Indebtedness under the TRS Facility outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (19) of the definition of Permitted Debt. Indebtedness under the LC Facilities outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (20) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that CIT or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the amount of the Indebtedness of the other Person.

Liens

CIT will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

Sale and Leaseback Transactions

CIT will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly enter into any sale and leaseback transaction; provided that CIT or one of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

(1) CIT or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the covenant described under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption “Liens;”

(2) the gross cash proceeds of such sale and leaseback transactions are at least equal to the Fair Market Value of the property that is subject to such sale and leaseback transaction; and

(3) the transfer of assets in such sale and leaseback transaction is permitted by, and CIT or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described under the caption “Repurchase at the Option of Holders — Asset Sales.”

However, the preceding restrictions will not apply to: (i) a sale and leaseback transaction constituting a Portfolio Asset and (ii) sale and leaseback transactions entered into in connection with or related to the Ordinary Course of Business.

Dividend and Other Restrictions Affecting Restricted Subsidiaries

CIT will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to CIT or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to CIT or any of its Restricted Subsidiaries;

(2) make loans or advances to CIT or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to CIT or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) the indentures, the notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any agreement or instrument of a Person acquired by CIT or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) agreements evidencing purchase money obligations, Permitted Funding Indebtedness and Capital Lease Obligations that impose restrictions on the property purchased, sold, transferred or leased of the nature described in clause (3) of the preceding paragraph;

(6) provisions limiting the disposition or distribution of assets or property (including any agreement for the sale or other disposition of a Restricted Subsidiary) in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(9) customary provisions restricting assignments, pledges, subletting or other transfers or dispositions or dividends or distributions contained in contracts, leases, licenses, documentation relating to securitizations, conduit facilities and other similar transactions, joint venture agreements or equity investment agreements and similar agreements entered into in the Ordinary Course of Business or in assets obtained in workouts or by foreclosure or exercise of remedies;

(10) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the Ordinary Course of Business;

(11) agreements relating to Indebtedness issued by CIT Australia and CIT China, in each case, as in effect on the Issue Date;

(12) agreements relating to the LC Facilities, in each case, as in effect on the Issue Date;

(13) agreements relating to Junior Credit Facilities, in each case, as in effect on the Issue Date; and

(14) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (2), (5), (11), (12) or (13); provided that such amendments or refinancings are not materially more restrictive, with respect to encumbrances or restrictions set forth in clauses (1), (2) or (3) of the preceding paragraph, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing (as determined by CIT in good faith).

Merger, Consolidation or Sale of Assets

CIT will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not CIT is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of CIT and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) CIT is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CIT) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than CIT) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by contract or operation of law all the obligations of CIT under the notes, the Series B Guarantees and the indentures pursuant to agreements reasonably satisfactory to the trustee; and

(3) immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

In addition, CIT will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of CIT with an Affiliate solely for the purpose of reincorporating CIT in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among CIT and its Restricted Subsidiaries.

Transactions with Affiliates

CIT will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of CIT involving aggregate consideration in excess of $250.0 million (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to CIT or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by CIT or such Restricted Subsidiary with an unrelated Person; and

(2) CIT delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a resolution of the Board of Directors of CIT set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of CIT; or

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500.0 million, an opinion as to the fairness to CIT or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, severance agreement, employee benefit plan, retirement or bonus plans, officer or director indemnification agreement or any similar arrangement entered into by CIT or any of its Restricted Subsidiaries in the Ordinary Course of Business or approved in good faith by the Board of Directors of CIT and payments pursuant thereto;

(2) transactions between or among CIT and/or its Restricted Subsidiaries (other than transactions among Guarantors (and, if the Parent Pledge is granted, CIT) or their Subsidiaries, on the one hand, and non-Guarantors, on the other hand);

(3) payment of reasonable directors’ fees to members of the Board of Directors of CIT;

(4) any issuance of Equity Interests (other than Disqualified Stock) of CIT to Affiliates of CIT (other than Guarantors and their Subsidiaries);

(5) Restricted Payments that do not violate the provisions of the applicable indenture described above under the caption “— Restricted Payments;”

(6) 23A Transactions and other transactions in connection with or related to Bank Activities or which are otherwise required by applicable law or regulation;

(7) transactions involving (other than Investments in, Indebtedness or Asset Sales to or from) Care Investment Trust, Inc.;

(8) any accommodation lease arrangements arising from cross-border leasing transactions with a Subsidiary entered into in the Ordinary Course of Business;

(9) ordinary course transactions between an owner trust, its Owner-Trustee and the beneficiary of the owner trust, solely to the extent such transactions relate to the operation and governance of the owner trust;

(10) transactions with Affiliates in connection with workouts, foreclosures or in connection with the compromise, resolution or full or partial satisfaction of obligations of trade creditors or customers in the Ordinary Course of Business; and

(11) (a) customary subordinated loan transactions (whether term or revolving) with finance Subsidiaries that are Special Purpose Entities or other Subsidiaries in connection with securitizations, conduits or like transactions related to Ordinary Course of Business activities to enable such Special Purpose Entities or such other Subsidiaries to acquire Portfolio Assets to be transferred to such entities under such transactions; and (b) customary limited guaranties of obligations of finance Subsidiaries that are Special Purpose Entities or other Subsidiaries in connection with securitizations, conduits or like transactions related to Ordinary Course of Business activities (including, without limitation, to the extent applicable, performance guaranties (other than payment obligations with respect to the underlying Indebtedness that exceed 10% of the amount of the Indebtedness) and the guaranties consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by CIT or any Restricted Subsidiary to the applicable financing Special Purpose Entity, Restricted Subsidiary or other Subsidiary.

Business Activities

CIT will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to CIT and its Restricted Subsidiaries, taken as a whole.

Except as otherwise permitted by the applicable indenture, CIT will not directly own any assets other than (i) Capital Stock of Subsidiaries, (ii) assets in respect of Rate Management Transactions, (iii) Cash and Cash Equivalents and other immaterial assets held in accordance with Ordinary Course of Business activities consistent with past practice and (iv) intellectual property consistent with past practice.

Anything to the contrary notwithstanding, at no time shall CIT Funding engage in any business activities other than owning intercompany receivables from CIT Financial Ltd. and its liabilities under the Credit Agreement and the Series B notes and activities incidental to its organizational existence.

Additional Note Guarantees

If CIT or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of CIT may designate any Restricted Subsidiary other than CIT Funding to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by CIT and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by CIT. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of CIT as an Unrestricted Subsidiary after the Issue Date will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted

Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the applicable indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of CIT as of such date and, if such Indebtedness is not (or any Liens securing such Indebtedness are not) permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” (or “— Liens”), CIT will be in default of such covenant. The Board of Directors of CIT may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of CIT; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of CIT of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is (or any Liens securing such Indebtedness are) permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

CIT will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the applicable indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Certain Equipment Refinancings

It is anticipated that the indentures will contain provisions permitting CIT and its Restricted Subsidiaries to enter into transactions to refinance and re-establish certain aircraft and rail equipment financings and certain receivables financings, and which would include exceptions to, among other things, the restrictions in the indentures on incurring Indebtedness, granting Liens and making Asset Sales to permit such refinancings and re-establishments, provided, however, that any such exceptions would be consistent with the provisions contained in the Credit Agreement as in effect on the Issue Date.

CIT Australia

The indentures may, to the extent CIT agrees to certain modifications of the terms of the CIT Australia Notes, include further limitations on the ability of CIT and the Restricted Subsidiaries to enter into certain transactions with CIT Australia.

Transfer of Operating Platforms

Notwithstanding anything in the indentures to the contrary, CIT and its Restricted Subsidiaries shall have the right to cause a Platform or Platforms and related Platform Assets to be contributed to CIT Bank (directly from a Subsidiary (including a Guarantor) or from a Subsidiary to CIT and then from CIT to CIT Bank) without limit or restriction. For the avoidance of doubt, such transfers and contributions shall not constitute Asset Sales or Restricted Payments, and shall not be subject to the restrictions on Liens or Affiliate Transactions set forth in the applicable indenture.

As used above, the term (i) “Platform” means a business unit or units (or portions thereof) in CIT’s Transportation Finance, Trade Finance, Corporate Finance or Vendor Finance business units or segments as such units or segments exist on the Issue Date, and (ii) “Platform Assets” means any and all employees, assets (excluding Portfolio Assets and trade accounts receivables, but including the underlying trade finance contracts), personnel, systems, intellectual property, books and records, contracts and contractual rights, and other assets necessary for the operation of the Platform.

Prior to making any Platform Transfer, the Board of Directors of CIT, in consultation with the chief executive officer of CIT, shall have determined that the Platform Transfer is in the best interests of CIT’s stockholders and would not cause CIT to be unable to pay Indebtedness or other Obligations when due.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, CIT will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within 15 days after CIT is required to file the same with the SEC:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if CIT were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if CIT were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on CIT’s consolidated financial statements by CIT’s certified independent accountants. In addition, CIT will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, CIT is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, CIT will maintain a non-public website on which holders of notes, prospective investors and securities analysts are given access to the quarterly and annual financial information and CIT will direct holders of notes, prospective investors and securities analysts on its publicly available CIT website to contact CIT’s chief financial officer to obtain access to the non-public website.

If CIT has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of CIT and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of CIT.

In addition, CIT and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by CIT or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by CIT or any of its Restricted Subsidiaries for 60 days after notice to CIT by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the applicable indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CIT or any of its Restricted Subsidiaries (or the payment of which is guaranteed by CIT or any of its Restricted

Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;

(6) failure by CIT or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) certain events of bankruptcy or insolvency described in the applicable indenture with respect to (i) CIT or any Restricted Subsidiary that is a Significant Subsidiary, (ii) any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or (iii) CIT Bank;

(8) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the applicable indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the applicable indenture and the Note Guarantee); and

(9) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $100.0 million shall cease to be in full force and effect, or shall cease to give the respective Notes Collateral Agent, for the benefit of the holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the applicable indenture, the Security Documents and the Intercreditor Agreement)) in favor of the respective Notes Collateral Agent, or shall be asserted by CIT or any Guarantor to not be, a valid, perfected, second-priority (except as otherwise expressly provided in the applicable indenture, the Security Documents or the Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the respective Notes Collateral Agent or the trustee (or an agent or trustee on its behalf) to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of the respective Notes Collateral Agent or the trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Security Documents.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to CIT, any Restricted Subsidiary of CIT that is a Significant Subsidiary or any group of Restricted Subsidiaries of CIT that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the applicable indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes of a series by notice to the trustee may, on behalf of the holders of all of the notes of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the applicable indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes of such series.

CIT is required to deliver to the trustee annually a statement regarding compliance with the indentures. Upon becoming aware of any Default or Event of Default, CIT is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of CIT or any Guarantor, as such, will have any liability for any obligations of CIT or the Guarantors under the notes, the indentures, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

CIT or CIT Funding, as applicable, may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to all the series of outstanding notes and all obligations of the applicable Guarantors discharged with respect to their applicable Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

(2) CIT’s or CIT Funding’s, as applicable, obligations with respect to their respective notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and CIT’s or CIT Funding’s, as applicable, and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the applicable indenture.

In addition, CIT or CIT Funding, as applicable, may, at its option and at any time, elect to have the obligations of CIT or CIT Funding, as applicable, and the applicable Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the applicable indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the applicable notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the applicable notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) CIT or CIT Funding, as applicable, must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the applicable notes, Cash in the applicable currency of such note, non-callable Government Obligations, or a combination of Cash in the applicable currency of such note and non-callable Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding applicable notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CIT or CIT Funding, as applicable, must specify whether such notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, CIT or CIT Funding, as applicable, must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) CIT or CIT Funding, as applicable, has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding applicable notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, CIT or CIT Funding, as applicable, must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding applicable notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant on any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which CIT or CIT Funding, as applicable, or any Guarantor is a party or by which CIT or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indentures) to which CIT or CIT Funding, as applicable, or any of Guarantor is a party or by which CIT or CIT Funding, as applicable, or any Guarantor is bound;

(6) CIT or CIT Funding, as applicable, must deliver to the trustee an officers’ certificate stating that the deposit was not made by CIT with the intent of preferring the holders of the applicable notes over the other creditors of CIT or CIT Funding, as applicable, with the intent of defeating, hindering, delaying or defrauding any creditors of CIT or CIT Funding, as applicable, or others; and

(7) CIT or CIT Funding, as applicable, must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the applicable notes, as provided under the caption “Collateral — Release or Subordination of Collateral,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indentures, the notes, the Note Guarantees, any Intercreditor Agreement or the Security Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes of each affected series then outstanding under the applicable indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), with each series voting as a separate class, and any existing Default or Event of Default or compliance with any provision of the applicable indenture or the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes of each affected series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), with each series voting as a separate class. In addition, upon (i) a series of notes having an Investment Grade Rating from Moody’s and S&P and (ii) so long as no Default has occurred and is then continuing with respect to notes of such series, with the consent of the holders of at least a majority in aggregate principal amount of the notes of such series then outstanding any Security Document, any Intercreditor Agreement or the provisions in the applicable indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral may be amended to release all or substantially all of the Collateral from the Liens of the Security Documents or to change or alter the priority of the security interests in the Collateral with respect to (and only with respect to) notes of such series.

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the Payment Default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the applicable indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the applicable indenture, except in accordance with the terms of such indenture;

(9) except as provided in the preceding paragraph, make any change in any Security Document, any Intercreditor Agreement or the provisions in the applicable indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of the applicable indenture, the Security Documents and the applicable Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral; or

(10) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes of any series, CIT or CIT Funding, as applicable, the Guarantors and the trustee may amend or supplement the applicable indenture, any series of notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of CIT’s or CIT Funding, as applicable, or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of CIT’s or CIT Funding’s, as applicable, or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of such notes, increase the interest rate applicable to any series of notes or that does not adversely affect the legal rights under the applicable indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

(6) to conform the text of the applicable indenture, the Note Guarantees or the notes to any provision of this Description of New Notes to the extent that such provision in this Description of New Notes was intended to be a verbatim recitation of a provision of the applicable indenture, the Note Guarantees or the notes;

(7) to confirm and evidence the release, termination, subordination or discharge of any Lien securing the notes when such release, termination or discharge is permitted by the applicable indenture, the Security Documents or any Intercreditor Agreement;

(8) to provide for the issuance of additional notes in accordance with the limitations set forth in the applicable indenture as of the date of such indenture;

(9) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or the applicable indenture (to the extent permitted by such indenture); or

(10) in the case of any Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Indebtedness secured by Liens on the Collateral with Pari Passu Lien Priority to the terms of any Intercreditor Agreement, in each case to the extent the incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder.

The consent of the holders of any series of notes is not necessary under the indentures, any Security Document or any Intercreditor Agreement to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Satisfaction and Discharge

The applicable indenture will be discharged and will cease to be of further effect as to all notes of any series (if all series issued under the applicable indenture are not to be affected) issued thereunder, when:

(1) either:

(a) all notes of such series that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to CIT or CIT Funding, as applicable, have been delivered to the trustee for cancellation; or

(b) all notes of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and CIT or CIT Funding, as applicable, or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such notes, Cash in the applicable currency of such note, non-callable Government Obligations, or a combination of Cash in the applicable currency of such note and non-callable Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes of such series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant on any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which CIT or CIT Funding, as applicable, or any Guarantor is a party or by which CIT or CIT Funding, as applicable, or any Guarantor is bound;

(3) CIT or CIT Funding, as applicable, or any Guarantor has paid or caused to be paid all sums payable by it under the applicable indenture; and

(4) CIT or CIT Funding, as applicable, has delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, CIT or CIT Funding, as applicable, must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the notes, as provided under the caption “Collateral — Release or Subordination of Collateral,” upon a satisfaction and discharge in accordance with the provisions described above.

Concerning the Trustee

If the trustee becomes a creditor of CIT or CIT Funding, as applicable, or any Guarantor, the indentures limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indentures have been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding series of notes under the applicable indenture, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indentures provide that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“23A Transaction” means any transfer or transfers of assets of CIT or any Restricted Subsidiary to CIT Bank pursuant to waivers of Section 23A of the Federal Reserve Act.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Aerospace” means CIT Aerospace International.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets (including rights); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of CIT and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the applicable indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of CIT’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million;

(2) a transfer of assets between or among CIT and its Restricted Subsidiaries, except a transfer by a Guarantor or Subsidiary of a Guarantor (or, if the Parent Pledge is granted, CIT) to a non-Guarantor or a Subsidiary of a non-Guarantor;

(3) a transfer of assets to an Unrestricted Subsidiary in the Ordinary Course of Business or consistent with past practice, provided that the Net Proceeds thereof shall be applied as required by the third paragraph under the caption “— Asset Sales;”

(4) an issuance of Equity Interests by a Restricted Subsidiary of CIT to CIT or to a Restricted Subsidiary of CIT, provided that Equity Interests of a Guarantor or of a direct or indirect Subsidiary of a Guarantor may only be issued to a Guarantor or a Subsidiary of a Guarantor, provided, further, however, that a Guarantor that is directly owned by CIT may issue Equity Interests to CIT;

(5) the sale, funding or other disposition or lease of Portfolio Assets or other assets (including, without limitation, equipment) in the Ordinary Course of Business;

(6) any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the business of CIT or any Restricted Subsidiary;

(7) the sale or other disposition of Cash or Cash Equivalents;

(8) sales or grants of licenses or sublicenses of intellectual property, and licenses, leases or subleases of other assets, of CIT or any Restricted Subsidiary to the extent not materially interfering with the business of CIT and the Restricted Subsidiaries;

(9) a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” or that is a Permitted Investment;

(10) disposition of Investments, receivables or other assets in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the Ordinary Course of Business or in bankruptcy, foreclosure or similar proceedings;

(11) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) that are used or useful in a Permitted Business;

(12) the sale or other disposition of Equity Interests of an Unrestricted Subsidiary;

(13) Bank Activities; and

(14) the sale of a portfolio of commercial aviation aircraft and related operating lease agreements having an aggregate net book value of up to $900.0 million.

“Asset Sale Offer” has the meaning assigned to that term in the applicable indenture governing the notes.

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by CIT) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bank Activities” means (i) 23A Transactions and (ii) any transfer or transfers of assets, Liens, Indebtedness, subordinations, participations, payments, assignments, reimbursements, purchases, granting of security interests, perfection thereof, and replacements thereof to secure obligations, servicing or other agreements or actions by CIT or any Restricted Subsidiary in favor of CIT Bank required to be taken or which would be prudent to take in order to comply with all agreements now and hereafter entered into between any of CIT or any Restricted Subsidiary and CIT Bank, or CIT Bank and its regulators, and all laws, federal, state, foreign and local statutes, rules, guidelines, regulations, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses and agreements with such governmental authorities, whether or not having the force of law, all arising from or relating to CIT Bank, together with all contractual indemnifications in connection with each of the above, and any and all actions undertaken in connection with any of the foregoing activities.

“Bank Agent” means Barclays PLC or its successor.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a premium or penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities and repurchase agreements for marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any lender or by any commercial bank (including any branch of a commercial bank) that (a) in the case of a commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or (b) in the case of any other commercial bank has a short-term commercial paper rating from S&P of at least A-1 or from Moody’s of at least P-1; and (v) shares of any money market mutual fund that has (a) net assets of not less than $500,000,000, and (b) the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means the occurrence of any of the following:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total outstanding Voting Stock of CIT (measured by voting power rather than the number of shares);

(2) CIT consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with CIT in any such event pursuant to a transaction in which the outstanding Voting Stock of CIT is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the Voting Stock of CIT outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving corporation constituting a majority of the outstanding shares of such Voting Stock (measured by voting power rather than the number of shares) of such surviving corporation (immediately after giving effect to such issuance); and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving corporation; or

(3) CIT is liquidated or dissolved or the Board of Directors of CIT adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “— Consolidation, Merger, Sale of Assets.”

“Change of Control Offer” has the meaning assigned to that term in the applicable indenture governing the notes.

“CIT Australia” means CIT Group (Australia) Limited.

“CIT Australia Notes” means, collectively, the 6.00% Fixed Rate Notes due 3 March 2011 (CUSIP AU300CGAL010) and the 3 month BBSW plus 34bp Floating Rate Notes due 3 March 2011 (CUSIP AU300CGAL028) issued by CIT Australia.

“CIT Bank” means, collectively, CIT Bank, a bank organized under the laws of the State of Utah, and its consolidated subsidiaries, together with any other banking institution which is owned directly or indirectly by CIT from time to time (including without limitation, any banking institution which is merged with or into CIT Bank or any of its subsidiaries or which is the successor in interest to such CIT Bank).

“CIT China” means CIT Finance and Leasing Corporation.

“CIT Funding” means CIT Group Funding Company of Delaware LLC, a Delaware limited liability company.

“Collateral” means, collectively, the Series A Collateral and Series B Collateral.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries and Regulated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (2)(a) of the first paragraph of “Certain Covenants — Restricted Payments,” the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or distribution is actually made in cash and not otherwise included therein;

(3) solely for the purpose of determining the amount available for Restricted Payments under clause (2)(a) of the first paragraph of “Certain Covenants — Restricted Payments,” the Net Income of any Regulated Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such Net Income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiary’s applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (except to the extent that (x) any dividend or distribution is actually made in cash and not otherwise included therein or (y) such Regulated Subsidiary reasonably believes, in good faith, that such Net Income could have been distributed, declared or paid as a dividend or similar distribution without having caused such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities); and

(4) the cumulative effect of a change in accounting principles will be excluded.

“Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009, by and among CIT, and certain of its subsidiaries and Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities (secured or unsecured), in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or asset based financing (including through the sale of receivables or assets to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or assets) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Party” means each Person that is a Credit Party as defined in and pursuant to the Credit Agreement.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require CIT to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that CIT may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the applicable indenture will be the maximum amount that CIT and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the chief financial officer, chief accounting officer, treasurer, assistant treasurer, or controller, and, in the case of any transaction involving aggregate consideration in excess of $750.0 million, the Board of Directors of CIT or the Restricted Subsidiary, as applicable, which determination will be conclusive (unless otherwise provided in the applicable indenture).

“FDIC” means the United States Federal Deposit Insurance Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time. At any time after the Issue Date, CIT may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the applicable indenture); provided that calculation or determination in the applicable indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to CIT’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. CIT shall give notice of any such election made in accordance with this definition to the trustee and the Holders of notes.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign state or government.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, that is (a) an obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; or (b) a liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (b), the primary purpose or intent thereof is as described in clause (a) above.

“Guarantors” means each of:

(1) each Wholly Owned Domestic Subsidiary of CIT on the Issue Date (other than CIT Funding); and

(2) any other Wholly Owned Domestic Subsidiary of CIT that executes a Note Guarantee in accordance with the provisions of the applicable indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the applicable indenture.

“Immaterial Subsidiary” means, as of any date, any Subsidiary (A) that (i)(a) has assets with an aggregate Fair Market Value less than $5.0 million, (b) has aggregate revenues less than $5.0 million for the most recently ended four full fiscal quarters for which financial statements were delivered as set forth under “— Reports” immediately preceding the date on which the calculation is required to be made, and (c) is not integral to the business or operations of CIT and its Subsidiaries (other than Immaterial Subsidiaries), and (ii) has no Subsidiaries (other than Immaterial Subsidiaries), or (B) the Capital Stock of which was acquired in connection with the workout of assets or exercise of remedies in the Ordinary Course of Business or as the proceeds of collateral securing a loan or other financing asset or in connection with servicing or managing assets in the Ordinary Course of Business.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) Capital Lease Obligations; (iii) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the Ordinary Course of Business having a term of less than six (6) months that are not overdue by more than sixty (60) days) which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person; (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vii) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bond and similar credit transactions for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or drafts; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Rate Management Transaction, whether entered into for hedging or speculative purposes; (xii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person and (xiii) all Attributable Indebtedness of such Person. Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly or by operation of law non-recourse to such Person.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the trustee, the Notes Collateral Agent, the Bank Agent, CIT and each Guarantor, as it may be amended from time to time in accordance with the applicable indenture.

“Investment Grade Rating” means a Moody’s rating of Baa3 or higher and an S&P rating of BBB− or higher, in each case with a stable outlook.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations but excluding extensions of trade credit, accounts receivables or deposits made in the Ordinary Course of Business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If CIT or any Subsidiary of CIT sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of CIT such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of CIT, CIT will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of CIT’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by CIT or any Subsidiary of CIT of a Person that holds an Investment in a third Person will be deemed to be an Investment by CIT or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the applicable indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the notes are originally issued.

“Joint Venture” means a joint venture, partnership or other similar arrangement, in each case with a Person or Persons who are not Subsidiaries of CIT, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Restricted Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Junior Credit Facilities” shall have the meaning set forth in “Description of Material Indebtedness — Junior Credit Facilities.”

“Large Asset Sale” means any Asset Sale, whether in a single transaction or series of related transactions, that involves assets having a Fair Market Value equal to or in excess of $500.0 million.

“LC Facilities” means (i) that certain 5-Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, among CIT, J.P. Morgan Securities Inc., as sole lead arranger and bookrunner, Barclays Bank PLC, as syndication agent, Bank of America, N.A. and Citibank, N.A., as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent and as issuing bank, and the several banks and other financial institutions as lenders thereto (as in effect as of the Issue Date), and (ii) that certain letter of credit issuance and reimbursement agreement to be entered into among CIT, certain Subsidiaries of CIT and Bank of America, N.A. (or another issuing bank acceptable to CIT) and any documents entered into or otherwise related thereto (including any cash collateral agreement), in each case, as the same may be amended, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investor Services, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale or other disposition of assets; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries;

(2) cancellation of indebtedness income relating to the acquisition of notes; and

(3) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by CIT or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither CIT nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of CIT or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Notes Collateral Agent” means The Bank of New York Mellon.

“Note Guarantee” means the Guarantee by each Guarantor of CIT’s or CIT Funding’s, as applicable, obligations under the applicable indenture and the notes, executed pursuant to the provisions of the applicable indenture.

“Note Obligations” means, collectively, the Series A Obligations and the Series B Obligations.

“Obligations” means any principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to an obligor, would have accrued on any Obligation, whether or not a claim is allowed against such obligor for such interest in the related proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Ordinary Course of Business” means each of the following: (i) all activities conducted by CIT and its Subsidiaries in the ordinary course of their businesses, regardless of frequency, including, without limitation, the following activities: providing, arranging or syndicating financing (whether debt or equity), holding Portfolio Assets and their other assets and properties asset management and servicing, factoring, trade accounts receivable purchasing, trade accounts receivable management services, leasing (both capital and operating leasing, and sales and exchanges pursuant to such leasing, and real estate leasing and subleasing to or from third parties with respect to operating locations), purchases, sales, transfers or other dispositions of Portfolio Assets, investment advisory services, insurance products, vendor financing, management, purchases and sales or other dispositions of assets and Capital Stock (including Investments in Joint Ventures) acquired in workouts of Portfolio Assets or factoring facilities, in each case in this clause (i), to third parties or to Subsidiaries in the ordinary course of business, (ii) any financings (including any Investments and other transactions in connection therewith) of the foregoing activities through securitizations, secured financings, bank loans, conduit facilities, trusts, special purpose vehicles or other means, (iii) any related workout, exercise of remedies or restructuring activities, including, without limitation, formation of a special purpose vehicle to acquire, hold or dispose of assets and Capital Stock obtained in connection with such restructuring or other activities, (iv) managing and operating assets and businesses acquired through the exercise of remedies, (v) business associated with investments, banking or investment banking (including commercial and retail deposit taking) and (vi) any reasonable extension or evolution of the foregoing activities.

“Owner-Trustee” means the owner trustee (not in its individual capacity but solely as trustee) of an owner trust, the property of which is beneficially owned by a grantor in the furtherance of the Ordinary Course of Business.

“Pari Passu Debt” means Indebtedness of CIT or a Restricted Subsidiary that is senior or pari passu in right of payment with the notes. For the purposes of this definition, no Indebtedness will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having a Lien priority equal to that of the Lien in favor of the holders of the notes on the Collateral and subject to the Intercreditor Agreements.

“Permitted Business” means the businesses engaged in by CIT and its Subsidiaries on the Issue Date as described in this offering memorandum (including the documents incorporated by reference herein) and businesses that are reasonably related thereto or reasonable extensions or reasonable evolutions thereof.

“Permitted Funding Indebtedness” means any (i) Indebtedness incurred in the Ordinary Course of Business, the proceeds (if any) of which are used in the Ordinary Course of Business, including, without limitation, customary loans or lines of credit (revolving and term), asset swaps, factoring agreements, trade accounts receivable purchasing agreements, securitizations and conduits and other similar transactions, total return swaps, secured financings, letters of credit facilities, aircraft acquisition financings, purchase money financing, repurchase transactions, reverse repurchase transactions or warehouse financings (including any reasonable extension or evolution of such activities including for purposes of financing other types of financial or operating assets), and (ii) any and all indemnification or guaranty obligations arising in connection with any of the foregoing activities.

“Permitted Investments” means:

(1) any Investment in CIT or in a Restricted Subsidiary of CIT, other than an Investment by a Guarantor or a Subsidiary of a Guarantor in CIT (unless the Parent Pledge is granted) or a Subsidiary that is not a Guarantor or a Subsidiary of a Guarantor;

(2) any Investment in Cash and Cash Equivalents;

(3) any Investment by CIT or any Restricted Subsidiary of CIT in a Person, if as a result of such Investment:

(a) such Person becomes a direct or indirect Wholly Owned Restricted Subsidiary of CIT; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CIT or a Wholly Owned Restricted Subsidiary of CIT;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of CIT;

(6) any Investments received in compromise, resolution or full or partial satisfaction of (A) obligations of trade creditors or customers of CIT or any of its Subsidiaries, including pursuant to any workout, restructure, foreclosure, exercise of remedies, plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Rate Management Transactions entered into in the Ordinary Course of Business and not for speculative purposes and the TRS Facility;

(8) loans or advances to employees made in the Ordinary Course of Business of CIT or any Restricted Subsidiary of CIT;

(9) repurchases of the notes as long as such notes are promptly retired;

(10) Investments other than the TRS Facility existing on the Issue Date (or Investments other than the TRS Facility made after the Issue Date pursuant to the terms of agreements in existence on the Issue Date, as in effect on the Issue Date) and any Investment that replaces, refinances or refunds an existing Investment other than the TRS Facility; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(11) endorsements of negotiable instruments and documents in the Ordinary Course of Business;

(12) Investments in CIT Bank or any other Regulated Subsidiary required by, or necessary or prudent under, the Bank Holding Company Act, the Federal Reserve Act or the Federal Deposit Insurance Act or any other domestic or foreign law or regulation applicable to CIT or its Affiliates or required by any Governmental Authority and any approval, waiver, consent, stipulation, agreement or commitment entered into in connection therewith or related thereto;

(13) Investments represented by guarantees and intercompany loans that are otherwise permitted under the applicable indenture;

(14) Investments (other than in CIT) made in the Ordinary Course of Business;

(15) Investments by a Guarantor in any Regulated Subsidiary in the form of a loan or advance having a maturity not to exceed 12 months from the date of such loan or advance related to or in connection with a Platform Transfer that is evidenced by an intercompany note, secured by the assets financed by such loan or advance, provided that the intercompany note is pledged as Collateral;

(16) Investments in Regulated Subsidiaries having an aggregate Fair Market Value not to exceed $400.0 million in any Yearly Period; and

(17) other Investments in any Person (other than a Regulated Subsidiary) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed $100.0 million.

Notwithstanding anything to the contrary, none of CIT or any Restricted Subsidiary shall make any Investment in CIT Funding.

“Permitted Liens” means:

(1) Liens on assets of CIT or any Restricted Subsidiary securing Indebtedness under the Credit Agreement;

(2) Liens for taxes, assessments or governmental charges or claims (i) for amounts not yet overdue, or (ii) for amounts that are overdue if obligations with respect to such taxes, assessments or governmental charges are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(3) statutory Liens of landlords, banks (and rights of set off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, ordinary course liens on aircraft for airport, navigation, and other en-route charges, permitted Liens under leases and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(4) Liens incurred in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, or deposits made to secure liability to insurance carriers;

(5) easements, rights of way, restrictions, encumbrances, encroachments, and other minor defects or irregularities in title or ownership rights, in each case which do not and will not interfere in any material respect with the value or use of the property to which such Lien is attached or with the ordinary conduct of the business of CIT or any of its Restricted Subsidiaries;

(6) any interest or title of or through a lessor or sublessor under any lease of real or personal property permitted hereunder;

(7) Liens solely on any cash earnest money deposits made by CIT or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement the consummation of which would be permitted hereunder;

(8) purported Liens evidenced by the filing of precautionary UCC financing statements relating to transactions and Liens evidenced by the filing of UCC financing statements related to securitizations, conduit facilities and similar transactions, in each case, entered into in the Ordinary Course of Business;

(9) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(10) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(11) licenses or sublicenses of patents, trademarks and other intellectual property rights granted by CIT or any of its Restricted Subsidiaries in the Ordinary Course of Business;

(12) Liens existing on the Issue Date (and, in the case of property that replaces property existing on the Issue Date, the equivalent Lien on such replacement property to the extent the applicable collateral agreements as in effect on the Issue Date require Liens on such replacement property) and Liens incurred after the Issue Date pursuant to the terms of agreements in existence on the Issue Date as in effect on the Issue Date;

(13) Liens constituting (and rights of set-off and any rights of use, possession or disposition with respect to) deposits with derivatives counterparties as may be required pursuant to any Rate Management Transaction in connection with Indebtedness permitted pursuant to clauses (10) or (19) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(14) Liens securing Indebtedness permitted pursuant to clause (11) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(15) Liens created, incurred, assumed or permitted to exist in connection with or related to Bank Activities;

(16) Liens on assets other than Collateral securing Indebtedness permitted pursuant to clause (12) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(17) Liens on the assets of a Restricted Subsidiary that is not a Credit Party securing Indebtedness and other obligations of such Restricted Subsidiary incurred in compliance with the applicable indenture;

(18) Liens (i) that are rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of CIT or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the Ordinary Course of Business, (C) relating to purchase orders and other agreements entered into with customers of CIT or any of its Subsidiaries in the Ordinary Course of Business, or (D) relating to transactions with a syndicate member or participant or agent or letter of credit bank or issuer in a loan transaction in the Ordinary Course of Business, and (ii) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (A) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business, and (B) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19) Liens on Series A Collateral securing the Series A Obligations and obligations under the Series A Guarantees and Liens on Series B Collateral securing Series B Notes Obligations and obligations under the Series B Guarantees;

(20) Liens in favor of CIT or any Restricted Subsidiary, provided that for the purposes of this clause Guarantors and Subsidiaries of Guarantors may only grant Liens in favor of other Guarantors and/or Subsidiaries of Guarantors;

(21) Liens existing on assets or property at the time acquired in connection with a workout, exercise of remedies or foreclosure or as the proceeds of collateral securing a Portfolio Asset, in each case, in the Ordinary Course of Business; and other customary Liens set forth in documentation related thereto or created, incurred, assumed or permitted to exist with respect to Portfolio Assets funded or acquired in the Ordinary Course of Business;

(22) Liens on the assets of CIT and its subsidiaries in favor of CIT Bank to secure obligations of CIT or any Subsidiary to CIT Bank existing on the Issue Date other than those permitted under clause (12) above; provided, the aggregate amount of the value of such assets shall not exceed $150.0 million, measured in the case of each asset at the time such Liens is created and without giving effect to any reduction in the value of the asset subject to the Lien;

(23) Liens on Cash and Cash Equivalents in an aggregate amount not to exceed $550.0 million of CIT or any Restricted Subsidiary securing Indebtedness in an amount not to exceed $750.0 million of CIT and any Restricted Subsidiary incurred under LC Facilities and Liens on intangible contract or similar rights and documents related to letters of credit issued thereunder;

(24) Liens on (and rights of set-off and any rights of use, possession or disposition with respect to) Cash, Cash Equivalents and intangible contract or similar rights securing the daily mark-to-market obligations of CIT Financial Ltd., CIT Financial (Barbados) Srl and CIT under a TRS Facility;

(25) other Liens on assets other than the Collateral securing Indebtedness of CIT or any Restricted Subsidiary incurred at a time when no Default or Event of Default shall have occurred and be continuing in an aggregate amount not to exceed $250.0 million at any time outstanding;

(26) (1) Liens on assets (including the proceeds thereof) acquired by or assigned to a Restricted Subsidiary pursuant to operation of the trade finance business in the Ordinary Course of Business; provided, as of the date of acquisition such Liens were in existence to secure an obligation of the seller or assignor of such asset and such Liens were not created by any Restricted Subsidiary in contemplation of such acquisition or assignment, and (2) Liens that are leases on aircraft, rail assets or any other leased assets that are leased in the Ordinary Course of Business;

(27) Liens on leased assets (including Portfolio Assets) arising from the action or inaction of a third-party lessee; and

(28) any extensions, substitutions, replacements or renewals of the foregoing; provided, any such Lien shall encumber only the same collateral encumbered by the Lien being so extended, substituted, replaced or renewed and such Lien shall be of the same priority or of a junior priority to the Lien being so extended, substituted, replaced or renewed.

“Permitted Refinancing Indebtedness” means any Indebtedness of CIT or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of CIT or any of its Restricted Subsidiaries (other than intercompany Indebtedness or Disqualified Stock); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) plus available commitments for funding of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith plus an amount equal to up to 2% of the principal amount thereof with respect to any required interest or payment reserves on such Permitted Refinancing Indebtedness);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms that are not materially less favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is secured by collateral, such Permitted Refinancing Indebtedness shall encumber no additional collateral other than the collateral securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged at such time and the Lien securing such Permitted Refinancing Indebtedness shall be of the same or of a priority junior to the Lien securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(5) if the Indebtedness being refunded, refinanced, renewed, replaced or extended was initially incurred by CIT, such Permitted Refinancing Indebtedness is incurred by CIT, and provided, further, that Permitted Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that is not a Guarantor that refunds, refinances, renews or replaces Indebtedness of CIT or a Guarantor.

“Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Portfolio Assets” means, any assets or rights acquired, funded, held, managed, financed, syndicated or otherwise generated or disposed of in the Ordinary Course of Business, including, without limitation, loans, leases, equipment, intellectual property rights, securities and investment property (equity or otherwise), mortgages and instruments (negotiable or otherwise), receivables, trade payables or trade account receivables, and any other financial assets and the proceeds and products of the foregoing.

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by CIT or any Restricted Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.

“Regulated Subsidiary” means any entity directly regulated by a Governmental Authority, including CIT Bank and its subsidiaries, or whose assets or business consist primarily of assets (e.g., licenses) or businesses regulated directly by a Governmental Authority.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sale of Collateral” means the sale, lease, conveyance or other disposition of any Collateral or the Equity Interests of an owner, whether directly or indirectly, of Collateral.

“Securities Account” means a “securities account” as defined in Section 8-501 of the UCC, with a bank or like organization.

“Security Agreements” means, collectively, the Series A Security Agreement and the Series B Security Agreement.

“Security Documents” means the Security Agreements, the Intercreditor Agreements and each other security document or pledge agreement executed by CIT or any Guarantor and delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Note Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Series A Obligations” means all Obligations of CIT under the Series A notes and under the Junior Credit Facilities.

“Series B Obligations” means all Obligations of CIT Funding under the Series B notes.

“Series A Security Agreement” shall have the meaning set forth in “Collateral — Assets Securing Senior Obligations, Series A Obligations and Series B Obligations.”

“Series B Security Agreement” shall have the meaning set forth in “Collateral — Assets Securing Senior Obligations, Series A Obligations and Series B Obligations.”

“Significant Subsidiary” means any Restricted Subsidiary or a Regulated Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Purpose Entity” means a Person formed by CIT or a Subsidiary of CIT in the Ordinary Course of Business for a limited purpose or having a limited business purpose.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the issue date of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means the total consolidated assets of CIT and its Subsidiaries as set forth on the most recent consolidated balance sheet of CIT and its Subsidiaries for which financial statements were delivered as set forth under “— Reports” immediately preceding the date on which any calculation of Total Assets is being made, on a pro forma basis for transactions consummated on or prior to or simultaneously with the date of the calculation.

“TRS Facility” means that certain Confirmation, Credit Support Annex, ISDA Master Agreement and ISDA Schedule, each dated June 6, 2008 between CIT Financial Ltd. and Goldman Sachs International, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Unrestricted Subsidiary” means (i) any Special Purpose Entity (whether bankruptcy remote or not), Regulated Subsidiary, Joint Venture, Immaterial Subsidiary or any limited purpose trust of which an Owner Trustee is trustee and (ii) any other Subsidiary of CIT other than CIT Funding that is designated by the Board of Directors of CIT as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary described in this clause (ii):

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with CIT or any Restricted Subsidiary of CIT unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to CIT or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of CIT;

(3) is a Person with respect to which neither CIT nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of CIT or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned” means, with respect to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law, shares owned by any director, officer or employee of CIT or any Subsidiary and shares issued to foreign nationals to the extent required by applicable foreign law) is owned by such Person directly and/or through other Wholly Owned Persons.

“Yearly Period” means, as of any date of determination, the 365 day period immediately preceding such date.

BOOK-ENTRY, DELIVERY AND FORM

Except as set forth below, New Notes will be issued in registered, global form in minimum denominations of $1 and integral multiples of $1 in excess thereof. The global notes will be deposited upon issuance with the trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or in the name of Cede & Co., its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See “— Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

Initially, the trustee will act as paying agent and registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).

Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, (i) upon deposit of the New Notes, DTC will credit the accounts of Participants with portions of the principal amount of the global notes and (ii) ownership of such interests in the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).

All interests in a global note, including those held through Euroclear or Clearstream or other applicable Clearing Systems, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream or other applicable Clearing Systems may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or “holders” thereof under the applicable indenture governing the New Notes for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the applicable indenture governing the New Notes. Under the terms of the applicable indenture governing the New Notes, we and the trustee will treat the persons in whose names the New Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream and other applicable Clearing Systems participants, interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “— Same-Day Settlement and Payment.” Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream and other applicable Clearing Systems will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream or other applicable Clearing Systems participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream or other applicable Clearing Systems, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream or other applicable Clearing Systems, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream or other applicable Clearing Systems, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream and other applicable Clearing Systems participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream or other applicable Clearing Systems.

DTC has advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the New Notes, DTC reserves the right to exchange the global notes for legended New Notes in certificated form, and to distribute such New Notes to its Participants.

Neither we nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream and other applicable Clearing Systems or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for definitive New Notes in registered certificated form (“Certificated Notes”) if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the global notes and we thereupon fail to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) we, at our option, and subject to DTC’s procedures, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a default or event of default with respect to the New Notes. In addition, beneficial interests in a global note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the trustee by or on behalf of DTC in accordance with the applicable indenture governing the New Notes, and in accordance with the certification requirements set forth in the applicable indenture governing the New Notes. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Same-Day Settlement and Payment

Payments in respect of the New Notes represented by global notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to New Notes in certificated form, we will make all payments of principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The New Notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated New Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream or other applicable Clearing Systems participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream or other applicable Clearing Systems participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream and other applicable Clearing Systems) immediately following the Settlement Date of DTC. DTC has advised us that cash received in Euroclear or Clearstream or other applicable Clearing Systems as a result of sales of interests in a global note by or through a Euroclear or Clearstream or other applicable Clearing Systems participant to a Participant in DTC will be received with value on the Settlement Date of DTC but will be available in the relevant Euroclear or Clearstream or other applicable Clearing Systems cash account only as of the business day for Euroclear or Clearstream or other applicable Clearing Systems following DTC’s Settlement Date.

DESCRIPTION OF THE NEW PREFERRED STOCK

The following summarizes the material terms of the New Preferred Stock, but does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, and the certificate of designations relating to the New Preferred Stock, which we will file with the Secretary of State of the State of Delaware and include as an exhibit to a current report on Form 8-K that we will file with the SEC at or prior to the issuance of the New Preferred Stock.

General

As of the date of this Offering Memorandum and Disclosure Statement we have four classes of preferred stock outstanding. For a description of our outstanding preferred stock, see “Description of Capital Stock.”

The New Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our stock or our other securities. The New Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of ours to mandatorily redeem, repurchase or retire the New Preferred Stock. The New Preferred Stock will, however, be subject to redemption at our option, in whole or in part, at a price per share equal to the liquidation preference.

The New Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full by tendering the Old Notes and that we may not ask them to surrender additional funds. Holders of the New Preferred Stock will not have preemptive or subscription rights to acquire more of our stock. Holders of the New Preferred Stock have class voting rights, together with holders of parity stock having like voting rights, with respect to certain fundamental changes in the terms of the New Preferred Stock. In addition, holders of the New Preferred Stock will be entitled to vote with holders of common stock and each share of New Preferred Stock is entitled to 58.6 votes per share when voting with the holders of common stock.

Ranking

The New Preferred Stock will have a liquidation preference of $1,400 per share and will rank equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock and at least equally to any other series of our preferred stock that we may from time to time issue (except for any senior series that may be issued with the requisite consent of the holders of the New Preferred Stock), and will rank senior to our common stock and any other stock that ranks junior to the New Preferred Stock with respect to distributions of assets upon liquidation, dissolution or winding up of CIT Group Inc.

The New Preferred Stock are equity interests in CIT Group Inc. and do not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, our indebtedness will effectively rank senior to the New Preferred Stock, and the holders of our indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the liquidation preference of any capital stock, including the New Preferred Stock.

Dividends

The New Preferred Stock will have no stated dividend. In addition, we do not intend to declare or pay dividends on the New Preferred Stock. So long as any shares of New Preferred Stock remain outstanding no dividend shall be declared or paid on our common stock or any other shares of our junior stock (other than a dividend payable solely in the form of junior stock) and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock or the exchange or conversion of one share of junior stock for or into another share of junior stock; (2) repurchases in support of our employee benefit and compensation programs; and (3) through the use of the proceeds of a substantially contemporaneous sale of junior stock).

As used herein, ‘‘junior stock’’ means any class or series of our stock that ranks junior to the New Preferred Stock as to the distribution of our assets upon any liquidation, dissolution or winding up of CIT Group Inc. Junior stock includes our common stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the New Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on our common stock or any of our other shares of stock ranking junior as to such a distribution to the New Preferred Stock and any parity stock, a liquidating distribution in the amount of $1,400 per share of New Preferred Stock. Holders of the New Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the New Preferred Stock and all holders of any parity stock, the amounts paid to the holders of New Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of parity stock on which dividends accrue on a cumulative basis, if any). If the liquidation preference has been paid in full to all holders of the New Preferred Stock and any holders of parity stock, the holders of our other stock shall be entitled to receive all our remaining assets according to their respective rights and preferences.

For purposes of this section, a merger or consolidation by us with or into any other entity, including a merger or consolidation in which the holders of the New Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of our assets will not constitute a liquidation, dissolution or winding up of our affairs.

As used herein, ‘‘parity stock’’ means any other class or series of our preferred stock that ranks equally with the New Preferred Stock in the distribution of our assets on any liquidation, dissolution or winding up of CIT Group Inc. Parity stock includes our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock.

Redemption

The New Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. The New Preferred Stock will be redeemable at our option at any time, as described below, in whole or in part, upon not less than 30 nor more than 60 calendar days’ notice, at a redemption price equal to $1,400 per share of New Preferred Stock. Holders of the New Preferred Stock will have no right to require the redemption or repurchase of the New Preferred Stock.

If the New Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail (or delivered through the customary practices of DTC) to the holders of record of the New Preferred Stock to be redeemed, not less than 30 nor more than 60 calendar days prior to the date fixed for redemption thereof; provided that, if the New Preferred Stock is held in book-entry form through DTC, we may give such notice in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of shares of New Preferred Stock to be redeemed;

•	the redemption price; and

•	the place or places where holders may surrender certificates evidencing the New Preferred Stock for payment of the redemption price.

If notice of redemption of any New Preferred Stock has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any New Preferred Stock so called for redemption, then, from and after the redemption date, such New Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such New Preferred Stock will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the New Preferred Stock at the time outstanding, the New Preferred Stock to be redeemed shall be selected pro rata.

Voting Rights

Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of New Preferred Stock and any preferred stock that ranks equally with the New Preferred Stock either or both as to the payment of dividends and/or as to the distribution of assets upon liquidation, dissolution or winding up of CIT Group Inc. and upon which like voting rights have been conferred and are exercisable has been cast or given on any matter on which the holders of shares of New Preferred Stock are entitled to vote shall be determined by reference to the specified liquidation preference amounts of the New Preferred Stock and such other voting preferred stock voted or covered by the consent.

So long as any shares of New Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding New Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•	amend or alter the provisions of our certificate of incorporation or the certificate of designations for the New Preferred Stock so as to authorize or create, or increase the authorized amount of, any specific class or series of stock ranking senior to the New Preferred Stock with respect to payment of dividends or the distribution of our assets upon liquidation, dissolution or winding up of CIT Group Inc.;

•	amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designations for the New Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the New Preferred Stock, taken as a whole; or

•	consummate a binding share exchange or reclassification involving the New Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) the New Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such New Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the New Preferred Stock, taken as a whole, provided, however, that (1) any increase in the amount of the Company’s authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of New Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the New Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the New Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the New Preferred Stock for this purpose), then only the series of preferred stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of preferred stock.

In addition, the holders of New Preferred Stock will be entitled to vote upon all matters upon which holders of common stock have the right to vote, and, in connection with such matters, will be entitled to

58.6 votes per share, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class including the vote on the Recapitalization.

Without the consent of the holders of the New Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the New Preferred Stock, taken as a whole, we may amend, alter, supplement or repeal any terms of the New Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the New Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the New Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of New Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of New Preferred Stock to effect such redemption.

Listing of the New Preferred Stock

We do not intend to list the New Preferred Stock on any exchange.

Transfer Agent and Registrar

BNY Mellon Shareowner Services will be the transfer agent, registrar and redemption agent for the New Preferred Stock.

Book-Entry; Delivery and Form

Each share of New Preferred Stock will be deposited with, or on behalf of, DTC or any successor thereto, as depositary, and registered in the name of Cede & Co., its nominee.

Purchases of the New Preferred Stock under DTC’s book-entry system must be made by or through direct participants, which will receive a credit for the New Preferred Stock on the records of DTC. The ownership interest of each actual purchaser of the New Preferred Stock, which we refer to as the “beneficial owner,” is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the New Preferred Stock will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the New Preferred Stock, except in the event that use of the book-entry system for the New Preferred Stock is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the New Preferred Stock.

To facilitate subsequent transfers, all New Preferred Stock deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Preferred Stock with DTC and their registration in the name of Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Preferred Stock. DTC’s records reflect only the identity of the direct participants to whose accounts such New Preferred Stock are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.

In those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Preferred Stock, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the shares of New Preferred Stock are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments on the New Preferred Stock will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

RECAPITALIZATION AFTER THE OFFERS

If we successfully consummate the Offers, we intend to effectuate the Recapitalization in a manner that, assuming 100% participation in the Offers, will result in (i) holders of our currently outstanding common stock retaining 2.5% of our common stock, (ii) the United States Department of the Treasury, as holder of our Fixed Rate Cumulative Perpetual Preferred Stock, Series D (“Series D Preferred Stock”), being reclassified into 5.4% of our common stock, (iii) holders of our other series of currently outstanding preferred stock being reclassified into approximately 1.0% of our common stock and (iv) holders of New Preferred Stock being reclassified into approximately 91.1% of our common stock. The Recapitalization will require us to increase the number of shares of our authorized common stock and to reclassify our preferred stock into common stock (the “Reclassification”). In addition, to comply with NYSE continued listing requirements, we may be required to combine our outstanding shares of common stock into a lesser number of shares (the “Reverse Stock Split”) promptly following the Reclassification.

The Reclassification is subject to approval by the holders of a majority of our outstanding voting stock (common stock and New Preferred Stock voting together as a single class) and, with respect to the reclassification of our preferred stock into common stock only, by holders of at least two-thirds of our 6.350% Non-Cumulative Preferred Stock Series A (“Series A Preferred Stock”), our Non-Cumulative Preferred Stock, Series B (“Series B Preferred Stock”), our 8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (“Series C Preferred Stock”) and our New Preferred Stock, voting together as a single class, determined by reference to the aggregate liquidation preference, and not number of shares, of all such series. In addition, the approval of the United States Department of the Treasury, as holder of our Series D Preferred Stock, is required to approve the reclassification of its preferred stock into common stock, which, approval we received on October 15, 2009, as described above under “Summary — Other Recent Developments.”

In order to effectuate the Reclassification, as soon as practicable following consummation of the Offers, we intend to file a proxy statement with the SEC and hold a stockholders meeting to:

•	Amend our Certificate of Incorporation to increase the number of shares of our authorized common stock from 600 million to at least 18 billion; and

•	Reclassify our outstanding preferred stock, including our New Preferred Stock, into approximately 15.3 billion shares of our common stock with such shares allocated (i) pro rata based on aggregate liquidation preference to holders of our preferred stock (other than the Series D Preferred Stock) and (ii) 5.4% to holders of our Series D Preferred Stock.

Assuming 100% participation in the Offers, the New Preferred Stock issued will consist of approximately 68.3 million shares having an aggregate liquidation preference of approximately $95.6 billion and representing (i) approximately 99% of the aggregate combined liquidation preference of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and the New Preferred Stock, and (ii) approximately 91.1% of the aggregate voting power of our outstanding voting stock. If we receive the minimum level of participation in the Offers required to satisfy the Liquidity and Leverage Condition, the New Preferred Stock issued will consist of approximately 45.0 million shares having an aggregate liquidation preference of approximately $63.0 billion and representing (i) approximately 98% of the aggregate combined liquidation preference of our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock and the New Preferred Stock, and (ii) approximately 87.1% of the aggregate voting power of our outstanding voting stock. As a result, if we consummate the Offers, holders of New Preferred Stock will have, collectively, sufficient voting power to approve the increase in authorized common shares and, except for the reclassification of the Series D Preferred Stock into common stock, which requires the approval of the United States Department of the Treasury, which approval we have received as noted above, the reclassification of our preferred stock, including our New Preferred Stock, into common stock.

To comply with NYSE continued listing requirements, we may be required to hold an additional stockholders meeting as promptly as practicable following the Reclassification to approve the Reverse Stock Split. In the Reverse Stock Split, each share of our common stock issued and outstanding would be converted into and become such fraction of a fully paid and nonassessable share of our common stock as shall be reasonably determined by our board of directors. The consummation of the Reverse Stock Split is conditioned, among other things, upon the approval by the requisite vote of the holders of common stock outstanding and entitled to vote on the matter.

The following table sets forth the percentage of our equity and voting power, and (as applicable) the number of shares of common stock per share of preferred stock, that will be held by holders of the New Preferred Stock and each other class or series of our currently outstanding capital stock assuming (x) 100% participation in the Offers, and (y) minimum participation in the Offers required to satisfy the Liquidity and Leverage Condition, in each case on a pro forma basis after giving effect to the Recapitalization:

	100% Participation		Minimum Participation
	Percentage of	Common Shares	Percentage of	Common Shares
	Equity and Voting	Per Share of	Equity and Voting	Per Share of
	Power	Preferred Stock	Power	Preferred Stock

New Preferred Stock	91.1%	209.25325	90.6%	315.62451
Series A Preferred Stock	0.3%	3.73667	0.5%	5.63615
Series B Preferred Stock	0.1%	14.94666	0.2%	22.54461
Series C Preferred Stock	0.6%	7.47333	0.8%	11.27230
Series D Preferred Stock	5.4%	363.46172	5.4%	363.46172
Common Stock(1)	2.5%	N/A	2.5%	N/A

(1)	Existing shares of common stock remain outstanding.

Even though holders of the New Preferred Stock will hold, collectively, sufficient voting power to approve the Recapitalization (other than the reclassification of the Series D Preferred Stock into common stock, which requires the approval of the United States Department of the Treasury, which approval we have received as noted above), there can be no assurance that such holders will vote to approve the Recapitalization. In addition, we may seek relief under Chapter 11 of the Bankruptcy Code before the Recapitalization is complete, one or more stakeholders may file an action to prevent us from consummating the Recapitalization, or a stakeholder or third party may intervene in a manner that prevents us from consummating the Recapitalization. See “Risk Factors — Risks Related to Consummation of the Offers.”

DESCRIPTION OF MATERIAL INDEBTEDNESS

Senior Credit Facility

On July 20, 2009, the Company and certain of its subsidiaries entered into a senior secured term loan facility (the “Original Credit Facility”) for up to $3 billion with Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, of which $2 billion had been drawn as of July 20, 2009. On July 29, 2009, the Company and certain of its subsidiaries entered into an Amended and Restated Credit and Guaranty Agreement for up to $3 billion, as further amended on August 3, 2009, August 31, 2009, and September 30, 2009, with Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, which amended and restated the terms of the Original Credit Facility (as amended by the First Amendment thereto, dated as of August 3, 2009, the Second Amendment thereto, dated as of August 31, 2009, and the Third Amendment thereto, dated as of September 30, 2009 and effective as of October 1, 2009, the “Senior Credit Facility”). The Senior Credit Facility provides for an additional $1 billion in borrowings, which had been drawn as of August 4, 2009. The Company and certain of its domestic subsidiaries are borrowers under the Senior Credit Facility (collectively, the “Borrowers”). See “Collateral — Guarantors and Foreign Grantors” for the description of the Series A Guarantors, Series B Guarantors and Foreign Grantors.

CIT Group Inc. is in discussions regarding a potential amendment and restatement of the Senior Credit Facility (the “Senior Facility Amendment”) to permit additional commitments for multiple-draw senior secured term loans in an aggregate principal amount not to exceed an additional $6.4 billion. The Borrowers are in discussions to obtain lender commitments for additional senior secured term loans of up to $3 billion and, the option to request commitments for senior secured term loans of up to an additional $3.4 billion. Drawings on the additional senior secured term loan commitments would be used (i) in part to refinance specified existing indebtedness of the Company not subject to the offers, (ii) in part to provide for additional permitted conduit financings, (iii) in part to cash collateralize obligations in respect of letters of credit having a face amount of up to $500 million issued under existing and new facilities for the benefit of CIT Group Inc. and its subsidiaries and (iv) in part for general corporate purposes in an aggregate principal amount of up to $500 million. CIT Group Inc. is also seeking certain other changes to the Senior Credit Facility in the Senior Facility Amendment, including certain covenant revisions, changes to permit the addition of borrowers, the addition of collateral released or repurchased in connection with the refinancing of existing indebtedness of the Company not subject to the offers, which additional collateral may include, but shall not be limited to (i) trade receivables, proceeds, collections and documents related thereto, and related equipment and accounts; (ii) asset-based securities that are backed predominantly by aircraft leases, railcar leases, other equipment loans or leases, student loans, commercial loans (including but not limited to collateralized loan obligations), vendor finance obligations and trade finance obligations; (iii) commercial loan assets and related documents; (iv) aircraft and related rights and documents, including lease rights; and (v) railcars and underlying subleases subject to head leases, and the succession by Bank of America, N.A. as administrative agent and collateral agent under the Senior Credit Facility. CIT Group Inc. expects to finalize in the coming days the addition of consents to the amendments described above, subject to agreement of definitive documentation and customary closing conditions.

The Senior Credit Facility matures in January 2012 and bears interest at LIBOR plus 10%, with a 3% LIBOR floor, payable monthly. It provides for (i) a commitment fee of 5% of the total advances made thereunder, payable upon the funding of each advance, (ii) an unused line fee with respect to undrawn commitments at the rate of 1% per annum and (iii) a 2% exit fee on amounts prepaid or repaid and the unused portion of any existing commitment.

The Senior Credit Facility is secured by a perfected first priority (subject to limited exceptions) lien pursuant to the Amended and Restated Collateral Agreement, dated as of July 29, 2009, among the Series A Guarantors, the Series B Guarantors, the Foreign Grantors and the Senior Collateral Agent (as amended by the First Amendment thereto, dated August 31, 2009, the “Senior Security Agreement”) to secure all obligations under the Senior Credit Facility (such obligations, the “Senior Obligations”) on the following collateral (other than the Senior Excluded Property, the “Senior Collateral”): the Blanket Lien Collateral, the Rail Collateral, the Aircraft Collateral and the Pledged Foreign Equity Collateral. The Senior Collateral currently includes (i) a pledge by Delaware Funding of substantially all of its personal property, (ii) a pledge of 65% of the equity in CIT Financial (Alberta) ULC and Arrendadora Capita Corp. and (iii) a pledge of 100% of the equity in certain domestic subsidiaries, including CIT Holdings, LLC and Capita International L.L.C. We have requested that the lenders under the Senior Credit Facility release, rescind or terminate (i) the pledge by Delaware Funding and the pledge of equity in CIT Financial (Alberta) ULC, (ii) the pledge of equity in Arrendadora Capita Corp. in excess of 44% of the voting shares and (iii) the pledge of any equity in such domestic subsidiaries in excess of 65% of the voting shares, in each case prior to the issuance of the New Notes. To the extent that we are not successful in obtaining these releases, rescissions and terminations, the collateral which is not rescinded, released or terminated will be included in the Series A Collateral and the Series B Collateral. See “Collateral — Assets Securing Senior Obligations and Junior Obligations.”

Substantially the same assets excluded from the scope of Series A Collateral and Series B Collateral are also excluded from the Senior Collateral. See “Collateral — Scope of Collateral.”

Letter of Credit Facility

CIT Group Inc. and certain of its subsidiaries are in discussions to obtain lender commitments of up to $500 million for a revolving senior secured letter of credit facility (the “L/C Facility”) for the issuance of letters of credit for the benefit of CIT Group Inc. and certain of its subsidiaries. The L/C Facility would be secured by a perfected senior priority security interest in cash deposited to an account controlled by the agent under the L/C Facility and such cash and accounts securing the L/C Facility would be excluded from collateral under the Senior Credit Facility, the New Notes, the Junior Credit Facilities and the Senior Facility Amendment. CIT Group Inc. expects to finalize in the coming days the terms and conditions of the L/C Facility commitments. The Company anticipates that over time the L/C Facility will replace the Company’s current letter of credit agreement with JPMorgan Chase Bank, N.A.

Unsecured Credit Facilities

On April 13, 2005, the Company entered into a senior unsecured revolving credit facility (the “2005 Revolver”) for up to $2.1 billion with Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Banc of America Securities LLC, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A. as syndication agent, Barclays Bank plc, as documentation agent and the lenders from time to time party thereto. The Company is the borrower under the 2005 Revolver. The 2005 Revolver has a tenor of five years. Loans under the 2005 Revolver may be made as Eurodollar loans, base rate loans or fixed rate loans. Borrowings under the 2005 Revolver are to be used for general corporate purposes and to repay outstanding indebtedness.

The 2005 Revolver includes customary affirmative and negative covenants, including, among other things, and subject to certain exceptions, limitations on the ability of the Company to incur liens, sell all or substantially all of its assets and permit a diminution in its net worth below $4.0 billion. The Company may at any time and from time to time prepay loans under the 2005 Revolver, in whole or in part, without premium or penalty; provided, however, that the Company may not prepay any principal of any competitive bid loans issued under the 2005 Revolver.

On December 6, 2006, the Company entered into a senior unsecured revolving credit facility (the “2006 Revolver” and together with the 2005 Revolver, the “Revolvers”) for up to $1 billion with Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Barclays Capital, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Barclays Bank plc, as syndication agent, Bank of America, N.A., as co-documentation agent, JPMorgan Chase Bank, N.A. as co-documentation agent and the lenders from time to time party thereto. The Company is the borrower under the 2006 Revolver. The 2006 Revolver has a tenor of five years. Loans under the 2006 Revolver may be made as Eurodollar loans, base rate loans or fixed rate loans. Borrowings under the 2006 Revolver are to be used for general corporate purposes and to repay outstanding indebtedness.

The 2006 Revolver includes customary affirmative and negative covenants, including, among other things, and subject to certain exceptions, limitations on the ability of the Company to incur liens, sell all or substantially all of its assets and permit a diminution in its net worth below $4.0 billion. The Company may at any time and from time to time prepay loans under the 2006 Revolver, in whole or in part, without premium or penalty; provided, however, that the Company may not prepay any principal of any competitive bid loans issued under the 2006 Revolver.

On September 30, 2005, the Company entered into a JPY 20 Billion Term Loan Agreement with Mizuho Corporate Bank, Ltd., as arranger, initial lender and agent, and the lenders party thereto (the “Mizuho JPY Facility”). On September 29, 2006, the Company entered into a $100.0 million Five-Year Term Loan Agreement with Mizuho, as arranger and agent, and the lenders party thereto (the “Mizuho USD Facility” and together with the Mizuho JPY Facility, the “Mizuho Facilities”). Each of the Mizuho Facilities has a tenor of five years. Borrowings under the Mizuho JPY Facility are to be used for general operating purposes, and borrowings under the Mizuho USD Facility are to be used for general corporate and operating purposes and to repay outstanding indebtedness.

The Mizuho Facilities include customary affirmative and negative covenants, including, among other things, and subject to certain exceptions, limitations on the ability of the Company to incur liens, sell all or substantially all of its assets and permit a diminution in its net worth below $4.0 billion. The Company may at any time and from time to time prepay loans under the Mizuho Facilities, in whole or in part, without premium or penalty.

Junior Credit Facilities

The Company has proposed to the lenders under the Revolvers and the Mizuho Facilities an out-of-court restructuring of the obligations thereunder pursuant to which accepting lenders would receive, in satisfaction of all amounts owed to such lenders, obligations under new credit facilities providing economically equivalent terms as the New Notes (the “Junior Credit Facilities”) and New Preferred Stock. Under the Junior Credit Facilities the restructured obligations will be apportioned among five different tranches with the same maturity dates as the maturity dates for the five series of New Notes. The covenants and other terms of the Junior Credit Facilities will be substantially the same as the covenants and terms of the New Notes. The lien on the Series A Collateral will secure both the obligations under the Junior Credit Facilities and the obligations under the New Notes on a pari passu basis.

To implement the proposed restructuring under the Revolvers, the Company will exercise its right under applicable provisions of the Revolvers to remove accepting lenders from the facilities and provide them with the Junior Credit Facilities, and in each case New Common Interests or Preferred Stock, in satisfaction of all obligations owed to such lenders. Consummation of the restructuring of the obligations under each Revolver is conditioned upon obtaining the consent of the majority lenders under that Revolver to certain amendments to such Revolver. The amendments include deleting the requirement that a specified amount of commitments remain in effect under each Revolver after the removal of accepting lenders from such Revolver, and permitting the Company to make payments of amounts due to any lender that is being removed in such form of non-cash consideration that is acceptable to such lender.

Consummation of the proposed restructuring under each of the Mizuho Facilities is conditioned upon obtaining the requisite consent of the lenders under such facility to an amendment to the applicable credit agreement to add a provision that is substantially similar to the provision contained in the Revolvers providing for the ability of the Company to remove lenders from the facility (after giving effect to the amendments of such provision described above). In the event that the requisite consent of the lenders to such amendment is obtained, concurrently with effectiveness of such amendments the Company would implement the restructuring under the Mizuho Facilities by exercising its right under such provision to remove accepting lenders from the Mizuho Facilities and provide them with the Junior Credit Facilities and New Preferred Stock. The unanimous consent of all lenders is required to amend the Mizuho JPY Facility; the consent of the majority lenders is required to amend the Mizuho USD Facility.

The lien on the Series A Collateral securing the obligations under the Series A Notes and the Junior Credit Facilities will be in favor of the Series A Collateral Agent. Both the lenders under the Junior Credit Facilities and the Series A Indenture Trustee will appoint the Series A Collateral Agent as collateral agent pursuant to the Series A Collateral Agency Agreement. In accordance with the Series A Collateral Agency Agreement, proceeds to which the holders of the Series A Notes and the lenders under the Junior Credit Facilities are entitled will be applied on a pro rata basis to the obligations owed to such holders and lenders, subject to the terms of the Senior-Junior Intercreditor Agreement and the Junior Intercreditor Agreement.

In connection with the offer to lenders to restructure their indebtedness out of court, the Company is soliciting acceptances of the lenders to the Plan of Reorganization. Under the Plan of Reorganization, the Credit Agreements will be terminated and, if the applicable class of lenders accepts the Plan of Reorganization, the lenders would receive their pro rata share of indebtedness under Junior Credit Facilities and New Common Interests. If the applicable class of lenders does not accept the Plan of Reorganization and the Plan of Reorganization is nevertheless confirmed, lenders in such class will receive their pro rata share of Series A Notes in lieu of indebtedness under Junior Credit Facilities. See “The Plan of Reorganization.”

Other Secured Financing

The Company uses or has used on-balance sheet secured financing transactions to finance business segments such as consumer (student loans), trade finance (factoring receivables), corporate finance, including advances from under facilities with GSI facility and Wells Fargo, and vendor finance, among others. In 2008, the Company refinanced $8 billion of secured funding facilities including approximately $4 billion of conduit facilities that finance on balance sheet government-guaranteed student loans, a $2.7 billion conduit facility to finance equipment loans and leases and a $1.3 billion conduit facility that finance trade finance receivables.

Intercompany Notes

CIT Group Funding Company of Canada (“Original CIT Funding”) was incorporated in Nova Scotia, Canada on October 28, 2003. CIT Financial Ltd. (“CFL”), as issuer, executed and delivered to Original CIT Funding, as payee three promissory notes dated July 5, 2005 in the amounts of $502,588,633 (“2005-1 Note”), $502,588,633 (“2005-2 Note”) and $703,624,085 (“2005-3 Note”) and two promissory notes dated November 1, 2006 each in the amount of $249,052,500 (together, the “2006 Notes”) (the 2005-1 Note, 2005-2 Note, 2005-3 Note and 2006 Notes each, an “Intercompany Note” and collectively the “Intercompany Notes”). Original CIT Funding, as subscriber, and CIT Holdings (Barbados) SRL (“CIT Barbados”), as issuer, executed and delivered three subscription agreements dated as of July 5, 2005 and two subscription agreements dated as of November 1, 2006 (each a “CIT Funding Subscription Agreement” and collectively the “CIT Funding Subscription Agreements”).

The 2005-1 Note and 2005-2 Note mature on July 1, 2010 and interest is payable semi-annually on April 15 and October 15 at the rate of LIBOR (as defined in the 2005-1 and 2005-2 Notes) plus 75 basis points. The 2005-3 Note matures on June 1, 2015 and interest is payable semi-annually on April 15 and October 15 at 5.35%. By their terms and upon agreement between CFL and Delaware Funding, at any time on or before the then-current maturity date(s), the maturity dates under each of the 2005-1 Note, the 2005-2 Note and the 2005-3 Note may be extended to a date no later than June 1, 2025. In agreeing to extend the maturity date(s) under the 2005-1 Note, the 2005-2 Note and/or the 2005-3 Note, CFL and Delaware Funding may likewise agree to a new interest rate to be applicable under each such Note.

The 2006 Notes mature on November 2, 2011 and interest is payable semi-annually on April 15 and October 15 at the rate of LIBOR (as defined in the 2006 Notes) plus 48.5 basis points. By their terms and upon agreement between CFL and Delaware Funding, at any time on or before the then-current maturity date, the maturity dates under each of the 2006 Notes may be extended to a date no later than October 1, 2026. In agreeing to extend the maturity dates under the 2006 Notes, CFL and Delaware Funding may likewise agree to a new interest rate to be applicable under each such 2006 Note.

In connection with its obligations under each of the applicable CIT Funding Subscription Agreements, Original CIT Funding, as debtor, and CIT Barbados, as secured party, executed and delivered three security agreements dated as of July 5, 2005 and two security agreements dated as of November 1, 2006 (each a “CIT Funding Security Agreement” and collectively the “CIT Funding Security Agreements”), each security agreement granting CIT Barbados a security interest in one of the Intercompany Notes. CIT Barbados, as contributor, and CFL, as recipient, executed and delivered a capital contribution agreement dated as of July 5, 2005 and a capital contribution agreement dated as of November 1, 2006 (each a “Capital Contribution Agreement” and collectively the “Capital Contribution Agreements”). In connection with its obligations under each of the applicable Capital Contribution Agreements, CIT Barbados, as debtor, and CFL, as secured party, executed and delivered a security agreement dated as of July 5, 2005 and a security agreement dated as of November 1, 2006 (each a “Barbados Security Agreement” and collectively the “Barbados Security Agreement”), each security agreement granting CFL a security interest in CIT Barbados’ rights under the 2005 or 2006, as the case may be, CIT Funding Subscription Agreements, CIT Funding Security Agreements and Intercompany Notes.

CIT Leasing, as support provider, executed and delivered separately to each of Original CIT Funding and CIT Barbados, each as support, recipient, two support agreements dated as of July 5, 2005 and November 1, 2006 (each a “CIT Leasing Support Agreement” and collectively the “CIT Leasing Support Agreement”). CIT Leasing, Original CIT Funding, CIT Barbados and CFL executed and delivered a characterization agreement dated as of July 5, 2005 and a characterization agreement dated as of November 1, 2006 (each a “Characterization Agreement” and collectively the “Characterization Agreements”).

The Intercompany Notes, the CIT Funding Subscription Agreements, the CIT Funding Security Agreements, the Capital Contribution Agreements, the Barbados Security Agreements, the CIT Leasing Support Agreements and the Characterization Agreements are collectively referred to herein as the “Documents.”

On December 28, 2007, the status of Original CIT Funding as an unlimited company was terminated, and Original CIT Funding was registered as a limited company under the name CIT Group Funding Company of Canada Limited (“Converted CIT Funding”), pursuant to the Companies Act (Nova Scotia) (the “Nova Scotia Conversion”). On December 31, 2007, Converted CIT Funding was domesticated as a limited liability company under the Delaware Limited Liability Company Act under the name CIT Group Funding Company of Delaware (herein referred to as Delaware Funding) and as of such date a certificate of discontinuance was issued with respect to Converted Delaware Funding under the Companies Act (Nova Scotia) (the “Delaware Domestication”).

In connection with Original CIT Funding effecting the Nova Scotia Conversion and the Delaware Domestication, Original CIT Funding, CIT Barbados, CFL and CIT Leasing entered into a Assumption and Confirmation Agreement dated as of January 1, 2008 (the “Assumption and Confirmation Agreement”) whereby, among other things, Delaware Funding was deemed to be the same company as Original CIT Funding and Converted CIT Funding and succeeded to all of the business, undertaking, property (including the Intercompany Notes), assets, rights, entitlements, franchises, licenses and permits of each of Original CIT Funding and Converted Delaware Funding. By the Assumption and Confirmation Agreement, Delaware Funding likewise assumed, confirmed, and agreed to perform, observe and comply with and be bound by each and ever present and future covenant, agreement, term, condition, undertaking, appointment, duty, indemnity, debt, liability, obligation and security interest of Original CIT Funding and Converted CIT Funding (and from and after the effective time of the Delaware Domestication, of Delaware Funding) under each of the Documents and under any document or instrument executed and delivered or furnished by either of Original CIT Funding and Converted CIT Funding in connection therewith. Moreover, by the Assumption and Confirmation Agreement, Delaware Funding confirmed and agreed that, by virtue of Original CIT Funding effecting the Nova Scotia Company Conversion and the Delaware Domestication and the Assumption and Confirmation Agreement, all of the present and future right, title and interest of Delaware Funding in an to all present and future Collateral (as such term is defined in each CIT Funding Security Agreement) is and shall continue to be subject to, and mortgaged, charged, pledged, hypothecated and assigned to, and subject to a security interest in favor of, CIT Barbados in accordance with the terms and provisions of such CIT Funding Security Agreement as general and continuing security for the due payment and performance of all of the present and future Liabilities (as such term is defined in such CIT Funding Security Agreement).

The use of proceeds of the Intercompany Notes following their issuance have been and continue to be for the net proceeds to provide additional working funds for Delaware Funding and its subsidiaries. The Intercompany Notes are reflected on Delaware Funding’s balance sheet at face value and no discount or other adjustment is applied to the value of the Intercompany Notes.

Certain holders of the Canadian Senior Unsecured Notes (as defined herein) may contend that, in addition to a claim against Delaware Funding on account of the Canadian Senior Unsecured Notes, such holders maintain a claim against CIT Leasing (as sole shareholder of Delaware Funding) on account of any shortfall in payment of the Canadian Senior Unsecured Notes.

As set forth in the Liquidation Analysis attached hereto as Appendix B, Delaware Funding may be unable to collect the proceeds of the Intercompany Notes in full from CFL in the context of a liquidation of CFL due to, among other things, CFL’s cash flow levels and the first lien security interests maintained by CIT Barbados against the Intercompany Notes.

COLLATERAL

Series A Guarantors, Series B Guarantors and Foreign Grantors

Because Delaware Funding is prevented by certain agreements from granting liens on its assets, Delaware Funding will not pledge any of its assets to secure the Series B Obligations. Except for the Parent Pledge, CIT Group Inc. will not pledge any of its assets to secure either the Series A Obligations or the Series B Obligations; and except for the Parent Pledge, neither has CIT Group Inc. pledged any of its assets to secure the Senior Obligations. There can be no assurances that the Parent Pledge will be effected.

Each Series A Guarantor will guarantee (the “Series A Guarantees”) all obligations of CIT Group Inc. under the Series A Notes (including the payment of principal, interest and premium, if any) and the Junior Credit Facilities as well as all obligations of each other Series A Guarantor under their guarantees of the Series A Notes and the Junior Credit Facilities (the “Series A Obligations”). Each Series A Grantor will grant security interests in certain of their assets to secure the Series A Guarantees. In addition, the Parent Pledge may also secure the obligations of CIT Group Inc. under the Series A Notes. Delaware Funding is not and will not guarantee the Series A Notes and neither will it grant liens to secure either the Series A Notes or the Series B Notes.

Each Series B Guarantor will guarantee (the “Series B Guarantees”) all obligations of Delaware Funding under the Series B Notes (including the payment of principal, interest and premium, if any) and all obligations of each other Series B Guarantor under their guarantees of the Series B Notes (the “Series B Obligations”) and the Series B Guarantors (with the exception of CIT Group Inc.) will grant security interests in certain of their assets to secure the Series B Guarantees. In addition, the Parent Pledge may also secure the obligations of CIT Group Inc. under the Series B Notes. Delaware Funding is not and will not grant liens to secure its obligations under the Series B Notes. Certain owner trusts, the beneficiaries of which are subsidiaries, will also pledge and mortgage Aircraft Collateral to secure the Series A Obligations and Series B Obligations.

For a list identifying the currently anticipated Series A Guarantors and Series B Guarantors (with the exception of CIT Group Inc.) see Appendix D. In the future, other of our affiliates may become Series A Guarantors and Series B Guarantors. In the event that the Senior Facility Amendments are effected, and the proceeds are used to refinance certain of our existing indebtedness, it is anticipated that the borrowers under any refinanced facilities (or other designated subsidiaries of CIT Group Inc.) will become Series A Guarantors and Series B Guarantors and parties to both the Series A Security Agreement and the Series B Security Agreement. Likewise, with certain exceptions, any domestic subsidiaries wholly owned by CIT Group Inc. are required to guarantee the Series A Obligations and the Series B Obligations and (subject to certain exclusions described below) grant security interests in their assets pursuant to the Series A Security Agreement and Series B Security Agreement. Certain subsidiaries of CIT Group Inc. including Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities, joint ventures and immaterial subsidiaries have not provided, and will not provide, guarantees or pledge any collateral. As used herein, “Guarantors” means, in the case of the Series A Notes, the Series A Guarantors, and in the case of the Series B Notes, the Series B Guarantors.

Although they will not issue guarantees, certain foreign subsidiaries of CIT Group Inc. will also enter into both the Series A Security Agreement and Series B Security Agreement and grant security interests in certain equity interests in certain of their subsidiaries to secure the Series A Obligations and Series B Obligations: CIT Financial (Barbados) Srl.; CIT Holdings Canada ULC; CIT Group Holdings (UK) Limited; and CIT Holding No. 2 (Ireland) (each such foreign subsidiary, a “Foreign Grantor”).

Assets Securing Senior Obligations, Series A Obligations and Series B Obligations

Separate liens will be created by the Series A Guarantors and the Series B Guarantors to secure the Series A Notes and the Series B Notes. In the case of the Series A Notes, the holders of the Series A Notes and the Junior Administrative Agents will appoint an agent (“Series A Collateral Agent”) and the lien granted by each of the Series A Guarantors pursuant to a security agreement (the “Series A Security Agreement”) to the Series A Collateral Agent will secure all of the Series A Obligations, which includes not only the obligations of CIT Group Inc. under the Series A Notes and the obligations of each Series A Guarantor under such guarantor’s guarantee of the Series A Notes, but also the obligations of CIT Group Inc. under the Junior Credit Facilities and the obligations of each Series A Guarantor under such guarantor’s guarantee of the Junior Credit Facilities. The Foreign Grantors will grant liens under the Series A Security Agreement to secure the Series A Obligations.

In the case of the Series B Notes, the holders of the Series B Notes will appoint an agent (the “Series B Collateral Agent”) and the lien granted by each of the Series B Guarantors pursuant to a security agreement (the “Series B Security Agreement”) to the Series B Collateral Agent will secure the Series B Obligations. The Foreign Grantors will grant liens under the Series B Security Agreement to secure the Series B Obligations.

The Senior Collateral Agent, the Series A Collateral Agent and the Series B Collateral Agent will each have security interests in substantially the same assets of the Series A Guarantors, the Series B Guarantors and the Foreign Grantors including: the Blanket Lien Collateral, the Rail Collateral, the Aircraft Collateral, and the Pledged Foreign Equity Collateral. The security interests of the Series A Collateral Agent and the Series B Collateral Agent, will each be subordinate in all respects to the security interest of the Senior Collateral Agent in the same assets.

Each Series A Guarantor and Series B Guarantor will grant a blanket lien (subject to certain exclusions described below) on its rights in all of its personal property, including (subject to certain exceptions) accounts, chattel paper, equipment, general intangibles, instruments, inventory and investment property and proceeds of any of the foregoing (the “Blanket Lien Collateral”). The Blanket Lien Collateral consists not only of assets existing at the time of the granting of the security interest but any assets of the same type subsequently acquired by a Series A Guarantor or a Series B Guarantor. The Pledged Foreign Equity Collateral consists of certain rights of the Foreign Grantors in and to the following: 65% of the voting shares and 100% of the nonvoting shares in CIT Financial Ltd. and CIT Vendor Finance (UK) Limited, all of the shares in CIT Aerospace International (except one nominee share) and 49% of the shares in CIT Group Finance (Ireland). The Foreign Grantors will grant security interests in the Pledged Foreign Equity Collateral. For a description of the Aircraft Collateral and Rail Collateral, see “— Transportation Finance Collateral — Aircraft Collateral” and “— Transportation Finance Collateral — Rail Collateral.”

Neither the Senior Collateral Agent, the Series A Collateral Agent nor the Series B Collateral Agent will have a perfected security interest in certain items of collateral of the Series A Guarantors, the Series B Guarantors or the Foreign Grantors:

•	any asset, to the extent the pledge of such asset is restricted or prohibited by any permitted agreement or by applicable law;

•	except for Rail Collateral, Aircraft Collateral, Pledged Foreign Equity Collateral, certain intellectual property and certain Deposit Accounts and Securities Accounts, as to which additional actions will be taken, assets not subject to the UCC or not perfected by the filing of a financing statement under the Uniform Commercial Code in an appropriate jurisdiction to the extent the Senior Collateral Agent has not taken such action. These excluded assets may include real estate and leases of real property, insurance, rights represented by a judgment, property governed by federal law or treaties, tort claims, certain types of intellectual property, motor vehicles, goods represented by documents, letters of credit, accessions and commingled goods and money;

•	interests in aircraft, engines and certain other aircraft or engine components or parts owned by the Series A Guarantors and the Series B Guarantors (including fractional interests in aircraft) other than those constituting Aircraft Collateral;

•	rail cars, locomotives or other rolling stock owned by the Series A Guarantors and the Series B Guarantors, other than those constituting Rail Collateral;

•	in the event the Senior Facility Amendments become effective, and assets are released from any liens securing our existing secured facilities, certain of those assets (including any cash collateral now securing such facilities) may be excluded from the scope of collateral; and

•	in the case of equity interests, (i) at a minimum, 35% of the voting stock in any entity organized under the laws of a jurisdiction other than a state of the United States, and 51% of the equity interest in CIT Group Finance (Ireland); (ii) the excess over 44% of the voting shares in Arrendadora Capita Corp. and (iii) the excess over 65% of the voting shares in certain domestic subsidiaries of CIT Group Inc. that are disregarded entities or holding companies with equity in foreign subsidiaries including CIT Holdings, LLC, Capita International L.L.C., and Arrendadora Capita Corp.

In addition, we are prevented from granting a lien on nineteen (19) aircraft by the terms of certain agreements to which we are a party. At such time as the Collateral Agent executes letters of quiet enjoyment acceptable to the lessees of such aircraft, such aircraft will constitute Aircraft Collateral.

As of August 31, 2009, the carrying value of the assets constituting collateral was approximately $27 billion and of that amount, approximately $10 billion was attributable to equity interests in certain foreign subsidiaries.

The collateral for the Series A Notes and Series B Notes consists primarily of the following assets:

•	Corporate Finance Collateral. Certain Series A Guarantors and Series B Guarantors provide financing to borrowers who are primarily small and middle market companies. Financing assets include working capital loans secured by accounts receivable and inventories, term loans secured by fixed assets, term loans secured by real estate and leveraged loans based on operating cash flow and enterprise valuation. This loan collateral is primarily senior secured and secure loans that may be fixed or variable rate, and revolving or term. Additionally, the assets of such Series A Guarantors or Series B Guarantors may include equipment loans and equipment leases and rights under sale-leaseback arrangements.

•	Transportation Finance Collateral. Certain Series A Guarantors and Series B Guarantors provide customized leasing and secured financing primarily to end-users of aircraft and rolling stock as well as leveraged loans based on operating cash flow and enterprise valuation to borrowers in the transportation and defense sectors. The assets include equipment subject to operating leases and single investor leases, equity portions of leveraged leases and sale and leaseback arrangements, as well as loans secured by equipment and other fixed assets. End-users include major and regional airlines worldwide, corporate users of business aircraft, North American railroad companies and freight carriers, and middle-market to larger-sized transportation and defense companies.

•	Rail Collateral. As of October 1, 2009, the rail collateral consisted of approximately 49,000 railcars and other rolling stock (and leases thereof) owned by C.I.T. Leasing Corporation, The CIT Group/Corporate Aviation, Inc. or The CIT Group/Equipment Financing (subject to releases permitted under the Senior Credit Facility, the “Rail Collateral”). The CIT Group/Equipment Financing, Inc. may acquire title to a substantial amount of additional rolling stock if its leases of such rolling stock are terminated. In such event, the additional rolling stock would be added to the Rail Collateral pledged first to secure the Senior Obligations and, subject to the Senior-Junior Intercreditor Agreement, the Series A Obligations and the Series B Obligations. The owners and pledgors of the railcars and other rolling stock are in the business of leasing railcars and other rolling stock to lessees pursuant to full service leases under which the lessor maintains the leased railcars and other rolling stock, or pursuant to net leases under which the lessee is responsible for maintenance and other expenses associated with the leased railcars and other rolling stock. Substantially all of the railcars and other rolling stock are subject to leases to United States and Canadian lessees.

•	Aircraft Collateral. As of October 1, 2009, the aircraft collateral consisted of (i) fourteen (14) commercial aircraft registered in the United States and associated lease agreements to United States and non-United States lessees, (ii) six (6) business aircraft registered in the United States and associated lease agreements to United States and non-United States lessees, (iii) three (3) spare engines, (iv) thirteen (13) commercial aircraft registered in Canada leased to Canadian lessees, and (v) nine

(9) commercial aircraft registered in other countries that are a party to the Cape Town Convention (collectively, but subject to releases permitted under the Senior Credit Facility, the “Aircraft Collateral”). The CIT Group/Equipment Financing, Inc. or C.I.T. Leasing Corporation (or an owner trust of which C.I.T. Leasing Corporation is the beneficiary) owns and will pledge all of the Aircraft Collateral to both the Series A Collateral Agent and Series B Collateral Agent, other than the Aircraft Collateral registered in China. The Aircraft Collateral registered in China is owned and will be pledged to both the Series A Collateral Agent and Series B Collateral Agent by CIT China 12, Inc., CIT China 13, Inc., CIT China 2, Inc. and CIT China 3, Inc. We may acquire title to new aircraft if and to the extent the loan facility (“the ECA Facility”) relating to such aircraft is repaid. In such event, additional aircraft would become collateral pledged to secure the Senior Obligations and, subject to the Senior-Junior Intercreditor Agreement, the Series A Obligations and the Series B Obligations. As soon as practicable after the ECA Facility is repaid, such aircraft would be subject to substantially the same security interests in favor of the Senior Collateral Agent and, subject to the Senior-Junior Intercreditor Agreement, the Series A Collateral Agent and the Series B Collateral Agent, as have been granted in favor of the agent for the ECA Facility. Such security interests are likely to be of limited value because all such aircraft are registered outside the US and a large portion of the security interests under the ECA Facility in such aircraft are not perfected. The owners of the Aircraft Collateral are in the business of leasing aircraft and engines under net leases to lessees in the United States and multiple foreign jurisdictions. Substantially all the aircraft constituting Aircraft Collateral are currently subject to leases to unrelated lessees, except for one business aircraft that is leased to CIT Group (NJ) LLC and two business aircraft that are currently off-lease. All aircraft and spare engines may be used inside or outside the United States.

•	Trade Finance Collateral. The CIT Group/Commercial Services, Inc. provides factoring, trade accounts receivable purchasing, trade accounts receivable management services, secured financing and letters of credit facilities to businesses that operate in several industries including apparel, textile, furniture, home furnishings and consumer electronics. Receivables created or acquired in the conduct of such Series A Guarantor or Series B Guarantor’s business include working capital and term loan receivables and trade accounts receivable due from both domestic and foreign account debtors. Many of the trade accounts receivable are due from retailers. The Series A Guarantor and the Series B Guarantor also assists its clients in opening letters of credit, collateralized by trade accounts receivable and other assets, for the benefit of their clients’ suppliers. The purchase of trade accounts receivable, commonly known as “factoring”, gives rise to a factoring fee that is commensurate with the underlying degree of credit risk of the account debtor, recourse and sales volume, and which is generally a percentage of the gross face amount of each factored receivable. The Series A Guarantor and the Series B Guarantor also may advance funds to its clients, typically in an amount up to 80% of eligible trade accounts receivable, charging interest on the advance (in addition to any applicable factoring fees).

•	Vendor Finance Collateral. Certain Series A Guarantors and Series B Guarantors provide financing for purchases of equipment in many industries including information technology, office products, telecommunications equipment and industrial equipment. Vendors include manufacturers, dealers, and distributors and such Series A Guarantors or Series B Guarantors enter into traditional vendor finance programs as well as joint ventures and profit sharing agreements with such vendors. The assets include operating leases, finance leases, software installment payment agreements, as well as loans secured by equipment. In the case of certain joint ventures, these Series A Guarantors and Series B Guarantors engage in financing activities with the vendor through a distinct legal entity that is jointly owned by the Series A Guarantor or the Series B Guarantor and the vendor. In other cases, these Series A Guarantors and Series B Guarantors do not establish new entities but instead enter into agreements with vendors to share proceeds from the customer financing provided by such Series A Guarantors and Series B Guarantors.

•	Equity. Certain equity interests will be pledged to both the Series A Collateral Agent and Series B Collateral Agent. In some cases, these equity interests are owned by Series A Guarantors and Series B Guarantors and, in other cases, these equity interests are owned by Foreign Grantors.

•	Equity Interests Owned by Series A Guarantors and Series B Guarantors.

Among the assets pledged by Series A Guarantors and Series B Guarantors are 100% of the equity interests in their domestic subsidiaries and all of the non-voting equity interests and 65% of the voting equity interests in their first-tier foreign subsidiaries.

•	Foreign Equity Interests Owned by Foreign Grantors.

Both the Series A Collateral and Series B Collateral includes pledges by the Foreign Grantors of their equity interests (the “Pledged Foreign Equity Collateral”) in certain of their subsidiaries to secure both the Series A Obligations and the Series B Obligations.

•	Equity Pledge of CIT Financial Ltd. by CIT Financial (Barbados) Srl. Both the Series A Collateral and the Series B Collateral will include 65% of the voting shares and 100% of the nonvoting shares in CIT Financial Ltd. The primary assets of CIT Financial Ltd. consist of financing assets including working capital loans, term loans, leveraged loans, equipment loans, equipment leases, conditional sales agreements and other installment sales contracts generally on a senior secured basis; however, neither the Series A Collateral nor the Series B Collateral will include any assets owned by CIT Financial Ltd., but only the equity interest in CIT Financial Ltd. owned by CIT Financial (Barbados) Srl. In addition to filing under the UCC, each grant will be perfected by appropriate filings pursuant to Canadian law. Any additional steps required for enforcement under Barbados law will be taken including the registration of the pledges. Under Barbados law, the maximum amount of collateral securing each pledge will be limited to the value stated in each such pledge agreement.

•	Equity Pledge of CIT Aerospace International by CIT Holdings Canada ULC. Both the Series A Collateral and the Series B Collateral will include substantially all of the shares in CIT Aerospace International, an Irish company owned by CIT Holdings Canada ULC, a Canadian company; one share in CIT Aerospace International is owned by CIT Financial Ltd. as a nominee and such share will not be included in either the Series A Collateral or Series B Collateral. The primary assets of CIT Aerospace International consist of commercial aircraft subject to net operating leases with non-North American airlines; however, neither the Series A Collateral nor the Series B Collateral will include any assets owned by CIT Aerospace International, but only the equity interest in CIT Aerospace International owned by CIT Holdings Canada ULC. The pledges will be granted pursuant to both the Series A Security Agreement and Series B Security Agreement and pledges entered into pursuant to Irish law. In addition to filing under the UCC, each grant will be perfected pursuant to Irish law. Such pledge will be released on or after January 20, 2012 subject to certain conditions including a determination that such pledge could have material adverse tax consequences to the Company or its affiliates. To the extent that the interest of the Series A Collateral Agent and the Series B Collateral Agent in such equity is released, the interests of the Senior Collateral Agent will be simultaneously released in such equity interest.

•	Equity Pledge of CIT Group Finance (Ireland) by CIT Holdings No. 2 (Ireland). Both the Series A Collateral and the Series B Collateral will include 49% of the shares in CIT Group Finance (Ireland), an Irish company. The primary asset of CIT Group Finance (Ireland) consists of the operating platform used to service the European Vendor Finance Collateral; however, neither the Series A Collateral nor the Series B Collateral will include any assets owned by CIT Group Finance (Ireland), but only include the equity interest in CIT Group Finance (Ireland) owned by CIT Holdings No. 2 (Ireland). The pledges will be granted pursuant to both the Series A Security Agreement and Series B Security Agreement and a pledge entered into pursuant to Irish law. In addition to filing under the UCC, each grant will be perfected pursuant to Irish law.

•	Equity Pledge of CIT Vendor Finance (UK) Limited by CIT Group Holdings (UK) Limited. Both the Series A Collateral and the Series B Collateral will include 65% of the shares (not to exceed 65% of the voting shares) in CIT Vendor Finance (UK) Limited. The primary assets of CIT Vendor Finance (UK) Limited consist of loan and lease receivables and residual interests; however, neither the Series A Collateral nor Series B Collateral will include any assets owned by CIT Vendor Finance (UK) Limited, but only include the equity interest in CIT Vendor Finance (UK) Limited owned by CIT Group Holdings (UK) Limited. The pledges will be granted pursuant to both the Series A Security Agreement and Series B Security Agreement and will be perfected by filing under the UCC, but will not be granted or perfected under the laws of England and Wales. As a result of the failure to grant or perfect under the laws of England and Wales, neither pledge will be enforceable under the laws of England and Wales. See “Risk Factors — Risks Related to Collateral Securing the New Notes.”

•	Assets To Be Released from Existing Permitted Liens or Returned or Repurchased. If the Senior Facility Amendment becomes effective, certain proceeds may be used to pay existing secured indebtedness and such repayment will result in either the repurchase of assets or the release of any liens securing such indebtedness. See “Description of Material Indebtedness — Senior Credit Facility.” There can be no assurance that the Senior Facility Amendment will become effective or, if effective, that the proceeds will be used to repay existing secured indebtedness.

Perfection of Security Interest

In addition to the filing of UCC financing statements in the appropriate jurisdictions under the Uniform Commercial Code and certain filings with respect to the Rail Collateral, the Aircraft Collateral, the Pledged Foreign Equity Collateral and certain items of intellectual property, public filings will be made on behalf of the Series A Collateral Agent and the Series B Collateral Agent if and to the extent that the same type and the same number of filings were made by or on behalf of the Senior Collateral Agent. Each of the Series A Collateral Agent and the Series B Collateral Agent will appoint the Senior Collateral Agent pursuant to the Junior Intercreditor Agreement as bailee of the Series A Collateral Agent and Series B Collateral Agent, to hold certain assets (such as stock certificates).

In the case of the Foreign Pledged Equity Collateral, certain filings will be made and other actions will be taken with respect to the Foreign Pledged Equity Collateral under the laws of Canada, Ireland and Barbados; however, no actions will be taken under the laws of England and Wales. The pledge by CIT Financial (Barbados) Srl of 65% of the voting shares and 100% of the non-voting shares in CIT Financial Ltd. will be perfected by filing pursuant to Canadian law, and will be registered in Barbados. The pledge by CIT Holdings Canada of all of the shares in CIT Aerospace International, except one nominee share which is owned by CIT Financial Ltd. as a nominee, will be perfected pursuant to Irish law. The pledge by CIT Holdings No. 2 (Ireland) of 49% of the shares in CIT Group Finance (Ireland) will be perfected pursuant to Irish law. The pledge by CIT Group Holdings (UK) Limited of 65% of the voting shares and 100% of the nonvoting shares in CIT Vendor Finance (UK) Limited will be perfected only by means of the filing of a financing statement under the Uniform Commercial Code, and no action will be taken under the laws of England and Wales and accordingly the pledge may not be enforceable under the laws of England and Wales. “Risk Factors — Risks Related to Collateral Securing the New Notes.”

The liens of the Series A Collateral Agent and the Series B Collateral Agent on Aircraft Collateral will be perfected through the appropriate combination of UCC filings, mortgages, FAA filings and Cape Town Filings only for aircraft registered in the United States or Canada and spare engines located in the United States. However, each of the mortgages, FAA filings and Cape Town Filings requires the signature or consent of the Series A Collateral Agent and the Series B Collateral Agent, respectively. Without such a signature or consent, the mortgages, FAA filings and Cape Town Filings will not be made and the liens of the Series A Collateral Agent and the Series B Collateral Agent, respectively, on the Aircraft Collateral consisting of United States registered aircraft, certain Canadian registered aircraft and such spare engines will not be perfected.

Although there will be UCC filings and Cape Town Filings made for other Aircraft Collateral, these filings are of limited value. Therefore, there can be no assurance that the liens of the Series A Collateral Agent and the Series B Collateral Agent, respectively, on the Aircraft Collateral registered outside the United States or Canada will be perfected.

Surface Transportation Board filings, recordations and applicable memoranda of security agreement will be made in respect of the Rail Collateral, giving each of the Series A Collateral Agent and the Series B Collateral Agent a perfected lien over the Rail Collateral.

Series A Collateral Agency Agreement

The lien of both the Series A Collateral Agent and Series B Collateral Agent will be automatically released or subordinated in connection with certain activities of the Company permitted under the Series A Indenture and the Series B Indenture, including permitted asset sales, permitted liens as well as activities conducted by the Company in the Ordinary Course of Business. Ordinary Course of Business includes financing, factoring, trade accounts, receivable purchasing, asset sales and leasing in the ordinary course of the business of the Company and its restricted subsidiaries. See “Description of New Notes — Certain Definitions — Ordinary Course of Business.””

The Series A Indenture, the Series B Indenture, as well as the Junior Credit Facilities, will contain provisions permitting liens and other encumbrances that may rank senior to the liens of the Series A Collateral Agent and Series B Collateral Agent, including liens existing as of the issuance of the Series A Notes and Series B Notes, pledges to CIT bank and purchase money liens. See “Description of New Notes — Permitted Liens.”

The Series A Trustee, each of the Junior Administrative Agents and the Series A Collateral Agent will enter into a collateral agency agreement (the “Series A Collateral Agency Agreement”) to govern the relative rights among the holders of the Series A Obligations with respect to the collateral securing the Series A Obligations. Pursuant to the Series A Collateral Agency Agreement, the Series A Trustee and each of the Junior Administrative Agents will appoint the Series A Collateral Agent as its agent.

Subject to the terms of the Senior-Junior Intercreditor Agreement and the Junior Intercreditor Agreement, the Series A Collateral Agency Agreement will specify that any proceeds of collateral securing the Series A Obligations received by the Series A Collateral Agent for distribution under the Series A Collateral Agency Agreement will be shared among the Series A Trustee and each Junior Administrative Agent on a pro rata basis, on behalf of the respective holders of Series A Obligations. Such proceeds will be delivered to the Series A Trustee and each Junior Administrative Agent for distribution under the terms of the respective agreements governing the Series A Obligations.

The Series A Collateral Agency Agreement will provide that the Series A Collateral Agent will only act upon the direction of the Series A Trustee or Junior Administrative Agents collectively representing the requisite holders or secured parties under one or more series of Series A Notes or Junior Credit Facilities that, individually or in the aggregate, constitutes more than 50% of the aggregate outstanding principal amount and unused commitments, if any, of the then outstanding Series A Notes and Junior Credit Facilities. The Series A Collateral Agency Agreement may be amended only with the consent of the Series A Trustee and the Junior Administrative Agents each of whom are directed to give such consent pursuant to the Indenture or Junior Credit Facilities, as applicable.

Release or Subordination of Collateral

The liens of each of the Series A Collateral Agent and Series B Collateral Agent will be automatically released or subordinated to the interests of third parties on substantially the same terms on which the lien of the Senior Collateral Agent will be released or subordinated. The Series A Indenture, the Series B Indenture, as well as the Junior Credit Facilities, will contain customary provisions permitting liens and other encumbrances that may rank senior to the liens of the Series A Collateral Agent and Series B Collateral Agent and will also permit liens encumbering the collateral as of the issuance of the Series A Notes and Series B Notes, pledges to CIT Bank as well as purchase money and other permitted liens. See “Description of New Notes — Permitted Liens.” In addition, the lien of both the Series A Collateral Agent and Series B Collateral Agent may be automatically released or subordinated in connection with certain activities of the Company in the Ordinary Course of Business. See “Description of New Notes — Certain Definitions — Ordinary Course of Business.”

Although the Company is required to use the proceeds of certain asset sales to pay the Senior Obligations, Series A Obligations and Series B Obligations, there is no requirement that proceeds of sales of leases and other dispositions received in connection with Ordinary Course of Business activities be used to satisfy Senior Obligations, Series A Obligations or Series B Obligations. Neither is there any requirement that proceeds of collateral received by a Series A Guarantor and Series B Guarantor pursuant to an intercompany transfer be used to satisfy the Senior Obligations, Series A Obligations and Series B Obligations.

Although the security interest of each of the Series A Collateral Agent and Series B Collateral Agent is released or subordinated automatically pursuant to a transaction that is permitted under the Series A Indenture or Series B Indenture, in some circumstances we may request that the Series A Collateral Agent and the Series B Collateral Agent execute documents evidencing the release or subordination. Under the Junior Intercreditor Agreement, each of the Series A Collateral Agent and Series B Collateral Agent is directed to execute documentation evidencing release or subordination of its respective liens if the Senior Collateral Agent subordinates or releases its lien as to such Collateral, and furthermore such liens will be released or subordinated upon receipt of a certificate from the Series A Guarantor, Series B Guarantor or Foreign Grantor requesting such release or subordination that such release or subordination is permitted under the terms of the Series A Indenture and Series A Security Agreement or Series B Indenture and Series B Security Agreement, as applicable.

Senior-Junior Intercreditor Agreement among the Senior Collateral Agent, the Series A Collateral Agent and the Series B Collateral Agent

CIT Group Inc., the other issuers of Senior Obligations and Junior Obligations and the Series A Guarantors, Senior B Guarantors, Delaware Funding and the Foreign Grantors, as obligors, will enter into an intercreditor agreement (the “Senior-Junior Intercreditor Agreement”) with (i) the administrative agent and collateral agent under the Senior Credit Facility (including its successors and assigns in such capacity, the “Senior Credit Facility Representative”), (ii) a senior agent (the “Senior Collateral Agent”) on behalf of the holders of the obligations under the Senior Credit Facility (including any extension or refinancing thereof or the inclusion of additional indebtedness permitted to be secured by a pari passu lien, the “Senior Obligations”, and the holders thereof the “Senior Lien Secured Parties”), (iii) a junior agent (the “Series A Collateral Agent”) on behalf of the holders of the obligations under the Series A Notes and the Junior Credit Facilities (collectively, the “Series A Obligations”, and the holders thereof the “Series A Secured Parties”) and (iv) a junior agent (the “Series B Collateral Agent”) on behalf of the holders of the obligations under the Series B Notes (the “Series B Obligations”, and the holders thereof the “Series B Secured Parties”). The Series A Secured Parties and the Series B Secured Parties are herein referred to as the “Junior Secured Parties” and the Series A Obligations and the Series B Obligations are herein referred to as the “Junior Obligations”. Each of the Senior Obligations, the Series A Obligations and the Series B Obligations are herein referred to as a “Class of Lien Obligations.”

The Senior-Junior Intercreditor Agreement will provide for the allocation of rights between the Senior Lien Secured Parties and the Junior Lien Secured Parties with respect to their respective interests in the collateral securing any Junior Obligations and the enforcement provisions relating thereto. The Senior-Junior Intercreditor Agreement will contain, among other provisions, the following agreements:

Any liens purporting to secure Senior Obligations (the “Senior Priority Liens”) will rank prior and senior to any liens purporting to secure the Series A Obligations (the “Series A Liens”) or any liens purporting to secure the Series B Obligations (the “Series B Liens” and together with the Series A Liens, the “Junior Priority Liens”).

To the extent, and only to the extent, permitted by the provisions of the documentation governing the Senior Obligations (the “Senior Lien Debt Documents”), the documentation governing the Junior Obligations (including the Junior Intercreditor Agreement, the “Junior Lien Debt Documents”) and the Senior-Junior Intercreditor Agreement, CIT Group Inc., the other issuers of Junior Obligations, the Series A Guarantors, the Series B Guarantors and Delaware Funding may incur, issue or sell one or more series or classes of Junior Obligations (the “Additional Junior Lien Debt”). The Additional Junior Lien Debt may be secured by the Junior Priority Liens and may be guaranteed by the Series A Guarantors and the Series B Guarantors on a junior secured basis and secured by liens granted by the Foreign Grantors on a junior secured basis, if the trustee, administrative agent, collateral agent or similar agent (an “Authorized Representative”) in respect of the Additional Junior Lien Debt becomes a party to the Senior-Junior Intercreditor Agreement, the Junior Intercreditor Agreement and, if applicable, the Series A Collateral Agency Agreement by satisfying the conditions set forth in such documents. The Senior-Junior Intercreditor Agreement may be amended from time to time without the consent of the Senior Lien Secured Parties or the Junior Lien Secured Parties to add the Authorized Representatives of any applicable Additional Junior Lien Debt.

Until the Discharge of Senior Obligations, only the Senior Collateral Agent shall act or refrain from acting with respect to the collateral securing any Senior Obligations or any Junior Obligations and then only on the instructions of the Senior Credit Facility Representative provided that the Series A Collateral Agent or the Series B Collateral Agent may exercise its rights and remedies with respect to the collateral after a period of 180 days if the Senior Collateral Agent is not diligently pursuing its rights and remedies with respect to the collateral if an amendment to the Senior Credit Facility to permit such exercise of rights and remedies after 180 days is obtained. The Senior Credit Facility Representative shall have the right, by instructing the Senior Collateral Agent, to take actions with respect to the collateral securing any Senior Obligations or Junior Obligations.

Following the Discharge of Senior Obligations or as otherwise permitted under the Senior-Junior Intercreditor Agreement, and subject to and in accordance with the terms of the Junior Intercreditor Agreement, only the Series A Collateral Agent and the Series B Collateral Agent shall act or refrain from acting with respect to collateral securing any of the Junior Obligations, subject to the terms of the Junior Intercreditor Agreement. The Junior Intercreditor Agreement will govern the rights of the Authorized Representatives of any other series of Junior Obligations to take actions with respect to the collateral securing any of the Junior Obligations.

The foregoing lien priority will be applicable notwithstanding any invalidity, subordination or avoidance of any Senior Priority Lien or Junior Priority Lien or any failure to perfect any Senior Priority Lien or Junior Priority Lien and notwithstanding any provision of the UCC or any other applicable law to the contrary and regardless of whether any of the Senior Obligations or the Junior Obligations is otherwise found to be unenforceable, deficient or subordinated to any other claim of any person and any other circumstance. Each Senior Lien Secured Party and each Junior Lien Secured Party will agree not to directly or indirectly contest or directly or indirectly support any other person in contesting the priority, validity or enforceability of any other Class of Lien Obligations (including, without limitation, any claim in any bankruptcy or insolvency proceeding by the Senior Lien Secured Parties for post-petition interest on account of the Senior Priority Liens or expenses in connection with such proceeding) or any lien securing any such Class of Lien Obligations and any reference to a Class of Lien Obligations shall include any such invalid, subordinated or recharacterized obligations provided for in the agreements creating such Class of Lien Obligations.

So long as there are both Senior Obligations and Junior Obligations outstanding, (i) neither CIT Group Inc., any other issuer of Senior Obligations or Junior Obligations, any Series A Guarantor, any Series B Guarantor nor any Foreign Grantor will grant any lien to secure any Junior Obligations unless CIT Group Inc., such other issuer of Senior Obligations or Junior Obligations or such Series A Guarantor, Series B Guarantor or Foreign Grantor, as applicable, has granted a lien to secure the Senior Obligations, (ii) except with respect to liens granted by Delaware Funding, neither CIT Group Inc., any other issuer of Senior Obligations or Junior Obligations, any Series A Guarantor, any Series B Guarantor, nor any Foreign Grantor will grant any lien to secure any Senior Obligations unless CIT Group Inc., such other issuer of Senior Obligations or Junior Obligations or such Series A Guarantor, Series B Guarantor, or Foreign Grantor, as applicable, has granted a lien to secure the Junior Obligations, and (iii) the aggregate amount of Senior Obligations outstanding at any time shall not exceed a defined amount, as set forth in the Senior-Junior Intercreditor Agreement. Any proceeds from any lien granted in contravention of the foregoing will be subject to distribution in accordance with the turnover provisions set forth in the Senior-Junior Intercreditor Agreement. Any amendment, waiver or consent under any security documents governing the Senior Obligations shall automatically apply to the corresponding security documents governing the Junior Obligations (subject to the limitations on any release of the Junior Priority Liens set forth in the Senior-Junior Intercreditor Agreement or the Junior Intercreditor Agreement). Any liens received by any of the Junior Lien Secured Parties against CIT Group Inc., any other issuer of Senior Obligations or Junior Obligations or any Series A Guarantor, Series B Guarantor or Foreign Grantor as judgment creditors shall also be subject to the terms of the Senior-Junior Intercreditor Agreement and the Junior Intercreditor Agreement.

Until all Senior Obligations (other than contingent indemnity obligations) have been indefeasibly paid in cash in full, any letters of credit outstanding thereunder (if applicable) have been returned (or cash collateralized on terms satisfactory to the Senior Collateral Agent and the applicable issuing bank) and all commitments to extend credit that would constitute Senior Obligations have been terminated (the “Discharge of Senior Obligations”), the Senior Collateral Agent on behalf of the Senior Lien Secured Parties shall have the sole right to enforce or forbear from enforcing any liens on the collateral and none of the Series A Collateral Agent, the Series B Collateral Agent or any Junior Lien Secured Party will seek to enforce any Junior Priority Lien or object to any enforcement action in respect of the Senior Priority Liens (or forbearance from enforcing the Senior Priority Liens) or take or agree to take any action that would hinder or delay any exercise of rights and remedies undertaken by the Senior Collateral Agent on behalf of the Senior Lien Secured Parties. Notwithstanding the foregoing, the Series A Collateral Agent, the Series B Collateral Agent and the Junior Lien Secured Parties may, except to the extent expressly prohibited or restricted by the Senior-Junior Intercreditor Agreement or the Junior Intercreditor Agreement, (i) exercise their rights and remedies with respect to the collateral after a period of 180 days if the Senior Collateral Agent is not diligently pursuing its rights and remedies with respect to the collateral, if an amendment to the Senior Credit Facility to permit such exercise of rights and remedies after 180 days is obtained, (ii) make protective filings in respect of the Junior Priority Liens, (iii) exercise rights of unsecured creditors against CIT Group Inc., the other issuers of Junior Obligations, the Series A Guarantors, the Series B Guarantors and the Foreign Grantors (provided that in no event may the Series A Collateral Agent, the Series B Collateral Agent or any Junior Lien Secured Party file any involuntary petition for bankruptcy against CIT Group Inc., any other issuers of Junior Obligations, any Series A Guarantor, Series B Guarantor or any Foreign Grantor), (iv) bid for and purchase (for cash only) any collateral in any foreclosure proceeding, (v) vote on any plan of reorganization so long as not inconsistent with the vote of the Senior Collateral Agent, (vi) accelerate the respective Junior Obligations, (vii) file a lawsuit to collect any Junior Obligations so long as such lawsuit seeks only a money judgment and does not seek to enforce or impose any lien on any collateral and (viii) deliver default notices, cease and desist letters and similar notices to CIT Group Inc., any other issuer of Junior Obligations or any Series A Guarantor, Series B Guarantor or any Foreign Grantor.

The Junior Priority Liens on any item of collateral will be automatically released (x) in connection with any disposition of such collateral pursuant to any enforcement action by the Senior Lien Secured Parties, (y) upon any sale or disposition of such collateral pursuant to a transaction permitted by the Senior Lien Debt Documents and the Junior Lien Debt Documents so long as the Senior Priority Liens are released in connection therewith or (z) in connection with any other release of the Senior Priority Liens in any such collateral (other than in connection with a refinancing in full or prepayment in full of the Senior Obligations). In addition, other than in connection with a refinancing in full or prepayment in full of the Senior Obligations, in the event that any Series A Guarantor, Series B Guarantor or Foreign Grantor is released from its guaranty or pledge obligations with respect to the Senior Obligations, such Series A Guarantor, Series B Guarantor or Foreign Grantor will be automatically released from its obligations with respect to the Junior Obligations.

Any proceeds from any enforcement action in respect of the collateral, other than in respect of the Parent Pledge, shall be applied first, to the payment in full or cash collateralization of the Senior Obligations in such order as specified in the Senior Lien Debt Documents and second, upon the occurrence of the Discharge of Senior Obligations, to the payment in full of the Junior Obligations in such order as specified in the Junior Lien Debt Documents. Prior to the Discharge of the Senior Obligations, any property or proceeds from any direct or indirect enforcement of any Junior Priority Lien or received on account of or by virtue of any Junior Priority Lien in any bankruptcy or liquidation proceeding will be turned over by the Series A Collateral Agent or Series B Collateral Agent, as applicable, and the Junior Lien Secured Party receiving such proceeds or property for application in accordance with the foregoing. If the Parent Pledge is effected, any property or proceeds in respect of the Parent Pledge will be turned over ratably to the Senior Collateral Agent and the holders of the Old Notes.

As between the Senior Lien Secured Parties and the Junior Lien Secured Parties, the Senior Collateral Agent and the Senior Lien Secured Parties shall have the sole right to settle or compromise any insurance claims relating to the collateral and to receive all proceeds under such policies relating thereto until the occurrence of the Discharge of Senior Obligations.

None of the Junior Lien Debt Documents shall be amended or refinanced (whether or not such Class of Lien Obligations is secured by any lien on the collateral at such time), in violation of the Senior-Junior Intercreditor Agreement.

Until the Discharge of Senior Obligations has occurred:

•	None of the Series A Collateral Agent, Series B Collateral Agent or any Junior Lien Secured Party will object to any use of “cash collateral” (as defined in Section 363(a) of Title 11 of the United States Code (the “Bankruptcy Code”)) in respect of any collateral or to any debtor-in-possession financing (“DIP Financing”) which is to be secured by any lien on the collateral that is approved by the Senior Collateral Agent and will be deemed to have consented to such use of cash collateral or DIP Financing and will agree that any such DIP Financing may be secured by a lien on the collateral ranking senior to the Junior Priority Liens; provided that if the Senior Lien Secured Parties are granted any additional security interests in connection with such use of cash collateral or DIP Financing, the Junior Lien Secured Parties may seek junior liens on such additional collateral (ranking junior to any liens for such DIP Financing and to the liens securing the Senior Obligations and otherwise with the priority set forth above).

•	Until the Discharge of Senior Obligations has occurred, none of the Series A Collateral Agent, Series B Collateral Agent or any Junior Lien Secured Party shall be entitled to oppose any disposition of any collateral consented to by the Senior Collateral Agent.

•	None of the Series A Collateral Agent, Series B Collateral Agent or any Junior Lien Secured Party will object to any request by the Senior Collateral Agent or the Senior Lien Secured Parties for “adequate protection” on account of the Senior Priority Liens. In certain circumstances, the Series A Collateral Agent, the Series B Collateral Agent or any other Junior Lien Secured Parties may request (and the Senior Lien Secured Parties may object to any such request for) “adequate protection” on account of the Junior Priority Liens. The Junior Lien Secured Parties may seek administrative claims and fees and expenses to the extent sought by the Senior Lien Secured Parties.

•	None of the Series A Collateral Agent, Series B Collateral Agent or any Junior Lien Secured Party shall be entitled to oppose any request by the Senior Collateral Agent or the Senior Lien Secured Parties for allowance and payment of post-petition interest, fees or expenses constituting Senior Obligations to the extent of the value of the Senior Priority Lien on the collateral, such value to be determined without regard to the existence of the Junior Priority Liens.

•	The grants of the Senior Priority Liens and the Junior Priority Liens shall constitute separate and distinct grants of liens, and accordingly, the claims of the Senior Lien Secured Parties, the holders of the Series A Obligations and the holders of the Series B Obligations must be separately classified in any plan of reorganization.

The Series A Collateral Agent, the Series B Collateral Agent and the Junior Lien Secured Parties may, except to the extent expressly prohibited or restricted by the Senior-Junior Intercreditor Agreement or the Junior Intercreditor Agreement, exercise rights and remedies of unsecured creditors (provided that in no event may the Series A Collateral Agent, the Series B Collateral Agent or any Junior Lien Secured Party file any involuntary petition for bankruptcy against CIT Group Inc., any other issuers of Junior Obligations, any Series A Guarantor, Series B Guarantor or any Foreign Grantor).

The holders of the Junior Obligations are not entitled to support any plan of reorganization that is inconsistent with the provisions described above (including the turnover provisions described above).

In the event CIT Group Inc. or its applicable subsidiaries shall receive net cash proceeds that are required to be applied to the Senior Obligations or the Junior Obligations prior to the occurrence of the Discharge of

Senior Obligations, such net cash proceeds shall be applied first to the payment in full of the Senior Obligations on a pro rata basis as specified in the Senior Lien Debt Documents prior to the payment of the Junior Obligations.

The Senior Collateral Agent, the Senior Lien Secured Parties, the Series A Collateral Agent, the Series B Collateral Agent and the Junior Lien Secured Parties are entitled to enforce their rights under the Senior-Junior Intercreditor Agreement and the Junior Intercreditor Agreement, including in any bankruptcy or insolvency proceeding, and including through specific performance, and are granted powers of attorney and claim holder status in furtherance of such enforcement rights.

If at any time following the occurrence of the Discharge of Senior Obligations, (x) CIT Group Inc., any other issuer of Senior Obligations, any Series A Guarantor, Series B Guarantor or any Foreign Grantor designates any other credit facility or issuance of indebtedness as constituting “Senior Obligations” (including, as a result of any refinancing of Senior Obligations) and the indebtedness is permitted in accordance with the Senior-Junior Intercreditor Agreement or (y) any Senior Lien Secured Party is required by applicable law to return any payment received by it in respect of the Senior Obligations, then the Discharge of Senior Obligations shall be deemed not to have occurred with respect to such Senior Obligations (from the date such new credit facility or issuance of indebtedness is incurred in the case of the foregoing clause (x) and retroactively as though such Discharge of Senior Obligations had never occurred in the case of the foregoing clause (y)).

Junior Intercreditor Agreement between Series A Collateral Agent and the Series B Collateral Agent

The Series A Collateral Agent and the Series B Collateral Agent will enter into an intercreditor agreement (the “Junior Intercreditor Agreement”) that will provide for the allocation of rights between the Junior Lien Secured Parties with respect to their respective interests in the collateral and the enforcement provisions relating thereto. The Junior Intercreditor Agreement will also provide that irrespective of the date and time of attachment or perfection thereof, the liens on the collateral in respect of the Series A Secured Parties and the Series B Secured Parties shall be equal and ratable for the benefit of all Junior Lien Secured Parties. Furthermore, the Junior Intercreditor Agreement will include provisions relating to turnover obligations with respect to the equal and ratable sharing of the proceeds of the collateral, exercise of remedies in respect of each of the Series A Obligations and the Series B Obligations, releases of collateral and amendments to the Junior Lien Debt Documents. The Junior Priority Liens on any item of collateral will be automatically released (x) in connection with any disposition of such collateral pursuant to any enforcement action by the Junior Lien Secured Parties, (y) upon any sale or disposition of such collateral pursuant to a transaction permitted by the Junior Lien Debt Documents so long as the Junior Priority Liens are released in connection therewith or (z) in connection with any other release of the Junior Priority Liens in any such collateral (other than in connection with a refinancing in full or prepayment in full of another Class of Lien Obligations constituting Junior Obligations). In addition, other than in connection with a refinancing in full or prepayment in full of the Junior Obligations, in the event that any Series A Guarantor, Series B Guarantor or Foreign Grantor is released from its guaranty or pledge obligations with respect to any Class of Lien Obligations constituting Junior Obligations, such Series A Guarantor, Series B Guarantor or Foreign Grantor will be automatically released from its obligations with respect to all Classes of Lien Obligations constituting Junior Obligations.

DESCRIPTION OF CAPITAL STOCK

This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our by-laws, as amended, which are incorporated by reference into this Offering Memorandum and Disclosure Statement.

As of June 30, 2009, our authorized capital stock consisted of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 398,289,150 shares were issued, including 392,067,503 that were issued and outstanding, and 6,221,647 that were issued and held in treasury; and (2) 100,000,000 shares of preferred stock, par value $0.01 per share, of which were issued and outstanding: 14,000,000 shares of Series A Preferred Stock, with a liquidation preference of $25 per share, 1,500,000 shares of Series B Preferred Stock, with a liquidation preference of $100 per share; 11,500,000 shares of Series C Preferred Stock, with a liquidation preference of $50 per share and 2,330,000 shares of Series D Preferred Stock, with a liquidation preference of $1,000 per share.

Common Stock

Each share of our common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of 66 2/3% of our outstanding capital stock entitled to vote in the election of directors: (1) amending, repealing or adopting of by-laws by the stockholders; (2) removing directors (which is permitted for cause only); and (3) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

Our board of directors has the authority, without further action of our stockholders, to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series. The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of CIT, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

6.350% Non-Cumulative Preferred Stock, Series A

Voting rights.  The Series A Preferred Stock has no voting rights, other than class voting on certain matters that could adversely affect the Series A Preferred Stock. A two-thirds vote of the outstanding Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon is required to create or increase any class of stock ranking senior to the Series A Common Stock; to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock; or to consummate certain mergers, consolidations or reclassifications where the Series A Preferred Stock does not remain outstanding or is not converted into preference securities of a surviving entity, or has terms materially less favorable than the existing rights, preferences, privileges and voting powers of the Series A Preferred Stock. Certain events are expressly deemed not to be adverse, however, including: the distribution of the Company’s assets upon liquidation; the creation of stock ranking equally or junior to the Series A Preferred Stock; the increase of authorized but not issued shares of any series of Preferred Stock, and the increase of authorized or issued shares of the Series A Preferred Stock. If dividends on the Series A Preferred Stock have not been declared and paid for an aggregate of six dividend periods or more, whether or not consecutive, the holders of 20% or more of the Series A Preferred Stock may call a special meeting of the Company’s board, in which the number of directors on the Company’s board of directors will automatically be increased by two and the holders of such Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors subject to certain conditions. Whether the vote of a plurality, majority or other portion of the shares of Series A Preferred Stock and all other series of voting preferred stock entitled to vote on a matter has been cast or given will be determined by the liquidation preference of the Series A Preferred Stock and such other series of voting preferred stock.

If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment of dividends have been paid in full, or declared and a sum sufficient for such payment is set aside, the holders of the Series A Preferred Stock will immediately be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment and the term of office of each preferred stock director so elected will terminate and the number of directors on the Company’s board of directors will automatically decrease by two.

Dividends.  Non-cumulative cash dividends paid at an annual fixed-rate of 6.350%; payable quarterly in arrears, when and if declared by the board of directors. So long as any share of Series A Preferred Stock remains outstanding, (1) no dividend will be declared and paid on any common stock or any junior stock (other than dividends payable solely in junior stock) and (2) no shares of common stock or junior stock will be purchased, redeemed, or otherwise acquired for consideration by the Company, directly or indirectly (other than as (a) a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, (b) repurchases in support of the Company’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of Series A Preferred Stock and any parity stock have been paid or declared and a sum sufficient for the payment of those dividends has been set aside for future payment.

Subject to certain conditions, the certificate of designations on the Series A Preferred Stock prohibits the declaration of dividends on the Series A Preferred Stock if: (1) Tangible Equity Amount (as such term is defined in the certificate of designations) is less than 5.5% of Total Managed Assets (as such term is defined in the certificate of designations) for most recently completed quarter end or (2) Average Four Quarters Fixed Charge Ratio (as such term is defined in the certificate of designations) for most recently completed quarter end is less than 1.10.

Redemption/maturity.  No stated maturity date. Not redeemable prior to September 15, 2010. Redeemable thereafter at $25 per share at the option of the Company.

Liquidation Rights.  In the event of any dissolution, liquidation or winding up of the Company, holders of Series A Preferred Stock and any parity stock are entitled to receive out of the assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s common stock and any junior stock, a liquidating distribution in the amount of $25 per share plus any declared and unpaid dividends, without the accumulation of any undeclared dividends.

Preemptive rights.  None.

Non-Cumulative Preferred Stock, Series B

Voting rights.  The Series B Preferred Stock has no voting rights, other than class voting on certain matters that could adversely affect the Series B Preferred Stock. A two-thirds vote of the outstanding Series B Preferred Stock and all other series of voting preferred stock entitled to vote thereon is required to create or increase any class of stock ranking senior to the Series B Common Stock; to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B Preferred Stock; or to consummate certain mergers, consolidations or reclassifications where the Series B Preferred Stock does not remain outstanding or is not converted into preference securities of a surviving entity, or has terms materially less favorable than the existing rights, preferences, privileges and voting powers of the Series B Preferred Stock. Certain events are expressly deemed not to be adverse, however, including: the distribution of the Company’s assets upon liquidation; the creation of stock ranking equally or junior to the Series B Preferred Stock; the increase of authorized but not issued shares of any series of Preferred Stock, and the increase of authorized or issued shares of the Series B Preferred Stock. If dividends on the Series B Preferred Stock have not been declared and paid for an aggregate of six dividend periods or more, whether or not consecutive, the holders of 20% or more of the Series B Preferred stock may call a special meeting of the Company’s board, in which the number of directors on the Company’s board of directors will automatically be increased by two and the holders of such Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors subject to certain conditions. Whether the vote of a plurality, majority or other portion of the shares of Series B Preferred Stock and all other series of voting preferred stock entitled to vote on a matter has been cast or given will be determined by the liquidation preference of the Series B Preferred Stock and such other series of voting preferred stock.

If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment of dividends have been paid in full, or declared and a sum sufficient for such payment is set aside, the holders of the Series B Preferred Stock will immediately be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment and the term of office of each preferred stock director so elected will terminate and the number of directors on the Company’s board of directors will automatically decrease by two.

Dividends.  Non-cumulative cash dividends paid at an annual fixed-rate of 5.189% through and including September 15, 2010 and after September 15, 2010, at the applicable adjustable rate as specified in the certificate of designations; payable quarterly in arrears, when and if declared by the board of directors. So long as any share of Series B Preferred Stock remains outstanding, (1) no dividend will be declared and paid on any common stock or any junior stock (other than dividends payable solely in junior stock) and (2) no shares of common stock or junior stock will be purchased, redeemed, or otherwise acquired for consideration by the Company, directly or indirectly (other than as (a) a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, (b) repurchases in support of the Company’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of Series B Preferred Stock and any parity stock have been paid or declared and a sum sufficient for the payment of those dividends has been set aside for future payment.

Subject to certain conditions, the certificate of designations on the Series B Preferred Stock prohibits the declaration of dividends on the Series B Preferred Stock if: (1) Tangible Equity Amount (as such term is defined in the certificate of designations) is less than 5.5% of Total Managed Assets (as such term is defined in the certificate of designations) for most recently completed quarter end or (2) Average Four Quarters Fixed Charge Ratio (as such term is defined in the certificate of designations) for most recently completed quarter end is less than 1.10.

Redemption/maturity.  No stated maturity date. Not redeemable prior to September 15, 2010. Redeemable thereafter at $100 per share at the option of the Company.

Liquidation Rights.  In the event of any dissolution, liquidation or winding up of the Company, holders of Series B Preferred Stock and any parity stock are entitled to receive out of the assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s common stock and any junior stock, a liquidating distribution in the amount of $100 per share plus any declared and unpaid dividends, without the accumulation of any undeclared dividends.

Preemptive rights.  None.

8.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series C

Voting rights.  The Series C Preferred Stock has no voting rights, other than class voting on certain matters that could adversely affect the Series C Preferred Stock. A two-thirds vote of the outstanding Series C Preferred Stock and all other series of voting preferred stock entitled to vote thereon is required to create or increase any class of stock ranking senior to the Series C Common Stock; to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preferred Stock; or to consummate certain mergers, consolidations or reclassifications where the Series C Preferred Stock does not remain outstanding or is not converted into preference securities of a surviving entity, or has terms materially less favorable than the existing rights, preferences, privileges and voting powers of the Series C Preferred Stock. Certain events are expressly deemed not to be adverse, however, including: the distribution of the Company’s assets upon liquidation; the creation of stock ranking equally or junior to the Series C Preferred stock; the increase of authorized but not issued shares of any series of Preferred Stock, and the increase of authorized or issued shares of the Series C Preferred Stock. If dividends on the Series C Preferred Stock have not been declared and paid for an aggregate of six dividend periods or more, whether or not consecutive, the holders of 20% or more of the Series C Preferred Stock may call a special meeting of the Company’s board, in which the number of directors on the Company’s board of directors will automatically be increased by two and the holders of such Series C Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors subject to certain conditions. Whether the vote of a plurality, majority or other portion of the shares of Series C Preferred Stock and all other series of voting preferred stock entitled to vote on a matter has been cast or given will be determined by the liquidation preference of the Series C Preferred Stock and such other series of voting preferred stock.

If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment of dividends have been paid in full, or declared and a sum sufficient for such payment is set aside, the holders of the Series C Preferred Stock will immediately be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment and the term of office of each preferred stock director so elected will terminate and the number of directors on the Company’s board of directors will automatically decrease by two.

Dividends.  Non-cumulative cash dividends paid at an annual fixed-rate of 8.75%; payable quarterly in arrears, when and if declared by the board of directors. So long as any share of Series C Preferred Stock remains outstanding, (A) (1) no dividend will be declared and paid on any junior stock (other than dividends payable solely in junior stock) and (2) no shares of junior stock will be purchased, redeemed, or otherwise acquired for consideration by the Company, directly or indirectly (other than as (a) a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, (b) repurchases in support of the Company’s employee benefit and compensation programs and (c) through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless, in each case, the full dividends for the most recent dividend payment date on all outstanding shares of Series C Preferred Stock and any parity stock have been paid or declared and a sum sufficient for the payment of those dividends has been set aside and (B) no dividend will be declared and paid on any parity stock, unless, the full dividends for the then-current dividend payment date on all outstanding shares of Series C Preferred Stock have been paid or declared and a sum sufficient for the payment of those dividends has been set aside for future payment.

Redemption/maturity.  Not redeemable by the Company at any time.

Conversion into Common Stock.  On or after June 20, 2015, if the closing price of the Company’s common stock exceeds 150% of the then-applicable conversion price for 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days, the Company may at its option cause some or all of the Series C Preferred Stock to be converted into common stock at the then applicable conversion rate.

Pursuant to the terms of the conversion into Common Stock, no Series C Preferred Stock holder is entitled to receive shares of Common stock upon conversion to the extent such receipt would cause such holder to become beneficial owner of more than 9.9% of the shares of Common Stock outstanding.

The Series C Preferred Stock may be converted at any time, at the option of the holder, into 3.9526 shares of the Company’s common stock, plus cash in lieu of fractional shares, subject to anti-dilution adjustments. Also, in the event (i) a “person” or a “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect beneficial owner of shares of the Company’s common stock representing more than 50% of the voting power or (ii) subject to certain conditions, consummation of the consolidation or merger of the Company or a similar transaction or any sale, lease, or other transfer of all or substantially all of the Company’s and its subsidiaries’ consolidated assets, taken as a whole, each holder, upon each of the above acquisitions, has the option to convert and receive shares of common stock at a rate specified in the certificate of designations. In addition, in the event of certain fundamental changes, including delisting of the Company’s common stock, each holder, upon the occurrence of such fundamental change, can elect to convert each share of the Series C Preferred Stock at a specified adjusted conversion price set forth in the certificate of designations.

In the event of (i) a consolidation or merger with or into another person pursuant to which the Company’s common stock will be converted into cash, securities, or other property of the Company or another person (ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the Company’s property and assets, in each case pursuant to which the Company’s common stock will be converted into cash, securities, or other property; or (iii) any statutory exchange of the Company’s securities with another person (other than in connection with a merger or acquisition), each share of Series C Preferred Stock outstanding immediately prior to each of the above reorganization events will, without the consent of the holders of the Series C Preferred Stock, become convertible into the kind and amount of securities, cash, and other property or assets that a holder of a number of shares of common stock equal to the conversion rate per share of Series C Preferred Stock prior to such reorganization event would have owned or been entitled to receive upon such reorganization event.

Liquidation Rights.  In the event of any dissolution, liquidation or winding up of the Company, holders of Series C Preferred Stock and any parity stock are entitled to receive out of the assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s common stock and any junior stock, a liquidating distribution in the amount of $50 per share plus any declared and unpaid dividends, without the accumulation of any undeclared dividends.

Preemptive rights.  None.

Fixed Rate Cumulative Perpetual Preferred Stock, Series D

Voting rights.  The Series D Preferred Stock has no voting rights, other than class voting on certain matters that could adversely affect the Series D Preferred Stock. The Series D Preferred Stock has the right to vote as a single class on certain charter amendments and reclassification transactions that affect the Series D Preferred Stock. Certain events are expressly deemed not to be adverse, however, including: the distribution of the Company’s assets upon liquidation; the creation of stock ranking equally or junior to the Series D Preferred Stock; the increase of authorized but not issued shares of stock ranking equally or junior to the Series D Preferred Stock; the increase of authorized but not issued shares of any series of Preferred Stock, and the increase of authorized or issued shares of the Series D Preferred Stock. If dividends on the Series D Preferred Stock have not been declared and paid for an aggregate of six dividend periods or more, whether or not consecutive, the holders of 20% or more of the Series C Preferred Stock may call a special meeting of the Company’s board, in which the number of directors on the Company’s board of directors will automatically be increased by two and the holders of such Series D Preferred Stock, voting together as a single class with holders of any and all other series of voting parity stock then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors subject to certain conditions. The two directors will be elected annually and will serve until all accrued and unpaid dividends for all past dividend periods on the Series D Preferred Stock have been paid in full.

Dividends.  Cumulative dividends on the Series D Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only when declared by the Company’s board of directors; payable quarterly in arrears. So long as any share of Series D Preferred Stock remains outstanding, (1) no dividend will be declared or paid on any common stock, junior stock (other than dividends payable solely in shares of common stock) or parity stock and (2) no common stock, junior stock or parity stock will be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless, all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series D Preferred Stock have been paid or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of common stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as such term is defined in the certificate of designations) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Company of capital stock of the Company for resale pursuant to an offering by the Company of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Company or any of its subsidiaries of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than the Company any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to December 23, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

Redemption/maturity.  No stated maturity date. After the date that is three years from the date of issuance of the Series D Preferred Stock, the Company may, at its option, redeem, in whole or in part, from time to time, the Series D Preferred Stock then outstanding. Prior to this date, the Company may redeem the Series D Preferred Stock if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement for such Series D Preferred Stock and set forth below) of not less than the Minimum Amount (as defined in the Purchase Agreement) and (ii) the aggregate redemption price does not exceed the aggregate net cash proceeds from such Qualified Equity Offerings. Any redemption of the Series D Preferred Stock shall be at a redemption price equal to (i) the liquidation preference per share plus (ii) any accrued and unpaid dividends. Holders of the Series D Preferred Stock do not have any right to require the redemption or repurchase of any shares of the Series D Preferred Stock. Any redemption of the Series D Preferred Stock is subject to the consent of the Board of Governors of the Federal Reserve System. A “Qualified Equity Offering” means the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary, after December 31, 2008, of shares of any and all series of perpetual preferred stock of the Company, including the Series D Preferred Stock, common stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 Capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced on or prior to October 13, 2008).

Liquidation Rights.  In the event of any dissolution, liquidation or winding up of the Company, holders of Series D Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on the Company’s common stock and any junior stock, a liquidating distribution in the amount of $1000 per share plus any declared and unpaid dividends.

Preemptive rights.  None.

New Preferred Stock

See “Description of the New Preferred Stock” for a description of the terms of the New Preferred Stock to be issued in connection with the Offers.

Tax Benefits Preservation Plan

On August 13, 2009, we entered into a Tax Benefits Preservation Plan. The purpose of the Tax Benefits Preservation Plan is to protect our ability to utilize our net operating losses and other tax attributes to offset future income. Our ability to utilize our tax attributes in the future could be limited if we undergo an “ownership change” for U.S. federal income tax purposes. An ownership change is generally defined as a greater than 50 percentage point increase in equity ownership by five-percent shareholders in any three-year period. The Tax Benefits Preservation Plan is designed to reduce the likelihood of an ownership change by, among other things, discouraging any person or group from becoming a 5% stockholder and dissuading existing 5% stockholders from acquiring additional shares of our stock.

Under the Tax Benefits Preservation Plan, one preferred share purchase right (a “Right”) was distributed as a dividend for each share of our common stock held by stockholders of record as of the close of business on August 24, 2009. Each Right entitles the registered holder to purchase from us one one-millionth of a share of a series of our preferred stock designated as Junior Participating Preferred Stock, Series E at a price of $15 per unit, subject to adjustment.

The Rights will be triggered in any instance of a person or group becoming an “Acquiring Person” (as defined in the Tax Benefits Preservation Plan) without first obtaining approval of at least a majority of the members of our Board of Directors, unless the Board of Directors determines the person’s status as an Acquiring Person does not jeopardize or endanger our utilization of our tax attributes. The Rights will not be triggered in connection with an issuance of securities by us that was approved by our Board of Directors, including the Offers or Plan of Reorganization. If triggered, each Right will entitle the holder (other than the person or group that caused the Rights to become exercisable) to purchase our common stock at a 50% discount to the then market price; and the Rights owned by the Acquiring Person or group become void. Alternatively, if the rights are triggered, our Board of Directors may decide instead to exchange all or part of the exercised Rights (other than those held by the Acquiring Person) for shares of our common stock. The Rights will expire at 5:00 p.m. (New York City time) on August 24, 2019 unless such date is extended or the Rights are earlier redeemed or exchanged by us.

Other than the Tax Benefits Preservation Plan, the Company does not have any other rights plan or “poison pill.”

VOTING AGENT, EXCHANGE AGENT, INFORMATION AGENT,
SWISS NOTE TENDER AGENT AND FINANCIAL ADVISORS

In connection with the Offers, CIT and Delaware Funding have retained Financial Balloting Group LLC to act as voting agent and exchange agent, D.F. King & Co., Inc. as information agent, Banc of America Securities LLC and Citigroup Global Markets Inc. as financial advisors, and UBS AG to act as Swiss Note Tender Agent (together the “Agents”), each of which will receive customary fees for their services. CIT and Delaware Funding have agreed to reimburse each of the Agents’ respective out-of-pocket expenses and to indemnify each Agent against certain liabilities, including liabilities under federal securities laws and to contribute to payments that such Agent may be required to make in respect thereof. No fees or commissions have been or will be paid by CIT to any broker, dealer or other person, other than the Agents, in connection with the Offers or the solicitation of acceptances of the Plan of Reorganization.

Questions and requests for assistance or additional copies of this Offering Memorandum and Disclosure Statement or the related Letter of Transmittal and/or Ballot may be directed to the information agent. The contact information for the information agent is set forth on the back cover of this Offering Memorandum and Disclosure Statement. Holders of Old Notes may also contact their broker, dealer, custodian bank, depository, trust company or other nominee for assistance concerning the Offers.

Letters of transmittal and/or Ballots and all correspondence in connection with an Offer should be sent or delivered to the exchange agent in accordance with the instructions contained in Letter of Transmittal and/or Ballot. Any holder or beneficial owner that has questions concerning tender procedures should contact the information agent at telephone numbers set forth on the back cover of this Offering Memorandum and Disclosure Statement.

None of the Agents assumes any responsibility for the accuracy or completeness of the information concerning CIT or Delaware Funding contained or incorporated by reference in this Offering Memorandum and Disclosure Statement or for any failure by CIT or Delaware Funding to disclose events that may have occurred and may affect the significance or accuracy of such information.

THE PLAN OF REORGANIZATION

CIT AND DELAWARE FUNDING HAVE NOT COMMENCED CHAPTER 11 CASES, NOR HAVE THEY TAKEN ANY CORPORATE ACTION AUTHORIZING THE COMMENCEMENT OF SUCH CASES. IF THE OFFERS ARE NOT CONSUMMATED, CIT AND DELAWARE FUNDING MAY COMMENCE CHAPTER 11 CASES UNDER THE BANKRUPTCY CODE TO RESTRUCTURE THEIR FINANCIAL AFFAIRS. THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT SOLICITS YOUR ADVANCE ACCEPTANCE OF THE PLAN OF REORGANIZATION, A COPY OF WHICH IS ATTACHED TO THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT AS APPENDIX C, AND WHICH CONTAINS IMPORTANT INFORMATION RELEVANT TO YOUR DECISION TO ACCEPT THE PLAN OF REORGANIZATION. PLEASE READ THE PLAN OF REORGANIZATION COMPLETELY AND CAREFULLY.

To enhance the likelihood that we will succeed in our restructuring efforts, we have formulated the Plan of Reorganization for our reorganization under Chapter 11 of the Bankruptcy Code. The Plan of Reorganization covers CIT Group Inc. and Delaware Funding (together, the “Filing Entities”) (and not any of their operating subsidiaries), and provides the treatment set forth below to holders of claims against and interests in CIT and Delaware Funding, which treatment differs in certain material respects from the treatment provided pursuant to the Offers. In the event that the conditions to the Offers are not satisfied or waived, or if we for any reason believe that it would be more advantageous or expeditious to pursue, and there is sufficient support for, the Plan of Reorganization, the Filing Entities may seek to file a case under Chapter 11 of the Bankruptcy Code. If the Plan of Reorganization is confirmed and consummated, all holders of claims against and interests in CIT and Delaware Funding would receive the treatment set forth below, whether or not they vote for acceptance of the Plan of Reorganization.

The statements contained in this Offering Memorandum and Disclosure Statement include summaries of the provisions contained in the Plan of Reorganization and in documents referred to therein. The statements contained in this Offering Memorandum and Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan of Reorganization or documents referred to therein, and reference is made to the Plan of Reorganization and to such documents for the full and complete statements of such terms and provisions.

The Plan of Reorganization itself and the documents referred to therein control the actual treatment of Claims against and Interests in the Filing Entities under the Plan of Reorganization and will, upon the Effective Date, be binding upon all holders of Claims against and Interests in the Filing Entities and the Estates, the Reorganized Debtors and other parties in interest. In the event of any conflict between this Offering Memorandum Disclosure Statement, on the one hand, and the Plan of Reorganization or any other operative document thereunder, on the other hand, the terms of the Plan of Reorganization and such other operative document(s) are controlling.

In the event that Delaware Funding does not obtain sufficient votes to confirm the Plan of Reorganization, Delaware Funding expressly reserves the right to forgo filing a petition for relief under the Bankruptcy Code (as defined herein), to withdraw the Plan of Reorganization solely with respect to Delaware Funding, to dismiss or convert any pending bankruptcy case Delaware Funding or any other appropriate actions and the Plan of Reorganization, to the extent confirmed, shall be solely with respect to CIT Group Inc.

WE HAVE NOT MADE ANY DECISION AT THIS TIME TO COMMENCE ANY CHAPTER 11 CASES, AND RESERVE ALL OF OUR RIGHTS TO PURSUE ANY AND ALL OF OUR STRATEGIC ALTERNATIVES IN THE EVENT THE OUT-OF-COURT ALTERNATIVE IS NOT CONSUMMATED.

Glossary

Set forth below is a glossary of certain terms used in the description of the Plan of Reorganization. To the extent that terms are defined differently in the Glossary and elsewhere in this Offering Memorandum and Disclosure Statement, for the purposes of this section only, the definitions in this Glossary are controlling. To the extent not defined in this Glossary or otherwise defined in this Offering Memorandum and Disclosure

Statement, capitalized terms used in the description of the Plan of Reorganization have the meanings ascribed to them in Article I of the Plan of Reorganization attached hereto as Appendix C.

1.1 “2005 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of April 13, 2005, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Banc of America Securities LLC, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, Barclays Bank plc, as documentation agent and the Lenders party thereto.

1.2 “2005 Syndicated Term Loan Agreement” means the JPY 20 Billion Syndicated Term Loan Agreement, dated as of September 30, 2005, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.

1.3 “2006 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of December 6, 2006, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Barclays Capital, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Barclays Bank plc, as syndication agent, Bank of America, N.A., and JPMorgan Chase Bank, N.A., as co-documentation agents and the Lenders party thereto.

1.4 “2006 5-Year Term Loan Agreement” means the $100,000,000 Five-Year Term Loan Agreement, dated as of September 29, 2006, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.

1.5 “2010 Canadian Senior Unsecured Notes” means the 4.65% Notes due July 1, 2010, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.

1.6 “2011 Canadian Senior Unsecured Notes” means the 5.60% Notes due November 2, 2011, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to Indenture dated as of November 1, 2006.

1.7 “2015 Canadian Unsecured Notes” means the 5.20% Senior Notes due June 1, 2015, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.

1.8 “2015 Hybrid Convertible/Equity Notes” means the equity units offered by CIT Group Inc. with a stated amount of $25, which equity units consist of a forward purchase contract issued by CIT Group Inc. and, initially, a 1/40 undivided beneficial ownership interest in a $1,000 principal amount senior note due November 15, 2015 issued by the CIT Group Inc.

1.9 “Administrative Claim” means a Claim arising under Bankruptcy Code section 507(a)(2) for costs and expenses of administration of the Chapter 11 Cases under Bankruptcy Code sections 503(b), 507(b), or 1114(e)(2), including (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Filing Entities (such as wages, salaries and commissions for services and payments for goods, leased equipment and premises) and (b) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court, including Professional Fee Claims.

1.10 “Allowed” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

1.11 “Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan of Reorganization; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan of Reorganization; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Filing Entities or the Reorganized Debtors or (c) pursuant to the terms of the Plan of Reorganization; provided, however, that, notwithstanding anything in the Plan of Reorganization to the contrary, by treating a Claim as an “Allowed

Claim” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Filing Entities do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified in the Plan of Reorganization, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan of Reorganization, include interest on such Claim accruing from and after the Petition Date.

1.12 “Australian Senior Unsecured Notes” means (i) those certain 6.00% fixed rate notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc. and (ii) those certain 3 month BBSW plus 34 bp Floating Rate Notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc.

1.13 “Australian Senior Unsecured Note Claim” means a Claim on account of the Australian Senior Unsecured Notes.

1.14 “Ballot(s)” means each of the ballot forms distributed to each Holder of a Claim or Interest entitled to vote to accept or reject the Plan of Reorganization.

1.15 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.

1.16 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.

1.17 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of New York, as now in effect or hereafter amended, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.18 “Board” shall have the meaning set forth in Article IV.L of the Plan of Reorganization.

1.19 “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.20 “Canadian Senior Unsecured Notes” means the 2010 Canadian Senior Unsecured Notes, the 2011 Canadian Senior Unsecured Notes and the 2015 Canadian Senior Unsecured Notes.

1.21 “Canadian Senior Unsecured Note Claim” means a Claim on account of the Canadian Senior Unsecured Notes.

1.22 “Canadian Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.A of the Plan of Reorganization.

1.23 “Canadian Senior Unsecured Note Guarantee Claim” means a Claim on account of CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.

1.24 “Canadian Senior Unsecured Note Indentures” means (1) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee, dated as of May 31, 2005 (as amended and supplemented), under which the 4.65% Senior Notes due July 1, 2010 and the 5.20% Senior Notes due June 1, 2015 were issued, and (2) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and Bank of New York, as Trustee, dated as of November 1, 2006 (as amended and supplemented), under which the 5.60% Senior Notes due November 2, 2011 were issued.

1.25 “Canadian Senior Unsecured Note Litigation” means (i) that certain litigation instituted in the United States District Court for the Southern District of New York, captioned ACP Master, Ltd. et al. v. CIT Group Funding Company of Delaware, LLC, Civil Action No. 09 CIV 8144 and filed on or about

September 23, 2009 and (ii) that certain litigation instituted in the Court of Chancery of the State of Delaware, captioned Aurelius Capital Master, Ltd. et al. v. Votek et al., Case No. 4914- and filed on or about September 23, 2009 by certain holders of Canadian Senior Unsecured Notes.

1.26 “Cash” means legal tender of the United States or equivalents thereof.

1.27 “Cash Collateralization” shall have the meaning set forth in Article III.G.6 of the Plan of Reorganization.

1.28 “Chapter 11 Cases” means the chapter 11 cases of the Filing Entities.

1.28 “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Filing Entities.

1.29 “Claims Objection Deadline” means the first Business Day that is the latest of (i) the Effective Date; (ii) as to a particular Claim, 180 days after the filing of a proof of claim, or request for payment of, such Claim; or (iii) such other date as may be established by the Bankruptcy Court.

1.30 “Class” means one of the classes of Claims or Interests listed in Article III of the Plan of Reorganization.

1.31 “Class 8-11 Excess Value Amount” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.32 “Class 8-11 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims equal to one hundred percent (100%) of the amount of Allowed Claims of all such Classes in the aggregate.

1.33 “Class 8-11 Securities” means New Notes and New Common Interests distributed to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims pursuant to Articles III.G.8, III.G.9, III.G.10 and III.G.11 and Articles IV.B, IV.C, IV.D and IV.E of the Plan of Reorganization.

1.34 “Class 12 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Senior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.

1.35 “Class 13 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Junior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.

1.36 “Class 15 Par Recovery Amount” means the amount, measured as of the Petition Date, equal to the aggregate combined liquidation preference of the Old Preferred Interests, plus accrued and unpaid dividends thereon.

1.37 “Collateral” means any property or interest in property of the Estate subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

1.38 “Committee” means any official committee appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.

1.39 “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.40 “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider confirmation of the Plan of Reorganization, as such hearing may be adjourned or continued from time to time.

1.41 “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan of Reorganization under section 1129 of the Bankruptcy Code.

1.42 “Contingent Value Rights” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.43 “Cure” means the payment of Cash by the Filing Entities, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of one or more of the Filing Entities and to permit the Filing Entities to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.44 “CVRs” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.45 “D&O Claims” means any Claim arising from the Filing Entities’ indemnification obligations under their constituent documents or other written agreements and/or pursuant to applicable general corporation law or other applicable business organization law, including those Claims described in Article VII.G of the Plan of Reorganization.

1.46 “Delaware Funding” means CIT Group Funding Company of Delaware LLC (f/k/a CIT Group Funding Company of Canada).

1.47 “DIP Facility” means any postpetition debtor-in-possession credit facility provided to the Filing Entities during the Chapter 11 Cases pursuant to the DIP Facility Agreement.

1.48 “DIP Facility Agreement” means the credit agreement and related security agreements, mortgages and similar documents governing the DIP Facility by and between the Filing Entities and the DIP Lender.

1.49 “DIP Facility Claim” means a Claim arising under or as a result of the DIP Facility.

1.50 “DIP Lender” means the lender(s) under the DIP Facility Agreement.

1.51 “Disallowed Claim” means any Claim against the Filing Entities which has been disallowed, in whole or in part, by Final Order or written agreement between the Filing Entities and the holder of such Claim, to the extent of such disallowance.

1.52 “Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, to serve as disbursing agent under the Plan of Reorganization.

1.53 “Disputed Claim” means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

1.54 “Distribution Date” means the date, occurring as soon as practicable after the Effective Date (but in no event more than ten (10) Business Days thereafter), on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in Article V of the Plan of Reorganization.

1.55 “Early Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A of the Plan of Reorganization by the Early Election Date.

1.56 “Early Election Date” means the expiration date of the Offering Memorandum, which is currently October 29, 2009 but is subject to extension.

1.57 “Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A of the Plan of Reorganization by either the Early Election Date or the Late Election Date.

1.58 “Effective Date” means a date selected by the Filing Entities, which date shall be on or after the first Business Day on which all conditions to the consummation of the Plan of Reorganization set forth in Article X.A of the Plan of Reorganization have been satisfied or waived.

1.59 “Estate” means the estate of each of the Filing Entities in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

1.60 “Exchanges” shall have the meaning ascribed to it in Article IV.G of the Plan of Reorganization.

1.61 “Exit Facility” means any exit credit facility provided to Reorganized CIT on the Effective Date pursuant to the Exit Facility Agreement.

1.62 “Exit Facility Agreement” means the credit agreement and related security agreements, mortgages and similar documents governing the Exit Facility by and between Reorganized CIT and the Exit Facility Lender.

1.63 “Exit Facility Documents” shall have the meaning set forth in Article IV.J of the Plan of Reorganization.

1.64 “Exit Facility Lender” means the lender(s) under the Exit Facility Agreement.

1.65 “Fair Market Value” means, with respect to any security as of the applicable Measurement Date, (i) in the case of New Common Interests, (x) if such security is listed or traded on a national securities exchange for at least 10 consecutive Trading Days, the daily volume-weighted average price of such security for the 10 consecutive Trading Days immediately preceding the Measurement Date as reported by Bloomberg, L.P. (or, if no such price is reported by Bloomberg, L.P. for any particular Trading Day during such 10-Trading Day period, the daily volume-weighted average price of such security as officially reported for such Trading Day on the principal securities exchange on which such security is then listed or admitted to trading shall be used for purposes of calculating such 10-day volume-weighted average price), or (y) if such security is not listed or admitted to trading on any national securities exchange for at least 10 consecutive Trading Days, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate (without regard to any illiquidity or minority discounts) and (ii) in the case of the New Notes, (A) if bid and ask quotations for such security are readily available and the Disbursing Agent, after consultation with a financial advisor, determines such quotations are a reliable indicator of the value of such security, the average of the daily bid and ask quotations of such securities for the 10 consecutive Trading Days immediately preceding the applicable Measurement Date, or (B) if bid and ask quotations for such security are not readily available or the Disbursing Agent, after consultation with a financial advisor, determines such quotations are not a reliable indicator of value, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate.

1.66 “Federal Reserve” shall have the meaning ascribed to it in Article IV.M of the Plan of Reorganization.

1.67 “Final Order” means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or petition for certiorari has expired and (iii) no appeal, request for a stay, petition seeking certiorari, or other review is pending; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule (whether federal or state) may be but has not then been filed with respect to such order shall not cause such order not to be a Final Order.

1.68 “General Unsecured Claim” means a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Debt Claim, Guarantee Claim, Canadian Senior Unsecured Note Claim, Canadian Senior Unsecured Note Guarantee Claim, Long-Dated Senior Unsecured Note Claim, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim, Junior Subordinated Note Claim, Subordinated 510(b) Claim.

1.69 “Guarantee” means a guarantee of collection, payment, or performance, including a servicer performance guaranty, made by the Filing Entities as to the obligations of an affiliate or subsidiary of CIT Group Inc. but not including CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.

1.70 “Guarantee Claim” means a Claim against the Filing Entities on account of a Guarantee (other than the Canadian Senior Unsecured Note Guarantee Claim).

1.71 “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.72 “Intercompany Claim” means a prepetition Claim by a Debtor or a non-Debtor affiliate against another Debtor or non-Debtor affiliate.

1.73 “Intercompany Notes” means (i) those three promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a CIT Group Funding Company of Canada) as payee and dated July 5, 2005 in the amounts of $502,588,633, $502,588,633 and $703,624,085 and (ii) those two promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a CIT Group Funding Company of Canada) as payee and dated November 1, 2006 each in the amount of $249,052,500.

1.74 “Interest” means the legal, equitable, contractual and other rights of any Person (including any 401(k) plan or plan participant) with respect to the Old Common Interests, the Old Preferred Interests or any Other Equity Rights of the Filing Entities, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

1.75 “JPM” means JPMorgan Chase Bank, N.A. solely in its capacity as administrative agent and issuing bank under the JPM L/C Facility Agreement.

1.76 “JPM L/C Facility” means the letter of credit facility or facilities established pursuant to the JPM L/C Facility Agreement.

1.77 “JPM L/C Facility Agreement” means the 2005 5-Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, by and among CIT Group, Inc., J.P. Morgan Securities Inc. as Sole Lead Arranger and Bookrunner, JPMorgan Chase Bank, N.A. as Administrative Agent and Issuing Bank, Barclays Bank PLC as Syndication Agent and Bank of America, N.A. and Citibank, N.A. as Documentation Agents and the Lenders as party thereto.

1.78 “JPM L/C Facility Claim” means a Claim on account of amounts issued and outstanding under the JPM L/C Facility.

1.79 “Junior CVRs” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.80 “Junior Subordinated Notes” means the 6.10% Junior Subordinated Notes due March 15, 2067 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the First Supplemental Indenture dated as of January 31, 2007 with CUSIP number 125577AX4.

1.81 “Junior Subordinated Note Claim” means a Claim on account of the Junior Subordinated Notes.

1.82 “Junior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.G of the Plan of Reorganization.

1.83 “Liens” shall have the meaning set forth in Article IV.A of the Plan of Reorganization.

1.84 “Late Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A of the Plan of Reorganization after the Early Election Date but before the Late Election Date.

1.85 “Late Election Date” means the date that is ten (10) Business Days after the Early Election Date.

1.86 “Litigation Claims” means all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Filing Entities or their Estates may hold against any Person, except such claims that are released under the Plan of Reorganization or the Confirmation Order.

1.87 “Long-Dated Senior Unsecured Notes” means the senior unsecured notes listed on Schedule 2 to the Plan of Reorganization.

1.88 “Long-Dated Senior Unsecured Note Claim” means a Claim on account of the Long-Dated Senior Unsecured Notes.

1.89 “Long-Dated Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.B of the Plan of Reorganization.

1.90 “Measurement Date” means the date that is sixty (60) days after the Effective Date, provided that if such date is not a Business Day, the Measurement Date shall be the first Business Day following such date.

1.91 “N&GC” shall have the meaning set forth in Article IV.M of the Plan of Reorganization.

1.92 “New Common Interests” means the shares of common interests in Reorganized CIT authorized under the Plan of Reorganization and Reorganized CIT’s bylaws as of the Effective Date.

1.93 “New Notes” means collectively the Series A Notes and the Series B Notes as described in the Offering Memorandum.

1.94 “New Notes Indentures” means that certain New Notes indenture documentation, to be filed by the Filing Entities as a Plan Supplement, prior to the Confirmation Hearing.

1.95 “New Securities” shall have the meaning set forth in Article V.C of the Plan of Reorganization.

1.96 “Non-Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who (a) does not make an election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A of the Plan of Reorganization by the Late Election Date or (b) who votes against the Plan of Reorganization.

1.97 “Old Common Interests” means the shares of common stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.

1.98 “Old Delaware Funding Interests” means the equity interests in Delaware Funding outstanding immediately prior to the Effective Date.

1.99 “Old Interests” means collectively the Old Common Interests, the Old Preferred Interests and the Old Delaware Funding Interests.

1.100 “Old Preferred Interests” means the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.

1.101 “Other Equity Interests” means the Interests represented by the Other Equity Rights.

1.102 “Other Equity Rights” means, collectively, any options, warrants, conversion rights, rights of first refusal, finders fee arrangements, or other rights, contractual or otherwise, to acquire, subscribe for, receive or cause to be redeemed any common interests or preferred interests of the Filing Entities, or other ownership interests in the Filing Entities, and any contracts, subscriptions, commitments or agreements pursuant to which any non-Filing Entity party was or could have been entitled to receive or cause to be redeemed shares, securities or other ownership interests in the Filing Entities.

1.103 “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

1.104 “Other Secured Claim” means a Claim that is secured by a valid, duly perfected lien as of the Petition Date on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

1.105 “Other Unsecured Debt Claims” means the Australian Senior Unsecured Note Claims and any senior unsecured notes that are not listed on Schedule 1 or Schedule 2 to the Plan of Reorganization to which the Filing Entities are borrowers or issuers.

1.106 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit or other entity as defined in section 101(15) of the Bankruptcy Code.

1.107 “Petition Date” means the date on which the Filing Entities filed their petition for relief commencing the Chapter 11 Cases.

1.108 “Plan of Reorganization” means the plan of reorganization and all exhibits and schedules thereto, as amended, modified or supplemented from time to time as permitted thereunder and by the Bankruptcy Code.

1.109 “Plan Supplement” means the compilation of documents, including any exhibits to the Plan of Reorganization not included therewith in form and substance reasonably satisfactory to the Filing Entities and the Steering Committee, that the Filing Entities shall file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.

1.110 “Postpetition Interest” means interest accruing on and after the Petition Date on a Claim.

1.111 “Preferred Stock CVRs” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.112 “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.113 “Pro Rata” means with reference to any distribution on account of or in exchange for any Claim in any Class, the proportion that the amount of a Claim (numerator) bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) (denominator) in such Class.

1.114 “Professional” means any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code.

1.115 “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

1.116 “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that other than contractual rights set forth in the Senior Credit Facility, any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan of Reorganization, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.

1.117 “Reorganized CIT” means CIT Group Inc. on and after the Effective Date.

1.118 “Reorganized CIT Certificate of Incorporation” means the certificate of incorporation of Reorganized CIT in effect under the laws of the State of Delaware, as amended by the Plan of Reorganization, substantially in the form annexed to the Plan of Reorganization as Exhibit A-1.

1.119 “Reorganized Debtors” means Reorganized CIT and Reorganized Delaware Funding.

1.120 “Reorganized Delaware Funding” means Delaware Funding on and after the Effective Date.

1.121 “Reorganized Delaware Funding Amendment to Limited Liability Company Agreement” means the amendment to Reorganized Delaware Funding’s limited liability company agreement in effect under the laws of the State of Delaware, as amended by the Plan of Reorganization, substantially in the form annexed to the Plan of Reorganization as Exhibit A-3.

1.122 “Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation” means the certificate of amendment to the certificate of formation of Reorganized Delaware Funding in effect under the laws of the State of Delaware, as amended by the Plan of Reorganization, substantially in the form annexed to the Plan of Reorganization as Exhibit A-2.

1.123 “Security” shall have the meaning ascribed to it in Section 101(49) of the Bankruptcy Code.

1.124 “Senior Credit Facility” means that certain Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2009 (as amended, supplemented or otherwise modified from time to time) by and among CIT Group Inc., a Delaware corporation, certain subsidiaries of CIT Group Inc. listed on the signature pages thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the banks and other financial institutions from time to time party thereto as agents and lenders together with all collateral and loan documents contemplated thereby or executed in connection therewith.

1.125 “Senior CVRs” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.126 “Senior Subordinated Notes” means the 12.00% Subordinated Notes due December 18, 2018 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the Second Supplemental Indenture dated as of December 24, 2008 with CUSIP numbers 125581FS2 and U17186AF1.

1.127 “Senior Subordinated Note Claim” means a Claim on account of the Senior Subordinated Notes.

1.128 “Senior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.F of the Plan of Reorganization.

1.129 “Senior Unsecured Credit Agreement Claim” means a Claim on account of the Senior Unsecured Credit Agreements.

1.130 “Senior Unsecured Credit Agreement Exchange” shall have the meaning ascribed to it in Article IV.E of the Plan of Reorganization.

1.131 “Senior Unsecured Credit Agreements” means the 2005 5-Year Unsecured Credit Agreement and the 2006 5-Year Unsecured Credit Agreement.

1.132 “Senior Unsecured Note Claim” means a Claim on account of the Senior Unsecured Notes.

1.133 “Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.C of the Plan of Reorganization.

1.134 “Senior Unsecured Notes” means (i) the senior unsecured notes listed on Schedule 1 to the Plan of Reorganization and (ii) the 2015 Hybrid Convertible/Equity Notes.

1.135 “Senior Unsecured Term Loan Claim” means a Claim on account of the Senior Unsecured Term Loans.

1.136 “Senior Unsecured Term Loan Exchange” shall have the meaning ascribed to it in Article IV.D of the Plan of Reorganization.

1.137 “Senior Unsecured Term Loans” means the 2006 5-Year Term Loan Agreement and the 2005 Syndicated Term Loan Agreement.

1.138 “Series A Notes” means the “Series A” secured notes issued by CIT Group Inc. and guaranteed by certain of its affiliates (but not guaranteed by Delaware Funding) pursuant to the New Notes Indenture and as described in the Offering Memorandum and as amended from time to time pursuant thereto.

1.139 “Series A Preferred Stock” means those 14 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Filing Entities’ option after September 15, 2010 at $25 per share.

1.140 “Series B Notes” means the “Series B” secured notes issued by Delaware Funding and guaranteed by CIT Group Inc., on an unsecured basis (except for the lien CIT Group Inc. may grant on substantially all its personal property with certain exclusions), and on a secured basis by all current and future domestic wholly owned subsidiaries CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries pursuant to the New Notes Indenture and as described in the Offering Memorandum and as amended from time to time pursuant thereto.

1.141 “Series B Preferred Stock” means those 1.5 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Filing Entities’ option after September 15, 2010 at $100 per share.

1.142 “Series C Preferred Stock” means those 11.5 million shares of non-voting, convertible preferred stock issued by CIT Group Inc. between April 21, 2008 and April 23, 2008, with a par value of $0.01 per share, which shares have a liquidation preference of $50 per share.

1.143 “Series D Preferred Stock” means those 2.33 million shares of preferred stock issued by CIT Group Inc. on December 31, 2008 to the United States Department of Treasury, with a par value of $0.01 per share, which shares have a liquidation preference of $1,000 per share.

1.144 “Steering Committee” means (a) as long as the Senior Credit Facility remains in effect, the Lenders Steering Committee as defined therein and (b) if the Senior Credit Facility no longer remains in effect, an ad hoc committee of those noteholders consisting of the members of the Lenders Steering Committee as defined therein that voted to approve the Plan of Reorganization and continue to be represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey Howard & Zukin Capital in each of cases (a) and (b), acting where applicable by vote of a majority of the members thereof.

1.145 “Steering Committee Nominees” shall have the meaning set forth in Article IV.M. of the Plan of Reorganization.

1.146 “Subordinated 510(b) Claim” means any Claim subordinated pursuant to Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of Old Interests, any Claim for damages arising from the purchase or sale of any Old Interests, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

1.147 “Trading Day” means, with respect to any security listed or traded on a securities exchange or other quotations system, a day on which such security is traded or quoted on the principal securities exchange or quotation system on which such security is then listed or quoted.

1.148 “Unimpaired” means, with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

Reasons for the Solicitation

The solicitation is being conducted at this time to obtain (prior to the filing of any voluntary petition for reorganization of the Filing Entities under Chapter 11 of the Bankruptcy Code) the requisite acceptances of the Plan of Reorganization. We anticipate that by conducting the acceptance solicitation in advance of commencing any Chapter 11 Cases, if Chapter 11 Cases were commenced, the duration of the Chapter 11 Cases will be significantly shortened, and the administration of the cases, which otherwise could be lengthy, complex, and extremely expensive, will be greatly simplified and much less costly. The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of interests requires acceptance by at least two-thirds of the amount of interests of such class that cast ballots for acceptance or rejection of the plan.

Anticipated Events During the Chapter 11 Case

If CIT and Delaware Funding cannot consummate the out-of-court restructuring and CIT and Delaware Funding receive the requisite votes for acceptance of the Plan of Reorganization, the Filing Entities may file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. At that time, all actions and proceedings against the Filing Entities and all acts to obtain property from the Filing Entities will be stayed under section 362 of the Bankruptcy Code. The Filing Entities will continue to operate their businesses and manage their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Filing Entities do not expect the Chapter 11 Cases to be protracted. To expedite their emergence from Chapter 11, the Filing Entities on the Petition Date, in addition to filing this Offering Memorandum and Disclosure Statement and the Plan of Reorganization, would file motions seeking the relief detailed below, among other relief, from the Bankruptcy Court. Such relief, if granted, will facilitate the administration of the Chapter 11 Cases; there can be no assurance, however, that the Bankruptcy Court will grant the relief sought.

Applications For Retention Of The Filing Entities’ Professionals

The Filing Entities intend to seek retention of certain professionals to represent it and assist it in connection with the Chapter 11 Case. These professionals were intimately involved with the negotiation and development of the restructuring transactions and the Plan of Reorganization. These professionals include, among others, Skadden, Arps, Slate, Meagher & Flom LLP, as bankruptcy counsel for CIT and Delaware Funding; Evercore Partners, as investment banker for CIT and Delaware Funding; and FTI Consulting, Inc., as financial advisor for CIT and Delaware Funding.

Motion To Approve Combined Disclosure Statement And Confirmation Hearing

The Filing Entities intend to seek an order scheduling a combined hearing on this Offering Memorandum and Disclosure Statement and confirmation of the Plan of Reorganization (the “Confirmation Hearing”) for a date not more than 45 days following the Petition Date. At the Confirmation Hearing, the Filing Entities will seek approval of this Offering Memorandum and Disclosure Statement and confirmation of the Plan of Reorganization pursuant to sections 1125, 1128 and 1129 of the Bankruptcy Code. At that time, the Filing Entities will also request that the Bankruptcy Court approve the prepetition solicitation of votes on the Plan of Reorganization. There can be no assurance that the Bankruptcy Court will approve the Filing Entities’ request to schedule the Confirmation Hearing within 45 days of the Petition Date will be granted.

Motion To Continue Using Existing Cash Management Systems

Because the Filing Entities expect the Chapter 11 Cases to be pending for less than two (2) months, and because of the administrative hardship that any operating changes would impose, the Filing Entities intend to seek authority to continue using their existing cash management system, bank accounts and business forms and to follow their internal investment and deposit guidelines. Absent the Bankruptcy Court’s authorization of the continued use of the cash management system, the Filing Entities’ cash flow could be impaired to the detriment of the Filing Entities’ Estate and creditors.

Continued use of their existing cash management system will facilitate the Filing Entities’ smooth and orderly transition into the Chapter 11 Cases, minimize the disruption of their businesses while in Chapter 11, and expedite their emergence from Chapter 11. As a result of set-up time and expenses, requiring the Filing Entities to adopt and implement a new cash management system would likely increase the costs of the Chapter 11 Cases. For the same reasons, requiring the Filing Entities to close their existing bank accounts and establish new accounts or requiring them to create new business forms would only frustrate their efforts to reorganize expeditiously.

Motion For Authority To Pay Prepetition Employee Wages And Associated Benefits

The Filing Entities believe that they have a valuable asset in their work force and that any delay in paying prepetition compensation or benefits to their employees would destroy their relationships with employees and irreparably harm employee morale at a time when the continued dedication, confidence and cooperation of their employees is most critical. The Filing Entities are grateful to their employees for their help, without which a restructuring would not be possible. Accordingly, the Filing Entities will seek authority to pay compensation and benefits in the Chapter 11 Cases which were accrued but unpaid as of the Petition Date.

Motion To Approve DIP Financing

If the Filing Entities file for Chapter 11, they may need to obtain short-term working capital financing in the form of the DIP Facility. While the Filing Entities do not, as of the date hereof, have a commitment for such financing, they would expect to obtain such a commitment if it appears that such financing would be needed and the restructuring transactions will not be consummated outside bankruptcy. The amount of any such DIP Financing is not presently determinable, but prompt Bankruptcy Court approval of the DIP Facility may be necessary to enable the Filing Entities to address their funding and other commitments and to otherwise maintain normal operations and strong relationships with their vendors, customers, and suppliers during the Chapter 11 Cases. Absent an agreement with the DIP Lenders, the DIP Facility would need to be paid off upon the Filing Entities’ emergence from Chapter 11.

Motion To Pay Unimpaired Trade Claims In The Ordinary Course Of Business

“Trade Claims” are prepetition general unsecured claims against the Filing Entities arising from or with respect to the delivery of goods or services to the Filing Entities in the ordinary course of business; they are among the claims included in the class of Claims denominated Class 5 General Unsecured Claims. Notwithstanding provisions of the Bankruptcy Code that would otherwise require the Filing Entities to defer payment of Trade Claims until the Effective Date, the Filing Entities intend to seek authority from the Bankruptcy Court to pay, in the ordinary course of business, the Trade Claims of those providers of goods and services that agree in writing to continue to provide the Filing Entities with customary trade terms on an ongoing basis. Because certain goods and services are essential to the businesses of the Filing Entities’ non-debtor affiliates, the relief sought in this motion is critical to uninterrupted operations during the Chapter 11 Cases.

Motion to Fund Certain Obligations to CIT Bank Pursuant to Commitments to Federal Reserve Board

The Filing Entities anticipate that, within thirty days of commencing the Chapter 11 Cases, the Filing Entities may be obligated to make certain payments to CIT Bank as a result of commitments to the Federal Reserve Board and, potentially, other regulatory agencies. These obligations relate to the waivers the Federal Reserve Board granted of section 23A of the Federal Reserve Act requirements. Through the motion, the Filing Entities would seek authority to make such payments to honor commitments to regulatory agencies.

Motion To Continue Funding Loan Commitments And Factoring Client Receivables

The Filing Entities may file a motion seeking authorization (but not direction) to continue funding loan commitments, lines of credits, factoring, receivable and collection management products and secured financing to their customers. The Filing Entities believe that such financing transactions are in the ordinary course of the Filing Entities’ and/or their non-debtor affiliates’ businesses and, as such, do not require court approval. Nonetheless, the Filing Entities may file the motion in an abundance of caution and to ensure a seamless transition for their customers.

Motion To Honor the Written Agreement and the Cease and Desist Orders

We and Delaware Funding will seek to honor obligations to the FDIC and the UDFI under the Cease and Desist Orders and to the Federal Reserve under the Written Agreement during the pendency of any Chapter 11

Cases. The Filing Entities therefore intend to file a motion seeking Bankruptcy Court authority to honor the Cease and Desist Orders and Written Agreement obligations during the Chapter 11 Cases.

Motion to Annul the Automatic Stay Nunc Pro Tunc to the Petition Date

CIT Group Inc. has issued guarantees of various obligations of its direct and indirect subsidiaries. As set forth in the Plan of Reorganization, Guarantee Claims are unimpaired and will be reinstated. For certain of the obligations the imposition of the automatic stay with respect to enforcement of the CIT Group Inc. guarantee may lead to an argument that the underlying obligation is in technical default. Accordingly, the Filing Entities may file a motion seeking to annul the automatic stay, effective as of the Petition Date for certain of the Guarantee Claims to avoid any potential for a technical default in the underlying obligation.

Motion To Establish Notice and Hearing Procedures Surrounding Transfers of Equity Securities

The Filing Entities intend to seek an order to establish notification procedures and restrictions on trading in equity interests in CIT in order to preserve, to the extent possible, the potential value of the Debtors’ net operating losses and other tax attributes during the pendency of the Chapter 11 Cases. The notification procedures and trading restrictions, if imposed, would apply immediately to investors that beneficially own or seek to acquire (i) at least 4.75% of the outstanding shares of CIT common stock or (ii) at least 4.50% of Series C Preferred Stock. For purposes of the proposed procedures and restrictions, beneficial ownership is measured in accordance with special U.S. federal income tax rules that, among other things, take into account indirect ownership, ownership by related parties and, in certain cases, options to acquire common stock or Series C Preferred Stock.

Motion To Waive Filing Of Schedules And Statement Of Financial Affairs

Bankruptcy Code section 521 and Bankruptcy Rule 1007 direct that, unless otherwise ordered by the court, a debtor must prepare and file certain schedules of claims, executory contracts and unexpired leases and related information (the “Schedules”) and a statement of financial affairs (the “Statement”) within fifteen (15) days of the commencement of a Chapter 11 case. The purpose of this requirement is to provide a debtor’s creditors, equity security holders and other interested parties with sufficient information to make informed decisions with respect to the debtor’s reorganization. In appropriate circumstances, however, a bankruptcy court may modify or dispense with the filing of the Schedules and the Statement pursuant to section 521 of the Bankruptcy Code. The Filing Entities believe that such circumstances would exist in the Chapter 11 Cases, and that they should not be required to file the Schedules and the Statement. The Filing Entities thus intend to request that the Bankruptcy Court waive the necessity of filing the Schedules and the Statement.

Timetable for Chapter 11 Case

Assuming that the Bankruptcy Court approves the Filing Entities’ Offering Memorandum and Disclosure Statement and confirms the Plan of Reorganization, on the schedule requested by the Filing Entities, the Filing Entities would seek to emerge from Chapter 11 within approximately two (2) months of the Petition Date. There can be no assurance, however, that the Bankruptcy Court’s orders will permit the Chapter 11 Cases to proceed as expeditiously as anticipated.

Summary of the Plan of Reorganization

Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders. Another goal of Chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor’s assets.

The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

Please note that the estimated recoveries for Classes 7, 8, 9, 10 and 11 do not necessarily reflect the market value of the Series A and Series B Notes.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN OF REORGANIZATION, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN OF REORGANIZATION, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF REORGANIZATION (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ANNEXED TO THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT AS APPENDIX C.

THE STATEMENTS CONTAINED IN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN OF REORGANIZATION AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OF REORGANIZATION OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN OF REORGANIZATION AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN OF REORGANIZATION ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE FILING ENTITIES UNDER THE PLAN OF REORGANIZATION AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE FILING ENTITIES, THE ESTATE, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN OF REORGANIZATION, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OF REORGANIZATION OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN OF REORGANIZATION OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

Overall Structure of the Plan of Reorganization

The Plan of Reorganization described herein provides for the restructuring of the Filing Entities’ liabilities in a manner designed to maximize recoveries to holders of claims against and interests in the Filing Entities. The Plan of Reorganization contemplates the Exchanges, pursuant to which (i) holders of Canadian Senior Unsecured Note Claims will receive their pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim if such Class 7 votes to accept the Plan of Reorganization, (ii) Electing Long-Dated Senior Unsecured Note Claims and holders of Senior Unsecured Note Claims and, if Class 7 does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, Canadian Senior Unsecured Note Claims on account of CIT

Group Inc.’s guarantee of the Canadian Senior Unsecured Notes, will receive their pro rata share of (a) Series A Notes and (b) New Common Interests, (iii) holders of Senior Unsecured Term Loans Claims and Senior Unsecured Credit Agreements shall receive their pro rata share of (a) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of Series A Notes if such Classes vote to accept the Plan of Reorganization or Series A Notes if such Classes do not vote to accept the Plan of Reorganization and (b) New Common Interests, and (iv) holders of Senior Subordinated Note Claims and Junior Subordinated Note Claims shall receive specified percentages of New Common Interests if such Class 12 and Class 13 vote to accept the Plan of Reorganization, as applicable, and Contingent Value Rights in full satisfaction and settlement of such Claims and Interests. Moreover, the Plan of Reorganization contemplates the issuance of Contingent Value Rights to holders of Senior Subordinated Note Claims, Junior Subordinated Note Claims and Old Preferred Interests. The Plan of Reorganization also contemplates the Cash Collateralization of the JPM L/C Facility.

The Filing Entities believe that (i) through the Plan of Reorganization, holders of Allowed Claims will obtain a substantially greater recovery from the Estates of the Filing Entities than the recovery they would receive if (a) the Filing Entities filed Chapter 11 petitions without prior approval of the Plan of Reorganization by a majority of their creditors or (b) the Filing Entities filed for Chapter 7 protection, and (ii) the Plan of Reorganization will afford the Filing Entities the opportunity and ability to continue their business as viable going concerns and preserve ongoing employment for the Filing Entities’ employees.

The Classes of Claims against and Interests in the Filing Entities created under the Plan of Reorganization, the treatment of those Classes under the Plan of Reorganization and distributions, if any, to be made under the Plan of Reorganization are described below.

Adequate Information; Creditors Entitled to Vote on the Plan of Reorganization

As more fully described below, the Plan of Reorganization designates separate classes of Claims against and Interests in the Filing Entities (other than DIP Claims, Administrative Claims and Priority Tax Claims). Holders of Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13 Claims would be Impaired under the Plan of Reorganization and only the votes of such Classes would be solicited. In addition to holders of DIP Claims, Administrative Claims and Priority Tax Claims (which are not classified under the Plan of Reorganization), holders of Class 1, Class 2, Class 3, Class 4 and Class 5 Claims and Class 17 Interests are Unimpaired by the Plan of Reorganization, would not be entitled to vote to accept or reject the Plan of Reorganization, and would be deemed to have accepted the Plan of Reorganization. Holders of Class 14 Claims and Class 16 and Class 18 Interests would be Impaired under the Plan of Reorganization, would not receive or retain any property under the Plan of Reorganization and would be deemed to have rejected the Plan of Reorganization. Holders of Class 15 Old Preferred Interests shall receive Contingent Value Rights. Such Claim and Interest holders would not be entitled to vote to accept or reject the Plan of Reorganization.

Bankruptcy Rule 3018(b) prescribes the conditions that must be satisfied to count the ballots solicited with respect to a plan of reorganization prior to the commencement of a Chapter 11 case. Bankruptcy Rule 3018(b) requires that (i) the Chapter 11 plan of reorganization must have been disseminated to substantially all impaired creditors and equity security holders in the class(es) entitled to vote, (ii) the time prescribed for voting on the plan of reorganization must be sufficient and (iii) the solicitation must have been conducted in accordance with section 1126(b) of the Bankruptcy Code, which requires compliance with all applicable non-bankruptcy laws, rules, or regulations or, if there are no such applicable laws, rules or regulations, that the disclosure with respect to the plan of reorganization contains “adequate information” as defined in section 1125(a) of the Bankruptcy Code. Section 1125(a)(1) defines “adequate information” as information of a kind and in sufficient detail as far as is reasonably practicable in light of the nature and history of a company and the condition of such company’s books and records, as would enable a hypothetical reasonable investor typical of holders of claims or equity interests of the relevant class to make an informed judgment about the plan of reorganization.

We believe that all of the requirements of Bankruptcy Rule 3018(b) would be satisfied in the event that we sought confirmation of the Plan of Reorganization. This Offering Memorandum and Disclosure Statement

and the Plan of Reorganization, together with all of the accompanying materials, are being transmitted to holders of Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13. We believe that this Offering Memorandum and Disclosure Statement contains adequate information (within the meaning of section 1125(a)(1) of the Bankruptcy Code) for all holders of such Claims.

Certain Matters Regarding Classification and Treatment of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123, the Plan of Reorganization divides Claims and Interests into Classes and sets forth the treatment for each Class (other than DIP Claims, Administrative Claims and Priority Tax Claims which, pursuant to section 1123(a)(1), need not and have not been classified). The Filing Entities are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Filing Entities into Classes, each of which contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class. We believe that the Plan of Reorganization has classified all Claims and Interests in compliance with the provisions of section 1122, but if Chapter 11 Cases were to be commenced, it is possible that a holder of a Claim or Interest may challenge our classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan of Reorganization to be confirmed. In that event, we would intend, to the extent permitted by the Bankruptcy Code, the Plan of Reorganization and the Bankruptcy Court, to make such reasonable modifications of the classifications through the Plan of Reorganization to permit confirmation and to use the acceptances of the Plan of Reorganization that are marked on the Ballots received in this Solicitation Package for purpose of obtaining the approval of the reconstituted Class or Classes of which each accepting holder ultimately would be deemed to be a member. Any such reclassification could adversely affect the Class in which such holder initially was a member, or any other Class in the Plan of Reorganization, by changing the composition of such Class and the vote required of that Class for approval of the Plan of Reorganization. Furthermore, a reclassification of a Claim or Interest after approval of the Plan of Reorganization could necessitate a resolicitation of acceptances of the Plan of Reorganization.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. We believe that the consideration, if any, that would be provided through the Plan of Reorganization to holders of Claims and Interests would reflect an appropriate resolution of their Claims and Interests, and would take into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court would be required to find, however, that a number of statutory tests are met before it could confirm the Plan of Reorganization. Many of these tests are designed to protect the interests of holders of Claims or Interests who would not be entitled to vote on the Plan of Reorganization, or would not vote to accept the Plan of Reorganization, but who would be bound by the provisions of the Plan of Reorganization if it were confirmed by the Bankruptcy Court. The “cramdown” provisions of section 1129(b) of the Bankruptcy Code, for example, permit confirmation of the Plan of Reorganization in certain circumstances even if the Plan of Reorganization is not been accepted by all Impaired Classes of Claims and Interests. Although we believe that the Plan of Reorganization could be confirmed under section 1129(b), there can be no assurance that the requirements of such section would be satisfied.

The Filing Entities reserve the right to file a motion with the Bankruptcy Court to combine Classes 7, 8 and 9.

Material Terms of the Plan of Reorganization

Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan of Reorganization.

DIP Facility Claims

Each holder of an Allowed DIP Facility Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim, on the later of the Effective Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between the Filing Entities and the holder of such DIP Facility Claim, (i) Cash equal to the full amount of such holder’s Allowed DIP Facility Claim or (ii) such other treatment as to which the Filing Entities and such holder shall have agreed upon in writing. The holder(s) of DIP Facility Claims shall be deemed to have an Allowed Claim as of the Effective Date in such amount as may be (i) agreed upon by such Claimholder(s) and the Filing Entities or (ii) fixed by the Bankruptcy Court.

Administrative Claims

Each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Filing Entities relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Filing Entities’ business, consistent with past practice or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim and the Filing Entities or the Reorganized Debtors, as the case may be, Cash equal to the unpaid portion of its Allowed Administrative Claim.

Priority Tax Claims

The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan of Reorganization. Unless the holder of such claim and the Filing Entities agree to a different treatment, on the Effective Date each holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

Classification and Treatment of Claims and Interests

Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote

Class 1 — Other Priority Claims	Unimpaired — Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote
Class 2 — Other Secured Claims	Unimpaired — Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote
Class 3 — Other Unsecured Debt Claims Guarantee Claims	Unimpaired — Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote
Class 4 — Intercompany Claims	Unimpaired — Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote
Class 5 — General Unsecured Claims	Unimpaired — Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote
Class 6 — JPM L/C Facility Claims	Impaired — Entitled to vote
Class 7 — Canadian Senior Unsecured Note Claims	Impaired — Entitled to vote
Class 8 — Long-Dated Senior Unsecured Note Claims	Entitled to vote — Impaired if holders vote to accept the Plan; Unimpaired if holders vote to reject or do not vote on the Plan
Class 9 — Senior Unsecured Note Claims	Impaired — Entitled to vote
Class 10 — Senior Unsecured Term Loan Claims	Impaired — Entitled to vote
Class 11 — Senior Unsecured Credit Agreement Claims	Impaired — Entitled to vote
Class 12 — Senior Subordinated Note Claims	Impaired — Entitled to vote
Class 13 — Junior Subordinated Note Claims	Impaired — Entitled to vote
Class 14 — Subordinated 510(b) Claims	Impaired — Deemed to have rejected the Plan of Reorganization and, therefore, not entitled to vote
Class 15 — Old Preferred Interests	Impaired — Deemed to have rejected the Plan of Reorganization and, therefore, not entitled to vote
Class 16 — Old Common Interests	Impaired — Deemed to have rejected the Plan of Reorganization and, therefore, not entitled to vote
Class 17 — Old Delaware Funding Interests	Unimpaired — Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote
Class 18 — Other Equity Interests (if any)	Impaired — Deemed to have rejected the Plan of Reorganization and, therefore, not entitled to vote

Acceptance by Impaired Classes

Impaired Class 6, Impaired Class 7, Impaired Class 8, Impaired Class 9, Impaired Class 10, Impaired Class 11, Impaired Class 12 and Impaired Class 13 shall have accepted the Plan of Reorganization if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such classes have voted to accept the Plan of Reorganization and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such classes have voted to accept the Plan of Reorganization, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

Cramdown

The Filing Entities will request confirmation of the Plan of Reorganization, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Filing Entities reserve the right to modify the Plan of Reorganization to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

Elimination Of Classes

Any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from the Plan of Reorganization for purposes of (a) voting to accept or reject the Plan of Reorganization and (b) determining whether it has accepted or rejected the Plan of Reorganization under section 1129(a)(8) of the Bankruptcy Code.

Non-Confirmation of Plan of Reorganization for Delaware Funding

In the event that Class 7 Canadian Senior Unsecured Note Claims do not vote to accept of the Plan of Reorganization, the Filing Entities shall seek to confirm the Plan of Reorganization only with respect to CIT Group Inc. Upon such non-confirmation of the Plan of Reorganization solely with respect to Delaware Funding, all references in the Plan of Reorganization to “the Debtors” and “the Reorganized Debtors” shall refer only to CIT Group Inc. and Reorganized CIT.

Treatment of Classes

Pursuant to the terms of the Plan of Reorganization, each of the holders of Claims and Interests in Classes 1 through 18 will receive the treatment described below.

Please note that the estimated recoveries for Class 7, 8, 9, 10 and 11 Claims do not necessarily reflect the market value of the Series A Notes and Series B Notes.

1. Class 1 — Other Priority Claims

a. Claims in Class: Class 1 consists of all Other Priority Claims against the Filing Entities.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan of Reorganization. Unless the holder of such Claim and the Filing Entities agree to a different treatment, on the Effective Date, each holder of an Allowed Other Priority Claim shall have its Claim Reinstated.

2. Class 2 — Other Secured Claims

a. Claims in Class: Class 2 consists of Other Secured Claims against the Filing Entities.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan of Reorganization. Unless the holder of such Claim and the Filing Entities agree to a different treatment, on the Effective Date, each holder of an Allowed Other Secured Claim shall (i) have its Claim Reinstated, or (ii) receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Secured Claim, either (w) Cash in the full amount of such Allowed Other Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, (x) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (y) the collateral securing such Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (z) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral’s value and a General Unsecured Claim for the deficiency.

3. Class 3 — Other Unsecured Debt Claims and Guarantee Claims

a. Claims in Class: Class 3 consists of Other Unsecured Debt Claims and Guarantee Claims against the Filing Entities.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Unsecured Debt Claims and Guarantee Claims are Unimpaired by the Plan of Reorganization. Unless the holder of such Claim and the Filing Entities agree to a different treatment, on the Effective Date, each holder of an Allowed Other Unsecured Debt Claim or an Allowed Guaranteed Claim shall have its Claim Reinstated.

4. Class 4 — Intercompany Claims

a. Claims in Class: Class 4 consists of all Intercompany Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of Intercompany Claims are Unimpaired by the Plan of Reorganization. Unless the holder of such claim and the Filing Entities agree to different treatment, on the Effective Date, each holder of an Allowed Intercompany Claim shall have its Claim Reinstated.

5. Class 5 — General Unsecured Claims

a. Claims in Class: Class 5 consists of all General Unsecured Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of General Unsecured Claims are Unimpaired by the Plan of Reorganization. Unless the holder of such claim and the Filing Entities agree to different treatment, on the Effective Date, each holder of an Allowed General Unsecured Claim shall have its Claim Reinstated.

6. Class 6 — JPM L/C Facility Claims

a. Claims in Class: Class 6 consists of JPM L/C Facility Claims in the Allowed amount of approximately $261 million.

b. Treatment: The legal, equitable and contractual rights of holders of JPM L/C Facility Claims are Impaired by the Plan of Reorganization.

(i) If Class 6 JPM L/C Facility Claims votes to accept the Plan of Reorganization, (i) on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT shall provide JPM with cash collateral on account of all outstanding undrawn letters of credit issued under the JPM L/C Facility in the percentages specified in the JPM L/C Facility Agreement generally and no less than 103% of the face amount of such outstanding undrawn letters of credit and JPM may apply such cash collateral to any subsequently arising reimbursement obligations under the JPM L/C Facility Agreement (the “Cash Collateralization”) and (ii) in exchange for the Cash Collateralization, JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I of the Plan of Reorganization. All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. Upon the Effective Date, each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility shall execute a release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

(ii) If Class 6 JPM L/C Facility Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, (i) Reorganized CIT shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date,

Reorganized CIT shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I of the Plan of Reorganization. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I of the Plan of Reorganization of Reorganization.

7. Class 7 — Canadian Senior Unsecured Note Claims

a. Claims in Class: Class 7 consists of Canadian Senior Unsecured Note Claims in the Allowed amount of approximately $2,188 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment: The legal, equitable, and contractual rights of holders of Canadian Senior Unsecured Note Claims are Impaired by the Plan of Reorganization.

(i) If Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), as set forth more fully in Article IV.A of the Plan of Reorganization.

(ii) If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) (a) 6.2% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (b) 6.3% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (c) 6.8% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (d) 6.8% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (i) and (ii) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc., as set forth more fully in Article IV.A of the Plan of Reorganization;

c. If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however that:

(i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and

(ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate the holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Notes Indentures.

8. Class 8 — Long-Dated Senior Unsecured Note Claims

a. Claims in Class: Class 8 consists of Long-Dated Senior Unsecured Note Claims in the Allowed amount of approximately $1,189 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal amount of Allowed Long-Dated Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Long-Dated Senior Unsecured Notes, an equivalent U.S.-dollar principal amount of each such series of Long-Dated Senior Unsecured Notes will be determined by multiplying the principal amount of such Long-Dated Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Long-Dated Senior Unsecured Note Exchange per $1,000 principal amount of Long-Dated Senior Unsecured Notes so exchanged.

b. Treatment:

(i) Each Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8A and on, or as soon as reasonably practicable after, the Effective Date, such holder of an Allowed Long-Dated Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan of Reorganization and (1) if Class 12 and Class 13 vote to accept the Plan of Reorganization, 3.6% of New Common Interests, (2) if Class 12 votes to accept the Plan of Reorganization and Class 13 does not vote to accept the Plan of Reorganization, 3.6% of New Common Interests, (3) if Class 12 does not vote to accept the Plan of Reorganization and if Class 13 votes to accept the Plan of Reorganization, 3.9% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan of Reorganization, 3.9% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan of Reorganization and (1) if Class 12 and Class 13 vote to accept the Plan of Reorganization, 3.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan of Reorganization, 3.4% of New Common Interests, (3) if Class 12 does not vote to accept the Plan of Reorganization and if Class 13 votes to accept the Plan of Reorganization, 3.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan of Reorganization, 3.7% of New Common Interests, as set forth more fully in Article IV.B of the Plan of Reorganization.

(ii) Each Non Electing Long-Dated Senior Unsecured Note Claim Holder shall be included in Class 8B and the legal, equitable and contractual rights of the holders of the Non Electing Long-Dated Senior Unsecured Note Claims are Unimpaired by the Plan of Reorganization and such holders shall have their Claims Reinstated.

(iii) Only the votes of Early Electing Long-Dated Senior Unsecured Note Claims Holders shall be counted with respect to acceptance or rejection of the Plan of Reorganization.

(iv) Only Electing Long-Dated Senior Unsecured Note Claims Holders shall receive the treatment specified in Article III.G.8.b.A of the Plan of Reorganization.

9. Class 9— Senior Unsecured Note Claims

a. Claims in Class: Class 9 consists of Senior Unsecured Note Claims in the Allowed amount of approximately $25,504 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal amount of Allowed Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Senior Unsecured Notes, an equivalent U.S.-dollar principal amount of each such series of Senior Unsecured Notes will be determined by multiplying the principal amount of such Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Senior Unsecured Note Exchange per $1,000 principal amount of Senior Unsecured Notes so exchanged.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Note Claims are Impaired by the Plan of Reorganization. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.7% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.3% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.7% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 72.5% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 73.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 79.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 79.0% of New Common Interests, as set forth more fully in Article IV.C of the Plan of Reorganization.

10. Class 10— Senior Unsecured Term Loan Claims

a. Claims in Class: Class 10 consists of Senior Unsecured Term Loan Claims in the Allowed amount of approximately $321 million, which constitutes principal plus accrued but unpaid prepetition interest. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Filing Entities reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and 11.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Term Loan Claims are Impaired by the Plan of Reorganization.

(i) If Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests, as set forth more fully in Article IV.D of the Plan of Reorganization.

(ii) If Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests, as set forth more fully in Article IV.D of the Plan of Reorganization.

11. Class 11— Senior Unsecured Credit Agreement Claims

a. Claims in Class: Class 11 consists of Senior Unsecured Credit Agreement Claims in the Allowed amount of approximately $3,101 million, which constitutes principal plus accrued but unpaid prepetition interest. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Filing Entities reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Unsecured Credit Agreement Claims are Impaired by the Plan of Reorganization.

(i) If Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (a) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (b) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests, as set forth more fully in Article IV.E of the Plan of Reorganization.

(ii) If Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall (a) receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests, as set forth more fully in Article IV.E of the Plan of Reorganization.

12. Class 12— Senior Subordinated Note Claims

a. Claims in Class: Class 12 consists of Senior Subordinated Note Claims in the Allowed amount of approximately $1,200 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment: The legal, equitable, and contractual rights of holders of Senior Subordinated Note Claims are Impaired under the Plan of Reorganization. On, or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i) (A) 7.5% of New Common Interests if Class 7 and Class 13 vote to accept the Plan of Reorganization, (B) 7.6% of New Common Interests if Class 7 votes to accept the Plan of Reorganization and Class 13 does not vote to accept the Plan of Reorganization (C) 7.5% of New Common Interests if Class 7 does not vote to accept the Plan of Reorganization and Class 13 votes to accept the Plan of Reorganization and (D) 7.6% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan of Reorganization; provided that Class 12 votes to accept the Plan of Reorganization; provided further however that in the event that Class 12 does not vote to accept the Plan of Reorganization but the Plan of Reorganization is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, as set forth more fully in Article IV.F and Article IV.H of the Plan of Reorganization. The foregoing Class 12 treatment shall not be adjusted in the event Class 13 receives the treatment described in Article III.G.13.c of the Plan of Reorganization.

13. Class 13 — Junior Subordinated Note Claims

a. Claims in Class: Class 13 consists of Junior Subordinated Note Claims in the Allowed amount of approximately $779 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment: The legal, equitable, and contractual rights of holders of Junior Subordinated Note Claims are Impaired under the Plan of Reorganization. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 0.8% of New Common Interests if Class 7 and Class 12 vote to accept the Plan of Reorganization or (b) 0.7% of New Common Interests if Class 7 does not vote to accept the Plan of Reorganization and Class 12 votes to accept the Plan of Reorganization; provided that Class 12 and 13 vote to accept the Plan of Reorganization; provided further however that if Class 12 and Class 13 do not vote to accept the Plan of Reorganization but the Plan of Reorganization is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, as set forth more fully in Article IV.G and IV.H of the Plan of Reorganization.

c. The Company is in discussions with certain holders of Junior Subordinated Note Claims whereby such holders would agree to execute an agreement to vote their Junior Subordinated Notes in favor of the

Plan of Reorganization in exchange for modifying Class 13 treatment to increase to 1.5% the percentage of New Common Interests distributable pro rata to holders of Junior Subordinated Note Claims (which percentage shall be subject to adjustment in accordance with the terms of the Plan of Reorganization) in the event Class 12 and Class 13 accept the Plan of Reorganization. In the event the Company reaches agreement with such holders, the percentage of New Common Interests distributable to other holders under the Plan of Reorganization will be ratably reduced, thereby reflecting the increased distribution to holders of Junior Subordinated Note Claims. The Company anticipates providing supplemental disclosure prior to the Voting Deadline setting forth such adjustments to treatment for classes receiving New Common Interests.

14. Class 14 — Subordinated 510(b) Claims

a. Claims in Class: Class 14 consists of Subordinated 510(b) Claims.

b. Treatment: The legal, equitable and contractual rights of holders of Subordinated 510(b) Claims are impaired under the Plan of Reorganization. The holders of Subordinated 510(b) Claims shall not receive or retain any property under the Plan of Reorganization on account of such Subordinated 510(b) Claims.

15. Class 15 — Old Preferred Interests

a. Interests in Class: Class 15 consists of all Old Preferred Interests.

b. Treatment: The legal, equitable, and contractual rights of holders of Old Preferred Interests are Impaired under the Plan of Reorganization. On the Effective Date, all Old Preferred Interests shall be cancelled, terminated and extinguished. However, each holder of an Old Preferred Interest shall receive Contingent Value Rights, as set forth more fully in Article IV.H of the Plan of Reorganization.

16. Class 16— Old Common Interests

a. Interests in Class: Class 16 consists of all Old Common Interests.

b. Treatment: The legal, equitable and contractual rights of the holders of Old Common Interests are Impaired by the Plan of Reorganization. On the Effective Date, all Old Common Interests shall be cancelled, terminated and extinguished.

17. Class 17— Old Delaware Funding Interests

a. Interests in Class: Class 17 consists of all Old Delaware Funding Interests.

b. Treatment: In the event that (i) the holders of at least two-thirds in amount of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan of Reorganization and (ii) the holders of more than one-half in number of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan of Reorganization, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code, the Old Delaware Funding Interests shall be Reinstated.

18. Class 18— Other Equity Interests (if any)

a. Interests in Class: Class 18 consists of all Other Equity Interests.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Equity Interests (if any) are Impaired by the Plan of Reorganization. On the Effective Date, all Other Equity Interests shall be terminated, cancelled and extinguished and each holder of Other Equity Interests shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Other Equity Interests.

Allowed Claims

Notwithstanding any provision of the Plan of Reorganization to the contrary, the Filing Entities and/or the Reorganized Debtors shall only make distributions to holders of Allowed Claims. No holder of a Disputed

Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim.

Postpetition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Filing Entities shall be calculated as of the Petition Date. Except as otherwise explicitly provided in the Plan of Reorganization, in an order of the Bankruptcy Court or required by the Bankruptcy Code, no holder of a Claim shall be entitled to or receive Postpetition Interest.

Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan of Reorganization, nothing shall affect the Filing Entities’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claim (including Claims that are Allowed pursuant to the Plan of Reorganization), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims, and the Filing Entities’ failure to object to such Claims in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or defend against such Claims in (i) any appropriate non-bankruptcy forum as if such Chapter 11 Cases had not been commenced or (ii) the Bankruptcy Court (such forum to be selected at the Filing Entities’ option).

Means of Implementation

Allocation To Holders Of Canadian Senior Unsecured Note Claims

If Class 7 Canadian Senior Unsecured Note Claims vote to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Canadian Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Canadian Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors, all of such holder’s rights and obligations under the Canadian Senior Unsecured Notes, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions (collectively, “Liens”), and any promissory notes or other evidence of indebtedness payable to each such holder of a Canadian Senior Unsecured Note Claim under any Canadian Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Canadian Senior Unsecured Notes held by each holder of a Canadian Senior Unsecured Note Claim (the “Canadian Senior Unsecured Note Exchange”), on account of the approximately $2,188 million Allowed Canadian Senior Unsecured Note Claims, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), in full settlement and satisfaction of any Claims held by such holder of an Allowed Canadian Senior Unsecured Note Claim. Following the Canadian Senior Unsecured Note Exchange, all Canadian Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (a) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (b) (i) 6.2% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (ii) 6.3% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (iii) 6.8% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (iv) 6.8% of New Common Interests if neither Class 12 nor Class 13 vote to accept the

Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (a) and (b) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc.

If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however that: (i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and (ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate the holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Notes Indentures.

Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Long-Dated Senior Unsecured Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Long-Dated Senior Unsecured Note Claim or the Reorganized Debtors, each Electing Long-Dated Senior Unsecured Note Claims Holder shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Long-Dated Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Long-Dated Senior Unsecured Note Claim under any Long-Dated Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Long-Dated Senior Unsecured Notes held by each holder of a Long-Dated Senior Unsecured Note Claim (the “Long-Dated Senior Unsecured Note Exchange”), on account of such Electing Long-Dated Senior Unsecured Note Claims Holders’ Allowed Long-Dated Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.6% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.6% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.9% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.9% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.4% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.7% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Long-Dated Senior Unsecured Note Claim. Following the Long-Dated Senior Unsecured Note Exchange, all Long-Dated Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Note Claim under any Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Notes held by each holder of a Senior Unsecured Note Claim (the “Senior Unsecured Note Exchange”), on account of the approximately $25,504 million Allowed Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.7% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.3% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.7% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 72.5% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 73.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 79.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 79.0% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Note Claim. Following the Senior Unsecured Note Exchange, all Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Term Loan Claims

Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Term Loan Claim or the Reorganized Debtors, each holder of a Senior Unsecured Term Loan Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Term Loans, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Term Loan Claim under any Senior Unsecured Term Loans shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Term Loans held by each holder of a Senior Unsecured Term Loan Claim (the “Senior Unsecured Term Loan Exchange”), on account of the approximately $321 million Allowed Senior Unsecured Term Loan Claims (a) if Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor

Class 13 vote to accept the Plan, 1.0% of New Common Interests or (b) if Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan of Reorganization and the Plan of Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Term Loan Exchange, all Senior Unsecured Term Loans transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Credit Agreement Claims

Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Credit Agreement Claim or the Reorganized Debtors, each holder of a Senior Unsecured Credit Agreement Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Credit Agreements, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Credit Agreement Claim under any Senior Unsecured Credit Agreements shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Credit Agreements held by each holder of a Senior Unsecured Credit Agreement Claim (the “Senior Unsecured Credit Agreement Exchange”), on account of the approximately $3,101 million Allowed Senior Unsecured Credit Agreement Claims (a) if Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan of Reorganization, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests or (b) if Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan of Reorganization and the Plan of

Reorganization is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan of Reorganization and (A) if Class 12 and Class 13 vote to accept the Plan of Reorganization, 9.4% of New Common Interests, (B) if Class 12 votes to accept the Plan of Reorganization and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (C) if Class 12 does not vote to accept the Plan of Reorganization and if Class 13 votes to accept the Plan of Reorganization, 10.3% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan of Reorganization, 10.3% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan of Reorganization and (A) if Class 12 and Class 13 vote to accept the Plan of Reorganization, 8.8% of New Common Interests, (B) if Class 12 votes to accept the Plan of Reorganization and Class 13 does not vote to accept the Plan of Reorganization, 8.9% of New Common Interests, (C) if Class 12 does not vote to accept the Plan of Reorganization and if Class 13 votes to accept the Plan of Reorganization, 9.6% of New Common Interests, and (D) if neither Class 12 nor Class 13 votes to accept the Plan of Reorganization, 9.6% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Credit Agreement Exchange, all Senior Unsecured Credit Agreements transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

Issuance Of New Common Interests To Holders Of Senior Subordinated Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Subordinated Note Claim or the Reorganized Debtors, each holder of a Senior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors, all of such holder’s rights and obligations under the Senior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Subordinated Note Claim under the Senior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Subordinated Notes held by each holder of a Senior Subordinated Note Claim (the “Senior Subordinated Notes Exchange”), on account of the approximately $1,200 million Allowed Senior Subordinated Note Claims, each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i)(A) 7.5% of New Common Interests if Class 7 and Class 13 vote to accept the Plan of Reorganization, (B) 7.6% of New Common Interests if Class 7 votes to accept the Plan of Reorganization and Class 13 does not vote to accept the Plan of Reorganization, (C) 7.5% of New Common Interests if Class 7 does not vote to accept the Plan of Reorganization and Class 13 votes to accept the Plan of Reorganization and (D) 7.6% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan of Reorganization; provided that Class 12 votes to accept the Plan of Reorganization; provided further however that in the event that Class 12 does not vote to accept the Plan of Reorganization but the Plan of Reorganization is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Subordinated Note Claim. Following the Senior Subordinated Notes Exchange, the Senior Subordinated Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. The foregoing Class 12 treatment shall not be adjusted in the event Class 13 receives the treatment described in Article III.G.13.c of the Plan of Reorganization.

Issuance Of New Common Interests To Holders Of Junior Subordinated Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by holders of a Junior Subordinated Note Claim or the Reorganized Debtors, each holder of a Junior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors, all of such holder’s rights and obligations under the Junior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Junior Subordinated Note Claim under the Junior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Junior Subordinated Notes held by each holder of a Junior Subordinated Note Claim (the “Junior Subordinated Notes Exchange” and together with the Canadian Senior Unsecured Note Exchange, the Long-Dated Senior Unsecured Note Exchange, the Senior Unsecured Note Exchange, the Senior Unsecured Term Loan Exchange, the Senior Unsecured Credit Agreement Exchange and the Senior Subordinated Notes Exchange, the “Exchanges”), on account of approximately $779 million of Allowed Junior Subordinated Note Claims, each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 0.8% of New Common Interests if Class 7 and Class 12 vote to accept the Plan of Reorganization or (b) 0.7% of New Common Interests if Class 7 does not vote to accept the Plan of Reorganization and Class 12 votes to accept the Plan of Reorganization; provided that Class 13 votes to accept the Plan of Reorganization; provided further however that if Class 12 and Class 13 do not vote to accept the Plan of Reorganization but the Plan of Reorganization is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Junior Subordinated Note Claim. Following the Junior Subordinated Notes Exchange, the Junior Subordinated Notes acquired by the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

CIT Group Inc. is in discussions with holders of Junior Subordinated Note Claims whereby such holders would agree to execute an agreement to vote their Junior Subordinated Notes in favor of the Plan of Reorganization in exchange for modifying Class 13 treatment to increase to 1.5% the percentage of New Common Interests distributable pro rata to holders of Junior Subordinated Note Claims (which percentage shall be subject to adjustment in accordance with the terms of the Plan of Reorganization) in the event Class 12 and Class 13 accept the Plan of Reorganization. As a result of this agreement, the percentage of New Common Interests distributable to other holders under the Plan of Reorganization will be ratably reduced, thereby reflecting the increased distribution to holders of Junior Subordinated Notes. The Filing Entities anticipate providing supplemental disclosure prior to the Voting Deadline setting forth such adjustments to treatment for classes receiving New Common Interests.

Allocation Of Contingent Value Rights

On, or as soon as reasonably practicable after, the Effective Date and substantially contemporaneously with the Exchanges, the Reorganized Debtors shall allocate non-transferable contingent value rights (the “Contingent Value Rights” or “CVRs”) to (i) holders of Senior Subordinated Note Claims (the “Senior CVRs”) pro rata based on each such holder’s share of the aggregate amount of Senior Subordinated Note Claims, (ii) holders of Junior Subordinated Note Claims (the “Junior CVR”) pro rata based on each such holder’s share of the aggregate amount of Junior Subordinated Note Claims, and (iii) holders of Old Preferred Interests (the “Preferred Stock CVRs”) pro rata based on each such holder’s share of the aggregate combined liquidation preference of the Old Preferred Interests, including accrued and unpaid dividends thereon to the Petition Date. The CVRs entitle holders of such Claims to a distribution under the Plan of Reorganization in the form of New Common Interests under certain circumstances, as described in more detail below.

CVR Distributions

If, on the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities exceeds the Class 8-11 Par Recovery Amount (such excess, the “Class 8-11 Excess Value Amount”), the Disbursing Agent shall, as soon as reasonably practicable after the Measurement Date, distribute or caused to be distributed to holders of CVRs, New Common Interests in the following order of priority:

FIRST, pro rata to holders of Senior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (x) the Class 12 Par Recovery Amount over (y) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Senior Subordinated Note Claims in the Senior Subordinated Notes Exchange;

SECOND, if, following any distribution required to be made on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Junior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (A) the Class 13 Par Recovery Amount over (B) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Junior Subordinated Note Claims in the Junior Subordinated Notes Exchange; and

THIRD, if, following any distribution required to be made on account of Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Preferred Stock CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs and Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the Class 15 Par Recovery Amount.

There shall be no distribution on account of CVRs if, as of the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities is less than or equal to the Class 8-11 Par Recovery Amount.

Termination

The CVRs shall terminate and cease to exist on the Measurement Date unless a distribution is required to be made on account of the CVRs, in which case the CVRs shall terminate and cease to exist on the date such distribution is made.

Disbursement Agent

The Disbursement Agent shall determine, in the exercise of its reasonable good faith discretion after consultation with a financial advisor, the amount of any distribution of New Common Interests required to be made on account of CVRs pursuant to Article IV.H of the Plan of Reorganization, including without limitation, the anticipated impact of Fair Market Value as a result of any distribution of New Common Interests required to be made under the Plan of Reorganization on account of CVRs. Each such determination by the Disbursement Agent shall be final and binding.

Status and Availability of New Common Interests

The Reorganized Debtors shall at all times during which the CVRs remain outstanding reserve from its authorized capital a sufficient amount of New Common Interests to provide distributions in full to holders of CVRs pursuant to Article IV.H of the Plan of Reorganization. If, at any time prior to the time the CVRs terminate and cease to exist, the Reorganized Debtors’ authorized capital shall not be sufficient to permit distributions in full to holders of CVRs pursuant to Article IV.H of the Plan of Reorganization, Reorganized CIT will promptly take such corporate action as may be necessary to increase its authorized capital to such amount as shall be sufficient for such purposes.

The Reorganized Debtors shall take all such action as may be necessary to ensure that all New Common Interests distributed to holders of CVRs pursuant to Article IV.H of the Plan of Reorganization shall, at the time of distribution of such securities, be duly and validly authorized, fully paid and non-assessable.

Agreements of CVR Holders

Each holder of CVRs, by receiving a distribution hereunder of such CVRs, shall automatically be deemed to consent and agree with the Reorganized Debtors and with each other holder of CVRs that: (i) the CVRs are subject to the terms, provisions and conditions of the Plan of Reorganization, including Article IV.H of the Plan of Reorganization; (ii) the CVRs will not be represented by any certificates and may not be transferred or assigned; (iii) the CVRs do not bear any stated rate of interest; and (iv) no holder of CVRs shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities of the Reorganized Debtors nor anything contained in the Plan of Reorganization be construed to confer upon any holder of CVRs any of the rights of a stockholder of the Reorganized Debtors or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive subscription rights, or to exercise appraisal rights, or otherwise.

Contingent Nature of CVRs

The CVRs represent the right to receive contingent distributions of value under the Plan of Reorganization in the form of New Common Interests as provided in Article IV.H of the Plan of Reorganization. Distributions on account of CVRs will be made only to the extent required by Article IV.H of the Plan of Reorganization and, if no such distributions are required to be made hereunder, the CVRs will terminate and cease to exist and holders thereof will receive no value on account of the CVRs.

Letters of Credit Under JPM L/C Facility

JPM shall hold all cash collateral on hand as of the Petition Date until the Effective Date, including any retainers established for JPM counsel specified in any cash collateral agreements between CIT Group Inc. and JPM.

JPM and the Filing Entities shall honor any and all draws under the JPM L/C Facility in the ordinary course of business and pursuant to the terms of the JPM L/C Facility Agreement. In the event of any drawings, such drawings made after the Petition Date but before the Effective Date, under any letter of credit issued under the JPM L/C Facility (i) to the extent JPM holds cash collateral supporting such drawn letter of credit, JPM shall be authorized to apply such cash collateral to the reimbursement obligation and the Filing Entities and JPM shall stipulate, and the Filing Entities shall seek Bankruptcy Court approval of any such stipulation, to lift the automatic stay to allow JPM to so apply such cash collateral and (ii) to the extent no cash collateral supports such drawn letter of credit, Reorganized CIT shall pay the reimbursement obligation under such drawn letter of credit in full on the Effective Date (including any interest thereon as set forth in the JPM L/C Facility Agreement). In no event shall JPM be permitted to pursue, and JPM is hereby expressly enjoined from pursuing, any non-Debtor applicant, account party or other third party for satisfaction of a reimbursement obligation under any letter of credit issued and drawn under the JPM L/C Facility and JPM’s sole remedy for reimbursement of a letter of credit issued and drawn under the JPM L/C Facility shall be against CIT Group Inc. and/or Reorganized CIT as set forth in (i) and (ii) above; provided that the foregoing forbearance is entirely contractual and does not constitute any admission that the automatic stay imposed by Bankruptcy Code section 362 or any other law requires such forbearance, and neither the Filing Entities nor the Reorganized Debtors nor any of their affiliates shall seek entry of an order during the Chapter 11 Cases restraining JPM from so pursing any such person or entity. JPM will not terminate any unexpired outstanding letters of credit without consent of CIT Group Inc. and any beneficiary thereunder, provided that the foregoing shall not prevent JPM from issuing a notice of non-renewal on any evergreen letter of credit for which such renewal would cause the next renewal date to extend past the expiry of the facility on May 14, 2010.

If Class 6 JPM L/C Facility Claims votes to accept the Plan, (i) on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT shall provide JPM with the Cash Collateralization and (ii) in exchange for the Cash Collateralization, JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility or the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement. All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. Upon the Effective Date, each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility shall execute a release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

If Class 6 JPM L/C Facility Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, (i) Reorganized CIT shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement.

JPM shall provide CIT Group Inc. and Reorganized CIT with updated reports in accordance with existing procedures of the amount of letters of credit outstanding and drawings, if any, thereunder and JPM’s application of cash collateral against CIT Group Inc.’s and/or Reorganized CIT’s reimbursement obligations. To the extent that, due to letters of credit expiring undrawn, the amount of cash collateral held by JPM shall at any time exceed the amount(s) provided pursuant to the Cash Collateralization, JPM shall release any such excess cash collateral to CIT Group Inc. and/or Reorganized CIT upon written request from CIT Group Inc. and/or Reorganized CIT.

No letters of credit shall be issued, renewed, extended or amended under the JPM L/C Facility after the Petition Date.

Exit Facility

On the Effective Date, the Reorganized Debtors shall (a) enter into the Exit Facility together with all guarantees evidencing obligations of the Reorganized Debtors thereunder and security documents, (b) execute such mortgages, certificates and other documentation and deliveries as the agent under the Exit Facility reasonably requests, and (c) deliver insurance and customary opinions (collectively, the documents in (a) — (c), the “Exit Facility Documents”), all of which such Exit Facility Documents shall be in form and substance satisfactory to the Exit Facility Lenders, and such documents and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Effective Date. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Facility and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Facility Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Facility.

Continued Existence and Vesting of Assets in Reorganized Debtors

The Filing Entities shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law for the State of Delaware and pursuant to their certificate of incorporation and by laws and certificate of formation, or other governing documents, as amended and restated on the Effective Date. The Reorganized CIT Certificate of Incorporation, the Reorganized Delaware Funding Amendment to Certificate of Formation and the Reorganized Delaware Funding Amendment to Limited

Liability Company Agreement are attached to the Plan of Reorganization as Exhibits A-1, A-2 and A-3, respectively.

Among other things, the Filing Entities’ existing certificates of incorporation or other governing documents, as applicable, shall be amended to include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code.

On and after the Effective Date, all property of the Estate, and all Litigation Claims, and any property acquired by the Filing Entities under or in connection with the Plan of Reorganization, shall vest in the Reorganized Debtors free and clear of all Claims, Interests and Liens except as otherwise expressly provided in the Plan of Reorganization. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan of Reorganization or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay charges that they incur on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

Cancellation of Interests and Agreements

On the Effective Date, except as otherwise expressly provided for in the Plan of Reorganization, (i) the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Filing Entities, except such notes or other instruments evidencing indebtedness or obligations of or Interests in the Filing Entities that are Reinstated under the Plan of Reorganization to the extent not already cancelled, shall be deemed cancelled, terminated and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person; provided however that notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be deemed to continue in effect solely to the extent necessary to (1) allow holders of such Canadian Senior Unsecured Notes, Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and/or Junior Subordinated Notes to receive distributions, if any, under the Plan of Reorganization and (2) allow the Disbursing Agent(s) to make distributions under the Plan of Reorganization as set forth therein, and (ii) the obligations of the Filing Entities under the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests shall be discharged.

Board of Directors

CIT Group Inc.’s Board of Directors (the “Board”) (which as of the date of this Offering Memorandum and Disclosure Statement has ten (10) members) has determined that the appropriate size of the Board on and after the consummation of the Plan of Reorganization would be thirteen (13) directors. At the request of and in cooperation with the Steering Committee, CIT Group Inc. has engaged Spencer Stuart (“Spencer Stuart”), an internationally recognized director search firm, to assist the Nominating and Governance Committee of the Board (the “N&GC”) in identifying, interviewing and selecting candidates for the expanded Board and/or replacing members of the present Board who may decide to step down from the Board. Spencer Stuart will identify candidates who are independent of CIT Group Inc., not affiliated with, or representatives of, any of the members of the Steering Committee, and who possess the qualifications, skills and experience specified by the N&GC.

The Steering Committee will recommend to the N&GC candidates, for the Board from among the qualified individuals identified by Spencer Stuart (the “Steering Committee Nominees”). The candidates that are approved by the N&GC will be reviewed with the Federal Reserve Bank of New York and, to the extent approved by the Federal Reserve Bank of New York, will be submitted to the full Board for consideration and appointment to the Board. Upon the Effective Date of the Plan of Reorganization, the Board will include five directors that were recommended to the N&GC by the Steering Committee. The Board will nominate a slate of at least 13 directors for election at the 2010 annual meeting of stockholders which slate will not include more than five of the directors serving as of the date hereof.

Certain Corporate Governance Matters

On and after the Effective Date, Reorganized CIT will use its commercially reasonable efforts to hold its next annual meeting no later than May 31, 2010. CIT Group Inc. does not have a staggered or classified board and, accordingly, all directors of Reorganized CIT will be elected at the annual meeting. During the Chapter 11 Cases, CIT Group Inc. will not implement a stockholders’ rights plan other than (i) CIT Group Inc.’s August 12, 2009 tax benefits preservation plan or (ii) other actions CIT Group Inc. considers appropriate to preserve the benefit of net operating losses. CIT Group Inc. will not amend its certificate of incorporation during the Chapter 11 Cases to create a staggered or classified board. The Reorganized CIT Certificate of Incorporation will provide that the chairman of the board or secretary of Reorganized CIT shall call a special meeting of its stockholders at the request in writing of stockholders possessing at least 25% of the voting power of the issued and outstanding common stock of Reorganized CIT entitled to vote generally for the election of directors.

Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan of Reorganization, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan of Reorganization, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain all of the Litigation Claims, and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims. The Filing Entities will file as a Plan Supplement a non-exclusive list of claims or causes of action that the Filing Entities hold or may hold either in pending or potential litigation. The Filing Entities reserve their rights to modify such list to add or delete parties or causes of action, but disclaims any obligation to do so. The failure of the Filing Entities to specifically list any claim, right of action, suit or proceeding herein or in the Plan of Reorganization does not, and will not be deemed to, constitute a waiver or release by the Filing Entities of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Effective Date, notwithstanding anything in the Plan of Reorganization to the contrary, the Filing Entities may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

Effectuating Documents; Further Transactions

The chairman of the board of directors, president, chief executive officer, chief financial officer or any other appropriate officer of the Filing Entities shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan of Reorganization. The secretary or assistant secretary of the Filing Entities shall be authorized to certify or attest to any of the foregoing actions.

Exemption from Certain Transfer Taxes

Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of debt and equity under the Plan of Reorganization, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any contract, lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan of Reorganization shall be exempt from all taxes (including, without limitation, stamp tax or similar taxes) to the fullest extent permitted by section 1146 of the Bankruptcy Code, and the appropriate state or local governmental officials or agents shall not collect any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Release of Liens

Except as otherwise expressly provided in the Plan of Reorganization, in the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan of Reorganization, on the Effective Date, all mortgages, deeds of trust, liens or, other security interests against the property of the Filing Entities or the Estate automatically shall be released, and the holders of such mortgages, deeds of trust, liens, or other security interests shall execute such documents as may be necessary or desirable to reflect or effectuate such releases.

Provisions Governing Distributions

Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided in the Plan of Reorganization or as ordered by the Bankruptcy Court, distributions to be made on account of or in exchange for Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date. All Cash distributions shall be made from available Cash of the Reorganized Debtors. Any distribution under the Plan of Reorganization of property other than Cash shall be made by the Disbursing Agent in accordance with the terms of the Plan of Reorganization.

Disbursing Agent(s)

The Disbursing Agent(s) shall make all distributions required under the Plan of Reorganization (subject to the provisions of Articles II, III and IV of the Plan of Reorganization); provided, however, that with respect to a holder of a Claim whose distribution is governed by an agent or other agreement which is administered by an indenture trustee, agent or servicer, such distributions shall be made at the direction of the appropriate agent or servicer, or shall be deposited with the appropriate agent or servicer, who shall then deliver such distributions to the holders of Claims in accordance with the provisions of the Plan of Reorganization and the terms of the relevant indenture or other governing agreement.

Disbursing Agent(s) other than the Filing Entities including any agent or servicer, shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan of Reorganization and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

Calculation of Distribution Amounts of New Common Interests and New Notes

No fractional shares of New Common Interests or fractional currencies of New Notes shall be issued or distributed under the Plan of Reorganization or the Reorganized Debtors, or any Disbursing Agent, agent or servicer. Each Person entitled to receive New Common Interests or New Notes (collectively, the “Securities”) shall receive the total number of whole shares or currencies of New Securities to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a New Security, the Reorganized Debtors, or any Disbursing Agent, agent or servicer, shall allocate separately one whole share of New Common Interests or one whole currency of New Notes, as applicable, to such Person in order of the fractional portion of its entitlements, starting with the largest such fractional portion, until all remaining whole shares of New Common Interests or currencies of New Notes have been allocated. Upon the allocation of a whole share of New Common Interests or whole currency of New Notes to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Interests or whole currencies of New Notes which remain to be allocated, the Reorganized Debtors, or any Disbursing Agent, agent or servicer shall allocate the remaining whole shares of New Common Interests or whole currencies of New Notes to such holders by random lot or such other impartial method as the Reorganized Debtors, or any Disbursing Agent, agent or servicer deems fair. Upon the allocation of all of the whole shares of New Common Interests or whole currencies of New Notes authorized under the Plan of Reorganization, all remaining fractional portions of the entitlements, if any, shall be cancelled and shall be of no further force and effect. No shares of New Common Interests or whole currencies of New Notes will be issued and no other property will be distributed under the Plan of Reorganization or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer on account of entitlements, if any, to a fractional share of New Common Interests or fractional currency of New Notes which fall below a threshold level to be determined by the Reorganized Debtors, or any Disbursing Agent, agent or servicer, after allocation of whole shares of New Common Interests or whole currencies of New Notes in respect of fractional entitlements as described above. Accordingly, a Person who otherwise would be entitled to receive a distribution of a fractional share of New Common Interests or fraction of a currency of New Notes will not receive any such distribution if the number of fractional share of New Common Interests or fractional currency of New Notes such Person was to receive falls below such threshold.

Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (i) at each holder’s address set forth in the Filing Entities’ books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001 or (ii) at the address in any written notice of address change delivered to the Disbursing Agent, at the address set forth in the Disbursing Agent’s system. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Reorganized Debtors until such distributions are claimed. The Disbursing Agent shall deliver any non-deliverable New Common Interests and/or New Notes to the Reorganized Debtors no later than ten (10) Business Days following the first anniversary of the Effective Date. All claims for undeliverable distributions must be made within one year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Interests or New Notes held for distribution on account of such Claim shall be cancelled and of no further force or effect. Nothing contained in the Plan of Reorganization shall require any Disbursing Agent, including, but not limited to the Reorganized Debtors, to attempt to locate any holder of an Allowed Claim.

Withholding and Reporting Requirements

In connection with the Plan of Reorganization and all distributions thereunder, the Reorganized Debtors and the Disbursing Agent shall comply with all withholding, payment, and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding, payment, and reporting requirements. The Reorganized Debtors and the Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements. All amounts properly withheld from distributions of New Common Interests, New Notes, Contingent Value Rights, or New Common Interests distributed pursuant to the Contingent Value Rights, to a holder as required by applicable law and paid over to the applicable taxing authority for the account of such holder shall be treated as part of the distributions to such holder. All persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting, withholding, and payment of such taxes. Notwithstanding any other provision of the Plan of Reorganization, (i) each holder of an Allowed Claim that is to receive a distribution of New Common

Interests, New Notes or Contingent Value Rights pursuant to the Plan of Reorganization, or a distribution of New Common Interests pursuant to the Contingent Value Rights, shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan of Reorganization unless and until such holder has made arrangements satisfactory to the Reorganized Debtors and the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors’ and the Disbursing Agent’s satisfaction, established an exemption therefrom. Any New Common Interests, New Notes or Contingent Value Rights to be distributed pursuant to the Plan of Reorganization, or New Common Interests distributed pursuant to the Contingent Value Rights, shall, pending the implementation of such arrangements or the establishment of such an exemption, be treated as undeliverable pursuant to Article V.D of the Plan of Reorganization.

Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan of Reorganization of Reorganization is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for the U.S. federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

Setoffs

Except as provided in the Plan of Reorganization, the Filing Entities may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan of Reorganization in respect of such Claim, claims of any nature whatsoever that the Filing Entities may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Filing Entities of any claim that the Filing Entities may have against such holder provided further however that the Filing Entities shall not set off or offset against the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Credit Facility, Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes. Nothing in the Plan of Reorganization shall be deemed to expand rights to setoff under applicable law.

Surrender of Instruments or Securities

The Disbursing Agent(s) and/or any applicable broker or agent shall use reasonable best efforts to obtain the surrender of all certificates or instruments relating to the Canadian Senior Unsecured Notes (if Class 7 votes to accept the Plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes to the Filing Entities, the Reorganized Debtors or the Disbursing Agent and shall execute such other documents as might be necessary to effectuate the Plan of Reorganization. The Canadian Senior Unsecured Notes (if Class 7 votes to accept the Plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be marked as cancelled on and as of the Effective Date, regardless of whether the holder(s) of such Canadian Senior Unsecured Notes, Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and Junior Subordinated Notes has surrendered its certificates and instruments.

Any holder of Canadian Senior Unsecured Notes (if Class 7 votes to accept the Plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes who fails to surrender the applicable Canadian Senior Unsecured Notes (if Class 7 votes to accept the Plan), Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes required to be tendered under the Plan of Reorganization or fails to deliver an affidavit of loss or such other documents as might be required by the relevant trustee or agent, together with an indemnity in the customary form within one (1) year after the Effective Date shall have its Claim and its distribution pursuant to the Plan of Reorganization on account of such Canadian Senior Unsecured Note Claim (if Class 7 votes to accept the Plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim or Junior Subordinated Note Claim discharged and forfeited and shall not participate in any distribution under the Plan of Reorganization. Any property in respect of such forfeited Claims would revert to the Reorganized Debtors.

Lost, Stolen, Mutilated or Destroyed Securities or Instruments

In addition to any requirements under the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes or any other applicable agreement, any holder of a Canadian Senior Unsecured Note (if Class 7 votes to accept the Plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Canadian Senior Unsecured Note (if Class 7 votes to accept the Plan), Long-Dated Senior Unsecured Note, Senior Unsecured Note, the Senior Unsecured Term Loan, the Senior Unsecured Credit Agreement, Senior Subordinated Note or Junior Subordinated Note in accordance with Article V.H of the Plan of Reorganization, deliver to the Reorganized Debtors or their agent: (i) evidence reasonably satisfactory to the Reorganized Debtors of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Reorganized Debtors to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim. Upon compliance with Article V.I of the Plan of Reorganization by a holder of a claim evidenced by a Canadian Senior Unsecured Note (if Class 7 votes to accept the Plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note, such holder shall, for all purposes under the Plan of Reorganization, be deemed to have surrendered such instrument.

Provisions For Resolving Disputed, Contingent and Unliquidated Claims

Resolution of Disputed Claims

Except as provided otherwise in the Plan of Reorganization or by order of the Bankruptcy Court, holders of Claims shall not be required to file proofs of Claim with the Bankruptcy Court.

The amount and validity of any disputed, contingent and/or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that the Filing Entities reserve the right to file with the Bankruptcy Court, on or before the Claims Objection Deadline, an objection to any Claim. The Filing Entities shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

Any Claim successfully subordinated pursuant to Bankruptcy Code section 510(b) that is not otherwise included in Class 14 Subordinated 510(b) Claims shall be classified in that Class immediately below the Class in which such Claim was classified prior to subordination under Bankruptcy Code section 510(b).

In addition, the Filing Entities or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Filing Entities have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Filing Entities may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

No Distribution Pending Allowance

No payments or distributions, if any contemplated by the Plan of Reorganization, will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution, if any, will be made to the holder of such Allowed Claim in accordance with the provisions of the Plan of Reorganization. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, or the date upon which other final resolution has been reached to Allow such Claim, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled under the Plan of Reorganization. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every ninety (90) days.

Reservation of Right to Object to Allowance or Asserted Priority of Claims

Nothing in the Plan of Reorganization will waive, prejudice or otherwise affect the rights of the Filing Entities, the Reorganized Debtors or the holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim.

Treatment of Contracts and Leases

Assumed Contracts and Leases

Except as otherwise expressly provided in the Plan of Reorganization or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan of Reorganization, as of the Effective Date the Filing Entities shall be deemed to have assumed each executory contract and unexpired lease to which a Filing Entity is a party unless such contract or lease (i) previously was assumed or rejected by the Filing Entities, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to assume or reject filed on or before the Confirmation Date. The Filing Entities shall further be deemed to assume as of the Effective Date all indemnification obligations, whether arising by bylaws, other constituent documents or otherwise, to the Filing Entities’ directors and officers and all such indemnification obligations shall constitute assumed executory contracts. The Filing Entities reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which a Filing Entity is a party (except as provided in the preceding sentence). The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions described above as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan of Reorganization, issuance of the New Common Interests and/or New Notes under the Plan of Reorganization and/or any other acts taken to implement the Plan of Reorganization shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of the Filing Entities.

Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan of Reorganization is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by the Filing Entities, pursuant to the Plan of Reorganization or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the Filing Entities and their counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected, provided that any such Claims arising from the rejection of an unexpired lease of real property shall be subject to the cap on rejection damages imposed by Bankruptcy Code section 502(b)(6). Any Claims not served within such time periods will be forever barred from assertion against the Filing Entities, the Reorganized Debtors, the Estates, and their property.

Claims Based on Rejection of Employment Agreements

In the event that the Filing Entities determine to reject any employment agreements to which the Filing Entities are party, any rejection damages claims arising therefrom will be classified as Class 5 General Unsecured Claims and will likewise be Unimpaired, provided that the Filing Entities and/or the Reorganized Debtors pay such non-Filing Entity party or parties to such rejected employment agreement(s) the one-year’s compensation under Bankruptcy Code section 502(b)(7) on account of any rejection damages claim(s).

Compensation and Benefit Plans and Treatment of Retirement Plan

Except as otherwise expressly provided in the Plan of Reorganization or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan of Reorganization and subject to any limitations under applicable law, all of the Filing Entities’ programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VII.A of the Plan of Reorganization, and the Filing Entities’ obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan of Reorganization, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan of Reorganization provides for the continuation of payment by the Filing Entities of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

By accepting distribution pursuant to the Plan of Reorganization, each holder of an Allowed Claim receiving distributions pursuant to the Plan of Reorganization shall be deemed to have specifically consented to the discharge set forth in Article XIII.E of the Plan of Reorganization.

Indemnification of Directors and Officers

The Filing Entities’ indemnification obligations in favor of their officers and directors contained in the certificate of incorporation and bylaws of the Filing Entities as of the Petition Date shall be included in the amended and restated certificate of incorporation, amended and restated certificate of formation and bylaws of the Reorganized Debtors. Unless otherwise required by applicable law, all Claims of the Filing Entities’ officers and directors for indemnity arising prior to the Petition Date (including the D&O Claims) shall be deemed to be Class 5 General Unsecured Claims hereunder, and all Claims of the Filing Entities’ officers and directors for indemnity arising on and after the Petition Date shall be deemed to be Administrative Claims hereunder.

Securities to be Issued in Connection with the Plan of Reorganization

New Common Interests

On the Effective Date, the Reorganized Debtors shall issue for distribution, in accordance with the provisions of the Plan of Reorganization, the New Common Interests required for distribution pursuant to the provisions of the Plan of Reorganization. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All stock issued by the Reorganized Debtors pursuant to the provisions of the Plan of Reorganization shall be deemed to be duly authorized and issued, fully paid and nonassessable. The terms of the New Common Interests are summarized in Exhibit B to the Plan of Reorganization.

Exemption from Registration

The (i) offer by the Filing Entities and/or the Reorganized Debtors of the New Notes and New Common Interests issued under the Plan of Reorganization shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to applicable securities law and (ii) sale and issuance by the Reorganized Debtors of such New Notes and New Common Interests shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

New Notes

On the Effective Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan of Reorganization the New Notes required for distribution pursuant to the provisions of the Plan of Reorganization. All New Notes to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The terms of the New Notes are substantially set forth in the Offering Memorandum and Disclosure Statement.

Confirmation and Consummation of the Plan of Reorganization

Conditions Precedent to Confirmation of the Plan of Reorganization

The following are conditions precedent to confirmation of the Plan of Reorganization, each of which must be satisfied or waived in accordance with the Plan of Reorganization:

1. The Bankruptcy Court shall have approved the Disclosure Statement with respect to the Plan of Reorganization in form and substance reasonably satisfactory to the Filing Entities and the Steering Committee, which approval may be in the Confirmation Order.

2. The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Filing Entities and the Steering Committee.

Conditions Precedent to Effective Date of the Plan of Reorganization

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan of Reorganization:

1. The Confirmation Order, in form and substance acceptable to the Filing Entities and the Steering Committee, confirming the Plan of Reorganization shall have been entered and must provide, among other things, that:

a. the provisions of the Confirmation Order are nonseverable and mutually dependent;

b. all executory contracts or unexpired leases assumed by the Filing Entities during the Chapter 11 Cases or under the Plan of Reorganization shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignee notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

c. except as expressly provided in the Plan of Reorganization or the Confirmation Order, the Filing Entities are discharged effective upon the Confirmation Date, subject to the occurrence of the Effective Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Filing Entities’ liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of the Filing Entities that has either been assumed or rejected in the Chapter 11 Cases or pursuant to the Plan of Reorganization, (b) any obligation the Filing Entities incurred before the Confirmation Date or (c) any conduct of the Filing Entities prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

d. the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, and the Junior Subordinated Notes transferred and assigned to the Reorganized Debtors pursuant to the Plan of Reorganization, shall be deemed cancelled, terminated and extinguished effective upon the Effective Date, except as otherwise provided in the Plan of Reorganization, and all Claims arising thereunder shall be deemed satisfied on the Effective Date in exchange for (i) New Notes issued by the Reorganized Debtors, (ii) New Common Interests issued by the Reorganized Debtors, and/or (iii) the Contingent Value Rights, as applicable;

e. the Old Preferred Interests, the Old Common Interests and the Other Equity Interests shall be deemed cancelled, terminated and extinguished effective upon the Effective Date; and

f. the Reorganized Debtors’ offer of New Notes and New Common Interests and New Notes issued under the Plan of Reorganization is exempt from the registration requirements of the Securities Act pursuant to applicable securities law and the Reorganized Debtors’ issuance and sale of such New Notes and New Common Interests and New Notes under the Plan of Reorganization are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

2. The Confirmation Order shall have become a Final Order and shall not be the subject of an unresolved request for revocation under section 1144 of the Bankruptcy Code.

3. The Reorganized CIT Certificate of Incorporation, the Reorganized CIT Delaware Funding Certificate of Amendment to Certificate of Formation and the Reorganization Delaware Funding Amendment to Limited Liability Company Agreement in form and substance reasonably satisfactory to the Filing Entities and the Noteholder Steering Committee shall have been executed.

4. The Exchanges shall have been consummated and all documents to be executed in connection therewith shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.

5. The Filing Entities shall have executed and delivered all documents necessary to effectuate the issuance of New Notes and other documentation necessary to effectuate the Plan of Reorganization (including, without limitation, any material refinancings, modifications or amendments to any subsidiary level financing, conduits or securitizations) in form and substance reasonably satisfactory to the Steering Committee.

6. The Filing Entities shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Interests in form and substance reasonably satisfactory to the Steering Committee.

7. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan of Reorganization shall have been obtained.

8. All other actions, documents and agreements necessary to implement the Plan of Reorganization shall have been effected or executed.

9. Nomination of the Steering Committee Nominees to the N&GC.

Waiver of Conditions

Each of the conditions (other than entry of orders) set forth in Articles IX and X.A of the Plan of Reorganization may be waived in whole or in part by the Filing Entities with the consent of the Steering Committee, not to be unreasonably withheld, conditioned or delayed, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Filing Entities or the Steering Committee regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Filing Entities or the Steering Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

Effect of Confirmation of Plan of Reorganization

Discharge of Claims and Termination of Interests

Except as otherwise provided in the Plan of Reorganization or in the Confirmation Order, all consideration distributed under the Plan of Reorganization shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests (other than those Claims and Interests that are Unimpaired under the Plan of Reorganization) of any nature whatsoever against the Filing Entities or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan of Reorganization on account of such Claims and Interests. Upon the Effective Date, each of the Filing Entities and the Reorganized Debtors shall be deemed discharged and released under section 1141(d)(1) of the Bankruptcy Code from any and all Claims and Interests (other than those Claims and Interests that are not Impaired under the Plan of Reorganization), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the Old Preferred Interests, the Old Common Interests and the Other Equity Interests (if any) shall be cancelled, terminated and extinguished.

Releases

Releases by the Filing Entities

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Filing Entities, their Estates and the Reorganized Debtors, and any Person seeking to assert claims or exercise rights of any of the foregoing, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Filing Entities and the Reorganized Debtors to enforce the Plan of Reorganization and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date, including, to the extent the underlying claims and causes of action are property of Delaware Funding’s Estate, the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation, in any way relating to the Filing Entities, the Reorganized Debtors, the Chapter 11 Cases, the Offering Memorandum, the Plan of Reorganization or the Disclosure Statement, and that could have been asserted by or on behalf of the Filing Entities, their Estates or the Reorganized Debtors, as of the Effective Date against (i) the Filing Entities’ or the Filing Entities’ subsidiaries’ members, members of boards of managers, directors and officers (acting in such capacity or as the Filing Entities’ agents or employees), employees, advisors, attorneys, agents or representatives, in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); (ii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers (acting in such capacity or as the Steering Committee’s agents or employees), employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of its successors or assigns (in each case acting in such capacity); and (iii) solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement, JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity), provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence, or intentional fraud, in each case as determined by a final order of a court of competent jurisdiction.

Releases by Holders of Claims and Interests

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim, solely in its capacity as such, each holder of a Claim that affirmatively votes in favor of the Plan of Reorganization shall have agreed to forever release, waive and discharge all claims, defenses, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Plan of Reorganization and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) and including the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation against any and all present or future defendants named in the Canadian Senior Unsecured Notes Litigation, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Filing Entities, the Reorganized Debtors, the Chapter 11

Cases, the Filing Entities’ prepetition restructuring efforts, the Offering Memorandum, the Plan of Reorganization, the Disclosure Statement or the JPM L/C Facility or the JPM L/C Facility Agreement, against: (i) the Filing Entities and the Reorganized Debtors and their respective subsidiaries; (ii) the Filing Entities’ and their subsidiaries’ members, members of boards of managers, directors and employees, advisors, attorneys, agents or representatives, and officers (acting in such capacity or as the Filing Entities’ agents or employees), in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); and (iii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers, employees, advisors, attorneys, agents or representatives (acting in such capacity or as the Steering Committee’s agents or employees), or any of its successors or assigns (in each case acting in such capacity), each as of the Effective Date, provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence or intentional fraud, or in each case as determined by a final order of a court of competent jurisdiction.

Injunction

Except as provided in the Plan of Reorganization or the Confirmation Order, as of the Confirmation Date, subject to the occurrence of the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan of Reorganization are permanently enjoined from taking any of the following actions against the Filing Entities or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Filing Entities; and (v) commencing or continuing any action, in each case in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan of Reorganization.

By accepting distribution pursuant to the Plan of Reorganization, each holder of an Allowed Claim receiving distributions pursuant to the Plan of Reorganization shall be deemed to have specifically consented to the injunctions set forth in Article XIII.I of the Plan of Reorganization.

Exculpation and Limitation of Liability

The Reorganized Debtors, the Filing Entities, the Estate, their subsidiaries, any Committee, the Steering Committee and any and all of their respective current or former members, officers, directors, members of boards of managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case the negotiation of the terms of the Plan of Reorganization, the solicitation of acceptances of the Plan of Reorganization, the pursuit of confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or the property to be distributed under the Plan of Reorganization, except for their willful misconduct, gross negligence or intentional fraud as determined by a final order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Cases and the Plan of Reorganization.

Notwithstanding any other provision of the Plan of Reorganization, but without limiting the releases provided in the Plan of Reorganization or affecting the status or treatment of any Claim Allowed pursuant to the Plan of Reorganization, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Filing Entities, their Estates, their subsidiaries, any Committee, the Steering

Committee or any of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan of Reorganization, the pursuit of confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or the property to be distributed under the Plan of Reorganization, except for their willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction.

Enforcement of Subordination

The classification and manner of satisfying all Claims and Interests under the Plan of Reorganization takes into consideration all subordination rights, if any, whether arising by contract, under general principles of equitable subordination, sections 510 or 1129(b)(2) of the Bankruptcy Code, or otherwise. All holders in any class that votes to accept the Plan shall have been deemed to have waived all such subordination rights and shall be permanently enjoined and estopped from enforcing such subordination rights. To the extent that any such rights have not otherwise been expressly taken into account by the Plan of Reorganization, all such rights are not waived and are hereby expressly reserved.

Term of Injunctions or Stays

Unless otherwise provided in the Plan of Reorganization or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan of Reorganization or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan of Reorganization or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Binding Effect

The Plan of Reorganization shall be binding upon and inure to the benefit of the Filing Entities, all present and former holders of Claims against and Interests in the Filing Entities, whether or not such holders will receive or retain any property or interest in property under the Plan of Reorganization, their respective successors and assigns, including, without limitation, the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases.

Summary of Other Provisions of Plan of Reorganization

Modifications or Amendments of Plan of Reorganization

The Filing Entities may alter, amend or modify the Plan of Reorganization or any exhibits or schedules thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of the Steering Committee which consent shall not be unreasonably withheld, conditioned or delayed. The Filing Entities reserve the right to include any amended exhibits or schedules in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan of Reorganization, as defined in section 1101(2) of the Bankruptcy Code, the Filing Entities may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan of Reorganization so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan of Reorganization; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

Corporate Action

Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for under the Plan of Reorganization that would otherwise require approval of the interest holders, managers or directors of the

Filing Entities shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable limited liability company or general corporation law of the State of Delaware without any requirement of further action by the interest holders or directors of the Filing Entities.

Professional Fee Claims

All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Filing Entities or any Committee (if appointed) prior to the Effective Date must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than twenty-five (25) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtors may pay charges that they incur on and after the Effective Date for Professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court.

Confirmation of Plan of Reorganization for Single Debtor

The Plan of Reorganization constitutes a separate plan of reorganization for each of CIT Group Inc. and Delaware Funding. In the event that the Plan of Reorganization cannot be confirmed with respect to one of the Filing Entities, the Plan of Reorganization may nonetheless be confirmed with respect to the other Filing Entity at the request of such other Filing Entity.

Revocation, Withdrawal or Non-Consummation

The Filing Entities reserve the right to revoke or withdraw the Plan of Reorganization at any time prior to the Confirmation Date and to file other plans of reorganization. If the Filing Entities revoke or withdraw the Plan of Reorganization, or if confirmation or consummation of the Plan of Reorganization does not occur, then (i) the Plan of Reorganization shall be null and void in all respects, any settlement or compromise embodied in the Plan of Reorganization (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan of Reorganization, and any document or agreement executed pursuant to the Plan of Reorganization shall be deemed null and void, and (ii) nothing contained in the Plan of Reorganization, and no acts taken in preparation for consummation of or statements made in the Plan of Reorganization, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Filing Entities or any other Person, (b) prejudice in any manner the rights of the Filing Entities or any Person in any further proceedings involving the Filing Entities, or (c) constitute an admission of any sort by the Filing Entities or any other Person. If the Plan of Reorganization is not confirmed, then the treatment of the Claims under the Plan of Reorganization (a) shall not be deemed an admission of any kind by the holders of the Claims or a waiver of any rights or claims by the holders of the Claims, and (b) shall have no collateral estoppel, presumptive or evidentiary effect of any kind in any other matter or proceeding in the Chapter 11 Cases or in any Chapter 7 proceedings with respect to the Filing Entities.

Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Filing Entities shall be deemed to have solicited acceptances of the Plan of Reorganization in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Filing Entities and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan of Reorganization, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan of

Reorganization or the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan of Reorganization.

The Confirmation Hearing

If the Filing Entities commence the Chapter 11 Cases, the Bankruptcy Court would schedule a hearing on the confirmation of the Plan of Reorganization. At the Confirmation Hearing, the Bankruptcy Court would consider whether the Plan of Reorganization satisfies the various requirements of the Bankruptcy Code, including whether the Plan of Reorganization is feasible and whether the Plan of Reorganization is in the best interests of the holders of Claims against and Interests in the Filing Entities. At that time, the Filing Entities would submit a report to the Bankruptcy Court concerning the votes for acceptance or rejection of the Plan of Reorganization by the parties entitled to vote thereon.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan of Reorganization. Any objection to confirmation of the Plan of Reorganization would have to be made in writing and filed with the Bankruptcy Court and served on all required parties by the objection deadlines set by the Bankruptcy Court. Unless an objection to confirmation is timely served and filed, it may not be considered by the Bankruptcy Court.

Confirmation

At the Confirmation Hearing, the Bankruptcy Court could confirm the Plan of Reorganization only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan of reorganization are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan “does not discriminate unfairly” and is “fair and equitable” as to such class, (ii) feasible and (iii) in the “best interests” of creditors and interest holders that are impaired under the plan of reorganization.

Confirmation Without Acceptance of All Impaired Classes: The “Cramdown” Alternative

Under the Plan of Reorganization, Classes 14, 15, 16 and 18 are deemed to have rejected the Plan of Reorganization. In view of the deemed rejection by such Claim and Interest holders, the Filing Entities will seek confirmation of the Plan of Reorganization pursuant to the “cramdown” provisions of the Bankruptcy Code.

Specifically, Bankruptcy Code section 1129(b) provides that a plan can be confirmed even if the Plan of Reorganization is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. A bankruptcy court may confirm a Plan of Reorganization at the request of the debtors if the plan “does not discriminate unfairly” and is “fair and equitable” as to each impaired class that has not accepted the Plan of Reorganization.

A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

A plan is fair and equitable as to a class of claims which rejects a plan if the plan provides (a) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that the holder of any interest that is junior to the interests of such class will not receive or retain any property at all on account of such junior interest under the plan.

Feasibility of the Plan of Reorganization

The Bankruptcy Code requires that the Bankruptcy Court determine that confirmation of the Plan of Reorganization is not likely to be followed by liquidation or the need for further financial reorganization of the Filing Entities. For purposes of showing that the Plan of Reorganization meets this feasibility standard, the Filing Entities have analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan of Reorganization and retain sufficient liquidity and capital resources to conduct their business.

The Filing Entities believe that with a deleveraged capital structure and the Exchanges, the Filing Entities will be able to support the financial projections set forth in Appendix A to this Offering Memorandum and Disclosure Statement (the “Projections”). Based on the terms of the Plan of Reorganization, (it is assumed that the Effective Date will occur on or about 30-60 days following the Petition Date) at emergence the Reorganized Debtors shall have been released from more than $10 billion in debt obligations.

Holders of Claims against and Interests in the Filing Entities are advised, however, that the Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. FURTHERMORE, THE FILING ENTITIES’ INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, PRICEWATERHOUSECOOPERS LLP, HAVE NOT COMPILED, EXAMINED OR PERFORMED ANY OTHER PROCEDURES TO THE PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO AND ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS.

In addition to the assumptions footnoted in the Projections themselves, the Projections also assume that (i) the Plan of Reorganization will be confirmed and consummated in accordance with its terms, (ii) there will be no material adverse change in legislation or regulations, or the administration thereof, including environmental legislation or, regulations, that will have an unexpected effect on the operations of Reorganized Debtors, (iii) there will be no change in United States generally accepted accounting principles that will have a material effect on the reported financial results of Reorganized Debtors, and (iv) there will be no material contingent or unliquidated litigation or indemnity claims applicable to Reorganized Debtors. To the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and considered reasonable by the Filing Entities when taken as a whole, the assumptions and estimates underlying the Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of Reorganized Debtors.

Accordingly, the Projections are only estimates that are necessarily speculative in nature. It can be expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections, which variations may be material and are likely to increase over time. The Projections should therefore not be regarded as a representation by the Filing Entities or any other person that the results set forth in the Projections will be achieved. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The Projections should be read together with the information in the sections of this Offering Memorandum and Disclosure Statement entitled “Risk Factors” and “The Plan of Reorganization — Risks Associated with Plan of Reorganization” which set forth important factors that could cause actual results to differ from those in the Projections.

The Filing Entities do not intend to update or otherwise revise the Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Offering Memorandum and Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, the Filing Entities do not intend to update or revise the Projections to reflect changes in general economic or industry conditions. Whether actual results will conform to the Projections is subject to a number of risks and uncertainties, including:

•	the high degree of competition in the Filing Entities’ business;

•	the susceptibility of the Filing Entities’ business to general economic conditions;

•	discovery of unknown contingent liabilities;

•	the interest rate environment;

•	the ability to retain the client base;

•	the effect of tightened liquidity markets on the Filing Entities and their customers; and

•	future capital requirements.

Best Interests Test

With respect to each Impaired Class of Claims and Interests, confirmation of the Plan of Reorganization requires that each holder of a Claim or Interest either (a) accept the Plan of Reorganization or (b) receive or retain under the Plan of Reorganization property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Filing Entities were liquidated under Chapter 7 of the Bankruptcy Code. To calculate the probable distribution to holders of each Impaired Class of Claims and Interests if the Filing Entities were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Filing Entities’ assets if their Chapter 11 Cases were converted to Chapter 7 cases under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the Filing Entities’ assets by a Chapter 7 trustee.

The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both Chapter 7 cases and Chapter 11 cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Filing Entities in their Chapter 11 Cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the Filing Entities during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain Tax and Other Priority Claims (collectively, “Priority Claims”) that otherwise would be due in the ordinary course of business. Those Priority Claims would be paid in full from the liquidation proceeds before the balance would be made available to pay General Unsecured Claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of most, if not all, of the Filing Entities’ executory contracts and unexpired leases, thereby creating a significant increase in General Unsecured Claims.

The Filing Entities believe that the Plan of Reorganization meets the “best interests of creditors” test of section 1129(a)(7) of the Bankruptcy Code. The Filing Entities believe that the members of each of (i) Impaired Classes 14, 16 and 18 will receive the same distribution under the Plan of Reorganization as in a liquidation (i.e., zero) and (ii) Impaired Classes 7, 8, 9, 10, 11, 12, 13 and 15 will receive more under the Plan of Reorganization than they would receive in a liquidation. The Liquidation Analysis for each potential Chapter 7 liquidation scenario is attached hereto as Appendix B-1 and B-2, provides that in the event of a liquidation of CIT Group Inc. and/or Delaware Funding as described therein, the proceeds available for holders of Class 7, 8, 9, 10 and 11 Claims (all of whom would rank pari passu in a Chapter 7 case for CIT Group Inc.) would range from $2.05 billion to $13 billion, with a recovery of only 5.9% to 37.2% for holders of such Claims. See Appendix B-1. That Liquidation Analysis also provides that there would be no recovery to holders of Senior Subordinated Note Claims, Junior Subordinated Note Claims, Subordinated 510(b) Claims, Old Preferred Interests, Old Common Interests and Other Equity Interests. In addition, the separate Liquidation Analysis for Delaware Funding provides that there would be no recovery from the assets of Delaware Funding to holders of Canadian Senior Unsecured Note Claims under either (i) a complete liquidation of CIT Group Inc. and Delaware Funding, see Appendix B-2, Exhibit B-2.2 or (ii) the consummation of the Plan of Reorganization for CIT Group Inc. and the subsequent liquidation of Delaware Funding, see Appendix B-2, Exhibit B-2.1.

In contrast, under the Plan of Reorganization, holders of Allowed Class 6 Claims and Allowed Class 7 Claims (assuming Class 7 votes to accept the Plan) will receive a 100% recovery; holders of Allowed Class 8, 9, 10 and 11 Claims will receive a 94.4% recovery (assuming Class 7, Class 12 and Class 13 vote to accept the Plan of Reorganization); holders of Allowed Class 12 Claims will receive a 50% recovery (assuming Class 7, Class 12 and Class 13 Claims vote to accept the Plan of Reorganization); and holders of Allowed Class 13 Claims will receive a 8.1% recovery (assuming Class 7, Class 12 and Class 13 Claims vote to accept the Plan of Reorganization). Moreover, holders of Old Preferred Interests will receive Contingent Value Rights under the Plan of Reorganization. Holders of Subordinated 510(b) Claims, Old Common Interests and Other Equity Interests receive nothing under the Plan of Reorganization or in Chapter 7 liquidation. Therefore, holders of such Claims and such Interests will receive substantially more (as to Class 6, 7, 8, 9, 10, 11, 12 and 13 Claims and Class 15 Interests) or the same (as to Class 14 Claims and Class 16 and 18 Interests) under the Plan of Reorganization than in a liquidation.

The foregoing recoveries assume that Series A Notes and Series B Notes are valued at par and New Common Interests are valued based on the mid-point of the equity value range set forth in the section below titled “Equity Valuation Analysis.”

Although the Filing Entities believe that the Plan of Reorganization meets the “best interests test” of section 1129(a)(7) of the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will determine that the Plan of Reorganization meets this test. THESE ESTIMATES OF VALUE ARE SUBJECT TO A NUMBER OF ASSUMPTIONS AND SIGNIFICANT QUALIFYING CONDITIONS. ACTUAL VALUES AND RECOVERIES COULD VARY MATERIALLY FROM THE ESTIMATES SET FORTH HEREIN. See “Plan of Reorganization — Equity Valuation Analysis.”

Liquidation Analysis

In order to determine the amount of liquidation value available to creditors, the Filing Entities prepared a liquidation analysis that provides an estimate of the proceeds that may be generated as a result of a hypothetical Chapter 7 liquidation for CIT and Delaware Funding. While the Filing Entities believe that the assumptions underlying the Liquidation Analysis are reasonable, it is possible that certain of those assumptions would not be realized in an actual liquidation. The Liquidation Analysis is set forth as Appendix B-1 and B-2 to the Offering Memorandum and Disclosure Statement.

Notwithstanding the foregoing, the Filing Entities believe that any liquidation analysis with respect to the Filing Entities is inherently speculative. The liquidation analysis for the Filing Entities necessarily contains estimates of the net proceeds that would be received from a forced sale of assets and/or business units, as well as the amount of Claims that will ultimately become Allowed Claims. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan of Reorganization.

Equity Valuation Analysis

The Company has been advised by Morgan Stanley & Co. Incorporated (“Morgan Stanley”) with respect to the equity value of reorganized CIT Group Inc. (the “Common Equity Value”). The Common Equity Value was estimated by Morgan Stanley on September 30, 2009 to range from approximately $5 billion to $11 billion as of an assumed Effective Date of December 31, 2009. The foregoing Common Equity Value range reflects, among other things, factors discussed below, the current financial market conditions as of September 30, 2009, and the inherent uncertainty as to the achievement of the Projections. The Company also has asked for Morgan Stanley’s view as to whether its estimate of the Common Equity Value would materially change based on the financial impact of: (i) the inclusion and treatment of the Long-Dated Senior Unsecured Notes in the Plan, (ii) the changes to the treatment of the Canadian Senior Unsecured Notes, and (iii) the changes to the maturity schedule of the New Notes, on the financial projections, assuming no other changes to the various assumptions, financial projections or any other information that formed a substantial basis for Morgan Stanley’s estimate of the Common Equity Value on September 30, 2009. Morgan Stanley confirmed to the Company, that as of the date hereof, and without updating, changing or independently verifying any of the assumptions, financial projections or any other information that it had previously considered and which formed a substantial basis for Morgan Stanley’s views, the impact of: (i) the inclusion and treatment of the Long-

Dated Senior Unsecured Notes in the Plan, (ii) the changes to the treatment of the Canadian Senior Unsecured Notes, and (iii) the changes to the maturity schedule of the New Notes, on the financial projections would not materially change its estimate of the Common Equity Value. The Company did not request, and Morgan Stanley has not provided, an updated estimate of the Common Equity Value as of the date hereof.

Morgan Stanley’s views reflect a number of assumptions, including a successful reorganization of the Company’s business and finances in a timely manner without significant business disruptions, the availability and use of Fresh Start Reporting and the Restructuring Plan becoming effective in accordance with its terms on a basis consistent with the estimates and the assumptions discussed herein. In preparing the estimated Common Equity Value, Morgan Stanley: (a) reviewed certain historical financial information of the Company for recent years and interim periods; (b) reviewed certain internal financial and operating data of the Company; (c) reviewed certain financial projections prepared by the management of the Company; (d) reviewed certain publicly available information; (e) met with certain members of senior management of the Company to discuss the Company’s business plan, operations and future prospects; (f) considered the market values of public companies that Morgan Stanley deemed generally comparable to the Company; (g) reviewed the financial terms, to the extent publicly available, of certain acquisitions of companies that Morgan Stanley believed were comparable to the operating businesses of the Company’s operating business; and (h) conducted such other analyses as Morgan Stanley deemed appropriate under the circumstances.

Although Morgan Stanley conducted a review and analysis of the Company’s business, assets and liabilities and business plans, Morgan Stanley assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Company. With respect to the financial projections, Morgan Stanley assumed, without independent verification, that they had been reasonably prepared on bases reflecting the then best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. No independent evaluations or appraisals of the Company’s assets were sought or were obtained in connection therewith. Other than with respect to Morgan Stanley’s views specifically set forth in the first paragraph of this “Equity Valuation Analysis” section, Morgan Stanley’s estimate of the Common Equity Value was necessarily based on financial, economic, market and other conditions, as in effect on September 30, 2009, the date on which it provided its estimate, and the information made available to Morgan Stanley as of such date, regarding an assumed Effective Date of December 31, 2009. Events occurring after the respective dates of Morgan Stanley’s views may affect the Common Equity Value estimated by Morgan Stanley and the assumptions used in preparing such views, and Morgan Stanley did not assume any obligation to update or revise its view of the Common Equity Value.

Estimates of Common Equity Value do not purport to be appraisals, nor do they necessarily reflect the values which may be realized if assets are sold. The estimates of Common Equity Value prepared by Morgan Stanley assume that reorganized CIT Group Inc. continues as the owner and operator of its businesses and assets. Such estimates were developed solely for purposes of formulation and negotiation of the Plan of Reorganization and the analysis of the projected recoveries thereunder; therefore the Common Equity Value prepared by Morgan Stanley should not be relied upon or used for any other purpose. Such estimates reflect computations of the estimated Common Equity Value of reorganized CIT Group Inc. through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market values that may be realized through the sale of any securities to be issued pursuant to the Plan of Reorganization, which may be significantly different from the amounts set forth herein.

The value of a business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of Common Equity Value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Depending on the results of the Company’s operations or changes in the financial markets, Morgan Stanley’s valuation analysis as of the Effective Date may differ from that disclosed herein.

In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates; conditions in the financial markets; the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis; and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by other factors not possible to predict. Accordingly, the Common Equity Value estimated by Morgan Stanley on September 30, 2009 does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets and does not constitute any recommendations whether to tender, purchase or sell any securities. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the Common Equity Value ranges associated with Morgan Stanley’s valuation analysis.

Application of the ‘Best Interests’ of Creditors Test to the Liquidation Analyses and the Valuation

Under the Plan of Reorganization, with respect to Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13, it is impossible to determine with any specificity the value that will be distributed to holders of such Claims. This difficulty in estimating the value of recoveries is due to the lack of any public market for the New Common Interests and/or the New Notes.

Notwithstanding the difficulty in quantifying recoveries to holders of Allowed Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13 with precision, the Filing Entities believe that the financial disclosures and Projections contained herein imply a greater or equal recovery to holders of Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13 than the recovery available in a Chapter 7 liquidation. As set forth in the Liquidation Analysis for each potential Chapter 7 scenario, holders of Allowed Claims in Class 8, Class 9, Class 10 and Class 11 are estimated to receive a recovery of 5.9% (low value) to 37.2% (high value) in a Chapter 7 liquidation. See Appendix B-1. Under the Plan of Reorganization and based on the face amount and aggregate initial liquidation preference of the New Common Interests such Class 8, Class 9, Class 10 and Class 11 Claimholders are estimated to receive a recovery of approximately 94.4%. The foregoing recoveries assume that New Common Interests are valued based on the mid-point of the equity value range set forth in the section above titled “Equity Valuation Analysis.”

As set forth in the liquidation analysis, holders of Claims and Interests in Classes 12, 13, 14, 15, 16 and 18 would receive no recovery in a hypothetical Chapter 7 case.

In addition, the separate Liquidation Analysis for Delaware Funding provides that there would be no recovery from the assets of Delaware Funding to holders of Canadian Senior Unsecured Note Claims under either (i) a complete liquidation of CIT Group Inc. and Delaware Funding, see Appendix B-2, Exhibit B-2.2 or (ii) the consummation of the Plan of Reorganization for CIT Group Inc. and the subsequent liquidation of Delaware Funding, see Appendix B-2, Exhibit B-2.1.

Accordingly, the Filing Entities believe that the “best interests” test of section 1129 of the Bankruptcy Code is satisfied because the Filing Entities believe that the members of each Impaired Class will receive greater or equal value under the Plan of Reorganization than they would in a liquidation. Although the Filing Entities believe that the Plan of Reorganization meets the “best interests test” of section 1129(a)(7) of the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will determine that the Plan of Reorganization meets this test.

Risk Factors Associated with Plan of Reorganization

Holders of Claims and Interests against the Filing Entities should read and consider carefully the information set forth below, as well as the other information set forth in this Offering Memorandum and Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), prior to voting to accept or reject the Plan of Reorganization. This information, however, should not be regarded as the only risks involved in connection with the Plan of Reorganization and/or its implementation. In particular, please see “Risk Factors,” including “Risk Factors — Risks Related to the Plan of Reorganization.”

Certain Bankruptcy Considerations

1. Failure to Satisfy Vote Requirement.

If the Offers are not consummated and the Filing Entities obtain the requisite votes to accept the Plan of Reorganization in accordance with the requirements of the Bankruptcy Code, the Filing Entities may file voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Plan of Reorganization. In the event that sufficient votes are not received, the Filing Entities may or may not file petitions for relief under Chapter 11 or Chapter 7 of the Bankruptcy Code. In such event, the Filing Entities may seek to accomplish an alternative restructuring of their capitalization and their obligations to creditors.

2. Non-Confirmation or Delay of Confirmation of the Plan of Reorganization.

The Bankruptcy Court, which sits as a court of equity, may exercise substantial discretion. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of the Plan of Reorganization not be followed by a need for further financial reorganization and that the value of distributions to dissenting creditors and shareholders not be less than the value of distributions such creditors and shareholders would receive if the Filing Entities were liquidated under Chapter 7 of the Bankruptcy Code. Although the Filing Entities believe that the Plan of Reorganization will meet such tests, there can be no assurance that the Bankruptcy Court would reach the same conclusion.

3. Risk of Non-Occurrence of the Effective Date.

Although the Filing Entities believe that the Effective Date will occur reasonably soon after the Confirmation Date, there can be no assurance as to such timing or as to whether it will occur.

4. General Effect.

The filing of bankruptcy petitions by the Filing Entities, and the publicity attendant thereto, may adversely affect the Filing Entities’ business. The Filing Entities believe that any such adverse effects may worsen during the pendency of protracted Chapter 11 Cases if the Plan of Reorganization is not confirmed as expected.

5. Effect of the Filing Entities’ Chapter 11 Cases on Relations with Clients and Borrowers.

Although the Filing Entities believe that they have good relationships with their clients and borrowers and intend to seek authority from the Bankruptcy Court on the Petition Date to continue funding loan commitments, lines of credits, factoring, receivable and collection management products and secured financing to their clients by the Filing Entities and on behalf of their non-Debtor operating affiliates, there can be no assurance that such clients will continue to consummate transactions with the Filing Entities after the commencement of the Chapter 11 Cases. Therefore, the Chapter 11 Cases may adversely affect the Filing Entities’ business and cause certain customers to cease consummating transactions with the Filing Entities.

6. Methods of Solicitation.

Section 1126(b) of the Bankruptcy Code provides that the holder of a claim against, or interest in, a debtor who accepts or rejects a plan of reorganization before the commencement of a Chapter 11 case is deemed to have accepted or rejected such plan under the Bankruptcy Code so long as the solicitation of such acceptance was made in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitations, or, if such laws do not exist, such acceptance was solicited after disclosure of “adequate information,” as defined in section 1125 of the Bankruptcy Code.

In addition, Bankruptcy Rule 3018(b) states that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule or regulation, and such acceptance or rejection was solicited in accordance with section 1125(b) of the Bankruptcy Code.

The Filing Entities believe that the use of the Offering Memorandum and Disclosure Statement and Ballots for the purpose of obtaining acceptances of the Plan of Reorganization and the Filing Entities’ solicitation of the Plan of Reorganization is in compliance with the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will decide that the Filing Entities’ solicitation of the Plan of Reorganization meets the requirements of section 1126(b) of the Bankruptcy Code. If the Bankruptcy Court determines that the solicitation does not comply with the requirements of section 1126(b) of the Bankruptcy Code, the Filing Entities may seek to resolicit acceptances, and, in such event, confirmation of the Plan of Reorganization could be delayed and possibly jeopardized.

7. Classification and Treatment of Claims and Equity Interests.

Section 1122 of the Bankruptcy Code requires that the Plan of Reorganization classify Claims against, and Interests in, the Filing Entities. The Bankruptcy Code also provides that the Plan of Reorganization may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Filing Entities believe that all Claims and Interests have been appropriately classified in the Plan of Reorganization.

8. Risk of Non-Confirmation of the Plan of Reorganization with Respect to Delaware Funding.

Delaware Funding believes that its only creditors are the lenders under the Senior Credit Facility, of which Delaware Funding is a guarantor, the holders of the Canadian Senior Unsecured Note Claims and Intercompany Claims of its affiliates. Claims under the Senior Credit Facility and Intercompany Claims are Unimpaired under the Plan of Reorganization. Accordingly, in order to comply with section 1129(a)(10) of the Bankruptcy Code and confirm the Plan of Reorganization with respect to Delaware Funding, Class 7 Canadian Senior Unsecured Note Claims will have to vote in favor of the Plan of Reorganization. Should Class 7 reject the Plan of Reorganization, Delaware Funding reserves the right to liquidate its assets. As set forth in the Liquidation Analysis attached hereto, liquidation of Delaware Funding would result in no recovery to unsecured creditors.

To the extent that the Bankruptcy Court finds that a different classification is required for the Plan of Reorganization to be confirmed, the Filing Entities presently anticipate that they would seek (i) to modify the Plan of Reorganization to provide for whatever classification might be required for confirmation and (ii) to use the acceptances received from any creditor pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such creditor ultimately is deemed to be a member. Any such reclassification of creditors, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such creditor was initially a member, or any other Class under the Plan of Reorganization, by changing the composition of such Class and the vote required for approval of the Plan of Reorganization. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan of Reorganization based upon such reclassification. Except to the extent that modification of classification in the Plan of Reorganization requires resolicitation, the Filing Entities will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan of Reorganization of any holder of Claims pursuant to this solicitation will constitute a consent to the Plan of Reorganization’s treatment of such holder regardless of the Class as to which such holder is ultimately deemed to be a member. The Filing Entities believe that under the Bankruptcy Rules the Filing Entities would be required to resolicit votes for or against the Plan of Reorganization only when a modification adversely affects the treatment of the Claim of any creditor or equity holder.

The Bankruptcy Code also requires that the Plan of Reorganization provide the same treatment for each Claim or Interest of a particular Class unless the holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Filing Entities believe that they have complied with the requirement of equal treatment. However, to the extent that the Bankruptcy Court finds that the Plan of

Reorganization does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Plan of Reorganization.

Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and Effective Date of the Plan of Reorganization and could increase the risk that the Plan of Reorganization will not be consummated.

Considerations Regarding the Exchanges and the Contingent Value Rights

The Company is highly leveraged relative to its cash flow, and its liquidity position has been declining. There is a significant risk that the Company will not be able to meet its debt service obligations, and be unable to meet certain financial covenants in its credit facilities. As of August 31, 2009, the Company’s liquidity portfolio (cash readily available to cover operating demands from across our business operations and maturing obligations) totaled $2.3 billion. The Company has approximately $1.6 billion of unsecured long-term debt maturing during the remainder of 2009, including approximately $0.8 billion aggregate principal amount of notes due in the first week of November. Additionally, the Company has estimated secured facilities maturities (which are generally repaid in tandem with underlying receivable maturities) of $5.3 billion for the twelve months ending August 31, 2010.

As a result of the events described above and in effort to improve the Company’s short-term liquidity and capital structure and generally reduce the Company’s financial risk, the Company has initiated restructuring efforts, as described further in the section of this Offering Memorandum and Disclosure Statement entitled “Summary — Restructuring Plan” which include:

•	conducting Offers for its outstanding unsecured notes to improve financial flexibility by extending the maturities of such indebtedness and reducing overall indebtedness. The Company is offering eligible holders of Old Notes the ability to exchange such notes for New Notes and/or shares of New Preferred Stock, as applicable, as described in this Offering Memorandum and Disclosure Statement;

•	holding discussions with noteholders concerning actions which would result in improvements to the Company’s liquidity and capital position; and

•	negotiating the terms of the Exchanges, the Contingent Value Rights, and the Plan of Reorganization.

Even if the Company is successful in implementing all of the actions described above, the Company will be required, in order to satisfy liquidity needs and comply with anticipated covenants to be included in new debt agreements requiring maintenance of minimum cash balances, to consummate in the near term certain asset sales or other capital generating actions over and above normal activities. Moreover, the amount of liquidity needed may be greater than currently anticipated as a result of additional factors and events (such as interest rate fluctuations and margin calls) that increase the Company’s cash needs causing the Company to be unable to independently satisfy near-term liquidity requirements.

The Filing Entities believe that the completion of the Exchanges is critical to their continuing viability. If the Company is not able to consummate the Plan of Reorganization and the Exchanges, the Filing Entities may seek to accomplish an alternative restructuring of their capitalization and/or commence cases under the Bankruptcy Code without the benefit of the Plan of Reorganization. The Filing Entities cannot be sure that any alternative restructuring arrangement or plan would result in a successful reorganization of the Filing Entities or that any reorganization would be on terms as favorable to the holders of the Old Notes as the terms of the Offers or the Plan of Reorganization.

Alternatives to Confirmation and Consummation of the Plan of Reorganization

The Filing Entities believe that the Plan of Reorganization affords holders of Claims the potential for the greatest recovery and, therefore, is in the best interests of such holders. The Plan of Reorganization as presented is the result of considerable negotiations among the Filing Entities and the Steering Committee.

If, however, the requisite acceptances are not received, or the Plan of Reorganization is not confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan of reorganization or (ii) liquidation of the Filing Entities under Chapter 7 or 11 of the Bankruptcy Code.

Alternative Plan(s) of Reorganization

If the requisite acceptances are not received or if the Plan of Reorganization is not confirmed, the Filing Entities may file Chapter 11 petitions and attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Filing Entities’ businesses or an orderly liquidation of assets.

The Filing Entities’ businesses could suffer from increased costs, erosion of customer confidence and liquidity difficulties if it remained debtor in possession during a lengthy Chapter 11 process while trying to negotiate a plan of reorganization.

The Filing Entities believe that the Plan of Reorganization, which is the result of extensive negotiations between the Filing Entities and the Noteholder Steering Committee, enables creditors to realize the greatest possible value under the circumstances and that, compared to any later alternative plan of reorganization, the Plan of Reorganization has the greatest chance to be confirmed and consummated.

Liquidation Under Chapter 7 or Chapter 11

If no plan is confirmed, the Filing Entities may be forced to liquidate under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Filing Entities’ assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Filing Entities.

The Filing Entities believe that in a liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Filing Entities’ Estate. Outstanding letters of credit (if any) which would otherwise not be drawn would be drawn. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Filing Entities’ assets.

The Filing Entities could also be liquidated pursuant to the provisions of a Chapter 11 plan of liquidation. In a liquidation under Chapter 11, the Filing Entities’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.

The Filing Entities believe that any alternative liquidation under Chapter 7 or Chapter 11 is a much less attractive alternative to creditors than the Plan of Reorganization because of the greater return the Filing Entities believe is provided to creditors under the Plan of Reorganization.

PROCEDURES FOR VOTING ON THE PLAN OF REORGANIZATION

Notice to Holders of Claims

This Offering Memorandum and Disclosure Statement is being transmitted to holders of Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13. Pursuant to section 1126(g) of the Bankruptcy Code, Claims in Classes 1, 2, 3, 4 and 5 and Interests in Class 17 are unimpaired and Claims in Class 14 and Interests in Classes 15, 16 and 18 are impaired under the Plan, and holders of such Claims and Interests are not entitled to vote on the Plan of Reorganization. Accordingly, holders of Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13 will be the only holders of Claims (or Interests) that will vote on the Plan. The purpose of this Offering Memorandum and Disclosure Statement is to provide adequate information to enable such Claim holders to make a reasonably informed decision with respect to the Plan of Reorganization prior to exercising their right to vote to accept or reject the Plan of Reorganization. Any capitalized terms used in this section and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan of Reorganization.

ALL HOLDERS OF CLAIMS IN CLASS 6, CLASS 7, CLASS 8, CLASS 9, CLASS 10, CLASS 11, CLASS 12 AND CLASS 13 ARE ENCOURAGED TO READ THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN OF REORGANIZATION. This Offering Memorandum and Disclosure Statement contains important information about the Plan of Reorganization and considerations pertinent to acceptance or rejection of the Plan of Reorganization.

THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT IS THE ONLY DOCUMENT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN OF REORGANIZATION. No solicitation of votes may be made except after distribution of this Offering Memorandum and Disclosure Statement, and no person has been authorized to distribute any information concerning the Filing Entities other than the information contained herein.

CERTAIN OF THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the Projections and except as otherwise specifically and expressly stated herein, this Offering Memorandum and Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Offering Memorandum and Disclosure Statement. The Filing Entities do not intend to update the Projections; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Filing Entities do not anticipate that any amendments or supplements to this Offering Memorandum and Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Offering Memorandum and Disclosure Statement will not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

Solicitation Package

In soliciting votes for the Plan of Reorganization pursuant to this Offering Memorandum and Disclosure Statement from the holders of Claims in Class 6, Class 7, Class 8, Class 9, Class 10, Class 11, Class 12 and Class 13, the Filing Entities are also sending copies of the Plan of Reorganization and a ballot (a “Ballot”) (together with the Offering Memorandum and Disclosure Statement, the “Solicitation Package”) to such holders of claims.

Voting Procedures and Ballots and Voting Deadline

The “Voting Record Date” for purposes of determining noteholders that are eligible to vote on the Plan of Reorganization is the Original Expiration Date or Long Term Expiration Date, as applicable (as such expiration dates may be extended by the Filing Entities). Any Beneficial Holder whose Old Notes are registered or held of record in the name of his broker, dealer, commercial bank, trust company or other Nominee and who wishes to vote on the Plan of Reorganization should provide their instructions with respect to the Offers and/or Plan of Reorganization to their Nominee. The Nominee will need to tender the underlying Old Notes on behalf of the Beneficial Holder, in accordance with the Beneficial Holder’s instructions.

There are three different voting choices in connection with the Offers and Plan of Reorganization, which are outlined in greater detail below. The Ballot (which is Appendix E to the Offering Memorandum) was designed to assist Beneficial Holders of Old Notes to understand the voting process and to provide the correct instruction to their Nominee. Beneficial Holders of Old Notes should not return the Ballot to their Nominee or the Voting Agent to cast their vote. Instead, Beneficial Holders will need to provide their instructions to their Nominee holding their Old Notes in accordance with the directions provided by their Nominee. By providing instructions to their Nominee holding their Old Notes, Beneficial Holders of Old Notes are requesting that their Nominee (1) tender the underlying Old Notes on their behalf in accordance with the instructions provided, and (2) execute a master ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization. Beneficial Holder instructions to their Nominee will have the same effect as if such holder had completed and returned a physical ballot to indicate their vote with respect to the Plan, provide certain certifications, and consent to any other conditions contained therein, including release and exculpation provisions.

Beneficial holders have three voting options, as follows:

OPTION 1.  PARTICIPATE in the Offers; vote to ACCEPT the Plan of Reorganization.

OPTION 2.  NOT PARTICIPATE in the Offers; vote to ACCEPT the Plan of Reorganization.

OPTION 3.  NOT PARTICIPATE in the Offers; vote to REJECT the Plan of Reorganization.

Beneficial holders may also instruct with respect to a fourth option, which is the default option for those Beneficial Holders that do not provide any instructions:

OPTION 4.  Take no action; not participate in Offers; not vote on the Plan of Reorganization.

Beneficial Holders that instruct their Nominee to take no action, or fail to provide timely instructions, may nevertheless be bound by the terms of the Plan of Reorganization and have the relevant treatment applied to their Old Notes if the Plan of Reorganization is consummated.

Please note that once a Beneficial Holder’s Old Notes have been tendered, the Old Notes will not be able to be traded. Withdrawals from the Offers and modifications to votes to accept or reject the Plan will not be permitted after the Voting Deadline. If the Offers are not successful and the company does not commence their prepackaged bankruptcy cases, any Old Notes tendered into Option 1, Option 2, or Option 3 will be returned to the broker, dealer, commercial bank, trust company or other nominee that tendered the Old Notes.

Soon after commencement of their prepackaged bankruptcy cases (if the Potential Debtors opt to commence such prepackaged cases), any Old Notes (except for CIT Long Term Old Notes) tendered into Option 1, Option 2, or Option 3 will be returned to the broker, dealer, commercial bank, trust company or other nominee that tendered the Old Notes.

Holders of Old Notes that are privately held should follow the instructions on their Letter of Transmittal/Ballot.

Parties in Interest Entitled to Vote

Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan of reorganization unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

In general, a holder of a claim or interest may vote to accept or to reject a plan of reorganization if (i) the claim or interest is “allowed,” which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan. Claims in Classes 1, 2, 3, 4 and 5 and Interests in Class 17 are Unimpaired under the Plan of Reorganization, and holders of such Claims are therefore not entitled to vote. Claims in Class 14 and Interests in Classes 15, 16 and 18 are Impaired under the Plan of Reorganization, and holders of such Claims and Interests are therefore not entitled to vote. Accordingly, only holders of Claims in Classes 6, 7, 8, 9, 10, 11, 12 and 13 are entitled to vote on the Plan of Reorganization.

By providing instructions to be included on a Master Ballot, each holder of Claims in Classes 6, 7, 8, 9, 10, 11, 12 and 13 will be confirming that (i) such holder and/or legal and financial advisors acting on its behalf has had the opportunity to ask questions of, and receive answers from, the Filing Entities concerning the terms of the Plan of Reorganization, the business of the Filing Entities and other related matters, (ii) the Filing Entities have made available to such holder or its agents all documents and information relating to the Plan of Reorganization and related matters reasonably requested by or on behalf of such holder and (iii) except for information provided by the Filing Entities in writing, and by their own agents, such holder has not relied on any statements made or other information received from any person with respect to the Plan of Reorganization.

By providing instructions to be included on a Master Ballot each holder of a Claim in Classes 6, 7, 8, 9, 10, 11, 12 and 13 also acknowledges that the interests being offered pursuant to the Plan of Reorganization are not being offered pursuant to a registration statement filed with the Securities and Exchange Commission and represents that any such securities will be acquired for its own account and not with a view to any distribution of such interests in violation of the Securities Act. It is expected that when issued pursuant to the Plan of Reorganization such interests will be exempt from the registration requirements of the Securities Act by virtue of section 1145 of the Bankruptcy Code and may be resold by the holders thereof subject to the provisions of such section 1145.

Waivers of Defects, Irregularities, Etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Letters of Transmittal/Ballots or Master Ballots will be determined by the Filing Entities in their sole discretion, which determination will be final and binding. As indicated below under “Withdrawal of Instructions and Master Ballots; Revocation,” effective withdrawals of Ballots must be delivered via facsimile to the Filing Entities prior to the Voting Deadline. The Filing Entities reserve the absolute right to contest the validity of any such withdrawal. The Filing Entities also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Filing Entities or their counsel, be unlawful. The Filing Entities further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Filing Entities, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Filing Entities (or the Bankruptcy Court) determine. Neither the Filing Entities nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

Withdrawal of Instructions and Master Ballots; Revocation

Holders of Old Notes through a broker, dealer, commercial bank, trust company or other nominee: Any party who has delivered valid instructions with respect to the Exchange Offer and Plan of Reorganization may withdraw such instruction by requesting that the broker, dealer, commercial bank, trust company or other nominee (a) withdraw their Old Notes and (b) submit an appropriate amending and superseding Master Ballot with respect to such Old Notes.

Holders of Old Notes that are privately held: Any party who has delivered a Letter of Transmittal/Ballot with respect to Old Notes for the tendering of Old Notes into the Exchange Offer and acceptance or rejection of the Plan of Reorganization may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent at any time prior to the Voting Deadline.

Master Ballots: Any party who has delivered a Master Ballot with respect to Old Notes for the tendering of Old Notes into the Exchange Offer and acceptance or rejection of the Plan of Reorganization may withdraw such Master Ballot by delivering a written notice of withdrawal to the Voting Agent at any time prior to the Voting Deadline AND withdrawing the related tender of Old Notes.

A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Letter of Transmittal/Ballot or Master Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Voting Agent in a timely manner at the address set forth below. The Potential Debtors will determine whether any withdrawals of Letters of Transmittal/Ballots or Master Ballots were valid and expressly reserve the absolute right to contest the validity of any such withdrawals of Letters of Transmittal/Ballots or Master Ballots. Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of a Letter of Transmittal/Ballot or Master Ballot which is not received in a timely manner by the Potential Debtors will not be effective to withdraw a previously cast Letter of Transmittal/Ballot or Master Ballot.

Any party who has previously submitted to the Voting Agent prior to the Voting Deadline a properly completed Letter of Transmittal/Ballot or Master Ballot may revoke such Letter of Transmittal/Ballot or Master Ballot and change his or its vote by submitting to the Potential Debtors prior to the Voting Deadline a subsequent properly completed Letter of Transmittal/Ballot or Master Ballot for acceptance or rejection of the Plan of Reorganization, and effect the related tender of the underlying security. In the case where more than one timely, properly completed Letter of Transmittal/Ballot or Master Ballot is received, only the Ballot which bears the latest date of receipt by the Voting Agent will be counted for purposes of determining whether the requisite acceptances have been received.

Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim or about the packet of material you received, please contact the information agent toll free at (800) 758-5880 or +1 (212) 269-5550. If you wish to obtain an additional copy of the Plan of Reorganization, the Offering Memorandum and Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the exchange agent, whose contact information is set forth on the back cover of this Offering Memorandum and Disclosure Statement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations to eligible holders of Old Notes who participate in the Offers and certain holders of Old Notes that are entitled to vote on the Plan of Reorganization. This summary only addresses tax considerations relevant to holders that hold the Old Notes, and will hold the New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights, as applicable, as “capital assets” within the meaning of the Tax Code. This summary is based on the Tax Code, Treasury regulations promulgated thereunder, published rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial and administrative interpretations thereof, in each case as in effect and available as of the date hereof. Subsequent developments in any of the foregoing, or changes in how any of these authorities are interpreted, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of participating in the Offers or Plan of Reorganization, and of owning and disposing of New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights as described in this summary. No ruling will be sought from the IRS with respect to any statement or conclusion in this summary, and no assurance can be given that the IRS will not challenge such statement or conclusion in this summary or, if challenged, a court will uphold such statement or conclusion.

This summary does not purport to address all tax consequences that may be important to a particular holder in light of that holder’s investment or other circumstances, or to certain categories of investors that may be subject to special rules, including, among others, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers or traders in securities or currencies, tax-exempt entities, partnerships or other pass-through entities, investors holding Old Notes, New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights as part of an “integrated,” “hedging” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes, grantor trusts, “U.S. Holders” (as defined below) that have a “functional currency” other than the U.S. dollar, holders that have a taxable year other than a calendar year, U.S. expatriates, and holders subject to the federal alternative minimum tax (the “AMT”). This summary also does not address any tax consequences to secondary purchasers of New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights. In addition, this discussion does not address any tax considerations arising under the U.S. federal estate and gift tax laws, or the law of any state, local, foreign or other taxing jurisdiction.

For U.S. federal income tax purposes, because Delaware Funding is a disregarded entity wholly owned by CIT Leasing Company of Delaware, the Delaware Funding Old Notes and Series B Notes are treated as issued by CIT Leasing Company of Delaware.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER OF ACQUIRING THE NEW NOTES, NEW PREFERRED STOCK, NEW COMMON INTERESTS, OR CONTINGENT VALUE RIGHTS PURSUANT TO THE OFFERS OR PLAN OF REORGANIZATION AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, NEW PREFERRED STOCK, NEW COMMON INTERESTS, OR CONTINGENT VALUE RIGHTS, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of the Old Notes who or that is for U.S. federal income tax purposes: (i) an individual that is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more United States persons have the authority to control all of the substantial decisions of such trust.

For purposes of the following summary, a “Non-U.S. Holder” is a beneficial owner of Old Notes that is neither a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) nor a U.S. Holder.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the Old Notes, the U.S. federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners. A partnership considering participating in the Offers or Plan of Reorganization should consult its own independent tax advisors about the consequences to its partners of acquiring the New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights pursuant to the Offers or Plan of Reorganization and the ownership or disposition of the New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights by the partnership.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS OF OLD NOTES ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE TAX CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

I.	U.S. Federal Income Tax Consequences to U.S. Holders

1. The Indenture Amendments

On October 1, 2009, and October 16, 2009 we amended each of the indentures under which the Old Notes were issued to provide guarantees by all of our current wholly-owned domestic subsidiaries, with the exception of CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries. Generally, under applicable Treasury Regulations, a “significant modification” of a debt instrument will result in a deemed exchange of the “old” debt instrument for a “new” debt instrument for U.S. federal income tax purposes upon which gain or loss may be recognized, even if no actual exchange of the debt instrument occurs. A modification means any alteration, including any deletion or addition of a legal obligation of the issuer of a debt instrument. A modification is a significant modification only if, based on all facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. A modification that adds or otherwise alters a substantial amount of the collateral for, a guarantee on, or other form of credit enhancement for a recourse debt instrument is a significant modification if the modification results in a change in payment expectations. A change in payment expectations occurs if there is a substantial enhancement of the obligor’s capacity to meet the payment obligations under a debt instrument and that capacity was primarily speculative prior to the modification and is adequate after the modification. We do not believe that the addition of the guarantees will substantially enhance our capacity to meet our payment obligations under the Old Notes.

Accordingly, we intend to treat the addition of the guarantees as not causing a significant modification of the Old Notes under the Treasury Regulations that would result in a deemed exchange of the Old Notes for U.S. federal income tax purposes. Based upon such position, the addition of the guarantees should have no U.S. federal income tax consequences to U.S. Holders. However, there can be no assurance that the IRS will not challenge this position, in which case the addition of the guarantees would result in a deemed exchange upon which gain or loss would be recognized unless such exchange qualified as a recapitalization as described below under “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Tax-Free Recapitalization” below. U.S. Holders should consult their tax advisors as to the consequences of the addition of the guarantees.

2. The Offers

A. The CIT Offers

The U.S. federal income tax consequences resulting from the CIT Offers to U.S. Holders of CIT Old Notes will vary depending upon, among other things, whether such CIT Old Notes and New Notes received in exchange therefor constitute “securities” for U.S. federal income tax purposes. Neither the Tax Code nor the Treasury Regulations promulgated thereunder defines the term “security.” Whether an instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all of the facts and circumstances. Certain authorities have held that the length of the initial term of the debt instrument is an important factor in making such a determination. Generally, these authorities have indicated that an initial term of less than five years is evidence that the instrument is not a security, whereas an initial term of ten years or more is evidence that it is a security. Nevertheless, there are numerous other factors that may be taken into account in determining whether a debt instrument is a security, including, but not limited to, whether repayment is secured, the level of creditworthiness of the obligor, whether or not the instrument is subordinated, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or are accrued. Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the status of their CIT Old Notes and New Notes as “securities” for U.S. federal income tax purposes.

Tax-Free Recapitalization.  If both the CIT Old Notes and the New Notes constitute “securities” for U.S. federal income tax purposes, the exchange of such CIT Old Notes for New Notes and/or New Preferred Stock by a U.S. Holder pursuant to the CIT Offers should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder of CIT Old Notes should not recognize gain or loss on the exchange of its CIT Old Notes for New Notes and/or New Preferred Stock. A U.S. Holder’s initial tax basis in the New Notes and New Preferred Stock would equal the holder’s adjusted tax basis in its CIT Old Notes, which should be allocated among the New Notes and New Preferred Stock based upon the relative fair market values thereof. The holding period for the New Notes and New Preferred Stock will include the holder’s holding period for the CIT Old Notes surrendered pursuant to the CIT Offers. In addition, a U.S. Holder will recognize interest income to the extent of any payment of cash attributable to accrued but unpaid interest not previously included in income.

Partially Taxable Recapitalization.  If the CIT Old Notes constitute “securities” for U.S. federal income tax purposes but the New Notes do not, the exchange of such CIT Old Notes for New Notes and New Preferred Stock should constitute a partially taxable recapitalization for U.S. federal income tax purposes. A U.S. Holder of any such CIT Old Notes would generally realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the “issue price” of the New Notes and the fair market value of the New Preferred Stock on the Settlement Date received in exchange for such CIT Old Notes and (2) the holder’s adjusted tax basis in its CIT Old Notes. Gain realized, if any, will be recognized (i.e., subject to tax), but only to the extent such gain does not exceed the issue price of the New Notes received by such U.S. Holder. Any loss realized will not be recognized. In addition, a U.S. Holder will recognize interest income to the extent of any payment of cash attributable to accrued but unpaid interest not previously included in income.

For these purposes the issue price of the New Notes (which will be determined separately for the New Notes of each maturity date) will equal (i) their fair market value on the Settlement Date if the New Notes are considered to be “publicly traded” for U.S. federal income tax purposes or (ii) the fair market value of the CIT Old Notes if the CIT Old Notes but not the New Notes are considered to be publicly traded. If neither the CIT Old Notes nor the New Notes are considered to be publicly traded, then the issue price of the New Notes will be their principal amount. The New Notes will generally be considered to be “publicly traded” property if, at any time during the 60-day period ending 30 days after the Settlement Date, they appear on a system of general circulation that provides a reasonable basis to determine the fair market value of the New Notes by disseminating either (i) recent price quotations (including rates, yields, or other pricing information) of one or more identified brokers, dealers or traders or (ii) actual prices (including rates, yields, or other pricing information) of recent sales transactions. Although we anticipate that the New Notes will be publicly traded, no assurances can be given in this regard. The rules regarding the determination of issue price are complex and highly detailed and you should consult your tax advisor regarding the determination of the issue price of the New Notes.

A U.S. Holder’s adjusted tax basis in a CIT Old Note will be equal to the cost of the note to such U.S. Holder, as reduced in the event that the U.S. Holder claimed a bad debt deduction with respect to the CIT Old Note, increased by any original issue discount previously included in income and reduced by any cash payments received on the CIT Old Note other than payments of “qualified stated interest.” If applicable, a U.S. Holder’s tax basis in a CIT Old Note will also be increased by any market discount previously included in income by such U.S. Holder pursuant to an election to include market discount in income currently as it accrues and reduced by any amortizable bond premium which the U.S. Holder has previously deducted.

In the case of a partially taxable recapitalization, a U.S. Holder’s tax basis in the New Preferred Stock received will generally be equal to the adjusted tax basis of the CIT Old Notes exchanged therefor pursuant to the CIT Offers, increased by the amount of gain recognized by such holder, and decreased by the issue price of the New Notes. A U.S. Holder’s tax basis in the New Notes received will generally be equal to their issue price. The holding period of the New Preferred Stock will include the holder’s holding period for the CIT Old Notes surrendered pursuant to the CIT Offers. The holding period for the New Notes should begin on the day following the Settlement Date.

Fully Taxable Transaction.  The exchange of a CIT Old Note that does not constitute a “security” for U.S. federal income tax purposes should constitute a fully taxable exchange for U.S. federal income tax purposes. As a result, a U.S. Holder of any such CIT Old Notes would generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the “issue price” of the New Notes (as described under “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Partially Taxable Recapitalization”) and/or the fair market value of the New Preferred Stock on the Settlement Date and (2) the holder’s adjusted tax basis in its CIT Old Notes (as described above under “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Partially Taxable Recapitalization”). In addition, a U.S. Holder will recognize interest income to the extent of any payment of cash attributable to accrued but unpaid interest not previously included in income.

In the case of a fully taxable exchange, a U.S. Holder’s tax basis in the New Notes received will generally be equal to their issue price and such holder’s tax basis in the New Preferred Stock received will generally be equal to its fair market value as determined on the Settlement Date. The holding period in the New Notes and New Preferred Stock should begin on the day following the Settlement Date.

Character of Gain or Loss.  The character of any gain or loss recognized, except as discussed below under “— Market Discount,” will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder held the CIT Old Notes for more than one year on the Settlement Date. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The deductibility of any capital loss is subject to limitations.

Market Discount.  The market discount provisions of the Tax Code may apply to U.S. Holders of CIT Old Notes. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a U.S. Holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the adjusted issue price) exceeds the tax basis of the bond in the holder’s hands immediately after its acquisition. Any gain recognized by a U.S. Holder with respect to CIT Old Notes that were acquired with market discount will generally be subject to tax as ordinary income to the extent of the market discount accrued during the period the CIT Old Notes were held by such U.S. Holder. The rule taxing recognized gain as ordinary income will not apply to a U.S. Holder who previously has elected to include market discount in income as it accrued for U.S. federal income tax purposes. If the CIT Offers are treated as a tax-free recapitalization with respect to a U.S. Holder, any accrued market discount on the CIT Old Notes may carry over to the New Notes and New Preferred Stock received by such holder. U.S. Holders are urged to consult their own tax advisor regarding the extent to which, if any, market discount will carry over to the New Notes and/or New Preferred Stock.

Exchange of Foreign Currency CIT Old Notes.  A U.S. Holder’s adjusted tax basis in a CIT Old Note denominated in a foreign currency will generally be equal to the U.S. dollar value of the foreign currency amount paid for such note based on the exchange rate in effect on the date of the purchase of the CIT Old Note, increased by the U.S. dollar value of any original issue discount previously included in income and reduced by the U.S. dollar value of foreign currency units received as payments on the CIT Old Note other than payments of “qualified stated interest.” If applicable, a U.S. Holder’s adjusted tax basis in a CIT Old Note will also be increased by the U.S. dollar value of any market discount previously included in income by such U.S. Holder pursuant to an election to include market discount in gross income currently as it accrues and decreased by any amortizable bond premium which the U.S. Holder has previously deducted. Any gain or loss recognized upon the exchange of a foreign currency CIT Old Note for New Notes and/or New Preferred Stock as a result of fluctuations in the value of the foreign currency will be ordinary income or loss.

B. The Delaware Funding Offers

The U.S. federal income tax consequences resulting from the Delaware Funding Offers to U.S. Holders of Delaware Funding Old Notes will generally be the same as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers” above (substituting Delaware Funding Old Notes for CIT Old Notes therein), except that holders of Delaware Funding Old Notes will not receive New Preferred Stock pursuant to the Delaware Funding Offers.

C. Consequences to Non-Participating U.S. Holders

U.S. Holders of Old Notes that do not participate in the Offers should not have any U.S. federal income tax consequences and should continue to have the same tax basis and holding period with respect to the Old Notes as they had prior to the Offers.

3. The Plan of Reorganization

In the event that the conditions to the Offers are not satisfied or waived, to the extent they can be waived, and instead we consummate the Plan of Reorganization, the following exchanges will occur between CIT and holders of Old Notes: (i) holders of Canadian Senior Unsecured Note Claims will receive, in exchange for their Allowed Canadian Senior Unsecured Note Claims, (a) if holders of Canadian Senior Unsecured Note Claims as a class vote to accept the Plan of Reorganization, New Notes or (b) if holders of Canadian Senior Unsecured Note Claims as a class do not vote to accept the Plan or Reorganization, New Notes and New Common Interests; (ii) holders of Senior Unsecured Note Claims (except holders of 2015 Hybrid Convertible/Equity Notes, hereinafter referred to as “Equity Units”) and Electing Long-Dated Senior Unsecured Note Claim Holders (the “Senior Unsecured Claims”), will receive, in exchange for their Allowed Senior Unsecured Claims, New Notes and New Common Interests; (iii) holders of Equity Units will receive, in exchange for their Allowed Equity Units, New Notes and New Common Interests; and (iv) holders of Senior Subordinated Note Claims and Junior Subordinated Note Claims will receive, in exchange for their Allowed Senior Subordinated Note Claims and Allowed Junior Subordinated Note Claims, depending on whether certain voting thresholds are met, either (a) New Common Interests and Contingent Value Rights or (b) Contingent Value Rights.

A. Holders of Canadian Senior Unsecured Note Claims

If holders of Canadian Senior Unsecured Note Claims as a class vote to accept the Plan of Reorganization, the exchange of Canadian Senior Unsecured Note Claims for New Notes should constitute a fully taxable exchange for U.S. federal income tax purposes because such claims are not indebtedness of CIT Group, Inc. The U.S. federal income tax treatment of such exchange will generally be the same as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Fully Taxable Transaction” above (substituting Effective Date for Settlement Date therein).

If holders of Canadian Senior Unsecured Note Claims as a class do not vote to accept the Plan of Reorganization, the U.S. federal income tax treatment of the exchange of Canadian Senior Unsecured Note Claims for New Notes and New Common Interests is unclear. In general, Section 351(a) of the Code provides that no gain or loss is recognized by transferors of property to a corporation solely in exchange for stock of the corporation if, immediately after the exchange, the transferors as a group are in control of the corporation. If property other than stock is received by the transferors, gain is recognized to the extent of the fair market value of the other property. Control means the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. It is possible that, as a result of the Plan of Reorganization, holders of Old Notes may acquire control of CIT for purposes of Section 351. A holder of CIT Old Notes will count towards the control requirement only if such holder’s Old Notes are “securities” for U.S. federal income tax purposes as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers” above. If the exchange of a Canadian Senior Unsecured Note Claim for New Notes and New Common Interests qualifies as a transfer subject to Section 351, a U.S. Holder of Canadian Senior Unsecured Note Claims generally will not recognize any gain or loss for U.S. federal income tax purposes in the exchange, except to the extent of the issue price of New Notes received in the exchange and as discussed above in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Market Discount” and below under “— Accrued and Unpaid Interest.”

If the exchange of a Canadian Senior Unsecured Note Claim for New Notes and New Common Interests does not qualify as a transfer subject to Section 351 (for instance, because holders of Old Notes do not acquire control of CIT for purposes of Section 351), it should constitute a fully taxable exchange for U.S. federal income tax purposes, the treatment of which will generally be the same as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Fully Taxable Transaction” above (substituting New Common Interests for New Preferred Stock therein). Due to the inherently factual nature of the determination, U.S. Holders of Canadian Senior Unsecured Note Claims are urged to consult their own tax advisors regarding the treatment of the exchange of such notes for U.S. federal income tax purposes.

In addition, holders of Canadian Senior Unsecured Note Claims should consult their tax advisors regarding the U.S. federal income tax consequences of retaining their Canadian Senior Unsecured Notes pursuant to the Plan of Reorganization, including consequences with respect to the basis and the holding period of their retained Canadian Senior Unsecured Notes, New Notes, and New Common Interests.

B. Holders of Senior Unsecured Claims

The U.S. federal income tax consequences resulting from the Plan of Reorganization to U.S. Holders of Senior Unsecured Claims will vary depending upon, among other things, whether such claims and the New Notes received in exchange therefor constitute “securities” for U.S. federal income tax purposes as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers” above.

Tax-Free Recapitalization.  If both the Senior Unsecured Claim and the New Notes constitute “securities” for U.S. federal income tax purposes, the exchange of such Senior Unsecured Claim for New Notes and New Common Interests by a U.S. Holder pursuant to the Plan of Reorganization should constitute a “recapitalization” for U.S. federal income tax purposes, the treatment of which will generally be the same as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Tax-Free Recapitalization” above (substituting New Common Interests for New Preferred Stock and Effective Date for Settlement Date therein).

Partially Taxable Recapitalization.  If the Senior Unsecured Claim constitutes a “security” for U.S. federal income tax purposes but the New Notes do not, the exchange of such Senior Unsecured Claim for New Notes and New Common Interests pursuant to the Plan of Reorganization should constitute a partially taxable recapitalization for U.S. federal income tax purposes, the treatment of which will generally be the same as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Partially Taxable Recapitalization” above (substituting New Common Interests for New Preferred Stock and Effective Date for Settlement Date therein).

Fully Taxable Transaction.  The exchange of a Senior Unsecured Claim that does not constitute a “security” for U.S. federal income tax purposes should constitute a fully taxable exchange for U.S. federal income tax purposes, the treatment of which will generally be the same as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Fully Taxable Transaction”

above (substituting New Common Interests for New Preferred Stock and Effective Date for Settlement Date therein).

C. Holders of Equity Units

The U.S. federal income tax treatment of the exchange of an Equity Unit for New Notes and New Common Interests is unclear. Each Equity Unit consists of two components — an undivided beneficial interest in an Old Note (the “Equity Unit Note”) and a purchase contract to purchase shares of our common stock (the “Purchase Contract”). We intend to take the position that, for U.S. federal income tax purposes, the exchange of an Equity Unit for New Notes and New Common Interests should be treated as (1) a termination of the Purchase Contract and (2) an exchange of the Equity Unit Note for New Notes and New Common Interests, and a deemed amount equal to the fair market value to the U.S. Holder of being relieved of such holder’s obligation under the Purchase Contract (“Other Property”). The foregoing treatment is not definitively supported by existing authority, and alternative characterizations of the exchange are possible. No assurance can be given that the IRS will not challenge such treatment. U.S. Holders of Equity Units are urged to consult their tax advisors concerning the U.S. federal income tax consequences of the receipt of New Notes and New Common Interests in exchange for Equity Units. The following discussion assumes that the exchange is characterized in accordance with the treatment outlined above.

Termination of the Purchase Contract.  A U.S. Holder that purchased the Equity Unit upon original issuance or when the Purchase Contract had positive value generally should recognize a loss on the termination of the Purchase Contract equal to the U.S. Holder’s adjusted tax basis in the Purchase Contract, plus the fair market value to the U.S. Holder of being relieved from such holder’s obligations under the Purchase Contract. Such loss should generally be capital loss and should be long term capital loss if the U.S. Holder’s holding period for the Purchase Contract is more than one year at the time of the exchange. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations.

If a U.S. Holder purchased an Equity Unit when the Purchase Contract had a negative value, the U.S. federal income tax consequences of the termination of the Purchase Contract are not clear. Depending upon how such U.S. Holder treated the purchase of such Equity Unit, it is possible that the termination of the Purchase Contract could give rise to a capital gain or capital loss. Such U.S. Holder is urged to consult its tax advisor regarding the U.S. federal income tax consequences of the termination of the Purchase Contract under such circumstances.

Exchange of Equity Unit Note.  The U.S. federal income tax consequences resulting from the Plan of Reorganization to U.S. Holders of Equity Units will vary depending upon, among other things, whether the Equity Unit Notes and New Notes constitute “securities” for U.S. federal income tax purposes as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers” above.

i. Equity Unit Notes and New Notes Are “Securities”

If both the Equity Unit Notes and the New Notes constitute “securities” for U.S. federal income tax purposes, the exchange of the Equity Unit Notes for New Notes and New Common Interests by a U.S. Holder pursuant to the Plan of Reorganization should constitute a partially taxable recapitalization for U.S. federal income tax purposes. A U.S. Holder of any such Equity Unit Notes would generally realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the issue price of the New Notes and the fair market value of the New Common Interests and Other Property received on the Effective Date and (2) the holder’s adjusted tax basis in its Equity Unit Notes. Gain realized, if any, will be recognized (i.e., subject to tax), but only to the extent such gain does not exceed the fair market value of the Other Property received by the U.S. Holder. Any loss realized will not be recognized.

A U.S. Holder’s tax basis in the New Notes and New Common Interests received will generally be equal to the adjusted tax basis of the Equity Unit Notes exchanged therefor pursuant to the Plan of Reorganization, increased by the amount of gain recognized by such holder, and decreased by the fair market value of Other Property received, which amount should be allocated among the New Notes and New Common Interests based upon the relative fair market values thereof. The holding period of the New Notes and New Common Interests will include the holder’s holding period for the CIT Notes surrendered pursuant to the Offers.

ii. Equity Unit Notes Are “Securities” and New Notes Are Not “Securities”

If the Equity Unit Notes constitute “securities” for U.S. federal income tax purposes but the New Notes do not, the exchange of such Equity Unit Notes for New Notes and New Common Interests pursuant to the Plan of Reorganization should constitute a partially taxable recapitalization for U.S. federal income tax purposes. A U.S. Holder of any such Equity Unit Notes would generally realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the issue price of the New Notes and the fair market value of the New Common Interests and Other Property received on the Effective Date and (2) the holder’s adjusted tax basis in its Equity Unit Notes. Gain realized, if any, will be recognized (i.e., subject to tax), but only to the extent such gain does not exceed the issue price of the New Notes and the fair market value of the Other Property received by the U.S. Holder. Any loss realized will not be recognized.

A U.S. Holder’s tax basis in the New Common Interests received will generally be equal to the adjusted tax basis of the Equity Unit Notes exchanged therefor pursuant to the Plan of Reorganization, increased by the amount of gain recognized by such holder, and decreased by the issue price of the New Notes and the fair market value of the Other Property received. A U.S. Holder’s tax basis in the New Notes received will generally be equal to their issue price. The holding period of the New Common Interests will include the holder’s holding period for the Equity Unit Notes surrendered pursuant to the Plan of Reorganization. The holding period for the New Notes should begin on the day following the Effective Date.

iii. Equity Unit Notes Are Not Securities

The exchange of Equity Unit Notes that do not constitute “securities” for U.S. federal income tax purposes should constitute a fully taxable exchange for U.S. federal income tax purposes. A U.S. Holder of any such Equity Unit Notes would generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of the issue price of the New Notes and the fair market value of the New Common Interests and Other Property received on the Effective Date and (2) the holder’s adjusted tax basis in its Equity Unit Notes.

A U.S. Holder’s tax basis in the New Notes and New Common Interests received will generally be equal to their fair market values on the Effective Date. The U.S. Holder’s holding period in the New Notes and New Common Interests received should begin on the day following the Effective Date.

Character of Gain or Loss.  The character of any gain or loss recognized by a holder of Equity Units, except as discussed above in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Market Discount” and below under “— Accrued and Unpaid Interest,” will generally be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder held the Equity Units for more than one year on the Effective Date.

D. Holders of Senior Subordinated Note Claims and Junior Subordinated Note Claims

The U.S. federal income tax consequences resulting from the Plan of Reorganization to U.S. Holders of Senior Subordinated Note Claims or Junior Subordinated Note Claims will vary depending upon, among other things, whether such claims constitute “securities” for U.S. federal income tax purposes as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers” above.

Tax-Free Recapitalization.  If the Senior Subordinated Note Claim or Junior Subordinated Note Claim constitutes a “security” for U.S. federal income tax purposes, the exchange of such claim for New Common Interests and Contingent Value Rights by a U.S. Holder pursuant to the Plan of Reorganization should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, except as discussed below under “— Accrued and Unpaid Interest” and “— Imputed Interest,” a U.S. Holder of Senior Subordinated Note Claims or Junior Subordinated Note Claims should not recognize gain or loss on the exchange of such claims for New Common Interests and Contingent Value Rights and a U.S. Holder’s adjusted tax basis in the New Common Interests received should be the same as the adjusted tax basis of the Senior Subordinated Note Claims or Junior Subordinated Note Claims exchanged therefor. In the case of any New Common Interests received pursuant to the Contingent Value Rights, such tax basis will be increased by any amount treated as imputed interest as described below under “— Imputed Interest.”

Until additional New Common Interests are distributed pursuant to the Contingent Value Rights or such rights terminate without distributions, the interim basis of the New Common Interests received by each U.S. Holder in exchange for such holder’s Senior Subordinated Note Claims or Junior Subordinated Note Claims will be determined by assuming that such holder will receive the maximum number of additional New Common Interests that could be issued pursuant to the Contingent Value Rights. Upon final determination of the number of New Common Interests to be issued pursuant to the Contingent Value Rights, the aggregate tax basis will be reallocated by the U.S. Holder among the New Common Interests actually received.

Except as described below under “— Imputed Interest” and “— Accrued and Unpaid Interest,” the holding period for the New Common Interests (including any additional New Common Interests that are received pursuant to the Contingent Value Rights) will include the holder’s holding period for the Senior Subordinated Note Claims or Junior Subordinated Note Claims exchanged therefor pursuant to the Plan of Reorganization.

If a holder of Senior Subordinated Note Claims or Junior Subordinated Note Claims that constitute “securities” receives solely Contingent Value Rights in exchange for their claims, it is possible that the U.S. federal income tax treatment of the exchange will be the same as described under “— Fully Taxable Exchange” below. As a result, U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of the receipt of Contingent Value Rights.

Fully Taxable Transaction.  The U.S. federal income tax treatment of U.S. Holders that exchange a Senior Subordinated Note Claim or Junior Subordinated Note Claim that does not constitute a “security” for U.S. federal income tax purposes for New Common Interests and/or Contingent Value Rights is not entirely clear. Such treatment will depend in part on whether the receipt of New Common Interests and/or Contingent Value Rights is a “closed transaction” or an “open transaction” for U.S. federal income tax purposes. Open transaction treatment will apply only if the fair market value of the Contingent Value Rights are not reasonably ascertainable on the Effective Date. It is the position of the IRS, as reflected in the applicable Treasury Regulations, that only in “rare and extraordinary cases” is the value of property not reasonably ascertainable such that open transaction treatment is available. The discussion below assumes that closed transaction treatment will apply to a U.S. Holder’s receipt of Contingent Value Rights. U.S. Holders are urged to consult their tax advisors regarding this issue.

A U.S. Holder of Senior Subordinated Note Claims or Junior Subordinated Note Claims that do not constitute “securities” for U.S. federal income tax purposes would generally recognize gain or loss in an amount equal to the difference between (1) the sum of the fair market value of the New Common Interests and/or fair market value of the Contingent Value Rights on the Effective Date and (2) the holder’s adjusted tax basis in its Senior Subordinated Note Claims or Junior Subordinated Note Claims. The character of any gain or loss recognized, except as discussed above in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Market Discount” and below under “— Accrued and Unpaid Interest” and “— Imputed Interest,” will generally be capital gain or loss.

A U.S. Holder’s tax basis in the New Common Interests and/or Contingent Value Rights received will generally be equal to their fair market values on the Effective Date. The U.S. Holder’s holding period in the New Common Interests and Contingent Value Rights received should begin on the day following the Effective Date.

If a payment of New Common Interests is made in the future with respect to the Contingent Value Rights, each U.S. Holder of Contingent Value Rights will recognize gain in the amount by which the fair market value of the New Common Interests (other than the portion characterized as interest as described below under “— Imputed Interest”) exceeds the holder’s tax basis in the Contingent Value Rights. If no payment is made, or if the payment is less than the Holder’s tax basis in the Contingent Value Rights, the Holder will recognize a loss. It is unclear under current law whether such gain or loss would be capital or ordinary in nature. As a result, U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of the receipt of New Common Interests pursuant to the Contingent Value Rights.

Imputed Interest.  Under current law, the deferred receipt of additional New Common Interests pursuant to the Contingent Value Rights could result in a portion of such additional New Common Interests being treated as interest income if the some or all of the New Common Interests are issued more than one year after the Effective Date. Where there is no express provision for interest, as is the case here, under the current regulations interest will be imputed under Section 483 of the Tax Code. Thus, if the additional New Common Interests become payable more than one year after the Effective Date, a portion of such New Common Interests will constitute ordinary interest income. The amount of such interest income will be calculated by taking the fair market value of any additional New Common Interests issued and discounting such amount from the date of issuance back to the Effective Date using the imputed interest rate under the Tax Code. The imputed interest rate will be the “applicable federal rate” provided under Section 1274(d) of the Tax Code as of the Effective Date. Thus, the longer the period of time until the additional New Common Interests are received, the greater the proportion of such interests that will be treated as ordinary interest income. Each additional New Common Interest received will be deemed to represent its pro rata share of the interest income. The basis of any additional New Common Interests received pursuant to a Contingent Value Right that is treated as imputed interest would equal the fair market value of such New Common Interest when received and the holding period for such New Common Interest would begin on the day following receipt.

E. Accrued and Unpaid Interest

In general, to the extent that any consideration received pursuant to the Plan of Reorganization by a U.S. Holder of claims is received in satisfaction of accrued interest during the U.S. Holder’s holding period, such amount will be taxable to the U.S. Holder as interest income (if not previously included in the U.S. Holder’s income). Conversely, such a holder generally recognizes a deductible loss to the extent that any accrued interest or amortized original issue discount was previously included in its gross income and is not paid in full.

The extent to which property received by a holder of a claim will be attributable to accrued but unpaid interest is unclear. Pursuant to the Plan of Reorganization, all distributions or transfers in respect of any claim will be allocated first to the principal amount of such claim and thereafter to accrued but unpaid interest, if any. However, there is no assurance that such allocation will be respected by the IRS for U.S. federal income tax purposes. The basis in any property received in exchange for a claim that is attributable to accrued interest would equal the fair market value of such property when received and the holding period for such property would begin on the day following the Effective Date. U.S. Holders of claims are urged to consult their own tax advisors regarding the particular U.S. federal income tax consequences to them of the allocation of consideration and the deductibility of previously included unpaid interest and original issue discount for tax purposes, as well as the character of any loss claimed with respect to accrued but unpaid interest previously included in gross income.

4. Ownership and Disposition of New Notes

Stated Interest.  The stated interest on a New Note generally will be taxable as ordinary interest income in accordance with the U.S. Holder’s regular method of accounting at the time such payments are accrued or received.

Original Issue Discount.  We expect that the New Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes. In general, the amount of OID with respect to a New Note will be equal to the excess of the “stated redemption price at maturity” of the note (i.e., the face amount of the New Note) over its “issue price” as described above in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Fully Taxable Transaction.”

For U.S. federal income tax purposes, each U.S. Holder (regardless of its accounting method) generally must include in gross income a portion of the OID in each taxable year during which a New Note is held in an amount equal to the OID that accrues during such period, determined using a constant yield to maturity method that reflects compounding of interest. This means that each U.S. Holder will be required to include amounts in gross income without a corresponding receipt of cash attributable to such income. A U.S. Holder’s tax basis in a New Note will be increased by the amount of OID includible in the U.S. Holder’s gross income as it accrues.

Acquisition Premium or Amortizable Bond Premium on New Notes.  If a U.S. Holder’s initial tax basis in the New Notes is greater than their issue price and less than or equal to their stated redemption price at maturity, the New Notes will be considered to have been issued to such holder at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that a U.S. Holder must include in income with respect to the New Notes for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year. If a U.S. Holder’s initial tax basis in its New Notes is greater than their stated redemption price at maturity, a U.S. Holder will be considered to have acquired the New Notes with “amortizable bond premium” and a U.S. Holder will not be required to include any OID in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the New Notes on a constant yield method as an offset to interest when includible in income under a U.S. Holder’s regular accounting method. If a U.S. Holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss a U.S. Holder would otherwise recognize on disposition of the New Notes.

Sale or Other Disposition of New Notes.  When a U.S. Holder sells or otherwise disposes of a New Note in a taxable transaction, the U.S. Holder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount realized on the disposition, less any amount attributable to accrued interest, which will be taxable as such; and (2) the U.S. Holder’s adjusted tax basis in the New Note. The U.S. Holder’s adjusted tax basis in a New Note generally equals the issue price of the New Note, increased by accrued OID with respect to a New Note, and decreased by payments on the New Note other than payments of “qualified stated interest.” Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on the New Notes or carried over to the New Notes from the Old Notes, such gain or loss will generally be capital gain or loss.

Foreign Currency New Notes

i. Interest on New Notes

Interest paid on New Notes denominated in foreign currency will be includible in income by a U.S. Holder in an amount equal to the U.S. dollar value of the payment, regardless of whether the payment is in fact converted to U.S. dollars at that time. If such U.S. Holder uses the cash method of accounting for tax purposes, the U.S. dollar value of such payment is determined using the spot rate at the time such payment is received. Such U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

If a U.S. Holder uses the accrual method of accounting for tax purposes, the U.S. dollar value of such payment is determined using the average exchange rate during the relevant accrual period (or partial accrual period with respect to interest paid in a subsequent taxable year) or, if elected, the spot rate (a) on the last day of the relevant accrual period (or partial accrual period) or (b) on the payment date, if such date is within five business days of the last day of the accrual period or taxable year. U.S. Holders using the accrual method of accounting will recognize foreign currency gain or loss on the receipt of an interest payment in foreign currency if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. The foreign currency gain or loss will generally be treated as ordinary income or loss for U.S. federal income tax purposes, and generally will not be treated as an adjustment to interest income received on such New Notes.

ii. Original Issue Discount

The amount of OID on a New Note denominated in foreign currency will be determined for any accrual period using the foreign currency in which the New Note is denominated and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder on the accrual basis, as described above, whether the U.S. Holder is a cash method taxpayer or an accrual method taxpayer. A U.S. Holder will generally recognize exchange gain or loss when the OID is paid (including a payment attributable to OID upon the sale or other disposition of a New Note denominated in foreign currency) to the extent of the difference between the U.S. dollar value of such payment, determined based on the spot rate for the foreign currency on the date of payment, and the U.S. dollar value of the accrued OID, determined in the same manner as for accrued interest.

iii. Sale, Redemption or Retirement of Foreign Currency New Notes

Upon the sale, exchange, retirement or repayment of a New Note denominated in foreign currency, a U.S. Holder will also recognize exchange gain or loss to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date such New Note was acquired, or deemed acquired. Exchange gain or loss is recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a U.S. Holder’s tax basis in New Note denominated in foreign currency will generally be the same as described in “— U.S. Federal Income Tax Consequences to U.S. Holders — The Offers — The CIT Offers — Exchange of Foreign Currency CIT Old Notes” above.

5. Ownership and Disposition of New Preferred Stock

Distributions.  A distribution and the amount of any constructive distribution under Section 305(c) of the Tax Code (as described below under “— Redemption Premium”) paid by us in respect of New Preferred Stock will generally constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of New Preferred Stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such New Preferred Stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the New Preferred Stock, such distributions generally will be taxable as capital gain realized in respect of the New Preferred Stock.

Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15 percent, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of New Preferred Stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of New Preferred Stock to qualify as dividends for U.S. federal income tax purposes.

Further, U.S. Holders that are corporations should be aware that under certain circumstances, a corporation that receives an “extraordinary dividend” (as defined in section 1059 of the Tax Code) is required to reduce its stock basis by the portion of such dividend that is not taxed because of the dividends received deduction. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of New Preferred Stock as long-term capital losses to the extent such dividends received by them qualify for the reduced 15 percent tax rate. Investors should consult their tax advisers with respect to the potential application of the extraordinary dividend rules to an investment in our New Preferred Stock.

Redemption Premium.  If the New Preferred Stock constitutes “preferred stock” for purposes of Section 305(c) of the Tax Code and we are treated as more likely than not to exercise our right to redeem the New Preferred Stock, the excess of the redemption price of the New Preferred Stock over its issue price (generally, its fair market value at the time it is issued) may be treated as a constructive distribution of additional stock on the New Preferred Stock that is included in income over the term of the New Preferred Stock as a series of constructive distributions under principles similar to the OID provisions of the Tax Code. For purposes of Section 305(c), “preferred stock” generally means stock that enjoys limited rights and privileges in relation to other classes of stock outstanding, and does not participate in corporate growth to any significant extent. Because (i) we anticipate that any future appreciation in the value of our assets will significantly, if not entirely, inure to the benefit of the New Preferred Stock and (ii) under the Treasury Regulations, it is likely that our right to redeem the New Preferred Stock would not be treated as more likely than not to occur, we intend to take the position that Section 305(c) of the Tax Code does not apply to the New Preferred Stock, although no assurances can be given in this regard. You should consult your tax advisor regarding the treatment of redemption premium and the application of Section 305(c) of the Tax Code to the New Preferred Stock in light of your particular circumstances.

Sale or Other Disposition of New Preferred Stock.  In general, a U.S. Holder will recognize gain or loss upon the sale or other taxable disposition of New Preferred Stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the New Preferred Stock at the time of the disposition. Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount carried over to the New Preferred Stock from the Old Notes, such gain or loss will generally be capital gain or loss.

Redemptions of Preferred Stock.  A redemption of shares of New Preferred Stock generally will be treated under section 302 of the Tax Code as a distribution with respect to the New Preferred Stock unless the redemption satisfies one of the tests set forth in section 302(b) of the Tax Code and is therefore treated as a sale or exchange of the New Preferred Stock that is redeemed. If a redemption of shares of New Preferred Stock is treated as a sale or exchange, the redemption will be taxable as described under “— Sale or Other Disposition of New Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “— Distributions.”

A redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Tax Code. In determining whether any of these tests has been met, shares of CIT stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of New Preferred Stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of section 302(b) of the Tax Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of New Preferred Stock is treated as a distribution, the entire amount received will be taxable as described under “— Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of New Preferred Stock generally will be transferred to any remaining shares of our stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any other shares of our stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Holders of Old Notes considering the Offers should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of New Preferred Stock in their particular circumstances.

6. Ownership and Disposition of New Common Interests

U.S. Holders who receive New Common Interests pursuant to the Plan of Reorganization will generally be subject to the same U.S. federal income tax treatment with respect to such New Common Interests as described under “— Ownership and Disposition of New Preferred Stock — Distributions” above, and to the same consequences of sale or other disposition of such New Common Interests as described in “— Ownership and Disposition of New Preferred Stock — Sale or other Disposition of New Preferred Stock” above.

7. Backup Withholding

In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments made in connection with the Offers or Plan of Reorganization, (ii) payments of principal, premium, and interest (including OID, if any) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of, the New Notes, (iii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the New Preferred Stock, and (iv) imputed interest on the Contingent Value Rights. In addition, such a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

II.	U.S. Federal Income Tax Consequences to Non-U.S. Holders

1. The Indenture Amendments

On October 1, 2009 and October 16, 2009, we amended each of the indentures under which the Old Notes were issued to provide guarantees by all of our current and domestic wholly owned subsidiaries, with the exception of CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries. The addition of the guarantees should not cause any U.S. federal income tax consequences to Non-U.S. Holders of Old Notes, provided that the modification does not constitute a “significant modification” of the Old Notes that would result in a deemed exchange of the Old Notes for U.S. federal income tax purposes, as described under “— U.S. Federal Income Tax Consequences to U.S. Holders — The Indenture Amendments.”

2. The Offers

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain or loss realized in the Offers (other than any gain attributable to accrued but unpaid interest, which will be taxable in the same manner as described below under “— Ownership and Disposition of New Notes — Interest”) unless the Offers are not treated as a tax-free recapitalization (as discussed above) and (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the Settlement Date or has a “tax home” in the United States and certain conditions are satisfied.

To the extent that gain recognized is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), as described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Income Effectively Connected with a U.S. Trade or Business,” the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to an additional 30 percent U.S. branch profits tax (or lower applicable treaty rate).

Non-U.S. Holders of Old Notes that do not participate in the Offers should not have any U.S. federal income tax consequences and should continue to have the same tax basis and holding period with respect to the Old Notes as they had prior to the Offers.

3. The Plan of Reorganization

The U.S. federal income tax consequences arising from the Plan of Reorganization to Non-U.S. Holders will generally be the same as described in “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — The Offers” above, except that imputed interest with respect to the Contingent Value Rights will be taxable in the same manner as described below in “— Ownership and Disposition of New Notes — Interest”).

4. Ownership and Disposition of New Notes

Interest.  Subject to the discussion of withholding and backup withholding below, all payments of interest (including OID, if any) on the New Notes made to a Non-U.S. Holder generally will be exempt from U.S. federal income and withholding tax provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied, and (iv) the interest is not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of an applicable tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

If a Non-U.S. Holder cannot satisfy requirements (i)-(iii) above, payments of interest (including OID) made to the Non-U.S. Holder will be subject to 30 percent U.S. federal withholding tax, unless the Non-U.S. Holder qualifies for a reduced rate of withholding, or is able to claim a valid exemption, under a tax treaty (generally, by providing an IRS Form W-8BEN claiming treaty benefits) or by establishing that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). To the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, as described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Income Effectively Connected with a U.S. Trade or Business,” the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to an additional 30 percent U.S. branch profits tax (or lower applicable treaty rate).

Sale or Other Disposition of New Notes.  A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other taxable disposition of a New Note (other than any amount attributable to accrued but unpaid interest, which will be taxable as described in “— Interest” above) unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition or has a “tax home” in the United States and certain conditions are satisfied.

To the extent that such gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), as described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Income Effectively Connected with a U.S. Trade or Business,” the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to an additional 30 percent U.S. branch profits tax (or lower applicable treaty rate).

5. Ownership and Disposition of New Preferred Stock

Distributions.  Except as described below, dividends, including the amount of any constructive distributions under Section 305(c) of the Tax Code (as described below under “— Redemption Premium”) paid to a Non-U.S. Holder in respect of the New Preferred Stock generally will be subject to U.S. federal withholding tax at a 30 percent rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders eligible for a reduced rate of U.S. federal withholding tax under an applicable tax treaty may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

To the extent that dividends on the New Preferred Stock are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), as described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Income Effectively Connected with a U.S. Trade or Business,” the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to an additional 30 percent U.S. branch profits tax (or lower applicable treaty rate).

Redemption Premium.  If the New Preferred Stock constitutes “preferred stock” for purposes of Section 305(c) of the Tax Code and we are treated as more likely than not to exercise our right to redeem the New Preferred Stock, the excess of the redemption price of the New Preferred Stock over its issue price may be treated as a constructive distribution of additional stock on the New Preferred Stock that is included in income over the term of the New Preferred Stock as a series of constructive distributions under principles similar to the OID provisions of the Tax Code. A constructive distribution deemed received by a Non-U.S. Holder would not give rise to any cash from which any applicable U.S. federal withholding tax could be satisfied. We intend to take the position that Section 305(c) of the Tax Code does not apply to the New Preferred Stock, although no assurances can be given in this regard (see “— U.S. Federal Income Tax Consequences to U.S. Holders — Ownership and Disposition of New Preferred Stock — Redemption Premium”). You should consult your tax advisor regarding the treatment of redemption premium and the application of Section 305(c) of the Tax Code to the New Preferred Stock in light of your particular circumstances.

Sale or Other Disposition of New Preferred Stock.  A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of New Preferred Stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition or has a “tax home” in the United States and certain conditions are satisfied; or (iii) we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter holding period for the New Preferred Stock) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

To the extent that gain recognized is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, in the case of an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), as described under “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Income Effectively Connected with a U.S. Trade or Business,” the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to an additional 30 percent U.S. branch profits tax (or lower applicable treaty rate).

6. Ownership and Disposition of New Common Interests

Non-U.S. Holders who receive New Common Interests pursuant to the Plan of Reorganization will generally be subject to the same consequences of distributions with respect to such New Common Interests as described in “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Ownership and Disposition of New Preferred Stock — Distributions” above, and to the same consequences of sale or other disposition of such New Common Interests as described in “— U.S. Federal Income Tax Consequences to Non-U.S. Holders — Ownership and Disposition of New Preferred Stock — Sale or Other Disposition of New Preferred Stock” above.

7. Income Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business within the United States and interest, dividends, gain or any other income with respect to the New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights that is effectively connected with the conduct of the Non-U.S. Holder’s trade or business, and, if a U.S. income tax treaty applies, the Non-U.S. Holder maintains a U.S. “permanent establishment” to which the interest, gain or other income is generally attributable, the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net income basis on such interest, dividends, gain or other income. Nevertheless, interest or dividends that are effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a permanent establishment), and therefore included in the income of a Non-U.S. Holder, will be subject to the 30 percent withholding tax unless the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

8. Backup Withholding and Information Reporting

In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of certain payments made in connection with the Offers or Plan of Reorganization, as well as the amount of interest (including OID) on the New Notes and imputed interest on the Contingent Value Rights, and dividends on the New Preferred Stock or New Common Interests, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make in connection with the Offers or Plan of Reorganization, or payments on the New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights provided that we or our paying agent do not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Tax Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds from the Offers or Plan of Reorganization, or from a New Note, New Preferred Stock or New Common Interests, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of Old Notes, New Notes, New Preferred Stock, New Common Interests, or Contingent Value Rights should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

III. U.S. Federal Income Tax Consequences to the Company

For U.S. federal income tax purposes, many of our subsidiaries are members of an affiliated group of corporations of which CIT is the common parent, and file a single consolidated U.S. federal income tax return. We have consolidated NOL carryforwards for U.S. federal income tax purposes of approximately $3.6 billion as of the end of 2008. In addition, as of September 30, 2009, we estimate that we have incurred additional net operating losses of approximately $2.4 billion and expect to incur additional losses for the current taxable year ending December 31, 2009. The amount of any such losses remains subject to audit and adjustment by the IRS.

As discussed below, in connection with the Offers or the Plan of Reorganization, as applicable, the amount of our consolidated NOL carryforwards as well as other tax attributes may be significantly reduced or eliminated.

1. Cancellation of Indebtedness Income

In general, the Tax Code provides that the amount of any COD income of a solvent taxpayer is included in income. The amount of COD income realized is generally the excess of the amount of indebtedness discharged over the value of any consideration given in exchange therefor. Certain statutory or judicial exceptions may apply to limit the amount of COD incurred for U.S. federal income tax purposes. In addition, COD income is excluded from income if a taxpayer is insolvent (but only to the extent of the taxpayer’s insolvency) or if the COD income is realized pursuant to a confirmed plan of reorganization or court order in a Chapter 11 bankruptcy case, such as the Plan of Reorganization.

When the insolvency or bankruptcy exception to income inclusion applies, the Tax Code provides that a taxpayer must reduce certain of its tax attributes — such as NOLs, capital losses, tax credits, and tax basis in assets — by the amount of any COD excluded from income. The taxpayer can elect to reduce the basis of depreciable property prior to any reduction in its NOLs or other tax attributes. Where the taxpayer joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations require, in certain circumstances, that certain tax attributes of the consolidated subsidiaries of the taxpayer and other members of the group be reduced. Any reduction in tax attributes in respect of excluded COD income does not occur until after the determination of the taxpayer’s income or loss for the taxable year in which the COD income is realized.

We expect to realize a substantial amount of COD income as a result of restructuring our debt obligations. The amount of COD we realize will depend on the issue price of the New Notes and the value of the New Preferred Stock, New Common Interests, and Contingent Value Rights issued in satisfaction of our debt obligations. If the Offers are consummated, and we are considered solvent for U.S. federal income tax purposes immediately prior to the completion of the Offers, it is possible that the COD income that will be recognized by us pursuant to the Offers will be in excess of our NOLs and other tax attributes available to offset such income and, therefore, we could incur a current tax liability.

The American Recovery and Reinvestment Act of 2009 permits us to elect to defer the inclusion of any portion of the COD income resulting from the restructuring of our debt obligations, with the amount of COD income so deferred becoming includible in our income ratably over a five-taxable year period beginning in 2014. This election would also require us to defer the deduction of a portion of the OID on the New Notes over a similar period, although the tax consequences to holders would not be affected. The collateral tax consequences of making this election are complex and, currently, we are analyzing whether and to what extent the deferral election would be advantageous to us. Depending on, among other things, the amount of COD income we recognize as a result of the Offers and the ultimate amount of our NOLs and other tax attributes available to offset such income, we may determine to make the deferral election with respect to some or all of our Old Notes.

Alternatively, to the extent we are considered insolvent for U.S. federal income tax purposes immediately prior to the consummation of the Offers, or, if the Offers are not completed and we instead consummate the Plan of Reorganization pursuant to a confirmed Chapter 11 bankruptcy case, we will not be required to include COD in income. Instead, we will be required to reduce our tax attributes (including NOLs, the tax basis in our assets and the attributes and tax basis of our subsidiaries) by the amount of COD that would otherwise have been required to be included in income. If the amount of COD income exceeds our available NOLs and other tax attributes, such excess is permanently excluded from income.

In addition, in connection with our separation from Tyco International, Ltd. (“Tyco”) and its sale of all of the shares of our capital stock that it beneficially owned in an underwritten initial public offering, we entered into a Tax Agreement which contains provisions governing the allocation of certain pre-separation tax liabilities and tax attributes between Tyco and us, indemnification for certain tax liabilities, responsibility for preparing and filing tax returns, and other tax-related matters. Pursuant to the Tax Agreement, we may be required to pay to Tyco a portion of the cash tax savings we realize through the use of our NOLs in connection with COD income or attribute reduction resulting from the Offers or Plan of Reorganization. In the event the Offers are not completed and we instead consummate the Plan of Reorganization, we believe that Tyco’s claims under the Tax Agreement are subject to subordination pursuant to Bankruptcy Code section 510(b) and, accordingly, Tyco would receive no distribution under the Plan of Reorganization, but no assurances can be given in this regard. In the event claims under the Tax Agreement are not subordinated, they may be classified as Class 5 General Unsecured Claims.

2. AHYDO

Certain of the New Notes may be considered “applicable high yield discount obligations” (“AHYDOs”) for U.S. federal income tax purposes. In general, an AHYDO is any debt instrument with “significant original issue discount,” a maturity date that is more than five years from the issue date, and a yield to maturity that is at least five percentage points higher than the applicable federal rate on its issue date. If the New Notes with a maturity of more than five years are treated as AHYDOs, we may permanently be denied a deduction for a portion of the OID on such notes and may claim an interest deduction as to the remainder of the OID only when such portion is paid as cash. The tax consequences to holders generally will not be affected, except that for purposes of the dividends received deduction, corporate holders of the New Notes may be required to treat the disallowed portion of the OID as a dividend paid by us to the extent of our current and accumulated earnings and profits.

The American Recovery and Reinvestment Act of 2009 suspends application of the AHYDO rules to debt instruments issued by a borrower during the period beginning on September 1, 2008 and ending on December 31, 2009 in exchange for debt instruments issued by the same borrower that are not AHYDOs. Provided that the New Notes are issued on or before December 31, 2009, we anticipate that any New Notes that are AHYDOs which are issued in exchange for CIT Notes will be eligible for this suspension of the AHYDO rules. New Notes that are AHYDOs which are exchanged for Canadian Senior Unsecured Notes, however, may not be eligible for this suspension because the Canadian Senior Unsecured Notes for which they are being exchanged were not issued by CIT Group Inc.

3. Net Operating Losses-Section 382

We believe that all or substantially all of our NOLs and certain other tax attributes could be utilized as a result of COD income realized as a result of the Offers or the Plan of Reorganization. Our ability to utilize any remaining NOLs or other tax attributes after consummation of the Offers or Plan of Reorganization to offset our expected future taxable income is likely to be limited as a result of Section 382 of the Tax Code (or, as discussed below, our NOLs are likely to be reduced under a special exception applicable in bankruptcy). In general, and subject to certain adjustments, under Section 382 of the Tax Code, whenever there is a more than fifty percent ownership change of a corporation during a three-year testing period (an “ownership change”), the ability of the corporation to utilize its NOLs and certain other tax attributes to offset future taxable income is subject to an annual limitation, equal to the product of (i) the “long-term tax-exempt rate” (for example, 4.48 percent for ownership changes occurring during the month of October 2009) and (ii) the fair market value of the stock of the corporation immediately before the ownership change occurs. We anticipate that we will experience an ownership change as a result of the issuance of equity pursuant to the Offers or the Plan of Reorganization.

The Offers.  As discussed above, if the Offers are completed, our ability to use pre-Settlement Date NOLs and other tax attributes to offset our income in any post-Settlement Date taxable year (and in the portion of the taxable year of the ownership change following the Settlement Date) to which such a carryforward is made generally (subject to various exceptions and adjustments, some of which are described below) will be limited to the sum of (a) an annual limitation (prorated for the portion of the taxable year of the ownership change following the Settlement Date), and (b) any carryforward of unused amounts described in (a) from prior years. Moreover, our NOLs and other tax attributes will be subject to further limitations if we experience additional future ownership changes or if we do not continue our business enterprise for at least two years following the Settlement Date. If we have a “net unrealized built-in loss,” at the time of an ownership change, Section 382 may also limit our ability to use “built-in losses” (i.e., losses and deductions that have economically accrued prior to, but remain unrecognized as of, the date of the ownership change) to offset future taxable income (but only up to the amount of the net unrealized built-in loss at the time of the ownership change). On the other hand, if we have a “net unrealized built-in gain” at the time of an ownership change, any “built-in gains” recognized during the following five years generally will increase the Section 382 annual limitation in the year recognized (but only up to the amount of the net unrealized built-in gain at the time of the ownership change), such that we would be permitted to use our pre-change losses against such built-in gain income in addition to our regular annual allowance. Whether we will benefit from the adjustment for “built-in” gains or be subject to the limitation for “built-in” losses will depend, inter alia, upon the adjusted tax basis and value of our assets immediately before the Settlement Date, which we are currently determining.

The Plan of Reorganization.  In the event that the Offers are not completed and we instead consummate the Plan of Reorganization pursuant to a confirmed Chapter 11 bankruptcy case, certain special relief provisions provided in Section 382(l)(5) may be available and the application of Section 382 could be materially different from that described above. In that case, our ability to utilize our pre-Effective Date NOLs would not be limited as described in the preceding paragraph. Section 382(l)(5) will not apply unless existing stockholders and qualified creditors of a debtor (generally trade creditors and those who held the debt for at least 18 months prior to the bankruptcy filing) receive, in exchange for their stock and debt claims, at least 50 percent of the vote and value of the stock of the reorganized debtor pursuant to a confirmed Chapter 11 bankruptcy case. However, several other limitations would apply to us under Section 382(l)(5), including (a) our NOLs would be calculated without taking into account deductions for interest paid or accrued in the portion of the current tax year prior to and including the Effective Date and all other tax years ending during the three-year period prior to the current tax year with respect to the Old Notes that are exchanged for equity pursuant to the Plan of Reorganization, and (b) if we undergo another ownership change within two years after the Effective Date, our Section 382 limitation with respect to that ownership change will be zero. It is uncertain whether the provisions of Section 382(l)(5) would be available in the case of the ownership change that is expected to occur as a result of the consummation of the Plan of Reorganization. If we qualify for the special rule under Section 382(l)(5), the use of our NOLs will be subject to Section 382(l)(5) unless we affirmatively elect for the provisions not to apply. We have not yet determined whether we would seek to have the Section 382(l)(5) rules apply to the ownership change arising from the consummation of the Plan of Reorganization.

If we do not qualify for, or elect not to apply, the special rules under Section 382(l)(5) for corporations in bankruptcy described above, a different rule under Section 382 applicable to corporations under the jurisdiction of a bankruptcy court will apply in calculating our annual Section 382 limitation. Under Section 382(l)(6), the limitation will be calculated by reference to the lesser of the value of our equity (with certain adjustments) immediately after the ownership change or the value of our assets (determined without regard to liabilities) immediately before the ownership change. Although such calculation may substantially increase our annual Section 382 limitation, our use of any NOLs or other tax attributes remaining after implementation of the Plan of Reorganization may still be substantially limited after an ownership change.

4. Federal Alternative Minimum Tax

A corporation may incur alternative minimum tax (“AMT”) liability even if its NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. In general, the AMT is imposed on a corporation’s alternative minimum taxable income at a 20 percent rate to the extent that such tax exceeds the corporation’s regular U.S. federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90 percent of a corporation’s taxable income for AMT purposes may be offset by available NOL carryforwards (as computed for AMT purposes). If the Offers are completed, to the extent we are considered solvent for U.S. federal income tax purposes immediately prior to the completion of the offers (as discussed above), we may be liable for the AMT as a result of the utilization of our NOLs and other tax attributes to offset COD income recognized in the Offers.

In addition, if, as expected, we undergo an “ownership change” within the meaning of Section 382 of the Tax Code, and have a net unrealized built-in loss (as determined for AMT purposes) on the date of the ownership change, our aggregate tax basis in our assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

SECURITIES LAW MATTERS

This section discusses certain securities law matters that are raised by the Offers and the Plan of Reorganization. This section should not be considered applicable to all situations or to all holders of Old Notes. Holders of Old Notes should consult their own legal counsel with respect to these and other issues.

The Offers

We are relying on Section 3(a)(9) of the Securities Act to exempt the Offers from the registration requirements of the Securities Act. Section 3(a)(9) provides that the registration requirements of the Securities Act will not apply to “any security exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.” The Offers are also, pursuant to Section 18(b)(4)(C) of the Securities Act, exempt from state securities law requirements. Section 18(b)(4)(C) provides, among other things, that state securities laws will not apply to securities that are exempt from federal registration under Section 3(a)(9). We do not have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other person for soliciting votes to accept or reject the Offers. We have received assurances that no person will provide any information to holders of Old Notes relating to the Offers other than to refer the holders of Old Notes to the information contained in this Offering Memorandum and Disclosure Statement. In addition, no broker, dealer, salesperson, agent, or any other person, is engaged or authorized to express any statement, opinion, recommendation, or judgment with respect to the relative merits and risks of the Offers.

Issuance and Resale of the New Notes and New Preferred Stock

In the event that the conditions to the Offers are satisfied and we consummate the Offers, we will rely on Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act to exempt the issuance of the New Notes and New Common Interests from federal and state registration requirements with respect to resale. The New Preferred Stock and the New Notes will not be restricted securities. Under current SEC interpretations, securities that are obtained in a Section 3(a)(9) exchange assume the same character (i.e. restricted or unrestricted) as the securities that have been surrendered. In this case, all of the Old Notes are unrestricted securities. The New Notes and the New Preferred Stock will therefore also be unrestricted and recipients who are not our “affiliates” (as such term is defined in Rule 144 under the Securities Act) will therefore be able to resell the New Notes and New Preferred Stock without registration. Recipients who are our affiliates may resell their New Notes and New Preferred Stock subject to the provisions of Rule 144, absent registration or another appropriate exemption.

Issuance and Resale of the New Notes and New Common Interests Under the Plan of Reorganization

In the event that we complete a restructuring pursuant to the Plan of Reorganization under Chapter 11 of the Bankruptcy Code, we also will rely on Section 1145 of the Bankruptcy Code, to the extent it is applicable, to exempt the issuance of the New Notes and New Common Interests from the registration requirements of the Securities Act (and of any state securities or “blue sky” laws). Section 1145 exempts from registration the sale of a debtor’s securities under a Chapter 11 plan if such securities are offered or sold in exchange for a claim against, or equity interest in, or a claim for an administrative expense in a case concerning, such debtor. In reliance upon this exemption, the New Notes and New Common Interests generally will be exempt from the registration requirements of the Securities Act. Accordingly, recipients will be able to resell the New Notes and New Common Interests without registration under the Securities Act or other federal securities laws, unless the recipient is an “underwriter” with respect to such securities, within the meaning of Section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines “underwriter” as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an “issuer” of the relevant security, as such term is used in Section 2(11) of the Securities Act.

Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 under the Securities Act. Parties which believe they may be statutory underwriters as defined in Section 1145 of the Bankruptcy Code are advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

LEGAL MATTERS

Certain legal matters with respect to the New Notes and shares of New Preferred Stock offered hereby will be passed upon for CIT by Skadden, Arps, Slate, Meagher & Flom LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, incorporated in this Offering Memorandum and Disclosure Statement by references to CIT Group Inc.’s Current Report on Form 8-K dated October 1, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2008, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report (which contains an explanatory paragraph relating to CIT Group Inc.’s ability to continue as a going concern as described in Note 28 to the consolidated financial statements) appearing therein.

APPENDIX A

PROJECTIONS OF CERTAIN FINANCIAL DATA FOLLOWING CONSUMMATION OF PLAN OF
REORGANIZATION

In connection with a possible restructuring in Bankruptcy Court, CIT’s management analyzed the ability of CIT to meet its obligations upon consummation of such restructuring with sufficient liquidity and capital resources to conduct its businesses. CIT’s management also has developed CIT’s business plan and prepared certain projections of CIT’s operating profit, cash flow and certain other items for the fiscal years 2010 through 2014 (the “Projection Period”). Such projections, summarized below, are based upon assumptions and have been adjusted to reflect the terms of a possible restructuring in Bankruptcy Court, including the Plan of Reorganization, certain subsequent events and additional assumptions, including those set forth below (as adjusted, the “Projections”).

CIT DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF ITS ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, CIT DOES NOT ANTICIPATE THAT IT WILL, AND DISCLAIMS ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO CREDITORS PRIOR TO THE EFFECTIVE DATE OF ANY PLAN OF REORGANIZATION OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

The following Projections were not prepared with a view toward compliance with published rules of the SEC or the American Institute of Certified Public Accountants regarding projections. The prospective financial information included in this offering document has been prepared by, and is the responsibility of, the Company’s management. The Company and its management believe that the following Projections have been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the prospective financial information contained in this appendix and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance on such information or its achievability. PricewaterhouseCoopers LLP assumes no responsibility for and denies any association with the prospective financial information.

The PricewaterhouseCoopers LLP report on the consolidated financial statements of the Company as of December 31, 2008 incorporated by reference in this offering document refers exclusively to the Company’s historical financial information as of December 31, 2008. PricewaterhouseCoopers LLP report does not cover any other information in this offering and should not be read to do so.

The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and the “Summary,” “Risk Factors,” and “Selected Historical Consolidated Financial Data,” included in this Offering Memorandum and Disclosure Statement.

Principal Assumptions for the Projections

The Projections are based on, and assume the successful implementation of, CIT’s business plan and Plan of Reorganization. Both the business plan and the Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of CIT, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of CIT. In addition, the assumptions do not take into account the uncertainty and disruption of business that may accompany a restructuring in Bankruptcy Court. Further, the Projections do not include the potential transfer of CIT’s origination platforms for the Trade Finance and Vendor Finance operating segments or the Small Business Lending operations of CIT’s Corporate Finance segment into CIT Bank, which may result in a lower cost of funding for such businesses. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will likely vary from the projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of CIT or Reorganized CIT to achieve the projected results of operations. PRICEWATERHOUSECOOPERS LLP, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CIT, HAS NOT EXAMINED, COMPILED, OR OTHERWISE APPLIED PROCEDURES TO THE PROJECTIONS AND, CONSEQUENTLY, DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OR ASSURANCE WITH RESPECT TO THE PROJECTIONS. See “Risk Factors”.

Although CIT management believes that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be or is given that the Projections will be realized. In deciding whether to vote to accept or reject the proposed Plan of Reorganization, creditors must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. See “Risk Factors.” Moreover, the Projections were prepared solely in connection with a possible restructuring in Bankruptcy Court. The assumptions underlying the expected future results of operations in a restructuring in Bankruptcy Court may not necessarily apply in an out-of-court restructuring.

Additional information relating to the principal assumptions used in preparing the Projections is set forth below:

General Economic Conditions:  The Projections take into account the current difficult economic environment which is negatively impacting CIT. The Projections assume that the general weakness in economic activity will continue to affect CIT’s near term financial performance. Thereafter, the Projections assume a return to a more favorable economic climate and more normalized level of provisions, non-accruals and charge-offs.

Expansion Facility Financing:  The Projections assume that CIT raises incremental financing. This assumption is subject to factors that cannot solely be controlled by CIT, including the ability to access the debt markets, the interest rate that a capital provider would charge, and other factors. In addition, CIT has not yet determined exactly how much capital would need to be raised or how the proceeds would be used, but CIT has no intention of raising more than $6.4 billion of incremental first lien debt. As a result, the Projections include the following assumptions: (a) first lien debt has been increased by $1.5 billion and pays an all-in interest rate of 10%; and (b) the interest expense charged on secured borrowings has been increased by $150 million annually from 2010 through 2012 to reflect increased borrowing costs. The Projections, which include Fresh Start Reporting (defined below), may be impacted based on how much capital is raised and how is it utilized.

General Operating Segment Assumptions:  Assumptions regarding each of CIT’s operating segments are set forth below and may materially impact the Projections.

The Corporate Finance segment, consisting of middle-market corporate cash flow loans and other asset-based lending, is assumed to utilize the CIT Bank funding platform and continue funding high credit quality loans within CIT Bank. Other than CIT’s Small Business Lending operations, the remaining portfolio of loans and leases outside of CIT Bank will be managed with limited future originations. CIT will continue to fund Small Business Administration loans within CIT Bank or outside the bank.

The Trade Finance segment, consisting of factoring services and client lending, is assumed to focus on core factoring services with key clients. The Projections reflect recent operations which were impacted by customer withdrawal amid concerns regarding liquidity restrictions.

The Vendor Finance segment, consisting of leasing programs domestically and internationally, is assumed to focus on core vendor programs. The Projections reflect lower origination volumes and contract expiration for non-core vendor programs.

The Transportation segment, consisting of aerospace and rail operating and capital leases, is assumed to continue honoring existing commitments. Management expects to continue ordinary course activities in the aerospace segment, including concentration and risk management of the respective fleets partially achieved through asset sales. The Projections reflect a recent drop in utilization for rail assets given macroeconomic disruptions in the domestic rail market, and assume that utilization rates will begin to rebound in 2012.

The Consumer segment, consisting primarily of student loans, is currently running off as CIT ceased offering government guaranteed loans in 2008. The Projections assume the student loan portfolio continues to run-off with no future originations.

Net Interest Revenue:  The Projections assume, given a successful Plan of Reorganization, that CIT will have less outstanding debt and subsequently generate positive net interest income during the Projection Period, including the positive impact of non-cash accretion of the fair value adjustments from Fresh Start Reporting (defined below). As explained below, rental income on operating lease equipment is reflected in other income, while interest expense includes the carrying cost of the equipment, resulting in negative interest revenue in selected periods.

Other Income:  Other income includes rental income on operating leases, as well as fees, commissions, and other non-spread revenue. The Projections assume the rail utilization trends discussed above and a gradual improvement from current capital market conditions.

Credit and Loan Loss Reserves:  Credit quality of assets is projected to improve with a general improvement in macroeconomic conditions. The Projections incorporate an increased focus on core clients with higher credit quality and fewer renewals of loans to non core clients with lower credit quality. This will result in a decline in charge-offs, non-accruals, and provisions. Provisions and reserves for loan and lease losses and other non specific charges are eliminated as of December 31, 2009 since the related assets are adjusted to fair value in compliance with Fresh Start Reporting (defined below).

Operating Expenses:  CIT has been through multiple rounds of headcount reductions, and the Projections incorporate continued rationalization of operating expenses consistent with projected asset and origination levels. Additional headcount reductions are projected to further streamline CIT’s business.

Income Taxes:  The Projections incorporate U.S. federal, foreign, state and local taxes as applicable. It is assumed that CIT’s tax attributes will be reduced to the extent of debt forgiveness income (against which, a valuation allowance has historically been provided). As a result, CIT has calculated that the deferred tax asset is fully offset by deferred tax liabilities and valuation allowance. A change in these assumptions may materially impact the deferred tax implications to CIT.

Optional Debt Prepayments:  The Projections assume that CIT utilizes excess cash flows from asset run-off to prepay first lien debt and portions of the new indebtedness under credit facilities and New Notes at its own option in the Projection Period. Specifically, the Projections assume that CIT can fully prepay the $4.5 billion of first lien by 2011 and begin prepaying portions of the new indebtedness under credit facilities and New Notes in 2011. Prepayments of the first lien debt and New Notes are assumed to be at CIT’s option and are not based on the Cash Sweep and Required Cash Sweep Payments as set forth in the Description of New Notes.

The pathway to profitability is contingent on a successful Plan of Reorganization and restructuring of unsecured debt, which in conjunction with Fresh Start Reporting will allow CIT to generate positive net interest margins. The Projections assume a gradual improvement in capital markets, which will allow CIT to utilize their origination platform to generate incremental fees. Furthermore, as earning asset levels decline over a three year horizon to approximately $39 billion, CIT expects to further streamline their operating expenses to “right size” their expense load and align it with the earning asset base. The Projections assume that the weighted average life of the assets varies significantly across the operating segments and ranges from less than one year to greater than fifteen years. At the shorter end of the range, assets in the Trade Finance segment are assumed to have a weighted average life of less than one year and assets in Vendor Finance segment are assumed at approximately two years. Assets in Corporate Finance segment have a wide ranging expected life and a weighted average life of approximately five years. Assets in the Transportation and Consumer segments are assumed to have weighted average lives of greater than fifteen years. The Projections also assume that charge off levels return to more historical levels by the end of 2012 and fall below 100 basis points. An improvement in asset quality and the lessening of credit provisions and subsequent reduction in reserve requirements enhances profitability in the Projections.

The Projections currently assume that yields associated with new originations range from 7.5% in the Corporate Finance segment to approximately 10% in Vendor Finance segment. The Projections do not anticipate the sale of businesses or assets outside the ordinary course of business. The Projections currently assume that the interest rate environment is stable and the majority of debt has a fixed rate after a Plan of Reorganization. A potential increase in interest rates within the Projections may improve profitability estimates.

Upon confirmation of a Plan of Reorganization, CIT may pursue platform transfers, which are not assumed in the Projections. Platform transfers would consist of moving the Small Business Lending operations, Trade Finance segment and the domestic Vendor Finance segment into CIT Bank beginning in 2010. Platform transfers may further enhance profitability as interest expense costs may decrease and CIT may have the ability to pursue incremental new business.

Projected Consolidated Balance Sheet Assumptions

U.S. Generally Accepted Accounting Principles (“GAAP”) require companies emerging from bankruptcy that meet certain criteria to apply fresh start reporting upon emergence in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“Fresh Start Reporting”). The main principles of Fresh Start Reporting include the allocation of the entity’s reorganization value to each of the entity’s assets in conformity with the procedures specified by Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Any portion of the reorganization value that cannot be attributed to specific tangible or identified intangible assets of the emerging entity should be reported as goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

For purposes of the Projections, the equity value of Reorganized CIT is assumed to be $8 billion, which is the mid-point of the $5 billion to $11 billion range of estimated equity values of Reorganized CIT provided by Morgan Stanley as of September 30, 2009 in connection with its equity valuation analysis. The actual reorganization value that will be used by CIT after implementing Fresh Start Reporting may differ materially from this estimate. Likewise, the allocation of the reorganization value to individual assets and liabilities is based upon preliminary estimates by CIT management, is subject to change upon the formal implementation of Fresh Start Reporting, and could result in material differences to the allocated values included in these Projections.

Pre-Restructuring Assumptions:

The Projections are based on an Effective Date of December 31, 2009 and assume no disruptions to the business during the pendency of a bankruptcy filing. For the period between the company’s last published 10-Q as of June 30, 2009 and the Effective Date of December 31, 2009 (“Interim Period”), CIT management made assumptions in development of the Projections, which are set forth below:

Total assets pursuant to CIT’s consolidated balance sheet are assumed to decline by $4.5 billion in the Interim Period. The decline in the total assets is primarily attributable to $5.3 billion less in net finance receivables due to principal repayments in the Interim Period and a significant reduction in new origination volumes. An additional $428 million of the decline in total assets is due to depreciation on operating lease equipment. The assumed $5.7 billion decline in net finance receivables and operating lease equipment is partially offset by an assumed $1.4 billion increase in the cash balance and amounts due from banks. The $1.4 billion increase in cash is attributable to the $3.0 billion Senior Credit Facility funded in July 2009 net of payments for unsecured debt maturities in the Interim Period.

Total liabilities pursuant to CIT’s consolidated balance sheet declined by $2.3 billion in the Interim Period as a result of a significant refinancing and credit balance draws by customers. Specifically, the $2.3 billion decline in total liabilities is attributable to the following activity:

Deposits at CIT Bank are assumed to decline by $1.7 billion, as a result of maturing brokered deposits that are not replaced with new deposit issuances and the use of alternative funding sources within CIT Bank.

Secured borrowings are assumed to decline by $2.1 billion, as a result of net pay-downs on securitizations and secured lines of credit based on principal payments on the underlying collateral supporting the secured borrowings and the assumptions on the Expansion Facility Financing.

First lien debt is assumed to be $4.5 billion as of December 31, 2009, to reflect CIT’s receipt of $3.0 billion from the Senior Credit Facility in July 2009 and an additional $1.5 billion in first lien debt, as mentioned in the Expansion Facility Financing.

Senior unsecured notes are assumed to decline by $1.4 billion, as a result of contractual note repayments paid between June 30, 2009 and October 31, 2009. CIT assumes that note repayments scheduled between November 2, 2009 and December 31, 2009 are not made.

Credit balances of factoring clients are assumed to decline by $1.8 billion, due to clients reducing their credit balances and a reduction in factoring volumes.

The significant projected consolidated balance sheet adjustments reflected in the Projections and assumed at the Effective Date are summarized as follows:

Fresh Start Adjustments:

The estimated fair values for loans and leases utilized in Fresh Start Reporting are based on management’s estimates and an approximation of appraised values. The estimated fair value of the secured borrowings and Senior Unsecured Notes are based on management’s estimates developed largely utilizing a discounted cash flow analysis. In addition, estimated fair value adjustments are made to the indebtedness under credit facilities and New Notes, Series A Notes and Series B Notes, based upon management’s estimate of market price upon emergence.

CIT’s Old Common Interests are cancelled for no consideration at the Effective Date.

New Common Interests issued by CIT Group Inc. valued at $8 billion, based upon the mid-point of the estimated range of equity values provided by Morgan Stanley as of September 30, 2009 in connection with its equity valuation analysis, are issued to certain creditors, pursuant to the Plan of Reorganization and is described below.

CIT’s Old Preferred Interests are cancelled for no consideration at the Effective Date.

The accumulated deficit and accumulated other comprehensive loss are eliminated in accordance with Fresh Start Reporting.

Reorganization Adjustments:

Reorganization Adjustments include the impact of Exchanges, as well as, estimates of expenses as a result of a Chapter 11 proceeding which include professional fees, debtor-in-possession financing fees, and other costs directly attributable to the reorganization. See “Risk Factors Related to the Projections” below for a description of potential adverse events that are not factored into the Projections.

Exchanges:

The Projections assume that Class 7, Class 8, Class 9, Class 10, and Class 11 vote in favor of the Plan of Reorganization. Specifically, the Projections assume that 100% of the Long-Dated Senior Unsecured Notes elect to be included in Class 8(a).

The Senior Unsecured Credit Agreements in the principal amount of $3.1 billion are assumed to be discharged in return for issuance of new indebtedness and New Common Interests. For each $1,000 of principal amount discharged, $700 in principal amount discharged in indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes and $300 in principal amount discharged in New Common Interests.

The Senior Unsecured Term Loans in the principal amount of $320 million are assumed to be discharged in return for issuance of new indebtedness and New Common Interests. For each $1,000 of principal amount discharged, $700 in principal amount discharged in indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes and $300 in principal amount discharged in New Common Interests.

The Senior Unsecured Notes, excluding the 2015 Hybrid Convertible/Equity Notes, in the principal amount of $24.9 billion are assumed to be discharged in return for issuance of New Notes and New Common Interests. For each $1,000 of principal amount discharged, $700 in principal amount discharged in Series A Notes and $300 in principal amount discharged in New Common Interests.

The Long-Dated Senior Unsecured Notes in the principal amount of $1.2 billion are assumed to be discharged in return for issuance of New Notes and New Common Interests. For each $1,000 of principal amount discharged, $700 in principal amount discharged in Series A Notes and $300 in principal amount discharged in New Common Interests.

Australian Senior Unsecured Notes in the principal amount of $262 million are assumed to be re-instated at 100% of par value.

The Canadian Senior Unsecured Notes in the principal amount of $2.1 billion are assumed to be discharged in return for issuance of New Notes. For each $1,000 of principal amount discharged, $1,000 in principal of Series B Notes is issued.

The 2015 Hybrid Convertible/Equity Notes in the principal amount of $200 million are assumed to be discharged in return for the issuance of New Notes and New Common Interests. For each $1,000 of principal amount discharged, $700 in principal amount discharged in Series A Notes and $300 in principal amount discharged in New Common Interests.

The Senior Subordinated Notes in the principal amount of $1.1 billion are assumed to be discharged in return for the issuance of New Common Interests and Contingent Value Rights.

The Junior Subordinated Notes in the principal amount of $750 million are assumed to be discharged in return for the issuance of New Common Interests and Contingent Value Rights.

The Old Preferred Interests are assumed to be discharged and each holder shall receive Contingent Value Rights.

The secured borrowings will not be impacted by the Plan of Reorganization.

Risk Factors Related to the Projections

A potential impact of Chapter 11 not incorporated into the Projections are risks associated with certain senior secured credit facilities. The holders of these facilities may be entitled to make-whole payments and may have the ability to seize and liquidate the collateral supporting these facilities and for their benefit. If this were to occur, there is risk of reduction or elimination of the realizable collateral asset value in excess of these secured borrowings. The potential impact of this reduction could be as high as $3 to $5 billion; however, as outlined in the Expansion Facility Financing note, CIT is taking steps to mitigate this impact by working to arrange new financings to refinance the existing facilities, if needed. If mitigation strategies are successful, the actual impact could be less than $3 to $5 billion.

Another potential impact of a Chapter 11 filing, which is not incorporated into the Projections, is the potential seizure of CIT Bank by the FDIC which could result in a loss of CIT Bank’s equity value of approximately $1.6 billion as of June 30, 2009 and use of CIT Bank as a future funding source for the business, which is an important component of CIT’s transformation to a deposit funded institution.

The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. Upon emergence from any Chapter 11 proceeding, CIT would be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date. Such determination would be based upon the fair values at that time, which may be based on, among other things, a different methodology with respect to the valuation of CIT’s value. In any event, such valuations, as well as the determination of the fair value of CIT’s assets and liabilities, would be made as of the Effective Date. The changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

Projections

The Projections set forth below have been prepared based on the assumption that the Effective Date is December 31, 2009. Although CIT will seek the Effective Date to occur as soon as practicable, there would be no assurance as to when the Effective Date actually will occur. The CIT Projected Consolidated Balance Sheets as of December 31, 2009 set forth below present: (a) the projected pre-restructuring financial position as of December 31, 2009; (b) Reorganization Adjustments; (c) Fresh Start Adjustments; and (d) the projected post-restructuring consolidated financial position of CIT after giving effect to the Reorganization and Fresh Start Adjustments, as of December 31, 2009. The Balance Sheet Adjustments set forth in the columns captioned “Reorganization Adjustments,” and “Fresh Start Adjustments” reflect the assumed effects of confirmation and significant re-financing contemplated by a Plan of Reorganization, including the settlement of various liabilities and related securities issuances, cash payments, and borrowings.

CIT’s Consolidated Financial Statements, including Balance Sheet, Statement of Operation and Statement of Cash Flow for the Projection Period set forth on the following pages present the projected consolidated position of CIT after giving effect to confirmation and the consummation of the transactions contemplated by the Plan of Reorganization, as of the end of each fiscal year in the Projection Period. PRICEWATERHOUSECOOPERS LLP, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CIT, HAS NOT EXAMINED, COMPILED, OR OTHERWISE APPLIED PROCEDURES TO THE PROJECTIONS AND, CONSEQUENTLY, DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OR ASSURANCE WITH RESPECT TO THE PROJECTIONS.

PROJECTED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

	Pre-Restructuring	Reorganization	Fresh Start	Post-Restructuring
	December 31, 2009	Adjustments(1)	Adjustments	December 31, 2009
	(Dollars in Millions)

Assets
Cash and due from Banks	$3,884	$(500)	$—	$3,384
Restricted Cash	2,000	—	—	2,000
Finance Receivables, (Net of Reserves)	41,891	—	(9,122)	32,769
Operating Lease Equipment, Net	12,952	—	(3,056)	9,896
Other Assets	5,822	—	(291)	5,531

Total Assets	$66,549	$(500)	$(12,469)	$53,580

Liabilities
Deposits	$3,672	$—	$—	$3,672
Secured Borrowings	15,532	—	(2,034)	13,498
First Lien Debt	4,500	—	—	4,500
Second Lien Debt	—	23,267	(4,457)	18,810
Senior Unsecured Notes	29,881	(28,583)	—	1,298
Bank Credit Facilities	3,100	(3,100)	—	—
Credit Balances of Factoring Clients	891	—	—	891
Junior, Subordinated Notes and Convertible Equity Units	2,099	(2,099)	—	—
Other Liabilities	2,911	—	—	2,911

Total Liabilities	$62,586	$(10,515)	$(6,491)	$45,580

Equity
Preferred Equity	$3,171	$(3,171)	$—	$—
Common Equity/Additional Paid in Capital	11,274	—	(3,274)	8,000
Retained Earnings	(10,521)	13,186	(2,665)	—
Noncontrolling Interests	39	—	(39)	—

Total Equity	$3,963	$10,015	$(5,978)	$8,000

Total Liabilities and Equity	$66,549	$(500)	$(12,469)	$53,580

Notes

(1)	- Reorganization Adjustments include costs related to the Plan of Reorganization and the Offers.

PROJECTED CONSOLIDATED SUMMARY BALANCE SHEET DATA

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2009	2010	2011	2012	2013	2014
	(Dollars in Millions)

Assets
Cash and due from Banks	$3,384	$3,406	$3,341	$3,517	$3,847	$3,696
Restricted Cash	2,000	1,686	1,501	1,267	1,031	933
Finance Receivables, (Net of Reserves)	32,769	29,621	29,431	28,575	27,199	27,264
Operating Lease Equipment, Net	9,896	10,090	10,301	10,057	9,694	9,148
Other Assets	5,531	5,466	5,310	4,798	4,354	4,277

Total Assets	$53,580	$50,269	$49,884	$48,214	$46,125	$45,318

Liabilities
Deposits	$3,672	$3,650	$4,843	$5,776	$5,410	$6,580
Secured Borrowings	13,498	11,500	11,778	10,920	10,053	8,929
First Lien Debt	4,500	2,000	—	—	—	—
Second Lien Debt	18,810	19,479	19,171	17,352	15,218	14,259
Senior Unsecured Notes	1,298	986	724	724	724	324
Credit Balances of Factoring Clients	891	282	333	363	384	408
Other Liabilities	2,911	3,647	3,883	3,503	4,223	4,191

Total Liabilities	$45,580	$41,544	$40,732	$38,638	$36,012	$34,691

Equity
Common Equity/Additional Paid in Capital	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000
Retained Earnings	—	725	1,152	1,576	2,113	2,627

Total Equity	$8,000	$8,725	$9,152	$9,576	$10,113	$10,627

Total Liabilities and Equity	$53,580	$50,269	$49,884	$48,214	$46,125	$45,318

PROJECTED CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

	Year Ending
	2010	2011	2012	2013	2014
	(Dollars in Millions)

Interest Income	$2,112	$1,966	$1,856	$1,959	$2,018
Interest income accretion on finance receivables-fresh start adjustments	2,279	1,432	1,135	898	584
Interest Expense	(2,759)	(2,500)	(2,308)	(1,988)	(1,847)
Interest expense accretion on debt-fresh start adjustments	(1,053)	(1,020)	(973)	(827)	(664)

Net Interest Revenue	579	(122)	(290)	42	91
Provision for Credit Losses	(189)	(92)	(86)	(96)	(115)
Other Income	2,127	2,179	2,260	2,073	1,997

Total Net Revenues	2,517	1,965	1,884	2,019	1,973
Other Expense	(865)	(791)	(723)	(688)	(671)
Depreciation on Operating Lease Equipment	(947)	(903)	(849)	(798)	(775)
Depreciation expense reduction on operating lease equipment-fresh start adjustments	397	341	296	261	228

Income Before Income Taxes	1,102	612	608	794	755
Provision for Income Taxes	(377)	(185)	(184)	(257)	(241)

Net Income Available to Common Stockholders	$725	$427	$424	$537	$514

PROJECTED CONSOLIDATED SUMMARY STATEMENT OF CASH FLOW DATA

	Year Ending
	2010	2011	2012	2013	2014
	(Dollars in Millions)

Cash Flow from Operations	$333	$610	$1,070	$1,572	$1,281
Cash Flow from Investing Activities	4,458	782	1,628	1,652	247
Cash Flow from Financing Activities	(5,083)	(1,642)	(2,756)	(3,130)	(1,777)

Net Increases / (Decreases) in Cash	$(292)	$(250)	$(58)	$94	$(249)

Beginning of Period Cash	$5,384	$5,092	$4,842	$4,784	$4,878
Increase/(Decrease) in Cash	(292)	(250)	(58)	94	(249)

End of Period Cash	$5,092	$4,842	$4,784	$4,878	$4,629

APPENDIX B-1

LIQUIDATION ANALYSIS

CIT GROUP INC.

The Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accept the Plan of Reorganization or (b) receive or retain property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if CIT Group Inc. (“CIT” or the “Debtor”) were liquidated under Chapter 7 of the Bankruptcy Code on December 31, 2009. The first step in determining whether this test has been met is to determine the estimated amount that would be generated from the liquidation of the Debtor’s assets and properties in the context of the Chapter 7 liquidation case. The gross amount of cash available to the holders of Impaired Claims or Interests would be the sum of the proceeds from the disposition of the Debtor’s assets through the liquidation proceedings and the cash held by the Debtor at the time of the commencement of the Chapter 7 case. This gross amount of cash available is reduced by the amount of any Claims secured by the estate’s assets, the costs and expenses of the liquidation, and additional administrative expenses that may result from the termination of the Debtor’s businesses and the use of Chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with Section 726 of the Bankruptcy Code. For purposes of this liquidation analysis, it is assumed that the assets of CIT Group Inc. are liquidated for the benefit of CIT’s creditors. A general summary of the assumptions used by CIT management in preparing this liquidation analysis follows. The more specific assumptions are discussed below.

Estimate of Net Proceeds

Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtor’s assets. The Chapter 7 liquidation period is assumed to commence on December 31, 2009 and to last twelve months following the appointment of a Chapter 7 trustee. Recoveries to creditors are presented on an undiscounted basis. For purposes of the analysis, estimated asset balances as of June 30, 2009 with certain proforma adjustments were used to estimate recoveries. There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under Section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the sales process within twelve months. In addition, it is assumed that CIT Bank, a direct subsidiary of CIT Group Inc., would be seized by the FDIC and therefore contributes neither proceeds nor costs to the estate.

Estimate of Costs

The Debtor’s cost of liquidation under Chapter 7 would include fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtor until conclusion of the Chapter 7 case.

Additional Claims would arise by reason of the breach or rejection of obligations incurred under executory contracts, or leases entered into by the Debtor. It is possible that in a Chapter 7 case, the wind-down expenses may be greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation.

Distribution of Net Proceeds under Absolute Priority

The costs, expenses, fees and such other Claims that may arise and constitute necessary costs and expenses in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to General Unsecured Claims and the Senior Subordinated Note Claims and the Junior Subordinated Note Claims (together, the “Subordinated Unsecured Claims”). Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full. The Debtor believes that in the Chapter 7 case, general unsecured creditors of CIT may receive a recovery within the range of 5% to 38%.The Debtor further believes that subordinated unsecured creditors will likely receive no recovery.

After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in a bankruptcy and professional advisors to such trustee, (ii) an erosion in the value of assets in the Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the forced sales atmosphere that would likely prevail, and (iii) the substantial increase in Claims that would need to be satisfied on a priority basis. THE DEBTOR HAS DETERMINED, AS SUMMARIZED ON THE FOLLOWING CHART, THAT CONFIRMATION OF THE PLAN OF REORGANIZATION WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY EQUAL OR GREATER THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTOR UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

THE DEBTOR’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTOR. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive, and operational uncertainties, and contingencies beyond the control of the Debtor or a Chapter 7 trustee. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the assets will result in an accurate estimate of the proceeds that would be realized were the Debtor to undergo an actual liquidation. The actual amounts of Claims against the estate could vary significantly from the estimate set forth herein, depending on the Claims asserted during the pendency of the Chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds that might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Debtor could vary materially from the estimates provided herein.

THE LIQUIDATION ANALYSIS SET FORTH HEREIN WAS BASED ON THE VALUES OF DEBTOR’S ASSETS ON JUNE 30, 2009 WITH CERTAIN PROFORMA ADJUSTMENTS. TO THE EXTENT THAT OPERATIONS THROUGH SUCH DATE WERE DIFFERENT THAN ESTIMATED, THE ASSET VALUES MAY CHANGE. PRICEWATERHOUSECOOPERS LLP, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CIT, HAS NOT EXAMINED, COMPILED OR OTHERWISE APPLIED PROCEDURES TO THESE VALUES AND, CONSEQUENTLY, DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE VALUES IN THE LIQUIDATION ANALYSIS.

Estimated net proceeds may be realized from the liquidation of CIT’s subsidiaries. The method of liquidation may vary greatly from subsidiary to subsidiary depending on the jurisdiction or country in which it resides or was formed. The obligations are assumed to be satisfied at the individual entity level, and the excess would then flow upward to the next ownership level and ultimately to CIT Group Inc., to the extent available.

CIT Group Inc.
LIQUIDATION ANALYSIS(1)

	Low	High
	($ in millions)

I Proceeds:
Cash	$2,030	$2,030
Equity Investments in Subsidiaries	2,681	14,072
Finance Receivables	0	0
Operating Lease Equipment	0	0
Other Assets(2)	4,162	4,226

Total Proceeds	8,873	20,328

Less:
Wind-Down Operating Costs	(160)	(240)
Trustee Fees	(266)	(610)
Professional Fees	(75)	(150)

Proceeds Available for Distributions to Secured Claims	8,372	19,328

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

II Secured Claims:
Secured Borrowings(3)	6,000	6,000	6,000	100.0%	100.0%

Proceeds Available for Distributions to Priority Unsecured Claims		2,372	13,328

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

III Priority Unsecured Claims:
Taxes	246	246	246	100.0%	100.0%
Other Priority Claims	76	76	76	100.0%	100.0%

Total	322	322	322

Proceeds Available for Distributions to General Unsecured Claims		2,050	13,006

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

IV General Unsecured Claims:(4)
Canadian Senior Unsecured Note Guarantee	2,188	128	815	5.9%	37.2%
Long-Dated Senior Unsecured Note Claims	1,189	70	443	5.9%	37.2%
Senior Unsecured Note Claims	25,869	1,518	9,634	5.9%	37.2%
Senior Unsecured Term Loan Claims	321	19	119	5.9%	37.2%
Senior Unsecured Credit Agreement Claims	3,101	182	1,155	5.9%	37.2%
Deficiency Payments on Make Whole	250	15	93	5.9%	37.2%
Other Unsecured Liabilities	954	56	355	5.9%	37.2%
Accrued Liabilities & Accounts Payable	1,052	62	392	5.9%	37.2%

Total	34,924	2,050	13,006

Proceeds Available for Distributions to Subordinated Unsecured Claims		0	0

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

V Subordinated Unsecured Claims:(5)
Senior Subordinated Notes	1,200	0	0	0.0%	0.0%
Junior Subordinated Notes	779	0	0	0.0%	0.0%

Total	1,979	0	0

Proceeds Available for Distribution to Residual Stakeholders		$0	$0

(1)	This analysis assumes liquidation commences on January 1, 2010 and lasts 12 months.

(2)	Asset balance includes incremental assets secured from $3 billion Senior Secured Facility.

(3)	The secured borrowing amount reflects $3 billion of additional borrowings anticipated to be drawn under an expansion facility presently being negotiated.

(4)	JPM Letter of Credit facility is assumed to be either undrawn or satisfied by the Company or one of its subsidiaries.

(5)	The Senior and Junior Subordinated Notes are contractually subordinated and therefore would not receive any distribution.

Proceeds

Cash

Cash consists of all unrestricted cash in banks or operating accounts and cash held at divisions as of June 30, 2009. In addition, CIT’s cash balance includes proforma adjustments from cash received from the July 2009 new debt facility. Cash is assumed to be fully recoverable. The cash recovered may be materially different if financial institutions have rights of off-set against cash, or if cash is unrecoverable from the non-US subsidiaries.

Equity Investments in Subsidiaries

All of the finance receivables and operating leases owned by CIT on a consolidated basis are held by CIT’s subsidiary entities. Certain of those assets held by CIT’s subsidiary entities are subject to liens securing prior financings, such as securitization transactions, conduit facilities, secured loans and other forms of secured financing. In addition, certain of CIT’s subsidiary entities owe unsecured debts and liabilities that must be satisfied before the assets of such entities can be used to satisfy the liabilities of their parent entities. CIT’s equity investments in subsidiaries represent the assets remaining at all subsidiary entities after these entities have fully satisfied their subsidiary-level debts and liabilities. Recovery of these excess assets may be adversely impacted in a Chapter 7 liquidation by the same risks described in the cash, finance receivables, operating leases, and other assets sections.

Finance Receivables

The Debtor’s finance receivables primarily consist of various loans and capital leases extended to customers in the form of asset and cash flow based loans, capital leases, factored receivables and other types of recourse and non recourse loans, among others. The effect of a Chapter 7 liquidation and the specific direct costs that would have to be incurred to collect on receivables would adversely impact the recovery on receivables. As such, an estimated recovery of 38% to 80% is applied (with an average blended recovery of 50%), to the estimated amount outstanding at June 30, 2009 that pertains to these assets. All of the finance receivables are held at CIT’s subsidiary entities.

Operating Leases

The Debtor’s operating leases are contracts primarily extended to customers that allow the use of an asset, but do not convey the rights of ownership to the customer. The largest concentrations of accounts are primarily with companies in the transportation industries. The effect of a Chapter 7 liquidation, and the specific direct costs that would have to be incurred to collect on operating leases, would adversely impact the recovery on operating leases. As such, an estimated recovery of 48% to 75% is applied (with an average blended recovery of 62%), to the estimated amount outstanding at June 30, 2009 that pertains to these assets. All of the operating leases are held at CIT’s subsidiary entities.

Other Assets

Other assets primarily include miscellaneous receivables, receivables from derivative counterparties, interest bearing deposits, and investments. The effect of a Chapter 7 liquidation, and the specific direct costs that would have to be incurred in order to monetize these assets, would adversely impact the recovery on these assets. As such, an estimated recovery of 0% to 100% is applied (with an average blended recovery of 40%) to the estimated amount outstanding at June 30, 2009 that pertains to these assets. Other assets are held at CIT and its subsidiaries. Additionally, the asset balance includes incremental assets secured from an estimated $3.0 billion expansion facility.

Wind-down Operating Costs

Ongoing operating expenses consist of corporate overhead and occupancy costs to be incurred during the Chapter 7 liquidation period. The Debtor assumes that the liquidation would occur over a twelve-month period and that such expenses, costs and overhead would decrease over time, especially after January 2011 when agreements are assumed to be reached for the sale of all of the assets. Any positive income from operating businesses generated during this time was assumed to offset wind-down operating costs.

Trustee & Professional Fees

Based on CIT management’s review of the nature of these costs and the outcomes of similar liquidations, fees were estimated at $341 million to $760 million in total for the Debtor. This figure is comprised of approximately $266 million to $610 million of trustee fees (3.0% of the proceeds available for distribution based on the Bankruptcy Code) and $75 million to $150 million of other professional fees. The amount of professional fees is related to the large size and complexity of the liquidation.

Secured Claims

Secured Claims are given priority under the Bankruptcy Rules and are entitled to payment prior to any payment on unsecured claims.

Priority Unsecured Claims

Priority Unsecured Claims are given priority under the Bankruptcy Rules and are entitled to payment prior to any payment on most other unsecured claims. Federal taxes, sales and local income taxes, and foreign taxes are included in this category.

General Unsecured Claims

General Unsecured Claims consist of $2.2 billion of Canadian Senior Unsecured Note Guarantee, $1.2 billion of Long-Dated Senior Unsecured Note Claims, $25.9 billion of Senior Unsecured Note Claims, $321 million of Senior Unsecured Term Loan Claims, $3.1 billion of Senior Unsecured Credit Agreement Claims, $250 million of make whole deficiency payments on the Goldman Sachs and Wells facilities,1 $1.0 billion of Other Unsecured Liabilities, and $1.1 billion of Accrued Liabilities and Accounts Payable. General Unsecured Claims were adjusted from the June 30, 2009 balances to reflect the most current amounts and allocations of all outstanding debt loans and notes.

Subordinated Unsecured Claims

Subordinated Unsecured Claims includes $779 million of Junior Subordinated Note Claims and $1.2 billion of Senior Subordinated Note Claims. Subordinated Unsecured Claims were adjusted from the June 30, 2009 balances to reflect the most current amounts and allocations of outstanding debt loans and notes.

The Debtor believes that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a Chapter 7 liquidation may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation was necessary to resolve Claims asserted in the Chapter 7 case, the delay could be further prolonged and administrative expenses further increased. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered.

THE DEBTOR’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTOR. Underlying the liquidation analysis is a number of estimates and assumptions that are inherently subject to significant economic, competitive, and operational uncertainties and contingencies beyond the control of the Debtor or a Chapter 7 trustee. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and

1 Payments on make whole represent an estimate of the contractual obligations associated with early termination of certain facilities.

estimates employed in determining the liquidation values of the Debtor will result in an accurate estimate of the proceeds that would be realized were the Debtor to undergo an actual liquidation. General Unsecured Claims and Subordinated Unsecured Claims to the estate could vary significantly from the estimates set forth herein, depending on the Claims asserted during the pendency of the Chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds that might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Debtor could vary materially from the estimates provided herein.

APPENDIX B-2

LIQUIDATION ANALYSIS

CIT GROUP FUNDING COMPANY OF DELAWARE LLC

The Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accepts the Plan of Reorganization or (b) receive or retain property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if CIT Group Funding Company of Delaware LLC (“Delaware Funding” or the “Debtor”) was liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date. The first step in determining whether this test has been met is to determine the estimated amount that would be generated from the liquidation of the Debtor’s assets and properties in the context of the Chapter 7 liquidation case. The gross amount of cash available to the holders of Impaired Claims or Interests would be the sum of the proceeds from the disposition of Debtor’s assets through the liquidation proceedings and the cash held by the Debtor at the time of the commencement of the Chapter 7 case. This gross amount of cash available is reduced by the amount of any Claims secured by the estate’s assets, the costs and expenses of the liquidation, and additional administrative expenses that may result from the termination of the Debtor’s businesses and the use of Chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with Section 726 of the Bankruptcy Code. For purposes of this liquidation analysis, it is assumed that the assets of Delaware Funding are liquidated for the benefit of the creditors of Delaware Funding. In addition, this analysis presents two scenarios. The first scenario assumes that the pre-packaged plan for CIT Group, Inc. is consummated and Delaware Funding commences a liquidation under Chapter 7 immediately thereafter. See Exhibit B — 2.1. The second scenario assumes a liquidation of CIT Group Inc. and Delaware Funding. See Exhibit B — 2.2. A general summary of the assumptions used by management in preparing this liquidation analysis follows. The more specific assumptions are discussed below.

Exhibit B — 2.1

Estimate of Net Proceeds

Estimates were made of the cash proceeds that might be realized from the liquidation of the Debtor’s assets. This analysis assumes the consummation of the Prepackaged Plan of Reorganization for CIT Group Inc. on December 31, 2009 and that Delaware Funding commences Chapter 7 liquidation on January 1, 2010 that lasts for 12 months following the appointment of a Chapter 7 trustee. Recoveries to creditors are presented on an undiscounted basis. For purposes of the analysis, the Intercompany Note proceeds reflect potential payments to Delaware Funding pursuant to the five Intercompany Notes issued by CIT Financial Ltd. (“CFL”) contemporaneously with the issuance of the Canadian Senior Unsecured Notes. The low value incorporates an estimate of proceeds that may be available to Delaware Funding in the event that CFL is unable to meet its debts as they become due and determines to commence liquidation or insolvency proceedings in Canada; the high value of proceeds incorporates the face amount of the Intercompany Notes. There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under Section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the sales process within twelve months.

Estimate of Costs

The Debtor’s cost of liquidation under Chapter 7 would include fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtor until conclusion of the Chapter 7 case.

Secured Claims

Secured Claims are given priority under the Bankruptcy Rules and are entitled to payment prior to any payment on unsecured claims. The Secured Claims are $2.2 billion and reflect the amount of secured obligations under the CIT Funding Security Agreements pursuant to which a security interest was granted to CIT Barbados in each of five Intercompany Notes. The CIT Funding Security Agreements consist of three security agreements dated as of July 5, 2005 and two security agreements dated as of November 1, 2006.

Priority Unsecured Claims

Priority Unsecured Claims are given priority under the Bankruptcy Rules and are entitled to payment prior to any payment on most other unsecured claims. Federal taxes, sales and local income taxes, and foreign taxes are included in this category.

General Unsecured Claims

At Delaware Funding, General Unsecured Claims consist of $160 million of Remaining Canadian Senior Unsecured Note Claims and $23 million of Accrued Liabilities and Accounts Payable.

Subrogated Claims

Subrogated Claims include $2.0 billion of CIT Group Inc. subrogated claims on account of guarantee payments made on behalf of Delaware Funding by CIT Group Inc.

CIT Group Funding Company of Delaware LLC
LIQUIDATION ANALYSIS(1)

	Low	High
	($ in millions)

I Proceeds:
Cash	$1	$1
Equity Investments in Subsidiaries	0	0
Finance Receivables	0	0
Operating Lease Equipment	0	0
Intercompany Note Proceeds(2)	551	2,207
Other Assets	4	7

Total Proceeds	556	2,215

Less:
Wind-Down Operating Costs	(1)	(2)
Trustee Fees	(17)	(66)
Professional Fees	(2)	(4)

Proceeds Available for Distributions to Secured Claims	536	2,143

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

II Secured Claims:(3)	2,188	536	2,143	24.5%	97.9%
III Priority Unsecured Claims:	0	0	0	0.0%	0.0%

Total	2,188	536	2,143

Proceeds Available for Distributions to General Unsecured Claims		0	0

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

IV General Unsecured Claims:
Remaining Canadian Senior Unsecured Note Claim(4)	160	0	0	0.0%	0.0%
Accrued Liabilities & Accounts Payable	23	0	0	0.0%	0.0%

Total	183	0	0

Proceeds Available for Distributions to Subrogated Claims		0	0

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

V Subrogated Claims:
CIT Group Subrogated Claim on Account of Guarantee Payment	2,028	0	0	0.0%	0.0%

Total	2,028	0	0

Proceeds Available for Distributions to Residual Stakeholders		$0	$0

(1)	This analysis assumes the consummation of the Prepackaged Plan of Reorganization for CIT Group Inc. on December 31, 2009 and that CIT Group Funding Company of Delaware commences Chapter 7 liquidation on January 1, 2010 that lasts for 12 months.

(2)	The Intercompany Note proceeds reflect potential payments to Delaware Funding pursuant to the five Intercompany Notes issued by CIT Financial Ltd. in connection with the issuance of the Canadian Senior Unsecured Notes. This analysis assumes that CFL is unable to satisfy its obligations on two Intercompany Notes due in July 2010 in the approximate amount of $1 billion. As a result of that failure, CFL is assumed to commence insolvency or other liquidation proceedings in Canada, and, as a result, Delaware Funding is forced to convert its case into a Chapter 7 liquidation. The liquidation is assumed to last 12 months and presumes that Delaware Funding will also proceed from the liquidation of the two Intercompany Notes due in July 2010 as well as three additional Intercompany Notes in the aggregate face amount of $1.2 billion within the following 12 month period. The low value is an estimate of proceeds that may be available to Delaware Funding in the event that CIT Financial Ltd. is unable to meet its debts as they become due and determines to commence liquidation or insolvency proceedings in Canada; the high value reflects the face amount of the Intercompany Notes.

(3)	The amount of secured obligations under the CIT Funding Security Agreements pursuant to which a security interest was granted to CIT Barbados in each of the Intercompany Notes; three such security agreements are dated as of July 5, 2005 and two security agreements are dated as of November 1, 2006.

(4)	This amount constitutes the value of the Canadian Senior Unsecured Note Claims remaining after holders receive the projected Class distribution of 92.7% under the CIT Group Prepackaged Plan which recovery reflects the dilution effect of the Canadian Senior Unsecured Note Claims receiving distribution from Class 7 (see Exhibit C — Article III.G.7).

Exhibit B — 2.2

Estimate of Net Proceeds

Estimates were made of the cash proceeds which might be realized from the liquidation of the Debtor’s assets. This analysis assumes that CIT Group Inc. and its subsidiaries as well as Delaware Funding commence a Chapter 7 liquidation on January 1, 2010 that lasts for 12 months following the appointment of a Chapter 7 trustee. Recoveries to creditors are presented on an undiscounted basis. There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under Section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the sales process within twelve months.

Estimate of Costs

The Debtor’s cost of liquidation under Chapter 7 would include fees payable to a Chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Debtor until conclusion of the Chapter 7 case.

Secured Claims

The amount of the Canadian Senior Unsecured Note claims remaining after CIT Group Inc. makes a distribution on such claims in the amount of the estimated recoveries set forth in the liquidation analysis in Appendix B-1. Because this analysis also includes estimates for the separate, assumed liquidation of CFL, the estimated liquidation percentages recoveries in Appendix B-1 are higher by a de minimis amount.

Priority Unsecured Claims

Priority Unsecured Claims are given priority under the Bankruptcy Rules and are entitled to payment prior to any payment on most other unsecured claims. Federal taxes, sales and local income taxes, and foreign taxes are included in this category.

General Unsecured Claims

At Delaware Funding, General Unsecured Claims consist of a range of Canadian Senior Unsecured Note Claims from $1.4 billion to $2.1 billion, and $23 million of Accrued Liabilities and Accounts Payable

Subrogated Claims

Subrogated Claims include a range of $128 million to $815 million of CIT Group Inc. subrogated claims on account of guarantee payments made on behalf of Delaware Funding at CIT Group Inc.

CIT Group Funding Company of Delaware LLC
LIQUIDATION ANALYSIS(1)

	Low	High
	($ in millions)

I Proceeds:
Cash	$1	$1
Equity Investments in Subsidiaries	0	0
Finance Receivables	0	0
Operating Lease Equipment	0	0
Intercompany Note Proceeds(2)	551	1,229
Other Assets	4	7

Total Proceeds	556	1,237

Less:
Wind-Down Operating Costs	(1)	(2)
Trustee Fees	(17)	(37)
Professional Fees	(2)	(4)

Proceeds Available for Distributions to Secured Claims	536	1,194

		Recovery		Percentage Recovery
	Claim	Low	High	Low	High

II Secured Claims:(3)	2,188	536	1,194	24.5%	54.6%
III Priority Unsecured Claims:	0	0	0	0.0%	0.0%

Total	2,188	536	1,194

Proceeds Available for Distributions to General Unsecured Claims		0	0

			Recovery		Percentage Recovery
	Claims Range		Low	High	Low	High

IV General Unsecured Claims:
Remaining Canadian Senior Unsecured Note Claim(4)	2,060	1,373	0	0	0.0%	0.0%
Accrued Liabilities & Accounts Payable	23	23	0	0	0.0%	0.0%

Total	2,083	1,396	0	0

Proceeds Available for Distributions to Subrogated Claims			0	0

			Recovery		Percentage Recovery
	Claims Range		Low	High	Low	High

V Subrogated Claims:
CIT Group Subrogated Claim on Account of Guarantee Payment	128	815	0	0	0.0%	0.0%

Total	128	815	0	0

Proceeds Available for Distributions to Residual Stakeholders			$0	$0

(1)	This analysis assumes liquidation commences on December 31, 2009 and lasts 12 months.

(2)	This analysis assumes that CIT Financial Ltd. is unable to satisfy its obligations on two Intercompany Notes due in July 2010 in the approximate amount of $1 Billion. As a result of that failure, CIT Financial Ltd. is assumed to commence insolvency or other liquidation proceedings in Canada, and, as a result, Delaware Funding is forced to convert its case into a Chapter 7 liquidation. The liquidation is assumed to last 12 months and presumes that Delaware Funding will also receive proceeds from the liquidation of three additional Intercompany Notes in the aggregate face amount of $1.2 Billion within the following 12-month period.

(3)	The amount of the Canadian Senior Unsecured Note claims remaining after CIT Group Inc. makes a distribution on such claims in the amount of the estimated recoveries set forth in the liquidation analysis in Appendix B-1. Because this analysis also includes estimates for the separate, assumed liquidation of CFL, the estimated liquidation percentages recoveries in Appendix B-1 are higher by a de minimis amount.

(4)	Amount remaining after CIT Group Inc. pays Canadian Senior Unsecured Note Guarantee Claim.

Additional Claims would arise by reason of the breach or rejections of obligations incurred under executory contracts or leases entered into by the Debtor. It is possible that in a Chapter 7 case, the wind-down expenses may be greater or less than the estimated amount. Such expenses are in part dependent on the length of time of the liquidation.

Distribution of Net Proceeds under Absolute Priority

The foregoing types of Claims, costs, expenses, fees and such other Claims that may arise in a liquidation case would provide partial to full payment from the liquidation proceeds before the balance of those proceeds would be made available to General Unsecured Claims and the Subrogated Claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full. The Debtor believes that in the Chapter 7 case, general unsecured creditors at Delaware Funding may receive a de minimis recovery.

After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in a bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in the Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the forced sales atmosphere that would likely prevail, and (iii) the substantial increase in Claims which would be satisfied on a priority basis, THE DEBTOR HAS DETERMINED THAT CONFIRMATION OF THE PLAN OF REORGANIZATION WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY EQUAL OR GREATER THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTOR UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

THE DEBTOR’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTOR. Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtor or a Chapter 7 trustee. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the assets will result in an accurate estimate of the proceeds that would be realized were the Debtor to undergo an actual liquidation. The actual amounts of Claims against the estate could vary significantly from the estimate set forth herein, depending on the Claims asserted during the pendency of the Chapter 7 case. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential Claims. This analysis also does not include potential recoveries from avoidance actions. No value was assigned to additional proceeds that might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Debtor could vary materially from the estimates provided herein.

THE LIQUIDATION ANALYSIS SET FORTH HEREIN WAS BASED ON THE VALUES OF DEBTOR’S ASSETS ON JANUARY 1, 2010 WITH CERTAIN PROFORMA ADJUSTMENTS. TO THE EXTENT THAT OPERATIONS THROUGH SUCH DATE WERE DIFFERENT THAN ESTIMATED, THE ASSET VALUES MAY CHANGE. PRICEWATERHOUSECOOPERS LLP, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CIT, HAS NOT EXAMINED, COMPILED OR OTHERWISE APPLIED PROCEDURES TO THESE VALUES AND, CONSEQUENTLY, DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE VALUES IN THE LIQUIDATION ANALYSIS.

The Debtor believes that the value of any distributions from the liquidation proceeds to each class of Allowed Claims in a Chapter 7 liquidation may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation were necessary to resolve Claims asserted in the Chapter 7 case, the delay could be further prolonged and administrative expenses further increased. The effects of this delay on the value of distributions under the hypothetical liquidation have not been considered.

APPENDIX C

PLAN OF REORGANIZATION

Gregg M. Galardi, Esq.
J. Gregory St. Clair, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Four Times Square
New York, New York 10036
(212) 735-3000

— and —

Chris L. Dickerson, Esq.
Jessica Kumar, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Proposed Counsel for the Debtors and
Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

X
In re:	:	Chapter 11
:
CIT Group Inc. (Tax ID 65-xxx1192)	:	Case No. 09-
CIT Group Funding Company of	:
Delaware LLC (Tax ID 98-xxx9146)	:
:
Debtors.	:
:
:
X

FIRST AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC.
AND CIT GROUP FUNDING COMPANY OF DELAWARE LLC

Dated: New York, New York
October 16, 2009

i

ii

iii

TABLE OF EXHIBITS

Exhibit A-1	Reorganized CIT Certificate of Incorporation
Exhibit A-2	Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation
Exhibit A-3	Reorganized Delaware Funding Amendment to Limited Liability Company Agreement
Exhibit B	Description of New Common Interests

TABLE OF SCHEDULES

Schedule 1	List of Senior Unsecured Notes (excluding 2015 Hybrid Convertible/Equity Notes)
Schedule 2	List of Long-Dated Senior Unsecured Notes

iv

INTRODUCTION

CIT Group Inc. and CIT Group Funding Company of Delaware each propose the following plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below). In the event that Delaware Funding does not obtain sufficient votes to confirm the plan of reorganization, Delaware Funding expressly reserves the right to forgo filing a petition for relief under the Bankruptcy Code (as defined herein), to withdraw the Plan solely with respect to Delaware Funding, to dismiss or convert any pending bankruptcy case of Delaware Funding or any other appropriate actions and the plan of reorganization, to the extent confirmed, shall be solely with respect to CIT Group Inc.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION
AND COMPUTATION OF TIME

A.	Scope of Definitions; Rules of Construction

Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.	Definitions

1.1 “2005 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of April 13, 2005, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Banc of America Securities LLC, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, Barclays Bank plc, as documentation agent and the Lenders party thereto.

1.2 “2005 Syndicated Term Loan Agreement” means the JPY 20 Billion Syndicated Term Loan Agreement, dated as of September 30, 2005, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.

1.3 “2006 5-Year Unsecured Credit Agreement” means the 5-Year Credit Agreement, dated as of December 6, 2006, by and among CIT Group Inc., Citigroup Global Markets Inc., as joint lead arranger and bookrunner, Barclays Capital, as joint lead arranger and bookrunner, Citibank, N.A., as administrative agent, Barclays Bank plc, as syndication agent, Bank of America, N.A., and JPMorgan Chase Bank, N.A., as co-documentation agents and the Lenders party thereto.

1.4 “2006 5-Year Term Loan Agreement” means the $100,000,000 Five-Year Term Loan Agreement, dated as of September 29, 2006, by and among CIT Group Inc., Mizuho Corporate Bank, Ltd. as arranger, initial lender and agent and the Lenders party thereto.

1.5 “2010 Canadian Senior Unsecured Notes” means the 4.65% Notes due July 1, 2010, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.

1.6 “2011 Canadian Senior Unsecured Notes” means the 5.60% Notes due November 2, 2011, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of November 1, 2006.

1.7 “2015 Canadian Senior Unsecured Notes” means the 5.20% Notes due June 1, 2015, issued by CIT Group Funding Company of Canada (n/k/a Delaware Funding) and guaranteed by CIT Group Inc., pursuant to the Indenture dated as of May 31, 2005.

1.8 “2015 Hybrid Convertible/Equity Notes” means the equity units offered by CIT Group Inc. with a stated amount of $25, which equity units consist of a forward purchase contract issued by CIT Group Inc. and, initially, a 1/40 undivided beneficial ownership interest in a $1,000 principal amount senior note due November 15, 2015 issued by CIT Group Inc.

1.9 “Administrative Claim” means a Claim arising under Bankruptcy Code section 507(a)(2) for costs and expenses of administration of the Chapter 11 Cases under Bankruptcy Code sections 503(b), 507(b), or 1114(e)(2), including (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the business of the Debtors (such as wages, salaries and commissions for services and payments for goods, leased equipment and premises) and (b) all other claims entitled to administrative claim status pursuant to a Final Order of the Bankruptcy Court, including Professional Fee Claims.

1.10 “Allowed” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

1.11 “Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or the Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include interest on such Claim accruing from and after the Petition Date.

1.12 “Australian Senior Unsecured Notes” means (i) those certain 6.00% fixed rate notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc. and (ii) those certain 3 month BBSW plus 34 bp Floating Rate Notes due March 3, 2011 issued by CIT Group (Australia) Limited and guaranteed by CIT Group Inc.

1.13 “Australian Senior Unsecured Note Claim” means a Claim on account of the Australian Senior Unsecured Notes.

1.14 “Ballot(s)” means each of the ballot forms distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.

1.15 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.

1.16 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the Chapter 11 Cases.

1.17 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of New York, as now in effect or hereafter amended, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.18 “Board” shall have the meaning set forth in Article IV.M hereof.

1.19 “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.20 “Canadian Senior Unsecured Notes” means the 2010 Canadian Senior Unsecured Notes, the 2011 Canadian Senior Unsecured Notes and the 2015 Canadian Senior Unsecured Notes.

1.21 “Canadian Senior Unsecured Note Claim” means a Claim on account of the Canadian Senior Unsecured Notes.

1.22 “Canadian Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.A hereof.

1.23 “Canadian Senior Unsecured Note Guarantee Claim” means a Claim on account of CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.

“Canadian Senior Unsecured Note Indentures” means (1) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee, dated as of May 31, 2005 (as amended and supplemented), under which the 4.65% Senior Notes due July 1, 2010 and the 5.20% Senior Notes due June 1, 2015 were issued, and (2) the Indenture by and between CIT Group Funding Company of Canada, as Issuer, CIT Group Inc., as Guarantor, and Bank of New York, as Trustee, dated as of November 1, 2006 (as amended and supplemented), under which the 5.60% Senior Notes due November 2, 2011 were issued.

1.24 “Canadian Senior Unsecured Note Litigation” means (i) that certain litigation instituted in the United States District Court for the Southern District of New York, captioned ACP Master, Ltd. et al. v. CIT Group Funding Company of Delaware, LLC, Civil Action No. 09 CIV 8144 and filed on or about September 23, 2009 and (ii) that certain litigation instituted in the Court of Chancery of the State of Delaware, captioned Aurelius Capital Master, Ltd. et al. v. Votek et al., Case No. 4914- and filed on or about September 23, 2009 by certain holders of Canadian Senior Unsecured Notes.

1.25 “Cash” means legal tender of the United States or equivalents thereof.

1.26 “Cash Collateralization” shall have the meaning set forth in Article III.G.6 hereof.

1.27 “Chapter 11 Cases” means the chapter 11 cases of the Debtors.

1.28 “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against the Debtors.

1.29 “Claims Objection Deadline” means the first Business Day that is the latest of (i) the Effective Date; (ii) as to a particular Claim, 180 days after the filing of a proof of claim, or request for payment of, such Claim; or (iii) such other date as may be established by the Bankruptcy Court.

1.30 “Class” means one of the classes of Claims or Interests listed in Article III below.

1.31 “Class 8-11 Excess Value Amount” shall have the meaning ascribed to it in Article IV.H hereof.

1.32 “Class 8-11 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims equal to one hundred percent (100%) of the amount of Allowed Claims of all such Classes in the aggregate.

1.33 “Class 8-11 Securities” means New Notes and New Common Interests distributed to holders of Long-Dated Senior Unsecured Note Claims, Senior Unsecured Note Claims, Senior Unsecured Term Loan Claims and Senior Unsecured Credit Agreement Claims pursuant to Articles III.G.8, III.G.9, III.G.10 and III.G.11 and Articles IV.B, IV.C, IV.D and IV.E hereof.

1.34 “Class 12 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Senior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.

1.35 “Class 13 Par Recovery Amount” means the amount, measured as of the Petition Date, that would imply a recovery to holders of Junior Subordinated Note Claims equal to one hundred percent (100%) of the amount of the Allowed Claim of such Class.

1.36 “Class 15 Par Recovery Amount” means the amount, measured as of the Petition Date, equal to the aggregate combined liquidation preference of the Old Preferred Interests, plus accrued and unpaid dividends thereon.

1.37 “Collateral” means any property or interest in property of the Estate subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

1.38 “Committee” means any official committee appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.

1.39 “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.40 “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.41 “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.

1.42 “Contingent Value Rights” shall have the meaning ascribed to it in Article IV.H hereof.

1.43 “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of one or more of the Debtors and to permit the Debtors to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.44 “CVRs” shall have the meaning ascribed to it in Article IV.H hereof.

1.45 “D&O Claims” means any Claim arising from the Debtors’ indemnification obligations under their constituent documents or other written agreements and/or pursuant to applicable general corporation law or other applicable business organization law, including those Claims described in Article VII.G hereof.

1.46 “Debtors” means CIT Group Inc. and Delaware Funding in their capacities as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code and, as to acts or rights on or after the Effective Date or when the context otherwise so requires, the post-confirmation entities reorganized hereunder.

1.47 “Delaware Funding” means CIT Group Funding Company of Delaware LLC (f/k/a CIT Group Funding Company of Canada).

1.48 “DIP Facility” means any postpetition debtor-in-possession credit facility provided to the Debtors during the Chapter 11 Cases pursuant to the DIP Facility Agreement.

1.49 “DIP Facility Agreement” means the credit agreement and related security agreements, mortgages and similar documents governing the DIP Facility by and between the Debtors and the DIP Lender.

1.50 “DIP Facility Claim” means a Claim arising under or as a result of the DIP Facility.

1.51 “DIP Lender” means the lender(s) under the DIP Facility Agreement.

1.52 “Disallowed Claim” means any Claim against the Debtors which has been disallowed, in whole or in part, by Final Order or written agreement between the Debtors and the holder of such Claim, to the extent of such disallowance.

1.53 “Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, to serve as disbursing agent under the Plan.

1.54 “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, embodied in the Offering Memorandum and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.55 “Disputed Claim” means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

1.56 “Distribution Date” means the date, occurring as soon as practicable after the Effective Date (but in no event more than ten (10) Business Days thereafter), on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in Article V hereof.

1.57 “Early Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof by the Early Election Date.

1.58 “Early Election Date” means the expiration date of the Offering Memorandum, which is currently October 29, 2009 but is subject to extension.

1.59 “Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof by either the Early Election Date or the Late Election Date.

1.60 “Effective Date” means a date selected by the Debtors, which date shall be on or after the first Business Day on which all conditions to the consummation of the Plan set forth in Article X.A hereof have been satisfied or waived.

1.61 “Estate” means the estate of each of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

1.62 “Exchanges” shall have the meaning ascribed to it in Article IV.G hereof.

1.63 “Exit Facility” means any exit credit facility provided to Reorganized CIT on the Effective Date pursuant to the Exit Facility Agreement.

1.64 “Exit Facility Agreement” means the credit agreement and related security agreements, mortgages and similar documents governing the Exit Facility by and between Reorganized CIT and the Exit Facility Lender.

1.65 “Exit Facility Documents” shall have the meaning set forth in Article IV.J hereof.

1.66 “Exit Facility Lender” means the lender(s) under the Exit Facility Agreement.

1.67 “Fair Market Value” means, with respect to any security as of the applicable Measurement Date, (i) in the case of New Common Interests, (x) if such security is listed or traded on a national securities exchange for at least 10 consecutive Trading Days, the daily volume-weighted average price of such security for the 10 consecutive Trading Days immediately preceding the Measurement Date as reported by Bloomberg, L.P. (or, if no such price is reported by Bloomberg, L.P. for any particular Trading Day during such 10-Trading Day period, the daily volume-weighted average price of such security as officially reported for such Trading Day on the principal securities exchange on which such security is then listed or admitted to trading shall be used for purposes of calculating such 10-day volume-weighted average price), or (y) if such security is not listed or admitted to trading on any national securities exchange for at least 10 consecutive Trading Days, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate (without regard to any illiquidity or minority discounts) and (ii) in the case of the New Notes, (A) if bid and ask quotations for such security are readily available and the Disbursing Agent, after consultation with a financial advisor, determines such quotations are a reliable indicator of the value of such security, the average of the daily bid and ask quotations of such securities for the 10 consecutive Trading Days immediately preceding the applicable Measurement Date, or (B) if bid and ask quotations for such security are not readily available or the Disbursing Agent, after consultation with a financial advisor, determines such quotations are not a reliable indicator of value, the fair market value of such security as reasonably determined by the Disbursing Agent, after consultation with a financial advisor, on the basis of such information as it considers appropriate.

1.68 “Federal Reserve” shall have the meaning ascribed to it in Article IV.M hereof.

1.69 “Final Order” means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or petition for certiorari has expired and (iii) no appeal, request for a stay, petition seeking certiorari, or other review is pending; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule (whether federal or state) may be but has not then been filed with respect to such order shall not cause such order not to be a Final Order.

1.70 “General Unsecured Claim” means a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Debt Claim, Guarantee Claim, Canadian Senior Unsecured Note Claim, Canadian Senior Unsecured Note Guarantee Claim, Long-Dated Senior Unsecured Note Claim, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim, Junior Subordinated Note Claim, or Subordinated 510(b) Claim.

1.71 “Guarantee” means a guarantee of collection, payment, or performance, including a servicer performance guaranty, made by the Debtors as to the obligations of an affiliate or subsidiary of CIT Group Inc. but not including CIT Group Inc.’s guarantee of the Canadian Senior Unsecured Notes.

1.72 “Guarantee Claim” means a Claim against the Debtors on account of a Guarantee (other than the Canadian Senior Unsecured Note Guarantee Claim).

1.73 “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.74 “Intercompany Claim” means a prepetition Claim by a Debtor or a non-Debtor affiliate against another Debtor or non-Debtor affiliate.

1.75 “Intercompany Notes” means (i) those three promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a (f/k/a CIT Group Funding Company of Canada) as payee and dated July 5, 2005 in the amounts of $502,588,633, $502,588,633 and $703,624,085 and (ii) those two promissory notes issued, executed and delivered by CIT Financial Ltd. to Delaware Funding (f/k/a (f/k/a CIT Group Funding Company of Canada) as payee and dated November 1, 2006 each in the amount of $249,052,500.

1.76 “Interest” means the legal, equitable, contractual and other rights of any Person (including any 401(k) plan or plan participant) with respect to the Old Common Interests, the Old Preferred Interests or any Other Equity Rights of the Debtors, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

1.77 “JPM” means JPMorgan Chase Bank, N.A. solely in its capacity as administrative agent and issuing bank under the JPM L/C Facility Agreement.

1.78 “JPM L/C Facility” means the letter of credit facility or facilities established pursuant to the JPM L/C Facility Agreement.

1.79 “JPM L/C Facility Agreement” means the 2005 5-Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, by and among CIT Group, Inc., J.P. Morgan Securities Inc. as Sole Lead Arranger and Bookrunner, JPMorgan Chase Bank, N.A. as Administrative Agent and Issuing Bank, Barclays Bank PLC as Syndication Agent and Bank of America, N.A. and Citibank, N.A. as Documentation Agents and the Lenders as party thereto.

1.80 “JPM L/C Facility Claim” means a Claim on account of amounts issued and outstanding under the JPM L/C Facility.

1.81 “Junior CVRs” shall have the meaning ascribed to it in Article IV.H hereof.

1.82 “Junior Subordinated Notes” means the 6.10% Junior Subordinated Notes due March 15, 2067 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the First Supplemental Indenture dated as of January 31, 2007 with CUSIP number 125577AX4.

1.83 “Junior Subordinated Note Claim” means a Claim on account of the Junior Subordinated Notes.

1.84 “Junior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.G hereof.

1.85 “Liens” shall have the meaning set forth in Article IV.A hereof.

1.86 “Late Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who makes election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A hereof after the Early Election Date but before the Late Election Date.

1.87 “Late Election Date” means the date that is ten (10) Business Days after the Early Election Date.

1.88 “Litigation Claims” means all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order.

1.89 “Long-Dated Senior Unsecured Notes” means the senior unsecured notes listed on Schedule 2 hereto.

1.90 “Long-Dated Senior Unsecured Note Claim” means a Claim on account of the Long-Dated Senior Unsecured Notes.

1.91 “Long-Dated Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.B hereof.

1.92 “Measurement Date” means the date that is sixty (60) days after the Effective Date, provided that if such date is not a Business Day, the Measurement Date shall be the first Business Day following such date.

1.93 “N&GC” shall have the meaning set forth in Article IV.M hereof.

1.94 “New Common Interests” means the shares of common interests in Reorganized CIT authorized under the Plan and Reorganized CIT’s bylaws as of the Effective Date.

1.95 “New Notes” means collectively the Series A Notes and the Series B Notes as described in the Offering Memorandum.

1.96 “New Notes Indenture” means that certain New Notes indenture documentation, to be filed by the Debtors as a Plan Supplement prior to the Confirmation Hearing.

1.97 “New Securities” shall have the meaning set forth in Article V.C. hereof.

1.98 “Non-Electing Long-Dated Senior Unsecured Note Claims Holder(s)” means a holder of a Long-Dated Senior Unsecured Note Claim who (a) does not make an election to either (i) participate in the transactions contemplated by the Offering Memorandum or (ii) receive the treatment set forth in Article III.G.8.b.A by the Late Election Date or (b) who votes against the Plan.

1.99 “Offering Memorandum” means that certain document entitled “CIT Group Inc. Offers to Exchange Relating to Any and All of Their Respective Outstanding Notes Listed Below and Solicitation of Acceptances of a Prepackaged Plan of Reorganization” as amended on October 15, 2009.

1.100 “Old Common Interests” means the shares of common stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.

1.101 “Old Delaware Funding Interests” means the equity interests in Delaware Funding outstanding immediately prior to the Effective Date.

1.102 “Old Interests” means collectively the Old Common Interests, the Old Preferred Interests and the Old Delaware Funding Interests.

1.103 “Old Preferred Interests” means the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of CIT Group Inc. issued and outstanding immediately prior to the Effective Date.

1.104 “Other Equity Interests” means the Interests represented by the Other Equity Rights.

1.105 “Other Equity Rights” means, collectively, any options, warrants, conversion rights, rights of first refusal, finders fee arrangements, or other rights, contractual or otherwise, to acquire, subscribe for, receive or cause to be redeemed any common interests or preferred interests of the Debtors, or other ownership interests in the Debtors, and any contracts, subscriptions, commitments or agreements pursuant to which any non-Debtor party was or could have been entitled to receive or cause to be redeemed shares, securities or other ownership interests in the Debtors.

1.106 “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

1.107 “Other Secured Claim” means a Claim that is secured by a valid, duly perfected lien as of the Petition Date on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

1.108 “Other Unsecured Debt Claims” means the Australian Senior Unsecured Note Claims and any senior unsecured notes that are not listed on Schedule 1 or Schedule 2 hereto to which the Debtors are borrowers or issuers.

1.109 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit or other entity as defined in section 101(15) of the Bankruptcy Code.

1.108 “Petition Date” means the date on which the Debtors filed their petition for relief commencing the Chapter 11 Cases.

1.109 “Plan” means this plan of reorganization and all exhibits and schedules hereto, as amended, modified or supplemented from time to time as permitted hereunder and by the Bankruptcy Code.

1.110 “Plan Supplement” means the compilation of documents, including any exhibits to the Plan not included herewith, in form and substance reasonably satisfactory to the Debtors and the Steering Committee, that the Debtors shall file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.

1.111 “Postpetition Interest” means interest accruing on and after the Petition Date on a Claim.

1.112 “Preferred Stock CVRs” shall have the meaning ascribed to it in Article IV.H of the Plan of Reorganization.

1.113 “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.114 “Pro Rata” means with reference to any distribution on account of or in exchange for any Claim in any Class, the proportion that the amount of a Claim (numerator) bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) (denominator) in such Class.

1.115 “Professional” means any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code.

1.116 “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

1.117 “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that other than contractual rights set forth in the Senior Credit Facility, any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.

1.118 “Reorganized CIT” means CIT Group Inc. on and after the Effective Date.

1.119 “Reorganized CIT Certificate of Incorporation” means the certificate of incorporation of Reorganized CIT in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-1.

1.120 “Reorganized Debtors” means Reorganized CIT and Reorganized Delaware Funding.

1.121 “Reorganized Delaware Funding” means CIT Group Funding Company of Delaware LLC on and after the Effective Date.

1.122 “Reorganized Delaware Funding Amendment to Limited Liability Company Agreement” means the amendment to Reorganized Delaware Funding’s limited liability company agreement in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-3.

1.123 “Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation” means the certificate of amendment to the certificate of formation of Reorganized Delaware Funding in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-2.

1.124 “Security” shall have the meaning ascribed to it in Section 101(49) of the Bankruptcy Code.

1.125 “Senior Credit Facility” means that certain Amended and Restated Credit and Guaranty Agreement dated as of July 29, 2009 (as amended, supplemented or otherwise modified from time to time) by and among CIT Group Inc., a Delaware corporation, certain subsidiaries of Company listed on the signature pages thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the banks and other financial institutions from time to time party thereto as agents and lenders together with all collateral and loan documents contemplated thereby or executed in connection therewith.

1.126 “Senior CVRs” shall have the meaning ascribed to it in Article IV.H hereof.

1.127 “Senior Subordinated Notes” means the 12.00% Subordinated Notes due December 18, 2018 issued by CIT Group Inc. pursuant to the Indenture dated as of January 20, 2006 and the Second Supplemental Indenture dated as of December 24, 2008 with CUSIP numbers 125581FS2 and U17186AF1.

1.128 “Senior Subordinated Note Claim” means a Claim on account of the Senior Subordinated Notes.

1.129 “Senior Subordinated Notes Exchange” shall have the meaning ascribed to it in Article IV.F hereof.

1.130 “Senior Unsecured Credit Agreement Claim” means a Claim on account of the Senior Unsecured Credit Agreements.

1.131 “Senior Unsecured Credit Agreement Exchange” shall have the meaning ascribed to it in Article IV.E hereof.

1.132 “Senior Unsecured Credit Agreements” means the 2005 5-Year Unsecured Credit Agreement and the 2006 5-Year Unsecured Credit Agreement.

1.133 “Senior Unsecured Note Claim” means a Claim on account of the Senior Unsecured Notes.

1.134 “Senior Unsecured Note Exchange” shall have the meaning ascribed to it in Article IV.C hereof.

1.135 “Senior Unsecured Notes” means (i) the senior unsecured notes listed on Schedule 1 hereto and (ii) the 2015 Hybrid Convertible/Equity Notes.

1.136 “Senior Unsecured Term Loan Claim” means a Claim on account of the Senior Unsecured Term Loans.

1.137 “Senior Unsecured Term Loan Exchange” shall have the meaning ascribed to it in Article IV.D hereof.

1.138 “Senior Unsecured Term Loans” means the 2006 5-Year Term Loan Agreement and the 2005 Syndicated Term Loan Agreement.

1.139 “Series A Notes” means the “Series A” secured notes issued by CIT Group Inc. and guaranteed by certain of its affiliates (but not guaranteed by Delaware Funding) pursuant to the New Notes Indenture and as described in the Offering Memorandum and as amended from time to time pursuant hereto.

1.140 “Series A Preferred Stock” means those 14 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Debtors’ option after September 15, 2010 at $25 per share.

1.141 “Series B Notes” means the “Series B” secured notes issued by Delaware Funding and guaranteed by CIT Group Inc., on an unsecured basis (except for the lien CIT Group Inc. may grant on substantially all its personal property with certain exclusions), and on a secured basis by all current and future domestic wholly owned subsidiaries of CIT Group Inc., with the exception of Delaware Funding, CIT Bank and other regulated subsidiaries, special purpose entities and immaterial subsidiaries, pursuant to the New Notes Indenture and as described in the Offering Memorandum and as amended from time to time pursuant hereto.

1.142 “Series B Preferred Stock” means those 1.5 million shares of non-voting preferred stock issued by CIT Group Inc. on July 26, 2005, with a par value of $0.01 per share, which shares are redeemable at the Debtors’ option after September 15, 2010 at $100 per share.

1.143 “Series C Preferred Stock” means those 11.5 million shares of non-voting, convertible preferred stock issued by CIT Group Inc. between April 21, 2008 and April 23, 2008, with a par value of $0.01 per share, which shares have a liquidation preference of $50 per share.

1.144 “Series D Preferred Stock” means those 2.33 million shares of preferred stock issued by CIT Group Inc. on December 31, 2008 to the United States Department of Treasury, with a par value of $0.01 per share, which shares have a liquidation preference of $1,000 per share.

1.145 “Steering Committee” means (a) as long as the Senior Credit Facility remains in effect, the Lenders Steering Committee as defined therein and (b) if the Senior Credit Facility no longer remains in effect, an ad hoc committee of those noteholders consisting of the members of the Lenders Steering Committee as defined therein that voted to approve the Plan of Reorganization and continue to be represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and Houlihan Lokey Howard & Zukin Capital in each of cases (a) and (b), acting where applicable by vote of a majority of the members thereof.

1.146 “Steering Committee Nominees” shall have the meaning set forth in Article IV.M hereof.

1.147 “Subordinated 510(b) Claim” means any Claim subordinated pursuant to Bankruptcy Code section 510(b), which shall include any Claim arising from the rescission of a purchase or sale of Old Interests, any Claim for damages arising from the purchase or sale of any Old Interests, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

1.148 “Trading Day” means, with respect to any security listed or traded on a securities exchange or other quotations system, a day on which such security is traded or quoted on the principal securities exchange or quotation system on which such security is then listed or quoted.

1.149 “Unimpaired” means, with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.150 “Voting Deadline” means October 29, 2009 at 11:59 p.m. New York City time.

C.	Rules of Interpretation

In the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document as being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or on such terms and conditions, (b) any reference to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Exhibits

All exhibits (as amended from time to time following their initial filing with the Bankruptcy Court) are incorporated into and are a part of the Plan as if set forth in full herein, and, to the extent not attached hereto, such exhibits shall be filed with the Bankruptcy Court as part of the Plan Supplement. To the extent any exhibit contradicts the non-exhibit portion of the Plan, unless otherwise ordered by the Bankruptcy Court the non-exhibit portion of the Plan shall control.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan.

A.	DIP Facility Claims

Each holder of an Allowed DIP Facility Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim, on the later of the Effective Date or the date on which such DIP Facility Claim becomes payable pursuant to any agreement between the Debtors and the holder of such DIP Facility Claim, (i) Cash equal to the full amount of such holder’s Allowed DIP Facility Claim or (ii) such other treatment as to which the Debtors and such holder shall have agreed upon in writing. The holder(s) of DIP Facility Claims shall be deemed to have an Allowed Claim as of the Effective Date in such amount as may be (i) agreed upon by such Claimholder(s) and the Debtors or (ii) fixed by the Bankruptcy Court.

B.	Administrative Claims

Each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtors relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtors’ business, consistent with past practice or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as the case may be, Cash equal to the unpaid portion of its Allowed Administrative Claim.

C.	Priority Tax Claims

The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to a different treatment, on the Effective Date each holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Introduction

The Plan places all Claims and Interests, except Unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date. The Classes listed below are comprised of Claims against or Interests in one or more Debtors. The Debtors reserve the right to file a motion with the Bankruptcy Court to combine Classes 7, 8 and 9.

B.	Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote

Class 1 — Other Priority Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 2 — Other Secured Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 3 — Other Unsecured Debt Claims and Guarantee Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 4 — Intercompany Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 5 — General Unsecured Claims	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 6 — JPM L/C Facility Claims	Impaired — Entitled to vote
Class 7 — Canadian Senior Unsecured Note Claims	Impaired — Entitled to vote
Class 8 — Long-Dated Senior Unsecured Note Claims	Entitled to vote — Impaired if holders vote to accept the Plan; Unimpaired if holders vote to reject or do not vote on the Plan
Class 9 — Senior Unsecured Note Claims	Impaired — Entitled to vote
Class 10 — Senior Unsecured Term Loan Claims	Impaired — Entitled to vote
Class 11 — Senior Unsecured Credit Agreement Claims	Impaired — Entitled to vote
Class 12 — Senior Subordinated Note Claims	Impaired — Entitled to vote
Class 13 — Junior Subordinated Note Claims	Impaired — Entitled to vote
Class 14 — Subordinated 510(b) Claims	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote
Class 15 — Old Preferred Interests	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote
Class 16 — Old Common Interests	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote
Class 17 — Old Delaware Funding Interests	Unimpaired — Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote
Class 18 — Other Equity Interests (if any)	Impaired — Deemed to have rejected the Plan and, therefore, not entitled to vote

C.	Acceptance by Impaired Classes

Impaired Class 6, Impaired Class 7, Impaired Class 8, Impaired Class 9, Impaired Class 10, Impaired Class 11, Impaired Class 12 and Impaired Class 13 shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such classes have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such classes have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

D.	Cramdown

The Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

E.	Elimination Of Classes

Any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from the Plan for purposes of (a) voting to accept or reject the Plan and (b) determining whether it has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

F.	Non-Confirmation Of Plan For Delaware Funding

In the event that Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan, the Debtors shall seek to confirm the Plan only with respect to CIT Group Inc. Upon such non-confirmation of the Plan solely with respect to Delaware Funding, all references herein to “the Debtors” and “the Reorganized Debtors” shall refer only to CIT Group Inc. and Reorganized CIT.

G.	Treatment of Classes

Pursuant to the terms of the Plan, each of the holders of Claims and Interests in Classes 1 through 18 will receive the treatment described below.

Please note that the estimated recoveries for Class 7, 8, 9, 10 and 11 do not necessarily reflect the market value of the Series A and Series B Notes.

1.	Class 1 — Other Priority Claims

a. Claims in Class:  Class 1 consists of all Other Priority Claims against the Debtors.

b. Treatment:  The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Priority Claim shall have its Claim Reinstated.

2.	Class 2 — Other Secured Claims

a. Claims in Class:  Class 2 consists of Other Secured Claims against the Debtors.

b. Treatment:  The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Secured Claim shall (i) have its Claim Reinstated, or (ii) receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Secured Claim, either (w) Cash in the full amount of such Allowed Other Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, (x) the proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (y) the collateral securing such Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (z) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral’s value and a General Unsecured Claim for the deficiency.

3.	Class 3 — Other Unsecured Debt Claims and Guarantee Claims

a. Claims in Class:  Class 3 consists of Other Unsecured Debt Claims and Guarantee Claims against the Debtors.

b. Treatment:  The legal, equitable and contractual rights of the holders of Other Unsecured Debt Claims and Guarantee Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Other Unsecured Debt Claim or an Allowed Guaranteed Claim shall have its Claim Reinstated.

4.	Class 4 — Intercompany Claims

a. Claims in Class:  Class 4 consists of all Intercompany Claims.

b. Treatment:  The legal, equitable and contractual rights of the holders of Intercompany Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed Intercompany Claim shall have its Claim Reinstated.

5.	Class 5 — General Unsecured Claims

a. Claims in Class:  Class 5 consists of all General Unsecured Claims.

b. Treatment:  The legal, equitable and contractual rights of the holders of General Unsecured Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed General Unsecured Claim shall have its Claim Reinstated.

6.	Class 6 — JPM L/C Facility Claims

a. Claims in Class:  Class 6 consists of JPM L/C Facility Claims in the Allowed amount of approximately $261 million.

b. Treatment:  The legal, equitable and contractual rights of holders of JPM L/C Facility Claims are Impaired by the Plan.

(A) If Class 6 JPM L/C Facility Claims votes to accept the Plan, (i) on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT shall provide JPM with cash collateral on account of all outstanding undrawn letters of credit issued under the JPM L/C Facility in the percentages specified in the JPM L/C Facility Agreement generally and no less than 103% of the face amount of such outstanding undrawn letters of credit and JPM may apply such cash collateral to any subsequently arising reimbursement obligations under the JPM L/C Facility Agreement (the “Cash Collateralization”) and (ii) in exchange for the Cash Collateralization, JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I herein. All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. Upon the Effective Date, each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility shall execute a release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

(B) If Class 6 JPM L/C Facility Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, (i) Reorganized CIT shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I herein. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement, as set forth in more detail in Article IV.I herein.

7.	Class 7 — Canadian Senior Unsecured Note Claims

a. Claims in Class:  Class 7 consists of Canadian Senior Unsecured Note Claims in the Allowed amount of approximately $2,188 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment:  The legal, equitable, and contractual rights of holders of Canadian Senior Unsecured Note Claims are Impaired by the Plan.

(A) If Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), as set forth more fully in Article IV.A herein.

(B) If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) (a) 6.2% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (b) 6.3% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (c) 6.8% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (d) 6.8% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (i) and (ii) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc., as set forth more fully in Article IV.A herein.

(C) If Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan and the Plan is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however that:

(i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and

(ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate such holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Note Indentures.

8.	Class 8 — Long-Dated Senior Unsecured Note Claims

a. Claims in Class:  Class 8 consists of Long-Dated Senior Unsecured Note Claims in the Allowed amount of approximately $1,189 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal amount of Allowed Long-Dated Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Long-Dated Senior Unsecured Notes, an equivalent U.S.-dollar principal amount of each such series of Long-Dated Senior Unsecured Notes will be determined by multiplying the principal amount of such Long-Dated Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Long-Dated Senior Unsecured Note Exchange per $1,000 principal amount of Long-Dated Senior Unsecured Notes so exchanged.

b. Treatment:

(A) Each Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8A and on, or as soon as reasonably practicable after, the Effective Date, such holder of an Allowed Long-

Dated Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.6% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.6% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.9% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.9% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.4% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.7% of New Common Interests, as set forth more fully in Article IV.B herein.

(B) Each Non-Electing Long-Dated Senior Unsecured Note Claims Holder shall be included in Class 8B and the legal, equitable, and contractual rights of the holders of the Non-Electing Long-Dated Senior Unsecured Note Claims are Unimpaired by the Plan and such holders shall have their Claims Reinstated.

(C) Only the votes of Early Electing Long-Dated Senior Unsecured Note Claims Holders shall be counted with respect to acceptance or rejection of the Plan.

(D) Only Electing Long-Dated Senior Unsecured Note Claims Holders shall receive the treatment specified in Article III.G.8.b.A herein.

9.	Class 9 — Senior Unsecured Note Claims

a. Claims in Class:  Class 9 consists of Senior Unsecured Note Claims in the Allowed amount of approximately $25,504 million, which constitutes principal plus accrued but unpaid prepetition interest. For purposes of determining the principal amount of Allowed Senior Unsecured Note Claims with respect to the non-U.S. dollar denominated Senior Unsecured Notes, an equivalent U.S.-dollar principal amount of each such series of Senior Unsecured Notes will be determined by multiplying the principal amount of such Senior Unsecured Notes by the weekly average of the applicable currency exchange rate in the most recent Federal Reserve Statistical Release H.10 which has become available prior to the Voting Deadline. Such equivalent U.S. dollar principal amount will be used in all cases when determining the consideration to be received pursuant to the Senior Unsecured Note Exchange per $1,000 principal amount of Senior Unsecured Notes so exchanged.

b. Treatment:  The legal, equitable, and contractual rights of holders of Senior Unsecured Note Claims are Impaired by the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Note Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.7% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.3% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.7% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 72.5% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 73.0% of New

Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 79.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 79.0% of New Common Interests, as set forth more fully in Article IV.C herein.

10.	Class 10 — Senior Unsecured Term Loan Claims

a. Claims in Class:  Class 10 consists of Senior Unsecured Term Loan Claims in the Allowed amount of approximately $321 million, which constitutes principal plus accrued but unpaid prepetition interest. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Debtors reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.

b. Treatment:  The legal, equitable, and contractual rights of holders of Senior Unsecured Term Loan Claims are Impaired by the Plan.

(A) If Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests, as set forth more fully in Article IV.D herein.

(B) If Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests, as set forth more fully in Article IV.D herein.

11.	Class 11 — Senior Unsecured Credit Agreement Claims

a. Claims in Class:  Class 11 consists of Senior Unsecured Credit Agreement Claims in the Allowed amount of approximately $3,101 million, which constitutes principal plus accrued but unpaid prepetition interest. Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. The Debtors reserve the right to seek Bankruptcy Court approval of a merger of Class 10 and Class 11.

b. Treatment:  The legal, equitable, and contractual rights of holders of Senior Unsecured Credit Agreement Claims are Impaired by the Plan.

(A) If Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (a) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (b) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests, as set forth more fully in Article IV.E herein.

(B) If Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests as set forth more fully in Article IV.E herein.

12.	Class 12 — Senior Subordinated Note Claims

a. Claims in Class:  Class 12 consists of Senior Subordinated Note Claims in the Allowed amount of approximately $1,200 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment:  The legal, equitable, and contractual rights of holders of Senior Subordinated Note Claims are Impaired under the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i) (A) 7.5% of New Common Interests if Class 7 and Class 13 vote to accept the Plan, (B) 7.6% of New Common Interests in Class 7 votes to accept the Plan and Class 13 does not vote to accept the Plan, (C) 7.5% of New Common Interests if Class 7 does not vote to accept the Plan and Class 13 votes to accept the Plan, and (D) 7.6% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan; provided that Class 12 votes to accept the Plan; provided further however that in the event that Class 12 does not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, as set forth more fully in Article IV.F and Article IV.H herein. The foregoing Class 12 treatment shall not be adjusted in the event Class 13 receives the treatment described in Article III.G.13.c herein.

13.	Class 13 — Junior Subordinated Note Claims

a. Claims in Class:  Class 13 consists of Junior Subordinated Note Claims in the Allowed amount of approximately $779 million, which constitutes principal plus accrued but unpaid prepetition interest.

b. Treatment:  The legal, equitable, and contractual rights of holders of Junior Subordinated Note Claims are Impaired under the Plan. On, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 0.8% of New Common Interests if Class 7 and Class 12 vote to accept the Plan or (b) 0.7% of New Common Interests if Class 7 does not vote to accept the Plan and Class 12 votes to accept the Plan; provided that Class 12 and 13 vote to accept the Plan; provided further however that if Class 12 and Class 13 do not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, as set forth more fully in Article IV.G and IV.H herein.

c. CIT Group Inc. is in discussions with certain holders of Junior Subordinated Note Claims whereby such holders would agree to execute an agreement to vote their Junior Subordinated Notes in favor of the Plan of Reorganization in exchange for modifying Class 13 treatment to increase to 1.5% the percentage of New Common Interests distributable pro rata to holders of Junior Subordinated Note Claims (which percentage shall be subject to adjustment in accordance with the terms of the Plan of Reorganization) in the event Class 12 and Class 13 accept the Plan of Reorganization. In the event CIT Group Inc. reaches agreement with such holders, the percentage of New Common Interests distributable to other holders under the Plan of Reorganization will be ratably reduced, thereby reflecting the increased distribution to holders of Junior Subordinated Note Claims. The Company anticipates providing supplemental disclosure prior to the Voting Deadline setting forth such adjustments to treatment for classes receiving New Common Interests.

14.	Class 14 — Subordinated 510(b) Claims

a. Claims in Class:  Class 14 consists of Subordinated 510(b) Claims.

b. Treatment:  The legal, equitable and contractual rights of holders of Subordinated 510(b) claims are impaired under the Plan. The holders of Subordinated 510(b) Claims shall not receive or retain any property under the Plan on account of such Subordinated 510(b) Claims.

15.	Class 15 — Old Preferred Interests

a. Interests in Class:  Class 15 consists of all Old Preferred Interests.

b. Treatment:  The legal, equitable, and contractual rights of holders of Old Preferred Interests are Impaired under the Plan. On the Effective Date, all Old Preferred Interests shall be cancelled, terminated and extinguished. However, each holder of an Old Preferred Interest shall receive Contingent Value Rights, as set forth more fully in Article IV.H herein.

16.	Class 16 — Old Common Interests

a. Interests in Class:  Class 16 consists of all Old Common Interests.

b. Treatment:  The legal, equitable and contractual rights of the holders of Old Common Interests are Impaired by the Plan. On the Effective Date, all Old Common Interests shall be cancelled, terminated and extinguished.

17.	Class 17 — Old Delaware Funding Interests

a. Interests in Class:  Class 17 consists of all Old Delaware Funding Interests.

b. Treatment:  In the event that (i) the holders of at least two-thirds in amount of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Canadian Senior Note Claims actually voting in Class 7 have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code, the Old Delaware Funding Interests shall be Reinstated.

18.	Class 18 — Other Equity Interests (if any)

a. Interests in Class:  Class 18 consists of all Other Equity Interests.

b. Treatment:  The legal, equitable and contractual rights of the holders of Other Equity Interests (if any) are Impaired by the Plan. On the Effective Date, all Other Equity Interests shall be terminated, cancelled and extinguished and each holder of Other Equity Interests shall not be entitled to, and shall not receive or retain any property or interest in property on account of, such Other Equity Interests.

H.	Allowed Claims

Notwithstanding any provision herein to the contrary, the Debtors and/or the Reorganized Debtors shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim.

I.	Postpetition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in an order of the Bankruptcy Court or required by the Bankruptcy Code, no holder of a Claim shall be entitled to or receive Postpetition Interest.

J.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, nothing shall affect the Debtors’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claim (including Claims that are Allowed pursuant to the Plan), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims, and the Debtors’ failure to object to such Claims in the Chapter 11 Cases shall be without prejudice to the Reorganized Debtors’ right to contest or defend against such Claims in (i) any appropriate non-bankruptcy forum as if such Chapter 11 Cases had not been commenced or (ii) the Bankruptcy Court (such forum to be selected at the Debtors’ option).

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Allocation To Holders Of Canadian Senior Unsecured Note Claims

If Class 7 Canadian Senior Unsecured Note Claims vote to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Canadian Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Canadian Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Canadian Senior Unsecured Notes, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions (collectively, “Liens”), and any promissory notes or other evidence of indebtedness payable to each such holder of a Canadian Senior Unsecured Note Claim under any Canadian Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Canadian Senior Unsecured Notes held by each holder of a Canadian Senior Unsecured Note Claim (the “Canadian Senior Unsecured Note Exchange”), on account of the approximately $2,188 million Allowed Canadian Senior Unsecured Note Claims, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of Series B Notes, equal to a distribution in the amount of 100% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), in full settlement and satisfaction of any Claims held by such holder of an Allowed Canadian Senior Unsecured Note Claim. Following the Canadian Senior Unsecured Note Exchange, all Canadian Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

If Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Canadian Senior Unsecured Note Claim shall receive its pro rata share of (a) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (b) (i) 6.2% of New Common Interests if Class 12 and Class 13 vote to accept the Plan, (ii) 6.3% of New Common Interests if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, (iii) 6.8% of New Common Interests if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, and (iv) 6.8% of New Common Interests if neither Class 12 nor Class 13 vote to accept the Plan, allocated to 30% of such holder’s Allowed Canadian Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest), each (a) and (b) on account of the Canadian Senior Unsecured Notes Guarantee Claim against CIT Group Inc.

If Class 7 Canadian Senior Unsecured Note Claims do not vote to accept the Plan and the Plan is nonetheless confirmed, the holders of Allowed Canadian Senior Unsecured Note Claims shall retain their Canadian Senior Unsecured Notes and Allowed Canadian Senior Unsecured Note Claims against Delaware Funding, provided, however that: (i) such holders may not, in the aggregate, recover more than the Allowed amount of their Canadian Senior Unsecured Note Claim on account of the combined claims against CIT Group Inc. and Delaware Funding; and (ii) the Debtors reserve the right to, among other things, (w) not amend the Senior Credit Facility to remove Delaware Funding as a guarantor of the Senior Credit Facility, (x) estimate such holders’ claims against Delaware Funding after receiving the distribution of Series A Notes and New Common Interests, (y) extend the maturity of those certain Intercompany Notes in accordance with the terms thereof or (z) merge Delaware Funding into CIT Group Inc. in accordance with the terms of the Canadian Senior Unsecured Note Indentures.

B.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Long-Dated Senior Unsecured Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Long-Dated Senior Unsecured Note Claim or the Reorganized Debtors, each Electing Long-Dated Senior Unsecured Note Claims Holder shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Long-Dated Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Long-Dated Senior Unsecured Note Claim under any Long-Dated Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Long-Dated Senior Unsecured Notes held by each holder of a Long-Dated Senior Unsecured Note Claim (the “Long-Dated Senior Unsecured Note Exchange”), on account of such Electing Long-Dated Senior Unsecured Note Claims Holders’ Allowed Long-Dated Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Long-Dated Senior Unsecured

Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Long-Dated Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.6% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.6% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.9% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.9% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 3.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 3.4% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 3.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 3.7% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Long-Dated Senior Unsecured Note Claim. Following the Long-Dated Senior Unsecured Note Exchange, all Long-Dated Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

C.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Note Claim or the Reorganized Debtors, each holder of a Senior Unsecured Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Note Claim under any Senior Unsecured Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Notes held by each holder of a Senior Unsecured Note Claim (the “Senior Unsecured Note Exchange”), on account of the approximately $25,504 million Allowed Senior Unsecured Note Claims, the Reorganized Debtors shall allocate to each such holder its pro rata share of (i) Series A Notes in the amount of 70% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Note Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 77.7% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 78.3% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 84.7% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 84.7% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 72.5% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 73.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 79.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 79.0% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Note Claim. Following the Senior Unsecured Note Exchange, all Senior Unsecured Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

D.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Term Loan Claims

Claims in Classes 10 and 11 are pari passu and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Term Loan Claim or the Reorganized Debtors, each holder of a Senior Unsecured Term Loan

Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Term Loans, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Term Loan Claim under any Senior Unsecured Term Loans shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Term Loans held by each holder of a Senior Unsecured Term Loan Claim (the “Senior Unsecured Term Loan Exchange”), on account of the approximately $321 million Allowed Senior Unsecured Term Loan Claims (a) if Class 10 Senior Unsecured Term Loan Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests or (b) if Class 10 Senior Unsecured Term Loan Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Term Loan Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Term Loan Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 1.0% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 1.0% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.1% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 1.1% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 0.9% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 0.9% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 1.0% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 1.0% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Term Loan Exchange, all Senior Unsecured Term Loans transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

E.	Allocation Of New Notes And Issuance Of New Common Interests To Holders Of Senior Unsecured Credit Agreement Claims

Claims in Classes 10 and 11 are pari passu, and shall be combined for voting purposes. On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Unsecured Credit Agreement Claim or the Reorganized Debtors, each holder of a Senior Unsecured Credit Agreement Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Unsecured Credit Agreements, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Unsecured Credit Agreement Claim under any Senior Unsecured Credit Agreements shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Unsecured Credit Agreements held by each holder of a Senior Unsecured Credit Agreement Claim (the “Senior Unsecured Credit Agreement Exchange”), on account of the approximately $3,101 million Allowed Senior Unsecured Credit Agreement Claims (a) if Class 11 Senior Unsecured Credit Agreement Claims votes to accept the Plan, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (i) indebtedness under credit facilities of Reorganized CIT on substantially the same terms as the Series A Notes, in lieu of a distribution of the Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (ii) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (A) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (B) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (1) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (2) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (3) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, or (4) if neither Class 12 nor Class 13 vote to accept the Plan, 9.6% of New Common Interests or (b) if Class 11 Senior Unsecured Credit Agreement Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, on, or as soon as reasonably practicable after, the Effective Date, each holder of an Allowed Senior Unsecured Credit Agreement Claim shall receive its pro rata share of (A) Series A Notes, equal to a distribution in the amount of 70% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) and (B) New Common Interests allocated to 30% of such holder’s Allowed Senior Unsecured Credit Agreement Claim (which Allowed Claim constitutes principal plus accrued but unpaid prepetition interest) as follows: (1) if Class 7 Canadian Senior Unsecured Note Claims votes to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 9.4% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 9.5% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 10.3% of New Common Interests, or (D) if neither Class 12 nor Class 13 vote to accept the Plan, 10.3% of New Common Interests or (2) if Class 7 Canadian Senior Unsecured Note Claims does not vote to accept the Plan and (A) if Class 12 and Class 13 vote to accept the Plan, 8.8% of New Common Interests, (B) if Class 12 votes to accept the Plan and Class 13 does not vote to accept the Plan, 8.9% of New Common Interests, (C) if Class 12 does not vote to accept the Plan and if Class 13 votes to accept the Plan, 9.6% of New Common Interests, and (D) if neither Class 12 nor Class 13 votes to accept the Plan, 9.6% of New Common Interests, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Unsecured Term Loan Claim. Following the Senior Unsecured Credit Agreement Exchange, all Senior Unsecured Credit Agreements transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

F.	Issuance Of New Common Interests To Holders Of Senior Subordinated Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Senior Subordinated Note Claim or the Reorganized Debtors, each holder of a Senior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Senior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Senior Subordinated Note Claim under the Senior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Senior Subordinated Notes held by each holder of a Senior Subordinated Note

Claim (the “Senior Subordinated Notes Exchange”), on account of the approximately $1,200 million Allowed Senior Subordinated Note Claims each holder of an Allowed Senior Subordinated Note Claim shall receive its pro rata share of (i)(A) 7.5% of New Common Interests if Class 7 and Class 13 vote to accept the plan, (B) 7.6% of New Common Interests if Class 7 votes to accept the Plan and Class 13 does not vote to accept the Plan, (C) 7.5% of New Common Interests if Class 7 does not vote to accept the Plan and Class 13 Votes to accept the Plan, and (D) 7.6% of New Common Interests if Class 7 and Class 13 do not vote to accept the Plan; provided that Class 12 votes to accept the Plan; provided further however that in the event that Class 12 does not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Senior Subordinated Note Claim shall receive any shares of New Common Interests, and (ii) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Senior Subordinated Note Claim. Following the Senior Subordinated Notes Exchange, the Senior Subordinated Notes transferred and assigned to the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. The foregoing Class 12 treatment shall not be adjusted in the event Class 13 receives the treatment described in Article III.G.13.c herein.

G.	Issuance Of New Common Interests To Holders Of Junior Subordinated Note Claims

On, or as soon as reasonably practicable after, the Effective Date and without the need for any action by the holder of a Junior Subordinated Note Claim or the Reorganized Debtors, each holder of a Junior Subordinated Note Claim shall transfer and assign to the Reorganized Debtors all of such holder’s rights and obligations under the Junior Subordinated Notes, free and clear of any Liens, and any promissory notes or other evidence of indebtedness payable to each such holder of a Junior Subordinated Note Claim under the Junior Subordinated Notes shall thereafter be held of record by the Reorganized Debtors. In exchange for such transfer and assignment of the Junior Subordinated Notes held by each holder of a Junior Subordinated Note Claim (the “Junior Subordinated Notes Exchange” and together with the Canadian Senior Unsecured Note Exchange, the Long-Dated Senior Unsecured Note Exchange, the Senior Unsecured Note Exchange, the Senior Unsecured Term Loan Exchange, the Senior Unsecured Credit Agreement Exchange and the Senior Subordinated Notes Exchange, the “Exchanges”), on account of the approximately $779 million Allowed Junior Subordinated Note Claims each holder of an Allowed Junior Subordinated Note Claim shall receive its pro rata share of (a) 0.8% of New Common Interests if Class 7 and Class 12 vote to accept the Plan or (b) 0.7% of New Common Interests if Class 7 does not vote to accept the Plan and Class 12 votes to accept the Plan; provided that Class 13 votes to accept the Plan; provided further however that if Class 12 and Class 13 do not vote to accept the Plan but the Plan is nonetheless confirmed, no holder of an Allowed Junior Subordinated Note Claim shall receive any shares of New Common Interests and (b) Contingent Value Rights, in full satisfaction and settlement of any Claims held by such holder of an Allowed Junior Subordinated Note Claim. Following the Junior Subordinated Notes Exchange, the Junior Subordinated Notes acquired by the Reorganized Debtors shall no longer be outstanding and shall automatically be cancelled and shall cease to exist.

CIT Group Inc. is in discussions with certain holders of Junior Subordinated Note Claims whereby such holders would agree to execute an agreement to vote their Junior Subordinated Notes in favor of the Plan of Reorganization in exchange for modifying Class 13 treatment to increase to 1.5% the percentage of New Common Interests distributable pro rata to holders of Junior Subordinated Note Claims (which percentage shall be subject to adjustment in accordance with the terms of the Plan of Reorganization) in the event Class 12 and Class 13 accept the Plan of Reorganization. In the event CIT Group Inc. reaches agreement with such holders, the percentage of New Common Interests distributable to other holders under the Plan of Reorganization will be ratably reduced, thereby reflecting the increased distribution to holders of Junior Subordinated Note Claims. The Company anticipates providing supplemental disclosure prior to the Voting Deadline setting forth such adjustments to treatment for classes receiving New Common Interests.

H.	Allocation Of Contingent Value Rights

On, or as soon as reasonably practicable after, the Effective Date and substantially contemporaneously with the Exchanges, the Reorganized Debtors shall allocate non-transferable contingent value rights (the “Contingent Value Rights” or “CVRs”) to (i) holders of Senior Subordinated Note Claims (the “Senior CVRs”)

pro rata based on each such holder’s share of the aggregate amount of Senior Subordinated Note Claims, (ii) holders of Junior Subordinated Note Claims (the “Junior CVRs”) pro rata based on each such holder’s share of the aggregate amount of Junior Subordinated Note Claims, and (iii) holders of Old Preferred Interests (the “Preferred Stock CVRs”) pro rata based on each such holder’s share of the aggregate combined liquidation preference of the Old Preferred Interests, including accrued and unpaid dividends thereon to the Petition Date. The CVRs entitle holders of such Claims to a distribution under the Plan in the form of New Common Interests under certain circumstances, as described in more detail below.

CVR Distributions

If, on the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities exceeds the Class 8-11 Par Recovery Amount (such excess, the “Class 8-11 Excess Value Amount”), the Disbursing Agent shall, as soon as reasonably practicable after the Measurement Date, distribute or caused to be distributed to holders of CVRs, New Common Interests in the following order of priority:

FIRST, pro rata to holders of Senior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (x) the Class 12 Par Recovery Amount over (y) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Senior Subordinated Note Claims in the Senior Subordinated Notes Exchange;

SECOND, if, following any distribution required to be made on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Junior CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the excess of (A) the Class 13 Par Recovery Amount over (B) the aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) of the New Common Interests (if any) received by holders of Junior Subordinated Note Claims in the Junior Subordinated Notes Exchange; and

THIRD, if, following any distribution required to be made on account of Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is greater than zero, pro rata to holders of Preferred Stock CVRs, an amount of New Common Interests having an aggregate Fair Market Value (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) equal to the lesser of (i) an amount such that, immediately after such distribution and after giving effect to any distribution on account of Senior CVRs and Junior CVRs, the Class 8-11 Excess Value Amount (as adjusted to take into account the dilutive impact of any distribution required to be made on account of CVRs hereunder) is reduced to zero and (ii) the Class 15 Par Recovery Amount.

There shall be no distribution on account of CVRs if, as of the Measurement Date, the aggregate Fair Market Value of the Class 8-11 Securities is less than or equal to the Class 8-11 Par Recovery Amount.

Termination

The CVRs shall terminate and cease to exist on the Measurement Date unless a distribution is required to be made on account of the CVRs, in which case the CVRs shall terminate and cease to exist on the date such distribution is made.

required to be made on account of such CVRs, in which case such CVRs shall terminate and cease to exist on the date such distribution is made.

Disbursing Agent

The Disbursing Agent shall determine, in the exercise of its reasonable good faith discretion after consultation with a financial advisor, the amount of any distribution of New Common Interests required to be made on account of CVRs pursuant to this Article IV.H, including without limitation, the anticipated impact on Fair Market Value as a result of any distribution of New Common Interests required to be made hereunder on account of CVRs. Each such determination by the Disbursing Agent shall be final and binding.

Status and Availability of New Common Interests

Reorganized CIT shall at all times during which the CVRs remain outstanding reserve from its authorized capital a sufficient amount of New Common Interests to provide distributions in full to holders of CVRs pursuant to this Article IV.H. If, at any time prior to the time the CVRs terminate and cease to exist, Reorganized CIT’s authorized capital shall not be sufficient to permit distributions in full to holders of CVRs pursuant to this Article IV.H, Reorganized CIT will promptly take such corporate action as may be necessary to increase its authorized capital to such amount as shall be sufficient for such purposes.

Reorganized CIT shall take all such action as may be necessary to ensure that all New Common Interests distributed to holders of CVRs pursuant to this Article IV.H shall, at the time of distribution of such securities, be duly and validly authorized, fully paid and non-assessable.

Agreements of CVR Holders

Each holder of CVRs, by receiving a distribution hereunder of such CVRs, shall automatically be deemed to consent and agree with the Reorganized Debtors and with each other holder of CVRs that: (i) the CVRs are subject to the terms, provisions and conditions of the Plan, including this Article IV.H; (ii) the CVRs will not be represented by any certificates and may not be transferred or assigned; (iii) the CVRs do not bear any stated rate of interest; and (iv) no holder of CVRs shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities of the Reorganized Debtors nor anything contained herein be construed to confer upon any holder of CVRs any of the rights of a stockholder of the Reorganized Debtors or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive subscription rights, or to exercise appraisal rights, or otherwise.

Contingent Nature of CVRs

The CVRs represent the right to receive contingent distributions of value under the Plan in the form of New Common Interests as provided in this Article IV.H. Distributions on account of CVRs will be made only to the extent required by this Article IV.H and, if no such distributions are required to be made hereunder, the CVRs will terminate and cease to exist and holders thereof will receive no value on account of the CVRs.

I.	Letters of Credit Under JPM L/C Facility

JPM shall hold all cash collateral on hand as of the Petition Date until the Effective Date, including any retainers established for JPM counsel specified in any cash collateral agreements between CIT Group Inc. and JPM.

JPM and the Debtors shall honor any and all draws under the JPM L/C Facility in the ordinary course of business and pursuant to the terms of the JPM L/C Facility Agreement. In the event of any drawings, such drawings made after the Petition Date but before the Effective Date, under any letter of credit issued under the JPM L/C Facility (i) to the extent JPM holds cash collateral supporting such drawn letter of credit, JPM shall be authorized to apply such cash collateral to the reimbursement obligation and the Debtors and JPM shall stipulate, and the Debtors shall seek Bankruptcy Court approval of any such stipulation, to lift the automatic stay to allow JPM to so apply such cash collateral and (ii) to the extent no cash collateral supports such drawn letter of credit, Reorganized CIT shall pay the reimbursement obligation under such drawn letter of credit in full on the Effective Date (including any interest thereon as set forth in the JPM L/C Facility Agreement). In no event shall JPM be permitted to pursue, and JPM is hereby expressly enjoined from pursuing, any non-Debtor applicant, account party or other third party for satisfaction of a reimbursement obligation under any letter of credit issued and drawn under the JPM L/C Facility and JPM’s sole remedy for reimbursement of a letter of credit issued and drawn under the JPM L/C Facility shall be against CIT Group Inc. and/or Reorganized CIT as set forth in (i) and (ii) above; provided that the foregoing forbearance is entirely contractual and does not constitute any admission that the automatic stay imposed by Bankruptcy Code section 362 or any other law requires such forbearance, and neither the Debtors nor the Reorganized Debtors nor any of their affiliates shall seek entry of an order during the Chapter 11 Cases restraining JPM from so pursing any such person or entity. JPM will not terminate any unexpired outstanding letters of credit without consent of CIT Group Inc. and any beneficiary thereunder, provided that the foregoing shall not prevent JPM from issuing a notice of non-renewal on any evergreen letter of credit for which such renewal would cause the next renewal date to extend past the expiry of the facility on May 14, 2010.

If Class 6 JPM L/C Facility Claims votes to accept the Plan, (i) on, or as soon as reasonably practicable after, the Effective Date, Reorganized CIT shall provide JPM with the Cash Collateralization and (ii) in exchange for the Cash Collateralization, JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility or the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement. All fees and other charges arising under or in respect of the JPM L/C Facility Agreement shall be paid on, or as soon as reasonably practicable after, the Effective Date by Reorganized CIT. Upon the Effective Date, each non-Debtor subsidiary and affiliate of CIT Group Inc. that was or is a co-applicant or account party on a letter of credit issued under the JPM L/C Facility shall execute a release and waiver of any and all claims against JPM and/or any other lenders under the JPM L/C Facility in respect of the JPM L/C Facility and/or the JPM L/C Facility Agreement arising prior to the Effective Date.

If Class 6 JPM L/C Facility Claims does not vote to accept the Plan and the Plan is nonetheless confirmed, (i) Reorganized CIT shall satisfy any Claims for reimbursement under the JPM L/C Facility that arose during the Chapter 11 Cases in full on, or as soon as reasonably practicable after, the Effective Date and (ii) following the Effective Date, Reorganized CIT shall pay all such Claims for reimbursement under the JPM L/C Facility in the ordinary course of business and upon the terms set forth in the JPM L/C Facility Agreement. In exchange for Reorganized CIT maintaining the reimbursement obligations in the immediately preceding (i) and (ii), JPM shall not pursue any subsidiary or affiliate of CIT Group Inc. or any other entity that JPM contends may be co-liable with CIT Group Inc. under the JPM L/C Facility Agreement for any remedies, claims or causes of action arising out of or relating to the JPM L/C Facility or the JPM L/C Facility Agreement

JPM shall provide CIT Group Inc. and Reorganized CIT with updated reports in accordance with existing procedures of the amount of letters of credit outstanding and drawings, if any, thereunder and JPM’s application of cash collateral against CIT Group Inc.’s and/or Reorganized CIT’s reimbursement obligations. To the extent that, due to letters of credit expiring undrawn, the amount of cash collateral held by JPM shall at any time exceed the amount(s) provided pursuant to the Cash Collateralization, JPM shall release any such excess cash collateral to CIT Group Inc. and/or Reorganized CIT upon written request from CIT Group Inc. and/or Reorganized CIT.

No letters of credit shall be issued, renewed, extended or amended under the JPM L/C Facility after the Petition Date.

J.	Exit Facility

On the Effective Date, the Reorganized Debtors shall (a) enter into the Exit Facility together with all guarantees evidencing obligations of the Reorganized Debtors thereunder and security documents, (b) execute such mortgages, certificates and other documentation and deliveries as the agent under the Exit Facility reasonably requests, and (c) deliver insurance and customary opinions (collectively, the documents in (a)-(c), the “Exit Facility Documents”), all of which such Exit Facility Documents shall be in form and substance satisfactory to the Exit Facility Lenders, and such documents and all other documents, instruments and agreements to be entered into, delivered or contemplated thereunder shall become effective in accordance with their terms on the Effective Date. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Facility and authorize the Reorganized Debtors to execute the same together with such other documents as the Exit Facility Lenders may reasonably require in order to effectuate the treatment afforded to such parties under the Exit Facility.

K.	Continued Existence and Vesting of Assets in Reorganized Debtors

The Debtors shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law for the State of Delaware and pursuant to their certificate of incorporation and by laws and certificate of formation, or other governing documents, as amended and restated on the Effective Date. The Reorganized CIT Certificate of Incorporation, the Reorganized Delaware Funding Amendment to Certificate of Formation and the Reorganized Delaware Funding Amendment to Limited Liability Company Agreement are attached hereto as Exhibits A-1, A-2 and A-3, respectively.

Among other things, the Debtors’ existing certificates of incorporation or other governing documents, as applicable, shall be amended to include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code.

On and after the Effective Date, all property of the Estate, and all Litigation Claims, and any property acquired by the Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Interests and Liens except as otherwise expressly provided in the Plan. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay charges that they incur on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

L.	Cancellation of Interests and Agreements

On the Effective Date, except as otherwise expressly provided for in the Plan, (i) the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes or other instruments evidencing indebtedness or obligations of or Interests in the Debtors that are Reinstated under this Plan, to the extent not already cancelled, shall be deemed cancelled, terminated and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person; provided however that notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be deemed to continue in effect solely to the extent necessary to (1) allow holders of such Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and/or Junior Subordinated Notes to receive distributions, if any, under the Plan and (2) allow the Disbursing Agents to make distributions under the Plan as provided herein, and (ii) the obligations of the Debtors under the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, the Junior Subordinated Notes, the Old Preferred Interests, the Old Common Interests, and the Other Equity Interests shall be discharged.

M.	Board of Directors

CIT Group Inc.’s Board of Directors (the “Board”) (which as of the date of this Plan has ten (10) members) has determined that the appropriate size of the Board on and after the Effective Date would be thirteen (13) directors. At the request of and in cooperation with the Steering Committee, CIT Group Inc. has engaged Spencer Stuart, an internationally recognized director search firm, to assist the Nominating and Governance Committee of the Board (the “N&GC”) in identifying, interviewing and selecting candidates for the expanded Board and/or replacing members of the present Board who may determine to step down. Spencer Stuart will identify candidates who are independent of CIT Group Inc., not affiliated with, or representatives of, any of the members of the Steering Committee, and who possess the qualifications, skills and experience specified by the N&GC.

The Steering Committee will recommend to the N&GC candidates for the Board from among the qualified individuals identified by Spencer Stuart (the “Steering Committee Nominees”). The candidates that are approved by the N&GC will be reviewed with the Federal Reserve Bank of New York (the “Federal Reserve”) and, to the extent approved by the Federal Reserve, will be submitted to the full Board for consideration and appointment to the Board. Following the Effective Date, the Board will include five directors that were recommended to the N&GC by the Steering Committee. The Board will nominate a slate of at least 13 directors for election at the 2010 annual meeting of stockholders, which slate will not include more than five of the directors serving as of the date hereof.

N.	Certain Corporate Governance Matters

On and after the Effective Date, Reorganized CIT will use its commercially reasonable best efforts to hold its next annual meeting no later than May 31, 2010. CIT Group Inc. does not have a staggered or classified board and, accordingly, all directors of Reorganized CIT will be elected at the annual meeting. During the Chapter 11 Cases, CIT Group Inc. will not implement a stockholders’ rights plan other than (i) CIT Group Inc.’s August 12, 2009 tax benefits preservation plan or (ii) other actions CIT Group Inc. considers appropriate to preserve the benefit of net operating losses. CIT Group Inc. will not amend its certificate of incorporation during the Chapter 11 Cases to create a staggered or classified board. The Reorganized CIT Certificate of Incorporation will provide that the chairman of the board or secretary of Reorganized CIT shall call a special meeting of its stockholders at the request in writing of stockholders possessing at least 25% of the voting power of the issued and outstanding common stock of Reorganized CIT entitled to vote generally for the election of directors.

O.	Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain all of the Litigation Claims, and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims. The Debtors will file as a Plan Supplement a non-exclusive list of claims or causes of action that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their rights to modify such list to add or delete parties or causes of action, but disclaims any obligation to do so. The failure of the Debtors to specifically list any claim, right of action, suit or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

P.	Effectuating Documents; Further Transactions

The chairman of the board of directors, president, chief executive officer, chief financial officer or any other appropriate officer of the Debtors shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

Q.	Exemption from Certain Transfer Taxes

Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer or exchange of debt and equity under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any contract, lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes (including, without limitation, stamp tax or similar taxes) to the fullest extent permitted by section 1146 of the Bankruptcy Code, and the appropriate state or local governmental officials or agents shall not collect any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

R.	Release of Liens

Except as otherwise expressly provided herein, in the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or, other security interests against the property of the Debtors or the Estate automatically shall be released, and the holders of such mortgages, deeds of trust, liens, or other security interests shall execute such documents as may be necessary or desirable to reflect or effectuate such releases.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of or in exchange for Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date. All Cash distributions shall be made from available Cash of the Reorganized Debtors. Any distribution under the Plan of property other than Cash shall be made by the Disbursing Agent in accordance with the terms of the Plan.

B.	Disbursing Agent(s)

The Disbursing Agent(s) shall make all distributions required under the Plan (subject to the provisions of Articles II, III and IV hereof); provided, however, that with respect to a holder of a Claim whose distribution is governed by an agent or other agreement which is administered by an indenture trustee, agent or servicer, such distributions shall be made at the direction of the appropriate agent or servicer, or shall be deposited with the appropriate agent or servicer, who shall then deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

Disbursing Agent(s) other than the Debtors, including any agent or servicer, shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

C.	Calculation of Distribution Amounts of New Common Interests and New Notes

No fractional shares of New Common Interests or fractional currencies of New Notes shall be issued or distributed under the Plan or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer. Each Person entitled to receive New Common Interests or New Notes (collectively, the “New Securities”) shall receive the total number of whole shares or currencies of New Securities to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a New Security, the Reorganized Debtors, or any Disbursing Agent, agent or servicer, shall allocate separately one whole share of New Common Interests or one whole currency of New Notes, as applicable, to such Person in order of the fractional portion of its entitlements, starting with the largest such fractional portion, until all remaining whole shares of New Common Interests or whole currencies of New Notes have been allocated. Upon the allocation of a whole share of New Common Interests or whole currency of New Notes to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Interests or currencies of New Notes which remain to be allocated, the Reorganized Debtors, or any Disbursing Agent, agent or servicer shall allocate the remaining whole shares of New Common Interests or whole currency of New Notes to such holders by random lot or such other impartial method as the Reorganized Debtors, or any Disbursing Agent, agent or servicer deems fair. Upon the allocation of all of the whole shares of New Common Interests or currencies of New Notes authorized under the Plan, all remaining fractional portions of the entitlements, if any, shall be cancelled and shall be of no further force and effect. No shares of New Common Interests or currencies of New Notes will be issued and no other property will be distributed under the Plan or by the Reorganized Debtors, or any Disbursing Agent, agent or servicer on account of entitlements, if any, to a fractional share of New Common Interests or fraction of a currency of New Notes which fall below a threshold level to be determined by the Reorganized Debtors, or any Disbursing Agent, agent or servicer, after allocation of whole shares of New Common Interests or whole currencies of New Notes in respect of fractional entitlements as described above. Accordingly, a Person who otherwise would be entitled to receive a distribution of a fractional share of New Common Interests or fraction of a currency of New Notes will not receive any such distribution if the fractional share of New Common Interests or fractional currency of New Notes such Person was to receive falls below such threshold.

D.	Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (i) at each holder’s address set forth in the Debtors’ books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001 or (ii) at the address in any written notice of address change delivered to the Disbursing Agent, at the address set forth in the Disbursing Agent’s system. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Reorganized Debtors until such distributions are claimed. The Disbursing Agent shall deliver any non-deliverable New Common Interests and/or New Notes to the Reorganized Debtors no later than ten (10) Business Days following the first anniversary of the Effective Date. All claims for undeliverable distributions must be made within one year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Interests or New Notes held for distribution on account of such Claim shall be cancelled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to the Reorganized Debtors, to attempt to locate any holder of an Allowed Claim.

E.	Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, the Reorganized Debtors and the Disbursing Agent shall comply with all withholding, payment, and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding, payment, and reporting requirements. The Reorganized Debtors and the Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding, payment, and reporting requirements. All amounts properly withheld from distributions of New Common Interests, New Notes, Contingent Value Rights, or New Common Interests distributed pursuant to the Contingent Value Rights, to a holder as required by applicable law and paid over to the applicable taxing authority for the account of such holder shall be treated as part of the distributions to such holder. All persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting, withholding, and payment of such taxes. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim that is to receive a distribution of New Common Interests, New Notes or Contingent Value Rights pursuant to the Plan, or a distribution of New Common Interests pursuant to the Contingent Value Rights, shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors and the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtors’ and the Disbursing Agent’s satisfaction, established an exemption therefrom. Any New Common Interests, New Notes or Contingent Value Rights to be distributed pursuant to the Plan, or New Common Interests distributed pursuant to the Contingent Value Rights, shall, pending the implementation of such arrangements or the establishment of such an exemption, be treated as undeliverable pursuant to Article V.D of the Plan.

F.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for U.S. federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

G.	Setoffs

Except as provided in the Plan, the Debtors may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any claim that the Debtors may have against such holder; provided further however that the Debtors shall not set off or offset against the Senior Credit Facility, the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes. Nothing herein shall be deemed to expand rights to setoff under applicable law.

H.	Surrender of Instruments or Securities

The Disbursing Agent(s) and/or any applicable broker or agent shall use reasonable best efforts to obtain the surrender of all certificates or instruments relating to the Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes or the Junior Subordinated Notes to the Debtors, the Reorganized Debtors or the Disbursing Agent and shall execute such other documents as might be necessary to effectuate the Plan. The Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes shall be marked as cancelled on and as of the Effective Date, regardless of whether the holder(s) of such Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes and Junior Subordinated Notes has surrendered its certificates and instruments.

Any holder of Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes who fails to surrender the applicable Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), Senior Unsecured Notes, Senior Unsecured Term Loans, Senior Unsecured Credit Agreements, Senior Subordinated Notes or Junior Subordinated Notes required to be tendered under the Plan or fails to deliver an affidavit of loss or such other documents as might be required by the relevant trustee or agent, together with an indemnity in the customary form within one (1) year after the Effective Date shall have its Claim and its distribution pursuant to the Plan on account of such Canadian Senior Unsecured Note Claim (if Class 7 votes to accept the plan), Long-Dated Senior Unsecured Notes, Senior Unsecured Note Claim, Senior Unsecured Term Loan Claim, Senior Unsecured Credit Agreement Claim, Senior Subordinated Note Claim or Junior Subordinated Note Claim discharged and forfeited and shall not participate in any distribution under the Plan. Any property in respect of such forfeited Claims would revert to the Reorganized Debtors.

I.	Lost, Stolen, Mutilated or Destroyed Securities or Instruments

In addition to any requirements under the Canadian Senior Unsecured Notes (if Class 7 votes to accept the plan), the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes and the Junior Subordinated Notes or any other applicable agreement, any holder of a Canadian Senior Unsecured Note (if Class 7 votes to accept the plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Canadian Senior Unsecured Note, Long-Dated Senior Unsecured Note, Senior Unsecured Note, Senior Unsecured Term Loan, Senior Unsecured Credit Agreement, Senior Subordinated Note or Junior Subordinated Note in accordance with Article V.H. hereof, deliver to the Reorganized Debtors or their agent: (i) evidence reasonably satisfactory to the Reorganized Debtors of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Reorganized Debtors to hold the Reorganized Debtors harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim. Upon compliance with this Article V.I by a holder of a claim evidenced by a Canadian Senior Unsecured Note (if Class 7 votes to accept the plan), a Long-Dated Senior Unsecured Note, a Senior Unsecured Note, a Senior Unsecured Term Loan, a Senior Unsecured Credit Agreement, a Senior Subordinated Note or a Junior Subordinated Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument.

ARTICLE VI

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Resolution of Disputed Claims

Except as provided otherwise in the Plan or by order of the Bankruptcy Court, holders of Claims shall not be required to file proofs of Claim with the Bankruptcy Court. The amount and validity of any disputed, contingent and/or unliquidated Claim shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that the Debtors reserve the right to file with the Bankruptcy Court, on or before the Claims Objection Deadline, an objection to any Claim. The Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

Any Claim successfully subordinated pursuant to Bankruptcy Code section 510(b) that is not otherwise included in Class 14 Subordinated 510(b) Claims shall be classified in that Class immediately below the Class in which such Claim was classified prior to subordination under Bankruptcy Code section 510(b).

In addition, the Debtors or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

B.	No Distribution Pending Allowance

No payments or distributions, if any contemplated by the Plan, will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

C.	Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution, if any, will be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim becomes a Final Order, or the date upon which other final resolution has been reached to Allow such Claim, the Disbursing Agent shall provide to the holder of such Claim the distribution to which such holder is entitled under the Plan. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every ninety (90) days.

D.	Reservation of Right to Object to Allowance or Asserted Priority of Claims

Nothing herein will waive, prejudice or otherwise affect the rights of the Debtors, the Reorganized Debtors or the holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim.

ARTICLE VII

TREATMENT OF CONTRACTS AND LEASES

A.	Assumed Contracts and Leases

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date the Debtors shall be deemed to have assumed each executory contract and unexpired lease to which a Debtor is a party unless such contract or lease (i) previously was assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to assume or reject filed on or before the Confirmation Date. The Debtors shall further be deemed to assume as of the Effective Date all indemnification obligations, whether arising by bylaws, other constituent documents or otherwise, to the Debtors’ directors and officers and all such indemnification obligations shall constitute assumed executory contracts. The Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which a Debtor is a party (except as provided in the preceding sentence). The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions described above as of the Effective Date.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

B.	Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan, issuance of the New Common Interests and/or New Notes under the Plan and/or any other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of the Debtors.

C.	Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

D.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by the Debtors, pursuant to the Plan or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the Debtors and their counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected, provided that any such Claims arising from the rejection of an unexpired lease of real property shall be subject to the cap on rejection damages imposed by Bankruptcy Code section 502(b)(6). Any Claims not served within such time periods will be forever barred from assertion against the Debtors, the Reorganized Debtors, the Estates and their property.

E.	Claims Based on Rejection of Employment Agreements

In the event that the Debtors determine to reject any employment agreements to which the Debtors are party, any rejection damages claims arising therefrom will be classified as Class 5 General Unsecured Claims and will likewise be Unimpaired, provided that the Debtors and/or the Reorganized Debtors pay such non-debtor party or parties to such rejected employment agreement(s) the one-year’s compensation under Bankruptcy Code section 502(b)(7) on account of any rejection damages claim(s).

F.	Compensation and Benefit Plans and Treatment of Retirement Plan

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan and subject to any limitations under applicable law, all of the Debtors’ programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VII.A of the Plan, and the Debtors’ obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtors of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

G.	Indemnification of Directors and Officers

The Debtors’ indemnification obligations in favor of their officers and directors contained in the certificates of incorporation and bylaws of the Debtors as of the Petition Date shall be included in the amended and restated certificate of incorporation, amended and restated certificate of formation and bylaws of the Reorganized Debtors. Unless otherwise required by applicable law, all Claims of the Debtors’ officers and directors for indemnity arising prior to the Petition Date (including the D&O Claims) shall be deemed to be Class 5 General Unsecured Claims hereunder, and all Claims of the Debtors’ officers and directors for indemnity arising on and after the Petition Date shall be deemed to be Administrative Claims hereunder.

ARTICLE VIII

SECURITIES TO BE ISSUED
IN CONNECTION WITH THE PLAN

A.	New Common Interests

On, or as soon as reasonably practicable after, the Effective Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Common Interests required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All stock issued by the Reorganized Debtors pursuant to the provisions of the Plan shall be deemed to be duly authorized and issued, fully paid and nonassessable. The terms of the New Common Interests are summarized in Exhibit B hereto.

B.	Exemption from Registration

The (i) offer by the Debtors and/or the Reorganized Debtors of the New Common Interests issued under the Plan shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to applicable securities law and (ii) sale and issuance by the Reorganized Debtors of such New Notes and New Common Interests shall be exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

C.	New Notes

On, or as soon as reasonably practicable after, the Effective Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Notes required for distribution pursuant to the provisions hereof. All New Notes to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. The terms of the New Notes are substantially set forth in the Offering Memorandum and Disclosure Statement.

ARTICLE IX

CONDITIONS PRECEDENT TO THE PLAN’S CONFIRMATION

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with the Plan:

(1) The Bankruptcy Court shall have approved the Disclosure Statement with respect to the Plan in form and substance reasonably satisfactory to the Debtors and the Steering Committee, which approval may be in the Confirmation Order.

(2) The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors and the Steering Committee.

ARTICLE X

CONDITIONS PRECEDENT TO EFFECTIVE DATE

A.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan:

(1) The Confirmation Order, in form and substance acceptable to the Debtors and the Steering Committee, confirming the Plan shall have been entered and must provide, among other things, that:

(a) the provisions of the Confirmation Order are nonseverable and mutually dependent;

(b) all executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignee notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

(c) except as expressly provided in the Plan or the Confirmation Order, the Debtors are discharged effective upon the Confirmation Date, subject to the occurrence of the Effective Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to the Plan, (b) any obligation the Debtors incurred before the Confirmation Date or (c) any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

(d) the Canadian Senior Unsecured Notes, the Long-Dated Senior Unsecured Notes, the Senior Unsecured Notes, the Senior Unsecured Term Loans, the Senior Unsecured Credit Agreements, the Senior Subordinated Notes, and the Junior Subordinated Notes transferred and assigned to the Reorganized Debtors pursuant to the Plan shall be deemed cancelled, terminated and extinguished effective upon the Effective Date, except as otherwise provided in the Plan, and all Claims arising thereunder shall be deemed satisfied on the Effective Date in exchange for (i) New Notes issued by the Reorganized Debtors, (ii) New Common Interests issued by the Reorganized Debtors, and/or (iii) the Contingent Value Rights, as applicable;

(e) the Old Preferred Interests, the Old Common Interests and the Other Equity Interests shall be deemed cancelled, terminated and extinguished effective upon the Effective Date; and

(f) the Reorganized Debtors’ offer of New Common Interests and New Notes issued under the Plan is exempt from the registration requirements of the Securities Act pursuant to applicable securities law and the Reorganized Debtors’ issuance and sale of such New Common Interests and New Notes under the Plan are exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

(2) The Confirmation Order shall have become a Final Order and shall not be the subject of an unresolved request for revocation under section 1144 of the Bankruptcy Code.

(3) The Reorganized CIT Certificate of Incorporation, the Reorganized Delaware Funding Certificate of Amendment to Certificate of Formation and the Reorganized Delaware Funding Amendment to Limited Liability Company Agreement in form and substance reasonably satisfactory to the Debtors and the Steering Committee shall have been executed.

(4) The Exchanges shall have been consummated and all documents to be executed in connection therewith shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.

(5) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of New Notes and other documentation necessary to effectuate the Plan (including, without limitation, any material refinancings, modifications or amendments to any subsidiary level financing, conduits or securitizations) in form and substance reasonably satisfactory to the Steering Committee.

(6) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Interests in form and substance reasonably satisfactory to the Steering Committee.

(7) All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

(8) All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

(9) Nomination of the Steering Committee Nominees to the N&GC.

B.	Waiver of Conditions

Each of the conditions (other than entry of orders) set forth in Articles IX and X.A above may be waived in whole or in part by the Debtors with the consent of the Steering Committee, not to be unreasonably withheld, conditioned or delayed, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or the Steering Committee regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors or the Steering Committee to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

ARTICLE XI

MODIFICATIONS AND AMENDMENTS

The Debtors may alter, amend or modify the Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of the Steering Committee which consent shall not be unreasonably withheld, conditioned or delayed. The Debtors reserve the right to include any amended exhibits or schedules in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XII

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the matters described under clause (a) below, as to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

(a) Determine any and all objections to the allowance of Claims;

(b) Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

(c) Hear and determine all Professional Fee Claims and other Administrative Claims;

(d) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which one or more of the Debtors is a party or with respect to which the Debtors may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

(e) Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to, the Chapter 11 Cases;

(f) Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan and all contracts, instruments and other agreements executed in connection with the Plan;

(h) Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

(i) Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation or enforcement of the Plan or the Confirmation Order;

(j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

(k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order (but excluding matters arising in connection with the Senior Credit Facility, the New Notes, the New Common Interests and the Exit Facility);

(l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(m) Recover all assets of the Debtors and property of the Debtors’ Estate, wherever located;

(n) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(o) Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under or not inconsistent with, provisions of the Bankruptcy Code; and

(q) Enter a final decree closing the Chapter 11 Cases.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A.	Corporate Action

Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the interest holders, managers or directors of the Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable limited liability company or general corporation law of the State of Delaware without any requirement of further action by the interest holders or directors of the Debtors.

B.	Professional Fee Claims

All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Effective Date must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than twenty-five (25) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtors may pay charges that they incur on and after the Effective Date for Professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court.

C.	Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

D.	Confirmation of Plan for Single Debtor

The Plan constitutes a separate plan of reorganization for each of CIT Group Inc. and Delaware Funding. In the event that the Plan cannot be confirmed with respect to one of the Debtors, the Plan may nonetheless be confirmed with respect to the other Debtor at the request of such other Debtor.

E.	Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

F.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

G.	Discharge of Claims and Termination of Interests

Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests (other than those Claims and Interests that are Unimpaired under this Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Upon the Effective Date, each of the Debtors and the Reorganized Debtors shall be deemed discharged and released under section 1141(d)(1) of the Bankruptcy Code from any and all Claims and Interests (other than those Claims and Interests that are not Impaired under this Plan), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, and the Old Preferred Interests, the Old Common Interests and the Other Equity Interests (if any) shall be cancelled, terminated and extinguished.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the discharge set forth in this Article XIII.G.

H.	Releases

1.	Releases by the Debtors

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, their Estates and the Reorganized Debtors, and any Person seeking to assert claims or exercise rights of any of the foregoing, shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date, including, to the extent the underlying claims and causes of action are property of Delaware Funding’s Estate, the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation, in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Offering Memorandum, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors, as of the Effective Date against (i) the Debtors’ or the Debtors’ subsidiaries’ members, members of boards of managers, directors and officers (acting in such capacity or as the Debtors’ agents or employees), employees, advisors, attorneys, agents or representatives, in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); (ii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers (acting in such capacity or as the Steering Committee’s agents or employees), employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of its successors or assigns (in each case acting in such capacity); and (iii) solely with respect to the JPM L/C Facility or the JPM L/C Facility Agreement, JPM or any other lender under the JPM Facility Agreement (in each case acting in such capacity), provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence, or intentional fraud, in each case as determined by a final order of a court of competent jurisdiction.

2.	Releases by Holders of Claims and Interests

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim, solely in its capacity as such, each holder of a Claim that affirmatively votes in favor of the Plan shall have agreed to forever release, waive and discharge all claims, defenses, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) and including the claims and causes of action asserted in the Canadian Senior Unsecured Notes Litigation against any and all present or future defendants named in the Canadian Senior Unsecured Notes Litigation, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Debtors’ prepetition restructuring efforts, the Offering Memorandum, the Plan, the Disclosure Statement, or the JPM L/C Facility or the JPM L/C Facility Agreement, against: (i) the Debtors and the Reorganized Debtors and their respective subsidiaries; (ii) the Debtors’ and their subsidiaries’ members, members of boards of managers, directors and employees, advisors, attorneys, agents or representatives, officers (acting in such capacity or as the Debtors’ agents or employees) in each case to the extent acting in any such capacity since May 8, 2009, or any of their successors or assigns (in each case acting in such capacity); and (iii) the Steering Committee (in such capacity) and its current members, members of boards of managers, directors and officers, employees, advisors, attorneys, agents or representatives (acting in such capacity or as the Steering Committee’s agents or employees), or any of its successors or assigns (in each case acting in such capacity), each as of the Effective Date, provided that nothing in this paragraph shall be deemed to operate as a waiver or release from any causes of action based on willful misconduct, gross negligence or intentional fraud, in each case as determined by a final order of a court of competent jurisdiction.

I.	Injunction

Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, subject to the occurrence of the Effective Date, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in each case in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Article XIII.I.

J.	Exculpation and Limitation of Liability

The Reorganized Debtors, the Debtors, the Estate, their subsidiaries, any Committee, the Steering Committee and any and all of their respective current or former members, officers, directors, members of boards of managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, gross negligence or intentional fraud as determined by a final order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Cases and the Plan.

Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Debtors, their Estates, their subsidiaries, any Committee, the Steering Committee or any of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction.

K.	Enforcement of Subordination

The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, if any, whether arising by contract, under general principles of equitable subordination, Sections 510 or 1129(b)(2) of the Bankruptcy Code, or otherwise. All holders in any Class that votes to accept the Plan shall have been deemed to have waived all such subordination rights and shall be permanently enjoined and estopped from enforcing such subordination rights. To the extent that any such rights have not otherwise been expressly taken into account by the Plan, all such rights are not waived and are hereby expressly reserved.

L.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

M.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases.

N.	Revocation, Withdrawal or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (ii) nothing contained in the Plan, and no acts taken in preparation for consummation of or statements made in the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person. If this Plan is not confirmed, then the treatment of the Claims under this Plan (a) shall not be deemed an admission of any kind by the holders of the Claims or a waiver of any rights or claims by the holders of the Claims, and (b) shall have no collateral estoppel, presumptive or evidentiary effect of any kind in any other matter or proceeding in this Chapter 11 Cases or in any Chapter 7 proceedings with respect to the Debtors.

O.	Committees

On the Effective Date, the duties of any Committee (if appointed) shall terminate, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Effective Date.

P.	Plan Supplement

Any and all exhibits, lists or schedules referred to herein but not filed with the Plan, including the New Notes Indenture, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIII.Q hereof.

Q.	Notices to Debtors, the Steering Committee

Any notice, request or demand required or permitted to be made or provided under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(1) IF TO THE DEBTORS:

CIT Group Inc.
Corporate Legal
One CIT Drive
Livingston, NJ 07041
Attn: Robert Ingato
Facsimile: 973-740-5264

with copies to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Attn: Gregg M. Galardi, Esq.
Facsimile: 302-651-3001

or if by hand or courier:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
10th & King Streets
7th Floor
Wilmington, DE 19801

Attn: Gregg M. Galardi, Esq.
Facsimile: 302-651-3001

with copies to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
333 West Wacker Drive
Chicago, Illinois 60606
Attn: Chris L. Dickerson, Esq.
Facsimile: 312-407-0411

(2) IF TO THE STEERING COMMITTEE:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019
Attn: Andrew N. Rosenberg, Esq.
Attn: Alice Belisle Eaton, Esq.
Facsimile: 212-757-3990

R.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents and instruments executed in connection with the Plan, the laws of the State of Delaware shall govern the construction and implementation of such agreements, documents and instruments, and (iii) the laws of the state of incorporation, organization or formation of the Debtors shall govern corporate governance matters with respect to the Debtors, in each case without giving effect to the principles of conflicts of law thereof.

S.	Prepayment

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

T.	Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Notes, the New Common Interests and the Contingent Value Rights under the Plan.

Dated: New York, New York
October 16, 2009

By:
Its:

Debtor and Debtor in Possession

By:
Its:

Debtor and Debtor in Possession

Gregg M. Galardi, Esq.
J. Gregory St. Clair, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
Four Times Square
New York, New York 10036
(212) 735-3000

– and –

Chris L. Dickerson, Esq.
Jessica Kumar, Esq.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Proposed Counsel for the Debtors and Debtors in
Possession

EXHIBIT A-1

TO

FIRST AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

REORGANIZED CIT CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CIT GROUP INC.

Pursuant to Sections 242 and 303 of the General

Corporation Law of the State of Delaware

CIT Group Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST:  A new Article ELEVENTH is hereby added to the Corporation’s Second Restated Certificate of Incorporation which shall read in its entirety as set forth below:

“ELEVENTH: The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”), as in effect on the effective date of the First Amended Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Prepackaged Plan”).”

SECOND:  Article SEVENTH (c) is hereby amended to read in its entirety as set forth below:

“(c) Unless otherwise prescribed by law of this Certificate of Incorporation, special meetings of stockholders of the Corporation may be called at any by (i) the Chairman of the Board of Directors or secretary of the Corporation at the request in writing of stockholders holding at least 25% of the voting power of the issued and outstanding common stock of the Corporation entitled to vote generally for the election of directors or (ii) by the Board of Directors in its discretion. Such a written request of stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any such special meeting called at the request of stockholders shall be limited to the purpose or purposes set forth in the written request of such stockholders.”

THIRD:  The foregoing amendments were duly adopted in accordance with Sections 242 and 303 of the General Corporation Law of the State of Delaware, pursuant to the Prepackaged Plan. The Prepackaged Plan was confirmed by an order of the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”) on [     ], 2009. The Bankruptcy Court had jurisdiction of the proceeding for the reorganization of the Corporation under the Bankruptcy Code.

IN WITNESS WHEREOF, CIT Group Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this [     ] day of [     ], 2009.

CIT GROUP INC.

By:
Name:

Title:	Authorized Person

Exhibit A-1-1

EXHIBIT A-2

TO

FIRST AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

REORGANIZED DELAWARE FUNDING CERTIFICATE OF
AMENDMENT TO CERTIFICATE OF FORMATION

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CIT GROUP FUNDING COMPANY OF DELAWARE LLC

Pursuant to Sections 18-202 of the
Delaware Limited Liability Company Act

1. The name of the limited liability company is CIT Group Funding Company of Delaware LLC (the “Company”).

2. The Certificate of Formation of the Company is hereby amended to add a new Article FIFTH thereto, which Article shall read in its entirety as set forth below:

“5. CIT Group Funding Company of Delaware LLC shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code as in effect as of the effective date of the Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware LLC.”

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this           day of [     ], 2009.

CIT GROUP FUNDING COMPANY OF DELAWARE LLC

By:
Name:

Title:	Authorized Person

Exhibit A-2-1

EXHIBIT A-3

TO

FIRST AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

REORGANIZED DELAWARE FUNDING
AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

AMENDMENT NO. 1 TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

THIS AMENDMENT NO. 1 (the “Amendment”) to the Limited Liability Company Agreement of CIT GROUP FUNDING COMPANY OF DELAWARE LLC (the “Company”), entered into by C.I.T. Leasing Corporation (the “Member”), as the sole member, dated as of December 31, 2007 (the “Agreement”), is made and entered into as of this [     ] day of [     ], 2009, by the Member. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Member desires to amend the Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Amendment to Section 8. Section 8 of the Agreement is hereby amended by amending and restating such section in its entirety so that, as amended and restated, it shall read as follows:

8. Powers.

(r) The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

(s) Notwithstanding anything in subsection (a) of this Section 8, the Company shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Bankruptcy Code as in effect as of the effective date (the “Effective Date”) of the Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware LLC (the “Plan”).

2. Effect. From and after the date hereof, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

3. Ratification. Except as expressly modified by this Amendment, each term and provision of the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

[SIGNATURE PAGE FOLLOWS]

Exhibit A-3-1

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the day and year first above written.

SOLE MEMBER:

C.I.T. LEASING CORPORATION

By:
Name:

Title:

Exhibit A-3-2

EXHIBIT B
TO

FIRST AMENDED PREPACKAGED REORGANIZATION PLAN
OF CIT GROUP INC. AND
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

DESCRIPTION OF NEW COMMON INTERESTS

The principal terms of the New Common Interests to be issued by the Reorganized Debtors under the Plan shall be as follows:

Authorization:	800 million shares
Initial Issuance:	400 million shares
Par Value:	$.01 per share
Voting Rights:	One vote per share
Dividends:	Payable at the discretion of the board of directors of Reorganized CIT
Conversion Rights:	None
Splits and Adjustments:	Generally, arithmetic splits, combinations, etc., are proportionately treated
Restrictions on Transfer:	None (other than restrictions imposed by applicable state and federal securities laws)
Registration Rights:	None

Exhibit B-1

SCHEDULE 1

TO

FIRST AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP INC. AND
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

LIST OF SENIOR UNSECURED NOTES
(EXCLUDING 2015 HYBRID CONVERTIBLE/EQUITY NOTES)

Outstanding Principal
Title	Amount	CUSIP/ISIN

6.875% Notes due November 1, 2009	USD 300,000,000	12560PCL3
4.125% Notes due November 3, 2009	USD 500,000,000	125581AM0
3.85% Notes due November 15, 2009	USD 1,959,000	12557WJP7
4.63% Notes due November 15, 2009	USD 1,349,000	12557WLV1
5.05% Notes due November 15, 2009	USD 2,800,000	12557WPC9
5.00% Notes due November 15, 2009	USD 4,217,000	12557WB26
5.00% Notes due November 15, 2009	USD 5,083,000	12557WB59
5.00% Notes due November 15, 2009	USD 6,146,000	12557WB83
3.95% Notes due December 15, 2009	USD 3,314,000	12557WJV4
4.80% Notes due December 15, 2009	USD 2,073,000	12557WMB4
4.70% Notes due December 15, 2009	USD 285,000	12557WPL9
4.85% Notes due December 15, 2009	USD 582,000	12557WPU9
6.25% Notes due December 15, 2009	USD 63,703,000	12557WSJ1
6.50% Notes due December 15, 2009	USD 40,994,000	12557WSM4
Floating Rate Notes due December 21, 2009	USD 113,000,000	12560PDL2
4.25% Notes due February 1, 2010	USD 750,000,000	125581AQ1
4.05% Notes due February 15, 2010	USD 4,172,000	12557WKE0
5.15% Notes due February 15, 2010	USD 1,918,000	12557WQC8
5.05% Notes due February 15, 2010	USD 1,497,000	12557WQL8
6.50% Notes due February 15, 2010	USD 58,219,000	12557WSX0
6.25% Notes due February 15, 2010	USD 44,138,000	12557WTE1
Floating Rate Notes due March 1, 2010	CHF 100,000,000	CH00293 82659
2.75% Notes due March 1, 2010	CHF 50,000,000	CH0029407191
Floating Rate Notes due March 12, 2010	USD 1,000,000,000	125581CX4
4.30% Notes due March 15, 2010	USD 1,822,000	12557WKL4
5.05% Notes due March 15, 2010	USD 4,241,000	12557WMH1
5.15% Notes due March 15, 2010	USD 6,375,000	12557WMP3
4.90% Notes due March 15, 2010	USD 297,000	12557WQU8
4.85% Notes due March 15, 2010	USD 784,000	12557WRC7
6.50% Notes due March 15, 2010	USD 33,677,000	12557WTL5
Floating Rate Notes due March 22, 2010	USD 150,000,000	12560PFN6
4.45% Notes due May 15, 2010	USD 3,980,000	12557WKS9
5.25% Notes due May 15, 2010	USD 2,414,000	12557WMV0
4.30% Notes due June 15, 2010	USD 1,013,000	12557WKX8
4.35% Notes due June 15, 2010	USD 1,419,000	12557WLE9
5.30% Notes due June 15, 2010	USD 2,622,000	12557WNB3
4.60% Notes due August 15, 2010	USD 1,131,000	12557WLL3

Schedule 1-1

Outstanding Principal
Title	Amount	CUSIP/ISIN

5.45% Notes due August 15, 2010	USD 11,920,000	12557WNH0
5.50% Notes due August 15, 2010	USD 1,511,000	12557WA92
4.25% Notes due September 15, 2010	USD 295,000	12557WLS8
5.25% Notes due September 15, 2010	USD 11,403,000	12557WNR8
5.20% Notes due November 3, 2010	USD 500,000,000	125577AS5
Floating Rate Notes due November 3, 2010	USD 474,000,000	125577AT3
5.05% Notes due November 15, 2010	USD 9,054,000	12557WLY5
5.25% Notes due November 15, 2010	USD 6,349,000	12557WNZ0
5.25% Notes due November 15, 2010	USD 12,292,000	12557WC33
5.25% Notes due November 15, 2010	USD 1,686,000	12557WC74
4.75% Notes due December 15, 2010	USD 750,000,000	12560PDB4
5.00% Notes due December 15, 2010	USD 5,842,000	12557WME8
5.05% Notes due December 15, 2010	USD 5,926,000	12557WPH8
4.90% Notes due December 15, 2010	USD 3,188,000	12557WPR6
5.25% Notes due December 15, 2010	USD 807,000	12557WSE2
6.50% Notes due December 15, 2010	USD 12,177,000	12557WSR3
6.50% Notes due January 15, 2011	USD 17,752,000	12557WSV4
4.72% Notes due February 10, 2011	CAD 400,000,000	125581AU2
5.15% Notes due February 15, 2011	USD 2,158,000	12557WPZ8
5.15% Notes due February 15, 2011	USD 1,458,000	12557WQH7
6.60% Notes due February 15, 2011	USD 25,229,000	12557WTB7
Floating Rate Notes due February 28, 2011(1)	GBP 70,000,000	XS0245933 121
5.05% Notes due March 15, 2011	USD 1,560,000	12557WML2
5.00% Notes due March 15, 2011	USD 1,001,000	12557WQR5
4.90% Notes due March 15, 2011	USD 806,000	12557WQZ7
5.00% Notes due March 15, 2011	USD 1,589,000	12557WRH6
6.75% Notes due March 15, 2011	USD 7,604,000	12557WTJ0
6.50% Notes due March 15, 2011	USD 6,187,000	12557WTQ4
5.15% Notes due April 15, 2011	USD 957,000	12557WMS7
Floating Rate Notes due April 27, 2011	USD 280,225,000	125581BA5
5.60% Notes due April 27, 2011	USD 750,000,000	125581AZ1
5.40% Notes due May 15, 2011	USD 1,283,000	12557WMY4
5.35% Notes due June 15, 2011	USD 558,000	12557WNE7
Floating Rate Notes due July 28, 2011	USD 669,500,000	125581BE7
5.80% Notes due July 28, 2011	USD 550,000,000	125581BF4
5.35% Notes due August 15, 2011	USD 2,254,000	12557WNM9
5.20% Notes due September 15, 2011	USD 2,685,000	12557WNV9
Floating Rate Notes due September 21, 2011(1)	GBP 40,000,000	XS0268935698
4.25% Notes due September 22, 2011(2)	EUR 750,000,000	XS0201605192
5.20% Notes due November 15, 2011	USD 7,392,000	12557WPD7
5.25% Notes due November 15, 2011	USD 4,427,000	12557WB34
5.25% Notes due November 15, 2011	USD 5,175,000	12557WB67
5.25% Notes due November 15, 2011	USD 4,944,000	12557WB91
Floating Rate Notes due November 30, 2011(1)	EUR 500,000,000	XS0275670965

Schedule 1-2

Outstanding Principal
Title	Amount	CUSIP/ISIN

4.85% Notes due December 15, 2011	USD 482,000	12557WPM7
5.00% Notes due December 15, 2011	USD 1,685,000	12557WPV7
5.40% Notes due February 13, 2012	USD 479,996,000	125581CT3
Floating Rate Notes due February 13, 2012	USD 654,250,000	125581CU0
5.25% Notes due February 15, 2012	USD 2,937,000	12557WQD6
5.15% Notes due February 15, 2012	USD 1,532,000	12557WQM6
7.25% Notes due February 15, 2012	USD 30,577,000	12557WSY8
7.00% Notes due February 15, 2012	USD 17,676,000	12557WTF8
5.00% Notes due March 15, 2012	USD 482,000	12557WQV6
5.00% Notes due March 15, 2012	USD 1,059,000	12557WRD5
7.25% Notes due March 15, 2012	USD 13,609,000	12557WTM3
7.75% Notes due April 2, 2012	USD 259,646,000	125581AB4
5.75% Notes due August 15, 2012	USD 466,000	12557WA68
3.80% Notes due November 14, 2012(1)	EUR 450,000,000	XS0234935434
5.50% Notes due November 15, 2012	USD 2,711,000	12557WC41
5.50% Notes due November 15, 2012	USD 1,381,000	12557WC82
7.63% Notes due November 30, 2012	USD 1,277,653,000	125577AZ9
5.50% Notes due December 15, 2012	USD 495,000	12557WSF9
7.00% Notes due December 15, 2012	USD 36,343,000	12557WSK8
7.25% Notes due December 15, 2012	USD 19,425,000	12557WSN2
7.30% Notes due December 15, 2012	USD 11,775,000	12557WSS1
Floating Rate Notes due December 21, 2012	USD 290,705,000	12560PEP2
6.15% Notes due January 15, 2013	USD 29,038,000	12557WAZ4
6.25% Notes due January 15, 2013	USD 62,461,000	12557WBC4
6.15% Notes due January 15, 2013	USD 52,560,000	12557WBF7
6.25% Notes due January 15, 2013	USD 53,967,000	12557WBJ9
7.50% Notes due January 15, 2013	USD 27,292,000	12557WSW2
6.25% Notes due February 15, 2013	USD 22,781,000	12557WBM2
6.20% Notes due February 15, 2013	USD 24,387,000	12557WBQ3
6.00% Notes due February 15, 2013	USD 22,368,000	12557WBT7
7.60% Notes due February 15, 2013	USD 23,615,000	12557WTC5
6.15% Notes due February 15, 2013	USD 23,318,000	12557WBW0
5.40% Notes due March 7, 2013	USD 483,516,000	125581AX6
7.75% Notes due March 15, 2013	USD 18,242,000	12557WTK7
7.90% Notes due March 15, 2013	USD 17,591,000	12557WTN1
7.25% Notes due March 15, 2013	USD 5,350,000	12557WTR2
6.00% Notes due March 15, 2013	USD 26,178,000	12557WBZ3
6.00% Notes due March 15, 2013	USD 27,547,000	12557WCC3
6.10% Notes due March 15, 2013	USD 27,499,000	12557WCF6
6.25% Notes due March 15, 2013	USD 26,121,000	12557WCJ8
6.15% Notes due April 15, 2013	USD 24,593,000	12557WCM1
6.15% Notes due April 15, 2013	USD 28,983,000	12557WCQ2
6.05% Notes due April 15, 2013	USD 19,386,000	12557WCT6
6.05% Notes due May 15, 2013	USD 44,494,000	12557WCW9

Schedule 1-3

Outstanding Principal
Title	Amount	CUSIP/ISIN

4.95% Notes due May 15, 2013	USD 9,133,000	12557WCZ2
4.95% Notes due May 15, 2013	USD 11,492,000	12557WDC2
4.88% Notes due June 15, 2013	USD 6,237,000	12557WDF5
4.85% Notes due June 15, 2013	USD 7,956,000	12557WDJ7
4.60% Notes due June 15, 2013	USD 9,421,000	12557WDM0
4.45% Notes due June 15, 2013	USD 5,051,000	12557WDQ1
Floating Rate Notes due June 20, 2013(1)	EUR 500,000,000	XS0258343564
5.05% Notes due July 15, 2013	USD 5,228,000	12557WEF4
4.65% Notes due July 15, 2013	USD 9,267,000	12557WDT5
4.75% Notes due July 15, 2013	USD 2,318,000	12557WDW8
5.00% Notes due July 15, 2013	USD 15,182,000	12557WDZ1
4.75% Notes due July 15, 2013	USD 5,779,000	12557WEC1
5.30% Notes due August 15, 2013	USD 7,479,000	12557WEJ6
5.50% Notes due August 15, 2013	USD 2,903,000	12557WEM9
5.50% Notes due August 15, 2013	USD 6,810,000	12557WEQ0
5.40% Notes due September 15, 2013	USD 2,445,000	12557WET4
5.50% Notes due September 15, 2013	USD 4,171,000	12557WEW7
5.25% Notes due September 15, 2013	USD 4,374,000	12557WEZ0
5.20% Notes due September 15, 2013	USD 4,378,000	12557WFC0
5.20% Notes due October 15, 2013	USD 5,497,000	12557WFF3
5.20% Notes due October 15, 2013	USD 8,130,000	12557WFJ5
5.25% Notes due October 15, 2013	USD 3,359,000	12557WFM8
5.30% Notes due November 15, 2013	USD 3,146,000	12557WFQ9
5.10% Notes due November 15, 2013	USD 7,480,000	12557WFT3
5.40% Notes due December 15, 2013	USD 5,783,000	12557WFW6
5.20% Notes due December 15, 2013	USD 7,241,000	12557WFZ9
5.10% Notes due January 15, 2014	USD 2,897,000	12557WGC9
4.85% Notes due January 15, 2014	USD 1,333,000	12557WGF2
5.00% Notes due February 13, 2014	USD 671,749,000	125581AH1
5.00% Notes due February 15, 2014	USD 5,957,000	12557WGJ4
4.90% Notes due February 15, 2014	USD 1,958,000	12557WGM7
7.85% Notes due February 15, 2014	USD 23,034,000	12557WSZ5
7.65% Notes due February 15, 2014	USD 10,897,000	12557WTG6
4.80% Notes due March 15, 2014	USD 4,492,000	12557WGQ8
4.60% Notes due March 15, 2014	USD 4,211,000	12557WGT2
7.85% Notes due March 15, 2014	USD 4,573,000	12557WTS0
4.80% Notes due April 15, 2014	USD 2,177,000	12557WGW5
5.10% Notes due April 15, 2014	USD 5,735,000	12557WGZ8
5.00% Notes due May 13, 2014(2)	EUR 463,405,000	XS0192461837
5.25% Notes due May 15, 2014	USD 4,898,000	12557WHC8
5.80% Notes due May 15, 2014	USD 11,357,000	12557WHF1
5.70% Notes due June 15, 2014	USD 8,890,000	12557WHJ3
5.75% Notes due June 15, 2014	USD 10,815,000	12557WHM6
5.75% Notes due June 15, 2014	USD 1,930,000	12557WRU7

Schedule 1-4

Outstanding Principal
Title	Amount	CUSIP/ISIN

5.85% Notes due June 15, 2014	USD 1,593,000	12557WRX1
6.00% Notes due June 15, 2014	USD 10,892,000	12557WSA0
5.65% Notes due July 15, 2014	USD 8,504,000	12557WHQ7
5.30% Notes due July 15, 2014	USD 10,005,000	12557WHT1
5.20% Notes due August 15, 2014	USD 5,691,000	12557WHW4
5.30% Notes due August 15, 2014	USD 3,915,000	12557WHZ7
6.00% Notes due August 15, 2014	USD 2,555,000	12557WA27
6.00% Notes due August 15, 2014	USD 2,389,000	12557WA76
5.25% Notes due September 15, 2014	USD 16,332,000	12557WJC6
5.05% Notes due September 15, 2014	USD 17,112,000	12557WJF9
5.125% Notes due September 30, 2014	USD 638,267,000	125581AK4
4.90% Notes due October 15, 2014	USD 5,520,000	12557WJJ1
5.10% Notes due October 15, 2014	USD 13,944,000	12557WJM4
5.05% Notes due November 15, 2014	USD 7,238,000	12557WJQ5
5.50% Notes due December 1, 2014(2)	GBP 480,000,000	XS0207079764
5.125% Notes due December 15, 2014	USD 7,632,000	12557WJT9
5.10% Notes due December 15, 2014	USD 18,101,000	12557WJW2
5.05% Notes due January 15, 2015	USD 6,302,000	12557WJZ5
5.00% Notes due February 1, 2015	USD 671,141,000	125581AR9
4.95% Notes due February 15, 2015	USD 6,678,000	12557WKC4
4.90% Notes due February 15, 2015	USD 6,848,000	12557WKF7
7.90% Notes due February 15, 2015	USD 24,329,000	12557WTD3
5.10% Notes due March 15, 2015	USD 12,247,000	12557WKJ9
5.05% Notes due March 15, 2015	USD 2,575,000	12557WKM2
4.25% Notes due March 17, 2015(2)	EUR 412,500,000	XS0215269670
5.375% Notes due April 15, 2015	USD 6,369,000	12557WKQ3
5.25% Notes due May 15, 2015	USD 15,954,000	12557WKT7
5.30% Notes due May 15, 2015	USD 27,090,000	12557WKW0
5.10% Notes due June 15, 2015	USD 14,930,000	12557WKZ3
5.05% Notes due June 15, 2015	USD 10,912,000	12557WLA7
5.20% Notes due June 15, 2015	USD 8,322,000	12557WLF6
5.30% Notes due August 15, 2015	USD 10,741,000	12557WLJ8
5.375% Notes due August 15, 2015	USD 15,892,000	12557WLM1
5.25% Notes due September 15, 2015	USD 11,241,000	12557WLQ2
5.10% Notes due September 15, 2015	USD 4,898,000	12557WLT6
5.50% Notes due November 15, 2015	USD 4,016,000	12557WLW9
5.80% Notes due November 15, 2015	USD 7,456,000	12557WLZ2
5.75% Notes due December 15, 2015	USD 8,155,000	12557WMC2
5.80% Notes due December 15, 2015	USD 12,621,000	12557WMF5
5.40% Notes due January 30, 2016	USD 604,263,000	125581AW8
5.85% Notes due March 15, 2016	USD 14,372,000	12557WMJ7
5.80% Notes due March 15, 2016	USD 11,705,000	12557WMM0
6.00% Notes due March 15, 2016	USD 69,046,000	12557WMQ1
5.88% Notes due April 15, 2016	USD 4,888,000	12557WMT5

Schedule 1-5

Outstanding Principal
Title	Amount	CUSIP/ISIN

6.05% Notes due May 15, 2016	USD 14,943,000	12557WMW8
6.15% Notes due May 15, 2016	USD 18,636,000	12557WMZ1
6.10% Notes due June 15, 2016	USD 15,478,000	12557WNC1
6.10% Notes due June 15, 2016	USD 17,660,000	12557WNF4
6.20% Notes due August 15, 2016	USD 37,135,000	12557WNJ6
6.13% Notes due August 15, 2016	USD 36,401,000	12557WNN7
5.85% Notes due September 15, 2016	USD 391,533,000	12558 1CS5
6.05% Notes due September 15, 2016	USD 31,772,000	12557WNS6
5.95% Notes due September 15, 2016	USD 11,219,000	12557WNW7
4.65% Notes due September 19, 2016	EUR 474,000,000	XS0268133799
6.00% Notes due November 15, 2016	USD 29,155,000	12557WPA3
5.95% Notes due November 15, 2016	USD 13,264,000	12557WPE5
Floating Rate Notes due December 14, 2016	USD 34,452,000	12560PDK4
5.80% Notes due December 15, 2016	USD 35,842,000	12557WPJ4
5.65% Notes due December 15, 2016	USD 8,701,000	12557WPN5
5.70% Notes due December 15, 2016	USD 9,571,000	12557WPS4
5.70% Notes due December 15, 2016	USD 9,817,000	12557WPW5
5.50% Notes due December 20, 2016	GBP 367,400,000	XS0278525992
5.65% Notes due February 13, 2017	USD 548,087,000	125577AY2
5.85% Notes due February 15, 2017	USD 7,724,000	12557WQA2
5.95% Notes due February 15, 2017	USD 11,074,000	12557WQE4
5.85% Notes due February 15, 2017	USD 6,471,000	12557WQJ3
5.80% Notes due February 15, 2017	USD 7,792,000	12557WQN4
Floating Rate Notes due March 15, 2017	USD 50,000,000	12560PDR9
5.75% Notes due March 15, 2017	USD 6,741,000	12557WQS3
5.75% Notes due March 15, 2017	USD 13,498,000	12557WQW4
5.70% Notes due March 15, 2017	USD 9,533,000	12557WRA1
5.65% Notes due March 15, 2017	USD 5,935,000	12557WRE3
5.75% Notes due March 15, 2017	USD 10,298,000	12557WRJ2
5.75% Notes due May 15, 2017	USD 2,708,000	12557WRL7
5.80% Notes due May 15, 2017	USD 3,779,000	12557WRN3
5.80% Notes due May 15, 2017	USD 5,038,000	12557WRQ6
5.38% Notes due June 15, 2017(5)	GBP 300,000,000	XS027632734
6.00% Notes due June 15, 2017	USD 23,842,000	12557WRS2
6.00% Notes due June 15, 2017	USD 8,205,000	12557WRV5
6.10% Notes due June 15, 2017	USD 6,648,000	12557WRY9
6.25% Notes due June 15, 2017	USD 10,535,000	12557WSB8
6.25% Notes due August 15, 2017	USD 1,190,000	12557WA35
6.25% Notes due November 15, 2017	USD 8,958,000	12557WB42
6.25% Notes due November 15, 2017	USD 11,778,000	12557WB75
6.25% Notes due November 15, 2017	USD 6,339,000	12557WC25
6.40% Notes due November 15, 2017	USD 3,404,000	12557WC58
6.50% Notes due November 15, 2017	USD 2,197,000	12557WC90
10-Year Forward Rate Bias Notes due December 11, 2017(3)	USD 500,000,000	N/A

Schedule 1-6

Outstanding Principal
Title	Amount	CUSIP/ISIN

6.50% Notes due December 15, 2017	USD 556,000	12557WSG7
7.50% Notes due December 15, 2017	USD 24,275,000	12557WSL6
7.75% Notes due December 15, 2017	USD 14,936,000	12557WSP7
7.80% Notes due December 15, 2017	USD 8,731,000	12557WST9
5.80% Senior Notes due October 1, 2036(4)	USD 316,015,000	12560PFP1

(1)	Listed on the London Stock Exchange. Following consummation of the Plan, the Debtors intend to delist these notes from the London Stock Exchange’s Gilt Edged and Fixed Interest Market.

(2)	Listed on the Luxembourg Stock Exchange. Following consummation of the Plan, the Debtors intend to delist these notes from the Luxembourg Stock Exchange.

(3)	These securities are not listed with the Depository Trust Company.

(4)	The 5.80% Senior Notes due October 1, 2036 have a put right on October 1, 2018.

(5)	The 5.38% Notes due June 15, 2017 have a put right on June 15, 2010.

Schedule 1-7

SCHEDULE 2

TO

FIRST AMENDED PREPACKAGED REORGANIZATION PLAN OF CIT GROUP INC. AND
CIT GROUP FUNDING COMPANY OF DELAWARE LLC

LIST OF LONG-DATED SENIOR UNSECURED NOTES

Title of Long-Dated Senior Unsecured Notes	Outstanding Principal Amount	CUSIP/ISIN

6.25% Notes due August 15, 2021	USD 43,204,000	12557WNP2
6.35% Notes due August 15, 2021	USD 19,139,000	12557WNK3
6.15% Notes due September 15, 2021	USD 27,174,000	12557WNX5
6.25% Notes due September 15, 2021	USD 38,817,000	12557WNT4
6.10% Notes due November 15, 2021	USD 63,647,000	12557WPF2
6.25% Notes due November 15, 2021	USD 35,172,000	12557WPB1
5.85% Notes due December 15, 2021	USD 14,529,000	12557WPP0
5.875% Notes due December 15, 2021	USD 18,181,000	12557WPT2
5.90% Notes due December 15, 2021	USD 18,463,000	12557WPX3
6.00% Notes due December 15, 2021	USD 58,477,000	12557WPK1
5.95% Notes due February 15, 2022	USD 12,325,000	12557WQP9
6.00% Notes due February 15, 2022	USD 47,741,000	12557WQB0
6.00% Notes due February 15, 2022	USD 36,570,000	12557WQK0
6.05% Notes due February 15, 2022	USD 24,258,000	12557WQF1
5.85% Notes due March 15, 2022	USD 12,016,000	12557WQX2
5.85% Notes due March 15, 2022	USD 15,025,000	12557WRB9
5.85% Notes due March 15, 2022	USD 19,227,000	12557WRF0
5.90% Notes due March 15, 2022	USD 8,296,000	12557WQT1
5.95% Notes due March 15, 2022	USD 27,181,000	12557WRK9
6.00% Notes due May 15, 2022	USD 13,726,000	12557WRM5
6.00% Notes due May 15, 2022	USD 18,355,000	12557WRP8
6.00% Notes due May 15, 2022	USD 11,441,000	12557WRR4
6.15% Notes due June 15, 2022	USD 30,302,000	12557WRT0
6.20% Notes due June 15, 2022	USD 6,819,000	12557WRW3
6.25% Notes due June 15, 2022	USD 4,611,000	12557WRZ6
6.50% Notes due June 15, 2022	USD 15,028,000	12557WSC6
6.50% Notes due August 15, 2022	USD 1,457,000	12557WA43
6.50% Notes due August 15, 2022	USD 397,000	12557WA84
6.70% Notes due November 15, 2022	USD 1,930,000	12557WC66
6.75% Notes due November 15, 2022	USD 2,609,000	12557WSD4
6.75% Notes due December 15, 2022	USD 676,000	12557WSH5
6.00% Notes due April 1, 2036	USD 309,021,000	125581AY4
2.83% Notes due April 2, 2036(1)	JPY 20,000,000	XS0249719534

(1)	These securities are not listed with the Depository Trust Company (“DTC”).

Schedule 2-1

APPENDIX D

GUARANTORS

NAME OF		ENTITY
GUARANTOR	JURISD.	TYPE

Baffin Shipping Co., Inc.	Delaware	CORP
C.I.T. Leasing Corporation	Delaware	CORP
Capita Colombia Holdings Corp.	Delaware	CORP
Capita Corporation	Delaware	CORP
Capita International L.L.C.	Delaware	LLC
Capita Premium Corporation	Delaware	CORP
CIT Capital USA Inc.	Delaware	CORP
CIT China 12, Inc.	Delaware	CORP
CIT China 13, Inc.	Delaware	CORP
CIT China 2, Inc.	Delaware	CORP
CIT China 3, Inc.	Delaware	CORP
CIT Communications Finance Corporation	Delaware	CORP
CIT Credit Finance Corp.	Delaware	CORP
CIT Credit Group USA Inc.	Delaware	CORP
CIT Financial Ltd. of Puerto Rico	Delaware	CORP
CIT Financial USA, Inc.	Delaware	CORP
CIT Group (NJ) LLC	Delaware	LLC
CIT Group SF Holding Co., Inc.	Delaware	CORP
CIT Healthcare LLC	Delaware	LLC
CIT Holdings, LLC	Delaware	LLC
CIT Lending Services Corporation	Delaware	CORP
CIT Lending Services Corporation (Illinois)	Delaware	CORP
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)	Delaware	CORP
CIT Real Estate Holding Corporation	Delaware	CORP
CIT Realty LLC	Delaware	LLC
CIT Technologies Corporation	Michigan	CORP
CIT Technology Financing Services, Inc.	Massachusetts	CORP
Education Loan Servicing Corporation	Delaware	CORP
Equipment Acceptance Corporation	New York	CORP
Franchise Portfolio 1, Inc.	Delaware	CORP
Franchise Portfolio 2, Inc.	Delaware	CORP
GFSC Aircraft Acquisition Financing Corporation	Delaware	CORP
Hudson Shipping Co., Inc.	Delaware	CORP
Namekeepers LLC	Delaware	LLC
Owner-Operator Finance Company	Delaware	CORP
Student Loan Xpress, Inc.	Delaware	CORP
The CIT Group/BC Securities Investment, Inc.	New Jersey	CORP
The CIT Group/Business Credit, Inc.	New York	CORP
The CIT Group/Capital Finance, Inc.	Delaware	CORP
The CIT Group/Capital Transportation, Inc.	Delaware	CORP
The CIT Group/CmS Securities Investment, Inc.	New Jersey	CORP

D-1

NAME OF		ENTITY
GUARANTOR	JURISD.	TYPE

The CIT Group/Commercial Services, Inc.	New York	CORP
The CIT Group/Commercial Services, Inc. (Va.)	Delaware	CORP
The CIT Group/Consumer Finance, Inc. (NY)	New York	CORP
The CIT Group/Consumer Finance, Inc. (TN)	Delaware	CORP
The CIT Group/Corporate Aviation, Inc.	Delaware	CORP
The CIT Group/Equipment Financing, Inc.	Delaware	CORP
The CIT Group/Equity Investments, Inc.	New Jersey	CORP
The CIT Group/Factoring One, Inc.	New York	CORP
The CIT Group/FM Securities Investment, Inc.	New Jersey	CORP
The CIT Group/LsC Securities Investment, Inc.	New Jersey	CORP
The CIT Group/Securities Investment, Inc.	Delaware	CORP
The CIT Group/Venture Capital, Inc.	New Jersey	CORP
Western Star Finance, Inc.	Delaware	CORP

Schedule B

Foreign Grantors

CIT Financial (Barbados) Srl
CIT Holdings Canada ULC
CIT Group Holdings (UK) Limited
CIT Holdings No. 2 (Ireland)

D-2

APPENDIX E

BALLOT

E-1

PTS BALLOT

No person has been authorized to give any information or advice, or to make any representation, other than what is contained in the Offering Memorandum to which this Ballot is annexed.

REVISED BALLOT FOR ACCEPTING OR REJECTING THE PREPACKAGED PLAN OF REORGANIZATION OF CIT GROUP INC. AND CIT GROUP FUNDING COMPANY OF DELAWARE

[THIS BALLOT IS EXCLUSIVELY FOR USE BY HOLDERS OF NON-CERTIFICATED SECURITIES IN CLASS 7 CANADIAN SENIOR UNSECURED NOTE CLAIMS, CLASS 8 LONG-DATED SENIOR UNSECURED NOTE CLAIMS, CLASS 9 SENIOR UNSECURED NOTE CLAIMS, CLASS 12 SENIOR SUBORDINATED NOTE CLAIMS, AND CLASS 13 JUNIOR SUBORDINATED NOTE CLAIMS]

On October 1, 2009, CIT Group Inc. and CIT Group Funding Company of Delaware (collectively, “CIT”) commenced their exchange offer solicitation (the “October 1 Offers”) whereby CIT is seeking to exchange certain of their unsecured debt for new notes and equity in CIT Group Inc. Contemporaneously with the launch of the October 1 Offers, CIT also commenced the solicitation of votes to accept or reject the Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware (as amended and modified, the “Plan of Reorganization”) from holders of their unsecured debt. On October 16, 2009, CIT Group Inc. commenced its exchange offer solicitation for certain long term notes whereby CIT Group Inc. is seeking to exchange certain of their long-term maturity debt for new notes and equity in CIT Group Inc. (the “Long Term CIT Offers” and together with the October 1 Offers, the “Exchange Offer”). The holders of notes subject to the Long Term CIT Offers are also having their votes solicited in connection with the Plan of Reorganization.

The Exchange Offer and Plan of Reorganization are explained in greater detail in the offering memorandum (the “Offering Memorandum”) to which this ballot (the “Ballot”) is annexed. This Ballot is to be used to vote to accept or reject the Plan by holders of unsecured notes (the “Old Notes”) in the Plan of Reorganization classes identified above. The Old Notes subject to the October 1 Offers are identified in the Offering Memorandum as the Original CIT Old Notes and the Delaware Funding Old Notes (collectively, the “October 1 Offer Notes”). The Old Notes subject to the Long Term CIT Offers are identified in the Offering Memorandum as the CIT Long Term Old Notes. PLEASE NOTE THAT THERE ARE DIFFERENT EXCHANGE DEADLINES FOR THE OCTOBER 1 OFFERS AND THE LONG TERM CIT OFFERS.

As discussed in the Offering Memorandum, CIT may commence a chapter 11 case under the Bankruptcy Code and seek immediate confirmation of the Plan of Reorganization: (a) if the conditions to consummating the Exchange Offer are not satisfied and/or (b) the votes on the Plan of Reorganization are sufficient to confirm such Plan of Reorganization under title 11 of the United States Code (the “Bankruptcy Code”).

Your instructions with respect to the Exchange Offer and/or Plan of Reorganization are to be relayed to the bank, broker, or other nominee (each, a “Nominee”) holding the Old Notes on your behalf. Your options with respect to the Exchange Offer and vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 2. NOT PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 3. NOT PARTICIPATE in the Exchange Offer; vote to REJECT the Plan of Reorganization.

OPTION 4. Take no action; NOT PARTICIPATE in the Exchange Offer; NO VOTE on the Plan of Reorganization.

PTS BALLOT

A vote to accept the Plan constitutes your consent to the releases specified in Article XIII of the Plan.

The Nominee will also need to tender (or “block”) your Old Notes on your behalf, in accordance with your instructions. There are three different voting choices in connection with the Exchange Offer and Plan of Reorganization, which are outlined in greater detail below. This Ballot was designed to assist you to understand the voting process. Do not return the Ballot to cast your vote. Instead, you will need to provide your instructions to the Nominee holding your Old Notes in accordance with the directions provided by your Nominee. By providing instructions to your Nominee, you are requesting that they (1) tender your underlying Old Notes on your behalf in accordance with your instructions, and (2) execute a master ballot on your behalf that reflects your instructions with respect to the Plan of Reorganization. Your instructions to the firm holding your Old Notes will have the same effect as if you had completed and returned a physical Ballot to indicate your vote with respect to the Plan of Reorganization. If you have any questions, you may contact the information agent, D.F. King & Co., Inc., at (800) 758-5880 or (212) 269-5550.

Please note that, except as provided in the Plan, the Plan contemplates (i) separate plans of reorganization for each potential debtor, and (ii) separate classes of creditors for each plan for voting and distribution purposes. Depending on the Old Notes you hold against CIT, you may hold claims in multiple classes. The Offering Memorandum contains a schedule indicating each series of debt and the corresponding Plan of Reorganization class, which begins on the inside front cover.

Please note that if you participate in the Exchange Offer you are also required to vote to accept the Plan of Reorganization. Therefore, if you intend to participate in the Exchange Offer you should also carefully review the terms of the Plan of Reorganization. The treatment of your claims under the Plan may be different from the treatment provided under the Exchange Offer.

A vote to accept the Plan constitutes your consent to the releases, injunctions, and exculpation provisions specified in Article XIII of the Plan of Reorganization.

Please read and follow the attached instructions carefully.

DEADLINES FOR THE OCTOBER 1 OFFER NOTES AND OCTOBER 1 OFFERS

THE EXCHANGE OFFER DEADLINE FOR THE OCTOBER 1 OFFERS AND DEADLINE FOR OCTOBER 1 OFFER NOTE HOLDERS TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION IS 11:59 P.M. (NEW YORK CITY TIME) ON OCTOBER 29, 2009 (THE “ORIGINAL EXPIRATION DATE”), UNLESS EXTENDED BY CIT. The Nominee holding your October 1 Offer Notes must (1) electronically deliver (“tender”) your October 1 Offer Notes into the appropriate account by the Original Expiration Date and (2) submitted a master ballot with a report of beneficial owner instructions by 8:00 p.m. (New York City Time) on October 30, 2009.

DEADLINES FOR THE CIT LONG TERM OLD NOTES AND LONG TERM CIT OFFERS

THE EXCHANGE OFFER DEADLINE AND DEADLINE TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION FOR THE LONG TERM CIT OFFERS IS 11:59 P.M. (NEW YORK CITY TIME) ON NOVEMBER 13, 2009 UNLESS EXTENDED BY CIT (THE “LONG TERM EXPIRATION DATE”). HOLDERS OF CIT LONG TERM OLD NOTES MAY TENDER CIT LONG TERM OLD NOTES FOR EARLY ACCEPTANCE UP TO 11:59 P.M. (NEW YORK CITY TIME) ON OCTOBER 29, 2009 UNLESS EXTENDED BY CIT (THE “LONG TERM NOTES EARLY ACCEPTANCE DATE”). The Nominee holding your CIT Long Term Old Notes must (1) electronically deliver (“tender”) your CIT Long Term Old Notes into the appropriate account by the Long Term Expiration Date and (2) submitted a master ballot with a report of beneficial owner instructions by 8:00 p.m. (New York City Time) on November 13, 2009.

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You must give your instructions to your Nominee in sufficient time for them to be able to tender your underlying Old Notes by the Original Expiration Date, Long Term Expiration Date, or Long Term Notes Early Acceptance Date (each, a “Deadline”), as applicable. Please note that once your Old Notes have been tendered, you will not be able to trade your Old Notes through an automated exchange. Exchange withdrawals will only be permitted as set forth in the Offering Memorandum.

INSTRUCTIONS

CIT is soliciting the votes of certain of their creditors on their proposed Plan, described in and annexed to the Offering Memorandum accompanying this Ballot. Please review the Offering Memorandum and Plan carefully before deciding on the action you wish to take. Unless otherwise defined, capitalized terms used herein and in the Master Ballot have the meanings ascribed to them in the Plan.

VOTING DEADLINE:

The Deadlines for your Nominee to be able to tender your Old Notes are set forth above. PLEASE ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO EFFECT YOUR INSTRUCTIONS BY THE APPLICABLE DEADLINE. YOUR NOMINEE MAY ESTABLISH AN EARLIER DEADLINE FOR YOU TO PROVIDE IT WITH YOUR INSTRUCTIONS.

HOW TO VOTE:

Item 1.  Determine How You Wish to Vote, and provide your instructions to the Nominee holding your Old Notes. Please note that each holder of the Old Notes must vote all of his, her, or its Old Notes within a class in a consistent fashion, and may not split the vote with respect to the Plan of Reorganization.

THE THREE VOTING OPTIONS ARE AS FOLLOWS:

OPTION 1. PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 2. NOT PARTICIPATE in the Exchange Offer; vote to ACCEPT the Plan of Reorganization.

OPTION 3. NOT PARTICIPATE in the Exchange Offer; vote to REJECT the Plan of Reorganization.

A vote to accept the Plan constitutes your consent to the releases specified in Article XIII of the Plan.

TO CAST YOUR VOTE, YOU MUST GIVE YOUR INSTRUCTIONS TO THE NOMINEE HOLDING YOUR OLD NOTES IN ACCORDANCE WITH THE DIRECTIONS PROVIDED BY THAT FIRM. WITH RESPECT TO THE OLD NOTES TENDERED IN CONNECTION WITH THE OCTOBER 1 OFFERS, IN ORDER TO EFFECT YOUR INSTRUCTIONS, THE NOMINEE HOLDING YOUR OLD NOTES MUST (1) TENDER THE UNDERLYING BONDS IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND (2) EXECUTE AND RETURN A MASTER BALLOT TO THE VOTING AGENT ON YOUR BEHALF BY 8:00 P.M. (NEW YORK CITY TIME) OCTOBER 30, 2009 (UNLESS THE DEADLINES ARE EXTENDED BY THE DEBTORS). PLEASE SEE THE ADDITIONAL DEADLINES SET FORTH ON PAGE 2 OF THIS BALLOT IN CONNECTION WITH THE LONG TERM NOTES.

YOU MAY ALSO INSTRUCT YOUR NOMINEE WITH RESPECT TO A FOURTH OPTION, which is also the default option for those holders that do not provide any instructions:

OPTION 4. Take no action; NOT PARTICIPATE in the Exchange Offer; NO VOTE on the Plan of Reorganization.

PLEASE NOTE THAT IF YOU INSTRUCT YOUR NOMINEE TO TAKE NO ACTION ON YOUR BEHALF, OR FAIL TO PROVIDE TIMELY INSTRUCTIONS TO THAT FIRM, YOU SHALL NEVERTHELESS BE BOUND BY THE TERMS OF THE PLAN OF REORGANIZATION IF IT IS CONSUMMATED.

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WITHDRAWAL RIGHTS:

Any party who has delivered valid instructions with respect to the Exchange Offer and Plan of Reorganization may withdraw such instruction prior to the applicable Deadline under the conditions set forth in the Offering Memorandum.

Item 2.	Certifications

By providing your instructions, you acknowledge (1) that the solicitation of votes to accept or reject the Plan is subject to all the terms and conditions set forth in the Offering Memorandum, (2) that you have received a copy of the Offering Memorandum, (3) that the vote on the Plan of Reorganization is being made pursuant to the terms and conditions set forth therein, (4) that a vote to accept the Plan of Reorganization is an affirmative consent to the releases, injunctions, and exculpation contained in Article XIII of the Plan, (5) that you have thereby requested that the Nominee holding your Old Notes tender your underlying Old Notes in accordance with your instructions; and (6) that you have thereby requested that such firm submit a Master Ballot reflecting your vote.

Certification by Beneficial Holders Residing in the European Union

In connection with the exchange the Old Notes pursuant to the Exchange Offer and/or voting to accept or reject the Plan of Reorganization, the undersigned represents and warrants that either:

1. both:

(a) the undersigned is a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

(b) the undersigned is a legal entity which meets two or more of the following criteria: (i) an average number of at least 250 employees during our last financial year; (ii) a total balance sheet more than €43,000,000 and (iii) an annual net turnover more than €50,000,000;

and:

(c) either the undersigned is acting for its own account in respect of the Exchange Offer and voting to accept or reject the Plan of Reorganization; or

(d) the undersigned is acting for the account of one or more other persons who meet two or more of the criteria described in paragraph 1(b) above and (i) is duly authorized by those persons to provide the instructions to the Nominee on their behalf, and (ii) the provisions of this certification constitute legal, valid and binding obligations upon the undersigned and any other person for whose account the undersigned is acting.

Or:

2. both:

(a) the undersigned is a legal entity which is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; and

(b) the undersigned is acting for the account of one or more persons who are not qualified investors within the meaning of the law in a Member State of the European Economic Area implementing Article 2(1)(e) of the Prospectus Directive and the terms on which the undersigned has been engaged enable the undersigned to make decisions concerning the acceptance of the Exchange Offer of the Old Notes and voting to accept or reject the Plan without reference to those persons.

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Certification of Beneficial Holders Residing in Canada

Holders of Old Notes who are residents of Canada hereby confirm and certify to CIT Group Inc. and CIT Group Funding Company of Delaware LLC that such holder is an “accredited investor”, as such term is defined in applicable Canadian securities legislation.

The undersigned acknowledges that CIT and others will rely upon the undersigned certifications set forth herein, and the undersigned agrees to notify CIT promptly in writing if any of the certifications, representations or warranties herein ceases to be accurate or complete.

Name of Holder:	HOLDERS SHOULD PROVIDE THEIR INSTRUCTIONS TO THE NOMINEE

Signature:	HOLDING THEIR OLD NOTES IN ACCORDANCE WITH THE DIRECTIONS

Print or Type Name:	PROVIDED BY THAT FIRM. BY PROVIDING YOUR INSTRUCTIONS TO

Title (if appropriate):	YOUR NOMINEE, YOU ARE THEREBY REQUESTING THAT THE FIRM

Address:	TENDER YOUR OLD NOTES IN ACCORDANCE WITH YOUR DIRECTIONS,

Telephone Number:	AND CAST A MASTER BALLOT ON YOUR BEHALF TO

Date:	TRANSMIT YOUR VOTE.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. NO BENEFICIAL OWNER BALLOT OR MASTER BALLOT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY THE COMPANY OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM.

DEADLINES FOR EXCHANGE OFFER AND VOTING DEADLINES

PLEASE CONSULT THE SECOND PAGE OF THIS BALLOT FOR THE APPLICABLE VOTING AND EXCHANGE DEADLINES. YOUR NOMINEE MAY ESTABLISH AN EARLIER EXCHANGE DEADLINE.

ADDITIONAL INFORMATION

Retail holders of Old Notes with questions regarding the voting and exchange process should contact the information agent, D.F. King & Co., Inc., at (800) 758-5880 or (212) 269-5550.

Nominees with questions regarding the voting and exchange process should contact the exchange and voting agent, Financial Balloting Group LLC, at (646) 282-1888.

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The information agent for the Offers and Plan of Reorganization is:

D.F. King & Co., Inc.
88 Wall Street
New York, New York 10005

Inquiries by note holders with regard to this Offering Memorandum and Disclosure Statement and related documents may be directed to the information agent toll free at the following telephone numbers:.

(800) 758-5880
+1 (212) 269-5550 (international callers)

The Exchange Agent for the Offers and Voting Agent for the Plan of Reorganization is:

Financial Balloting Group LLC
757 Third Avenue, 3rd Floor
New York, New York 10017

Requests by banks or brokers for additional copies of this Offering Memorandum and Disclosure Statement and related documents may be directed to the Exchange Agent.

Banks and Brokers call: +1 (646) 282-1888